   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              BIOVERIS CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                DELAWARE                                   3826                                  80-0076765
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                  Identification No.)

                                                                                SAMUEL J. WOHLSTADTER
                                                                               CHIEF EXECUTIVE OFFICER
                   16020 INDUSTRIAL DRIVE                                        BIOVERIS CORPORATION
                GAITHERSBURG, MARYLAND 20877                                    16020 INDUSTRIAL DRIVE
                 TELEPHONE: (301) 869-9800                                   GAITHERSBURG, MARYLAND 20877
    (Address, including ZIP Code, and telephone number,                       TELEPHONE: (301) 869-9800
  including area code, of registrant's principal executive    (Name, address, including ZIP Code, and telephone number,
                          offices)                                    including area code, of agent for service)
                                                  ---------------------

                                                        COPY TO:
                                                  SARKIS JEBEJIAN, ESQ.
                                               CRAVATH, SWAINE & MOORE LLP
                                                     WORLDWIDE PLAZA
                                                    825 EIGHTH AVENUE
                                                NEW YORK, NEW YORK 10019
                                                TELEPHONE: (212) 474-1000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the merger (as defined herein) pursuant to the merger agreement described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE         OFFERING PRICE             AGGREGATE             AMOUNT OF
    SECURITIES TO BE REGISTERED(1)           REGISTERED             PER UNIT             OFFERING PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per
  share................................    26,728,705(2)               N/A               $239,160,000(3)        $19,348.04(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement relates to securities of the registrant issuable to holders of common stock, par value $0.001 per share, or IGEN common stock, of IGEN International, Inc., a Delaware corporation, or IGEN, in the proposed merger of 66 Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Roche Holding Ltd, or Roche, with and into IGEN. This registration statement also relates to rights to purchase shares of the registrant's series A participating cumulative preferred stock, which will be attached to all shares of the registrant's common stock pursuant to the registrant's stockholder rights agreement expected to be entered into prior to the merger. Until the occurrence of events described in the registrant's stockholder rights agreement, the rights are not exercisable and are evidenced by and not separable from certificates for shares of the registrant's common stock.
(2) Based on the maximum number of shares of the registrant's common stock to be distributed in connection with the merger, calculated as the product of (a) 26,728,705, the aggregate number of shares of IGEN common stock outstanding on September 24, 2003 (other than shares owned by IGEN, Roche, 66 Acquisition Corporation II or the registrant) or issuable pursuant to the exercise of outstanding options and warrants prior to the date the merger is expected to be completed, and (b) the exchange ratio of one share of the registrant's common stock for each share of IGEN common stock.
(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(2) under the Securities Act, based on the book value as of June 30, 2003 of the assets (including cash) to be received by the registrant in the transaction in which the shares of the registrant's securities registered pursuant hereto will be issued.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROXY STATEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2003

[LOGO]                      IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                             GAITHERSBURG, MD 20877

                                                , 2003

Dear Stockholder:

    I am pleased to invite you to attend the special meeting of stockholders of
IGEN International, Inc., to be held on         , 2003, at    a.m., local time,
at         . At the special meeting, IGEN will ask you to vote on a proposal to adopt an agreement and plan of merger, or the merger agreement, pursuant to which Roche Holding Ltd, or Roche, will acquire IGEN and IGEN will simultaneously distribute the common stock of BioVeris Corporation to its stockholders. This transaction will resolve the long-running dispute between IGEN and Roche over ORIGEN(R) technology, IGEN's electrochemiluminescence technology used by Roche in its diagnostics business.

    The transaction will occur in the following steps:

    - IGEN will restructure its operations so that BioVeris Corporation, a newly formed, wholly-owned subsidiary of IGEN, will assume IGEN's biodefense, life sciences and industrial product lines as well as IGEN's opportunities in the clinical diagnostics and healthcare fields, and will own IGEN's intellectual property, IGEN's equity interest in Meso Scale Diagnostics, LLC., cash and certain other rights and licenses currently held by IGEN; and

    - A wholly-owned subsidiary of Roche will merge with and into IGEN, as a result of which IGEN will become a wholly-owned subsidiary of Roche and BioVeris will become an independent, publicly-traded company owned by IGEN stockholders. Simultaneously with the completion of the merger, certain ongoing commercial agreements between BioVeris and certain affiliates of Roche will become effective.

    If the merger agreement is adopted and the merger and related transactions are subsequently completed, you will be entitled to receive the following for each share of IGEN common stock you own:

    - $47.25 in cash, without interest; and

    - one share of BioVeris common stock.

    The receipt of the cash and BioVeris common stock will be fully taxable to you.

    IGEN's common stock is quoted on The NASDAQ National Market(R) under the symbol "IGEN." If the merger agreement is adopted and the merger and related transactions are subsequently completed, IGEN common stock will cease to be quoted on NASDAQ. BioVeris will apply for its common stock to be quoted on The NASDAQ National Market(R) under the symbol "BIOV." There is currently no public trading market for the shares of BioVeris common stock.

    The IGEN board of directors has carefully reviewed and considered the terms and conditions of the proposed merger and related transactions and has unanimously determined that the merger agreement is advisable and in the best interests of IGEN and its stockholders. THE IGEN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

    At the special meeting, IGEN will also ask stockholders to vote on a proposal to approve the BioVeris 2003 stock incentive plan described in this proxy statement/prospectus. The completion of the merger and related transactions are not conditioned on approval of the BioVeris 2003 stock incentive plan. THE IGEN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED BIOVERIS 2003 STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE BIOVERIS 2003 STOCK INCENTIVE PLAN.

    This proxy statement/prospectus describes the merger agreement, the proposed merger and related transactions and provides specific information concerning the special meeting. IGEN AND BIOVERIS URGE YOU TO READ THIS PROXY
STATEMENT/PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 17.

    Your vote is important. IGEN cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of IGEN common stock outstanding and entitled to vote at the special meeting. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT. Only holders of record of IGEN common stock
at the close of business on         , 2003 are entitled to vote at the special
meeting.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Therefore, after reading this proxy statement/prospectus, please complete, sign, date and return the enclosed proxy card as promptly as possible.

    I strongly support the proposed merger and related transactions and join with the IGEN board of directors in enthusiastically recommending that you vote "for" the adoption of the merger agreement and the approval of the BioVeris 2003 stock incentive plan.

                                       Sincerely,

                                       Samuel J. Wohlstadter
                                       Chairman and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR THE BIOVERIS COMMON STOCK TO BE DISTRIBUTED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THIS PROXY STATEMENT/PROSPECTUS IS DATED         , 2003,
   AND IS FIRST BEING MAILED TO IGEN STOCKHOLDERS ON OR ABOUT         , 2003.

                             ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about IGEN from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from IGEN at the following address and telephone number:

                                  16020 Industrial Drive
                                  Gaithersburg, MD 20877
                                  Attention: Secretary
                                  Telephone: (301) 869-9800 ext. 3501

     If you would like to request documents, please do so by           , 2003 to
receive them before the special meeting.

               See "Where You Can Find More Information" on page 173.

[LOGO]
                            IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                             GAITHERSBURG, MD 20877

                                          , 2003
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 2003
                             ---------------------

To the Stockholders of IGEN International, Inc.:

    IGEN International, Inc. will hold a special meeting of its stockholders on
         , 2003, at          a.m., local time, at          for the following
purposes:

        1. To consider and vote upon a proposal to adopt the agreement and plan of merger dated as of July 24, 2003, among Roche Holding Ltd, 66 Acquisition Corporation II, a wholly-owned subsidiary of Roche, IGEN International, Inc. and BioVeris Corporation. Pursuant to the merger agreement:

       - 66 Acquisition Corporation II will merge with and into IGEN, as a result of which IGEN will become a wholly-owned subsidiary of Roche; and

       - each outstanding share of IGEN common stock (other than shares held by IGEN stockholders who validly exercise appraisal rights) will be converted into the right to receive $47.25 in cash, without interest, and one share of BioVeris common stock.

        As part of the restructuring of IGEN's operations prior to the merger, BioVeris will assume IGEN's biodefense, life sciences and industrial product lines as well as IGEN's opportunities in the clinical diagnostics and healthcare fields, and will own IGEN's intellectual property, IGEN's equity interest in Meso Scale Diagnostics, LLC., cash and certain other rights and licenses currently held by IGEN. Simultaneously with the completion of the merger, certain ongoing commercial agreements between BioVeris and certain affiliates of Roche will become effective.

        2. To consider and vote upon a proposal to approve the BioVeris 2003 stock incentive plan.

        3. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

    These items of business are described in this proxy statement/prospectus. Only holders of record of shares of IGEN common stock at the close of business
on          , 2003, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

    Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete, sign, date and return the enclosed proxy card or you may submit your proxy by telephone or over the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the adoption of the merger agreement.

    PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

    IGEN stockholders who do not vote in favor of adoption of the merger agreement have the right under Delaware law to demand appraisal of their shares of IGEN common stock and to receive payment in cash for the fair value of their shares as determined by the Delaware Chancery Court. A copy of the provision of Delaware law that grants appraisal rights and specifies the required procedures for demanding appraisal is attached to this proxy statement/prospectus as Annex 17.

                                         By Order of the Board of Directors,

                                         George V. Migausky
                                         Secretary

Gaithersburg, Maryland
         , 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER AND RELATED
  TRANSACTIONS AND THE SPECIAL MEETING......................    1
SUMMARY.....................................................    4
  The Companies and the Litigation..........................    4
  General...................................................    5
  The Special Meeting.......................................    6
  The Merger and Related Transactions.......................    7
  Comparative Per Share Information.........................   14
  Summary Historical Consolidated Financial Data............   15
RISK FACTORS................................................   17
  Risks Relating to the Merger and Related Transactions.....   17
     Directors of IGEN have potential conflicts of interest
      in recommending that you vote in favor of adoption of
      the merger agreement..................................   17
     Depending on BioVeris's stock price on the first day of
      trading after the completion of the merger, BioVeris
      could be required to pay up to $20 million to IGEN,
      which would considerably reduce BioVeris's available
      cash..................................................   18
  Risks Relating to BioVeris and Its Business...............   18
     BioVeris has a history of losses and will have future
      losses and negative cash flow.........................   18
     If BioVeris is unable to establish new collaborations,
      or any collaborations BioVeris establishes do not
      result in the successful introduction or marketing of
      new products based on BioVeris's technology,
      BioVeris's growth may be slowed and its business could
      be materially adversely affected......................   18
     To achieve commercial success, BioVeris's products must
      gain market acceptance or BioVeris's business could be
      materially adversely affected.........................   19
     BioVeris's quarterly operating results may fluctuate
      significantly, and these fluctuations may cause its
      stock price to be volatile............................   19
     The accompanying BioVeris consolidated financial
      statements may not necessarily be indicative of
      BioVeris's financial position, results of operations
      or cash flows had BioVeris been operated on a
      stand-alone basis.....................................   20
     BioVeris may not be able to raise sufficient additional
      capital to successfully develop its business..........   20
     BioVeris's access to funds could be negatively impacted
      by many factors, including volatility in the price of
      BioVeris common stock, losses from operations and
      capital market conditions.............................   21
     BioVeris may experience design, development,
      implementation and other difficulties that could delay
      or prevent its introduction of new or enhanced
      products or affect the performance of existing
      products, which could adversely affect its business.
      In addition, if the markets for BioVeris's products
      change or evolve in an unexpected manner, BioVeris's
      business could be materially adversely affected.......   21
     BioVeris expects to rely on sales of the M-SERIES
      product family for a significant portion of its
      revenues, and a decline in sales of these products
      could cause adverse financial results and negatively
      affect BioVeris' business prospects...................   22
     BioVeris's competitors and potential competitors may
      develop products and technologies that are more
      attractive than BioVeris's products...................   22
     BioVeris has limited manufacturing experience, which
      puts it at a competitive disadvantage and could have a
      material adverse effect on BioVeris's business,
      financial condition and revenue.......................   22

                                                              PAGE
                                                              ----
     BioVeris has limited manufacturing facilities for its
      products and BioVeris may not find additional
      facilities suitable for future growth, which could
      materially adversely affect its business and
      prospects.............................................   23
     BioVeris has no experience selling and marketing
      clinical diagnostics products, and its failure to
      develop and manage its sales force to market and
      distribute its clinical diagnostics products
      effectively could materially adversely affect
      BioVeris's business prospects and revenues............   23
     Failure to manage BioVeris's growth could adversely
      affect BioVeris's business............................   23
     The success of BioVeris's business depends on patents
      that will expire over time and that must be actively
      pursued, obtained, maintained and protected...........   24
     BioVeris's business could be harmed if it infringes
      intellectual property, or is alleged to have
      infringed, the patent rights of others................   24
     MSD and BioVeris may have different views of the scope
      of the license granted by BioVeris to MSD and the
      scope of MSD's rights under its joint venture
      agreement with BioVeris, which could affect BioVeris's
      ability to expand its business directly or through
      collaborations........................................   25
     BioVeris relies on trade secrets and other information
      that cannot be protected by patents, which could harm
      BioVeris's business if it was disclosed to others.....   25
     Because BioVeris cannot use the IGEN name or
      derivatives of the IGEN name after the completion of
      the merger, its existing and potential customers,
      vendors, recruiting candidates and investors may not
      recognize the new company name or brands, which may
      cause its revenues to decline and its business
      prospects to suffer...................................   25
     BioVeris depends on a limited number of suppliers for
      materials used in the manufacturing of its products,
      and any interruption in the supply of those materials
      could hamper its ability to manufacture products and
      meet customer orders..................................   26
     BioVeris depends on highly trained and skilled
      employees and management, and it may not be able to
      attract and retain sufficient personnel, which could
      adversely affect its business.........................   26
     BioVeris may change the focus of its business or enter
      into new healthcare fields, which could result in the
      incurrence of additional costs and exposure to
      additional or different business risks................   26
     BioVeris has a substantial investment in MSD that, if
      MSD is not able to adequately fund its business plan,
      could become worthless................................   26
     MSD and MST have the right to purchase BioVeris's
      interest in MSD, and there is no assurance that the
      purchase price will exceed the book value of
      BioVeris's interest in MSD............................   27
  Risks Related to Regulation and Government Contracts......   27
     BioVeris's ability to obtain and retain U.S. government
      contracts is subject to uncertainties, and U.S.
      government contracts may be terminated, which could
      materially adversely affect BioVeris's financial
      condition, operating results, business and
      prospects.............................................   27
     BioVeris must obtain Food and Drug Administration
      clearance or approval to market its clinical
      diagnostics products, which is often costly and time
      consuming. If BioVeris does not obtain the necessary
      clearances or approvals, its business prospects would
      suffer................................................   28
     BioVeris is subject to comprehensive government
      regulation, which may involve significant costs and
      may restrict its ability to conduct business..........   28
     BioVeris's business could be adversely affected by a
      negative audit by the U.S. government.................   29
     Cost over-runs on contracts with the U.S. government
      could subject BioVeris to losses or adversely affect
      its future business...................................   29
     Restrictions on healthcare costs and healthcare and
      insurance financing practices could limit demand for
      BioVeris's products...................................   29
  Risks Relating to the Industry............................   30
     BioVeris is exposed to product liability risks that, if
      not adequately covered by insurance, may have a
      material adverse effect on its financial condition....   30

                                                              PAGE
                                                              ----
  Risks Relating to BioVeris Common Stock...................   30
     BioVeris's executive officers and directors exercise
      significant influence over BioVeris and may have
      significant influence over the outcome of proposed
      corporate actions supported or opposed by other
      BioVeris stockholders.................................   30
     Provisions in BioVeris's charter documents may
      discourage potential acquisitions of BioVeris, even
      those which the holders of a majority of BioVeris
      common stock may favor, which may adversely affect the
      market price of BioVeris common stock, reduce the
      likelihood of offers to acquire BioVeris and prevent
      changes in BioVeris's management......................   30
     There is currently no public trading market for the
      shares of BioVeris common stock, and there is no
      assurance that an active public trading market will
      develop...............................................   31
     BioVeris's stock price may be volatile and could drop
      precipitously and unexpectedly........................   31
     BioVeris does not plan to pay any cash dividends on
      BioVeris common stock.................................   32
     BioVeris may need to raise additional capital in the
      future and BioVeris may grant stock options or other
      equity-based awards to its executive officers,
      directors, employees and consultants, from time to
      time, either of which would result in dilution to
      BioVeris stockholders.................................   32
     The Exon-Florio Act may inhibit potential acquisition
      bids, which may adversely affect the market price of
      BioVeris common stock.................................   33
THE SPECIAL MEETING.........................................   34
  Date, Time and Place......................................   34
  Purpose of the Special Meeting............................   34
  Recommendations of the IGEN Board of Directors............   34
  Record Date; Shares Entitled to Vote; Quorum..............   34
  Votes Required............................................   34
  Share Ownership of IGEN Directors, Executive Officers and
     Affiliates.............................................   35
  Proxies...................................................   35
  Revocation of Proxies.....................................   35
  Solicitation of Proxies...................................   36
THE COMPANIES AND THE LITIGATION............................   37
  Roche.....................................................   37
  IGEN......................................................   37
  BioVeris..................................................   37
  The Litigation............................................   38
THE MERGER AND RELATED TRANSACTIONS.........................   39
  Background to the Merger and Related Transactions.........   39
  Reasons for the Merger and Related Transactions...........   49
  Opinion of Lehman Brothers................................   51
  Interests of IGEN's Directors and Executive Officers in
     the Merger and Related Transactions....................   56
  The Related Transaction Agreements and Commercial
     Agreements.............................................   58
  Accounting Treatment of the Restructuring.................   58
  Form of the Merger........................................   58
  Merger Consideration......................................   58
  Ownership of BioVeris Following the Merger................   59
  Conversion of Shares; Procedures for Exchange of
     Certificates...........................................   59
  Effective Time of the Merger..............................   59
  Post-Closing Arrangements Between Roche, IGEN and
     BioVeris...............................................   60

                                                              PAGE
                                                              ----
  NASDAQ Stock Exchange Listing of BioVeris Common Stock....   60
  Delisting and Deregistration of IGEN Common Stock.........   60
  U.S. Federal Income Tax Consequences......................   60
  Antitrust Matters.........................................   62
  Appraisal Rights..........................................   62
  IGEN Employee Benefits Matters............................   64
  Effect on Options and Warrants Relating to IGEN Common
     Stock..................................................   65
RESTRUCTURING AGREEMENT.....................................   66
THE MERGER AGREEMENT........................................   70
POST-CLOSING AND OTHER ARRANGEMENTS.........................   82
  Post-Closing Covenants Agreement..........................   82
  Tax Allocation Agreement..................................   86
  Ongoing Litigation Agreement..............................   87
  Global Consent and Agreement..............................   90
  MSD Letter Agreement......................................   92
  BioVeris Preferred Stock Purchase Agreement...............   93
  Release and Agreement.....................................   93
COMMERCIAL AGREEMENTS.......................................   95
  License Agreement.........................................   95
  Improvements License Agreement............................   97
  Covenants Not to Sue......................................   98
  PCR License Agreements....................................  100
CAPITALIZATION..............................................  103
DIVIDEND POLICY.............................................  103
PRO FORMA CONSOLIDATED BALANCE SHEET........................  104
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............  106
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................  108
DESCRIPTION OF THE BIOVERIS BUSINESS........................  121
MANAGEMENT..................................................  138
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........  146
PRINCIPAL STOCKHOLDERS......................................  154
DESCRIPTION OF BIOVERIS CAPITAL STOCK.......................  155
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF BIOVERIS AND
  IGEN......................................................  159
  Capitalization............................................  159
  Number, Election, Vacancy and Removal of Directors........  159
  Amendments to Charter Documents...........................  160
  Amendments to By-laws.....................................  161
  Notice of Stockholder Actions.............................  161
  Special Stockholder Meetings..............................  163
  Limitation of Personal Liability and Indemnification of
     Directors and Officers.................................  163
  Dividends.................................................  165
  Voting Rights; Required Vote for Authorization of Certain
     Actions................................................  165

                                                              PAGE
                                                              ----
SHARES ELIGIBLE FOR FUTURE SALE.............................  167
APPROVAL OF BIOVERIS 2003 STOCK INCENTIVE PLAN..............  168
  Description of the BioVeris 2003 Stock Incentive Plan.....  168
LEGAL MATTERS...............................................  173
EXPERTS.....................................................  173
OTHER MATTERS...............................................  173
FUTURE STOCKHOLDER PROPOSALS................................  173
WHERE YOU CAN FIND MORE INFORMATION.........................  173
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........  176
BIOVERIS CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL
  STATEMENTS................................................  F-1

ANNEXES
  Annex 1 -- Restructuring Agreement
  Annex 2 -- Agreement and Plan of Merger
  Annex 3 -- Post-Closing Covenants Agreement
  Annex 4 -- Tax Allocation Agreement
  Annex 5 -- Ongoing Litigation Agreement
  Annex 6 -- Global Consent and Agreement
  Annex 7 -- MSD Letter Agreement
  Annex 8 -- BioVeris Preferred Stock Purchase Agreement
  Annex 9 -- Release and Agreement
  Annex 10 -- License Agreement
  Annex 11 -- Improvements License Agreement
  Annex 12 -- Covenants Not to Sue
  Annex 13 -- PCR Product License Agreement
  Annex 14 -- PCR Services License Agreement
  Annex 15 -- Opinion of Lehman Brothers
  Annex 16 -- BioVeris 2003 Stock Incentive Plan
  Annex 17 -- Delaware Appraisal Rights

QUESTIONS AND ANSWERS ABOUT THE MERGER AND RELATED TRANSACTIONS AND THE SPECIAL
                                    MEETING

     Below are brief answers to frequently asked questions concerning the merger and related transactions and the special meeting. These questions and answers do not, and are not intended to, address all of the information that may be important to you. You should read carefully this entire proxy statement/prospectus and the other documents to which IGEN and BioVeris refer you.

Q: WHAT WILL HAPPEN TO IGEN AS A RESULT OF THE
   MERGER AND RELATED TRANSACTIONS? WHO IS BIOVERIS?

A: As part of the restructuring of IGEN's operations prior to the merger, BioVeris Corporation, a newly formed, wholly-owned subsidiary of IGEN, will assume IGEN's biodefense, life sciences and industrial product lines as well as IGEN's opportunities in the clinical diagnostics and healthcare fields, and will own IGEN's intellectual property, IGEN's equity interest in Meso Scale Diagnostics, LLC., a company formed by IGEN and Meso Scale Technologies, LLC., which is a company established and wholly-owned by a son of IGEN's and BioVeris's chairman and chief executive officer, cash and certain other rights and licenses currently held by IGEN. IGEN will retain IGEN's remaining businesses, including worldwide, non-exclusive, fully-paid, royalty-free and perpetual rights to ORIGEN(R) technology, IGEN's electrochemiluminescence, or ECL, technology in the human in vitro diagnostics field. As a result of the merger, IGEN will become a wholly-owned subsidiary of Roche.

   Upon completion of the merger and related transactions, BioVeris will become an independent, publicly-traded company owned by IGEN stockholders. BioVeris will have the assets described above as well as certain ongoing commercial agreements with affiliates of Roche.

Q: WHAT WILL I RECEIVE IN THE MERGER AND RELATED
   TRANSACTIONS?

A: Upon completion of the merger and related transactions, each outstanding share of IGEN common stock (other than shares held by stockholders who validly exercise appraisal rights) will be converted into the right to receive:

   - $47.25 in cash, without interest; and

   - one share of BioVeris common stock.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER
   AND RELATED TRANSACTIONS TO ME?
A: The receipt of cash and BioVeris common stock pursuant to the merger should be treated as a single integrated transaction for U.S. Federal income tax purposes. In general, each IGEN stockholder will recognize gain or loss equal to the difference, if any, between:

   - the sum of the amount of cash received plus the fair market value of the BioVeris common stock received (valued at the time of the distribution of shares of BioVeris common stock); and

   - such stockholder's adjusted tax basis in its IGEN common stock immediately prior to the merger.

   Such gain or loss will generally be capital gain or loss, and generally will be long-term capital gain or loss if the IGEN common stock exchanged in the merger had been held for more than one year at the time of the merger.

   The tax consequences of the merger and related transactions are complex and may vary depending on your particular circumstances. In addition, the U.S. Internal Revenue Service could contend, and a court might agree, that the merger and related transactions should be characterized in a manner different than that described above. You should carefully read the full section of this proxy statement/prospectus regarding the U.S. Federal income tax consequences of the merger and related transactions, and are urged to consult your own tax advisors concerning the specific tax consequences to you of the merger and related transactions, including any applicable Federal, state, local and foreign tax consequences.

Q: WHAT DOES THE IGEN BOARD OF DIRECTORS
   RECOMMEND?

A: The IGEN board of directors unanimously recommends that IGEN stockholders vote "FOR" the adoption of the merger agreement and "FOR" the approval of the proposed BioVeris 2003 stock incentive plan described in this proxy statement/prospectus.

Q: WHAT STOCKHOLDER APPROVALS ARE NEEDED TO
   ADOPT THE MERGER AGREEMENT?

A: The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of IGEN common stock outstanding on the record date.

Q: WHAT STOCKHOLDER APPROVALS ARE NEEDED TO
   APPROVE THE PROPOSED BIOVERIS 2003 STOCK INCENTIVE PLAN?

A: The approval of the proposed BioVeris 2003 stock incentive plan requires the affirmative vote of a majority of the voting power of the shares represented at the special meeting in person or by duly authorized proxy and entitled to vote on the matter.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/ prospectus, please complete, sign, date and return your proxy card in the enclosed postage-paid return envelope so that your shares may be represented at the special meeting of IGEN stockholders. You may also submit your proxy by telephone or over the Internet by following the instructions on your proxy card.

Q: WHAT IF I DO NOT VOTE?

A: If you fail to either submit a proxy or vote in person, it will have the same effect as a vote against the adoption of the merger agreement because the required vote of IGEN stockholders is based upon the number of outstanding shares of IGEN common stock, rather than upon the number of shares actually voted. Failure to either submit a proxy or vote in person will have no effect on the approval of the proposed BioVeris 2003 stock incentive plan.

   If you sign, date and return your proxy card and do not indicate how you want to vote, IGEN will count your proxy as a vote in favor of the adoption of the merger agreement and a vote in favor of the approval of the proposed BioVeris 2003 stock incentive plan. If you sign, date and return your proxy card and abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement but will have no effect on the approval of the proposed BioVeris 2003 stock incentive plan.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY
   SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways.

   - First, you can send a written notice stating that you would like to revoke your proxy.

   - Second, you can complete and submit a new proxy bearing a later date.

     If you choose either of these two methods, you must submit your notice of revocation or your new proxy before the special meeting to IGEN at 16020 Industrial Drive, Gaithersburg, MD 20877, Attention: Secretary. You may also submit your new proxy by telephone or over the Internet. If your shares are held in an account at a brokerage firm or a bank, you should contact your broker or bank to change your vote.

   - Third, if you are a holder of record as of the close of business on
               , 2003, the record date for the special meeting, you can attend the special meeting and vote your shares in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Q: IF MY IGEN SHARES ARE HELD IN "STREET NAME" BY
   MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares of IGEN common stock only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the same effect as a vote against the adoption of the merger agreement and will have no effect on the approval of the proposed BioVeris 2003 stock incentive plan.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will be sent a transmittal form with instructions for the surrender of IGEN common stock certificates. Please do not send in your stock certificates with your proxy card.

Q: WHEN DO YOU EXPECT THE MERGER TO BE
   COMPLETED?

A: IGEN and BioVeris are working to complete the merger as quickly as possible. If the merger agreement is adopted by IGEN stockholders and if the waiting period under applicable antitrust law expires or is terminated, IGEN and BioVeris expect to complete the merger shortly after the special meeting.

Q: HOW WILL I KNOW IF THE MERGER AND RELATED
   TRANSACTIONS HAVE OCCURRED?

A: If the merger and related transactions occur, BioVeris will make a public announcement and you will receive notice by mail.

Q: ARE THERE ANY IMPORTANT RISKS ABOUT THE MERGER
   AND RELATED TRANSACTIONS OF WHICH I SHOULD BE AWARE?

A: Yes, there are important risks involved. Before making any decision on how to vote and whether to vote, IGEN and BioVeris encourage you to read carefully and in its entirety the "Risk Factors" section of this proxy statement/prospectus that begins on page 17.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger and related transactions or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:

          IGEN International, Inc.
          16020 Industrial Drive
          Gaithersburg, MD 20877
          Attention: Secretary
          Telephone: (301) 869-9800 ext. 3501

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the merger and related transactions fully and for a more complete description of the terms of the merger, you should read carefully this entire proxy statement/prospectus and the other documents to which IGEN and BioVeris refer you. See also "Where You Can Find More Information" on page 173.

                   THE COMPANIES AND THE LITIGATION (PAGE 37)

ROCHE HOLDING LTD
Grenzacherstrasse 124, CH-4070
Basel, Switzerland
Telephone: (+41) 61-688-8880

     Roche is one of the world's leading innovation-driven healthcare groups. Roche's core businesses are pharmaceuticals and diagnostics. Roche is the world's leading provider of diagnostic systems, the leading supplier of pharmaceuticals for cancer and a leader in virology and transplantation. As a supplier of products and services for the prevention, diagnosis and treatment of disease, Roche contributes on a broad range of fronts to improving people's health and quality of life. Roche employs 65,000 people in 150 countries around the world.

IGEN INTERNATIONAL, INC.
16020 Industrial Drive
Gaithersburg, MD 20877
Telephone: (301) 869-9800

     IGEN and its licensees develop, manufacture and market products based on IGEN's proprietary ECL technology. IGEN believes that ECL technology, which detects and measures biological substances, offers significant advantages over competing detection and measurement methods by providing a unique combination of speed, sensitivity, flexibility and throughput in a single technology platform. ECL technology is incorporated into IGEN's and its licensees' instrument systems and related consumable reagents, which are the biological or chemical compounds that are used to perform a test, or assay, on such instrument systems.

BIOVERIS CORPORATION
16020 Industrial Drive
Gaithersburg, MD 20877
Telephone: (301) 869-9800

     BioVeris is a newly formed, wholly-owned subsidiary of IGEN. As part of the restructuring of IGEN's operations prior to the merger, BioVeris will assume IGEN's biodefense, life sciences and industrial product lines, as well as IGEN's opportunities in the clinical diagnostics and healthcare fields, and will own IGEN's intellectual property, IGEN's equity interest in Meso Scale Diagnostics, LLC., which is referred to in this proxy statement/prospectus as MSD, a company formed by IGEN and Meso Scale Technologies, LLC., which is referred to in this proxy statement/prospectus as MST, which is a company established and wholly-owned by a son of IGEN's and BioVeris's chairman and chief executive officer, cash and certain other rights and licenses currently held by IGEN. Simultaneously with the completion of the merger, certain ongoing commercial agreements between BioVeris and certain affiliates of Roche will become effective.

     BioVeris's strategy is based on the direct development and commercialization of its own products utilizing its technologies, while at the same time entering into collaborations with third parties that can assist BioVeris in its commercialization efforts. Key elements of BioVeris's strategy are to:

     - pursue collaborative relationships to accelerate new product development and enhance global manufacturing and marketing capabilities;

     - establish leadership positions in emerging markets; and

     - develop and market product line extensions and an expanded menu of assays.

THE LITIGATION

     Since 1997, IGEN and Roche have been involved in a lawsuit in the Southern Division of the U.S. District Court for the District of Maryland relating to, among other things, IGEN's ability to terminate a license agreement for ECL technology that was granted in 1992 to a company that became a subsidiary of Roche. On July 9, 2003, the U.S. Court of Appeals for the Fourth Circuit, among other things, affirmed IGEN's right to terminate the license while vacating the $400 million punitive damage award against the subsidiary of Roche and reversing $86.8 million of the compensatory damage award against the subsidiary of Roche. This lawsuit is referred to in this proxy statement/prospectus as the Roche litigation. In addition, on July 9, 2003, IGEN sent a notice to the subsidiary of Roche confirming termination of the license and filed patent infringement lawsuits against the subsidiary in Maryland and in Germany. These lawsuits have been stayed by agreement of the parties pending completion of the merger.

                                    GENERAL

RECOMMENDATIONS OF THE IGEN BOARD OF DIRECTORS (PAGE 34)

     The IGEN board of directors has unanimously determined that the merger agreement is advisable and in the best interests of IGEN and its stockholders, unanimously approved the merger agreement and unanimously recommends that IGEN stockholders vote "FOR" the adoption of the merger agreement.

     To review the background to and reasons for the merger, as well as certain risks related to the merger, see "The Merger and Related Transactions" on page 39 and "Risk Factors -- Risks Relating to the Merger and Related Transactions" on page 17.

     The IGEN board of directors also unanimously recommends that you vote "FOR" the approval of the proposed BioVeris 2003 stock incentive plan.

OPINION OF LEHMAN BROTHERS (PAGE 51)

     In deciding to approve the merger, the IGEN board of directors considered the opinion of Lehman Brothers, its financial advisor in connection with the merger, that, based upon and subject to the matters described in the opinion, as of July 24, 2003 (the date of the merger agreement), from a financial point of view, the consideration to be received by IGEN stockholders in the merger was fair to such stockholders. The full text of the written opinion of Lehman Brothers, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex 15. The opinion is not a recommendation as to how you should vote your shares. You are urged to read this opinion carefully and in its entirety.

INTERESTS OF IGEN'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER AND RELATED TRANSACTIONS (PAGE 56)

     In considering the recommendation of the IGEN board of directors that you vote "for" the adoption of the merger agreement, you should be aware that the members of the IGEN board of directors and IGEN's executive officers have personal interests in the merger and related transactions that are or may be different from, or in addition to, the interests of other IGEN stockholders. These interests include:

     - accelerated vesting of stock option rights;

     - continued rights to indemnification and exculpation from liabilities for certain acts or omissions;

     - continued coverage under directors' and officers' liability insurance for claims arising from or related to facts or events which occurred at or prior to the completion of the merger;

     - continued employment of IGEN's executive officers in similar positions with BioVeris for annual salaries anticipated to be initially comparable to the current salaries being received from IGEN;

     - receipt of a transaction bonus upon completion of the merger and related transactions by IGEN's executive officers; and

     - appointment of the members of the IGEN board of directors (other than Mr. Richard Cass) to the BioVeris board of directors with increased compensation for directors who are not executive officers.

     Furthermore, if approved by IGEN stockholders, BioVeris will adopt the BioVeris 2003 stock incentive plan pursuant to which BioVeris's directors who are not executive officers will automatically receive annual grants of stock options and executive officers will be eligible to receive option grants or other equity-based awards.

     In addition, as part of the merger and related transactions:

     - BioVeris has agreed to make a final capital contribution of $37.5 million (of which any amount in excess of $30 million will be funded by Mr. Samuel Wohlstadter, IGEN's and BioVeris's chairman and chief executive officer) to MSD, a company formed by IGEN and MST, which is a company established and wholly-owned by a son of Mr. Samuel Wohlstadter; and

     - BioVeris has agreed to assume all of IGEN's current agreements and understandings with companies controlled by Mr. Samuel Wohlstadter, including certain shared services agreements and license agreements.

For a more complete description, see "The Merger and Related
Transactions -- Interests of IGEN's Directors and Executive Officers in the Merger and Related Transactions."

     In addition, in considering the recommendation of the IGEN board of directors that you vote "for" the approval of the proposed BioVeris 2003 stock incentive plan, you should be aware that the members of the IGEN board of directors and IGEN's executive officers have personal interests in the approval of the BioVeris 2003 stock incentive plan that are or may be different from, or in addition to, the interests of others IGEN stockholders, including being eligible to receive option grants or other equity-based awards under the BioVeris 2003 stock incentive plan if adopted.

COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF BIOVERIS AND IGEN (PAGES 155 AND
159)

     IGEN stockholders, whose rights are currently governed by IGEN's certificate of incorporation and by-laws and Delaware law, will, upon completion of the merger, become BioVeris stockholders and their rights with respect to their ownership of BioVeris common stock will be governed by BioVeris's certificate of incorporation and by-laws, which are similar to IGEN's certificate of incorporation and by-laws, and Delaware law. In addition, BioVeris intends to adopt prior to the completion of the merger and related transactions a stockholder rights agreement, pursuant to which shares of BioVeris preferred stock will be designated as BioVeris series A participating cumulative preferred stock for issuance in connection with the exercise of the right attached to each share of BioVeris common stock. For a more complete description, see "Description of BioVeris Capital Stock" and "Comparison of Rights of Common Stockholders of BioVeris and IGEN."

                         THE SPECIAL MEETING (PAGE 34)

     The special meeting of IGEN stockholders will take place on           ,
2003, at      a.m., local time, at           . At the special meeting, holders
of IGEN common stock will be asked to adopt the merger agreement and approve the proposed BioVeris 2003 stock incentive plan.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM (PAGE 34)

     If you were the owner of record of IGEN common stock at the close of
business on           , 2003, the record date, you are entitled to vote at the
special meeting

     On the record date,           shares of IGEN common stock were issued and
outstanding and entitled to vote at the special meeting. You will have one vote on each matter submitted to a vote at the special meeting for each share of IGEN common stock that you owned on the record date.

VOTES REQUIRED (PAGE 34)

     The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of IGEN common stock outstanding on the record date.

     The approval of the proposed BioVeris 2003 stock incentive plan requires the affirmative vote of a majority of the voting power of the shares represented at the special meeting in person or by duly authorized proxy and entitled to vote on the matter.

ANTITRUST MATTERS (PAGE 62)

     United States antitrust laws prohibit Roche and IGEN from completing the merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the applicable waiting period has expired or been terminated. On September 5, 2003, Roche and IGEN each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission and Roche requested early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. If early termination of the required waiting period is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will expire at 11:59 p.m. on October 6, 2003. For a more complete description, see "The Merger and Related
Transactions -- Antitrust Matters."

APPRAISAL RIGHTS (PAGE 62)

     IGEN stockholders who do not vote in favor of adoption of the merger agreement have the right under Delaware law to demand appraisal of their shares of IGEN common stock and to receive payment in cash for the fair value of their shares as determined by the Delaware Chancery Court. The fair value of shares of IGEN common stock as determined by the Delaware Chancery Court may be more or less than or the same as the value of the merger consideration to be paid to IGEN stockholders who do not exercise appraisal rights. To exercise appraisal rights, IGEN stockholders must not vote in favor of adoption of the merger agreement and must precisely follow specific procedures, or the appraisal rights may be lost. For a description of these procedures, see "The Merger and Related Transactions -- Appraisal Rights" and the copy of the relevant provision of Delaware law attached as Annex 17 to this proxy statement/prospectus.

SHARE OWNERSHIP OF IGEN'S DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES (PAGE 35)

     At the close of business on the record date, IGEN's directors and executive officers and their respective affiliates beneficially owned and were entitled to
vote        shares of IGEN common stock, which represented approximately
       % of the shares of IGEN common stock outstanding on that date.

                 THE MERGER AND RELATED TRANSACTIONS (PAGE 39)

     The merger agreement is attached as Annex 2 to this proxy statement/prospectus. IGEN and BioVeris encourage you to read the merger agreement carefully because it is the principal document governing the merger and related transactions.

THE AGREEMENTS

     Simultaneously with the execution and delivery of the merger agreement, IGEN, BioVeris, Roche and certain of Roche's affiliates, including 66 Acquisition Corporation II, which is referred to in this proxy statement/prospectus as the merger sub, and Roche Diagnostics GmbH, which is referred to in this proxy statement/prospectus as Roche Diagnostics, Mr. Samuel Wohlstadter, Mr. Jacob Wohlstadter, MSD, MST, which is a company established and wholly-owned by Mr. Jacob Wohlstadter, and JW Consulting Services L.L.C., also a company established and wholly-owned by Mr. Jacob Wohlstadter, also entered into the following agreements:

     - the restructuring agreement, attached as Annex 1;

     - the post-closing covenants agreement, attached as Annex 3;

     - the tax allocation agreement, attached as Annex 4;

     - the ongoing litigation agreement, attached as Annex 5;

     - the global consent and agreement, attached as Annex 6;

     - the MSD letter agreement, attached as Annex 7;

     - the BioVeris preferred stock purchase agreement, attached as Annex 8;

     - the release and agreement, attached as Annex 9;

     - the improvements license agreement, attached as Annex 11;

     - the covenants not to sue, attached as Annex 12;

     - the PCR product license agreement, attached as Annex 13; and

     - the PCR services license agreement, attached as Annex 14.

     In addition, simultaneously with the execution and delivery of the merger agreement, IGEN and IGEN LS LLC, which is referred to in this proxy statement/prospectus as the license sub, entered into the license agreement, attached as Annex 10.

     The restructuring agreement, the post-closing covenants agreement, the tax allocation agreement, the ongoing litigation agreement, the global consent and agreement and the release and agreement are referred to in this proxy statement/prospectus as the related transaction agreements. The improvements license agreement, the covenants not to sue, the license agreement, the PCR product license agreement and the PCR services license agreement are referred to in this proxy statement/prospectus as the ongoing commercial agreements.

THE RESTRUCTURING (PAGE 66)

     Pursuant to the restructuring agreement between IGEN and BioVeris, prior to the completion of the merger, IGEN will transfer certain of its assets and liabilities to BioVeris, which is referred to in this proxy statement/prospectus as the restructuring. As part of the restructuring, BioVeris will assume IGEN's biodefense, life sciences and industrial product lines as well as IGEN's opportunities in the clinical diagnostics and healthcare fields, and will own IGEN's intellectual property, IGEN's equity interest in MSD, a company formed by IGEN and MST, a company established and wholly-owned by a son of IGEN's and BioVeris's chairman and chief executive officer, cash, and certain other rights and licenses currently held by IGEN. IGEN and the license sub will retain IGEN's remaining businesses, including worldwide, non-exclusive, fully-paid, royalty-free, perpetual rights to ECL technology in the human in vitro diagnostics field described below.

     Upon completion of the merger, BioVeris, a newly formed corporation that will become an independent, publicly-traded company owned by IGEN stockholders, will have the assets described above, as well as certain ongoing commercial agreements with affiliates of Roche.

     Following completion of the merger, IGEN and Roche, on the one hand, and BioVeris, on the other hand, will indemnify each other with respect to various losses, damages, claims and liabilities, including those arising out of IGEN's and BioVeris's respective businesses.

     Under the license agreement, IGEN and its affiliates granted to the license sub, effective simultaneously with the completion of the merger, a worldwide, non-exclusive, fully-paid, royalty-free, license under patents and technology that relate to detection methods and systems which employ ECL technology, but specifically excluding technology related to gene amplification or compounds composed of or capable of binding with nucleotides, which collectively are referred to in this proxy statement/prospectus as the licensed ECL technology. The license may be used only in the human in vitro diagnostics field to develop, make, reproduce, modify, use, sell and otherwise commercially exploit specified products. The license sub will remain a subsidiary of IGEN, and therefore will be a subsidiary of Roche, following the merger. IGEN's rights, as licensor under the license agreement, will be transferred to BioVeris as part of the restructuring.

ACCOUNTING TREATMENT OF THE RESTRUCTURING (PAGE 58)

     The transfer of certain assets and liabilities by IGEN to BioVeris will be accounted for based upon the authoritative guidance governing the distribution of nonmonetary assets to an entity under "common control." As such, IGEN's historical cost basis in the assets and liabilities transferred will become the initial recorded value of these assets and liabilities by BioVeris upon completion of the restructuring.

THE MERGER (PAGE 39)

     At the completion of the merger, the merger sub, a wholly-owned subsidiary of Roche, will merge with and into IGEN. IGEN will survive the merger as a wholly-owned subsidiary of Roche.

     Upon completion of the merger and related transactions, each outstanding share of IGEN common stock (other than shares held by stockholders who validly exercise appraisal rights) will be converted into the right to receive:

     - $47.25 in cash, without interest; and

     - one share of BioVeris common stock.

CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 70)

     Roche and IGEN will complete the merger only if they satisfy, or in some cases, waive, several conditions, including the following:

     - the adoption of the merger agreement by IGEN stockholders;

     - the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - the absence of any legal restraint or prohibition preventing the completion of the merger;

     - the registration statement of which this proxy statement/prospectus forms a part not being the subject of any stop order or proceedings seeking a stop order;

     - certain consents by MSD or agreements to which MSD is party, which are more fully described below, must be in full force and effect and must not have been amended or modified without the consent of Roche and IGEN; and

     - the release and agreement, among IGEN, BioVeris and certain companies owned or controlled by Mr. Samuel Wohlstadter, which is more fully described below, must be in full force and effect and must not have been amended or modified without the consent of Roche, IGEN and BioVeris.

     Roche's obligation to complete the merger is subject to satisfaction or waiver of additional conditions, including the following:

     - the accuracy of IGEN's representations and warranties in the merger agreement, subject in some instances as to materiality or transaction material adverse effect;

     - the performance by IGEN of its obligations under the merger agreement, subject in some instances as to materiality or transaction material adverse effect;

     - the completion by IGEN of the restructuring;

     - the payment in full by IGEN of its 8.5% senior secured notes; and

     - the receipt by IGEN of a solvency opinion from an independent solvency firm of nationally recognized reputation substantially to the effect that BioVeris will not be insolvent after giving effect to the merger and related transactions.

     A "transaction material adverse effect" means any change, effect, occurrence, condition, development or any state of facts, except those arising out of, related to, or in connection with, the Roche litigation or the patent infringement litigation against Roche Diagnostics in Maryland and Germany or principally attributable to the economy in general or BioVeris's industry in general, that

     - renders IGEN insolvent immediately prior to completion of the merger or

     - after giving effect to the merger and related transactions (1) results in or would reasonably be expected to result in a loss by IGEN or BioVeris of certain licenses or intellectual property rights, in the case of each, that materially impairs the legal right of Roche Diagnostics and its affiliates to commercialize products using the licensed ECL technology or
       (2) renders BioVeris insolvent at the time of the merger.

     IGEN's obligation to complete the merger is also subject to satisfaction or waiver of additional conditions, including the following:

     - the accuracy of Roche's and the merger sub's representations and warranties in the merger agreement, subject in some instances as to materiality;

     - the performance by Roche and merger sub in all material respects of their obligations under the merger agreement;

     - BioVeris's common stock must have been approved for listing on a national securities exchange or approved for quotation on The NASDAQ Stock Market(R); and

     - Roche having loaned to IGEN $214 million minus the amount of cash received by IGEN from the exercise of IGEN stock options and warrants from the date of the merger agreement to the date that is two business days prior to the completion of the merger (this loan will remain IGEN's obligation after completion of the merger).

     For a more complete description, see "The Merger Agreement -- Conditions."

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE; FEES AND EXPENSES (PAGES 74 AND 75)

     The merger agreement contains provisions addressing the circumstances under which Roche or IGEN may terminate the merger agreement. In addition, the merger agreement provides that, in several circumstances, IGEN may be required to pay Roche a termination fee of $26.6 million, including if IGEN terminates the merger agreement to accept a superior proposal. In addition, if the merger agreement is terminated in specified circumstances, IGEN is required to reimburse Roche for all of its reasonable expenses in connection with the merger agreement, the related transaction agreements, the ongoing commercial agreements and the merger and related transactions, subject to a $5 million cap. For a more complete description, see "The Merger Agreement -- Termination of the Merger Agreement" and "The Merger Agreement -- Fees and Expenses."

     Except if the merger agreement is terminated in specified circumstances, each of Roche and IGEN, will pay its own fees and expenses in connection with the merger and related transactions. IGEN will either pay its expenses prior to the completion of the merger or such expenses will be assumed by BioVeris pursuant to the restructuring agreement.

POST-CLOSING COVENANTS AGREEMENT (PAGE 82)

     The post-closing covenants agreement among Roche, IGEN and BioVeris governs certain relationships between BioVeris and Roche following completion of the merger, including, among other things:

     - indemnification by BioVeris and Roche of each other with respect to certain matters;

     - an agreement by Roche not to solicit BioVeris's employees;

     - continued indemnification of IGEN's current or former directors and officers;

     - continued coverage under directors' and officers' liability insurance for claims arising from or related to facts or events which occurred at or prior to the completion of the merger;

     - a continuing standstill agreement;

     - limitations on certain claims by BioVeris, Roche and their respective affiliates against each other or their respective affiliates; and

     - mutual releases between Roche, on the one hand, and BioVeris, on the other hand, of certain liabilities.

TAX ALLOCATION AGREEMENT (PAGE 86)

     The tax allocation agreement among Roche, the merger sub, IGEN and BioVeris allocates responsibility among the parties for preparing and filing tax returns and paying taxes and requires BioVeris to make a payment to IGEN of up to $20 million to the extent that the market capitalization of BioVeris (based on the average of the high and the low trading prices of BioVeris common stock on the first day of trading after the completion of the merger) exceeds a specified threshold.

ONGOING LITIGATION AGREEMENT (PAGE 87)

     The ongoing litigation agreement among IGEN and certain affiliates of Roche provides for all litigation between IGEN and Roche to be suspended pending the completion of the merger. As a result, on July 25, 2003, Roche Diagnostics filed a motion to withdraw its petition to the Appellate Court for rehearing of the Roche litigation and on August 1, 2003, the Appellate Court granted the motion. The Appellate Court returned the matter to the District Court on August 8, 2003 for entry of a final order consistent with the Appellate Court ruling. The parties have not made any filing with the District Court, and the District Court has not issued any further orders in this case. In connection with the patent infringement litigation in Maryland, on August 1, 2003, IGEN and Roche Diagnostics filed a joint motion to stay, which was promptly granted by the court. In connection with the patent infringement litigation in Germany, on August 8, 2003, IGEN and Roche Diagnostics jointly filed the required documents to obtain a stay of the patent infringement litigation in Germany. No further action is required of the parties or the court in order to stay the proceedings.

     In addition, in the ongoing litigation agreement Roche agreed to pay IGEN a monthly fee of $5 million as partial consideration for the ongoing litigation agreement.

GLOBAL CONSENT AND AGREEMENT (PAGE 90)

     The global consent and agreement among BioVeris, IGEN, Roche, MSD, MST, Mr. Jacob Wohlstadter and JW Consulting Services, L.L.C., sets forth, among other things, the consent of MSD, MST, Mr. Jacob Wohlstadter and JW Consulting Services, L.L.C. to the transfer of IGEN's interest in MSD to BioVeris and grants all waivers and consents of such parties necessary to permit the completion of the merger and related transactions and the performance by IGEN, BioVeris and each consenting party of their obligations under the merger agreement, the related transaction agreements and the ongoing commercial agreements.

MSD LETTER AGREEMENT AND BIOVERIS PREFERRED STOCK PURCHASE AGREEMENT (PAGE 92 AND 93)

     Pursuant to the MSD letter agreement among IGEN, BioVeris, MSD, MST, Mr. Jacob Wohlstadter and JW Consulting Services, L.L.C., BioVeris agreed to make a final capital contribution of $37.5 million to MSD, a company formed by IGEN and MST, which is a company established and wholly-owned by a son of Mr. Samuel Wohlstadter, IGEN's and BioVeris's chairman and chief executive officer. Of the $37.5 million, Mr. Samuel Wohlstadter will fund any amount in excess of $30 million as specified in the BioVeris preferred stock purchase agreement between Mr. Samuel Wohlstadter and BioVeris, which obligates him to purchase BioVeris preferred stock economically mirroring a capital contribution to MSD.

     In addition, IGEN and MST agreed to extend the expiration of the terms of the MSD joint venture agreement until the later of

     - November 30, 2003, or

     - the earlier of the completion of the merger or the termination of the merger agreement in accordance with its terms.

RELEASE AND AGREEMENT (PAGE 93)

     Hyperion Catalysis International, Wellstat Biologics Corporation, Wellstat Therapeutics Corporation, Proteinix Corporation and Integrated Chemical Synthesizers, Inc., which are collectively referred to in this proxy statement/prospectus as the related companies, have entered into a release and agreement with BioVeris and IGEN, pursuant to which, among other things, IGEN and the related companies agreed to release each other from any liabilities or obligations arising out of their relationship or any of their agreements and understandings, and that all such agreements and understandings would be transferred to BioVeris.

IMPROVEMENTS LICENSE AGREEMENT (PAGE 97)

     Under the improvements license agreement entered into simultaneously with the execution and delivery of the merger agreement, Roche Diagnostics and its affiliates granted to IGEN, effective simultaneously with the completion of the merger, a worldwide, non-exclusive, fully-paid, royalty-free, perpetual license under certain patents covering and technologies based on:

     - Roche Diagnostics' ECL instruments and all aspects of ECL assays developed prior to the completion of the merger;

     - certain polymerase chain reaction, or PCR, technology; or

     - all aspects of ECL technology and robotics used or developed by Roche Diagnostics or its affiliates prior to the completion of the merger to be used in performing ECL testing (other than certain antibodies, antigens and certain reagents).

     The license may be used to develop, make, reproduce, modify, use, sell and otherwise commercially exploit any product or service based on ECL technology. IGEN has agreed, however, that the license does not permit it to develop, use, manufacture or sell ECL assays that contain labelling that make them useable on ECL instruments manufactured, sold or placed by Roche Diagnostics or its licensees or resellers in the field defined in the improvements license agreement. In addition, IGEN is licensed to use certain Hitachi intellectual property rights to make any product or service based on ECL technology, but only outside the field defined in the improvements license agreement, which is generally human clinical diagnostics. IGEN's interests under this agreement will be assigned to BioVeris as part of the restructuring.

COVENANTS NOT TO SUE (PAGE 98)

     Under the covenants not to sue entered into simultaneously with the execution and delivery of the merger agreement, each of Roche, Roche Diagnostics and the license sub agreed on behalf of themselves and their respective affiliates that, effective simultaneously with the completion of the merger, they would not directly or indirectly pursue any claim against BioVeris, MSD or MST or any of their respective affiliates, sublicensees and other related parties, that the manufacture, use or sale of a product, the provision of any service, or the practice of any method that is, in each case, conducted with respect to a product or service that uses ECL technology and is conducted after completion of the merger infringes certain Roche and Roche Diagnostics ECL patents that are filed or acquired after the completion of the merger. Those ECL patents owned by Roche or Roche Diagnostics or their affiliates which claim their earliest priority from a patent application filed on or before the completion of the merger are licensed to BioVeris under the improvements license agreement.

     Also, each of BioVeris, MSD and MST agreed on behalf of themselves and their respective affiliates that, effective simultaneously with the completion of the merger, they would not, directly or indirectly, pursue any claim against Roche, Roche Diagnostics, the license sub or any of their respective affiliates and other related parties, that the manufacture, use or sale of a product or the provision of any service or the practice of any method that is, in each case, conducted with respect to a product or service that uses ECL technology in the field and is conducted after completion of the merger infringes certain BioVeris, MSD or MST ECL patents that are filed or acquired after the completion of the merger. Those ECL patents owned by IGEN or its affiliates, excluding MSD and MST, which claim their earliest priority from a patent application filed on or before the completion of the merger are licensed to the license sub under the license agreement.

     The covenants do not, however, prevent actions or claims based on violations of the license agreement or the improvements license agreement.

PCR LICENSE AGREEMENTS (PAGE 100)

     Under the PCR license agreements entered into simultaneously with the execution and delivery of the merger agreement, F. Hoffmann-La Roche Ltd, Roche Diagnostics and Roche Molecular Systems, Inc. granted to BioVeris and its affiliates, effective simultaneously with the completion of the merger and in return for a license fee of $50 million plus royalties as specified in the PCR license agreements, worldwide, non-exclusive licenses under patents that cover PCR inventions for:

     - the performance of sample collection, preparation, transport and/or isolation of nucleic acid sequences using PCR;

     - the amplification of nucleic acid sequences using PCR;

     - the detection of nucleic acid sequences using PCR;

     - the synthesis, purification, labeling and/or immobilization of nucleic acid probes used in PCR; and/or

     - the control of contamination.

     The licenses may be used to make, use and sell certain products and perform certain services in specified fields.

MARKET PRICES AND DIVIDEND INFORMATION (PAGE 103)

     Shares of IGEN common stock are quoted on The NASDAQ National Market(R). The following table presents the last reported sale price of a share of IGEN common stock, as reported by the Dow Jones & Company, Inc. on:

     - July 21, 2003, the last full trading day prior to the published press reports that Roche and IGEN were in advanced discussions regarding the proposed merger;

     - July 23, 2003, the last full trading day prior to the public announcement that Roche and IGEN had signed the definitive merger agreement; and

     - September 24, 2003, the last practicable trading day prior to the date of this proxy statement/prospectus.

                                     IGEN
DATE                             COMMON STOCK
----                             ------------
July 21, 2003..................     $34.40
July 23, 2003..................      37.79
September 24, 2003.............      58.29

     BioVeris has no history as an independent, publicly-traded company. BioVeris will apply for its common stock quoted on The NASDAQ National Market(R) under the symbol "BIOV" and it is anticipated that BioVeris common stock will be quoted on The NASDAQ National Market(R) immediately after the completion of the merger.

     IGEN has never paid a dividend. It is anticipated that BioVeris will not pay dividends in the foreseeable future, if at all. See "Dividend Policy."

                       COMPARATIVE PER SHARE INFORMATION

     The following table shows certain per share data of IGEN and BioVeris and also shows similar information reflecting the completion of the merger of Roche and IGEN, which is referred to as "pro forma" information.

     The comparative per share data is derived from, and should be read with, the historical financial statements of IGEN that are included in the documents described under "Where You Can Find More Information" on page 173 and the historical financial statements of BioVeris included in this proxy statement/prospectus.

     IGEN has not declared or paid any cash dividends on IGEN common stock during any of the periods presented.

     All BioVeris per share information is based on the number of shares of BioVeris common stock expected to be outstanding upon completion of the merger and related transactions.

                                                              YEAR ENDED   THREE MONTHS
                                                              MARCH 31,        ENDED
                                                                 2003      JUNE 30, 2003
                                                              ----------   -------------
IGEN:
Historical net loss per diluted share.......................    $(1.19)       $(0.30)
Unaudited pro forma net loss per diluted share..............    $(1.19)       $(0.30)
Unaudited historical book value per share...................    $ 0.54        $ 0.25
Unaudited pro forma book value per share....................    $ 0.54        $ 0.25
Historical cash dividends per share.........................    $   --        $   --
Unaudited pro forma cash dividends per share................    $   --        $   --
BIOVERIS:
Historical net loss per share...............................    $(1.90)       $(0.47)
Pro forma net loss per share................................    $(1.90)       $(0.47)
Unaudited historical book value per share...................    $ 0.77        $ 1.00
Unaudited pro forma book value per share....................    $ 8.72        $ 8.95
Historical cash dividends per share.........................    $   --        $   --
Unaudited pro forma cash dividends per share................    $   --        $   --

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     You should read the following summary historical consolidated financial data of BioVeris in conjunction with BioVeris's consolidated financial statements and notes and the other information contained in or incorporated by reference into this proxy statement/prospectus. The summary historical consolidated balance sheet data as of March 31, 2002 and 2003 and the summary historical consolidated statement of operations data for the fiscal years ended March 31, 2001, 2002 and 2003 have been derived from BioVeris's consolidated financial statements that have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this proxy statement/prospectus. The summary historical consolidated balance sheet data as of March 31, 1999, 2000 and 2001 and June 30, 2003 and the summary historical consolidated statement of operations data for the fiscal years ended March 31, 1999 and 2000 and three month periods ended June 30, 2002 and 2003 have been derived from BioVeris's unaudited consolidated financial statements as of or for the periods then ended not included or incorporated by reference in this proxy statement/prospectus. The unaudited consolidated financial statements for the three month periods have been prepared on a basis consistent with BioVeris's audited consolidated financial statements and, in the opinion of BioVeris's management, include all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation of BioVeris's consolidated financial position and consolidated results of operations for these periods. BioVeris's consolidated results of operations for the three months ended June 30, 2002 and 2003 are not necessarily indicative of results for the year ending March 31, 2004 or any future period.

     The assets and businesses of BioVeris have historically been owned and operated by IGEN. The accompanying financial statements have been prepared and are presented as if BioVeris had been operating as a separate entity using IGEN's historical cost basis in the assets and liabilities and including the historical operations of the businesses and assets to be transferred to BioVeris from IGEN as part of the restructuring.

     IGEN has not declared or paid any cash dividends on IGEN common stock during any of the periods presented.

                                                                                      THREE MONTHS ENDED
                                              YEARS ENDED MARCH 31,                        JUNE 30,
                               ----------------------------------------------------   -------------------
                                 1999       2000       2001       2002       2003       2002       2003
                               --------   --------   --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Revenues:
  Product sales..............  $  4,949   $  7,743   $  8,935   $ 12,077   $ 16,487   $  2,888   $  4,796
  Royalty income.............       839      1,118        892      1,050      1,107        242        243
  Contract fees..............        --         --      3,987        116        180         --         34
                               --------   --------   --------   --------   --------   --------   --------
    Total revenues...........     5,788      8,861     13,814     13,243     17,774      3,130      5,073
                               --------   --------   --------   --------   --------   --------   --------
Operating costs and expenses:
  Product costs..............     1,340      2,262      3,112      5,361      8,005      1,176      2,433
  Research and development...    14,016     18,335     27,983     26,829     22,766      5,692      5,232
  Selling, general and
    administrative...........     8,854     12,242     13,200     19,217     20,453      4,892      4,776
                               --------   --------   --------   --------   --------   --------   --------
    Total operating costs and
      expenses...............    24,210     32,839     44,295     51,407     51,224     11,760     12,441
                               --------   --------   --------   --------   --------   --------   --------
Loss from operations.........   (18,422)   (23,978)   (30,481)   (38,164)   (33,450)    (8,630)    (7,368)
Other, net...................      (198)       (80)      (243)       (39)       154        129         80
Equity in loss of
  affiliate..................        --         --         --    (10,947)   (17,598)    (4,423)    (5,230)
                               --------   --------   --------   --------   --------   --------   --------
  Net loss...................  $(18,620)  $(24,058)  $(30,724)  $(49,150)  $(50,894)  $(12,924)  $(12,518)
                               ========   ========   ========   ========   ========   ========   ========

                                                                                      THREE MONTHS ENDED
                                              YEARS ENDED MARCH 31,                        JUNE 30,
                               ----------------------------------------------------   -------------------
                                 1999       2000       2001       2002       2003       2002       2003
                               --------   --------   --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Unaudited pro forma net loss
  per common share(1)........  $  (0.70)  $  (0.90)  $  (1.15)  $  (1.84)  $  (1.90)  $  (0.48)  $  (0.47)
                               ========   ========   ========   ========   ========   ========   ========
Unaudited pro forma common
  shares outstanding(1)......    26,729     26,729     26,729     26,729     26,729     26,729     26,729
                               ========   ========   ========   ========   ========   ========   ========

                                                         MARCH 31,
                                      -----------------------------------------------   JUNE 30,
                                       1999      2000      2001      2002      2003       2003
                                      -------   -------   -------   -------   -------   --------
CONSOLIDATED BALANCE SHEET DATA:
Working capital.....................  $(2,531)  $   181   $(1,301)  $ 1,193   $ 4,733   $ 5,027
Total assets........................    6,983    13,752    16,379    21,518    29,160    33,476
Net investment by IGEN..............     (188)    5,955     6,775    14,151    20,665    26,660

---------------

(1) Based on the number of shares of BioVeris common stock expected to be outstanding upon completion of the merger and related transactions.

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this proxy statement/ prospectus, IGEN stockholders should consider carefully the matters described below in determining whether to vote for adoption of the merger agreement. BioVeris is a newly formed, wholly-owned subsidiary of IGEN. Upon completion of the merger and related transactions, BioVeris will become an independent, publicly-traded company. The assets and businesses of BioVeris have historically been owned and operated by IGEN. The following risks relating to BioVeris and its businesses assumes the restructuring and the merger and related transactions have been completed.

RISKS RELATING TO THE MERGER AND RELATED TRANSACTIONS

  DIRECTORS OF IGEN HAVE POTENTIAL CONFLICTS OF INTEREST IN RECOMMENDING THAT YOU VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT.

     The members of the IGEN board of directors have personal interests in the merger and related transactions that are or may be different from, or in addition to, the interests of other IGEN stockholders. These interests include:

     - accelerated vesting of stock option rights;

     - continued rights to indemnification and exculpation from liabilities for certain acts or omissions;

     - continued coverage under directors' and officers' liability insurance for claims arising from or related to facts or events which occurred at or prior to the completion of the merger;

     - continued employment of IGEN's directors who are also executive officers in similar positions as executive officers of BioVeris for annual salaries anticipated to be initially comparable to the current salaries being received from IGEN;

     - appointment of the members of the IGEN board of directors (other than Mr. Richard Cass) to the BioVeris board of directors with increased compensation for directors who are not executive officers; and

     - receipt of a transaction bonus upon completion of the merger and related transactions by IGEN's directors who are also executive officers in their capacities as executive officers.

     Furthermore, if approved by IGEN stockholders, BioVeris will adopt the BioVeris 2003 stock incentive plan pursuant to which BioVeris's directors who are not executive officers will automatically receive annual grants of stock options and BioVeris's executive officers will be eligible to receive stock options and other equity-based awards.

     In addition, as part of the merger and related transactions:

     - BioVeris has agreed to make a final capital contribution of $37.5 million (of which any amount in excess of $30 million will be funded by Mr. Samuel Wohlstadter, IGEN's and BioVeris's chairman and chief executive officer) to MSD, a company formed by IGEN and MST, which is a company established and wholly-owned by Mr. Jacob Wohlstadter, Mr. Samuel Wohlstadter's son; and

     - BioVeris has agreed to assume all of IGEN's current agreements and understandings with companies controlled by Mr. Samuel Wohlstadter, including certain shared services agreements and license agreements.

For a more complete description, see "The Merger and Related
Transactions -- Interests of IGEN's Directors and Executive Officers in the Merger and Related Transactions."

     The receipt of these benefits or the undertaking of certain obligations by BioVeris in connection with the merger and related transactions may have influenced these directors in making their recommendation that you vote in favor of the adoption of the merger agreement.

  DEPENDING ON BIOVERIS'S STOCK PRICE ON THE FIRST DAY OF TRADING AFTER THE COMPLETION OF THE MERGER, BIOVERIS COULD BE REQUIRED TO PAY UP TO $20 MILLION TO IGEN, WHICH WOULD CONSIDERABLY REDUCE BIOVERIS'S AVAILABLE CASH.

     Under the related transaction agreements, BioVeris is required to make a payment to IGEN of up to $20 million to the extent the market capitalization of BioVeris (based on the average of the high and low trading prices of BioVeris common stock on the first day of trading after completion of the merger) exceeds a specified threshold. The amount of the payment, which will not exceed $20 million, will equal 40% of the excess of:

     - the product of (1) the average of the high and low trading price for a share of BioVeris common stock on the first day of trading after the completion of the merger and (2) the number of shares of BioVeris common stock distributed in the merger; over

     - $100 million plus the amount of cash and cash equivalents as reflected on BioVeris's balance sheet, as measured immediately after the completion of the merger.

     There is currently no public trading market for the shares of BioVeris common stock, and BioVeris is unable to predict the trading price for its common stock. In the event that the average of the high and low market capitalization for BioVeris on the first day of trading of BioVeris common stock after completion of the merger is greater than approximately $305 million, or approximately $11.41 per share (based on an expectation that BioVeris will have $205 million in cash and cash equivalents immediately after the completion of the merger and prior to making any payments due pursuant to the related transaction agreements, the ongoing commercial agreements or the MSD letter agreement), BioVeris will be required to make a payment to IGEN of up to a maximum amount of $20 million, which would reduce BioVeris's available cash and could have a material adverse effect on BioVeris's business.

RISKS RELATING TO BIOVERIS AND ITS BUSINESS

  BIOVERIS HAS A HISTORY OF LOSSES AND WILL HAVE FUTURE LOSSES AND NEGATIVE CASH FLOW.

     BioVeris incurred net losses of $12.5 million for the three months ended June 30, 2003, and $50.9 million, $49.2 million and $30.7 million for the years ended March 31, 2003, 2002 and 2001, respectively. BioVeris expects to continue to incur operating losses and negative cash flow as a result of its expenses for manufacturing, marketing and sales capabilities, research and product development, general and administrative costs and its share of losses in MSD.

     While BioVeris seeks to attain profitability, BioVeris cannot be sure that it will ever achieve product or other revenue sufficient for it to attain this objective. BioVeris's ability to become profitable in the future will depend on, among other things, BioVeris's ability to:

     - expand the commercialization of certain of its products;

     - upgrade and enhance the M-SERIES family of products;

     - introduce new products into the market;

     - develop its marketing, sales and distribution capabilities cost-effectively; and

     - continue certain former IGEN collaborations and establish successful new collaborations with corporate partners to develop and commercialize products that incorporate its technologies and provide necessary funding.

  IF BIOVERIS IS UNABLE TO ESTABLISH NEW COLLABORATIONS, OR ANY COLLABORATIONS BIOVERIS ESTABLISHES DO NOT RESULT IN THE SUCCESSFUL INTRODUCTION OR MARKETING OF NEW PRODUCTS BASED ON BIOVERIS'S TECHNOLOGY, BIOVERIS'S GROWTH MAY BE SLOWED AND ITS BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

     One aspect of BioVeris's strategy is to enter into collaborative relationships with established healthcare and other companies to assist BioVeris in the commercialization of its technologies by working with it to develop, manufacture or market products for certain markets. BioVeris may not be able to enter into collaborations on terms that are favorable to it, if at all. In addition, BioVeris cannot assure you that third parties, including its licensees (such as BioMerieux, MSD or Roche), suppliers or others will not object to possible new collaborations. See "-- MSD and BioVeris may have different views of the scope of the license granted by BioVeris to MSD and the scope of MSD's rights under its joint venture agreement with BioVeris, which could affect BioVeris's ability to expand its business directly or through collaborations."

     As a result of this strategy, BioVeris may have no, or only limited, control over the amount of resources that its collaborators will devote to the development or marketing of products based on BioVeris's technology. For instance, BioVeris's collaborators:

     - may decide not to, or may fail to successfully, develop, market or sell products based on BioVeris's technology;

     - may not devote sufficient resources to the development, marketing or sale of these products based on BioVeris's technology; or

     - may terminate their agreements with BioVeris.

     If any of these events occur with respect to one of the companies BioVeris is collaborating with, BioVeris would not receive the benefits of the collaboration and BioVeris's growth could be slowed and its business could be materially adversely affected.

  TO ACHIEVE COMMERCIAL SUCCESS, BIOVERIS MUST COMPLETE THE DEVELOPMENT OF ITS PRODUCTS AND THOSE PRODUCTS MUST GAIN MARKET ACCEPTANCE OR BIOVERIS'S BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

     Many of BioVeris's potential products, including certain M-SERIES products, are at an early stage of development and BioVeris has not introduced any clinical diagnostics products that are manufactured by it. Products under development require additional research and development efforts, including clinical testing and regulatory approval, prior to commercial use. BioVeris's potential products are subject to the risks of failure inherent in the development of products based on new technologies. These risks include the possibilities that:

     - BioVeris's design or approach may not be successful;

     - BioVeris's products may not be compatible with existing technology;

     - BioVeris's products may be found ineffective or fail to meet the applicable regulatory standards or receive necessary regulatory clearances;

     - BioVeris's estimates of the market size and potential for its products may prove incorrect;

     - third parties may market superior or equivalent products; or

     - BioVeris's products may not be recognized in the market due to unfamiliar brand names.

     BioVeris's business, business prospects and financial results would be hurt if its products are not accepted as alternatives to other existing or new products and do not gain market acceptance.

  BIOVERIS'S QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY CAUSE ITS STOCK PRICE TO BE VOLATILE.

     BioVeris's quarterly operating results will depend upon:

     - the volume and timing of orders for M-SERIES systems or other products;

     - the timing of instrument deliveries and installations;

     - the success of M-SERIES system upgrades and enhancements;

     - the amount of revenue recognized from royalties and other contract revenues;

     - BioVeris's mix of products sold;

     - whether BioVeris's instruments are sold or leased to customers;

     - the timing of BioVeris's introduction of new products;

     - the volume and timing of product returns and warranty claims;

     - BioVeris's competitors' introduction of new products;

     - the amount of expenses BioVeris incurs in connection with the operation of its business, including research and development costs, including costs for upgrading the M-SERIES system or other products, and sales and marketing costs;

     - unexpected termination of government contracts or orders; and

     - BioVeris's share of losses in MSD.

     These factors may cause BioVeris's quarterly operating results to fluctuate significantly, which in turn, may cause its stock price to be volatile. In addition, because BioVeris's revenues and operating results are expected to be volatile and difficult to predict, BioVeris believes that period-to-period comparisons of its results of operations will not be a good indication of its future performance.

 THE ACCOMPANYING BIOVERIS CONSOLIDATED FINANCIAL STATEMENTS MAY NOT NECESSARILY BE INDICATIVE OF BIOVERIS'S FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS HAD BIOVERIS BEEN OPERATED ON A STAND-ALONE BASIS.

     The assets and businesses of BioVeris have historically been owned, operated and fully integrated with IGEN. The accompanying consolidated financial statements of BioVeris have been prepared and are presented as if BioVeris had been operating as a separate entity. In order to fairly present the operating results of BioVeris, these financial statements reflect the application of certain estimates and allocations. BioVeris's consolidated statements of operations include all revenues and costs that are directly attributable to the BioVeris businesses, as well as certain expenses of IGEN that have been allocated to BioVeris using various assumptions. These expenses include an allocated share of general and administrative salaries as well as certain other shared costs (primarily facility, human resources, legal, accounting and other administrative costs) which were allocated based upon percentage of total revenue or percentage of total headcount, as appropriate. While management believes that the allocation methodologies are reasonable and appropriate, different allocation methodologies could result in changes to BioVeris's operating results.

     Upon completion of the merger and related transactions, BioVeris will become an independent, publicly-traded company and will therefore be operated on a stand-alone basis. The financial information in the accompanying BioVeris consolidated financial statements may not reflect the financial position, results of operations and cash flows of BioVeris in the future or what they would have been had BioVeris been operating as a stand-alone entity in the past.

  BIOVERIS MAY NOT BE ABLE TO RAISE SUFFICIENT ADDITIONAL CAPITAL TO SUCCESSFULLY DEVELOP ITS BUSINESS.

     BioVeris will need substantial amounts of money to fund its operations on an ongoing basis. Upon the completion of the merger and related transactions and following the final capital contribution to MSD, BioVeris expects to have approximately $125 million in cash available to operate and invest in its business, subject to a possible payment of up to $20 million to IGEN pursuant to the tax allocation agreement. BioVeris expects its available cash to be sufficient to fund its operations for at least one year, but cannot predict how long its available cash will be sufficient to fund its operations thereafter.

     BioVeris may need to raise substantial amounts of money to fund a variety of future activities integral to the development of its business, including the following:

     - for research and development to successfully develop BioVeris's technologies;

     - to obtain regulatory approval for BioVeris's products;

     - to file and prosecute patent applications to protect BioVeris's technology;

     - to respond to innovations that BioVeris's competitors develop;

     - to retain qualified employees, particularly in light of competition for qualified scientists and engineers;

     - to make new arrangements to market BioVeris's technology;

     - to manufacture products itself or through a third party;

     - to provide funding for expanded or new facilities; and

     - to market different products to different markets, either through building its sales and distribution capabilities or relying on a third party.

     The failure to raise sufficient additional capital for BioVeris to develop its business would adversely affect its business prospects.

  BIOVERIS'S ACCESS TO FUNDS COULD BE NEGATIVELY IMPACTED BY MANY FACTORS, INCLUDING VOLATILITY IN THE PRICE OF BIOVERIS COMMON STOCK, LOSSES FROM OPERATIONS AND CAPITAL MARKET CONDITIONS.

     BioVeris may not have access to enough funds on favorable terms, if at all, in order to successfully operate and develop its business. BioVeris may try to raise necessary additional capital by issuing additional debt or equity securities. Holders of debt securities would have priority over BioVeris's equity holders with respect to the proceeds from the sale of its assets in the event of liquidation of its business, and any debt financings BioVeris obtains may contain restrictive terms that limit BioVeris's operating flexibility. If BioVeris raises additional capital by selling additional common or preferred stock, the holdings of existing stockholders would be diluted.

     If BioVeris is unable to raise additional capital it may have to consider pursuing arrangements with other companies that may not be available on terms favorable to BioVeris. In addition, BioVeris may have to scale back, or even eliminate, some of its programs.

  BIOVERIS MAY EXPERIENCE DESIGN, DEVELOPMENT, IMPLEMENTATION AND OTHER DIFFICULTIES THAT COULD DELAY OR PREVENT ITS INTRODUCTION OF NEW OR ENHANCED PRODUCTS OR AFFECT THE PERFORMANCE OF EXISTING PRODUCTS, WHICH COULD ADVERSELY AFFECT ITS BUSINESS. IN ADDITION, IF THE MARKETS FOR BIOVERIS'S PRODUCTS CHANGE OR EVOLVE IN AN UNEXPECTED MANNER, BIOVERIS'S BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

     The development of new or enhanced products is a complex and uncertain process requiring the accurate anticipation of technological and market trends as well as precise technological execution. BioVeris may experience design, development, implementation and other difficulties that could delay or prevent its introduction of new or enhanced products or affect the performance of existing products, such as those which IGEN experienced with the development of M-SERIES instruments. These difficulties and delays may cause expenses to increase and BioVeris's product sales to fluctuate. In addition, if BioVeris experiences design, development or implementation difficulties in developing or commercializing these instruments, it will sell fewer of its products and its business prospects would be adversely affected.

     BioVeris expects the markets for its products to change and evolve. These changes could facilitate the market demand for BioVeris's new or enhanced products, including the need for products that could be utilized in clinical point-of-care sites and field-testing of environmental samples in the biodefense market. If market demand does not change or evolve as BioVeris anticipates or if BioVeris is not able to develop products that meet the evolving market demand, its business prospects would be adversely affected.

     In addition, the markets for BioVeris's products are characterized by evolving industry standards and government regulations, the need for updated and effective technology and new product introductions. BioVeris's success will depend in part upon its ability to enhance existing products and to develop or commercialize and introduce new or enhanced products. BioVeris may not be able to avoid the obsolescence of its products due to technological change and evolving industry standards and government regulations.

     If BioVeris experiences design, development, implementation or other difficulties that delay or prevent its introduction of new or enhanced products or the markets change or evolve in an unexpected manner, BioVeris's business could be materially adversely affected.

  BIOVERIS EXPECTS TO RELY ON SALES OF THE M-SERIES PRODUCT FAMILY FOR A SIGNIFICANT PORTION OF ITS REVENUES, AND A DECLINE IN SALES OF THESE PRODUCTS COULD CAUSE ADVERSE FINANCIAL RESULTS AND NEGATIVELY AFFECT BIOVERIS' BUSINESS PROSPECTS.

     BioVeris expects to derive a significant portion of its revenues from sales of M-SERIES products. Any factor adversely affecting the pricing or demand of M-SERIES products, including market acceptance or competing products, could cause BioVeris's revenues to decline, resulting in adverse financial results and negatively affect BioVeris' business prospects.

     Additionally, BioVeris intends to market M-SERIES products in markets in which BioVeris has little or no experience and BioVeris may not be able to successfully market the M-SERIES family of products in those markets, which could cause an adverse affect on BioVeris's business prospects.

  BIOVERIS'S COMPETITORS AND POTENTIAL COMPETITORS MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT ARE MORE ATTRACTIVE THAN BIOVERIS'S PRODUCTS.

     BioVeris's business will be subject to intensive competition from established companies, development stage companies and research and academic institutions, and BioVeris expects this competition to intensify. Many of these companies and institutions have one or more competitive advantages over BioVeris, including, among other things:

     - more money to invest;

     - more established products;

     - long-standing relationships with customers;

     - greater expertise and resources in developing, manufacturing, marketing and selling products;

     - a larger, more experienced workforce; and

     - more experience in obtaining regulatory approval for clinical testing products.

     As a result, BioVeris's competitors may develop, manufacture market or sell products that are more effective or commercially attractive than BioVeris's current or future products. In addition, these competitors may offer broader product lines, discounts and may have greater name recognition than BioVeris. Furthermore, BioVeris competes against companies that utilize ECL technology licensed to them by BioVeris, including Roche and MSD, a company in which BioVeris also has an interest.

     As a result, BioVeris may not be able to compete successfully against its competitors. This could have a material adverse effect on BioVeris's business, financial condition and revenues.

  BIOVERIS HAS LIMITED MANUFACTURING EXPERIENCE, WHICH PUTS IT AT A COMPETITIVE DISADVANTAGE AND COULD HAVE A MATERIAL ADVERSE EFFECT ON BIOVERIS'S BUSINESS, FINANCIAL CONDITION AND REVENUE.

     BioVeris lacks experience in large-scale manufacturing and has no experience in the manufacturing of clinical diagnostics products, which could hamper its ability to manufacture existing products or new products that it develops. BioVeris has two options to address this competitive disadvantage. First, BioVeris could expand its internal ability to manufacture products, which, to date, has only been done in a limited way. Second, BioVeris could contract with a third party to manufacture products for it based on its technology, which, to date, it has not done.

     If BioVeris is unable to expand its own manufacturing capability or find a suitable manufacturer on acceptable terms in a timely manner, BioVeris may be unable to meet demand for existing products and could be delayed in introducing new products to the market. Failure to meet demand for existing products or delays in introducing new products could put BioVeris at a competitive disadvantage and could have a material adverse effect on BioVeris's business, financial condition and revenue.

  BIOVERIS HAS LIMITED MANUFACTURING FACILITIES FOR ITS PRODUCTS AND BIOVERIS MAY NOT FIND ADDITIONAL FACILITIES SUITABLE FOR FUTURE GROWTH, WHICH COULD MATERIALLY ADVERSELY AFFECT ITS BUSINESS AND PROSPECTS.

     BioVeris faces risks inherent in operating a single facility for the manufacture of its products. BioVeris does not have alternative production facilities available should its Gaithersburg, Maryland manufacturing facility cease to function. If BioVeris's facility were not operational for an extended period of time, including due to an unforeseen plant shutdown, then BioVeris's business and future prospects could be materially adversely affected.

     In addition, BioVeris also may need to expand and enhance its research, development and production facilities. BioVeris may encounter difficulties in locating suitable additional facilities to meet its requirements. BioVeris may also be required to make material capital expenditures at a new facility at a time when it has limited capital resources available to it.

     BioVeris may also experience difficulties or delays in integrating its operations into new facilities. These difficulties might include delays in the availability of a new facility or problems associated with equipment installation. In addition, any facility that BioVeris obtains for production of clinical testing or biodefense products will be subject, on an ongoing basis, to a variety of regulatory requirements including quality systems regulations, international quality standards and other regulatory standards. BioVeris may encounter difficulties expanding its manufacturing operations in accordance with these regulations and standards, which could result in manufacturing delays and an inability to meet product demand and its business prospects could be materially adversely affected.

     If BioVeris is not successful at identifying and obtaining additional facilities to meet its future growth needs, or BioVeris is unable to pay for facility enhancements and improvements, its business would suffer.

  BIOVERIS HAS NO EXPERIENCE SELLING AND MARKETING CLINICAL DIAGNOSTICS PRODUCTS, AND ITS FAILURE TO DEVELOP AND MANAGE ITS SALES FORCE TO MARKET AND DISTRIBUTE ITS CLINICAL DIAGNOSTICS PRODUCTS EFFECTIVELY COULD MATERIALLY ADVERSELY AFFECT BIOVERIS'S BUSINESS PROSPECTS AND REVENUES.

     BioVeris needs to develop selling, marketing and distribution capabilities for its planned clinical diagnostics products. To market clinical diagnostics products directly to customers, and not through a licensee or third party distributor or collaborator, BioVeris will need to develop a substantial sales force with technical expertise. BioVeris will also need to establish a distribution system to support its sales force. Alternatively, BioVeris could license or contract with another company to provide sales and distribution services for its products. BioVeris may not be able to develop a sufficient sales and distribution force or find a suitable company to fill that role for it, which could materially adversely affect BioVeris's business prospects and revenues.

  FAILURE TO MANAGE BIOVERIS'S GROWTH COULD ADVERSELY AFFECT BIOVERIS'S
  BUSINESS.

     BioVeris expects to grow by increasing its presence in existing markets and introducing new products it develops into new potential markets. BioVeris's growth strategy will place a strain on its management and its operating and financial systems.

     As BioVeris grows, its personnel, systems, manufacturing capabilities and resources, procedures and controls may be inadequate to support future operations and BioVeris will need to hire, train and retain additional personnel. BioVeris may also need to improve and expand its financial and management controls, reporting systems and operating systems as well as other aspects of its infrastructure, including research and development or manufacturing facilities. BioVeris may encounter difficulties integrating additional personnel, as well as improving, expanding and integrating new systems or facilities, which could adversely affect BioVeris's business.

  THE SUCCESS OF BIOVERIS'S BUSINESS DEPENDS ON PATENTS THAT WILL EXPIRE OVER TIME AND THAT MUST BE ACTIVELY PURSUED, OBTAINED, MAINTAINED AND PROTECTED.

     BioVeris's business success or failure will depend, in part, on its ability to pursue, obtain, and maintain adequate patent protection for ECL technology and BioVeris's other proprietary technologies. BioVeris's patents may not adequately protect its technology from being used by its competitors.

     BioVeris's business depends heavily on patents that will expire over time and may be challenged or circumvented by competitors. Patents allow BioVeris to prevent others, for a time, from using BioVeris's inventions to compete against it.

     Companies may challenge or seek to invalidate patents or circumvent valid claims in patents, all of which could make it necessary for BioVeris to defend its patents in litigation. Litigation over patents poses the following risks to BioVeris's business:

     - litigation costs can be extremely high, which could drain BioVeris's financial resources; and

     - litigation over BioVeris's patents could discourage other companies from working with it to develop and market new products based on the technology covered by those disputed patents.

     If BioVeris loses some patent protection, its competitive advantage could be eroded, third parties may be able to use its technology without paying BioVeris and BioVeris's financial condition and business prospects would be adversely affected.

  BIOVERIS'S BUSINESS COULD BE HARMED IF IT INFRINGES, OR IS ALLEGED TO HAVE INFRINGED, THE INTELLECTUAL PROPERTY OF OTHERS.

     If BioVeris's products or services were to infringe the intellectual property (including patent rights) of others, BioVeris or its licensees could:

     - be required to alter, or abandon products or processes;

     - be required to obtain a license from the intellectual property holder;

     - lose customers that are reluctant to continue using BioVeris's or its licensees' products or services;

     - could be forced to abandon development work with respect to these products; and

     - could be required to pay damages that could be substantial.

     If BioVeris or its licensees infringe the intellectual property (including patent rights), of others BioVeris's business could be damaged if BioVeris were unable to make necessary alterations or obtain a necessary license on acceptable terms, if at all.

     In addition, if BioVeris's products or services were alleged to have infringed the intellectual property (including patent rights), of others BioVeris would be forced to defend itself in litigation and might be enjoined from further commercialization of its products or required to pay monetary damages or amounts in settlement of the suit, which could adversely affect BioVeris's prospects, drain its financial resources and discourage other companies from working with it.

     BioVeris's success or failure will also depend, in part, on the patent rights of others. BioVeris licenses technology from other companies and academic institutions. Because access to this technology is necessary to operate its business, BioVeris must be certain that it complies with these license agreements. BioVeris's business could be harmed if it breached any of these license agreements and lost the rights to use this patented technology or if BioVeris were unable to renew existing licenses on acceptable terms, if at all, or get additional licenses that it may need on acceptable terms, if at all. In addition, BioVeris may need to litigate the scope and validity of patents held by others and such litigation could be a substantial cost for it.

  MSD AND BIOVERIS MAY HAVE DIFFERENT VIEWS OF THE SCOPE OF THE EXCLUSIVE LICENSE GRANTED BY BIOVERIS TO MSD AND THE SCOPE OF MSD'S RIGHTS UNDER ITS JOINT VENTURE AGREEMENT WITH BIOVERIS, WHICH COULD AFFECT BIOVERIS'S ABILITY TO EXPAND ITS BUSINESS DIRECTLY OR THROUGH COLLABORATIONS.

     BioVeris intends to expand its business through internal development programs and through new or expanded collaborative arrangements. MSD may view the scope of its exclusive license and other rights under its license agreement and other agreements with BioVeris in a way that interferes with or precludes BioVeris from proceeding with one or more development programs. BioVeris cannot assure you that MSD will not object to BioVeris's future business plans, whether conducted independently or through a collaborative arrangement. Additionally, MSD may believe that BioVeris must obtain MSD's consent prior to entering into proposed collaborative arrangements. The other party to a proposed collaboration with BioVeris may also require BioVeris to obtain MSD's consent in order to avoid any future disputes or disagreements. For example, in connection with the merger and related transactions, Roche required IGEN to obtain MSD's consent to the execution and delivery of the license agreement. In addition, MSD's consent is required in order for BioVeris to transfer its interests in MSD. If BioVeris is required to obtain MSD's consent for any reason, there are no assurances that BioVeris will be able to obtain that consent at all or on terms that would not have an adverse effect on BioVeris's business, financial condition or results of operations. In addition, if BioVeris chooses not to obtain MSD's consent, MSD may sue BioVeris to enforce rights it believes it has. Such a lawsuit could materially harm BioVeris's business and future business prospects.

  BIOVERIS RELIES ON TRADE SECRETS AND OTHER INFORMATION THAT CANNOT BE PROTECTED BY PATENTS, WHICH COULD HARM BIOVERIS'S BUSINESS IF THEY WERE DISCLOSED TO OR INDEPENDENTLY DEVELOPED BY OTHERS.

     In addition to patents, BioVeris also relies in its business on trade secrets, know-how and other proprietary information. If this information were disclosed to or independently developed by competitors, BioVeris's business would suffer.

     BioVeris seeks to protect this information, in part, by entering into confidentiality agreements with licensees, employees and consultants that prohibit these parties from disclosing its confidential information. These agreements may not provide adequate protection for BioVeris's trade secrets, know-how and other proprietary information or ensure that the information BioVeris shares with others during the course of its business will remain confidential. BioVeris may not have sufficient legal remedies under the agreements or otherwise to correct or compensate for unauthorized disclosures or sufficient resources to seek redress. If BioVeris is not able to be adequately redressed for the unauthorized disclosure of its trade secrets, know-how or other proprietary information, its competitive position may be undermined and its business may suffer.

  BECAUSE BIOVERIS CANNOT USE THE IGEN NAME OR DERIVATIVES OF THE IGEN NAME OR NAMES THAT ARE CONFUSINGLY SIMILAR AFTER THE COMPLETION OF THE MERGER, ITS EXISTING AND POTENTIAL CUSTOMERS, VENDORS, RECRUITING CANDIDATES AND INVESTORS MAY NOT RECOGNIZE THE NEW COMPANY NAME OR BRANDS, WHICH MAY CAUSE ITS REVENUES TO DECLINE AND ITS BUSINESS PROSPECTS TO SUFFER.

     BioVeris will assume IGEN's biodefense, life sciences and industrial product lines, which were previously marketed under the IGEN name or derivatives of the IGEN name. BioVeris's existing and potential customers, vendors and investors generally may not recognize the new brand. The name change may also cause difficulties in recruiting qualified personnel. If BioVeris fails to build strong brand recognition for its new brands, its revenues may decline and its business prospects may suffer.

  BIOVERIS DEPENDS ON A LIMITED NUMBER OF SUPPLIERS FOR MATERIALS USED IN THE MANUFACTURING OF ITS PRODUCTS, AND ANY INTERRUPTION IN THE SUPPLY OF THOSE MATERIALS COULD HAMPER ITS ABILITY TO MANUFACTURE PRODUCTS AND MEET CUSTOMER ORDERS.

     BioVeris depends on vendors to supply key materials that it uses in its products. Some of these materials are available only from limited sources. From time to time, suppliers may extend lead time, limit supplies or increase prices due to capacity constraints or other factors. In the event of a reduction in, interruption of, or degradation in the quality of the supply of any of the materials required by BioVeris, or an increase in the cost of obtaining those materials, BioVeris would be forced to locate an alternative source of supply. If no alternative source were available or if an alternative source were not available on a timely basis, at a reasonable cost or otherwise on acceptable terms, BioVeris's ability to manufacture one or more of its products would be delayed or halted. Any changes in sources of supply may require additional engineering or technical development to ensure consistent and acceptable performance of BioVeris's products. If any of these events occur, product costs may increase, BioVeris might be unable to deliver products in a timely fashion, it could lose sales as well as customers, and its business would be significantly harmed as a result.

  BIOVERIS DEPENDS ON HIGHLY TRAINED AND SKILLED EMPLOYEES AND MANAGEMENT, AND IT MAY NOT BE ABLE TO ATTRACT AND RETAIN SUFFICIENT PERSONNEL, WHICH COULD ADVERSELY AFFECT ITS BUSINESS.

     BioVeris needs to hire staff and retain its staff, both of which are difficult in a competitive marketplace. Because BioVeris is a technology company, it depends heavily on scientists and engineers to develop products and to build a successful business. Research and development efforts could suffer if BioVeris is not able to hire and retain enough qualified scientists and engineers, which would adversely affect its business. BioVeris competes with other technology companies and research and academic institutions for experienced scientists. Many of these companies and institutions have greater resources than BioVeris does and thus may be in a better position to attract desirable candidates.

     In addition to scientists, BioVeris also needs to hire managers who have regulatory, manufacturing and marketing capabilities. If BioVeris is not able to hire managers with these skills, or develop expertise in these areas, its business could suffer.

  BIOVERIS MAY CHANGE THE FOCUS OF ITS BUSINESS OR ENTER INTO NEW HEALTHCARE FIELDS, WHICH COULD RESULT IN THE INCURRENCE OF ADDITIONAL COSTS AND EXPOSURE TO ADDITIONAL OR DIFFERENT BUSINESS RISKS.

     BioVeris has broad discretion in determining the future strategy and focus of its business and may enter new healthcare fields in which it has limited or no experience. A significant change in the focus of BioVeris's business could result in a loss of its previous investment, the incurrence of additional costs, including research and development costs, and exposure to additional or different business risks. Incurrence of additional costs and exposure to additional risks could materially adversely affect BioVeris's business.

  BIOVERIS HAS A SUBSTANTIAL INVESTMENT IN MSD THAT, IF MSD IS NOT ABLE TO ADEQUATELY FUND ITS BUSINESS PLAN, COULD BECOME WORTHLESS.

     BioVeris will make a final capital contribution of $37.5 million (of which any amount in excess of $30 million will be funded by Mr. Samuel Wohlstadter) to MSD, a company formed by IGEN and MST, which is a company established and wholly-owned by Mr. Jacob Wohlstadter, Mr. Samuel Wohlstadter's son. As of June 30, 2003, $70.9 million had been invested in MSD, and the book value of BioVeris's interest in MSD as recorded on its balance sheet was approximately $14.8 million. BioVeris has no intention to provide additional funding to MSD after the final capital contribution is made. BioVeris expects that MSD will require substantial additional funding for its ongoing operations. If MSD is not able to obtain this funding, BioVeris could lose its ability to realize the value of most or all of its investment in MSD.

  MSD AND MST HAVE THE RIGHT TO PURCHASE BIOVERIS'S INTEREST IN MSD, AND THERE IS NO ASSURANCE THAT THE PURCHASE PRICE WILL EXCEED THE BOOK VALUE OF BIOVERIS'S INTEREST IN MSD.

     Upon expiration of the MSD joint venture agreement at the completion of the merger, MSD and MST have the right to purchase at fair market value less a discount BioVeris's entire interest in MSD, including BioVeris's preferred interests which entitle it to a preferred return on its investment in MSD. At June 30, 2003, the book value of BioVeris's interest in MSD as recorded on its balance sheet was approximately $14.8 million and, on a pro forma basis to recognize the final capital contribution, would be approximately $52.3 million. In addition, after BioVeris makes its final capital contribution to MSD, it is expected to have preferred interests in MSD of approximately $108 million, exclusive of the up to $7.5 million of preferred interests funded by a purchase of BioVeris preferred stock by Mr. Samuel Wohlstadter to the extent the final capital contribution exceeds $30 million. BioVeris will no longer be entitled to this preferred return in the event MSD or MST elects, to repurchase BioVeris's interest in MSD.

     The parties must either agree on a fair value or the valuation of MSD is to be resolved through a third-party appraisal procedure. If MSD or MST exercises its right to purchase BioVeris's interest in MSD, there can be no assurance that the purchase price for the MSD interests will be equal to or exceed the book value reflected on the BioVeris balance sheet. In the event the purchase price is less than the book value, BioVeris will not realize the value of most or all of its investment in MSD.

RISKS RELATED TO REGULATION AND GOVERNMENT CONTRACTS

  BIOVERIS'S ABILITY TO OBTAIN AND RETAIN U.S. GOVERNMENT CONTRACTS IS SUBJECT TO UNCERTAINTIES, AND U.S. GOVERNMENT CONTRACTS MAY BE TERMINATED, WHICH COULD MATERIALLY ADVERSELY AFFECT BIOVERIS'S FINANCIAL CONDITION, OPERATING RESULTS, BUSINESS AND PROSPECTS.

     The U.S. government may refuse to permit BioVeris to assume U.S. government contracts from IGEN, and BioVeris's ability to secure additional contracts, is subject to uncertainties related to the government's future funding commitments. The prospects for BioVeris's biodefense business are also highly sensitive to changes in national and international government policies and funding priorities. Changes in domestic or foreign government policies or priorities, including funding levels through agency or program budget reductions by the U.S. Congress or executive agencies, could materially adversely affect BioVeris's ability to retain or obtain U.S. government contracts, and its business prospects could suffer.

     The U.S. government can terminate, suspend or modify any of its contracts with BioVeris either for its convenience or if BioVeris defaults by failing to perform under the terms of the applicable contract. A termination or suspension for convenience could result in BioVeris having excess capacity, inventory, personnel, unreimbursable expenses or charges or other adverse effects on its financial condition. A termination arising out of BioVeris's default could expose BioVeris to claims for damages and may have a material adverse effect on its ability to compete for future U.S. government contracts and orders.

     U.S. government contracts may span one or more years and may include multiple renewal options in favor of the U.S. government. U.S. government agencies generally have the right not to exercise these option periods for any reason, including lack of funding, or if the agency is not satisfied with the counterparty's performance of the contract. If the U.S. government terminates any of BioVeris's contracts, BioVeris's financial condition and operating results could be materially adversely affected.

     In addition to unfavorable termination provisions, certain of IGEN's U.S. government contracts contain provisions that grant to the U.S. government a license to use inventions made by IGEN in the course of performing the contract, and to authorize others to use those inventions for or on behalf of the government. BioVeris will be subject to these provisions when it assumes these contracts. In addition, new U.S. government contracts with BioVeris may also include those types of provisions.

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

  BIOVERIS MUST OBTAIN FOOD AND DRUG ADMINISTRATION CLEARANCE OR APPROVAL TO MARKET ITS CLINICAL DIAGNOSTICS PRODUCTS, WHICH IS OFTEN COSTLY AND TIME CONSUMING. IF BIOVERIS DOES NOT OBTAIN THE NECESSARY CLEARANCES OR APPROVALS, ITS BUSINESS PROSPECTS WOULD SUFFER.

     The manufacture, packaging, labeling, advertising, promotion, distribution and sale of medical devices such as clinical diagnostics are subject to governmental regulation by national and local government agencies in the United States and abroad. The Food and Drug Administration, or FDA, regulates many of the areas in which BioVeris conducts its research and in which BioVeris is and expects to be developing, manufacturing and marketing products. In particular, BioVeris must obtain FDA clearance or approval before it can market clinical diagnostics products, such as those it will be developing for the clinical point-of-care market segment. The process of obtaining necessary clearances or approvals is often costly, time consuming and uncertain. In addition, BioVeris may begin to commercialize specific reagents intending to be exempt from many of the regulatory requirements generally applicable to clinical diagnostic test kits. If the FDA disagrees with BioVeris's classification of, or the manner in which BioVeris commercializes, those reagents, it may impose restrictions on BioVeris's business operations that could adversely affect its business prospects. BioVeris has very limited experience obtaining FDA clearance and approval and may not be successful in obtaining FDA approval for any of its clinical diagnostics products, which would materially adversely affect its business prospects. Further, clearance or approval may place substantial restrictions on the indications for which the product may be marketed or to whom it may be marketed.

     To obtain permission from FDA to market in the United States, BioVeris, or the companies with which BioVeris works, will need to either obtain Section 510(k) pre-market notification clearance or approval of a pre-market approval application from FDA. In order to obtain clearance for marketing, BioVeris, or the companies with which BioVeris works, must demonstrate substantial equivalence to a similar legally marketed product by submitting a premarket notification to FDA. FDA may require preclinical and clinical data to support a substantial equivalence determination, and there can be no assurance FDA will find a device substantially equivalent. Clinical trials can take extended periods of time to complete.

     If BioVeris does not successfully demonstrate substantial equivalence, or if BioVeris is required to obtain pre-market application approval, BioVeris would have to conduct extensive clinical testing of these products, which could take years to complete. Extensive testing could involve substantial additional costs and might delay bringing clinical diagnostics products to market, weakening BioVeris's competitive position. If BioVeris fails to obtain FDA clearance or approval for new products altogether, BioVeris will be unable to market these products at all for clinical use in the United States.

  BIOVERIS IS SUBJECT TO COMPREHENSIVE GOVERNMENT REGULATION, WHICH MAY INVOLVE SIGNIFICANT COSTS AND MAY RESTRICT ITS ABILITY TO CONDUCT BUSINESS.

     BioVeris expects that its products will be subject to continuing FDA requirements. BioVeris expects that it may need to spend a substantial amount of money to comply on an ongoing basis with government regulations. Government agencies, such as the FDA, Department of Homeland Security, Department of Commerce and the Environmental Protection Agency, or EPA, regulate many of BioVeris's products as well as products that BioVeris plans to develop, manufacture, market and sell, including products for the clinical diagnostics, biodefense and industrial markets.

     The costs of complying with governmental regulations and any restrictions that government agencies might impose could have a significant impact on BioVeris's business. If BioVeris increases its manufacturing and expands its product offerings, these costs will increase.

     Whether BioVeris manufactures products itself or contracts with another company to manufacture products based on its technology, the FDA and other government agencies will continually review and periodically inspect the manufacturing process. If any of these agencies were to discover a problem with BioVeris's products, the manufacturing process or the manufacturing facility, they could place restrictions on these products and on the manufacturer. For example, the FDA could require BioVeris to recall, or even totally withdraw, a product from the market or close a manufacturing facility.

     In addition to FDA regulations, the process of manufacturing products is subject to a variety of environmental laws and regulations, including laws and regulations governing the use, management and disposal of hazardous, radioactive and infectious materials and wastes, the discharge of pollutants into the air and water, and the cleanup of contaminated sites. BioVeris could incur substantial costs, including cleanup costs, fines and penalties, claims for damages, such as personal injury or property damages, and loss of permits required for its operations, if it fails to comply with these laws or regulations. BioVeris's operations are also subject to various employee health and safety laws and regulations, including those concerning occupational injury and illness and employee exposure to hazardous, radioactive and infectious materials. While BioVeris has procedures in place to protect employees from exposure to such materials, it cannot assure you that potentially harmful exposure will not occur or that it will not be liable to employees as a result. In addition, because of the limited information currently available regarding some of the hazardous, radioactive and infectious materials used in BioVeris's businesses, there may be unknown risks involved with the use of and exposure to such materials. In some circumstances there may be no body of knowledge or standard protocols for dealing with these risks. Costs associated with such environmental, health and safety matters could have a material adverse effect on BioVeris's business and financial condition. In addition, the Department of Defense, or DOD, in connection with BioVeris's biodefense business, may require additional security measures to be implemented at BioVeris's facility, which could cause BioVeris to incur substantial additional costs.

  BIOVERIS'S BUSINESS COULD BE ADVERSELY AFFECTED BY A NEGATIVE AUDIT BY THE U.S. GOVERNMENT.

     U.S. government agencies routinely audit and investigate government contractors. These agencies review a contractor's performance under its contracts. If an audit results in a finding of improper activities, BioVeris may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. In addition, BioVeris could suffer serious harm to its business reputation if allegations of impropriety were made against it.

  COST OVER-RUNS ON CONTRACTS WITH THE U.S. GOVERNMENT COULD SUBJECT BIOVERIS TO LOSSES OR ADVERSELY AFFECT ITS FUTURE BUSINESS.

     The U.S. government contracts that BioVeris intends to assume from IGEN are fixed-price contracts and therefore BioVeris will receive a fixed price irrespective of the actual costs it incurs in connection with the performance of such assumed contract. Consequently, BioVeris will be required to absorb any costs in excess of the fixed price that may be set forth in the contract. If BioVeris is unable to control the costs it incurs in performing under these contracts, its financial condition and operating results could be materially adversely affected. Cost over-runs also may adversely affect BioVeris's ability to sustain its performance under the contract and obtain future U.S. government contract awards.

  RESTRICTIONS ON HEALTHCARE COSTS AND HEALTHCARE AND INSURANCE FINANCING PRACTICES COULD LIMIT DEMAND FOR BIOVERIS'S PRODUCTS.

     In the U.S. and elsewhere, demand for clinical diagnostic testing is dependent, in part, on consumers' ability to be reimbursed for the cost of the tests by third-party payers, such as government agencies, health maintenance organizations and private insurers. Medicaid and other third-party payers are increasingly challenging the prices charged for medical services, including clinical diagnostic tests. They are also attempting to contain costs by limiting their coverage of, and the amount they will reimburse for, clinical diagnostic tests and other healthcare products.

     Without adequate coverage and reimbursement, consumer demand for clinical diagnostic tests may decrease. Decreased demand would likely cause potential sales of BioVeris's clinical diagnostic products, and sales by BioVeris's licensees, to decrease because fewer tests would be performed or prices would be lowered, or both. Reduced sales or royalty income would hurt BioVeris's business and business prospects.

     In many foreign markets, governments directly set the prices that clinical diagnostic companies may charge for their products and services. In the U.S., a number of legislative and regulatory proposals aimed at changing the healthcare system have been proposed in recent years and BioVeris expects this to continue. Foreign and domestic legislative and regulatory initiatives that limit healthcare coverage may have a material adverse effect on BioVeris's business and business prospects.

RISKS RELATING TO THE INDUSTRY

  BIOVERIS IS EXPOSED TO PRODUCT LIABILITY RISKS THAT, IF NOT ADEQUATELY COVERED BY INSURANCE, MAY HAVE A MATERIAL ADVERSE EFFECT ON ITS FINANCIAL CONDITION.

     Product liability is a major risk in marketing products for the clinical diagnostics, biodefense and industrial markets. BioVeris may not be able to insure adequately against risk of product liability. BioVeris may face product liability for claims and lawsuits brought by customers. Damages awarded in product liability cases can be very large. While BioVeris has product liability insurance, this coverage is limited. BioVeris may not have adequate product liability insurance to cover it against its potential liabilities or be able to maintain current levels of product liability insurance on acceptable terms, if at all. Claims or losses in excess of BioVeris's product liability insurance coverage or not covered by BioVeris's product liability insurance could have a material adverse effect on its financial condition.

RISKS RELATING TO BIOVERIS COMMON STOCK

  BIOVERIS'S EXECUTIVE OFFICERS AND DIRECTORS EXERCISE SIGNIFICANT INFLUENCE OVER BIOVERIS AND MAY HAVE SIGNIFICANT INFLUENCE OVER THE OUTCOME OF PROPOSED CORPORATE ACTIONS SUPPORTED OR OPPOSED BY OTHER BIOVERIS STOCKHOLDERS.

     Upon completion of the merger and related transactions, BioVeris's executive officers and directors in the aggregate, will own approximately 23.2% of the outstanding shares of BioVeris common stock. Upon completion of the merger, BioVeris's chairman and chief executive officer will own approximately 17.8% of the outstanding shares of BioVeris common stock, BioVeris's president and chief operating officer will own approximately 4.2% of the outstanding shares of BioVeris common stock and BioVeris's other directors and executive officers will own approximately 1.2% of the outstanding shares of BioVeris common stock. As a result, certain of BioVeris's executive officers or directors may have significant influence over the election of directors and may be able to significantly influence the outcome of proposed corporate actions supported or opposed by other BioVeris stockholders. In addition, as a result of their shareholdings, certain of BioVeris's executive officers and directors could have significant influence over the outcome of potential transactions, including acquisition transactions, that may be supported by other BioVeris stockholders.

  PROVISIONS IN BIOVERIS'S CHARTER DOCUMENTS MAY DISCOURAGE POTENTIAL ACQUISITIONS OF BIOVERIS, EVEN THOSE WHICH THE HOLDERS OF A MAJORITY OF BIOVERIS COMMON STOCK MAY FAVOR, WHICH MAY ADVERSELY AFFECT THE MARKET PRICE OF BIOVERIS COMMON STOCK, REDUCE THE LIKELIHOOD OF OFFERS TO ACQUIRE BIOVERIS AND PREVENT CHANGES IN BIOVERIS'S MANAGEMENT.

     BioVeris's certificate of incorporation and bylaws contain provisions that may have the effect of discouraging a third party from acquiring BioVeris by means of a tender offer, proxy contest or otherwise. BioVeris's certificate of incorporation and by-laws:

     - classify the BioVeris board of directors into three classes, with directors of each class serving for a staggered three-year period;

     - provide that BioVeris's directors may be removed only for cause and only upon the approval of the holders of at least a majority of the voting power of all BioVeris's shares entitled to vote generally in the election of such directors then outstanding, voting together as a single class;

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

     - prohibit BioVeris stockholders from calling special meetings and prohibit action by BioVeris stockholders by written consent;

     - require at least 66 2/3% of the voting power of all BioVeris shares entitled to vote generally in the election of directors then outstanding, voting together as a single class, to alter, amend or repeal certain provisions, including the provisions relating to BioVeris's classified board, the election, appointment and removal of BioVeris's directors and action by stockholders by written consent described above;

     - permit the BioVeris board of directors to fill vacancies and newly created directorships on the BioVeris board of directors; and

     - contain advance notice requirements for stockholder proposals.

     In addition, under BioVeris's certificate of incorporation, the BioVeris board of directors also has the authority to issue up to 15,000,000 shares of preferred stock in one or more series. The BioVeris board of directors can fix the powers, preferences and rights of any such series without stockholder approval. The BioVeris board of directors could, therefore, issue, without stockholder approval, preferred stock with voting and other rights that could adversely affect the voting power of the holders of BioVeris common stock or otherwise make it more difficult for a third party to gain control of BioVeris.

     Such provisions would make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the BioVeris board of directors.

     In addition, BioVeris intends to adopt a stockholder rights agreement prior to the completion of the merger, pursuant to which one BioVeris right will attach to each share of BioVeris common stock outstanding. The BioVeris rights will in most cases cause substantial dilution to a person that attempts to acquire or merge with BioVeris without board approval by permitting the holders of the BioVeris rights (other than the person attempting to acquire or merge with BioVeris) to, upon the occurrence of specified circumstances, purchase, at a substantial discount, shares of BioVeris series A participating cumulative preferred stock or shares of common stock of the person that attempts to acquire or merge with BioVeris. Accordingly, the existence of the BioVeris rights may deter potential acquirors from making a takeover proposal or a tender offer. For further description of the stockholder rights plan, see "Description of BioVeris Capital Stock -- Rights Agreement."

  THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SHARES OF BIOVERIS COMMON STOCK, AND THERE IS NO ASSURANCE THAT AN ACTIVE PUBLIC TRADING MARKET WILL DEVELOP.

     BioVeris is unable to predict the trading price for its common stock. Although BioVeris will apply for its shares to be quoted on The NASDAQ National Market(R), an active public trading market for BioVeris common stock may not develop or be sustained after the completion of the merger, which could affect your ability to sell shares of BioVeris common stock and may depress the market price of BioVeris common stock.

  BIOVERIS'S STOCK PRICE MAY BE VOLATILE AND COULD DROP PRECIPITOUSLY AND UNEXPECTEDLY.

     BioVeris will apply for shares of BioVeris common stock to be quoted on The NASDAQ National Market(R). The prices of publicly traded stocks often fluctuate. The price of BioVeris common stock may rise or fall dramatically, without any change in BioVeris's business performance. In the past, the stock price of technology companies has been especially volatile. BioVeris expects that this will continue to be the case. For example, from January 1, 2003 until September 22, 2003, the NASDAQ Biotechnology Index has ranged from 467.46 to 799.73.

     In addition to these fluctuations, an investment in BioVeris common stock could be affected by a wide variety of factors that relate to BioVeris's businesses and industry, many of which are outside of its control. For example, the price of BioVeris common stock could be affected by:

     - new product introductions by BioVeris or its competitors;

     - innovations by competitors;

     - BioVeris's competitors' announcements of their financial results;

     - changes in financial estimates and recommendations by security analysts;

     - disputes over patents or other proprietary rights;

     - publicity;

     - regulations;

     - issuances of BioVeris common stock or other BioVeris capital stock, or securities exercisable for or convertible into BioVeris capital stock;

     - economic, business and other market conditions; and

     - fluctuations in BioVeris's performance and the performance of its licensees.

     In addition, if BioVeris's revenues or financial results in any period fail to meet the investment community's expectations, there could be an immediate adverse impact on BioVeris's stock price.

     Upon the completion of the merger and related transactions, Mr. Samuel Wohlstadter is expected to hold 4,761,437 shares, or 17.8% of the outstanding shares of BioVeris common stock and Dr. Richard Massey is expected to hold 1,118,955, or 4.2% of the outstanding shares of BioVeris common stock. Although Mr. Samuel Wohlstadter and Dr. Massey have no intention to sell a substantial number of shares of BioVeris common stock, their shares may be sold in the public market in accordance with applicable securities laws.

     The market price of BioVeris common stock could decline as a result of sales of a substantial number of shares of BioVeris common stock or the perception that these sales could occur. In addition, the sale of shares of BioVeris common stock by Mr. Samuel Wohlstadter or Dr. Massey could impair the ability of BioVeris to raise capital through the sale of additional shares of BioVeris common stock or other securities convertible into shares of BioVeris common stock in the future.

  BIOVERIS DOES NOT PLAN TO PAY ANY CASH DIVIDENDS ON BIOVERIS COMMON STOCK.

     BioVeris has no plans to pay cash dividends on BioVeris common stock in the foreseeable future, if at all.

  BIOVERIS MAY NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE AND BIOVERIS MAY GRANT STOCK OPTIONS OR OTHER EQUITY-BASED AWARDS TO ITS EXECUTIVE OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS, FROM TIME TO TIME, EITHER OF WHICH WOULD RESULT IN DILUTION TO BIOVERIS STOCKHOLDERS.

     Your investment in BioVeris common stock could be diluted if BioVeris issues additional shares of BioVeris common stock or securities convertible into, or exercisable for, shares of BioVeris common stock in the future, which BioVeris may need to do to raise funds for its business. Sales of additional shares of BioVeris common stock or the conversion of securities into, or the exercise of securities for, shares of BioVeris common stock could cause the market price of BioVeris common stock to decrease.

     Under the BioVeris 2003 stock incentive plan, if approved, BioVeris's executive officers, directors, employees and consultants may from time to time be granted options or other equity-based awards, such as phantom stock or restricted stock, to purchase up to 5.3 million shares of BioVeris common stock. If they exercise their options or other equity based awards, if and when granted, and purchase shares of BioVeris common stock, your investment in BioVeris common stock will be diluted.

  THE EXON-FLORIO ACT MAY INHIBIT POTENTIAL ACQUISITION BIDS, WHICH MAY ADVERSELY AFFECT THE MARKET PRICE OF BIOVERIS COMMON STOCK.

     Section 721 of Title VII of the Defense Production Act of 1950, also known as the Exon-Florio Act, authorizes the president of the U.S. or his designees to initiate an investigation into the potential effects on national security of a business combination of a U.S. corporation and a foreign entity that could result in foreign control of the U.S. corporation. Subject to certain exceptions, under the Exon-Florio Act, the president may suspend or prohibit any foreign acquisition, merger or takeover of a U.S. corporation if there is credible evidence that the foreign entity exercising control might take action that threatens national security and there is no provision of law adequate to protect national security.

     Due to BioVeris's current and potential future involvement in the biodefense industry, the Exon-Florio Act could inhibit potential acquisition bids from foreign entities, which could adversely affect the market price of BioVeris common stock.

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

                              THE SPECIAL MEETING

     This proxy statement/prospectus is being furnished to IGEN stockholders as of the record date as part of the solicitation of proxies by the IGEN board of directors for use at the special meeting.

DATE, TIME AND PLACE

     The special meeting of IGEN stockholders will be held on           , 2003,
at   a.m., local time, at           .

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, holders of IGEN common stock will be asked to consider and vote upon a proposal to adopt the merger agreement, to consider and vote upon a proposal to approve the proposed BioVeris 2003 stock incentive plan and to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

     If the merger agreement is adopted and the merger and related transactions are subsequently completed, each outstanding share of IGEN common stock (other than shares held by stockholders who validly exercise appraisal rights) will be converted into the right to receive $47.25 in cash, without interest, and one share of BioVeris common stock. Shares held as treasury stock and shares held by Roche or the merger sub will be canceled and retired and will cease to exist and no consideration will be delivered in exchange for these shares.

RECOMMENDATIONS OF THE IGEN BOARD OF DIRECTORS

     The IGEN board of directors has unanimously determined that the merger agreement is advisable and in the best interests of IGEN and its stockholders. The IGEN board of directors has unanimously approved the merger agreement and related transactions and unanimously recommends that IGEN stockholders vote "FOR" the adoption of the merger agreement. The IGEN board of directors also unanimously recommends that IGEN stockholders vote "FOR" the approval of the proposed BioVeris 2003 stock incentive plan.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of IGEN common stock at the close of business on
          , 2003, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.

     On the record date,           shares of IGEN common stock were issued and
outstanding and held by approximately           holders of record. Holders of
record of IGEN common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

     A quorum will be present at the special meeting if a majority of all the shares of IGEN common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by duly authorized proxy. If a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

VOTES REQUIRED

     The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of IGEN common stock outstanding on the record date. The failure by the holder of any outstanding shares of IGEN common stock to either submit a proxy or vote in person at the special meeting will have the same effect as a vote against the adoption of the merger agreement because the required vote of IGEN stockholders is based upon the number of outstanding shares of IGEN common stock, rather than upon the number of shares actually voted.

     The approval of the proposed BioVeris 2003 stock incentive plan requires the affirmative vote of a majority of the voting power of the shares represented at the special meeting in person or by duly authorized proxy and entitled to vote on the matter provided that a quorum exists. The failure by the holder of any outstanding shares of IGEN common stock to either submit a proxy or vote in person at the special meeting will have no effect on the approval of the proposed BioVeris 2003 stock incentive plan.

SHARE OWNERSHIP OF IGEN DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES

     At the close of business on the record date, IGEN's directors and executive officers and their respective affiliates beneficially owned and were entitled to
vote           shares of IGEN common stock, which represented approximately
     % of the shares of IGEN common stock outstanding on that date.

PROXIES

     All shares represented by duly authorized proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders of those proxies. Duly authorized proxies that do not contain voting instructions will be voted "FOR" the adoption of the merger agreement and "FOR" the approval of the proposed 2003 BioVeris stock incentive plan.

     Shares of IGEN common stock represented at the special meeting but not voting, including shares representing abstentions or broker non-votes, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Brokers who hold shares of IGEN common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares without specific instructions from those customers. These non-voted shares are referred to as "broker non-votes" and count as votes against the adoption of the merger agreement and do not count for any purpose in determining the approval of the proposed BioVeris 2003 stock incentive plan. ACCORDINGLY, IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKER, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE ON YOUR PROXY CARD TO ENSURE YOUR SHARES ARE PROPERLY VOTED AT THE MEETING.

     Because the adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of IGEN common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will count as votes against the adoption of the merger agreement, but will have no effect on the approval of the proposed BioVeris 2003 stock incentive plan.

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

     IGEN does not expect that any matter other than the proposal to adopt the merger agreement and the proposal to approve the proposed BioVeris 2003 stock incentive plan will be brought before the special meeting. If, however, the IGEN board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment unless authority to do so is withheld on the proxy card.

REVOCATION OF PROXIES

     The grant of a proxy pursuant to this solicitation does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

     - notifying the Secretary of IGEN in writing that the proxy has been revoked;

     - submitting a new proxy bearing a later date, including a proxy given by telephone or electronically over the Internet; or

     - appearing at the special meeting and voting in person, if such stockholder is a record holder.

     Attendance at the special meeting will not in and of itself constitute revocation of a proxy. If a stockholder chooses either of the first two methods, the new proxy or the notice of revocation, as the case may be, must be submitted to IGEN at 16020 Industrial Drive, Gaithersburg, Maryland 20877, Attention: Secretary.

SOLICITATION OF PROXIES

     IGEN will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of IGEN may solicit proxies from stockholders by telephone or other electronic means or in person. IGEN will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons. IGEN will reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     Georgeson Shareholder Communications, Inc., a company that provides proxy solicitation services, will assist in the solicitation of proxies by IGEN. IGEN will pay Georgeson Shareholder Communications, Inc. a fee of $12,500, plus customary additional payments for telephone solicitations and reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson Shareholder Communications, Inc. against certain liabilities arising out of its proxy solicitation services on behalf of IGEN.

     IGEN STOCKHOLDERS SHOULD NOT RETURN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. After the merger is completed, IGEN stockholders will be sent a transmittal form with instructions for the surrender of IGEN common stock certificates.

                        THE COMPANIES AND THE LITIGATION

ROCHE

     Roche is one of the world's leading innovation-driven healthcare groups. Roche's core businesses are pharmaceuticals and diagnostics. Roche is the world's leading provider of diagnostic systems, the leading supplier of pharmaceuticals for cancer and a leader in virology and transplantation. As a supplier of products and services for the prevention, diagnosis and treatment of disease, Roche contributes on a broad range of fronts to improving people's health and quality of life. Roche employs 65,000 people in 150 countries around the world.

     Roche was organized in Switzerland in 1895. The address of Roche's principal executive offices is Grenzacherstrasse 124, CH-4070, Basel, Switzerland, and its telephone number is (+41) 61-688-8880.

IGEN

     IGEN and its licensees develop, manufacture and market products based on IGEN's proprietary ECL technology. IGEN believes that ECL technology, which detects and measures biological substances, offers significant advantages over competing detection and measurement methods by providing a unique combination of speed, sensitivity, flexibility and throughput in a single technology platform. ECL technology is incorporated into IGEN's and its licensees' instrument systems and related consumable reagents, which are the biological or chemical compounds that are used to perform a test, or assay, on such instrument systems.

     IGEN was incorporated in California in 1982 as IGEN, Inc., and on November 19, 1996, IGEN, Inc. merged into IGEN International, Inc., a newly formed Delaware corporation. The address of IGEN's principal executive offices is 16020 Industrial Drive, Gaithersburg, Maryland 20877, and its telephone number is
(301) 869-9800.

BIOVERIS

     BioVeris is a newly-formed, wholly-owned subsidiary of IGEN. As part of the restructuring, BioVeris will assume IGEN's biodefense, life sciences and industrial product lines, as well as IGEN's opportunities in the clinical diagnostics and healthcare fields, and will own IGEN's intellectual property, IGEN's equity interest in MSD a company formed by IGEN and MST, which is a company established and wholly-owned by a son of IGEN's and BioVeris's chairman and chief executive officer, cash and certain other rights and licenses currently held by IGEN. Simultaneously with the completion of the merger, certain ongoing commercial agreements between BioVeris and certain affiliates of Roche will become effective.

     BioVeris's strategy is based on the direct development and commercialization of its own products utilizing its technologies, while at the same time entering into collaborations with third parties that can assist BioVeris in its commercialization efforts. Key elements of BioVeris's strategy are to:

     - pursue collaborative relationships to accelerate new product development and enhance global manufacturing and marketing capabilities;

     - establish leadership positions in emerging markets; and

     - develop and market product line extensions and an expanded menu of assays.

     BioVeris was organized as a Delaware limited liability company on June 6, 2003 as IGEN Integrated Healthcare, LLC, and on September 22, 2003 IGEN Integrated Healthcare, LLC was converted into BioVeris Corporation, a newly formed Delaware corporation. The address of BioVeris's principal executive offices is 16020 Industrial Drive, Gaithersburg, Maryland 20877, and its telephone number is (301) 869-9800.

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THE LITIGATION

     Since 1997, IGEN and Roche have been involved in a lawsuit in the Southern Division of the U.S. District Court for the District of Maryland relating to, among other things, IGEN's ability to terminate a license agreement for ECL technology that was granted in 1992 to a company that became a subsidiary of Roche. On July 9, 2003, the U.S. Court of Appeals for the Fourth Circuit, among other things, affirmed IGEN's right to terminate the license while vacating the $400 million punitive damages award against the subsidiary of Roche and reversing $86.8 million of the compensatory damage award against the subsidiary of Roche. This lawsuit is referred to in this proxy statement/prospectus as the Roche litigation. In addition, on July 9, 2003, IGEN sent a notice to the subsidiary of Roche confirming termination of the license and filed patent infringement lawsuits against the subsidiary in Maryland and in Germany. These lawsuits have been stayed by agreement of the parties pending completion of the merger.

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                      THE MERGER AND RELATED TRANSACTIONS

BACKGROUND TO THE MERGER AND RELATED TRANSACTIONS

     In 1992, IGEN entered into a license agreement with Boehringer Mannheim GmbH, which is referred to in this proxy statement/prospectus as the 1992 license agreement, for the commercialization of ECL-based clinical immunoassay and nucleic acid test systems in certain defined fields specified in the 1992 license agreement.

     Beginning in 1996, disputes began to arise between IGEN and Boehringer Mannheim regarding the proper interpretation of, and Boehringer Mannheim's compliance with, the 1992 license agreement. In May 1997, Roche agreed to acquire Boehringer Mannheim. In August 1997, IGEN engaged Lehman Brothers Inc., or Lehman Brothers, as its advisor to assist IGEN and its legal advisors in assessing the value of its position and attempting to resolve the dispute between IGEN and Boehringer Mannheim and to identify opportunities and advise IGEN with respect to possible asset transfers, merger and other transactions with Boehringer Mannheim.

     On September 15, 1997, IGEN filed a lawsuit against Boehringer Mannheim in the Southern Division of the U.S. District Court for the District of Maryland, or the District Court, alleging that, among other things, Boehringer Mannheim failed to perform certain material obligations under the 1992 license agreement. On that same date, Boehringer Mannheim filed suit against IGEN in the U.S. District Court for the District of Indiana asserting that IGEN had breached its contractual obligations to Boehringer Mannheim under the 1992 license agreement.

     From time to time in late 1997 and in 1998, representatives of IGEN, Lehman Brothers and Boehringer Mannheim (and after its acquisition of Boehringer Mannheim, Roche) discussed a number of potential options for a possible settlement. No agreement was reached.

     In December 1997, IGEN International KK, or IGEN KK, a Japanese subsidiary of IGEN, filed a lawsuit in Tokyo District Court, Tokyo, Japan against Hitachi, Ltd. or Hitachi. This lawsuit is referred to in this proxy statement/prospectus as the Tokyo litigation. In the Tokyo litigation, IGEN KK sought to enjoin Hitachi from infringing its intellectual property rights relating to ECL technology and to prevent Hitachi from manufacturing, using or selling the Elecsys 2010 instrument in Japan. Hitachi was the sole manufacturer for Roche of that instrument.

     In March 1998, Roche completed its acquisition of Boehringer Mannheim GmbH and renamed the company Roche Diagnostics GmbH, or Roche Diagnostics. Also in March 1998, IGEN and Roche Diagnostics agreed that Roche Diagnostics would voluntarily dismiss the lawsuit it previously filed in Indiana and that the litigation between them would proceed in the District Court. In connection with that agreement, IGEN stipulated that it would not terminate the 1992 license agreement unless and until the U.S. Court of Appeals for the Fourth Circuit, or the Appellate Court, confirmed it was entitled to do so.

     In the Roche litigation, IGEN alleged that Roche Diagnostics breached material obligations under the 1992 license agreement, including that Roche Diagnostics failed to develop and commercialize ECL technology according to the contractual timetable, failed to exploit the license to the extent contemplated by the parties, failed to phase out certain non-royalty-bearing product lines, exploited ECL technology outside of the fields specified in the 1992 license agreement, failed to properly treat intellectual property rights regarding ECL technology, failed to maintain records essential to the computation of royalties, and failed to properly compute royalties. In the lawsuit, IGEN sought compensatory damages as well as injunctive and declaratory relief, including a judicial declaration of its right to terminate the 1992 license agreement. Roche Diagnostics filed counterclaims against IGEN alleging that, among other things, IGEN breached its obligations under the 1992 license agreement by permitting other licensees to exercise certain rights to ECL technology, by failing to share certain improvements to ECL technology with Roche Diagnostics and by declining to defend Roche Diagnostics in the Serono litigation described below. Roche Diagnostics also alleged that IGEN had misrepresented its own intentions with respect to the expansion of rights granted to Eisai Co., Ltd. under a separate license agreement. Roche Diagnostics further alleged

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

that IGEN breached the 1992 license agreement and had interfered with its business relationships by filing the Tokyo litigation.

     In June 1998, Laboratories Serono, S.A., a subsidiary of Ares-Serono, or Serono, filed a patent infringement claim against IGEN, Roche Diagnostics, Roche Diagnostics Corporation and BioMerieux (formerly Organon Teknika) in the U.S. District Court for the District of Delaware. Serono claimed that a Serono patent was infringed by the parties. F. Hoffmann-LaRoche, Ltd. subsequently acquired the patent from Serono and continued in Serono's place to assert infringement against IGEN and BioMerieux. This lawsuit against IGEN is referred to in this proxy statement/prospectus as the Serono litigation.

     In August 1998, senior executives from IGEN met for the first time with Dr. Franz Humer, chief executive officer of Roche, as well as other senior executives of Roche in Basel, Switzerland to discuss a possible settlement of the Roche litigation. Although the parties discussed various settlement options, no agreement was reached.

     On October 19, 1998, the District Court issued a preliminary injunction, following a motion by IGEN earlier in the year, prohibiting Roche Diagnostics from marketing its Elecsys products in physicians' office laboratories and requiring Roche Diagnostics to escrow all revenues from past sales to physicians' office laboratories pending the outcome of the Roche litigation and to transfer all of its current Elecsys customers constituting physicians' office laboratories to IGEN.

     From time to time in 1999 through January 2001, representatives of IGEN and representatives of Roche held meetings and discussions regarding a possible settlement of the Roche litigation. Although during this period IGEN and Roche discussed a number of potential options for a possible settlement, no agreement was reached.

     On August 18, 2000, IGEN filed an amended complaint with the District Court in the Roche litigation asserting additional breach of contract claims and a claim for unfair competition. In this amended complaint, IGEN added a request that Roche be required to pay punitive damages to IGEN.

     During 2001, Roche retained Merrill Lynch and The Taylor Companies to assist it in evaluating potential options for a possible resolution of the Roche litigation as well as the possibility of Roche acquiring 100% of the stock of IGEN, which is discussed below.

     On February 23, 2001, the trial in the Serono litigation began. The trial was completed on February 28, 2001. After post-trial briefing, the case was taken under advisement by the court.

     On March 5, 2001, Mr. Heino von Prondzynski, member of the Executive Committee of Roche and the Head of Roche Diagnostics, wrote to Mr. Samuel Wohlstadter regarding the possibility of Roche acquiring 100% of the stock of IGEN as a means of resolving the dispute between Roche and IGEN.

     On March 8, 2001, following telephone conversations between Messrs. von Prondzynski and Wohlstadter, Mr. Wohlstadter wrote to Mr. von Prondzynski indicating that an acquisition of IGEN at an appropriate price might be an attractive option for resolving the Roche litigation. IGEN requested, on advice of counsel, that Roche execute a confidentiality and standstill agreement prior to commencing more specific discussions about Roche's proposal that it acquire 100% of the stock of IGEN. At various times thereafter in March 2001 and early April 2001, Messrs. Wohlstadter and von Prondzynski discussed the execution of a confidentiality and standstill agreement and initiation of discussions regarding the economic and other major terms of Roche's proposal. They were not able to reach agreement on these preliminary matters.

     On March 19, 2001, the IGEN board of directors held a special meeting to consider their response to Mr. von Prondzynski's March 5, 2001 letter. Members of management described the recent conversations and contacts between representatives of IGEN and representatives of Roche. Representatives of Cravath, Swaine & Moore LLP, or Cravath, legal advisors to IGEN, discussed the directors' fiduciary duties in responding to Roche's letter and answered questions from the directors. Representatives of Lehman Brothers discussed their views and preliminary analyses of the financial aspects of a possible acquisition of IGEN. Representatives of Wilmer, Cutler & Pickering gave a presentation regarding the dispute with
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

Roche. Representatives of Morris, Nichols, Arsht & Tunnell gave a presentation regarding the Serono litigation. The IGEN board of directors authorized Mr. Samuel Wohlstadter to continue discussions, including discussions regarding valuation, with Mr. von Prondzynski regarding a possible transaction subject to obtaining a confidentiality and standstill agreement executed by Roche. Roche declined to enter into this agreement.

     On March 26, 2001, the District Court granted IGEN's motion for summary judgment in the Roche litigation with respect to the allegation that Roche Diagnostics breached the 1992 license agreement by taking improperly calculated and unsubstantiated "rental surcharge" deductions against reported sales of royalty-bearing products. The District Court also dismissed Roche Diagnostics' counterclaims for fraud and tortious interference with its business, as well as Roche Diagnostics' related request for punitive damages.

     On April 6, 2001, the IGEN board of directors received a written non-binding expression of interest from Mr. von Prondzynski and Mr. Andreas Knierzinger, Head of Mergers and Acquisitions of Roche, proposing that Roche acquire 100% of IGEN's outstanding common stock for cash consideration of up to $500 million, subject to completion of due diligence. Roche's expression of interest expired by its terms at 5:00 p.m., EDT, on April 20, 2001. In response to IGEN's written request on April 19, 2001, Roche, on April 24, 2001, extended the deadline for IGEN to respond to its expression of interest until 5:00 p.m., EDT, on April 27, 2001.

     On April 11, 2001, Mr. Samuel Wohlstadter sent a letter to Mr. von Prondzynski to acknowledge receipt of the April 6, 2001 expression of interest and reiterate IGEN's request that Roche execute a confidentiality and standstill agreement prior to commencing discussions regarding the specific terms of Roche's proposal.

     On April 19, 2001, the IGEN board of directors held a special meeting at which members of management described the recent conversations between representatives of IGEN and representatives of Roche as well as the April 6, 2001 expression of interest received from Roche. The IGEN board of directors also authorized management to formally engage Lehman Brothers as IGEN's financial advisor in connection with the evaluation of proposals to acquire IGEN or an interest in IGEN.

     On April 25, 2001, the IGEN board of directors held a special meeting to consider the April 6, 2001 expression of interest from Roche. Members of management described the recent conversations and contacts between representatives of IGEN and representatives of Roche. Representatives of Cravath discussed the board's fiduciary duties in considering Roche's expression of interest and also described the terms of Roche's expression of interest. Representatives of Lehman Brothers made a detailed financial presentation regarding Roche's expression of interest and indicated that, based on and subject to the matters to be contained in the written opinion, as of that date, from a financial point of view, the consideration which had been offered in Roche's expression of interest was inadequate to the stockholders of IGEN and Lehman Brothers would be prepared to issue an opinion in writing to that effect. Representatives of Wilmer, Cutler & Pickering gave a presentation regarding the Roche litigation. Representatives of Morris, Nichols, Arsht & Tunnell gave a presentation regarding the Serono litigation. Upon completing its deliberation, the IGEN board of directors unanimously decided to reject Roche's expression of interest. The IGEN board of directors decided, however, that if mutually acceptable terms could be reached, an acquisition transaction could still be a constructive approach to resolving the parties' dispute. On that same day, Mr. Samuel Wohlstadter advised Mr. von Prondzynski by letter of the board's decision and again conveyed the IGEN board of directors' request that Roche execute an appropriate confidentiality and standstill agreement with IGEN so that further discussions could take place.

     From time to time during the period from May 2001 until mid-October 2001, representatives of IGEN and representatives of Roche had preliminary discussions concerning valuation and possible structures for an acquisition of IGEN by Roche. Representatives of IGEN continued to request that Roche execute an appropriate confidentiality and standstill agreement.

     On August 10, 2001, the District Court granted two of IGEN's motions for summary judgment in the Roche litigation with respect to the allegations that Roche Diagnostics breached the 1992 license

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

agreement by settling the Serono litigation without IGEN's consent and by failing to cease development of a competing product line. The District Court also ruled that Roche Diagnostics' field was limited solely to hospitals (with certain exceptions), clinical reference laboratories and blood banks.

     On October 16, 2001, Roche, Roche Diagnostics and IGEN executed a confidentiality agreement, including a standstill provision that would remain in effect for three months, which was the expected duration of the jury trial. After execution of the confidentiality agreement, IGEN suggested to Roche a possible transaction structure whereby Roche would acquire 100% of IGEN, with IGEN stockholders receiving, in exchange for their IGEN stock, cash from Roche and shares of common stock of a new public company to be spun-off by IGEN. The new company would contain certain assets and liabilities of IGEN to be identified by the parties. This transaction structure is referred to in this proxy statement/ prospectus as the Newco transaction.

     On October 24, 2001, the jury trial in connection with the Roche litigation began.

     In November 2001, Roche, IGEN and the remaining defendants reached a settlement of the Serono litigation. In that settlement, Roche dismissed with prejudice all claims against IGEN, paid IGEN $5.7 million as reimbursement for legal fees incurred in the Serono litigation and granted IGEN a fully-paid, perpetual, worldwide, non-exclusive license (with the right to grant sublicenses) to the patent at issue.

     From time to time in November and early December 2001, representatives of IGEN and Roche and their respective legal and financial advisors continued to have discussions regarding a possible Newco transaction.

     On December 8, 2001, representatives of the Taylor Companies informed representatives of IGEN that Roche was no longer willing to discuss a possible Newco transaction, but that Roche was prepared to discuss an acquisition of 100% of IGEN's stock for cash.

     On December 9, 2001, the IGEN board of directors held a special meeting at which members of management described the recent discussions between representatives of IGEN and Roche and their respective financial and legal advisors. After discussion, the IGEN board of directors authorized management to continue discussions with respect to a possible acquisition by Roche of 100% of IGEN's stock for cash.

     In mid-December 2001, Roche and its financial and legal advisors conducted business and legal due diligence in connection with a potential acquisition of IGEN at the offices of Wilmer, Cutler & Pickering. In addition, representatives of IGEN and Roche and their respective legal advisors exchanged drafts of a merger agreement and a stockholder agreement and continued to discuss the terms of a possible acquisition by Roche of 100% of IGEN's stock for cash. Numerous significant issues were raised in these discussions, including price, IGEN's requirements for a high level of closing certainty and Roche's requirements that certain ongoing obligations, including those related to Meso Scale Diagnostics, LLC., or MSD, be terminated in connection with an acquisition by Roche. These issues remained unresolved at the conclusion of the jury trial referred to below.

     On January 3, 2002, the jury trial in connection with the Roche litigation ended, and on January 10, 2002, the jury rendered a verdict that Roche Diagnostics had breached the 1992 license agreement, had violated its duty of good faith and fair dealing to IGEN in connection with a license for nucleic acid tests and had engaged in unfair competition against IGEN, and that IGEN had violated its duty of good faith and fair dealing to Roche as a result of the prosecution of the Tokyo litigation.

     On February 15, 2002, the District Court issued a final order of judgment that confirmed the jury's decision awarding $105 million in compensatory damages and $400 million in punitive damages, entitling IGEN to terminate the 1992 license agreement and directing Roche Diagnostics to grant to IGEN for use in IGEN's retained fields a license to all improvements with respect to ECL technology developed by Roche Diagnostics under the 1992 license agreement. Roche Diagnostics was also ordered, at its sole cost and expense, to deliver those improvements to IGEN and to provide all other information and materials required or necessary to enable IGEN to commercialize those improvements. The final order of judgment also barred Roche Diagnostics from marketing, selling, placing or distributing outside of its licensed field any products based on ECL technology, including its Elecsys diagnostics product line. The final order also found in IGEN's favor on all of Roche Diagnostics' counterclaims, except for one for which IGEN was ordered to pay $500,000, which it paid promptly.

     On February 20, 2002, IGEN sent a notice to Roche Diagnostics terminating the 1992 license agreement effective upon the expiration of Roche Diagnostic's time to file a notice of appeal of the District Court decision in connection with the Roche litigation, if Roche Diagnostics had not filed a notice to appeal by that time, or at such time as the Appellate Court has issued a final order concluding the appeal that did not reverse or vacate those portions of the judgment entitling IGEN to terminate the 1992 license agreement.

     On April 15, 2002, the District Court reaffirmed its final order of judgment. In May 2002, Roche filed notices of appeal of the final order of judgment to the Appellate Court. Roche Diagnostics appealed certain aspects of the final order of judgment to the Appellate Court. During the appeal process Roche Diagnostics was obligated to continue to comply with the terms of the 1992 license agreement, including its obligation to continue to pay IGEN royalties on Roche Diagnostics' sales of royalty bearing products and to share and deliver improvements. Roche Diagnostics' obligation to pay the $505 million of monetary damages awarded to IGEN was suspended until completion of the appeal process.

     On May 28 and 29, 2002, representatives of IGEN and representatives of Roche met in Washington, D.C. to continue their negotiations regarding various alternatives to resolve their dispute, but no agreement was reached.

     On June 13, 2002, IGEN and Hitachi settled the Tokyo litigation.

     In June and July 2002, the parties participated in the Appellate Court's mandated mediation program. On June 21, 2002, at the direction of the Appellate Court's senior circuit mediator, Foley & Lardner, counsel to Roche Diagnostics, sent a letter to Wilmer, Cutler & Pickering conveying a settlement proposal for the mediation session. That proposal reiterated a proposal made by Roche to IGEN during the parties' meeting on May 29, 2002. The proposal included a payment to IGEN in the amount of $250 million in settlement of all of the issues in the litigation, the acquisition of 5% of IGEN's outstanding stock from stockholders for $150 million and the payment of a fixed annual fee of $100 million per year, to the extent Roche Diagnostics in fact continued to use ECL technology, for 10 years for a worldwide, non-exclusive license for the use of ECL technology in Roche Diagnostic's field as specified in the final order of judgment. The proposal also included a supply agreement pursuant to which Roche Diagnostics would make available to IGEN, for use in IGEN's retained fields, Roche Diagnostics's products based on ECL technology as well as continued supply of reagents comparable to those provided for in the 1992 license agreement. The parties were unable to resolve the dispute through the mediation process.

     Separately, in July and August 2002, IGEN and Roche exchanged drafts of, and held a series of negotiation sessions regarding, a possible settlement agreement and certain related commercial agreements to resolve the Roche litigation.

     On August 8, 2002, Mr. Wohlstadter and Dr. Humer met in Zurich, Switzerland and discussed various aspects of a possible settlement. On August 14, 2002, Dr. Humer sent a letter to Mr. Samuel Wohlstadter to follow up on their discussions and advise him of the critical points of any settlement offer, including an absolute maximum financial burden for Roche of $1.1 billion on a net present value basis under any possible structure. Based on conversations with representatives of Roche, representatives of IGEN understood Roche's position to mean that the cash payment by Roche in any settlement would be less than $1.1 billion due to downward adjustments resulting from any non-cash value perceived to be provided by Roche and certain unspecified costs to Roche related to the transaction structure selected.

     During the period from August through September 2002, IGEN and Roche filed their appellate briefs in connection with Roche's appeal of the District Court's judgment.

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

     From time to time in August, September and October 2002, representatives of IGEN and Roche and their respective advisors continued to engage in discussions regarding a possible settlement and related matters.

     In mid-October 2002, IGEN proposed to Roche that Roche reconsider the Newco transaction structure as a means of resolving the outstanding issues. In late October, representatives of IGEN and Roche and their respective legal advisors met in New York to discuss the Newco transaction structure. At this meeting, representatives of IGEN made a presentation regarding the Newco transaction structure. Representatives of Roche indicated a willingness to consider the Newco transaction structure, but reiterated the maximum value Roche had said it would provide in any transaction structure and therefore indicated it would be Roche's position that in the Newco transaction structure the cash to IGEN stockholders and the Roche-provided funding for BioVeris would be less than $1.1 billion. IGEN's representatives indicated that, while they would not accept Roche's proposed cap on value, they were nevertheless willing to proceed with the negotiation of documentation and other terms in connection with a possible Newco transaction. As a result of the meetings, the parties began to pursue the Newco transaction structure as a framework for resolving their dispute. Representatives of Roche advised representatives of IGEN that a number of issues remained to be resolved, including obtaining the consent of MSD, to any transaction between Roche and IGEN.

     In late October and early November 2002, representatives of IGEN and Roche and their respective legal advisors exchanged drafts of a merger agreement, related transaction agreements and ongoing commercial agreements (including agreements by Roche to supply BioVeris with finished instruments to be marketed and sold by BioVeris and key ingredients used to produce assays) in connection with the Newco transaction structure.

     In early December 2002, representatives of IGEN and Roche and their respective legal advisors met again in New York to discuss and negotiate the Newco transaction structure, the terms of a possible transaction and the ongoing commercial agreements.

     In January 2003, representatives of IGEN and Roche and their respective legal advisors met in New York, and from time to time in January and February 2003 held a series of telephone conferences and a video conference, to discuss the Newco transaction structure, including a new proposal by IGEN regarding the Newco transaction structure designed to reduce the likelihood of future disputes regarding the commercialization of ORIGEN technology, and to negotiate the ongoing commercial agreements. During this period, the parties exchanged various drafts of the ongoing commercial agreements.

     On February 24, 2003, the Appellate Court heard oral arguments on the appeal by Roche of the judgment of the District Court.

     From time to time in March, April and early May 2003, representatives of IGEN and Roche and their respective legal advisors met in New York and held a series of telephone conferences to discuss, and exchanged drafts of, the merger agreement, related transaction agreements, the ongoing commercial agreements and other related issues regarding a possible Newco transaction. In connection with these discussions, Roche stated that it would require that the Roche litigation be settled at the time of signing the definitive agreements relating to a Newco transaction (rather than at completion of the transaction) pursuant to a settlement agreement that would provide Roche with a new, limited license for a limited period, irrespective of whether the Newco transaction was ultimately completed. IGEN agreed to discuss this concept. During this period Roche and Davis Polk & Wardwell, or Davis Polk, legal advisors to Roche, also conducted business and legal due diligence relating to IGEN in a data room established in New York.

     On April 28, 2003, in connection with obtaining MSD's consent to the Newco transaction as requested by Roche, IGEN, Roche, Roche Diagnostics and MSD entered into a confidentiality agreement to permit MSD to review drafts of the merger agreement, related transaction agreements and ongoing commercial agreements as well as other information relating to the Newco transaction.

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

     On May 9, 2003, the IGEN board of directors held a meeting in Washington, D.C. Representatives of Wilmer, Cutler & Pickering updated the board on the status of the Roche litigation, members of management gave a detailed presentation of a proposed business plan for BioVeris and representatives of Lehman Brothers gave a detailed financial presentation relating to a possible Newco transaction. Representatives of Cravath reviewed with the board the fiduciary duties of the directors in considering the possible transaction with Roche, the material terms of and the open issues in connection with the related transaction agreements and certain legal issues related to the Newco transaction structure. A representative of Hale and Dorr LLP, counsel to IGEN, reviewed the status and the material terms of the ongoing commercial agreements.

     From time to time in mid to late May 2003 and early to mid June 2003, representatives of IGEN and Roche and their respective legal advisors met in New York and held a series of telephone conferences to continue to discuss and exchange comments on various drafts of a settlement agreement, the merger agreement, the related transaction agreements and the ongoing commercial agreements, as well as to discuss the need for and possible financial terms of separate PCR license agreements. During these discussions, the parties made various proposals intended to ensure that the parties would have a high level of certainty that the Newco transaction would in fact close if definitive agreements were in fact agreed. In addition, during this period Davis Polk reviewed additional documents relating to IGEN in the data room.

     In late June 2003, representatives of IGEN and Roche and their respective legal advisors met again in New York to discuss various alternatives relating to closing certainty as well as various drafts of the merger agreement, related transaction agreements and ongoing commercial agreements. Davis Polk also provided an initial draft of the MSD global consent agreement.

     On July 3, 2003, Mr. Samuel Wohlstadter and other representatives of IGEN's senior management met with Dr. Humer and other representatives of Roche's senior management to discuss various aspects of the Newco transaction, including valuation. At that meeting, the parties once again discussed the possibility of an all-cash acquisition of 100% of IGEN's stock and Dr. Humer reiterated his previously expressed value limits. The members of IGEN senior management who attended the meeting understood that this approach would result in less than $1.1 billion being paid to IGEN stockholders.

     On July 8, 2003, Mr. Wohlstadter and Dr. Humer exchanged letters regarding the completion of due diligence and seeking to come to resolution on the remaining business issues, including valuation.

     On July 9, 2003, the Appellate Court issued its opinion in the Roche litigation. The opinion affirmed IGEN's right to terminate the 1992 license agreement, affirmed IGEN's right to certain improvements and left intact IGEN's right to receive $18.6 million in compensatory damages. The Appellate Court, however, vacated the $400 million punitive damage award against Roche and reversed $86.8 million in compensatory damages.

     Also on July 9, 2003, the IGEN board of directors held a special meeting at which the board evaluated the consequences of the termination of the 1992 license agreement and the status of the negotiations with Roche toward a possible transaction. Upon completing its deliberations, the IGEN board of directors authorized management to send the notice to Roche Diagnostics confirming termination of the 1992 license agreement and instructed management to file patent infringement suits against Roche Diagnostics. On the same date, IGEN sent a notice to Roche Diagnostics confirming termination of the 1992 license agreement and filed patent infringement suits against Roche Diagnostics in Maryland and Germany.

     On July 10, 2003, Dr. Humer sent a letter to Mr. Samuel Wohlstadter indicating that a negotiated transaction would still be in the parties' best interests and advising IGEN that Roche was considering an acquisition of 100% of IGEN's stock, subject to the parties resolving their outstanding issues in connection with the transaction, including obtaining MSD's consent. On the same date, the IGEN board of directors held a special meeting to discuss the status and timing of the discussions with Roche. Members of management described the recent conversations and contacts between representatives of IGEN and representatives of Roche and discussed the expected schedule of future discussions with Roche.

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

     During the week of July 14, 2003, representatives of IGEN and representatives of Roche met at in New York and discussed resolution of the remaining issues. At the outset of the meeting on July 14, 2003, Dr. Humer discussed the possibility of an all-cash acquisition of 100% of IGEN's common stock for $42.00 per share. Mr. Samuel Wohlstadter responded that he would be prepared to recommend to the IGEN board of directors an acquisition of 100% of IGEN's common stock at $62.00 per share. At the close of the meeting, Dr. Humer proposed an all-cash acquisition of 100% of IGEN's common stock at $48.00 per share and in response Mr. Samuel Wohlstadter requested $52.00 per share. Although the parties did not reach an agreement with respect to valuation, Mr. Wohlstadter and Dr. Humer agreed to instruct their respective negotiating teams to resolve all other issues during the week of July 14, 2003 and that they would meet again on July 19, 2003 to further discuss valuation. In addition, each of the parties acknowledged that there would be a high level of closing certainty along the lines previously proposed by IGEN.

     In addition on July 14, 2003, representatives of Roche, a representative of the Joint Venture Oversight Committee of the IGEN board of directors (a committee consisting of a least two independent directors that has the authority and responsibility for matters relating to MSD; on the dates described in this background, Messrs. Anthony Rees, Robert R. Salsmans and Joop Sistermans were the members of the committee), or the JVOC, a representative of Potter Anderson & Corroon LLP, or Potter Anderson, counsel to the JVOC, and Mr. Jacob Wohlstadter met to discuss obtaining the consent of MSD and Meso Scale Technologies, LLC., or MST, IGEN's joint venture partner in MSD owned by Mr. Jacob Wohlstadter, to a transaction between Roche and IGEN. Mr. Jacob Wohlstadter had from time to time participated in previous negotiations with Roche in his capacity as a representative of MSD and to facilitate obtaining any consent of MSD or MST which Roche might require, as well as in his capacity as a consultant to IGEN. Mr. Jacob Wohlstadter proposed that in exchange for the consent of MSD and MST to the acquisition and the waiver by MSD of certain of its rights under the MSD joint venture agreement, MSD would receive continued funding as well as the assets and rights that would have been transferred to BioVeris in a Newco transaction (including a license to Roche's PCR technology), but excluding any supply agreements relating to finished instruments or key ingredients. Representatives of Roche indicated a willingness to consider MSD's proposal to receive these assets and rights. Upon learning of Mr. Jacob Wohlstadter's proposal to Roche, and Roche's willingness to consider it, representatives of IGEN met again with Roche and inquired whether Roche was prepared to pursue the Newco transaction with BioVeris receiving the assets and rights covered by that proposal without reduction of the total cash payment by Roche. Roche indicated a willingness to proceed negotiating the Newco transaction on this basis.

     Between July 15 and 18, 2003, the representatives of IGEN and Roche and their respective legal advisors met and held numerous telephone conferences in New York and exchanged drafts of and comments on the merger agreement, the related transaction agreements, the ongoing commercial agreements and an ongoing litigation agreement, in each case related to the Newco transaction structure.

     On July 15 and July 19, 2003, Mr. Jacob Wohlstadter and representatives of the JVOC and their respective legal advisors had several discussions regarding the terms under which MSD and MST would provide their consent to a possible Newco transaction. MSD's and the JVOC's respective legal advisors also exchanged drafts of the MSD consent and MSD proposed a letter agreement between IGEN, BioVeris, MSD and MST outlining certain additional matters relating to the consent. MSD's proposals contemplated that IGEN and BioVeris pay to MSD $10 million upon execution of the consent and an additional $60 million upon the earlier of the completion of the merger or the termination of the merger agreement. In addition, MSD's proposals contemplated extensive amendments to the MSD joint venture agreement and other related agreements. Mr. Jacob Wohlstadter explained the basis for MSD's proposals, among other things stating that a change of control of IGEN would trigger a one-time payment from IGEN to MSD of $20.6 million based on IGEN's funding commitment for the period through November 30, 2003, and that the Newco transaction as contemplated would eliminate MSD's future access to reagents from Roche. In response, the JVOC proposed that MSD receive no payments or other consideration in connection with the consent and further informed Mr. Jacob Wohlstadter that it was

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unwilling to discuss amendments to the MSD joint venture documentation in connection with obtaining MSD's consent. On July 19 and 20, 2003, at the invitation of the JVOC Mr. Richard Cass, IGEN's only non-management director who was not a member of the JVOC, frequently participated in the discussions and deliberations among the JVOC regarding MSD and the Roche transaction.

     On July 19, 2003, representatives of IGEN and Roche and their respective legal advisors met in New York and discussed and negotiated valuation and other open issues. Mr. Samuel Wohlstadter and Dr. Humer then met and agreed that, if MSD's and MST's consents could be obtained and the documentation finalized to the mutual satisfaction of the parties, Roche would provide $52.00 of value to be allocated as IGEN desired between a direct payment to IGEN stockholders and funding for BioVeris, as well as an additional $50 million of funding for BioVeris. Following their meeting, Mr. Samuel Wohlstadter and Dr. Humer instructed their respective negotiating teams to resolve the remaining issues promptly.

     From July 19 through 23, 2003, representatives of IGEN and Roche and their respective legal advisors continued to conduct negotiations to finalize the PCR license agreements. On July 20, 2003, Cravath distributed revised drafts of the merger agreement and related transaction agreements to Roche, Davis Polk, MSD and its legal advisors and IGEN's other legal advisors. Also on July 20, 2003, representatives of Roche and its legal advisors met at Cravath and Davis Polk provided representatives of IGEN and its legal advisors with comments on the revised merger agreement and related transaction agreements. Representatives of IGEN and Roche and their respective legal advisors continued to discuss the remaining non-valuation issues.

     Also on July 20, 2003, Mr. Jacob Wohlstadter and representatives of the JVOC and their respective legal advisors had a telephone conference to discuss MSD's proposed changes to the MSD consent and the proposed MSD letter agreement. That afternoon, Mr. Jacob Wohlstadter revised his requested consent payment downward to a one-time payment of $37.5 million, plus the payment by BioVeris of all of MSD's and MST's expenses in connection with the merger and consent, which Mr. Jacob Wohlstadter estimated at $2.5 million through July 31, 2003. That same day, the JVOC made a counter-offer that BioVeris would provide additional funding to MSD of $30 million, of which $20.6 million would be payable upon completion of the proposed transaction with Roche and $9.4 million payable six-months thereafter, and that the MSD joint venture agreement would expire upon the first to occur of the completion of the merger or the termination of the merger agreement. The JVOC rejected substantially all the changes to the joint venture agreement and other related agreements being requested by Mr. Jacob Wohlstadter. These discussions continued on July 21 and 22, 2003, and MSD and the JVOC and their respective legal advisors exchanged revised drafts of the MSD consent and MSD letter agreement, and Mr. Jacob Wohlstadter provided the JVOC with written materials explaining his position, including that he had already made a number of significant concessions based on the position of the JVOC.

     Later on July 20, 2003, the IGEN board of directors held a special meeting at which management updated the directors on the status of their discussions with Roche and the JVOC updated the directors on the discussions with Mr. Jacob Wohlstadter and described the proposal that the JVOC made to Mr. Jacob Wohlstadter earlier that day. The IGEN board of directors discussed various alternatives in the event an agreement could not be reached with MSD and MST for their consent.

     On July 21, 2003, the JVOC met with Mr. Samuel Wohlstadter and told him the JVOC would not agree to increase the additional funding for MSD above $30 million unless the Wohlstadter family provided the additional amount. After consideration, Mr. Wohlstadter indicated that at the JVOC's request and as an accommodation to facilitate completion of the Newco transaction, he was willing to invest indirectly in MSD by financing any BioVeris capital contribution exceeding $30 million. His agreement to do so was finalized on July 23, 2003.

     Also on July 21, 2003, the IGEN board of directors held a special meeting and discussed the current status of the possible Newco transaction. Representatives of Cravath discussed the fiduciary duties of the board in connection with the consideration of the proposed transaction and various counsel to IGEN discussed the status of pending litigation. Members of management reviewed for the board the structure of
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the transaction and the BioVeris business plan. The IGEN board of directors then discussed the relationship between IGEN and MSD, including that the JVOC and MSD had not yet been able to reach an agreement for MSD's and MST's consent to a transaction between IGEN and Roche and discussed a number of alternatives, including the purchase by Mr. Samuel Wohlstadter of BioVeris preferred stock economically mirroring a capital contribution to MSD, the proceeds of which would be used to fund a portion of the final capital contribution to MSD. Representatives of Lehman Brothers then made a detailed financial presentation regarding the Newco transaction and rendered an oral opinion, which was subsequently confirmed in writing on July 24, 2003 that, based upon and subject to the matters to be contained in the written opinion, as of the date of meeting, from a financial point of view, the consideration to be received by the stockholders of IGEN in the proposed transaction is fair to such stockholders and Lehman Brothers would be prepared to issue an opinion in writing to that effect, assuming satisfactory resolution of the remaining outstanding issues. Representatives of Cravath presented to the IGEN board of directors a summary of the principal terms of the draft merger agreement and related transaction agreements. Members of management presented to the IGEN board of directors a summary of the principal terms of the ongoing commercial agreements.

     On July 22, 2003, in response to a press report, IGEN issued a press release confirming that it was in discussions with Roche with respect to a potential transaction.

     On July 22, 23, and 24 2003, representatives of IGEN and Roche and their respective legal advisors continued to exchange drafts of the various related transaction agreements and ongoing commercial agreements and have telephone conferences to finalize these agreements. On these dates, Mr. Samuel Wohlstadter, representatives of IGEN and Roche and their respective legal advisors also negotiated a release and agreement with respect to certain companies that are affiliated with Mr. Samuel Wohlstadter.

     On July 23, 2003, Roche filed a petition with the Appellate Court for a re-hearing of a portion that court's decision in the Roche litigation.

     Also on July 23, 2003, after Mr. Jacob Wohlstadter agreed to withdraw his request that changes be made to the joint venture agreement and other related agreements and the BioVeris preferred stock purchase agreement with Mr. Samuel Wohlstadter regarding the BioVeris preferred stock was finalized, a representative of the JVOC and Mr. Jacob Wohlstadter and their respective legal advisors sought to finalize the MSD consent and MSD letter agreement. In addition, on July 23, 2003, in-house counsel to IGEN and Cravath were asked by the JVOC to review the near-final versions of the MSD letter agreement and MSD consent. On the evening of July 23, 2003, the JVOC and Mr. Jacob Wohlstadter agreed that BioVeris would provide additional funding to MSD of $37.5 million following completion of the proposed transaction with Roche. In addition, the parties agreed that the MSD joint venture agreement would expire upon the first to occur of the completion of the merger or the termination of the merger agreement. Mr. Jacob Wohlstadter and the JVOC agreed that the issues relating to expenses would not be addressed in the letter agreement, without prejudice to either party's position concerning IGEN's existing obligation to pay such expenses.

     On July 24, 2003, the JVOC and its counsel met at 10:00 a.m. and considered the agreements with MSD, MST and Mr. Jacob Wohlstadter, pursuant to which, among other things, MSD and MST would grant their consent to the proposed transaction between IGEN and Roche, BioVeris would agree to provide a final capital contribution of $37.5 million (of which any amount in excess of $30.0 million would be funded by the sale of BioVeris preferred stock to Mr. Samuel Wohlstadter) to MSD and the joint venture agreement would expire upon the first to occur of the completion of the merger or the termination of the merger agreement. The JVOC resolved to recommend the agreements with MSD, MST and Mr. Jacob Wohlstadter to the IGEN board of directors.

     Also on July 24, 2003, the IGEN board of directors held a special meeting at 11:00 a.m. to consider and approve the proposed transaction, whereby Roche would acquire IGEN and simultaneously IGEN would distribute to its stockholders shares of a new public company holding certain of IGEN's assets and liabilities. Representatives of Cravath reviewed the purpose of the meeting and explained the agenda for the meeting. Representatives of Potter Anderson then summarized the results of the negotiations among
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the JVOC, MSD and MST in connection with obtaining the consents of MSD and MST to the proposed transaction and the principal terms of the MSD letter agreement. After discussion, the members of the JVOC unanimously recommended to the IGEN board of directors that they approve the agreements with MSD, MST and Mr. Jacob Wohlstadter. Management then summarized the developments relating to the ongoing litigation agreement and the ongoing commercial agreements. Representatives of Cravath then provided an update concerning the remaining agreements in connection with the proposed transaction and summarized the principal terms of the release and agreement, the MSD consent, the MSD letter agreement and the letter agreement between BioVeris and Mr. Samuel Wohlstadter regarding the BioVeris preferred stock. Representatives of Lehman Brothers advised the board that they had reviewed the developments in the transaction and rendered an oral opinion, which was subsequently confirmed in writing that, based upon and subject to the matters contained in the written opinion, as of that date, from a financial point of view, the consideration to be received by the stockholders of IGEN in the proposed transaction is fair to such stockholders. After discussion and consideration, the IGEN board of directors unanimously voted to approve the merger and related transactions, declared the merger agreement to be advisable and resolved to recommend that IGEN stockholders vote in favor of the adoption of the merger agreement. Following the board meeting, representatives of IGEN, Roche and MSD and their respective advisors met at Cravath's offices to finalize, execute and deliver the merger and related transaction agreements and ongoing commercial agreements.

     At 4:21 p.m. on July 24, 2003, immediately following the execution and delivery of the merger agreement and related transaction agreements and ongoing commercial agreements, IGEN and Roche issued a joint press release announcing the proposed transaction between IGEN and Roche.

REASONS FOR THE MERGER AND RELATED TRANSACTIONS

  REASONS FOR THE TRANSACTION.

     In reaching its determination to approve the merger agreement and the related transaction agreements, the merger and related transactions, and to unanimously recommend that IGEN stockholders adopt the merger agreement, the IGEN board of directors consulted with its management team, financial advisors, legal counsel and other advisors and considered the short-term and long-term interests of IGEN and its stockholders. In particular, the IGEN board of directors considered the following factors, all of which it deemed favorable, in reaching its determination to approve the merger agreement and the related transaction agreements and the merger and related transactions:

     - the IGEN board of directors' view that the merger maximizes the value to IGEN stockholders of the right to terminate IGEN's license to Roche Diagnostics gained in the Roche litigation and is thus in the best interests of IGEN and its stockholders;

     - the IGEN board of directors' conclusion that Roche would provide more value for the rights it had lost as a result of the Roche litigation than any other party;

     - the cash portion of the merger consideration represents a substantial premium to the historical price of IGEN's common stock;

     - the total expected transaction value to IGEN stockholders represents a significant premium to the historical price of IGEN's common stock;

     - the opportunity for IGEN stockholders to benefit from BioVeris's potential growth through their continued ownership of BioVeris;

     - the presentations of Lehman Brothers to the IGEN board of directors, and the opinion of Lehman Brothers that, based upon and subject to the matters described in the opinion, as of the date of the opinion, from a financial point of view, the consideration to be received by IGEN stockholders in the merger was fair to such stockholders;

     - the IGEN board of directors' view that the merger will enable IGEN to maximize the value of its technology, assets and businesses;
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     - following the merger and the final contribution to MSD, BioVeris would be free from debt (other than trade payables) and have approximately $125 million in cash;

     - BioVeris will own IGEN's intellectual property rights, including those related to ECL technology, and obtain the rights to certain improvements relating to Roche's Elecsys product line including the right to commercialize that technology directly and through third-party collaborators, subject to the terms of the improvements license agreement;

     - the opportunity for BioVeris to create additional value through its assumption of IGEN's biodefense, life sciences and industrial product lines as well as IGEN's opportunities in the clinical diagnostics and healthcare fields, and through the commercialization of IGEN's intellectual property, including ECL technology;

     - the opportunity for BioVeris to create additional value through the establishment of new strategic partnerships;

     - the terms and conditions of the merger agreement and the related transaction agreements, including the provisions that permit IGEN to continue to receive unsolicited inquiries and proposals regarding other potential business combinations, negotiate and provide information to third parties making such inquiries or proposals, and, subject to the satisfaction of certain conditions, in the exercise of its fiduciary duties, withdraw or modify its recommendation to the IGEN stockholders regarding the merger, or terminate the merger agreement, and enter into a more favorable transaction with a third party, subject to the payment of a $26.6 million termination fee to Roche; and

     - the IGEN board of directors' belief that the conditions to the completion of the merger are limited and likely to be satisfied.

     The IGEN board of directors also considered a number of potentially negative factors in its deliberations concerning the merger agreement and the related transaction agreements, including:

     - the risk that the benefits sought to be achieved in the merger and related transactions will not be achieved, including that BioVeris is not successful in achieving growth or developing its business;

     - the fact that it was and is difficult to estimate what the value of the shares of BioVeris common stock will be at the time they are distributed to IGEN stockholders;

     - the risk that an active public trading market for BioVeris common stock does not currently exist and may not develop after the completion of the merger;

     - the obligation of BioVeris to make to MSD a class C capital contribution in the amount of $37.5 million (of which any amount in excess of $30 million will be funded by Mr. Samuel Wohlstadter);

     - the obligation of BioVeris to pay up to $20 million to IGEN to the extent the average of high and the low market capitalization for BioVeris on the first day of trading of BioVeris's common stock after the completion of the merger exceeds a certain threshold; and

     - the risks to IGEN's business that might result from constraints imposed by interim operating covenants contained in the merger agreement.

     The IGEN board of directors also considered the financial viability of BioVeris as an independent company. Set forth below are the material factors considered by the IGEN board of directors in analyzing the restructuring:

     - the financial condition, results of operations, business and prospects of BioVeris as an independent company, including the expected $125 million of initial cash;

     - management's business plan for BioVeris;

     - the fact that BioVeris would have a different and smaller revenue base, including substantially less royalty revenue, than IGEN and significant operating losses;
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

     - the current biodefense, life sciences, industrial and clinical diagnostics industries and market conditions in the global clinical diagnostics market; and

     - the indemnification obligations of BioVeris to Roche and IGEN following the completion of the merger.

     The IGEN board of directors was aware of the potential benefits of the merger and related transactions to the members of IGEN's management and the IGEN board of directors, discussed below in "-- Interests of IGEN's Directors and Executive Officers in the Merger and Related Transactions." The IGEN board of directors determined that these potential benefits were such that they would not affect the ability of the members of the IGEN board of directors to discharge their duties.

     In view of the wide variety of factors considered by the IGEN board of directors, the IGEN board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The IGEN board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. After taking into consideration all of the factors set forth above, the IGEN board of directors determined that the potential benefits of the proposed merger and related transactions far outweighed the potential detriments associated with the proposed merger and related transactions.

  RECOMMENDATION OF THE IGEN BOARD OF DIRECTORS

     The IGEN board of directors has carefully reviewed and considered the terms and conditions of the proposed merger and related transactions, has unanimously approved the merger agreement and the related transaction agreements, and has unanimously determined that the merger agreement is advisable and in the best interests of IGEN and its stockholders. Accordingly, the IGEN board of directors unanimously recommends that IGEN stockholders vote "FOR" the adoption of the merger agreement.

OPINION OF LEHMAN BROTHERS

     On July 24, 2003, Lehman Brothers rendered its opinion to the IGEN board of directors that as of such date, and based upon and subject to certain matters stated therein, from a financial point of view, the consideration to be received by the IGEN stockholders in the merger is fair to the IGEN stockholders.

     THE FULL TEXT OF LEHMAN BROTHERS' WRITTEN OPINION, DATED JULY 24, 2003, WHICH IS REFERRED TO AS THE LEHMAN BROTHERS OPINION, IS ATTACHED AS ANNEX 15 TO THIS PROXY STATEMENT. STOCKHOLDERS MAY READ SUCH OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE FOLLOWING IS A SUMMARY OF THE LEHMAN BROTHERS OPINION AND THE METHODOLOGY THAT LEHMAN BROTHERS USED TO RENDER ITS FAIRNESS OPINION.

     Lehman Brothers' advisory services and opinion were provided for the information and assistance of the IGEN board of directors in connection with its consideration of the merger. The Lehman Brothers opinion is not intended to be and does not constitute a recommendation to any IGEN stockholder as to how such stockholder should vote on the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion does not address, IGEN's underlying business decision to proceed with or effect the merger.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     - the merger agreement and the specific terms of the merger and related transactions;

     - publicly available information concerning IGEN and Roche that Lehman Brothers believed to be relevant to its analysis;

     - financial and operating information with respect to the business, operations and prospects of IGEN and BioVeris furnished to Lehman Brothers by IGEN;

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

     - a trading history of IGEN common stock from its initial public offering on February 3, 1994 to July 24, 2003;

     - a comparison of the historical financial results and present financial condition of IGEN with those of other companies that Lehman Brothers deemed relevant; and

     - a comparison of the financial terms of the proposed merger and related transactions with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

     In addition, Lehman Brothers had discussions with IGEN management concerning IGEN's businesses, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of IGEN management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of IGEN and BioVeris, upon advice of IGEN, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of IGEN management as to IGEN's and BioVeris's future financial performance and that IGEN and BioVeris would perform substantially in accordance with such projections. Lehman Brothers was not authorized to solicit and did not solicit any indications of interest from any third party with respect to the purchase of all or a part of IGEN's business. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of IGEN's properties and facilities and did not make or obtain any evaluations or appraisals of the assets or liabilities of IGEN. The Lehman Brothers opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

     In connection with rendering its opinion, Lehman Brothers performed certain financial and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to IGEN, but rather made its determination as to the fairness, from a financial point of view, to IGEN stockholders of the consideration to be paid by Roche in the merger on the basis of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of IGEN. None of IGEN, Roche, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the IGEN Board of Directors. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers opinion.

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  EVALUATION OF IGEN

     Lehman Brothers evaluated each of the following sources of value to IGEN stockholders:

     Roche Royalties under the 1992 License Agreement. Lehman Brothers estimated the value of the royalty stream from Roche under the 1992 license agreement based on a discounted cash flow analysis using financial projections prepared by the management of IGEN. In such analysis, Lehman Brothers applied the then existing royalty rates being paid by Roche to an estimate of the revenues projected to be generated by Roche through the use of the IGEN technology licensed under the 1992 license agreement. The stream of after-tax cash flows resulting from this calculation was discounted to the present using rates of between 10% and 12%. Based on this analysis, Lehman Brothers calculated a present value of the license giving rise to the pre-existing royalty stream of approximately $410 to $475 million.

     Lehman Brothers believed that the right to terminate this license, a right upheld by the Appellate Court in July 2003, gave IGEN an opportunity to improve on the value of the royalty stream discussed above, but was not able to place any precise estimate on the magnitude of such potential improvement.

     Point-of-Care Business Taken Over From Roche and Assay Development Business. Lehman Brothers estimated the value of the point-of-care business taken over from Roche and the related assay development business based on a discounted cash flow analysis using financial projections prepared by the management of IGEN. The point-of-care business was taken over from Roche pursuant to a July 1998 court ruling and was limited to the existing installed base. The stream of cash flows resulting from the point-of-care and assay development businesses were discounted to the present using rates of between 10% and 12%. Based on this analysis, Lehman Brothers calculated a present value of the point-of-care and assay development businesses of approximately $1.9 to $2.0 million.

     Other IGEN Businesses. Lehman Brothers estimated the value of the other IGEN businesses based on a discounted cash flow analysis using financial projections prepared by the management of IGEN. These businesses included IGEN's life science, biodefense, industrial and point-of care diagnostics businesses and other royalty and contract fees. These businesses represented approximately $17.8 million of IGEN's revenues in fiscal 2003. While the projections indicated a very significant increase in the revenues of these businesses, Lehman Brothers recognized that these businesses were in a fairly early stage of development and would require significant investment over the next several years. As a result of the risk associated with these activities and the investment and time required to reach break-even, the stream of cash flows resulting from these activities were discounted using rates of between 30% and 40%. Lehman Brothers estimated a value for these businesses at the end of the projection period based on a range of multiples of estimated EBITDA of between 9.0x and 11.0x.

     Due to the limited visibility in the financial forecasts beyond the early years, Lehman Brothers examined the results of the analysis over both a five year period ending March 31, 2008 and a seven year period ending March 31, 2010. Based on the discount rates and terminal value multiples outlined above, Lehman Brothers calculated a present value of the cash flows and terminal value from the other IGEN businesses of approximately $36.1 to $99.7 million using the projections for the five years ended March 31, 2008. If the analysis were extended to March 31, 2010, the resulting present value of the cash flows and terminal value from the other IGEN businesses would be approximately $102.0 to $251.4 million. Lehman Brothers believed it was appropriate to focus more closely on the five year analysis and concluded that the present value of the cash flows and terminal value from the other IGEN businesses would be in the range of $70 to $100 million. At the mid-point of this range, Lehman Brothers noted that the value reflected a multiple of 4.8x fiscal 2003 revenues and 2.2x fiscal 2004 projected revenues. While the analysis of the other IGEN businesses included the cash cost of providing IGEN's 2003 funding commitment to MSD, Lehman Brothers did not attempt to independently value IGEN's interest in MSD nor did they value IGEN's interests in Wellstat Therapeutics Corporation, or Wellstat Therapeutics, and Proteinix Corporation, or Proteinix. Lehman Brothers noted that the transaction provided for IGEN stockholders to receive the full value of the other IGEN businesses and the interests in MSD, Wellstat Therapeutics and Proteinix Corporation through the distribution of shares of BioVeris common stock to IGEN stockholders.

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

     Net Financial Assets in IGEN. In addition to the operating assets, Lehman Brothers evaluated the net financial assets of IGEN. On July 9, 2003, the Appellate Court upheld $18.6 million in monetary damages related to the litigation between IGEN and Roche. Lehman Brothers assumed that the taxable gain from the judgment proceeds would be fully offset by IGEN's existing net operating losses. As of June 30, 2003, IGEN had $22.3 million of cash, $16.7 million of third party debt and $32.3 million face amount of convertible debentures (convertible into IGEN common stock at a price of $31.00 per share), approximately 1.551 million options with an average exercise price of $18.29 per share and approximately 282,000 warrants with an exercise price of $31.00 per share. For purposes of its analysis, and because the IGEN stock price was in excess of $31.00 per share, Lehman Brothers assumed that the convertible debentures were converted and all outstanding options and warrants were exercised. The proceeds from the exercise of options and warrants would be approximately $37.1 million. The combination of the proceeds from the judgment, the proceeds from the exercise of options and warrants and the cash, less the third party debt, resulted in a net cash position of $60.9 million. In light of the investment required to fund IGEN's ongoing operations and that the net financial assets would be required to fund the investment, Lehman Brothers believed that the value of the net financial assets should be discounted by approximately 25% when considered in the context of IGEN's overall valuation. Based on this analysis, Lehman Brothers ascribed a value of $46.2 million to the net financial assets of IGEN.

     Combining the valuations outlined above, Lehman Brothers noted that IGEN would have a value of between $528.1 and $623.1 million before giving effect to the value associated with the option to terminate the license to Roche or the interests in MSD, Wellstat Therapeutics or Proteinix. Lehman Brothers further noted that this value represented approximately $19.75 to $23.31 per share.

  EVALUATION OF THE CONSIDERATION

     In the merger, IGEN stockholders will receive a cash payment from Roche and one share of BioVeris common stock for each share of IGEN common stock held by such stockholder. Lehman Brothers evaluated the following sources of value to IGEN stockholders:

     Cash Consideration. IGEN stockholders will receive $47.25 per share for each share of IGEN common stock outstanding. Lehman Brothers noted that the cash consideration alone represented a 27.0% premium to the closing price of IGEN common stock on July 24, 2003 (the date of the announcement of the merger), a 39.4% premium to the closing price of IGEN common stock on July 18, 2003, a 39.4% premium to the 60-day average closing price of IGEN common stock as of July 24, 2003 and a 1.3% premium to its all-time high.

     BioVeris. Lehman Brothers estimated the value of BioVeris based on a discounted cash flow analysis using financial projections prepared by the management of IGEN. BioVeris will include IGEN's life science, biodefense, industrial testing and point-of care diagnostics businesses and other royalty and contract fees, as well as the newly acquired license to PCR technology. BioVeris will also own IGEN's current interest in MSD, Wellstat Therapeutics and Proteinix. As discussed above, these businesses represented approximately $17.8 million of IGEN's revenues in fiscal 2003. While the projections indicated a very significant increase in the revenues of these businesses, Lehman Brothers recognized that these businesses were in a fairly early stage of development and would require significant investment over the next several years. In addition, in light of the non-exclusive nature of the license granted to license sub post-merger, BioVeris may grant licenses to other parties to commercialize its technology in the diagnostics field. As a result of the risk associated with these activities and the investment and time required to reach break-even, BioVeris's projected cash flows were discounted using rates of between 30% and 40%. Lehman Brothers estimated a value of BioVeris at the end of the projection period based on a range of multiples of estimated EBITDA of between 9.0x and 11.0x.

     Due to the limited visibility in the financial forecasts of BioVeris beyond the early years, Lehman Brothers examined the results of the analysis over both a five year period ending March 31, 2008 and a seven-year period ending March 31, 2010. Based on the discount rates and terminal value multiples outlined above, Lehman Brothers calculated a present value of the cash flows and terminal value of

BioVeris to be approximately $50.0 to $133.4 million using the projections for the five years ended March 31, 2008. If the analysis were extended to March 31, 2010, the resulting present value of the cash flows and terminal value for BioVeris would be approximately $103.7 to $270.7 million. Lehman Brothers believed it was appropriate to focus more closely on the five year analysis and concluded that the present value of the cash flows and terminal value of BioVeris would be in the range of $95 to $125 million. At the mid-point of this range, Lehman Brothers noted that the value reflected a multiple of 6.2x BioVeris's fiscal 2003 revenues and 2.5x BioVeris's fiscal 2004 projected revenues. While the analysis of BioVeris included the cash cost of providing IGEN's 2003 MSD funding commitment and the $37.5 million final capital contribution to MSD by BioVeris following completion of the merger, Lehman Brothers did not attempt to independently value IGEN's interest in MSD nor did they value IGEN's interests in Wellstat Therapeutics and Proteinix.

     Cash Balance in BioVeris. In addition to the operating assets, Lehman Brothers evaluated the cash balance in BioVeris. At or before the completion of the merger, IGEN will contribute all of its available cash, after the payment of fees and expenses associated with the merger, to BioVeris. Based on the balances at June 30, 2003, Lehman Brothers estimated the aggregate cash contribution to be approximately $213.4 million. Upon the completion of the merger, BioVeris will acquire a PCR product license from Roche for a cash payment of $50 million, reducing the net cash balance at BioVeris to approximately $163.4 million. In light of the investment required to fund BioVeris's ongoing operations and that the cash would be required to fund the investment, Lehman Brothers believed that the value of the cash should be discounted by approximately 25% when considered in the context of BioVeris's overall valuation. Based on this analysis, Lehman Brothers ascribed a value of $122.6 million to the cash balance of BioVeris.

     Combining the value Lehman Brothers ascribed to the cash balances at BioVeris and the present value of the cash flows and terminal value discussed above, Lehman Brothers arrived at an estimated trading value of BioVeris of approximately $217.6 to $247.6 million. Lehman Brothers noted that BioVeris would have a small revenue base and significant operating losses as it invested in the development of its businesses. In light of the limited equity research coverage of IGEN pre-merger, Lehman Brothers noted that the initial trading value of BioVeris could be less than the aggregate value suggested above.

     Assuming a distribution of one share of BioVeris common stock for each share of IGEN common stock, the analysis above suggests a per share value of BioVeris common stock of between $8.14 and $9.26 per share, and an aggregate value of the merger, including both the $47.25 per share of cash and the suggested per share value of BioVeris common stock, of between $55.39 and $56.51 per share. Lehman Brothers noted that at the mid-point, the aggregate value of the merger represented a premium of 50.4% to the closing stock price of IGEN common stock on July 24, 2003 (the date of the announcement of the merger), a 65.1% premium to the closing stock price of IGEN common stock on July 18, 2003, a 65.0% premium to the 60-day average closing price of IGEN common stock as of July 24, 2003 and a 20.0% premium to its all-time high.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The IGEN board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with IGEN and the biotechnology and pharmaceutical industries generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

     As compensation for its services in connection with the merger, IGEN has agreed to pay Lehman Brothers a fee equal to 1.2% of the consideration paid in the merger, which is approximately $16.7 million. In addition, IGEN has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by IGEN and the rendering of the Lehman Brothers opinion.

     In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of IGEN and Roche for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, LBI Group Inc. an affiliate of Lehman Brothers, held approximately $10 million in principal amount of outstanding convertible debt of IGEN, which was converted into approximately 322,580 shares of IGEN common stock on September 22, 2003.

INTERESTS OF IGEN'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER AND RELATED TRANSACTIONS

     In considering the recommendation of the IGEN board of directors that IGEN stockholders vote "for" the adoption of the merger agreement, IGEN stockholders should be aware that the members of the IGEN board of directors and IGEN's executive officers have personal interests in the merger and related transactions that are or may be different from, or in addition to, the interests of other IGEN stockholders. These interests are summarized below. The IGEN board of directors was aware of, and considered, the interests of the IGEN directors and executive officers in approving the merger agreement and the related transaction agreements.

  ACCELERATED VESTING

     Upon completion of the merger, all outstanding options granted under IGEN's stock option plans, including unvested options, will be canceled and the holder of any such options will have the right to receive for each share covered by such option:

     - cash from Roche equal to the excess of $47.25 over the exercise price of such option (without interest); and

     - one share of BioVeris common stock.

Upon completion of the merger, the vesting of such unvested options held by the members of the IGEN board of directors and IGEN's executive officers will, therefore, in effect, accelerate.

  INDEMNIFICATION AND INSURANCE.

     The post-closing covenants agreement provides that Roche will, to the fullest extent permitted by law, cause IGEN to honor all of its existing obligations to indemnify the current or former directors or officers of IGEN, whether pursuant to IGEN's certificate of incorporation or by-laws or individual indemnity agreements, for acts or omissions occurring prior to completion of the merger. The post-closing covenants agreement also provides that Roche shall not permit IGEN to amend or repeal any provision of its certificate of incorporation or by-laws if such action would adversely affect the rights of individuals who on or prior to the completion of the merger were entitled to advances, indemnification or exculpation thereunder for actions or omissions prior to the completion of the merger.

     The post-closing covenants agreement also provides that for six years after the completion of the merger, Roche will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by IGEN for claims arising from or related to facts or events which occurred at or prior to the completion of the merger. Roche's obligation to provide this insurance coverage is subject to a cap of 250% of the amount per annum required to be paid by IGEN in the twelve months ending December 12, 2003. However, if the annual premiums for such insurance exceed such amount, Roche shall nevertheless obtain such insurance and BioVeris will pay the excess over 250% of the amount per annum required to be paid by IGEN in the twelve months ending December 12, 2003. IGEN has been advised by its directors' and officers' liability insurer that the total cost for such insurance would be approximately 200% of the amount per annum required to be paid by IGEN in the twelve months ending December 12, 2003.

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

  CONTINUATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers of IGEN are expected to continue in similar positions with BioVeris and their annual salary is anticipated to be initially comparable to the salaries they received in fiscal 2003 from IGEN. For a more complete description of BioVeris's executive officers and the compensation of BioVeris's executive officers, see "Management."

     The directors of IGEN, other than Mr. Richard Cass, are expected to continue as directors of BioVeris. Directors who are not executive officers of BioVeris are expected to receive increased compensation from the compensation they received at IGEN. For a more complete description of BioVeris's directors and the compensation of BioVeris's directors, see "Management."

  TRANSACTION BONUS PAYMENTS

     Contingent upon completion of the merger and related transactions, the following executive officers of IGEN will be entitled to receive transaction bonus payments in the amounts set forth below:

NAME                                                          TRANSACTION BONUS
----                                                          -----------------
Samuel J. Wohlstadter.......................................     $1,278,000
Richard J. Massey, Ph.D.....................................        450,000
George V. Migausky..........................................        450,000

     Each transaction bonus payment is contingent upon the individual executive officer providing a release of the respective obligations of IGEN and BioVeris under IGEN's termination protection program.

  STOCK OPTIONS

     If approved by the IGEN stockholders, BioVeris will adopt the BioVeris 2003 stock incentive plan pursuant to which BioVeris executive officers and directors will be eligible to receive option grants and other equity-based awards. The BioVeris 2003 stock incentive plan provides that on the day following each annual meeting of stockholders of BioVeris, each non-employee director shall receive an automatic grant of options to purchase 4,000 shares of BioVeris common stock. In addition, any person who is appointed or elected as a non-employee director at any other time shall automatically be granted an option to purchase 4,000 shares of BioVeris common stock on the date of such appointment or election. Each grant will have an exercise price equal to fair market value on the date of grant and will vest in full on the first anniversary of the grant date.

  RELEASE AND AGREEMENT

     Simultaneously with the execution and delivery of the merger agreement, Hyperion Catalysis International, Wellstat Biologics Corporation, Wellstat Therapeutics, Proteinix and Integrated Chemical Synthesizers, Inc., which are referred to in this proxy statement/prospectus as the related companies, entered into the release and agreement with BioVeris and IGEN, pursuant to which, among other things, IGEN, on the one hand, and the related companies, on the other hand, agreed to release each other from any liabilities or obligations arising out of their relationship or any of their agreements and understandings, which are referred to in this proxy statement/prospectus as the related company agreements, and agreed that all related company agreements would be transferred to BioVeris.

  MESO SCALE DIAGNOSTICS, LLC.

     As part of the restructuring, IGEN will transfer its equity interest in MSD to BioVeris and will assign the MSD agreements to BioVeris. BioVeris has agreed, under the MSD letter agreement, to make a final capital contribution of $37.5 million to MSD on the first business day following the completion of the merger. Of the $37.5 million, any amount in excess of $30 million (including any interim funding provided by IGEN as described in the next sentence) will be funded by Mr. Samuel Wohlstadter through the purchase of BioVeris series B preferred stock pursuant to the BioVeris preferred stock purchase agreement. In the event the completion of the merger has not occurred prior to December 1, 2003, IGEN has agreed under the MSD letter agreement to provide continued interim funding at approximately $1.7 million per month until the earlier to occur of the completion of the merger or termination of the merger agreement. The monthly interim funding is one-twelfth of IGEN's aggregate funding commitment under the 2003 MSD budget approved by the JVOC. After the restructuring, Dr. Richard Massey, IGEN's and BioVeris's president and chief operating officer, will be BioVeris's representative on the MSD board of managers and will also serve as the treasurer and secretary of MSD. Dr. Massey will receive no compensation from MSD or BioVeris for serving as the treasurer and secretary of MSD. Neither Dr. Massey nor any other executive officer or director of IGEN or BioVeris has any ownership interest in MST or MSD, other than through ownership of interests in IGEN or BioVeris and other than the BioVeris series B preferred stock to be purchased by Mr. Samuel Wohlstadter if and only to the extent that BioVeris's final capital contribution (including any interim funding provided by IGEN as described above) exceeds $30 million. Mr. Samuel Wohlstadter and Mrs. Nadine Wohlstadter disclaim any ownership interest in MST or MSD as a result of Mr. Jacob Wohlstadter's ownership interest in those entities.

THE RELATED TRANSACTION AGREEMENTS AND COMMERCIAL AGREEMENTS

     Simultaneously with the execution and delivery of the merger agreement, IGEN, BioVeris, MSD, MST, Roche and certain of Roche's affiliates and the related companies also entered into the following agreements (although not all of the foregoing parties are parties to each agreement): the restructuring agreement; the post-closing covenants agreement; the tax allocation agreement; the ongoing litigation agreement; and a global consent and agreement. In addition, simultaneously with the execution and delivery of the merger agreement, IGEN and the license sub entered into the license agreement. Furthermore, IGEN, the license sub, BioVeris, MSD, MST, Roche and certain of Roche's affiliates entered into the following agreements (although not all of the foregoing parties are parties to each agreement): the improvements license agreement; the covenants not to sue; the PCR product license agreement; and the PCR services license agreement.

     Also simultaneously with the execution and delivery of the merger agreement, IGEN, BioVeris, MSD, MST, JW Consulting Services, L.L.C. and Mr. Jacob Wohlstadter entered into the MSD letter agreement and IGEN and Mr. Samuel Wohlstadter entered into the BioVeris preferred stock purchase agreement.

ACCOUNTING TREATMENT OF THE RESTRUCTURING

     The transfer of certain assets and liabilities by IGEN to BioVeris will be accounted for based upon the authoritative guidance governing the distribution of nonmonetary assets to an entity under "common control." As such, IGEN's historical cost basis in the assets and liabilities transferred will become the initial recorded value of these assets and liabilities by BioVeris upon completion of the restructuring.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, upon the completion of the merger, merger sub, a wholly-owned subsidiary of Roche and a party to the merger agreement, will merge with and into IGEN. IGEN will survive the merger as a wholly-owned Delaware subsidiary of Roche. The license sub will remain a wholly-owned subsidiary of IGEN after the merger.

MERGER CONSIDERATION

     Upon completion of the merger, each outstanding share of IGEN common stock (other than shares held by stockholders who validly exercise appraisal rights) will be converted into the right to receive $47.25 in cash, without interest, and one share of BioVeris common stock, except that any treasury stock and stock owned immediately prior to the completion of the merger by Roche or the merger sub, if any, will be canceled and retired and will cease to exist and no consideration will be delivered in exchange for these shares. Roche and merger sub have represented in the merger agreement that they do not own any shares of IGEN common stock. The consideration to be received in the merger was determined through arms' length negotiations between Roche and IGEN.

     Upon completion of the merger, all outstanding options granted under IGEN's stock option plans, including unvested options, will be canceled and the holder of any such options will have the right to receive for each share covered by such option cash from Roche equal to the excess of $47.25 over the exercise price of such option (without interest) and one share of BioVeris common stock.

OWNERSHIP OF BIOVERIS FOLLOWING THE MERGER

     Immediately following the merger, IGEN's former stockholders will own 100% of the outstanding shares of BioVeris common stock.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The conversion of IGEN common stock into the right to receive cash and BioVeris common stock will occur automatically upon the completion of the merger. As soon as reasonably practicable after the completion of the merger, the exchange agent designated by Roche, will send a transmittal form to each former IGEN stockholder. The transmittal form will contain instructions for the surrender of IGEN common stock certificates. IGEN STOCKHOLDERS SHOULD NOT RETURN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     After the completion of the merger, each certificate that previously represented shares of IGEN common stock will no longer be outstanding, will be automatically canceled and retired, will cease to exist and will represent only the right to receive cash and that number of shares of BioVeris common stock into which such shares are converted in the merger.

     Until holders of certificates previously representing IGEN common stock have surrendered those certificates to the exchange agent for exchange, those holders will not receive any dividends or distributions on the shares of BioVeris common stock into which such former IGEN shares have been converted with a record date after the date on which the merger is completed. When holders surrender such certificates, they will receive any dividends and distributions with a record date after the date on which the merger is completed and a payment date on or prior to the date of surrender, without interest.

     In the event of a transfer of ownership of IGEN common stock that is not registered in IGEN's transfer records, a certificate representing the proper number of shares of BioVeris common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

     - the certificate is properly endorsed or otherwise is in proper form for transfer; and

     - the person requesting the issuance pays any transfer or other taxes resulting from the issuance of shares of BioVeris common stock to a person other than the registered holder of the certificate.

     All cash and shares of BioVeris common stock issued in exchange for shares of IGEN common stock will be issued in full satisfaction of all rights relating to such shares of IGEN common stock.

     After the merger is completed, each stockholder exercising his or her appraisal rights will no longer have any rights as a stockholder of IGEN with respect to his or her shares, except for the right to receive payment of the judicially-determined fair value of his or her shares pursuant to Delaware law, if the stockholder has validly perfected and not withdrawn such right.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such other time as Roche and IGEN shall agree and specify in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement, which IGEN and BioVeris expect will be shortly after of the special meeting.

POST-CLOSING ARRANGEMENTS BETWEEN ROCHE, IGEN AND BIOVERIS

     The terms of the post-closing covenants agreement will govern the terms of the relationship between Roche and IGEN, on the one hand, and BioVeris, on the other hand, after the completion of the merger with respect to, among other things, indemnification rights, continuation of insurance and a standstill agreement by Roche with respect to BioVeris. For a more complete description of the terms of the post-closing covenants agreement, see "Post-Closing and Other Arrangements -- Post-Closing Covenants Agreement."

     The tax allocation agreement allocates responsibility among the parties for preparing and filing tax returns, and paying taxes. For a more complete description of the terms of the tax allocation agreement, see "Post-Closing and Other Arrangements -- Tax Allocation Agreement."

     The license agreement, the improvements license agreement and the PCR license agreements provide that certain ongoing commercial agreements between BioVeris and certain affiliates of Roche will become effective simultaneously with the completion of the merger. The covenants not to sue provides that certain ongoing obligations of BioVeris and certain affiliates of Roche to forgo claims of patent infringement will become effective simultaneously with the completion of the merger. For a more complete description of the license agreement, the improvements license agreement, the PCR license agreements and the covenants not to sue, see "Commercial Agreements."

NASDAQ STOCK EXCHANGE LISTING OF BIOVERIS COMMON STOCK

     It is a condition to the completion of the merger that the BioVeris common stock to be distributed to IGEN stockholders in the merger have been approved for listing on a national securities exchange, or approved for quotation on The NASDAQ National Market(R), in either case subject only to official notice of issuance. BioVeris will apply to have its common stock quoted on The NASDAQ National Market(R) and its common stock will be registered under the Securities Exchange Act of 1934, as amended.

DELISTING AND DEREGISTRATION OF IGEN COMMON STOCK

     After completion of the merger, IGEN common stock will be delisted from The NASDAQ National Market(R) and will be deregistered under the Securities Exchange Act of 1934, as amended.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. Federal income tax consequences of the receipt by IGEN stockholders of BioVeris common stock in connection with the merger and the concurrent exchange of shares of IGEN common stock for cash in the merger. The merger and the distribution of BioVeris common stock in conjunction with the merger, collectively, are referred to as the "transaction" in this discussion of U.S. Federal income tax consequences. This discussion is based on current law, including the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement/prospectus as the Code, existing and proposed Treasury regulations, and administrative rulings and pronouncements and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein.

     This summary only applies to stockholders who hold IGEN common stock as a capital asset within the meaning of Section 1221 of the Code (generally speaking, for investment purposes). In addition, this summary does not describe all the tax consequences that may be relevant to a stockholder in light of its particular circumstances and does not apply to certain types of IGEN stockholders, such as insurance companies, financial institutions, regulated investment companies, dealers in securities or currencies, tax-exempt organizations, holders of IGEN common stock who hold such stock as part of a position in a straddle, or as part of a hedging, conversion or other integrated transaction, stockholders who have a functional currency other than the U.S. dollar, S corporations, small business investment companies, real estate investment trusts or traders who use a mark-to-market method of accounting for their securities holdings. In addition, this summary does not address the U.S. Federal income tax consequences of the transaction to any IGEN stockholder who, for U.S. Federal income tax purposes, is a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the tax consequences of the transaction under state, local or foreign tax laws.

  ACCORDINGLY, IGEN STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE TRANSACTION IN THEIR PARTICULAR CIRCUMSTANCES.

     The parties to the merger agreement intend that the transaction will constitute a single integrated transaction with respect to IGEN and its stockholders for U.S. Federal income tax purposes, consisting of the receipt of BioVeris common stock in redemption of a portion of a stockholder's outstanding IGEN common stock coupled with a cash purchase of such stockholder's remaining IGEN common stock by Roche in connection with the complete termination of the IGEN stockholders' interest in IGEN. IGEN believes that the transaction should be so treated for U.S. Federal income tax purposes and, therefore, that the receipt of both BioVeris common stock and the cash consideration in connection with the merger should qualify as taxable sales or exchanges of IGEN common stock. Unless otherwise specified, this discussion assumes that the transaction will be treated in the manner described above.

     Accordingly, the transaction will result in the following U.S. Federal income tax consequences:

     Each holder of IGEN common stock will recognize capital gain or loss, if any, equal to the difference between (1) the sum of the amount of cash received in the merger plus the fair market value of the BioVeris common stock received by such holder at the time of distribution of BioVeris common stock in connection with the merger and (2) the holder's adjusted basis in the IGEN common stock immediately prior to the transaction.

     - Such gain or loss will be capital gain or loss, and generally will be long-term capital gain or loss if the IGEN common stock exchanged in the transaction had been held for more than one year at the time of the transaction.

     - The amount and character of gain or loss will be computed separately for each block of IGEN common stock that was purchased by the stockholder in the same transaction.

     - The tax basis of the BioVeris common stock received by IGEN stockholders in the transaction will be equal to the fair market value of such stock at the time of the distribution of BioVeris common stock in connection with the merger.

     - The holding period of the BioVeris common stock received by IGEN stockholders in the transaction will commence on the day after the distribution of BioVeris common stock in connection with the merger.

     One reasonable method of determining the fair market value of the BioVeris common stock received by IGEN stockholders in the transaction would be to use the average of the high and low trading prices of BioVeris common stock on the first full day of trading following the distribution of BioVeris common stock in connection with the merger. Nevertheless, IGEN stockholders are urged to consult their own tax advisors regarding this matter.

     No ruling has been or will be sought from the U.S. Internal Revenue
Service, or the IRS, in connection with the transaction, and the IRS could disagree with the characterization of the transaction as set forth above. In particular, the IRS could contend, and a court might agree, that the value of the BioVeris common stock received or the cash merger consideration received should be treated as a dividend, rather than as proceeds attributable to a sale or exchange of IGEN common stock, in which case the relevant IGEN stockholder would have to include the full amount of such dividend in its income without being able to offset its basis in its IGEN common stock against such dividend. IGEN stockholders are urged to consult their own tax advisors concerning the proper characterization of the transaction and the resulting tax consequences to them, including, if the transaction is treated as giving rise to a dividend, the availability of preferential rates of taxation under recently enacted legislation for dividends received by individuals and the treatment of their basis in their IGEN common stock.
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     An IGEN stockholder may be subject to "backup withholding" at a rate of 28%
on payments (including, if and to the extent taxed as a dividend as described below, the distribution of BioVeris common stock) received in connection with the transaction unless such holder (1) provides a correct taxpayer identification number (which, in the case of an individual, is such holder's social security number) and any other required information to the exchange agent, or (2) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, all in accordance with the requirements of the backup withholding rules. If an IGEN stockholder does not provide a correct taxpayer identification number, such stockholder, in addition to being subject to backup withholding may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against such holder's U.S. Federal income tax liability. IGEN stockholders should consult with their own tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such exemption. An IGEN stockholder may prevent backup withholding by completing an IRS Form W-9 or substitute W-9 and submitting it to the exchange agent for the merger when such holder submits such holder's stock certificate(s) following the completion of the merger.

  THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE RELEVANT THERETO. THUS, IGEN STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING THE PROPER CHARACTERIZATION OF THE TRANSACTION, TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ANTITRUST MATTERS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On September 5, 2003, Roche and IGEN each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission and Roche requested early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. If early termination of the required waiting period is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will expire at 11:59 p.m. on October 6, 2003. At any time before or after the completion of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Roche or IGEN. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. See "The Merger Agreement -- Conditions."

APPRAISAL RIGHTS

     The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of
Section 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement/prospectus as Annex 17 and is incorporated into this summary by reference.

     Under Delaware law, if the merger is completed, each holder of record of IGEN common stock who:

     - files written notice with IGEN of an intention to exercise rights to appraisal of his, her or its shares prior to the taking of the vote on the merger at the IGEN special meeting;

     - does not vote in favor of the merger; and

     - follows the procedures set forth in Section 262;

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will be entitled to be paid for his or her IGEN common stock by the surviving corporation the fair value in cash of the shares of IGEN common stock. The fair value of shares of IGEN common stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of IGEN common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this proxy statement/prospectus as the "dissenting shares."

     Within ten days after the completion of the merger, IGEN, as the surviving corporation in the merger, must mail a notice to all stockholders who have complied with the first and second bullet above notifying such stockholders of the completion of the merger. Within 120 days after the completion of the merger, such holders of IGEN common stock may file a petition in the Delaware Court of Chancery demanding appraisal of their shares. Notwithstanding the foregoing, at any time, within 60 days of the completion of the merger, such stockholders may withdraw their demand for appraisal. Within 120 days after the completion of the merger, the holders of dissenting shares may also, upon written request, receive from IGEN a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisals have been received and the aggregate number of holders of such shares.

     Appraisal rights are available only to the record holder of shares. If you wish to exercise appraisal rights but have a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 to perfect your appraisal rights.

     A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder's name appears on the stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

     If any holder of IGEN common stock who demands appraisal of his or her shares under Section 262 fails to perfect, or effectively withdraws or loses the right to appraisal, his or her shares will be converted into a right to receive cash and the number of shares of BioVeris common stock in accordance with the terms of the merger agreement. Dissenting shares lose their status as dissenting shares if:

     - the merger is abandoned;

     - the dissenting stockholder fails to file a written notice with IGEN of an intention to exercise rights to appraisal of his, her or its shares prior to the taking of the vote on the merger at the IGEN special meeting;

     - the dissenting shares are voted in favor of the merger;

     - neither IGEN nor the stockholder files a petition or intervenes in a pending action within 120 days after the completion of the merger; or

     - the stockholder delivers to IGEN, as the surviving corporation, within 60 days of the effective date of the merger, or thereafter with IGEN's approval, a written withdrawal of the stockholder's demand for appraisal of the dissenting shares, although no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any stockholder without the approval of the court.

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     Failure to follow the steps required by Section 262 of the Delaware General
Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights. If an IGEN stockholder has lost his or her appraisal rights, such stockholder will be entitled to receive the consideration with respect to the holder's dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, IGEN stockholders who are considering objecting to the merger should consult their own legal advisors.

IGEN EMPLOYEE BENEFITS MATTERS

     IGEN has adopted a termination protection program, the purpose of which is to encourage the named executive officers and 31 other key employees who participate in the program to continue as employees in the event of a "change of control" of IGEN, as defined in the termination protection program. The termination protection program provides that in the event a covered employee's employment is terminated without "cause" or the employee resigns for "good reason" within 30 months following a "change of control" of IGEN, or a covered employee's employment is terminated prior to a "change of control" at the request of a party involved in such "change of control" or otherwise in connection with or in anticipation of a "change of control," then the employee shall be entitled to receive a cash payment equal to 1.5 to 3 times the sum of the employee's annual salary plus bonus (3 times in the case of the named executive officers). Subject to certain exceptions, "good reason" means, for purposes of the termination protection program,

     - a decrease in (or failure to increase in accordance with the terms of any employment contract) the covered employee's base salary or bonus opportunity,

     - a diminution in the aggregate employee benefits and perquisites provided to the covered employee,

     - a diminution in the covered employee's title, reporting relationship, duties or responsibilities,

     - relocation of the covered employee's primary office more than 35 miles from its current location, or

     - the failure by any successor to the company to explicitly assume the termination protection program and IGEN's obligations thereunder.

     The termination protection program also provides that covered employees are entitled to continued welfare and pension benefits for up to 18 months (or in the case of the named executive officers, for up to 36 months (or life, with respect to medical and dental benefits and annual comprehensive physical)). In addition, the termination protection program provides reimbursement for outplacement services and provides a gross-up for any "parachute" excise tax imposed on payments made under the termination protection program, and for the advancement of costs and expenses incurred by the employee related to the termination protection program.

     As a result of the restructuring BioVeris will assume IGEN's liabilities and obligations under the IGEN termination protection program. BioVeris intends to terminate the IGEN termination protection program and replace it with a similar termination protection program. For a more complete description of BioVeris's termination protection program see "Management -- Executive Compensation -- BioVeris Termination Protection Program." The completion of the merger will not constitute a "change of control" under the termination protection program to the extent that BioVeris offers "qualifying positions" to employees covered by the termination protection program. In the restructuring agreement, effective upon completion of the merger, BioVeris has agreed to offer to each employee who participates in the termination protection program employment in a "qualifying position," as defined in the termination protection program. At such time, BioVeris has also agreed to offer to each employee of IGEN who does not participate in the termination protection program substantially comparable employment to the employment of such employee immediately prior to completion of the merger. Nothing contained in the restructuring agreement relating to such agreements by BioVeris will confer on any employee any right to continued employment after the completion of the merger, and each employee will continue to be employed "at-will" subject to any requirements under applicable foreign law or any applicable individual agreement to the contrary.
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     Upon completion of the merger, the executive officers of IGEN will be entitled to receive a transaction bonus payment, contingent upon the executive officer providing a release of the respective obligations of IGEN and BioVeris under IGEN's termination protection program. See "Management -- Executive Compensation -- Transaction Bonus Payments."

     Effective upon completion of the merger, BioVeris will assume all of IGEN's employee benefits and compensation liabilities, other than liabilities related to IGEN's stock option plans.

EFFECT ON OPTIONS AND WARRANTS RELATING TO IGEN COMMON STOCK

  OPTIONS

     Upon completion of the merger, all outstanding options granted under IGEN's stock option plans, including unvested options, will be canceled and the holder of any such option will be entitled to receive with respect to each share covered by such option: cash from Roche equal to the excess of $47.25 over the exercise price of such option (without interest); and one share of BioVeris common stock.

  WARRANTS

     Following the completion of the merger, the holder of outstanding IGEN warrants will, upon exercise, be entitled to:

     - receive from BioVeris the number of shares of BioVeris common stock and cash in lieu of fractional shares of BioVeris common stock as if such holder had exercised the warrants for the shares of IGEN common stock issuable upon exercise of the warrants immediately prior to the completion of the merger, and

     - receive from Roche or IGEN the amount of cash as if such holder had exercised the warrants for the shares of IGEN common stock issuable upon exercise of the warrants immediately prior to the completion of the merger.

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                            RESTRUCTURING AGREEMENT

     This is a summary of the material terms of the restructuring agreement. The complete restructuring agreement is attached as Annex 1 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire restructuring agreement carefully.

GENERAL

     BioVeris is a newly formed wholly-owned subsidiary of IGEN organized for purposes of the merger and related transactions. Simultaneously with the execution of the merger agreement, BioVeris and IGEN entered into the restructuring agreement. The completion of the restructuring of IGEN as contemplated by the restructuring agreement is a condition to the completion of the merger. IGEN will not proceed with the merger unless the restructuring is completed.

THE RESTRUCTURING

     Prior to the completion of the merger, IGEN will complete the restructuring. As part of the restructuring, BioVeris will assume IGEN's biodefense, life sciences and industrial product lines as well as IGEN'S opportunities in the clinical diagnostics and healthcare fields, and will own IGEN's intellectual property, IGEN's equity interest in MSD, cash and certain other rights and licenses currently held by IGEN. IGEN will retain IGEN's remaining businesses, including non-exclusive, fully-paid, worldwide and perpetual rights to ECL technology in the human in vitro diagnostics field.

     Upon completion of the merger, BioVeris will become an independent, publicly-traded company owned by IGEN stockholders. BioVeris will have the assets described above, as well as certain ongoing commercial agreements with affiliates of Roche.

TRANSFER OF ASSETS

     Prior to the completion of the merger, IGEN will contribute, convey, assign, transfer and deliver, or cause to be contributed, conveyed, assigned, transferred and delivered, to BioVeris, all of IGEN's or its applicable subsidiaries' rights, title and interest in and to the assets of IGEN or its applicable subsidiaries, other than specified assets described below that will remain with IGEN.

     Assets that will transfer to BioVeris include:

     - all assets that will not remain with IGEN, including IGEN's biodefense, life sciences and industrial product lines, IGEN's intellectual property, equity interest in MSD and certain other rights and licenses held by IGEN;

     - shares of stock in subsidiaries of IGEN other than the license sub and BioVeris;

     - the license agreement and IGEN's rights, title and interest under such license agreement (other than any right, title and interest of the license sub);

     - the improvements license agreement and IGEN's rights, title and interest under such improvements license agreement;

     - BioVeris's rights and interests under the merger agreement and the related transaction agreements;

     - BioVeris's rights and interests under the covenants not to sue and the PCR license agreements;

     - any and all names, imprints, trademarks, trade names, trade name rights, trade dress, domain names, service marks, service mark rights and service names, whether or not registered, including all common law rights and all goodwill associated therewith, in each case, except the IGEN name or any of the foregoing that include or are derivatives of the IGEN name; and

     - copies of certain identified records that will be retained by IGEN, including the minute books of IGEN, the financial, accounting and tax records of IGEN, all filings made by IGEN with the SEC and NASDAQ, all filings and other documentation relating to the IGEN name and its derivatives,
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       certain litigation files of IGEN, all documentation relating to the assets and liabilities which are to remain with IGEN following the restructuring and all documentation relating to the IGEN stock plans.

     The following assets will remain with IGEN following the restructuring:

     - all claims, defenses and judgments arising out of the Roche litigation and the patent infringement suits brought by IGEN against Roche Diagnostics in Maryland and Germany;

     - certain identified IGEN records, including the minute books of IGEN, the financial, accounting and tax records of IGEN, all filings made by IGEN with the SEC and NASDAQ, all filings and other documentation relating to the IGEN name and its derivatives, certain litigation files of IGEN, all documentation relating to the assets and liabilities which are to remain with IGEN following the restructuring and all documentation relating to the IGEN stock plans;

     - the capital stock of the license sub;

     - the license sub's rights and interests under the license agreement;

     - IGEN's rights and interests under the merger agreement and the related transaction agreements;

     - the IGEN name and all other names, imprints, trademarks, trade names, trade name rights, trade dress, domain names, service marks, service mark rights and service names of IGEN and its subsidiaries, whether or not registered, that include or are derivatives of the IGEN name;

     - IGEN's bank accounts (but not any cash in such bank accounts);

     - all rights under IGEN's insurance policies, subject to certain exceptions;

     - certain identified permits of IGEN;

     - certain identified contracts (including various securities purchase agreements and registration rights agreements);

     - the existing agreements between IGEN and Roche or their respective affiliates, which are referred to in this proxy statement/prospectus as I/R agreements, other than certain identified agreements that will be transferred to BioVeris, which are referred to in this proxy statement/prospectus as the BioVeris I/R agreements;

     - all of the unpublished patent applications and technical information of Hitachi High Technologies Corporation provided to Roche Diagnostics, which in turn Roche Diagnostics has provided to IGEN prior to the date of the restructuring agreement;

     - the note pursuant to which Roche will loan to IGEN $214 million minus the amount of cash received by IGEN from July 24, 2003 to two business days before completion of the merger from the exercise of IGEN stock options and warrants, which is referred to in this proxy statement/prospectus as the Roche note;

     - receivables from and inventory intended for transferred physicians' office laboratories; and

     - any cash IGEN receives from the exercise of IGEN stock options or warrants after the date that is two business days prior to completion of the merger, such cash.

ASSUMPTION OF LIABILITIES

     At or prior to completion of the merger, BioVeris and/or one of BioVeris's subsidiaries will unconditionally assume and undertake to pay, satisfy and discharge all liabilities of IGEN arising from events, occurrences, actions, omissions, facts or circumstances occurring or existing prior to the completion of the merger, other than specified liabilities described below that will remain with IGEN.

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     The following liabilities will remain with IGEN following the restructuring:

     - any liabilities of IGEN under any of the merger agreement or the related transaction agreements, other than liabilities for its breaches prior to the completion of the merger;

     - any liabilities of the license sub under the license agreement or the covenants not to sue, other than liabilities for its breaches prior to the completion of the merger;

     - any liabilities of IGEN owed to Roche or its affiliates, including under the I/R agreements, other than the BioVeris I/R agreements;

     - any liabilities of IGEN arising out of the Roche litigation and the patent infringement suits brought by IGEN against Roche Diagnostics in Maryland and Germany;

     - any liabilities of IGEN with respect to transferred physicians' office laboratories, other than liabilities arising from acts or omissions by IGEN prior to the completion of the merger;

     - any liabilities of IGEN pursuant to the Roche note described above; and

     - any liabilities of IGEN under any contracts retained by IGEN, subject to certain exceptions.

CONVERSION; CAPITALIZATION OF BIOVERIS AND ITS SUBSIDIARIES

     On September 22, 2003, IGEN Integrated Healthcare, LLC was converted from a limited liability company into a corporation in accordance with Section 18-216 of the Delaware Limited Liability Company Act and simultaneously changed its name to BioVeris Corporation. Prior to completion of the merger, IGEN will cause the number of authorized shares of BioVeris's common stock to be sufficient to complete the merger and related transactions.

     The restructuring agreement further provides that:

     - IGEN will determine, in its sole discretion, the identity of BioVeris's directors and officers;

     - following its conversion to a corporation, BioVeris may enter into a stockholder rights agreement; and

     - prior to completion of the merger, BioVeris may create one or more subsidiaries and may transfer any or all of its assets to such subsidiaries.

NONASSIGNABLE CONTRACTS; RETAINED CONTRACTS

     The restructuring agreement provides that it will not constitute an agreement to assign or transfer any permit, sales order, purchase order, open bid or other commitment or contract if an assignment or transfer of the same without consent or waiver of the other party would constitute a breach or in any way impair BioVeris's rights under such contracts. IGEN is obliged to use its reasonable best efforts to obtain all necessary consents and waivers to assign the applicable contracts to BioVeris, although IGEN is not required to pay any amount to any person from whom such consents or waivers may be required. If any consent or waiver is not obtained prior to the completion of the merger, then BioVeris will cooperate, at BioVeris's expense, with IGEN following the merger in any reasonable arrangement under which BioVeris will obtain the economic claims, rights and benefits under such contracts. Such reasonable arrangement may include the subcontracting, sublicensing or subleasing to BioVeris of any and all rights of IGEN against such other party arising out of a breach or cancellation by such other party and the enforcement by IGEN of such rights. To the extent that BioVeris is able to receive the economic claims, rights and benefits of such contracts, BioVeris will be responsible for any liabilities arising under such contracts.

INTERCOMPANY ARRANGEMENTS

     All contracts, arrangements and commitments, whether oral or written, solely between IGEN and BioVeris, and their respective operating units, entered into prior to completion of the merger will terminate upon completion of the merger. In addition, at or before completion of the merger, IGEN will cause all
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intercompany indebtedness between BioVeris, on the one hand, and IGEN, on the other hand, to be canceled.

USE OF NAME

     Within 30 days after the completion of the merger, BioVeris and its subsidiaries will take or cause to be taken all actions necessary to change the name of any of the BioVeris companies to a name that does not include the "IGEN" name and all derivatives thereof, including any name confusingly similar thereto.

EMPLOYEE MATTERS

     BioVeris has agreed to offer to each employee who participates in IGEN's termination protection program employment in a "qualifying position" (as defined in such termination protection program) upon completion of the merger. BioVeris has also agreed to offer, upon completion of the merger, to each employee of IGEN who does not participate in the termination protection program substantially comparable employment to the employment of such employee by IGEN immediately prior to completion of the merger. Nothing contained in the restructuring agreement relating to such agreements by BioVeris will confer on any employee any right to continued employment after the completion of the merger, and each employee will continue to be employed "at-will" subject to any requirements under applicable foreign law or any applicable individual agreement to the contrary.

     Effective upon completion of the merger, BioVeris will assume all of IGEN's employee benefits and compensation liabilities, other than with respect to IGEN's stock plans. BioVeris will generally be entitled to amend or terminate any employee benefit plan that IGEN otherwise has the right to terminate. BioVeris agreed to reimburse IGEN for all costs and expenses reasonably incurred by IGEN pursuant to the employee plans transferred to BioVeris after completion of the merger. The merger and related transactions are not intended to constitute a termination of employment of any employee that would entitle such employee to receive severance or similar compensation and benefits.

AMENDMENT AND TERMINATION

     Prior to the completion of the merger, for so long as the merger agreement remains in effect, the restructuring agreement may not be amended or modified, and no provision of it may be waived, without Roche's prior written consent.

     In the event the merger agreement is terminated pursuant to its terms, the restructuring agreement will automatically and simultaneously terminate and the restructuring will automatically and simultaneously be abandoned without BioVeris's approval or the approval of IGEN stockholders.

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                              THE MERGER AGREEMENT

     This is a summary of the material provisions of the merger agreement. The complete merger agreement is attached as Annex 2 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire merger agreement carefully.

THE MERGER

     Under the merger agreement, following the restructuring and the satisfaction or waiver of the other specified conditions, the merger sub, a wholly-owned subsidiary of Roche, will merge with and into IGEN, as a result of which IGEN will become a wholly-owned subsidiary of Roche. Upon completion of the merger BioVeris will become an independent, publicly-traded company owned by IGEN stockholders. Upon completion of the merger each outstanding share of IGEN common stock (other than shares held by stockholders who validly exercise appraisal rights, shares held as treasury stock and shares held by Roche or the merger sub) will be converted into the right to receive:

     - $47.25 in cash, without interest; and

     - one share of BioVeris common stock.

     Holders of IGEN common stock who vote against the merger may elect to exercise appraisal rights under Delaware law as a result of the merger.

CONDITIONS

  CONDITIONS TO ROCHE'S AND IGEN'S OBLIGATIONS TO COMPLETE THE MERGER

     The respective obligations of each party to complete the merger are subject to the satisfaction or waiver on or prior to the closing date of the merger of the following conditions:

     - the adoption of the merger agreement by the affirmative vote of stockholders of IGEN representing a majority of the shares of IGEN common stock outstanding on the record date;

     - the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - the absence of any temporary restraining order, injunction or other order issued by any court of competent jurisdiction or other law preventing completion of the merger;

     - the BioVeris registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have been declared effective by the SEC and must not be the subject of any stop order or proceedings seeking a stop order;

     - each of the global consent and agreement, the consent by MSD and MST to the license agreement, the covenants not to sue and the joinder of MSD and MST to the ongoing litigation must be in full force and effect and must not have been amended or modified without the consent of Roche and IGEN; and

     - the release and agreement among IGEN, BioVeris and certain companies owned or controlled by Mr. Samuel Wohlstadter must be in full force and effect and must not have been amended or modified without the consent of Roche, IGEN and BioVeris.

  CONDITIONS TO OBLIGATIONS OF ROCHE TO COMPLETE THE MERGER

     Roche's obligations to complete the merger are further subject to the satisfaction or waiver on or prior to the closing date of the merger of the following additional conditions:

     - IGEN's representations and warranties as to its ability to license certain intellectual property rights that comprise the licensed ECL technology, certain matters relating to Eisai Co., Ltd., the absence

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       of a transaction material adverse effect (as described below) since March
       31, 2003, and BioVeris's solvency must be true and correct;

     - IGEN's representations and warranties as to its capitalization must be true and correct in all material respects;

     - IGEN's remaining representations and warranties must be true and correct, other than failures to be true and correct that, individually or in the aggregate, do not have a transaction material adverse effect;

     - IGEN must have complied with its obligations not to make certain amendments to its or its subsidiaries' organizational documents and not to sell or otherwise dispose of any material subsidiary or any asset or property, except for sales or dispositions to an unrelated third person that do not have a transaction material adverse effect;

     - IGEN must have complied with its obligation not to amend, waive or fail to enforce the license agreement;

     - IGEN must have complied in all material respects with its obligations relating to appraisal of shares, dividends and distributions, stock splits and reclassifications, securities repurchases, share issuances, option grants, amendments to the terms of outstanding securities, mergers and acquisitions, debt incurrence, loans and investments, employee compensation and benefit plans, stock options, limitations on initiating or encouraging claims against Roche and its affiliates and the IGEN stockholder rights agreement;

     - IGEN must have complied with its remaining covenants under the merger agreement, other than failures to perform that, individually or in the aggregate, do not have a transaction material adverse effect;

     - BioVeris and IGEN must have completed the restructuring;

     - IGEN must have paid in full its 8.5% senior secured notes; and

     - IGEN must have received a solvency opinion from an independent solvency firm of nationally recognized reputation substantially to the effect that BioVeris will not be insolvent after giving effect to the merger and related transactions.

     "Transaction material adverse effect" means any change, effect, occurrence, condition, development or state of facts that

     - renders IGEN insolvent immediately prior to completion of merger, or

     - after giving effect to the merger and related transactions

      - results in or would reasonably be expected to result in a loss

        - by IGEN (through the license sub) of its ownership of, rights to and under and license under the license agreement or

        - by BioVeris of, or a failure by BioVeris to obtain or retain, its ownership of, rights to and license of the licensed ECL technology,

        in each case, that materially impairs the legal right of Roche Diagnostics and its affiliates to commercialize products using the licensed ECL technology, or

      - renders BioVeris insolvent at the time of the merger.

     "Transaction material adverse effect" excludes any changes, effects, occurrences, conditions, developments or state of facts

     - arising out of, related to, or in connection with the Roche litigation or the patent infringement litigation brought by IGEN against Roche Diagnostics in Maryland and Germany or

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     - principally attributable to the economy in general or BioVeris's industry in general.

  CONDITIONS TO OBLIGATIONS OF IGEN TO COMPLETE THE MERGER

     IGEN's obligations to complete the merger are further subject to the satisfaction or waiver on or prior to the closing date of the merger of the following additional conditions:

     - Roche's and the merger sub's representations and warranties that are qualified as to materiality must be true and correct, and those that are not so qualified must be true and correct in all material respects;

     - Roche and the merger sub must have performed in all material respects all obligations required to be performed by them and complied in all material respects with their agreements and covenants under the merger agreement;

     - Roche Diagnostics will have paid to IGEN $18,600,000 in respect of damages arising out of the Roche litigation and $10,620,000 in respect of royalties due under the 1992 license agreement for the quarter ended June 30, 2003;

     - the shares of BioVeris's common stock to be issued to IGEN stockholders must have been approved for listing on a national securities exchange or approved for quotation on The NASDAQ Stock Market(R); and

     - Roche will have loaned to IGEN $214 million minus the amount of cash received by IGEN from the exercise of IGEN stock options and warrants from the date of the merger agreement to the date that is two business days prior to the completion of the merger.

     In accordance with the terms of the ongoing litigation agreement, in July 2003, Roche Diagnostics paid to IGEN $18,600,000 in respect of damages arising out of the Maryland contract action and $10,620,000 in respect of royalty payment due under the 1992 license agreement for the quarter ended June 30, 2003. In August 2003, Roche Diagnostics reported an additional $255,000 of royalty payment due under the 1992 license agreement for the quarter ended June 30, 2003, and paid the additional amount.

NO SOLICITATION; RECOMMENDATION OF THE IGEN BOARD OF DIRECTORS; SUPERIOR
PROPOSALS

     IGEN agreed that it will not, and will not permit any of its representatives to,

     - directly or indirectly solicit, initiate or encourage the submission of any company takeover proposal (as described below),

     - enter into any agreement with respect to any company takeover proposal,

     - grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of IGEN or any subsidiary of IGEN, or

     - directly or indirectly,

      - participate in any discussions or negotiations with, or furnish any information with respect to, IGEN or any subsidiary of IGEN to any person that is seeking to make, or has made, any company takeover proposal or

      - afford access to the business, properties, assets, books or records of IGEN or any subsidiary of IGEN to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any person that is seeking to make, or has made, any company takeover proposal.

However, if prior to obtaining IGEN stockholder approval, the IGEN board of directors receives an unsolicited company takeover proposal that the IGEN board of directors determines in good faith, after receipt of the advice of its financial advisor and outside legal counsel, is reasonably likely to result in a proposal that is, a "superior company proposal" (as described below), then IGEN and its representatives

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may provide information (subject to a confidentiality agreement) and participate in discussions or negotiations in connection with such company takeover proposal. IGEN must promptly advise Roche orally and in writing of any company takeover proposal or any inquiry from a third party to an officer or director of IGEN with respect to the making of a company takeover proposal, the identity of the person making any such company takeover proposal or inquiry and the material terms of any such company takeover proposal or inquiry.

     The IGEN board of directors will not:

     - withdraw or modify in a manner adverse to Roche, or propose publicly to withdraw or modify in a manner adverse to Roche, the approval or recommendation of the merger agreement or the merger by the IGEN board of directors, unless the IGEN board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties;

     - approve any letter of intent or acquisition or other agreement relating to a company takeover proposal (other than a confidentiality agreement as described above); or

     - approve or recommend, or propose publicly to approve or recommend, any company takeover proposal.

If, however, prior to obtaining IGEN stockholder approval, the IGEN board of directors receives a superior company proposal, then the IGEN board of directors may, having first complied with the notification requirements summarized above and taken into account any revised proposal from Roche, after three business day approve and recommend such superior company proposal and cause IGEN to terminate the merger agreement and enter into a definitive agreement with respect to such superior company proposal.

     IGEN

     - will, and will cause its subsidiaries to, and will instruct its representatives to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted prior to the date of the merger agreement with respect to any company takeover proposal and

     - will promptly request each person, if any, that has executed a confidentiality agreement within the 12 months prior to the date of the merger agreement in connection with such person's consideration of any company takeover proposal to return or destroy all confidential information furnished to such person by or on behalf of IGEN or any subsidiary of IGEN.

     A "company takeover proposal" means

     - any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving IGEN,

     - any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of IGEN, or

     - any other transaction the consummation of which would reasonably be expected to impede, prevent or materially delay the merger,

     in each case other than

      - the merger and related transactions,

      - the performance of obligations pursuant to the ongoing commercial agreements or

      - any transaction involving BioVeris or BioVeris's subsidiaries that will be consummated after completion of the merger.

     A "superior company proposal" means any bona fide, unsolicited written proposal to acquire, directly or indirectly, including pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or

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dissolution, a recapitalization or similar transaction, more than 50% of the combined voting power of the shares of IGEN common stock then outstanding or all or substantially all of the assets of IGEN and its subsidiaries, taken as a whole, on terms which the IGEN board of directors determines in good faith to be more favorable to the holders of IGEN common stock than the merger and related transactions (after consultation with a financial advisor of nationally recognized reputation), taking into account all the terms and conditions of such proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, and the merger agreement (including any proposal by Roche to amend the terms of the merger and related transactions), and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the IGEN board of directors.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after receipt of the IGEN stockholder approval:

     - by mutual written consent of Roche, the merger sub, IGEN and BioVeris;

     - by either Roche or IGEN

      - if the merger does not occur on or before July 24, 2004, unless the failure to complete the merger is the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement,

      - if any law preventing the merger comes into effect or if any governmental entity issues an order or injunction or takes any other action permanently preventing the completion of the merger and such order, injunction or other action will have become final and nonappealable, unless such order, injunction or other action is the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement, or

      - if the IGEN stockholders do not adopt the merger agreement upon a vote at the IGEN stockholders meeting;

     - by Roche, if the IGEN board of directors

      - withdraws or adversely modifies its approval or recommendation of the merger agreement or the merger to the IGEN stockholders, or proposes publicly to do so,

      - fails to recommend to the IGEN stockholders that they adopt the merger agreement, or

      - approves or recommends any company takeover proposal, or proposes publicly to do so;

     - by IGEN

      - if the IGEN board of directors exercises its right described above to accept a superior company proposal,

      - if Roche breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform, if capable of being cured, has not been cured within 30 days after the giving of written notice to Roche of such breach, or

      - if it has not received the $18,600,000 payment in respect of damages arising out of the Roche litigation, the $10,620,000 royalty payment due under the 1992 license agreement for the quarter ended June 30, 2003 or the monthly $5,000,000 payment due to it from Roche Diagnostics in accordance with the ongoing litigation agreement.

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FEES AND EXPENSES

  GENERAL

     The merger agreement provides that, except as otherwise provided in the merger agreement or in any related transaction agreement, all fees and expenses incurred in connection with the merger and related transactions will be paid by the party incurring such expenses.

  TERMINATION FEE

     IGEN will pay to Roche a termination fee of $26.6 million if:

     - the merger agreement is terminated by IGEN because the IGEN board of directors received and accepted an unsolicited superior company proposal and IGEN then completes the transactions contemplated by such superior company proposal or any other company takeover proposal providing for the acquisition of over 50% of the stock or assets of IGEN; or

     - (1) the merger agreement is terminated by Roche because the IGEN board of directors withdrew or adversely modified its recommendation to the IGEN stockholders, or proposed publicly to do so, and (2) IGEN then consummates the transactions contemplated by a company takeover proposal providing for the acquisition of over 50% of the stock or assets of IGEN within 12 months after the termination of the merger agreement; or

     - (1) any person make a company takeover proposal for over 50% of the stock or assets of IGEN and (2) the merger agreement is terminated because the merger will not have occurred on or before July 24, 2004 (but only if the IGEN stockholder meeting has not been held by the date that is two days prior to such outside date) and (3) IGEN then consummates the transactions contemplated by a company takeover proposal providing for the acquisition of over 50% of the stock or assets of IGEN within 12 months after the termination of the merger agreement.

     In addition, IGEN agreed to reimburse Roche for all its reasonable expenses of up to $5 million incurred in connection with the merger agreement, the ongoing commercial agreements and the merger and related transactions in the event that the merger agreement is terminated for the reasons described in either the first or second bullets of the preceding paragraph.

CONDUCT OF BUSINESS PENDING THE MERGER

     IGEN agreed that, subject to specified exceptions, during the period from the date of the merger agreement to the completion of the merger, it will, and will cause each of its subsidiaries to, conduct its business in the usual, regular and ordinary course consistent with past practice and, to the extent consistent with the foregoing, will use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. In addition, without limiting the generality of the previous sentence, during the period from the date of the merger agreement to the completion of the merger, IGEN agreed that, subject to specified exceptions, it will not, and will not permit any of its subsidiaries to, without Roche's prior written consent:

     - declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

     - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

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     - purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of IGEN or any rights, warrants or options to acquire any such shares or other securities other than

      - the issuance of IGEN common stock (and associated IGEN rights) upon

        - the exercise of IGEN stock options outstanding as of the date of the merger agreement and in accordance with the terms of such stock options in effect as of the date of the merger agreement,

        - the conversion of IGEN convertible debentures outstanding as of the date of the merger agreement and in accordance with the terms of such convertible debentures in effect as of the date of the merger agreement, and

        - the exercise of IGEN warrants outstanding as of the date of the merger agreement and in accordance with the terms of such warrants in effect as of the date of the merger agreement,

      - the issuance of IGEN capital stock upon the exercise of IGEN rights and

      - pursuant to the IGEN stock plans as in effect on the date of the merger agreement;

     - issue, deliver, sell or grant any shares of its capital stock, any other voting securities, any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, in each case other than

      - the issuance of shares of IGEN common stock (and associated IGEN rights) upon

        - the exercise of IGEN stock options outstanding as of the date of the merger agreement and in accordance with the terms of such stock options in effect as of the date of the merger agreement,

        - the conversion of IGEN convertible debentures outstanding as of the date of the merger agreement and in accordance with the terms of such convertible debentures in effect as of the date of the merger agreement, and

        - the exercise of IGEN warrants outstanding as of the date of the merger agreement and in accordance with the terms of such warrants in effect as of the date of the merger agreement, and

      - the issuance of IGEN capital stock upon the exercise of IGEN rights;

     - amend or propose to amend its certificate of incorporation or by-laws or other comparable organizational documents (other than amendments or proposals to the certificate of incorporation, bylaws or other comparable charter or organizational documents of BioVeris, any subsidiary of IGEN that is contemplated to become BioVeris's subsidiary pursuant to the restructuring or any of BioVeris's other subsidiaries, that do not materially impair BioVeris's ability or the ability of any subsidiary of IGEN that is contemplated to become BioVeris's subsidiary pursuant to the restructuring or any of BioVeris's other subsidiaries to perform its obligations under the merger agreement, any related transaction agreement or any ongoing commercial agreement or complete the merger and related transactions or perform their obligations under any ongoing commercial agreement);

     - make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of IGEN or any subsidiary of IGEN, except for any such change required by generally accepted accounting principles or applicable law;

     - make or change any material tax election, change any annual tax accounting period, file any material amended tax returns or claims for material tax refunds, enter into any material closing agreement, settle any material tax claim, audit or assessment or surrender any right to claim a material tax refund, offset or other reduction in liabilities for taxes;

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     - amend any material term of any outstanding security of IGEN or any subsidiary of IGEN;

     - merge or consolidate with any other person or acquire a material amount of stock or assets of any unrelated third person, in each case other than

      - one or more acquisitions of stock or assets (including inventory and fixed assets) of any unrelated third person by BioVeris involving the expenditure in the aggregate of no greater than $20,000,000 (or its equivalent in any other currency) minus the amount of any loan, advance or capital contribution to, or investment in, any unrelated person or

      - any acquisition of inventory or fixed assets in the ordinary course consistent with past practice;

     - sell, lease, license or otherwise dispose of any material subsidiary or any assets or property, including any intellectual property right, except in each case for such sales, leases, licenses or other dispositions to an unrelated third person that do not have a transaction material adverse effect;

     - incur, assume or guarantee any indebtedness for borrowed money in an aggregate principal amount in excess of $10,000,000 (or its equivalent in any other currency), whether pursuant to one or more transactions, other than any guarantee by IGEN or any subsidiary of IGEN pursuant to any agreement in effect as of the date of the merger agreement;

     - create or incur any lien on any material asset of IGEN and subsidiaries of IGEN, taken as a whole, other than in the ordinary course consistent with past practice;

     - make any loan, advance or capital contribution to, or investment in, any other person, other than

      - loans, advances or capital contributions to, or investments in, its wholly-owned subsidiaries,

      - the extension of trade credit in the ordinary course consistent with past practice,

      - investments in any person in the ordinary course pursuant to IGEN's investment policy approved by the IGEN board of directors as in effect as of the date of the merger agreement,

      - loans, advances, capital contributions or investments specifically disclosed to Roche at the time the merger agreement was entered into,

      - loans, advances or capital contributions to, or investments in, any unrelated third person that are not otherwise permitted by the merger agreement and involve the expenditure in the aggregate of no greater than $20,000,000 minus the amount of any expenditure to acquire the stock or assets of any unrelated third person (other than acquisitions of inventory or fixed assets in the ordinary course);

     - any establishment, adoption or amendment (except as required by applicable law) of any collective bargaining or material bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan covering any director, officer or employee of IGEN or any subsidiary of IGEN (other than BioVeris, any subsidiary that is contemplated to become a subsidiary of BioVeris pursuant to the restructuring or any of BioVeris's other subsidiaries); or

     - authorize any of, or commit, propose or agree to take any of, the foregoing actions.

STANDSTILL

     From the date of the merger agreement to the earlier of completion of the merger or the fifth anniversary of termination of the merger agreement, Roche will not and will not permit any of its affiliates to

     - acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or assets of IGEN or any subsidiary of IGEN, except at the unsolicited specific written request of IGEN,

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     - propose to enter into, directly or indirectly, any tender or exchange offer, merger or other business combination or similar transaction involving IGEN or any subsidiary of IGEN, except at the unsolicited specific written request of IGEN,

     - form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any securities of IGEN or any subsidiary of IGEN,

     - enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other person regarding any possible purchase or sale of any securities or assets of IGEN or any subsidiary of IGEN,

     - make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any securities of IGEN or any subsidiary of IGEN,

     - call, or seek to call, a meeting of IGEN's shareholders or initiate or propose any stockholder proposal or execute any written consent with respect to IGEN,

     - otherwise act, alone or in concert with others, to seek or attempt to control or influence the management, the IGEN board of directors or policies of IGEN (except to the extent conduct or settlement of litigation between Roche Diagnostics and IGEN might be deemed such an attempt),

     - disclose any intention, plan or arrangement inconsistent with the foregoing or

     - advise, assist or encourage any other persons in connection with any of the foregoing.

     During the standstill period, Roche will not

     - request, directly or indirectly, that IGEN or any of its representatives amend or waive any provisions of the standstill, or

     - take any action which could reasonably be expected to require IGEN to make a public announcement regarding the possibility of a business combination, merger or similar transaction other than the merger and related transactions and the transactions contemplated by the ongoing commercial agreements.

LIMITATIONS ON CERTAIN CLAIMS

     Roche and IGEN each agreed not to assert or pursue, and not to permit their respective affiliates to assert or pursue or encourage any other person to assert or pursue, either before or after the completion of the merger, any actions or claims against the other or its affiliates or current or former directors, officers, members of the board of managers, members, managers, employees, consultants, advisors, attorneys, trustees or agents, in each case based on acts or omissions occurring prior to the date of the merger agreement or after the date of the merger agreement and prior to the completion of the merger, except as required by subpoena or other judicial or legal process or as required by any inquiry by a governmental entity, in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of its breach of this provision. This covenant, however, does not

     - prevent actions to enforce the merger agreement, any related transaction agreement, any ongoing commercial agreement, any I/R agreement, any BioVeris I/R agreement, any agreement entered into between IGEN, BioVeris or any of their respective affiliates, on the one hand, and any of Roche Diagnostics Corporation, Roche, the merger sub, Roche Diagnostics, F. Hoffmann-La Roche Ltd and Roche Molecular Systems, Inc. or any of their respective affiliates, on the other hand, after the date of the merger agreement but prior to the completion of the merger or any provision in those agreements in accordance with its terms,

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     - apply to any act or omission that constitute fraud in the inducement with respect to the merger agreement, any related transaction agreement or any ongoing commercial agreement or

     - apply to any action permitted or required by the ongoing litigation agreement. For a more complete description of the ongoing litigation agreement see "Post-Closing and Other Arrangements -- Ongoing Litigation Agreement."

OTHER COVENANTS

     Each of IGEN and Roche have agreed to use their reasonable best efforts to complete the merger. The merger agreement also contains other customary covenants relating to the consummation of the merger and related transactions, including covenants relating to the IGEN stockholder meeting and this proxy statement/prospectus, listing of BioVeris's common stock, access to information, confidentiality and public announcements.

REPRESENTATIONS AND WARRANTIES OF IGEN

     The merger agreement contains representations and warranties made by IGEN relating to, among other things:

     - corporate organization, standing and power;

     - capitalization;

     - subsidiaries;

     - authorization, execution, delivery, performance and enforceability of the merger agreement, related transaction agreements and ongoing commercial agreements;

     - approval by the IGEN board of directors of the merger agreement, related transaction agreements and ongoing commercial agreements and the merger and related transactions;

     - absence of conflicts;

     - required consents, approvals, orders and authorizations;

     - intellectual property rights;

     - engagement and payment of fees of brokers, investment bankers and financial advisors;

     - receipt by IGEN of fairness opinion from its financial advisors;

     - documents filed by IGEN with the SEC and the accuracy of information contained in such documents;

     - financial statements;

     - IGEN disclosure documents filed under the Securities Exchange Act of 1934, as amended, relating to the merger and related transactions;

     - pending or threatened litigation;

     - absence of specified changes or events;

     - benefit plans and matters relating to the Employee Retirement Income Security Act of 1974;

     - absence of material undisclosed liabilities of IGEN;

     - transactions with related persons;

     - compliance with applicable laws and judgments;

     - environmental matters;

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     - filing of tax returns and payment of taxes by IGEN; and

     - BioVeris's solvency.

     In addition, the merger agreement provides that IGEN makes no representations or warranties with respect to Roche or its affiliates or their businesses, properties, assets or operations, any business relationship between IGEN and its affiliates or Roche and its affiliates, or any action, suit, proceeding or contract to which Roche or its affiliates is a party, subject to certain exceptions.

REPRESENTATIONS AND WARRANTIES OF ROCHE

     The merger agreement contains representations and warranties made by Roche relating to, among other things:

     - corporate organization, standing and power;

     - authorization, execution, delivery, performance and enforceability of the merger agreement and related transaction agreements;

     - absence of conflicts;

     - required consents, approvals, orders and authorizations;

     - engagement and payment of fees of brokers, investment bankers and financial advisors;

     - availability of funds for the acquisition contemplated by the merger agreement and to perform its obligations under the merger agreement and the related transaction agreements;

     - financial statements; and

     - no ownership of IGEN common stock by Roche.

EMPLOYEE STOCK OPTIONS

     As soon as reasonably practicable following the date of the merger agreement, the IGEN board of directors will adopt such resolutions or take such other actions as may be required in order that each outstanding IGEN employee stock option, whether vested or unvested, will be canceled upon completion of the merger and that the holders of such IGEN employee stock options will be entitled to receive

     - a cash payment from Roche equal to the product of

      - the excess of $47.25 over the exercise price of such option and

      - the number of shares of IGEN common stock for which such option will not theretofore have been exercised, and

     - a number of shares of BioVeris common stock equal to the number of shares of IGEN common stock for which such option will not theretofore have been exercised.

AMENDMENT

     The merger agreement may be amended by the parties at any time before or after the stockholders of IGEN adopt the merger agreement. After receipt of the IGEN stockholder approval, however, no amendment will be made that by applicable law requires further approval by IGEN stockholders without the further approval of such stockholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding the foregoing, at any time prior to adoption of the merger agreement by IGEN stockholders, BioVeris may, in its sole discretion and with, if necessary, approval of the BioVeris board of directors, unilaterally change the exchange ratio to equal the product of a number determined by BioVeris and such ratio prior to such change.

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EXTENSION; WAIVER

     At any time prior to the completion of the merger, the parties may:

     - extend the time for performance of any of the obligations or other acts of any other parties to the merger agreement;

     - waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document; or

     - waive compliance with any of the agreements or conditions contained in the merger agreement, except that no such waiver may be made after the merger agreement has been adopted by IGEN stockholders which by law requires further approval by IGEN stockholders unless such approval is obtained.

     Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

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                      POST-CLOSING AND OTHER ARRANGEMENTS

POST-CLOSING COVENANTS AGREEMENT

     This is a summary of the material provisions of the post-closing covenants agreement. The post-closing covenants agreement is attached as Annex 3 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire post-closing covenants agreement carefully.

  GENERAL

     Simultaneously with the execution of the merger agreement, Roche, IGEN and BioVeris entered into the post-closing covenants agreement. The post-closing covenants agreement governs certain relationships between BioVeris and Roche following completion of the merger.

  INDEMNIFICATION

     Indemnification by BioVeris. From and after completion of the merger, BioVeris will indemnify, defend and hold harmless Roche and its affiliates, subsidiaries and representatives, which are referred to in this proxy statement/prospectus as the Roche indemnitees, from and against, and pay or reimburse the Roche indemnitees for, all losses, as incurred, to the extent:

     - relating to or arising from the businesses, assets or liabilities transferred to and assumed by BioVeris in the restructuring, whether such losses relate to or arise from events, occurrences, action, omissions, facts or circumstances occurring, existing or asserted before, at or after completion of the merger;

     - relating to or arising from specified contracts retained by IGEN following the restructuring, whether such losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after completion of the merger; provided, however, that with respect to losses related to or arising from events, occurrences, facts or circumstances relating to or arising from actions or omissions by IGEN occurring after completion of the merger, BioVeris will not be liable to the extent such losses directly relate to or arise from actions or omissions by IGEN that are inconsistent in any respect with any written instruction from BioVeris with respect to such retained contract;

     - relating to or arising from any untrue statement or allegedly untrue statement of a material fact contained in any of the filings in connection with the merger and related transactions required to be made with the SEC by IGEN prior to completion of the merger or by BioVeris at any time, or any omission to state in any of such filings a material fact relating to IGEN, BioVeris or any of its subsidiaries required to be stated in the filings or necessary to make the statements in the filings, in light of the circumstances under which they were made, not misleading, but in each case not with respect to statements made in such filings or incorporated by reference in such filings based upon information supplied by Roche or any of its affiliates or any of their respective representatives specifically for inclusion or incorporation by reference in such filings;

     - relating to or arising from the breach by BioVeris or any of its subsidiaries of any agreement or covenant contained in the merger agreement or any related transaction agreement which is to be performed or complied with after completion of the merger;

     - relating to or arising from the breach by IGEN or BioVeris prior to completion of the merger of any agreement or covenant contained in the merger agreement or any related transaction agreement which is to be performed or complied with prior to completion of the merger;

     - relating to or arising from the breach by the license sub of any agreement or covenant contained in the license agreement or the covenants not to sue, in each case which is to be performed or complied with prior to completion of the merger; or

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     - relating to or arising from any guarantee, performance bond or other contract that Roche, any of its affiliates or IGEN may be required to grant in favor of, or enter into with, any governmental entity, whether prior to, at or after completion of the merger, in connection with any contract entered into prior to completion of the merger by IGEN or any subsidiary of IGEN with any governmental entity.

     Indemnification by Roche. From and after completion of the merger, Roche will indemnify, defend and hold harmless BioVeris and its affiliates, subsidiaries and representatives, which are referred to in this proxy statement/prospectus as the BioVeris indemnitees, from and against, and pay or reimburse the BioVeris indemnitees, for all losses, as incurred, to the extent:

     - relating to or arising from the business, assets or liabilities retained by IGEN in the restructuring, whether such losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after completion of the merger;

     - relating to or arising from specified contracts retained by IGEN with respect to such losses relating to or arising from events, occurrences, facts or circumstances relating to or arising from actions or omissions by IGEN occurring after completion of the merger that are inconsistent in any respect with any written instruction from BioVeris with respect to such retained contract;

     - relating to or arising from any untrue statement of a material fact contained in any of the filings in connection with the merger and related transactions required to be made with the SEC by IGEN or BioVeris, or any omission or alleged omission to state in any such filings a material fact required to be stated in such filings or necessary to make the statements in such filings, in light of the circumstances under which they were made, not misleading, but only with respect to statements made in the filings or incorporated by reference in the filings based upon information supplied by Roche or any of its affiliates or any of their respective representatives (including, after completion of the merger, IGEN and the subsidiaries of IGEN) specifically for inclusion or incorporation by reference in the filings;

     - relating to or arising from the breach by Roche or any of its affiliates (other than, prior to completion of the merger, IGEN, BioVeris or any of their affiliates) of any agreement or covenant contained in the merger agreement or any transaction agreement, whether such losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after completion of the merger; or

     - relating to or arising from the breach by IGEN of any agreement or covenant contained in the merger agreement or any related transaction agreement which is to be performed or complied with by it after completion of the merger.

     The post-closing covenants agreement also contains provisions governing indemnification procedures and limitations. The post-closing covenants agreement also provides that all indemnification payments shall be reduced to take account of the net present value of any net tax benefit realized by the indemnitee in connection with or otherwise arising from the incurrence of an indemnifiable loss.

  AGREEMENT NOT TO SOLICIT EMPLOYEES

     For a period of two years from and after completion of the merger, Roche will not, and will not permit its subsidiaries to, directly or indirectly, solicit for employment any individual employed by BioVeris, any of its subsidiaries or any of its respective divisions. It will not constitute a breach of the previous sentence if Roche or its subsidiaries make solicitations for employment by general advertisements in periodicals of broad distribution or other advertisement media of similar nature that are not specifically directed at BioVeris's employees.

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  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Roche will, to the fullest extent permitted by law, cause IGEN to honor all of its existing obligations to indemnify the current or former directors or officers of IGEN, whether pursuant to IGEN's certificate of incorporation or by-laws or individual indemnity agreements, for acts or omissions occurring prior to completion of the merger. From completion of the merger until the sixth anniversary of the merger, Roche will maintain in effect the current policies of directors' and officers' liability insurance maintained by IGEN with respect to claims arising from or related to events which occurred at or before completion of the merger. However, Roche will not be obligated to pay premiums in excess of 250% of the amount per annum required to be paid by IGEN in the twelve months ending December 12, 2003, provided, that, if the annual premiums exceed 250% of the amount per annum required to be paid by IGEN in the twelve months ending December 12, 2003, Roche will nevertheless be obligated to obtain such insurance and BioVeris will pay IGEN the amount of any such excess cost. IGEN has been advised by its directors' and officers' liability insurer that the total cost for such insurance would be 200% of the amount per annum required to be paid by IGEN in the twelve months ending December 12, 2003.

  LIMITATIONS ON CERTAIN CLAIMS

     BioVeris and Roche each agreed not to assert or pursue, and not to permit their respective affiliates to assert or pursue or encourage any other person to assert or pursue, either before or after the completion of the merger, any actions or claims against the other or their respective affiliates or current or former directors, officers, members of the board of managers, members, managers, employees, consultants, advisors, attorneys, trustees or agents, in each case based on acts or omissions occurring prior to the date of the merger agreement or after the date of the merger agreement and prior to the completion of the merger, claims except as required by subpoena or other judicial or legal process or as requested by any inquiry by a governmental entity, in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of its breach of this provision. This covenant, however, does not

     - prevent actions to enforce the merger agreement, any related transaction agreement, any ongoing commercial agreement, any I/R agreement, any BioVeris I/R agreement, any agreement entered into between IGEN, BioVeris or any of their respective affiliates, on the one hand, and any of Roche Diagnostics Corporation, Roche, the merger sub, Roche Diagnostics, F. Hoffmann-La Roche Ltd and Roche Molecular Systems, Inc. or any of their respective affiliates, on the other hand, after the date of the merger agreement but prior to the completion of the merger or any provision in those agreements in accordance with its terms, or

     - apply to acts or omissions that constitute fraud in the inducement with respect to the merger agreement, any related transaction agreement or any ongoing commercial agreement.

  STANDSTILL

     From the date of completion of the merger to the fourth anniversary of the date of completion of the merger, Roche will not and will not permit any of its affiliates to

     - acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or assets of BioVeris or any of its subsidiaries, except at BioVeris's unsolicited specific written request,

     - propose to enter into, directly or indirectly, any tender or exchange offer, merger or other business combination or similar transaction involving BioVeris or any of its subsidiaries, except at BioVeris's unsolicited specific written request,

     - form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any securities of BioVeris or any of its subsidiaries,

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     - enter into of any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other person regarding any possible purchase or sale of any securities or assets of BioVeris or any of its subsidiaries,

     - make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any securities of BioVeris or any of its subsidiaries,

     - call, or seek to call, a meeting of BioVeris's stockholders or initiate or propose any stockholder proposal or execute any written consent with respect to BioVeris,

     - otherwise act, alone or in concert with others, to seek or attempt to control or influence BioVeris's management, board of directors or policies (except to the extent conduct or settlement of litigation between Roche Diagnostics and IGEN might be deemed such an attempt),

     - disclose any intention, plan or arrangement inconsistent with the foregoing or

     - advise, assist or encourage any other persons in connection with any of the foregoing.

     During the standstill period, Roche will not

     - request, directly or indirectly, that BioVeris or any of its representatives amend or waive any provisions of the standstill, or

     - take any action in which could reasonably be expected to require BioVeris to make a public announcement regarding the possibility of a business combination, merger or similar transaction other than the merger and related transactions and the transactions contemplated by the ongoing commercial agreements.

  TRANSFERRED CUSTOMERS

     From and after completion of the merger, BioVeris will assume IGEN's rights to be indemnified for product liability claims arising from sales made prior to the completion of the merger under the supply, services and support agreement dated as of May 1, 2000 between IGEN and Roche Diagnostics relating to transferred physicians' office laboratory customers that had been transferred to IGEN from Roche pursuant to an injunction by the District Court prohibiting Roche Diagnostics from marketing its Elecsys products in physicians' office laboratories and requiring Roche Diagnostics to escrow all revenues from past sales to physicians' office laboratories pending the outcome of the Roche litigation and to transfer all of its current Elecsys customers constituting physicians' office laboratories to IGEN.

  PCR LICENSE PAYMENT

     BioVeris agreed to make the $50 million PCR license payment in accordance with the PCR product license agreement. For a more complete description of the PCR product license agreement see "Commercial Agreements -- PCR License Agreements."

  MUTUAL RELEASE

     Roche, on the one hand, and IGEN and BioVeris, on the other hand, release, as of immediately prior to completion of the merger, the other and its past, present and future affiliates and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees from, and agree not to bring any action against the foregoing related to, all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, torts, damages, claims, defenses, offsets, judgments, demands and liabilities whatsoever which have been or could have been asserted against the other person arising out of or relating to events or actions taken by such other person prior to the completion of the merger. The release does not, however,

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     - affect any person's right to enforce the merger agreement, any related transaction agreement, any ongoing commercial agreement, any I/R agreement, any BioVeris I/R agreement, any agreement entered into between IGEN, BioVeris or any of their respective affiliates, on the one hand, and any of Roche Diagnostics Corporation, Roche, the merger sub, Roche Diagnostics, F. Hoffmann-La Roche Ltd and Roche Molecular Systems, Inc. or any of their respective affiliates, on the other hand, after the date of the merger agreement but prior to the completion of the merger or any provision in those agreements in accordance with its terms or

     - apply to any act or omission which constitutes fraud in the inducement with respect to the merger agreement, any related transaction agreement or any ongoing commercial agreement.

  OTHER COVENANTS

     The post-closing covenants agreement also contains other covenants relating to, among other things, insurance, records, access, public announcements, preservation of privileges and confidentiality. In addition, neither BioVeris nor Roche will consolidate with or merge into, or sell, convey transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to, any person, unless the resulting, surviving or transferee person expressly assumes in writing all of its obligations under the post-closing covenants agreement.

  TERMINATION

     In the event the merger agreement is terminated pursuant to its terms prior to the completion of the merger, the post-closing covenants agreement will automatically and simultaneously terminate. In the event of such termination, no party will have any liability to any other party pursuant to the post-closing covenants agreement. In addition, Roche, BioVeris and IGEN agree that the completion of the merger will not constitute a termination of the post-closing covenants agreement.

TAX ALLOCATION AGREEMENT

     This is a summary of the material provisions of the tax allocation agreement. The tax allocation agreement is attached as Annex 4 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire tax allocation agreement carefully.

  GENERAL

     Simultaneously with the execution of the merger agreement, Roche, the merger sub, IGEN and BioVeris entered into the tax allocation agreement. In general, the tax allocation agreement allocates responsibility among the parties for preparing and filing tax returns and paying taxes.

  ALLOCATION OF RESPONSIBILITY FOR TAXES

     Taxes Attributable to Pre-Merger Periods (Other Than Transaction
Taxes). The tax allocation agreement provides that IGEN will prepare and file all tax returns of IGEN relating to pre-merger periods, with very limited exceptions. IGEN must prepare such returns in accordance with its historic practices and in accordance with the representations, covenants and other provisions of the tax allocation agreement. Except as described below under "-- Transaction Taxes", BioVeris will be liable for, will indemnify Roche and IGEN against, and will be entitled to receive and retain all refunds of, any taxes of IGEN attributable to pre-merger periods.

     Transaction Taxes. The tax allocation agreement provides that Roche and IGEN will be solely liable for, will jointly and severally indemnify BioVeris against, and will be entitled to receive and retain all refunds of, taxes (other than transfer taxes) directly or indirectly resulting from, arising in connection with or otherwise related to the merger and related transactions, any transaction undertaken to prepare for the merger and related transactions and any of the actions taken pursuant to the ongoing litigation agreement. Notwithstanding the foregoing, to the extent that the market capitalization of BioVeris (based on the

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average of the high and low trading prices of BioVeris Common Stock on the first day of trading after the completion of the merger) exceeds a specified threshold (approximately $305 million, or approximately $11.41 per share, based on an expectation that BioVeris will have $205 million in cash and cash equivalents immediately after the completion of the merger and prior to making any payments due pursuant to the related transaction agreements, the ongoing commercial agreements or the MSD letter agreement), the tax allocation agreement provides that BioVeris will pay IGEN within 10 days after the completion of the merger up to a maximum amount $20 million.

     Taxes Attributable to Post-Merger Periods. The tax allocation agreement provides that IGEN will prepare and file all tax returns relating to IGEN and pay all taxes of IGEN attributable to post-merger periods, and BioVeris will prepare and file all tax returns relating to BioVeris and pay all taxes of BioVeris attributable to post-merger periods.

     Indemnification for Breach of Representations and Covenants. The tax allocation agreement provides that the parties will indemnify each other for breach of the representations and covenants set forth in the agreement.

ONGOING LITIGATION AGREEMENT

     This is a summary of the material provisions of the ongoing litigation agreement. The ongoing litigation agreement is attached as Annex 5 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire ongoing litigation agreement carefully.

  GENERAL

     Simultaneously with the execution of the merger agreement, IGEN, Roche Diagnostics and Roche Diagnostics Corporation entered into the ongoing litigation agreement. Meso Scale Technologies, LLC. and Meso Scale Diagnostics, LLC. joined the ongoing litigation agreement to confirm their agreement with specified provisions of the ongoing litigation agreement. The ongoing litigation agreement sets forth agreements of the parties relating to the litigation among them.

  STANDSTILL

     Maryland Patent Action. Following execution of the ongoing litigation agreement, IGEN and Roche filed the "Maryland joint motion to stay" (in the form attached as Appendix B to the ongoing litigation agreement) pursuant to which IGEN and Roche agreed to stay any proceedings relating to IGEN International Inc. v. Roche Diagnostics GmbH and Roche Diagnostics Corp., Case No. PJM 03CV2000 (D. Md. filed July 9, 2003), and any successor action, which is referred to in this proxy statement/ prospectus as the Maryland patent action. IGEN and Roche agreed, until the earlier of completion of the merger or termination of the merger agreement, to take such further actions as may be reasonably necessary, appropriate, desirable, or required in order to facilitate the District Court entering and maintaining the order contemplated by the Maryland joint motion to stay. On August 1, 2003 IGEN and Roche Diagnostics filed the Maryland joint motion to stay, which was promptly granted by the court.

     Roche Litigation. Under the ongoing litigation agreement, Roche agreed that it will file or cause to be filed any and all motions, pleadings and documents in IGEN International Inc. v. Roche Diagnostics GmbH, Case No. PJM 97CV3461 (D. Md. filed October 15, 1997), appealed as Appeal No. 02-1537 (4th Circuit decided July 9, 2003), and any successor action which is referred to in this proxy statement/ prospectus as the Roche litigation, appropriate or necessary to withdraw its petition for a panel rehearing filed on July 23, 2003. Each of Roche and IGEN agreed that:

     - it will not take any action or file any additional motions or pleadings in the Roche litigation, including any further motions for rehearing or rehearing en banc that may be or could be filed with the Appellate Court, or any petition for writ of certiorari to the United States Supreme Court, in the Roche litigation;

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     - it will take any and all action that may reasonably be required or necessary in order to stay, or withdraw with the right to refile, any motion filed prior to the date of the ongoing litigation agreement in the District Court with respect to the Roche litigation that remains pending; and

     - any time periods or limitations with respect to the right of any party to appeal any order of the District Court entered in the Roche litigation on or after the date of the ongoing litigation agreement will be tolled until the earlier of completion of the merger or termination of the merger agreement.

     On July 25, 2003, Roche Diagnostics filed a motion to withdraw its petition for rehearing and on August 1, 2003, the Appellate Court granted that motion. The Appellate Court returned the matter to the District Court on August 8, 2003 for entry of a final order consistent with the Appellate Court ruling. The parties have not made any filing with the District Court, and the District Court has not issued any further orders in this case.

     German Patent Action. Roche and IGEN agreed that IGEN will be authorized to proceed to serve or have served on Roche, and that Roche will be authorized to indicate to the court its intention to defend itself in, IGEN International Inc. v. Roche Diagnostics GmbH and Roche Diagnostics Inc., File No. LG Dusseldorf 4b O 258/03 (Dusseldorf, Germany filed July 9, 2003) and any successor action, which is referred to in this proxy statement/prospectus as the German patent action. Roche and IGEN further agreed to jointly take all steps necessary to stay the German patent action after service especially by requesting a stay ("Ruhen des Verfahrens gemaSS sec. 251 ZPO") until the earlier of completion of the merger or termination of the merger agreement by filing the German joint motion to stay (in the form attached as Appendix A to the ongoing litigation agreement) pursuant to which IGEN and Roche agree to stay any proceedings relating to the German patent action, within a week after the date of the ongoing litigation agreement. Roche agreed that it will refrain from taking any steps to achieve a dismissal of the German patent action at any time before the earlier of completion of the merger or termination of the merger agreement. However, to the extent that dismissal occurs before the earlier of completion of the merger or termination of the merger agreement, Roche and IGEN will take all steps necessary promptly to re-instate the German patent action through to the earlier of completion of the merger or termination of the merger agreement.

     On August 8, 2003, IGEN and Roche Diagnostics jointly made the required filings to obtain a stay of the German patent action. No further action is required of the parties or the court in order to stay the proceedings.

     Subsequent Actions. IGEN will, upon advice of counsel in order to preserve its legal rights being asserted in the Maryland patent action and the German patent action, be permitted to withdraw and promptly re-file either of the Maryland patent action and the German patent action and such withdrawal and re-filing will not be a violation of any of IGEN's obligations under the ongoing litigation agreement. Roche agreed that it will not object to the withdrawal and re-filing of a complaint or other pleading in either of the Maryland patent action or the German patent action.

     Promptly after completion of the merger:

     - IGEN will withdraw and terminate each of the Maryland patent action and the German patent action and use its reasonable best efforts to cause the dismissal of such actions as soon as practicable after such withdrawal and termination; and

     - Roche will cooperate and use its reasonable best efforts to cause the dismissal of the Maryland patent action and the German patent action.

     Any pleadings, motions, filings and other submissions to or with the courts having jurisdiction over the Maryland patent action and the German patent action that would adversely impact the intellectual property of BioVeris will require BioVeris's consent, which shall not be unreasonably withheld, conditioned or delayed.

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  ONGOING OBLIGATIONS AND COVENANTS

     Covenant of Cooperation. Each of Roche and IGEN will cooperate with the other in all reasonable respects, including in the preparation, execution and filing of all necessary or appropriate papers with the appropriate forums, to consummate and carry out the purposes and intent of each of the standstill provisions summarized above. In addition, Roche and IGEN agreed that prior to the earlier of completion of the merger or termination of the merger agreement it will take all further necessary steps and actions before the court or courts having jurisdiction over the Maryland patent action and the German patent action to avoid dismissal of the complaints pending in each of those cases prior to the earlier of completion of the merger or termination of the merger agreement.

     Covenant Not to Sue. IGEN will not commence any new patent suit or prosecute any patent suit against Roche for any acts of Roche occurring between the date of termination of the 1992 license agreement through to the earlier of completion of the merger or termination of the merger agreement that, if taken prior to termination of the 1992 license agreement, would have been within the scope of the license granted under the 1992 license agreement. However, nothing in the ongoing litigation agreement will preclude IGEN from asserting or filing, and IGEN reserves the right to assert and file, any claim, suit, action and proceeding against Roche and any of its affiliates for any acts taken after the date of termination of the 1992 license agreement that are not within the scope of the license granted under the 1992 license agreement.

     Compliance with Judgment. Until the completion of the merger, each of IGEN and Roche will comply with all of its obligations under and in respect of the final judgment entered by the District Court in the Roche litigation or any final judgment entered not inconsistent with the mandate to be returned by the Appellate Court in connection with the opinion of the Appellate Court. In addition, each of IGEN and Roche will take all action necessary to cause the District Court to enter a final judgment not inconsistent with the mandate to be returned by the Appellate Court in connection with the opinion of the Appellate Court.

  PAYMENTS

     Under the ongoing litigation agreement, Roche agreed to make the following payments to IGEN:

     - not later than two business days after the date of the ongoing litigation agreement, $18.6 million as full payment of the compensatory damages awarded in the Roche litigation;

     - not later than two business days after the date of the ongoing litigation agreement, $10.62 million as full payment to IGEN for royalties due and payable under the 1992 license agreement for sales made in the second calendar quarter ended June 30, 2003;

     - not later than two business days after the date of the ongoing litigation agreement, $5.0 million as partial consideration for the ongoing litigation agreement; and

     - on the last business day of each month during the term of the ongoing litigation agreement, commencing in August 2003, $5.0 million as partial consideration for the ongoing litigation agreement.

     Roche has made the payments to IGEN required to have been made under the terms of the ongoing litigation agreement as of the date of this proxy statement/prospectus.

  TERM AND TERMINATION

     Term. The ongoing litigation agreement will remain in full force and effect from the date of the ongoing litigation agreement until the earlier to occur of completion of the merger or termination of the merger agreement.

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     Termination.  IGEN may, in its sole discretion, terminate the ongoing litigation agreement if Roche fails to make any payment when due, which failure has not been cured within ten days after IGEN has delivered to Roche written notice thereof.

GLOBAL CONSENT AND AGREEMENT

     This is a summary of the material provisions of the global consent and agreement. The global consent and agreement is attached as Annex 6 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire global consent and agreement carefully.

  GENERAL

     MSD is a joint venture formed by MST and IGEN in 1995. MSD was formed for the development and commercialization of products utilizing a proprietary combination of MST's multi-array technology together with IGEN's ECL technology. MST is a company established and wholly-owned by Mr. Jacob Wohlstadter, a son of Mr. Samuel Wohlstadter, IGEN's and BioVeris's chief executive officer. In August 2001, IGEN amended its joint venture agreement and certain license and other agreements with MSD and MST to continue the MSD joint venture and entered into various related agreements, which are referred to in this proxy statement/prospectus as the MSD agreements. An independent committee of the IGEN board of directors, with the advice of independent advisors and counsel, negotiated and approved the MSD agreements.

     Simultaneously with the execution of the merger agreement, BioVeris, IGEN, Roche, MSD, MST, Mr. Jacob Wohlstadter and JW Consulting Services, L.L.C. entered into the global consent and agreement, pursuant to which, among other things, Mr. Jacob Wohlstadter, JW Consulting Services, L.L.C., MSD and MST, or the consenting parties, consented to the transfer of IGEN's interest in MSD to BioVeris.

  CONSENT

     Each of the consenting parties consented to each of the merger agreement, the related transaction agreements and the ongoing commercial agreements and to the completion of the merger and related transactions, and granted all waivers and consents that are necessary under the MSD agreements to permit the completion of the merger and related transactions and the performance by IGEN, BioVeris and each consenting party of their obligations under the merger agreement, the related transaction agreements and the ongoing commercial agreements in accordance with their terms. Notwithstanding the preceding sentence, the foregoing consents do not

     - apply to any act or omission which constitutes fraud in the inducement with respect to the global consent and agreement, the letter agreement dated July 24, 2003 between IGEN, BioVeris and the consenting parties, which is referred to in this proxy statement/prospectus as the MSD letter agreement, any MSD transaction document (as defined below) or the transactions contemplated by the global consent and agreement, the merger agreement and related transaction agreements, or

     - affect any consenting party's rights to enforce the global consent and agreement, the MSD letter agreement, any MSD transaction document to which it is a party or the merger agreement or any related transaction agreement to which it is a third party beneficiary, in each case, in accordance with its respective terms, and

     In addition, the global consent and agreement also provides that, after the completion of the restructuring, all of the MSD agreements will remain in full force and effect and will be enforceable against each of the consenting parties and BioVeris in accordance with their respective terms.

     "MSD transaction documents" means the consent to the license agreement, the joinder to the ongoing litigation agreement, the covenants not to sue, the license agreement and the ongoing litigation agreement.

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  ACKNOWLEDGMENT AND CONSENT

     Each consenting party acknowledged that, pursuant to the restructuring agreement and as part of the restructuring, all of IGEN's rights under and in respect of the MSD agreements will be assigned to, and all of IGEN's liabilities under and in respect of the MSD agreements will be assumed by, BioVeris upon the effectiveness of the restructuring, which is referred to in this proxy statement/prospectus as the MSD transfer.

     Each consenting party consented to the MSD transfer and, as of and with effect from the completion of the MSD transfer, unconditionally released IGEN from its obligations, duties and liabilities under the MSD agreements, whether arising before, at or after the MSD transfer. Each consenting party expressly consented to the assumption by BioVeris of all rights, obligations, duties and liabilities of IGEN under the MSD agreements and agreed to perform its obligations, duties and liabilities under the MSD agreements in accordance with their terms in favor of BioVeris. In this regard, MST consented to BioVeris's admission as a class A member, a class B member and a class C member of MSD, effective upon the completion of the MSD transfer, as successor to IGEN. Each of the events described in the previous sentence is conditioned upon the consummation of the MSD transfer, will occur simultaneously with the MSD transfer without any further action by any party, and, together with the MSD transfer, will have the effect of amending the MSD agreements.

     BioVeris, IGEN and each consenting party agreed that as of and with effect from the MSD transfer, each of the MSD agreements will cease to create or confer any rights or obligations on or as to IGEN, except for IGEN's confidentiality obligations under such agreements, and each of the MSD agreements will continue as an agreement among the parties to the MSD agreements (other than IGEN) and BioVeris on the same terms and conditions as those stated in such MSD agreement. BioVeris, IGEN, MSD and MST agreed to amend and restate each such MSD agreement to reflect such matters effective from the MSD transfer.

     Each consenting party agreed that, notwithstanding any provision of any MSD agreement to the contrary, such consenting party will not be entitled to any payment from IGEN as a result of or in connection with the transactions contemplated by the merger agreement or the MSD transfer, except as specifically provided in the letter agreement and except as provided in any stock option agreements between IGEN and any employee of MSD (including all stock option agreements with Mr. Jacob Wohlstadter granted to him in his capacity as a consultant to IGEN).

     As of and with effect from the completion of the MSD transfer, except for the rights of the license sub under the license agreement and the consent of MSD and MST to the license agreement,

     - BioVeris will own all right, title and interest in and to all intellectual property and other proprietary and confidential information or materials owned by IGEN as of the date of the global consent and agreement or benefits acquired by IGEN between the date of the global consent and agreement and immediately prior to the completion of the MSD transfer to which any consenting party has any direct or indirect rights or benefits (including patents, copyrights and trade secrets) pursuant to the MSD agreements, and

     - IGEN thereafter will hold no interest in MSD nor will it have possession of, or rights or access to, any proprietary or confidential information of any consenting party, and IGEN will not own or otherwise have rights or seek to own or otherwise have rights in any intellectual property or other proprietary information or materials which any consenting party owns or to which any consenting party otherwise has any direct or indirect rights or benefits (including patents, copyrights and trade secrets) pursuant to the MSD agreements.

  NO CHANGE OF CONTROL

     BioVeris, IGEN and each consenting party each agreed that the execution and delivery of the merger agreement and related transaction agreements does not, and the consummation of the merger and related transactions will not, constitute a "change in control" as defined in the MSD joint venture agreement
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dated as of November 30, 1995 among MSD, MST and IGEN, which is referred to in this proxy statement/prospectus as the MSD joint venture agreement, or the employment agreement dated as of August 15, 2001 among MSD, IGEN, MST and Mr. Jacob Wohlstadter.

  LIMITATION ON CERTAIN CLAIMS

     Roche, on the one hand, and the consenting parties, on the other hand, each agreed not to, and not to permit their affiliates to encourage any other person to, assert any rights or pursue any actions or claims against the other or their respective affiliates or current or former directors, officers, members of the board of managers, members, managers, employees, consultants, advisors, attorneys, trustees or agents based on acts or omissions occurring prior to completion of the merger. This covenant, however, does not

     - prevent actions to enforce the merger agreement or any related transaction agreement, MSD transaction document, I/R agreement or BioVeris I/R agreement,

     - apply to acts or omissions that constitute fraud in the inducement with respect to the merger agreement or any related transaction agreement, MSD transaction document, I/R agreement or BioVeris I/R agreement, or

     - apply to actions permitted or required by the ongoing litigation agreement.

  MUTUAL RELEASE

     Roche, on the one hand, and each consenting party, on the other hand, release, as of immediately prior to completion of the merger, the other and its past, present and future affiliates and its and their respective successors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees from, and agree not to bring any action against the foregoing related to, all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, torts, damages, claims, defenses, offsets, judgments, demands and liabilities whatsoever which have been or could have been asserted against the other person arising out of or relating to events or actions taken by such other person prior to the completion of the merger. The release does not, however,

     - affect any person's right to enforce the merger agreement or any related transaction agreement, MSD transaction document, BioVeris I/R agreement or any provision in the global consent and agreement, or

     - apply to any act or omission which constitutes fraud in the inducement with respect to the merger agreement, any related transaction agreement, MSD transaction document or any BioVeris I/R agreement.

MSD LETTER AGREEMENT

     This is a summary of the material provisions of the MSD letter agreement. The MSD letter agreement is attached as Annex 7 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire MSD letter agreement carefully.

     Simultaneously with the execution and delivery of the merger agreement, IGEN, BioVeris and the consenting parties entered into the MSD letter agreement, pursuant to which, among other things:

     - IGEN and MST agreed to extend the expiration of the term of the MSD joint venture agreement such that it will expire on the later of

      - November 30, 2003, or

      - the earlier of the completion of the merger or the termination of the merger agreement in accordance with its terms; and

     - BioVeris agreed to make to MSD a class C capital contribution in the amount of $37.5 million on the first business day following completion of the merger. However, in the event completion of the

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       merger has not occurred prior to December 1, 2003, IGEN will provide continued funding to MSD to be paid monthly on the first day of each month commencing on December 1, 2003 in an amount per month equal to 1/12th of the aggregate committed funding of IGEN under the approved 2003 budget pursuant to the MSD joint venture agreement, which is approximately $1.7 million per month, until the earlier to occur of completion of the merger or termination of the merger agreement in accordance with its terms. Such interim funding will reduce the amount of BioVeris's contribution following completion of the merger. In the event completion of the merger does not occur, MSD will not have any obligation to repay any amounts provided to MSD as interim funding (except to the extent IGEN is entitled to receive distributions on the class C interests pursuant to the joint venture agreement).

BIOVERIS PREFERRED STOCK PURCHASE AGREEMENT

     This is a summary of the material provisions of the letter agreement entered into by BioVeris and Mr. Samuel Wohlstadter. The BioVeris Preferred Stock purchase agreement is attached as Annex 8 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire BioVeris preferred stock purchase agreement carefully.

     At the request of the JVOC and as an accommodation to facilitate completion of the merger, Mr. Samuel Wohlstadter entered into the BioVeris preferred stock purchase agreement, pursuant to which he agreed to subscribe for a new series of preferred stock to be issued by BioVeris following its conversion into a corporation and completion of the merger for an aggregate cash amount of $7.5 million. The $7.5 million amount will be reduced by any reduction agreed to by the parties to the MSD letter agreement of the aggregate amount BioVeris is obligated to pay to MSD pursuant to the MSD letter agreement and will be payable at such time as BioVeris is obligated to pay MSD an aggregate amount in excess of $30 million. The BioVeris preferred stock will have a liquidation preference of $0.01 per share and will rank pari passu with BioVeris's existing and future preferred stock. Except for its liquidation preference, the economic characteristics of the BioVeris preferred stock will mirror, in all respects, BioVeris's economic interests in the class C membership interests in MSD received by BioVeris as a result of the capital contribution to MSD made by BioVeris with the proceeds for the sale of BioVeris preferred stock to Mr. Samuel Wohlstadter. BioVeris may redeem the BioVeris preferred stock for $0.01 per share at any time BioVeris is no longer entitled to receive distributions with respect to the class C membership interests described in the previous sentence pursuant to the MSD limited liability company agreement, and a proportionate part of the BioVeris preferred stock will be redeemed by BioVeris in connection with any redemption by MSD of the class C membership interests held by BioVeris in MSD described in the previous sentence. No distributions on the BioVeris preferred stock will be paid unless and until distributions are paid on such class C membership interests in accordance with the MSD limited liability company agreement, in which event distributions on the BioVeris preferred stock will be paid in the same manner and amount as such distributions on the class C membership interests. The shares of BioVeris preferred stock will be entitled in the aggregate to 1,000 votes on all matter on which holders of BioVeris common stock may vote. In addition, BioVeris may not consent to any adverse change to the terms of the class C membership interests described in this paragraph without the consent of the holders of the BioVeris preferred stock.

RELEASE AND AGREEMENT

     This is a summary of the material provisions of the limited mutual release and agreement. The release and agreement is attached as Annex 9 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire release and agreement carefully.

  GENERAL

     Simultaneously with the execution of the merger agreement, Hyperion Catalysis International, Wellstat Biologics Corporation, Wellstat Therapeutics Corporation, Proteinix Corporation and Integrated Chemical Synthesizers, Inc., which are referred to in this proxy statement/prospectus as the related
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companies, entered into the release and agreement with BioVeris and IGEN, pursuant to which, the parties made certain agreements with respect to the relationship, agreements and understandings between IGEN and the related companies, which are referred to in this proxy statement/prospectus as the related company agreements.

  MUTUAL RELEASES

     IGEN, on the one hand, and each of the related companies, on the other hand, release, as of the time immediately prior to completion of the merger, the other and its past, present and future affiliates and its and their respective successors, predecessors, assigns, heirs, officers, directors, employees, consultants and trustees from all debts, demands, actions, causes of action, suits and liabilities whatsoever which have been or could have been asserted against the other person arising out of or relating to any relationship between IGEN or any of its affiliates at or prior to the effectiveness of the release, on the one hand, and any related company or any of its affiliates, on the other hand, or any related company agreement in existence at or prior to the effectiveness of the release. The release does not, however:

     - affect any person's right to enforce the release and agreement, the merger agreement or any related transaction agreement, any ongoing commercial agreement or any BioVeris I/R agreement;

     - relieve BioVeris or any related company from the obligation to pay any amounts accrued or due and payable under any related company agreement;

     - apply to any pursuit of any action against any person other than in connection with a released matter;

     - constitute a grant to IGEN of a license, any freedom to operate, or any covenant not to sue under any intellectual property owned by, licensed to, or otherwise held at the time of completion of the merger by any related company; or

     - constitute a grant to any related company of a license, any freedom to operate, or any covenant not to sue under any intellectual property owned by, licensed to, or otherwise held at the time of completion of the merger by IGEN, BioVeris or any of their subsidiaries.

  CERTAIN AGREEMENTS

     IGEN and each of the related companies agreed that as part of the restructuring, each related company agreement that is not in writing will be memorialized in writing and executed on behalf of each of the parties thereto.

     In addition, each of the related companies acknowledged that, pursuant to the restructuring agreement and as part of the restructuring, all of IGEN's rights and liabilities under and in respect of the related company agreements will be assigned to and assumed by BioVeris immediately prior to completion of the merger. Each of the related companies consented to this assignment and assumption and, as of the time immediately prior to completion of the merger, unconditionally released IGEN from all obligations, duties and liabilities under the related company agreements whether arising before, at or after the assignment or assumption. Each of the related companies agreed to perform its obligations, duties and liabilities under the related company agreements in favor of BioVeris, and BioVeris expressly agreed to assume and perform IGEN's obligations, duties and liabilities under the related company agreements in favor of the related companies. Accordingly, BioVeris, IGEN, and each of the related companies agreed that with effect from the assignment and assumption each of the related company agreements will no longer create or confer any rights or obligations on or as to IGEN (or its affiliates (other than BioVeris or any of its subsidiaries)) but will continue among the parties thereto (other than IGEN) and BioVeris on the same terms and conditions as those stated in such related company agreement. BioVeris, IGEN and each of the related companies agreed to amend and restate each such related company agreement to reflect such novation.

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                             COMMERCIAL AGREEMENTS

LICENSE AGREEMENT

     This is a summary of the material provisions of the license agreement. The license agreement is attached as Annex 10 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire license agreement carefully.

  GENERAL

     Simultaneously with the execution of the merger agreement, IGEN entered into the license agreement with the license sub, a wholly-owned subsidiary of IGEN that will become an indirect subsidiary of Roche upon completion of the merger. As part of the restructuring prior to the completion of the merger, IGEN's rights, title and interest under the license agreement (other than any right, title and interest of the license sub) will be transferred to BioVeris, so that, after the transfer, the license agreement will be between BioVeris and the license sub. BioVeris will then be bound by all the obligations, and BioVeris will be entitled to all the rights, of IGEN under the license agreement.

  LICENSES

     IGEN and its affiliates will grant to the license sub simultaneously with the completion of the merger, a worldwide, non-exclusive, royalty-free, license under patents and technology that relate to detection methods and systems that employ ECL technology, but specifically excluding technology related to gene amplification or compounds composed of or capable of binding with nucleotides and analogs thereof. The license may be used only in the field described below to develop manufacture, reproduce, modify, use, sell and otherwise commercially exploit the products specified below.

     The license sub may only sublicense these rights to its affiliates. Subject to certain requirements and conditions, the license sub may grant to its distributors, contract manufacturers, toll manufacturers, component suppliers, leasing agents and other third-party commercializing agents immunity from suit under the licensed patents and technology in the licensed field but solely for the benefit of the license sub. Furthermore, such authorized third parties shall have the rights to use the licensed patents and technology in the licensed field as may be necessary to allow such third parties to assist the license sub and its affiliate sublicensees in the commercialization of the licensed patents and technology.

     The field in which this license may be used is the analysis of specimens taken from a human body for the purpose of testing for a physiological or pathological state, a congenital abnormality, safety and compatibility of a treatment or to monitor therapeutic measures, but the field specifically excludes analysis for:

     - life science research or development;

     - patient self testing use;

     - drug discovery or drug development, including clinical research or determinations in or for clinical trials or in the regulatory approval process for a drug or therapy; and

     - veterinary, food, water or environmental testing or use.

     The products for which the license may be used, which are referred to in this proxy statement/prospectus as licensed products, are limited to:

     - diagnostic instruments that use or are based on the licensed ECL technology solely for use with one of the immunoassays described below, if the instruments satisfy each of 10 criteria relating primarily to size, capacity and functionality, and services and spare parts related to such instruments; and

     - immunoassay methods for human in vitro diagnostic testing consisting of or based on the licensed ECL technology and (1) that have obtained approvals from, or been registered with, applicable
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governmental agencies, if required, or been manufactured in accordance with the regulations of applicable governmental agencies, (2) that are manufactured and sold solely in reagent packs and (3) in which the detection or quantification of an analyte is determined by the binding of an antibody or antibody fragment, but excluding assays for drugs of abuse, therapeutic drug monitoring (with two specific exceptions), detection of exposure to chemical agents or weapons, detection of certain biological agents, toxins or weapons or certain allergies, assays that incorporate nucleic acids or utilize or detect nucleic acid or use compounds that are composed of, or capable of binding with, nucleotides or analogs thereof and assays that include the use of disposable electrodes or a patterned surface used for one or more measurements.

     In addition to the license described above, IGEN and its affiliates will grant to the license sub simultaneously with the completion of the merger, a worldwide, non-exclusive, royalty-free license under the licensed ECL technology to provide licensed products (which may include assays not yet approved by or registered with the applicable governmental agencies nor manufactured in accordance with the regulations of applicable governmental agencies) to certain users for specific limited purposes pertaining to the development or evaluation testing of licensed products or to obtain or extend regulatory approval for such licensed products.

     Roche Diagnostics' current Elecsys 1010, Elecsys 2010 and the ECL Module of the E-170 instruments, as well as listed immunoassays that meet specified criteria, are deemed to be products that are permitted under this license agreement. The license sub has agreed not to develop, use, manufacture or sell ECL assays that are packaged specifically for, and function only for use on, instruments manufactured or sold by BioVeris or its licensees or resellers.

     The license sub must assure that its affiliate sublicensees and third-party commercializing agents assign to the license sub all intellectual property rights to ECL technology that they may develop or create.

  PAYMENTS

     There are no license fees, royalties or milestones payable to IGEN (or, after the restructuring, BioVeris) under the license agreement. However, the license sub may continue to sell licensed products for out-of-field uses of such ECL instrument until BioVeris notifies the license sub in writing that it is prohibited from making any further such sales. In addition, license sub will pay BioVeris 65% of all undisputed revenues earned through out-of-field sales of licensed products for the prior year.

  TERM

     The license agreement takes effect on the completion of the merger. The license agreement lasts until the expiration of all licensed patents and the complete loss of confidential and proprietary status of all licensed ECL technology. The license sub may terminate the license if BioVeris materially breaches the agreement. Subject to certain limitations, BioVeris can terminate the license agreement only if the license sub or any of its affiliates sells, places or otherwise commercializes instruments or assays that use ECL technology and that fail to qualify as licensed products.

     In advance of any sale, the license sub may request a determination from BioVeris whether a particular instrument or assay is within the scope of the licensed product definitions.

     Disputes as to whether a product qualifies as a licensed product will be resolved by arbitration in accordance with the license agreement.

  INDEMNIFICATION

     The license sub indemnifies BioVeris against all claims, damages, losses, costs and expenses arising from the license sub's sale of licensed products. The license sub is also jointly and severally responsible for any breaches of the license agreement by its affiliate sublicensees.

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  ASSIGNMENT

     Neither party may assign its rights under the license agreement without the consent of the other party, except that no such consent is required with respect to an assignment of any or all of its rights and obligations to an affiliate or of all (but not less than all) of its rights and obligations under the license agreement to an acquiror of all or substantially all of the assets or business of the assigning party related to such party's use of ECL technology. IGEN is explicitly permitted to assign its rights to BioVeris and will assign its rights to BioVeris as part of the restructuring.

  CONSENT

     MSD and MST signed a separate consent to the licenses granted to the license sub in the license agreement under which they consented to and joined in such licenses and waived any right to restrict or limit the license sub's and its affiliates' exercise of the licenses granted in the license agreement.

IMPROVEMENTS LICENSE AGREEMENT

     This is a summary of the material provisions of the improvements license agreement. The improvements license agreement is attached as Annex 11 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire improvements license agreement carefully.

  GENERAL

     Simultaneously with the execution of the merger agreement, IGEN entered into the improvements license agreement with Roche Diagnostics. As part of the restructuring prior to the completion of the merger, IGEN's rights, title and interest under the improvements license agreement will be transferred to BioVeris, so that, after the transfer, the improvements license agreement will be between Roche Diagnostics and BioVeris. BioVeris will then be bound by all the obligations, and BioVeris will be entitled to all the rights, of IGEN under the improvements license agreement.

  LICENSES

     Roche Diagnostics and its affiliates will grant to BioVeris, simultaneously with the completion of the merger, an irrevocable, worldwide, non-exclusive, fully-paid, royalty-free, perpetual license under certain patents covering and technologies based on

     - Roche Diagnostics' ECL instruments and all aspects of ECL assays developed prior to the completion of the merger,

     - certain PCR technology, or

     - all aspects of ECL technology and robotics used or developed by Roche Diagnostics or its affiliates prior to the completion of the merger to be used in performing ECL testing (other than certain antibodies, antigens and certain reagents).

     The license may be used without a field restriction (except as set forth in the next sentence) to develop, make, reproduce, modify, use, sell and otherwise commercially exploit any product or service based on ECL technology. In addition, BioVeris is licensed to use certain intellectual property rights of Hitachi High Technology Corporation and its affiliates only outside the field defined in the improvements license agreement to develop, make, reproduce, modify, use, sell and otherwise commercially exploit any product or service based on ECL technology. The field is defined in the improvements license agreement in much the same way as it is defined in the license agreement. BioVeris may sublicense rights under both of these licenses to affiliates and third parties.

     As of the completion of the merger, the improvements license agreement will supersede the 1992 License Agreement and the licenses granted by Roche pursuant to the final order of judgment.

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     The license does not permit BioVeris to develop, use, manufacture, sell or otherwise commercialize instruments based on ECL technology that meet certain specifications and use specific intellectual property, which are referred to in this proxy statement/prospectus as copycat instruments, in the field. In addition, the license does not permit BioVeris to develop, use, manufacture or sell ECL assays that contain labelling that make them useable on ECL instruments manufactured, sold or placed by Roche Diagnostics or its licensees or resellers, or on copycat instruments, in the field.

     BioVeris must assure that its sublicensees and third-party commercializing agents assign to BioVeris all intellectual property rights to patents or technology licensed by Roche Diagnostics or Hitachi under the improvements license agreement that such sublicensees or third-parties may develop or create.

  PAYMENTS

     There are no license fees, royalties or milestones payable to Roche Diagnostics under the improvements license agreement. BioVeris may continue to sell copycat instruments or products such as assays used on copycat instruments in the field until the license sub notifies BioVeris in writing that it is prohibited from making any further such sales. In addition, BioVeris will pay to Roche Diagnostics 65% of all undisputed revenues earned through its in-field sales of such instruments and products for the prior year.

  TERM

     The improvements license agreement takes effect on the completion of the merger. The improvements license agreement lasts until the expiration of all licensed patents and the complete loss of confidential and proprietary status of all licensed Roche Diagnostics technology. The improvements license agreement cannot be terminated by Roche Diagnostics for any breach by BioVeris.

  INDEMNIFICATION

     BioVeris indemnifies Roche Diagnostics against all claims, damages, losses, costs and expenses arising from BioVeris's sale of licensed products. BioVeris is also jointly and severally responsible for any breaches by its sublicensees.

  ASSIGNMENT

     Neither party may assign its rights under the improvements license agreement without the consent of the other party, except that no such consent is required with respect to an assignment of any or all of its rights and obligations to an affiliate or of all (but not less than all) of its rights and obligations under the improvements license agreement to an acquiror of all or substantially all of the assets or business of the assigning party related to such party's use of ECL technology. IGEN is explicitly permitted to assign its rights to BioVeris and will assign its rights to BioVeris as part of the restructuring.

COVENANTS NOT TO SUE

     This is a summary of the material provisions of the covenants not to sue. The covenants not to sue is attached as Annex 12 to this proxy statement/prospectus and is incorporated herein by reference. You should read the entire covenants not to sue carefully.

  GENERAL

     Simultaneously with the execution of the merger agreement, BioVeris entered into the covenants not to sue with Roche, Roche Diagnostics, MSD, MST and the license sub.

     Term. The covenants not to sue takes effect on the completion of the merger. If the merger agreement is terminated pursuant to its terms prior to the completion of the merger, the covenants not to sue automatically and simultaneously terminates.

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     Assignment.  No party may assign its rights under the covenants not to sue without the consent of all of the parties to the covenants not to sue, except that such consent is not required with respect to an assignment of any or all of a party's rights and obligations to an affiliate of the assigning party or of all (but not less than all) of its rights and obligations under the covenants not to sue to an acquiror of all or substantially all of the assets or business of the assigning party related to such party's use of ECL technology.

  COVENANT FROM ROCHE AND RELATED PARTIES

     Covenant. Each of Roche and Roche Diagnostics and, after the closing of the merger, the license sub, on behalf of itself and its affiliates, agreed that it will not directly or indirectly assert or pursue (or induce or cooperate with any third party to assert or pursue) any claim against BioVeris, MSD or MST, or any of their respective affiliates, sublicensees and other related parties, that the manufacture, use, sale, offer for sale, importation or exploitation of any product, the authorization of others to do any of the foregoing, the provision of any service, the practice of any method or the promulgation of any specification that, in each case, is conducted with respect to a product or service that uses ECL technology and is conducted after the completion of the merger infringes certain ECL patents that are filed or acquired after the completion of the merger. In order for BioVeris's, MSD's or MST's affiliates, sublicensees or other related parties to receive the benefit of the covenant not to sue, they must be bound by the covenant in favor of the Roche entities and the license sub, as described below.

     The covenant does not block actions or claims based on violations of the ongoing commercial agreements.

     Any sale, transfer or other disposition of a Roche patent from which BioVeris receives protection under this covenant or of an intellectual property right licensed to BioVeris, as the assignee of IGEN's rights, under the improvements license agreement is subject to this covenant.

     Termination. The covenant shielding BioVeris, MSD and MST terminates on the last date on which a Roche entity may assert or bring any legal or equitable claim against any of BioVeris, MSD and MST, or any of their affiliates or related parties, under any of the Roche patents from which BioVeris receives protection under this covenant.

  COVENANT FROM BIOVERIS, MSD AND MST AND RELATED PARTIES

     Covenant. Each of MSD, MST and BioVeris, on behalf of itself and its affiliates, agreed that it will not directly or indirectly assert or pursue (or induce or cooperate with any third party to assert or pursue) any claim against Roche, Roche Diagnostics, the license sub, or any of their affiliates and other related parties, that the manufacture, use, sale, offer for sale, importation or exploitation of any product, the authorization of others to do any of the foregoing, the provision of any service, the practice of any method or the promulgation of any specification that, in each case, is conducted with respect to a licensed product or service in the field, as defined in the license agreement, and is conducted after the completion of the merger infringes certain ECL patents that are filed or acquired after the completion of the merger. In order for any of Roche's, Roche Diagnostics' or the license sub's affiliates or other related parties to receive the benefit of the covenant not to sue, it must be bound by the covenant in favor of BioVeris, MSD and MST, as described above.

     The covenant does not block actions or claims based on violations of the ongoing commercial agreements.

     Any sale, transfer or other disposition of a BioVeris, MSD or MST patent from which Roche receives protection under this covenant or of an intellectual property right licensed to the license sub under the license agreement is subject to this covenant.

     If the license agreement is terminated or expires, nothing in the covenants not to sue prevents BioVeris, MSD, MST or their respective affiliates from directly or indirectly asserting or pursuing any claim against the Roche entities for activities after the date of such termination or expiration that would
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infringe any of the patents under which the Roche entities and the license sub would otherwise be protected under this covenant.

     The covenant not to sue does not shield the Roche entities and the license sub from any future claims brought by MSD or MST against Roche, Roche Diagnostics, the license sub, their affiliates or related parties that their activities conducted after the completion of the merger in conjunction with ECL technology that uses or infringes any intellectual property right of MSD or MST relating to carbon electrodes, disposable electrodes or multi-array assays defined in the license agreement.

     Termination. The covenant shielding the Roche entities terminates on the earlier of (i) the last date on which BioVeris, MSD or MST may assert or bring any legal or equitable claim against any of the Roche entities, or their affiliates or related parties, under any of BioVeris's patents from which they receive protection, or (ii) the date that the license agreement is terminated.

PCR LICENSE AGREEMENTS

     This is a summary of the material provisions of the PCR license agreements. The PCR license agreements are attached as Annex 13 and Annex 14 to this proxy statement/prospectus and are incorporated herein by reference. You should read the entire PCR license agreements carefully.

  GENERAL

     Simultaneously with the execution of the merger agreement, BioVeris entered into the PCR license agreements with F. Hoffmann-La Roche Ltd, Roche Diagnostics and Roche Molecular Systems, Inc. One agreement grants BioVeris rights to make, import, use and sell certain PCR products within specified fields, while the other agreement grants BioVeris rights to perform certain PCR services within specified fields.

  LICENSES

     Effective simultaneously with the completion of the merger and for a license fee of $50 million plus royalties as specified in the PCR license agreements, the Roche entities will grant to BioVeris and its affiliates, worldwide, non-exclusive licenses under patents that cover PCR inventions for

     - the performance of sample collection, preparation, transport and/or isolation of nucleic acid sequences using PCR,

     - the amplification of nucleic acid sequences using PCR,

     - the detection of nucleic acid sequences using PCR,

     - the synthesis, purification, labeling and/or immobilization of nucleic acid probes used in PCR and/or

     - the control of contamination.

     The licensed patents do not include:

     - any rights to inventions for biological and chemical target information, such as nucleic acid sequences, the making, selling or using of which would infringe a claim of a patent or patent application owned by the Roche entities and available for license to BioVeris and that is not included in the patent list attached to each agreement at the completion of the merger; or

     - any rights to inventions for instruments and/or automation of PCR related inventions.

     BioVeris and its affiliates may make, import, use, sell and offer to sell certain products (excluding stand-alone enzyme reagents and certain instruments), and authorize end users to perform diagnostic services using such products, in the fields of animal diagnostics, paternity determination, transplant typing, in vitro human diagnostics, plasma testing and DNA molecule manufacturing. BioVeris and its affiliates may also use PCR technology internally for the research, development, improvement, quality control and quality assurance of such products. BioVeris and its affiliates may use the license internally to determine the nucleic acid sequences for screening blood and blood products or for quality control purposes in the production of blood products, but may not use the test results for diagnostic purposes or for the treatment of an individual. BioVeris may also perform in vitro human and animal diagnostic testing.

     For purposes of these agreements, MSD will be considered, regardless of BioVeris's relationship with MSD, an affiliate of BioVeris that may operate under the licenses granted by the Roche entities under these agreements. Neither BioVeris nor its affiliates may sublicense BioVeris's rights under the licenses, except that BioVeris may permit its end users to use the licensed products to perform in vitro human and animal diagnostic testing procedures, may permit its research collaborators to practice PCR to do applied research, development, improvement, quality control or quality assurance for licensed products and may market in vitro human and animal diagnostic testing procedures performed by other licensed laboratories. The agreements specifically do not permit BioVeris to make or sell Roche's patented enzymes (stand-alone) for use with BioVeris's products.

  LICENSE NEGOTIATIONS

     At the request of the Roche entities, BioVeris will enter into good faith negotiations to grant the Roche entities a worldwide, non-exclusive, royalty-bearing, field-limited license with respect to BioVeris's patent rights that claim PCR inventions. At BioVeris's request, Roche will enter into good faith negotiations with BioVeris with respect to a license under the Roche PCR patents for fields other than the licensed fields if Roche has the right to grant such licenses in such other fields and makes it a practice to license such other fields to third parties.

  PAYMENTS

     BioVeris will pay to the Roche entities a license fee of $50 million no later than two business days after the completion of the merger. BioVeris will also pay royalties on sales of the licensed products in the licensed fields and on any instrument, accessory, device or system sold for use with the licensed products in the licensed fields at royalty rates ranging from 3% to 20% of net sales, depending on the field, the year, the country of sale and the patents covering such products. BioVeris will pay royalties of $16 or $25 for every PCR plasma test BioVeris performs or has a laboratory perform. BioVeris will pay royalties ranging from 5% to 20% of net service revenue that BioVeris receives for diagnostic testing procedures that BioVeris performs, including any performed by IGEN prior to execution of the PCR services license agreement.

  MOST FAVORED LICENSEE

     If, after the completion of the merger, Roche grants a license to a third party in the fields of human or animal diagnostic services or products and diagnostic processes using PCR for human diagnostic purposes, under substantially equivalent terms and conditions as the relevant PCR license agreement, but under substantially equivalent terms and conditions as the PCR license agreements, at more favorable royalty rates, BioVeris may elect to receive such more favorable rates. In considering whether the terms and conditions of the license granted to the third party is substantially equivalent to the PCR license agreements, the termination provisions of the PCR license agreements will not be considered. If BioVeris elects to receive the more favorable royalty rates offered to the third party, BioVeris must also accept all the terms and conditions offered to the third party, except that the termination provisions of the PCR license agreements will not be changed.

     BioVeris's right to receive the more favorable rates will not apply if the Roche entities receive substantial technology or intellectual property rights as consideration for granting such a license to the third party.

  ROYALTY REDUCTIONS DUE TO INFRINGEMENT

     If, in any country, an unlicensed third party is selling products equivalent to one of BioVeris's licensed diagnostic kits, and those sales represent at least 15% of total sales of competitive products in such country, BioVeris may reduce by 50% the royalties that BioVeris pays to Roche in that country if Roche does not license that third party or sue that third party for infringement within a certain period of time. If the unlicensed third party's sales represent at least 30% of the competitive market, the royalties that BioVeris pays to Roche are eliminated in that country if Roche does not license that third party or sue that third party for infringement within a certain period of time. If and when Roche then licenses that third party or sues that third party for infringement, the royalty rates return to their original levels. An enforcement proceeding pursued against an infringer for sales in one major territory will satisfy Roche's obligation to pursue enforcement against such infringing products in all countries. If no substantial infringement exists in any such major territory, then a suit in any other country where such substantial infringement exists will satisfy Roche's obligation to bring an enforcement action. For purposes of the PCR license agreements, the term "major territory" shall mean any of the United States, Great Britain, Germany, France, Italy, the Netherlands and Japan.

  TERM

     The PCR license agreements take effect on the completion of the merger and expire upon the expiration of the last valid claim of the licensed patents. The PCR product license agreement can be terminated by Roche if BioVeris does not pay the $50 million license fee. Each PCR license agreement can be terminated by Roche if BioVeris does not pay undisputed royalties owed under the agreement within a specified time period or if BioVeris does not pay disputed royalties owed under the agreement within 30 days after a final arbitrated resolution of such dispute. Each PCR license agreement can be terminated by BioVeris on written notice to Roche. Otherwise, the PCR licenses are perpetual and irrevocable.

  INDEMNIFICATION

     BioVeris will indemnify the Roche entities against all claims, damages, losses, costs and expenses arising from sales by BioVeris or its affiliates of the licensed products and services. BioVeris is also jointly and severally responsible for any breaches by its affiliates.

  ASSIGNMENT

     Neither the Roche entities nor BioVeris may assign its rights or obligations under the PCR license agreements without the prior consent of the other, except that such consent is not required with respect to an assignment of any or all of a party's rights and obligations under a PCR license agreement to an affiliate of such assigning party or of all (but not less than all) of its rights and obligations under a PCR license agreement to an acquiror of all or substantially all of the assets or business of the assigning party related to such party's use of the licensed patents.

  INTERSECTION WITH IMPROVEMENTS LICENSE AGREEMENT

     If there is an inconsistency between one of the PCR license agreements and the improvements license agreement, the improvements license agreement will control. For example, if BioVeris is licensed under the royalty-free improvements license agreement to make, use or sell a product or service, and BioVeris does not need a license under the PCR license agreements to make, use or sell such product or service, then BioVeris does not have to pay a royalty to the Roche entities to make, use or sell such product or service.

                                 CAPITALIZATION

     The following table sets forth BioVeris's historical and pro forma capitalization as of June 30, 2003 on an actual basis and on a pro forma basis to give effect to the merger and related transactions. You should read this table in conjunction with BioVeris's consolidated financial statements and notes and the information under "Selected Historical Consolidated Financial Data."

                                                               AS OF JUNE 30, 2003
                                                              ----------------------
                                                               ACTUAL     PRO FORMA
                                                              ---------   ----------
                                                              (IN THOUSANDS, EXCEPT
                                                                   SHARE DATA)
Cash........................................................  $     --     $125,000
                                                              ========     ========
Long-term liabilities.......................................  $     23     $     23
                                                              --------     --------
Stockholders' equity:
  Preferred stock, par value $0.001 per share, 15,000,000
     shares authorized, issuable in series:
  Series A, 600,000 shares designated, none issued, actual
     and pro forma..........................................        --           --
  Series B, 1,000 shares designated, none issued, actual;
     1,000 shares issued and outstanding, pro forma.........        --        7,500
  Common stock, par value $0.001 per share, 100,000,000
     shares authorized, none issued, actual; 26,728,705
     shares issued and outstanding, pro forma...............        --           27
  Additional paid-in capital................................        --      231,633
  Net investment by IGEN....................................    26,660           --
                                                              --------     --------
Total stockholders' equity..................................    26,660      239,160
                                                              --------     --------
  Total capitalization......................................  $ 26,683     $239,183
                                                              ========     ========

     Following completion of the merger there are expected to be approximately 26,728,705 shares of BioVeris common stock issued and outstanding. See "Pro Forma Consolidated Balance Sheet" for a description of pro forma adjustments.

                                DIVIDEND POLICY

     BioVeris does not intend to pay any dividends on BioVeris common stock in the foreseeable future, if at all.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

     The following unaudited pro forma consolidated balance sheet as of June 30, 2003 has been prepared as if the merger and related transactions were completed as of June 30, 2003 and should be read in conjunction with BioVeris's consolidated financial statements and notes and the other information contained in or incorporated by reference into this proxy statement/prospectus.

                                                                  THREE MONTHS ENDED JUNE 30, 2003
                                                              HISTORICAL   ADJUSTMENTS       PRO FORMA
                                                              ----------   -----------       ---------
                                                                           (IN THOUSANDS)
                                                                            (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash......................................................   $    --       205,000 (1)     $125,000
                                                                             (50,000)(2)
                                                                             (37,500)(4)
                                                                               7,500 (3)
  Accounts receivable, net..................................     4,699                          4,699
  Inventory.................................................     5,292                          5,292
  Prepaid expenses and other................................     1,829                          1,829
                                                               -------                       --------
         Total current assets...............................    11,820                        136,820
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET...................     6,445                          6,445
OTHER NONCURRENT ASSETS:
  Investment in affiliate...................................    14,843        37,500 (4)       52,343
  Other.....................................................       368        50,000 (2)       50,368
                                                               -------                       --------
         Total assets.......................................   $33,476                       $245,976
                                                               =======                       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................   $ 4,130                       $  4,130
  Accrued wages and benefits................................     2,146                          2,146
  Deferred revenue..........................................       517                            517
                                                               -------                       --------
         Total current liabilities..........................     6,793                          6,793
DEFERRED REVENUE............................................        23                             23
                                                               -------                       --------
         Total liabilities..................................     6,816                          6,816
                                                               -------                       --------
STOCKHOLDERS' EQUITY
  Preferred stock, par value $0.001 per share, 15,000,000
    shares authorized, issuable in series:
  Series A, 600,000 shares designated, none issued,
    historical and pro forma................................        --            --               --
  Series B, 1,000 shares designated, none issued,
    historical; 1,000 shares issued and outstanding, pro
    forma;..................................................        --         7,500 (3)        7,500
  Common stock, par value $0.001 per share, 100,000,000
    shares authorized, none issued, historical; 26,728,705
    shares issued and outstanding, pro forma................        --            27 (5)           27
  Additional paid-in capital................................        --       205,000 (1)      231,633
                                                                              26,633 (5)
  Net investment by IGEN....................................    26,660       (26,660)(5)           --
                                                               -------                       --------
         Total stockholders' equity.........................    26,660                        239,160
                                                               -------                       --------
         Total liabilities and stockholders' equity.........   $33,476                       $245,976
                                                               =======                       ========

---------------

     (1) Reflects cash to be transferred from IGEN to BioVeris based upon cash on-hand (includes proceeds of loan from Roche of approximately $214 million less transaction closing costs, debt repayment and transaction bonuses).

     (2) Reflects payment of $50 million to Roche for worldwide, non-exclusive license under patents that cover PCR inventions.

     (3) Reflects purchase by Mr. Samuel Wohlstadter of $7.5 million in series B preferred stock to be issued by BioVeris.

     (4) Reflects capital contribution of $37.5 million to MSD.

     (5) Reflects the reclassification of net investment by IGEN to common stock and additional paid-in capital upon distribution of 26,728,705 shares of BioVeris common stock.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     You should read the following selected historical consolidated financial data of BioVeris in conjunction with BioVeris's consolidated financial statements and notes and the other information contained in or incorporated by reference into this proxy statement/prospectus. The selected historical consolidated balance sheet data as of March 31, 2002 and 2003 and the selected historical consolidated statement of operations data for the fiscal years ended March 31, 2001, 2002 and 2003 have been derived from BioVeris's consolidated financial statements that have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this proxy statement/prospectus. The selected historical consolidated balance sheet data as of March 31, 1999, 2000 and 2001 and June 30, 2003 and the selected historical consolidated statement of operations data for the fiscal years ended March 31, 1999 and 2000 and three month periods ended June 30, 2002 and 2003 have been derived from BioVeris's unaudited consolidated financial statements as of or for the periods then ended not included or incorporated by reference in this proxy statement/prospectus. BioVeris's unaudited consolidated financial statements for the three month periods have been prepared on a basis consistent with BioVeris's audited consolidated financial statements and, in the opinion of BioVeris's management, include all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation of BioVeris's consolidated financial position and consolidated results of operations for these periods. The consolidated results of operations for the three months ended June 30, 2002 and 2003 are not necessarily indicative of results for the year ending March 31, 2004 or any future period.

     The assets and businesses of BioVeris have historically been owned and operated by IGEN. The accompanying financial statements have been prepared and are presented as if BioVeris had been operating as a separate entity using IGEN's historical cost basis in the assets and liabilities and including the historical operations of the businesses and assets to be transferred to BioVeris from IGEN as part of the restructuring.

     IGEN has not declared or paid any cash dividends on IGEN common stock during any of the periods presented.

                                                                                      THREE MONTHS ENDED
                                              YEARS ENDED MARCH 31,                        JUNE 30,
                               ----------------------------------------------------   -------------------
                                 1999       2000       2001       2002       2003       2002       2003
                               --------   --------   --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Revenues:
  Product sales..............  $  4,949   $  7,743   $  8,935   $ 12,077   $ 16,487   $  2,888   $  4,796
  Royalty income.............       839      1,118        892      1,050      1,107        242        243
  Contract fees..............        --         --      3,987        116        180         --         34
                               --------   --------   --------   --------   --------   --------   --------
    Total revenues...........     5,788      8,861     13,814     13,243     17,774   $  3,130      5,073
                               --------   --------   --------   --------   --------   --------   --------
Operating costs and expenses:
  Product costs..............     1,340      2,262      3,112      5,361      8,005      1,176      2,433
  Research and development...    14,016     18,335     27,983     26,829     22,766      5,692      5,232
  Selling, general and
    administrative...........     8,854     12,242     13,200     19,217     20,453      4,892      4,776
                               --------   --------   --------   --------   --------   --------   --------
    Total operating costs and
      expenses...............    24,210     32,839     44,295     51,407     51,224     11,760     12,441
                               --------   --------   --------   --------   --------   --------   --------
Loss from operations.........   (18,422)   (23,978)   (30,481)   (38,164)   (33,450)    (8,630)    (7,368)
Other, net...................      (198)       (80)      (243)       (39)       154        129         80
Equity in loss of
  affiliate..................        --         --         --    (10,947)   (17,598)    (4,423)    (5,230)
                               --------   --------   --------   --------   --------   --------   --------
  Net loss...................  $(18,620)  $(24,058)  $(30,724)  $(49,150)  $(50,894)  $(12,924)  $(12,518)
                               ========   ========   ========   ========   ========   ========   ========

                                                                                      THREE MONTHS ENDED
                                              YEARS ENDED MARCH 31,                        JUNE 30,
                               ----------------------------------------------------   -------------------
                                 1999       2000       2001       2002       2003       2002       2003
                               --------   --------   --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Unaudited pro forma net loss
  per common share(1)........  $  (0.70)  $  (0.90)  $  (1.15)  $  (1.84)  $  (1.90)  $  (0.48)  $  (0.47)
                               ========   ========   ========   ========   ========   ========   ========
Unaudited pro forma common
  shares outstanding(1)......    26,729     26,729     26,729     26,729     26,729     26,729     26,729
                               ========   ========   ========   ========   ========   ========   ========

                                                         MARCH 31,
                                      -----------------------------------------------   JUNE 30,
                                       1999      2000      2001      2002      2003       2003
                                      -------   -------   -------   -------   -------   --------
CONSOLIDATED BALANCE SHEET DATA:
Working capital.....................  $(2,531)  $   181   $(1,301)  $ 1,193   $ 4,733   $ 5,027
Total assets........................    6,983    13,752    16,379    21,518    29,160    33,476
Net investment by IGEN..............     (188)    5,955     6,775    14,151    20,665    26,660

---------------

(1) Based upon the number of shares of BioVeris common stock expected to be outstanding upon completion of the merger and related transactions.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The numbers in this Managements' Discussion and Analysis of Financial Condition and Results of Operations may not tie directly to the numbers in BioVeris's consolidated financial statements due to rounding.

OVERVIEW

     BioVeris develops, manufactures and markets its M-SERIES(R) family of products, which can serve as a platform for diagnostic systems to be used for the detection and measurement of biological or chemical substances. BioVeris incorporates its proprietary technologies into its instrument systems, tests and related consumable reagents, which are the biological or chemical components used to perform a test. Using the M-SERIES platform, BioVeris intends to integrate technologies and products to develop small, expandable and modular systems that can perform a wide variety of immunodiagnostic and nucleic acid tests.

     BioVeris's products are designed to be commercialized in the worldwide diagnostics markets, including:

     - Clinical diagnostics. The clinical diagnostics market includes the testing of patient samples to measure the presence of disease and monitor medical conditions. BioVeris is developing products to be used in the clinical diagnostic market and believes that its products are best suited for the immunodiagnostic and nucleic acid testing market segments of the clinical testing market. The immunodiagnostic and nucleic acid testing market segment sizes are estimated to be $6 billion and $1.5 billion, respectively.

     - Non-clinical diagnostics for the biodefense, life science and industrial markets. The non-clinical diagnostics market includes biodefense products for the detection of bacteria, viruses and toxins that may pose a military or public health threat; life science testing for drug discovery and development that is performed by pharmaceutical and biotechnology companies; and industrial testing for the detection of foodborne and waterborne disease causing pathogens. The life sciences market size is estimated to be $2.5 billion.

     BioVeris believes that the emergence of simple, more accurate and cost-effective clinical diagnostic products is shifting the site of clinical diagnostic testing from clinical reference laboratories and central hospital laboratories to decentralized patient care centers, such as physicians' offices, ambulatory clinics, hospital emergency rooms, surgical and intensive care units, hospital satellite laboratories and nurses' stations, which are collectively referred to in this proxy statement/prospectus as clinical point-of-care sites. BioVeris's own product development efforts will be focused on M-SERIES instruments and tests for the clinical diagnostics market, particularly for point-of-care sites. BioVeris will seek to commercialize products for the clinical point-of-care market segment through a combination of direct efforts and collaborative arrangements. BioVeris also intends to pursue opportunities in the clinical reference laboratory and central hospital laboratory market segments through collaborative arrangements.

     The M1-M Clinical Analyzer is the first clinical diagnostic system being developed by BioVeris and builds on the M-SERIES instruments currently being sold by IGEN in the biodefense and life science markets. BioVeris's initial commercial focus for the M1-M will be to provide cardiac assays that test for heart attack and congestive heart failure. BioVeris is developing the cardiac assays using, among other things, improvements licensed from Roche. BioVeris believes that these improvements will reduce product development timelines. BioVeris also believes that the M1-M Clinical Analyzer will provide results to a physician rapidly with the same levels of sensitivity, accuracy or consistency as a large instrument in a clinical reference laboratory or in a central laboratory, thereby permitting the physician to make a more timely decision regarding the patient's course of treatment.

     BioVeris's M-SERIES instruments are already being used in biodefense programs for homeland security, including by the Department of Defense, or DOD. BioVeris believes there will be an increasing opportunity to sell its products for biodefense tools by governmental and military organizations around the world, as well as in public health. BioVeris is also selling two M-SERIES instruments for life science research to pharmaceutical and biotechnology researchers, as well as to scientists at academic and government research institutions.

     The assets and businesses of BioVeris have historically been owned and operated by IGEN. The financial statements of BioVeris have been prepared and are presented as if BioVeris had been operating as a separate entity using the historical cost basis in the assets and liabilities of IGEN and including the historical operations of businesses and assets to be transferred to BioVeris from IGEN as part of the restructuring.

     Results of operations in the future are likely to fluctuate substantially from quarter to quarter as a result of various factors, which include:

     - the volume and timing of orders for M-SERIES systems or other products;

     - the timing of instrument deliveries and installations;

     - the success of M-SERIES system upgrades and enhancements;

     - the amount of revenue recognized from royalties and other contract revenues;

     - BioVeris's mix of products sold;

     - whether BioVeris's instruments are sold or leased to customers;

     - the timing of BioVeris's introduction of new products;

     - the volume and timing of product returns and warranty claims;

     - BioVeris's competitors' introduction of new products;

     - the amount of expenses BioVeris incurs in connection with the operation of its business, including research and development costs, including costs for upgrading the M-SERIES system or other products, and sales and marketing costs;

     - unexpected termination of government contracts or orders; and

     - BioVeris's share of losses in MSD.

     BioVeris expects to incur additional operating losses as a result of its expenses for manufacturing, marketing and sales capabilities, research and product development, general and administrative costs and the expenses of its affiliate. BioVeris's ability to become profitable in the future will be affected by, among other things, BioVeris's ability to expand the commercialization of existing products, upgrade and enhance the M-SERIES family of products, introduce new products into the market, generate higher revenue, develop marketing, sales and distribution capabilities cost-effectively, and continue collaborations established by IGEN or establish successful new collaborations with corporate partners to develop and commercialize products that incorporate BioVeris technologies.

RESULTS OF OPERATIONS

  QUARTERS ENDED JUNE 30, 2003 AND 2002

     Revenues. Total revenues were $5.1 million for the quarter ended June 30, 2003, an increase of $2.0 million or 62% from $3.1 million for the quarter ended June 30, 2002. Product sales were $4.8 million for the quarter ended June 30, 2003, an increase of $1.9 million or 66% from $2.9 million for the quarter ended June 30, 2002. This increase in product sales resulted from sales of the M-SERIES family of products for the life science market ($800,000) and sales of biodefense products for detection of biological agents or toxins ($1.1 million). BioVeris anticipates continued increases in biodefense-related sales as a result of its ongoing biodefense initiatives. As part of the merger and related transactions, BioVeris expects to assume a contract with the DOD for the production of tests for the detection of specific toxins in environmental samples. This contract provides for product sales at the election of the DOD of up to

$23.0 million over four years, with approximately $7.0 million of product sales for the 12 months ending June 2004. For each contract year after June 2004, the DOD, at its option, may elect to purchase products from BioVeris but has no obligation to do so.

     Operating Costs and Expenses. Product costs were $2.4 million (51% of product sales) for the quarter ended June 30, 2003 compared to $1.2 million (41% of product sales) for the quarter ended June 30, 2002. Product costs for the quarter ended June 30, 2003, as a percentage of product sales, increased primarily due to costs incurred in connection with the launch of the M-SERIES 384 instrument and upgraded detection modules for life science customers.

     Research and development expenses were $5.2 million for the quarter ended June 30, 2003, a decrease of $500,000 or 8% from $5.7 million for the quarter ended June 30, 2002, due primarily to lower personnel costs. Research and development expenses primarily relate to ongoing development costs and product enhancements associated with the M-SERIES family of products, development of new assays for the life science and clinical markets and research and development of new systems and technologies, including point-of-care products.

     Selling, general and administrative expenses were $4.8 million for the quarter ended June 30, 2003 and $4.9 million for the quarter ended June 30, 2002. For each of the periods, BioVeris was fully integrated with IGEN and the accompanying consolidated financial statements reflect the application of certain estimates and allocations. BioVeris's consolidated statements of operations include all revenues and costs that are directly attributable to the BioVeris businesses. In addition, certain expenses of IGEN have been allocated to BioVeris using various assumptions that, in the opinion of management, are reasonable. These expenses include an allocated share of general and administrative salaries as well as certain other shared costs (primarily facility, human resources, legal, accounting and other administrative costs) which were allocated based upon percentage of total revenue or percentage of total headcount, as appropriate. There are no other selling, general and administrative expenses for the quarters ended June 30, 2003 and 2002 other than these allocated expenses.

     Since 1995, IGEN has retained Wilmer Cutler & Pickering to perform legal services in connection with the Roche litigation and other matters. Mr. Richard Cass, one of IGEN's directors, is a partner of the law firm of Wilmer, Cutler & Pickering and is chairman of its Corporate Practices Group. In addition, Ms. Jennifer M. Drogula, who became the daughter-in-law of IGEN's and BioVeris's chief executive officer in March 2002, has been a partner of the firm since January 2001. BioVeris recorded approximately $100,000 and $48,000 in legal fees to the law firm for the quarters ended June 30, 2003 and 2002, respectively. BioVeris expects that it will continue to retain the law firm in the future.

     IGEN's and BioVeris's chief executive officer, Mr. Samuel Wohlstadter, is the principal and controlling stockholder, a director and the chief executive officer of each of Wellstat Biologics Corporation, or Wellstat Biologics, Wellstat Therapeutics Corporation, or Wellstat Therapeutics, Hyperion Catalysis International, or Hyperion, and Proteinix Corporation, or Proteinix, which are referred to in this proxy statement/prospectus as the affiliated companies. IGEN's and BioVeris's president and chief operating officer, Dr. Richard Massey, is also a director of Hyperion and a less than 10% stockholder in Proteinix. These companies are therefore considered affiliates of BioVeris for the purpose of this discussion.

     After completion of the merger and related transactions, BioVeris will have shared services arrangements with each of the affiliated companies. These shared services include accounting and finance, human resources and other administrative services, as well as facility related costs and services. Shared services costs allocated to these companies totaled $300,000 for each of the quarters ended June 30, 2003 and 2002, which reduced certain operating costs and expenses for the respective periods. Amounts allocated to the affiliated companies are calculated and billed monthly based upon costs incurred by BioVeris and are determined through allocation methods that include time-spent and square footage utilized. Amounts due from affiliated companies under these shared services agreements were approximately $200,000 and $100,000 at June 30, 2003 and 2002, respectively, and were paid subsequent to each respective period end. See "Certain Relationships and Related Party Transactions."

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

     Interest and Other Expense. Interest and other expense, net of other income, was approximately $100,000 of income for each of the quarters ended June 30, 2003 and 2002.

     Equity in Loss of Affiliate. MSD is a joint venture formed by IGEN and MST in 1995. MSD was formed for the development and commercialization of products utilizing a proprietary combination of MST's multi-array technology together with IGEN's technology. In conjunction with entering into the MSD agreements and taking into account the progress made by MSD in the development of its products, IGEN determined that future contributions to MSD would be made based on the future investment benefit it expected to obtain. Accordingly, contributions to MSD have been recorded as investment in affiliate and, as substantially all of MSD's funding was provided by IGEN, approximately 100% of MSD's losses has been recorded as equity in loss of affiliate. As part of the merger and related transactions, IGEN will transfer its interest in MSD to BioVeris. Equity in loss of affiliate was $5.2 million for the quarter ended June 30, 2003 and $4.4 million for the quarter ended June 30, 2002. This increase is due to higher losses incurred by MSD in the quarter ended June 30, 2003. See "Description of the BioVeris Business -- Collaborations and License Arrangements -- MSD" and "Certain Relationships and Related Party Transactions."

     Net Loss. BioVeris's net loss was $12.5 million for the quarter ended June 30, 2003 a decrease of $400,000 or 3% from $12.9 million for the quarter ended June 30, 2002.

  YEARS ENDED MARCH 31, 2003 AND 2002

     Revenues. Total revenues were $17.8 million for the fiscal year ended March 31, 2003, an increase of approximately $4.6 million or 34% from $13.2 million in fiscal 2002. Product sales were $16.5 million in fiscal 2003, an increase of $4.4 million or 37% from $12.1 million in fiscal 2002. This increase in product sales resulted primarily from sales of the M-SERIES family of products ($900,000) and sales of biodefense products for detection of biological agents or toxins ($3.5 million). BioVeris anticipates continued increases in biodefense-related sales as a result of its ongoing biodefense initiatives. As part of the merger and related transactions, BioVeris expects to assume a contract with the DOD for the production of tests for the detection of specific toxins in environmental samples.

     Operating Costs and Expenses. Product costs were $8.0 million (49% of product sales) in fiscal 2003 compared to $5.4 million (44% of product sales) in fiscal 2002. Product costs in fiscal 2003, as a percentage of product sales, increased primarily due to costs incurred in connection with the launch of the M-SERIES 384 instrument for life science customers and related warranty costs. Product costs in fiscal 2002 also included a write-off of $1.1 million of TRICORDER(R) detection modules costs, previously recorded as fixed assets. The TRICORDER(R) modules are incorporated into customers' M-SERIES systems and continue to be utilized by customers and generate ongoing reagent product sales.

     Research and development expenses were $22.8 million in fiscal 2003, a decrease of $4.0 million or 15% from $26.8 million in fiscal 2002. Of the $26.8 million in fiscal 2002, $2.4 million was spent funding MSD joint venture activities prior to the amendment and extension of the MSD joint venture agreements in August 2001. See "-- Equity in Loss of Affiliate" below for a discussion of activities relating to MSD in fiscal 2003 and 2002. Research and development expenses primarily relate to ongoing development costs and product enhancements associated with the M-SERIES family of products, development of new assays for the life science market and research and development of new systems and technologies, including point-of-care products.

     Selling, general and administrative expenses were $20.5 million in fiscal 2003, an increase of $1.3 million or 6% from $19.2 million in fiscal 2002. This increase was primarily attributable to additional personnel and support costs required to support the increase in sales and customers. For each of the periods, BioVeris was fully integrated with IGEN and the accompanying consolidated financial statements reflect the application of certain estimates and allocations. BioVeris's consolidated statements of operations include all revenues and costs that are directly attributable to the BioVeris businesses. In addition, certain expenses of IGEN have been allocated to BioVeris using various assumptions that, in the opinion of management, are reasonable. These expenses include an allocated share of general and administrative
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

salaries as well as certain other shared costs (primarily facility, human resources, legal, accounting and other administrative costs) which were allocated based upon percentage of total revenue or percentage of total headcount, as appropriate. There are no other selling, general and administrative expenses for fiscal 2003 and fiscal 2002 other than these allocated expenses.

     Since 1995, IGEN has retained Wilmer Cutler & Pickering to perform legal services in connection with the Roche litigation and other matters. Mr. Richard Cass, one of IGEN's directors, is a partner of the law firm of Wilmer, Cutler & Pickering and is chairman of its Corporate Practices Group. In addition, Ms. Jennifer M. Drogula, who became the daughter-in-law of IGEN's and BioVeris's chief executive officer in March 2002, has been a partner of the firm since January 2001. BioVeris recorded approximately $100,000 and $400,000 in legal fees to the law firm for the years ended March 31, 2003 and 2002, respectively.

     After completion of the merger and related transactions, BioVeris will have shared services arrangements with each of the affiliated companies. These shared services include accounting and finance, human resources and other administrative services, as well as facility related costs and services. Shared services costs allocated to these companies totaled $1.0 million and $1.3 million in fiscal 2003 and 2002, respectively, which reduced certain operating costs and expenses for the respective years. Amounts allocated to the affiliated companies are calculated and billed monthly based upon costs incurred by BioVeris and are determined through allocation methods that include time-spent and square footage utilized. Amounts due from affiliated companies under these shared services agreements were approximately $200,000 and $100,000 at March 31, 2003 and 2002, respectively, and were paid subsequent to each respective year end. See "Certain Relationships and Related Party Transactions."

     Interest and Other Expense. Interest and other expense, net of other income, was approximately $200,000 of income in fiscal 2003 and $39,000 of expense in fiscal 2002. This increase in income was due to foreign currency transaction gains in the fiscal 2003 period.

     Equity in Loss of Affiliate. MSD is a joint venture formed by MST and IGEN in 1995. MSD was formed for the development and commercialization of products utilizing a propriety combination of MST's multi-array technology together with IGEN's technology. In conjunction with entering into the MSD agreements and taking into account the progress made by MSD in the development of its products, IGEN determined that future contributions to MSD would be made based on the future investment benefit it expected to obtain. Accordingly, contributions to MSD since July 1, 2001 have been recorded as investment in affiliate and, as substantially all of MSD's funding was provided by IGEN, approximately 100% of MSD's losses since that date have been recorded as equity in loss of affiliate. As part of the merger and related transactions, IGEN will transfer its interest in MSD to BioVeris. For fiscal 2003, equity in loss of affiliate was $17.6 million and $10.9 million in fiscal 2002. This increase is due to higher losses incurred by MSD in fiscal 2003 ($4.3 million), as well as $2.4 million of fiscal 2002 MSD costs incurred prior to July 1, 2001 that were recorded as research and development expenses. In addition, in connection with entering into the MSD agreements in August 2001, IGEN transferred certain equipment and leasehold improvements to MSD in an amount of approximately $800,000, which amount is included in the in-kind contributions to MSD in such year. See "Description of the BioVeris Business -- Collaborations and License Arrangements -- MSD" and "Certain Relationships and Related Party Transactions."

     Net Loss. BioVeris's net loss was $50.9 million in fiscal 2003, an increase of $1.7 million or 4% from the net loss of $49.2 million in fiscal year 2002.

  YEARS ENDED MARCH 31, 2002 AND 2001

     Revenues. Total revenues were $13.2 million for fiscal 2002, a decrease of approximately $600,000 or 4% from $13.8 million in fiscal 2001. Product sales were $12.1 million in fiscal 2002, an increase of $3.2 million or 35% from $8.9 million in fiscal 2001. The increase in product sales resulted primarily from sales of the M-SERIES family of products. Royalty income was $1.1 million in fiscal 2002, an increase of $200,000 or 18% from $900,000 in fiscal 2001. The increase in royalty income was primarily attributable to
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higher sales by BioVeris's licensees. Contract fees were $100,000 in fiscal
2002, a decrease of $3.9 million or 97% from $4.0 million in fiscal 2001. This decrease was primarily due to non-recurring contract fees in fiscal 2001 in connection with an alliance with Bayer Diagnostics.

     Operating Costs and Expenses. Product costs were $5.4 million (44% of product sales) in fiscal 2002 compared to $3.1 million (35% of product sales) in fiscal 2001. Product costs in fiscal 2002 included a write-off of $1.1 million of TRICORDER detection modules costs, previously recorded as fixed assets. The TRICORDER modules are incorporated into customers' M-SERIES systems and continue to be utilized by customers and generate ongoing reagent product sales. The impact on prior individual fiscal years was not significant.

     Research and development expenses were $26.8 million in fiscal year 2002, a decrease of $1.2 million or 4% from $28.0 million in fiscal 2001. Of the $26.8 million in fiscal 2002, $2.4 million was spent funding MSD joint venture activities prior to the amendment and extension of the MSD joint venture agreements in August 2001. Of the $28.0 million in fiscal 2001, $8.3 million was spent funding MSD joint venture activities. See "-- Equity in Loss of Affiliate" below for a discussion of MSD activity in fiscal 2002. The fiscal 2002 increase in other research and development expense of $4.6 million, or 23%, primarily relate to ongoing development costs and product enhancements associated with the M-SERIES family of products, development of new assays for the life sciences market and research and development of new systems and technologies, including point-of-care products.

     Selling, general and administrative expenses were $19.2 million in fiscal 2002, an increase of $6.0 million or 46% from $13.2 million in fiscal 2001. This increase was primarily attributable to additional personnel costs of approximately $4.4 million required to support the increase in sales and customers, as well as legal and other expenses of $1.6 million largely associated with the amendment and extension of the MSD agreements. For each of the periods, BioVeris was fully integrated with IGEN and the accompanying consolidated financial statements reflect the application of certain estimates and allocations. BioVeris's consolidated statements of operations include all revenues and costs that are directly attributable to the BioVeris businesses. In addition, certain expenses of IGEN have been allocated to BioVeris using various assumptions that, in the opinion of management, are reasonable. These expenses include an allocated share of general and administrative salaries as well as certain other shared costs (primarily facility, human resources, legal, accounting and other administrative costs) which were allocated based upon percentage of total revenue or percentage of total headcount, as appropriate. There are no other selling, general and administrative expenses for fiscal 2002 and fiscal 2001 other than these allocated expenses.

     Since 1995, IGEN has retained Wilmer Cutler & Pickering to perform legal services in connection with the Roche litigation and other matters. Mr. Richard Cass, one of IGEN's directors, is a partner of the law firm of Wilmer, Cutler & Pickering and is chairman of its Corporate Practices Group. In addition, Ms. Jennifer M. Drogula, who became the daughter-in-law of IGEN's and BioVeris's chief executive officer in March 2002, has been a partner of the firm since January 2001. BioVeris recorded approximately $400,000 and $200,000 in legal fees to the law firm for the years ended March 31, 2002 and 2001, respectively.

     After completion of the merger and related transactions, BioVeris will have shared services arrangements with each of the affiliated companies. These shared services include accounting and finance, human resources and other administrative services, as well as facility related costs and services. Shared services costs allocated to these companies totaled $1.3 million and $1.4 million in fiscal 2002 and 2001, respectively, which reduced certain operating costs and expenses for the respective years. Amounts allocated to the affiliated companies are calculated and billed monthly based upon costs incurred by BioVeris and are determined through allocation methods that include time-spent and square footage utilized. Amounts due from affiliated companies under these shared services agreements were approximately $100,000 at each of March 31, 2002 and 2001, and were paid subsequent to each respective year end. See "Certain Relationships and Related Party Transactions."

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

     Interest and Other Expense. Interest and other expense, net of other income, was $39,000 in fiscal 2002 and approximately $200,000 in fiscal 2001. This decrease is due to foreign currency transaction losses in the fiscal 2002 period.

     Equity in Loss of Affiliate. MSD is a joint venture formed by MST and IGEN in 1995. MSD was formed for the development and commercialization of products utilizing a proprietary combination of MST's multi-array technology together with IGEN's technology. In conjunction with entering into the MSD agreements and taking into account the progress made by MSD in the development of its products, IGEN determined that future contributions to MSD would be made based on the future investment benefit it expected to obtain. Accordingly, contributions to MSD since July 1, 2001 have been recorded as investment in affiliate and, as substantially all of MSD's funding was provided by IGEN, approximately 100% of MSD's losses since that date have been recorded as equity in loss of affiliate. As part of the merger and related transactions, IGEN will transfer its interest in MSD to BioVeris. MSD incurred a net loss of $13.5 million in fiscal 2002 of which $10.9 million was recorded as equity in loss of affiliate. In addition, in connection with entering into the MSD agreements in August 2001, IGEN transferred certain equipment and leasehold improvements to MSD in an amount of approximately $800,000, which amount is included in the in-kind contributions to MSD in such year. See "Description of the BioVeris Business -- Collaborations and License Arrangements -- MSD", and "Certain Relationships and Related Transactions."

     Net Loss. BioVeris's net loss was $49.2 million in fiscal 2002, an increase of $18.5 million or 60% from the net loss of $30.7 million in fiscal 2001.

LIQUIDITY AND CAPITAL RESOURCES

     In connection with the merger and related transactions, Roche will loan to IGEN $214 million minus the amount of cash received by IGEN from the exercise of IGEN stock options and warrants from July 24, 2003 to the date that is two business days prior to the completion of the merger. These funds, less transaction costs, will be contributed by IGEN to BioVeris as part of the restructuring. The related promissory note will remain the obligation of IGEN and BioVeris will have no obligations associated with this debt. After the PCR license payment of $50 million to Roche and the final capital contribution of $37.5 million (of which any amount in excess of $30 million will be funded by Mr. Samuel Wohlstadter, IGEN's and BioVeris's chairman and chief executive officer) to MSD, BioVeris is expected to commence its operations following completion of the merger with approximately $125 million in cash.

     IGEN has historically held all cash in a centralized treasury and has provided all of the necessary funding for the operations of BioVeris since the inception of the assumed businesses. Accordingly, as of June 30, 2003, BioVeris had no cash, cash equivalents or short-term investments. IGEN has the ability and intent to fund the businesses being transferred to BioVeris until such time as the merger is completed.

     Net cash used for operating activities was $6.7 million and $8.6 million, for the quarters ended June 30, 2003 and 2002, respectively, and $33.1 million, $34.2 million and $26.5 million for the years ended March 31, 2003, 2002 and 2001, respectively. These changes between periods are primarily due to the size of each period's operating loss, the accounting for contributions to MSD and changes in working capital accounts.

     BioVeris used cash of $800,000 during each of the quarters ended June 30, 2003 and 2002 and $3.3 million, $5.6 million and $4.9 million during the years ended March 31, 2003, 2002 and 2001, respectively, for the acquisition of equipment and leasehold improvements. BioVeris's investments in MSD totaled $10.9 million and $5.0 million for the quarters ended June 30, 2003 and 2002, respectively, and $20.5 million and $16.4 million for the years ended March 31, 2003 and 2002, respectively.

     The tax allocation agreement provides that Roche and IGEN will be solely liable for, will jointly and severally indemnify BioVeris against, and will be entitled to receive and retain all refunds of, taxes (other than transfer taxes) directly or indirectly resulting from, arising in connection with or otherwise related to the merger and related transactions, any transaction undertaken to prepare for the merger and related

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

transactions and any of the actions taken pursuant to the ongoing litigation agreement. Notwithstanding the foregoing, to the extent that the market capitalization of BioVeris (based on the average of the high and low trading prices of BioVeris common stock on the first day of trading after completion of the merger) exceeds a specified threshold (approximately $305 million, or approximately $11.41 per share, based on an expectation that BioVeris will have $205 million in cash and cash equivalents immediately after the completion of the merger and prior to making any payments due pursuant to the related transaction agreements, the ongoing commercial agreements or the MSD letter agreement), the tax allocation agreement provides that BioVeris will pay IGEN up to a maximum amount of $20 million.

     BioVeris believes that material commitments for capital expenditures and additional or expanded facilities may be required in a variety of areas, such as product development programs. BioVeris is evaluating new facilities for development, manufacturing and other corporate uses and is negotiating to secure new space, which if concluded, would result in additional facilities costs. BioVeris has not, at this time, made material commitments for any such capital expenditures or facilities and has not secured additional sources, if necessary, to fund such commitments.

     Net cash provided by financing activities was $18.4 million and $14.5 million, for the quarters ended June 30, 2003 and 2002, respectively, and $57.0 million, $56.3 million and $31.5 million for the years ended March 31, 2003, 2002 and 2001, respectively. These amounts in each respective period primarily represent the cash contributed, net of receipts, by IGEN to BioVeris.

     As of June 30, 2003, BioVeris's material future obligations were as follows:

                                          NINE MONTHS            YEARS ENDED MARCH 31,
                                             ENDED      ----------------------------------------
                                           MARCH 31,                                   2009 AND
CONTRACTUAL OBLIGATIONS          TOTAL       2004        2005    2006   2007   2008   THEREAFTER
-----------------------         -------   -----------   ------   ----   ----   ----   ----------
                                                         (IN THOUSANDS)
PCR license fee...............  $50,000     $50,000     $   --   $ --   $ --   $ --      $ --
MSD funding commitment........   39,750      39,750         --     --     --     --        --
Operating and capital
  leases......................    5,643       1,639      2,334    654    357    258       401
                                -------     -------     ------   ----   ----   ----      ----
Total contractual
  obligations.................  $95,393     $91,389     $2,334   $654   $357   $258      $401
                                -------     -------     ------   ----   ----   ----      ----

     Following the completion of the merger, and after paying certain obligations including the PCR license fee and satisfying the MSD funding commitment described below, BioVeris expects to commence its operations with approximately $125 million in cash.

     BioVeris will pay Roche a fee of $50 million for a worldwide, non-exclusive license under patents that cover certain PCR inventions in accordance with the PCR product license agreement. BioVeris will also owe royalties on sales of the licensed products and on any instrument, accessory, device or system sold for use in the specified fields and on the performance of licensed tests.

     MSD is a joint venture formed by MST and IGEN in 1995. As part of the merger and related transactions, IGEN's equity interest in the MSD joint venture will be transferred to BioVeris. Under the MSD agreements, IGEN's funding commitment was based on an annual budget of MSD approved by the JVOC. IGEN's remaining funding commitment may be satisfied in part through in-kind contributions of scientific and administrative personnel and shared facilities. The JVOC approved funding for MSD for the period from January 1, 2003 to November 30, 2003 in an amount of $20.6 million, subject to a permitted variance of 15%. As of June 30, 2003, the remaining funding commitment to MSD was $9.7 million. Upon the completion of the merger, the MSD joint venture agreement will expire. Following completion of the merger, BioVeris will use its cash to make a final capital contribution of $37.5 million to MSD. Of the final capital contribution of $37.5 million, any amount in excess of $30 million will be funded by IGEN's and BioVeris's chairman and chief executive officer. BioVeris's obligation to make this final contribution to MSD is separate from its remaining obligation to provide funding to MSD through November 30, 2003. For the three months ended June 30, 2003 and 2002, total contributions to MSD were $10.9 million and $5.0 million, respectively, including $3.7 million in the three months ended June 30, 2003, which related to

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

the permitted budget variances from prior years. For the years ended March 31, 2003, 2002 and 2001, contributions to MSD were $20.5 million, $19.6 million and $8.3 million, respectively. Operating leases in the table above excludes amounts expected to be allocated to MSD to meet a portion of the funding commitment.

     IGEN, BioVeris and MSD agreed that the MSD joint venture agreement will expire on the later of

     - November 30, 2003, or

     - the earlier of (1) the date of the completion of the merger and related transactions or (2) the termination of the merger and related transactions in accordance with the terms of the agreements governing such transaction. IGEN, BioVeris and MSD also agreed that funding for MSD would not be extended other than pursuant to the agreements related to the Roche merger and related transaction.

     In addition, in accordance with the MSD agreements, MST and MSD have the right to terminate the joint venture agreement under certain circumstances, including

     - breach of IGEN's obligations, including IGEN's funding obligations to MSD,

     - MSD's termination of Jacob Wohlstadter's employment (other than for cause or disability),

     - if Jacob Wohlstadter is entitled to terminate his employment agreement for good reason (as defined in his employment agreement) or

     - upon a change in control of IGEN, as defined.

MSD and Jacob Wohlstadter have each agreed that the merger and related transactions will not constitute a change in control for purposes of the MSD agreements and the Jacob Wohlstadter employment agreement.

     Upon the expiration of the MSD joint venture agreement as a result of the completion or termination of the merger and related transactions or the expiration or termination of the joint venture agreement for any other reason, MSD and MST have the right to purchase IGEN's or BioVeris's, as the case may be, entire interest in MSD, including BioVeris's preferred interests which entitle it to a preferred return on its investments in MSD for a purchase price equal to fair market value (to be determined in accordance with the provisions and procedures set forth in the MSD agreements, which shall include a determination by appraisers if the parties are unable to agree on fair market value) minus a discount factor of 7.5%. BioVeris will no longer be entitled to this preferred return in the event MSD or MST elects to repurchase BioVeris's interest in MSD.

     If MSD or MST exercises this right, it will be required to pay IGEN or BioVeris, as the case may be, the purchase price, plus interest, over time in installments equal to the sum of 5% of MSD net sales, as determined in accordance with the MSD agreements, and 20% of the net proceeds realized by MSD from the sale of debt or equity securities in any third-party financing after the date of the sale of the IGEN's or BioVeris's, as the case may be, interest in MSD.

     Following the expiration of the joint venture agreement, many of IGEN's or BioVeris's, as the case may be, licenses and other arrangements with MSD and MST will continue indefinitely in accordance with their terms.

     MSD has an employment agreement with Mr. Jacob Wohlstadter, its president and chief executive officer, the current term of which runs through November 30, 2004 and provided for a salary of $250,000 for the year ending 2003. In addition, Mr. Jacob Wohlstadter is also eligible to receive, at the discretion of the JVOC, an annual cash bonus in an amount not to exceed 20% of his annual salary. Mr. Jacob Wohlstadter is also entitled to receive pension, welfare and fringe benefits comparable to those received by senior executives of BioVeris and other insurance and retirement benefits. If MSD terminates the employment agreement without cause, or Mr. Jacob Wohlstadter terminates the employment agreement for good reason (which includes a "change in control" of BioVeris, as defined), Mr. Jacob Wohlstadter shall be entitled to receive, in addition to salary and pro rata bonus and adjustments earned through the 60th day following the notice of termination, an amount equal to from 3 to 12 times (depending on the reason for the termination) the monthly pro rata salary, bonus and adjustments in effect at the time of the termination. In addition, he is entitled to a gross-up for any "parachute" excise tax that may be imposed on payments made or benefits provided pursuant to the agreement. BioVeris is responsible for all amounts payable, costs incurred and other obligations under the employment agreement, which generally are expected to be paid out of its funding commitment to MSD.

     For more information about the MSD agreements and BioVeris's relationship with MSD, see "Certain Relationships and Related Party Transactions."

     BioVeris will need substantial amounts of money to fund its operations on an ongoing basis. BioVeris expects its available cash to be sufficient to fund its operations for at least one year, but it cannot predict how long its available cash will be sufficient to fund its operations thereafter. In this regard, BioVeris expects that it will from time to time have discussions with third parties, including multinational corporations, regarding various business arrangements including distribution, marketing, research and development, joint venture and other business agreements, which could provide for substantial up-front fees or payments. BioVeris cannot assure you that it will successfully complete any of the foregoing arrangements and access to funds could be adversely impacted by many factors, including the volatility of the price of BioVeris common stock, continuing losses from its operations, establishment of new business arrangements, the status of new product launches, general market conditions and other factors described under "Risk Factors" and elsewhere in this proxy statement/prospectus.

     If BioVeris is unable to raise additional capital, it may have to scale back, or even eliminate, some programs. Alternatively, BioVeris may consider pursuing arrangements with other companies, such as granting licenses or entering into joint ventures or collaborations, on terms that may not be favorable to it.

     As of June 30, 2003, BioVeris had no off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

     A critical accounting policy is one that is both important to the portrayal of BioVeris's financial position and results of operations and requires the application of difficult, subjective or complex judgments by management. As a result, critical accounting policies are subject to an inherent degree of uncertainty. In applying those policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. These estimates are based on BioVeris's management's experience, terms of existing contracts, observance of trends in the industry, information provided by customers, and information available from other outside sources, as appropriate. BioVeris's critical accounting polices include:

     Expense Allocations -- The assets and businesses of BioVeris have historically been owned, operated and fully integrated with IGEN. The financial statements of BioVeris have been prepared and are presented as if BioVeris had been operating as a separate entity. In order to fairly present the operating results of BioVeris, these financial statements reflect the application of certain estimates and allocations. BioVeris's consolidated statements of operations include all costs that are directly attributable to the BioVeris businesses, as well as certain expenses of IGEN that have been allocated to BioVeris using various assumptions. These expenses include an allocated share of general and administrative salaries as well as certain other shared costs (primarily facility, human resources, legal, accounting and other administrative costs) which were allocated based upon percentage of total revenue or percentage of total headcount, as appropriate. While management believes that the allocation methodologies are reasonable and appropriate, different allocation methodologies could result in changes to BioVeris's operating results.

     Revenue Recognition -- BioVeris derives revenue principally from three sources: product sales, royalty income and contract fees. Product sales revenue is generally recognized when persuasive evidence of an arrangement exists, the price to the buyer is fixed and determinable, collectibility is reasonably assured and the product is shipped to the customers thereby transferring title and risk of loss. Rental revenue

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associated with instruments that are leased is recognized ratably over the life of the lease agreements. Revenue associated with extended warranty arrangements is recognized over the term of the extended warranty contract. Royalty income is recorded when earned, based on information provided by licensees. Revenue from services performed under contracts is recognized over the term of underlying customer contract or at the end of the contract, when obligations under the contract have been satisfied. For services performed on a time and material basis, revenue is recognized upon performance. Amounts received in advance of performance under contracts are recorded as deferred revenue until earned.

     The majority of BioVeris's product sales and contract fees contain standard terms and conditions. Certain transactions may contain negotiated terms that require contract interpretation to determine the appropriate amount of revenue to be recognized. In addition, BioVeris must assess whether collectibility is reasonably assured. While management believes its interpretations and judgments are reasonable, different assumptions could result in changes in the timing of revenue recognition.

     Joint Venture Accounting -- BioVeris accounts for its ownership in the MSD joint venture on the equity method as it has determined that it does not control MSD's operations. Factors considered in determining BioVeris's level of control include the fact that it has less than 50% of the voting equity interest in MSD; that it does not have exclusive authority over MSD decision making and has no ability to unilaterally modify the joint venture agreements; and that it has the right to appoint only one out of two seats on MSD's board of managers. A different assessment of these factors could provide for the use of consolidation accounting rather than the equity method, in which case a consolidation of BioVeris's financial statements with those of MSD would be appropriate. Consolidation accounting would require certain reclassifications within BioVeris's consolidated financial statements but would not materially effect BioVeris's financial position or net loss. See "Notes to Consolidated Financial Statements -- Note 4 -- Meso Scale Diagnostics Joint Venture."

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities," or FIN 46. FIN 46 provides guidance on variable interest entities such as the MSD joint venture and the framework through which an enterprise assesses consolidation of a variable interest entity. BioVeris adopted FIN 46 as of July 1, 2003 and has determined that MSD qualifies as a variable interest entity under FIN 46 because substantially all of MSD's funding is being provided by BioVeris and BioVeris's voting rights are not proportional to its obligation to absorb a majority of the potential future losses of MSD. Accordingly, beginning July 1, 2003, BioVeris will consolidate the financial results of MSD. Consolidation accounting will require certain reclassifications within BioVeris's consolidated financial statements, but is not expected to materially effect its financial position or net loss, as BioVeris has recorded approximately 100% of MSD's losses.

     Allowance for Doubtful Accounts -- BioVeris maintains reserves on customer accounts where estimated losses may result from the inability of its customers to make required payments. These reserves are determined based on a number of factors, including the current financial condition of specific customers, the age of accounts receivable balances and historical loss rates. If the financial condition of BioVeris's customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional allowance may be required.

     Inventory -- BioVeris records its inventory at the lower of cost or market using the first-in, first-out method. BioVeris regularly reviews inventory quantities on hand and records a reserve for excess and obsolete inventory based primarily on an estimated forecast of product demand and production requirements for the next twelve months. Reserves are recorded for the difference between the cost and the market value. Those reserves are based on significant estimates. BioVeris's estimates of future product demand may prove to be inaccurate, in which case BioVeris may have understated or overstated the provision required for excess and obsolete inventory. In addition, BioVeris's industry is characterized by technological change, frequent new product development and product obsolescence that could result in an increase in the amount of obsolete inventory quantities on hand. Although BioVeris makes every effort to ensure the accuracy of its forecasts of future product demand, any significant unanticipated changes in

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demand or technological developments could have a significant impact on the values of BioVeris's inventory and BioVeris's reported operating results.

     Evaluation of Long-lived Assets -- BioVeris has different long-lived assets recorded on its balance sheet that include equipment and leasehold improvements, investments and other assets. BioVeris evaluates the potential impairment of long-lived assets based whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. In evaluating the recoverability of an asset, management's policy is to compare the carrying amount of an asset with the projected undiscounted cash flow. While management believes that its projections are reasonable and that no impairment of these assets exists, different assumptions could affect these evaluations and result in impairment charges against the carrying value of these assets.

     Warranty Reserve -- BioVeris warrants its products against defects in material and workmanship for one year after sale and records estimated future warranty costs at the time revenue is recognized. A reserve for future warranty claims is recorded based upon management's review of historical results, supplemented by expectations of future costs. Unanticipated changes in actual warranty costs could impact BioVeris's operating results.

     Capitalized Software Costs -- BioVeris records software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BioVeris applies its judgment in determining when software being developed has reached technological feasibility, and at that point BioVeris would capitalize software development costs. To date, software development has been substantially completed concurrently with the establishment of technological feasibility, and accordingly, no costs have been capitalized to date.

RECENT ACCOUNTING PRONOUNCEMENTS

     In November 2002, the Financial Accounting Standards Board, or FASB, issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others," or FIN 45. FIN 45 establishes new disclosure and liability recognition requirements for direct and indirect guarantees with specified characteristics. The initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for both annual and interim periods ending after December 15, 2002. BioVeris adopted FIN 45 as of March 31, 2003 and the implementation did not have a material effect on its financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of SFAS No. 123," or SFAS 148. SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation," or SFAS 123, to provide alternative methods of voluntarily transitioning to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure requirements of SFAS 123 to require disclosure of the method used to account for stock-based employee compensation and the effect of the method on reported results in both annual and interim financial statements. This pronouncement is effective for both annual and interim periods beginning after December 15, 2002. BioVeris has elected to follow the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in its accounting for employee stock options. In accordance with SFAS 148, BioVeris has adopted the annual and interim period disclosure requirements in this proxy statement/ prospectus.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities," or FIN 46. FIN 46 provides guidance on variable interest entities such as the MSD joint venture and the framework through which an entity assesses consolidation of a variable interest entity. BioVeris adopted FIN 46 as of July 1, 2003 and has determined that MSD qualifies as a variable interest entity under FIN 46 because substantially all of MSD's funding is being provided by BioVeris and BioVeris's voting rights are not proportional to its obligation to absorb a majority of the potential future losses of MSD. Accordingly, beginning July 1, 2003, BioVeris will consolidate the financial results of
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MSD. Consolidation accounting will require certain reclassifications within
BioVeris's consolidated financial statements but is not expected to materially effect its financial position or net loss, as BioVeris has recorded approximately 100% of MSD's losses.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities," or SFAS 149. SFAS 149 amends and clarifies, financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The amendments set forth in SFAS 149 require that contracts with comparable characteristics be accounted for similarly. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. BioVeris does not expect the adoption of this pronouncement to have a material effect on its financial position, results of operations or cash flows.

     In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity," or SFAS 150. SFAS 150 establishes standards regarding the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. BioVeris does not expect that the adoption of this pronouncement will have a material effect on its financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The assets and businesses of BioVeris have historically been owned and operated by IGEN, which holds all cash in a centralized treasury and has provided all of the necessary funding for the operations of BioVeris. Accordingly, no cash is reflected on the consolidated balance sheets of BioVeris and there are no market risk sensitive instruments.

     BioVeris is exposed to changes in exchange rates where it sells direct in local currencies, primarily in the United Kingdom and Germany. Certain other foreign sales are denominated in U.S. dollars and have no exchange rate risk. Gains and losses resulting from foreign currency transactions have historically not been material.

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                      DESCRIPTION OF THE BIOVERIS BUSINESS

BioVeris is a newly formed wholly-owned subsidiary of IGEN. Upon completion of the merger and related transactions, BioVeris will become an independent, publicly-traded company. The assets and businesses of BioVeris have historically been owned and operated by IGEN. The following description of the BioVeris business assumes the restructuring and the merger and related transactions have been completed.

OVERVIEW

     BioVeris develops, manufactures and markets its M-SERIES(R) family of products, which can serve as a platform for diagnostic systems to be used for the detection and measurement of biological or chemical substances. BioVeris incorporates its proprietary technologies into its instrument systems, tests and related consumable reagents, which are the biological or chemical components used to perform a test. Using the M-SERIES platform, BioVeris intends to integrate technologies and products to develop small, expandable and modular systems that can perform a wide variety of immunodiagnostic and nucleic acid tests.

     BioVeris's products are designed to be commercialized in the worldwide diagnostics markets, including:

     - Clinical diagnostics. The clinical diagnostics market includes the testing of patient samples to measure the presence of disease and monitor medical conditions. BioVeris is developing products to be used in the clinical diagnostic market and believes that its products are best suited for the immunodiagnostic and nucleic acid testing market segments of the clinical testing market. The immunodiagnostic and nucliec acid testing market segment sizes are estimated to be $6 billion and $1.5 billion, respectively.

     - Non-clinical diagnostics for the biodefense, life science and industrial markets. The non-clinical diagnostics market includes biodefense products for the detection of bacteria, viruses and toxins that may pose a military or public health threat; life science testing for drug discovery and development that is performed by pharmaceutical and biotechnology companies; and industrial testing for the detection of foodborne and waterborne disease causing pathogens. The life sciences market size is estimated to be $2.5 billion.

     BioVeris believes that the emergence of simple, more accurate and cost-effective clinical diagnostic products is shifting the site of clinical diagnostic testing from clinical reference laboratories and central hospital laboratories to decentralized patient care centers, such as physicians' offices, ambulatory clinics, hospital emergency rooms, surgical and intensive care units, hospital satellite laboratories and nurses' stations, which are collectively referred to in this proxy statement/prospectus as clinical point-of-care sites. BioVeris's own product development efforts will initially be focused on M-SERIES instruments and tests for the clinical diagnostics market, particularly for point-of-care sites. BioVeris will seek to commercialize products for the clinical point-of-care market segment through a combination of direct efforts and collaborative arrangements. BioVeris also intends to pursue opportunities in the clinical reference laboratory and central hospital laboratory market segments through collaborative arrangements.

     The M1-M Clinical Analyzer is the first clinical diagnostic system being developed by BioVeris and builds on the M-SERIES instruments currently being sold by IGEN in the biodefense and life science markets. BioVeris's initial commercial focus for the M1-M will be to provide cardiac assays that test for heart attack and congestive heart failure. BioVeris is developing the cardiac assays using, among other things, improvements licensed from Roche. BioVeris believes that these improvements will reduce product development timelines. BioVeris also believes that the M1-M Clinical Analyzer will provide results to a physician rapidly with the same levels of sensitivity, accuracy or consistency as a large instrument in a clinical reference laboratory or in a central laboratory, thereby permitting the physician to make a more timely decision regarding the patient's course of treatment.

     BioVeris's M-SERIES instruments are already being used in biodefense programs for homeland security, including by the Department of Defense, or DOD. BioVeris believes there will be an increasing opportunity to sell its products for biodefense tools by governmental and military organizations around the
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world, as well as in public health. BioVeris is also selling two M-SERIES instruments for life science research to pharmaceutical and biotechnology researchers, as well as to scientists at academic and government research institutions. BioVeris also intends to pursue opportunities in the biodefense and life science market segments through a combination of direct efforts and collaborative arrangements.

     BioVeris will own or have rights to use the trademarks BioVeris, M-SERIES and TRICORDER. IGEN owns the trademarks IGEN, ORIGEN and PATHIGEN, which it will retain in the merger. BioVeris will have no right or interest in those trademarks. This proxy statement/prospectus refers to brand names, trademarks and service marks of other companies and those brand names, trademarks and service marks are the property of those other holders.

     BioVeris was organized as IGEN Integrated Healthcare, LLC, a Delaware limited liability company on June 6, 2003, and converted to BioVeris Corporation, a newly formed Delaware corporation on September 22, 2003. BioVeris's executive offices are located at 16020 Industrial Drive, Gaithersburg, Maryland 20877.

BIOVERIS'S STRATEGY

     BioVeris's strategy is based on the direct development and commercialization of its own products utilizing its technologies, while at the same time entering into collaborations with third parties that can assist BioVeris in its commercialization efforts. Key elements of BioVeris's strategy are to:

     - Pursue collaborative relationships to accelerate new product development and enhance global manufacturing and marketing capabilities. BioVeris intends to pursue collaborative relationships that would help BioVeris to achieve its goals, particularly with respect to the development and manufacturing of new products and entry into new markets. BioVeris will seek to partner with industry leaders that would complement BioVeris's commercialization capabilities by manufacturing or distributing co-developed products through their sales organizations.

     - Establish leadership positions in emerging markets. BioVeris has identified new market opportunities and is developing and providing innovative products for those markets based on its proprietary technologies. BioVeris had previously identified the emerging biodefense market and utilized its ECL technology and innovation to develop and provide leading edge products for this market. BioVeris plans to continue to develop and launch new products through internal development, collaborations and possibly through acquisitions. BioVeris intends to explore opportunities to continue to expand its presence in the biodefense market and develop products, including unique assays, for the emerging clinical point-of-care diagnostics market. In addition, BioVeris plans to focus on identifying therapeutic peptides and antibodies and on the potential link between the use of these peptides and antibodies and diagnostic tests, which could allow for better treatment of patients by providing physicians the ability to more promptly and efficiently diagnose patients who should take a particular medication.

     - Develop and market product line extensions and an expanded menu of assays. BioVeris intends to continue to develop and market extensions of its existing products through new instrumentation and an expanded menu of assays. BioVeris plans to extend the M-SERIES family of instruments, which currently includes two commercial products, to include new instruments for the biodefense and clinical point-of-care diagnostics markets. In addition, BioVeris plans to continue to add new assays to its existing menu of currently available assays. For example, BioVeris's biodefense menu of assays currently includes assays for biological agents, such as staphylococcus enterotoxin B and botulinum toxin and BioVeris plans to expand this menu to include additional assays, such as for anthrax and smallpox. Using this approach, BioVeris expects to expand its presence in the market and create brand recognition.

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BIOVERIS'S TECHNOLOGY

     BioVeris's M-SERIES(R) family of products will incorporate a number of technologies, including:

     - ECL technology developed by IGEN and owned by BioVeris;

     - various improvements to ECL technology developed by Roche Diagnostics and licensed to BioVeris;

     - polymerase chain reaction technology developed by Roche Diagnostics and licensed to BioVeris for the clinical diagnostic market, which is referred to in this proxy statement/prospectus as PCR technology; and

     - unit dose cartridge technology for packaging reagents in a ready-to-use format that remain stable at room temperature.

     In addition, BioVeris is seeking to incorporate novel centrifugation technology for separating serum or plasma from whole blood cells.

  ECL TECHNOLOGY

     ECL technology is a proprietary technology based on electrochemiluminescence that is protected by patents in the United States and internationally.

     ECL technology permits the detection and measurement of a biological or chemical substance within a given sample. It works by labeling the targeted substance within a sample using a compound and binding the newly labeled substance to magnetizable beads. The beads can then be separated from the rest of the sample using a magnet. When this newly labeled substance is stimulated, the label emits light at a particular wavelength. The light emitted by the label can be measured with a high degree of accuracy. The level of intensity of the light emitted by the label is determined by the amount of the targeted biological substance present in the sample for the label to attach itself to. Thus, the light emissions permit the accurate detection and measurement of the targeted biological or chemical substance.

     ECL technology provides a uniform format that can be used to conduct a multitude of tests, including immunodiagnostic tests and nucleic acid tests. The essential component of an ECL technology-based system is the flow cell, which contains a magnet to separate the labeled substance from the sample being tested and a light detector to measure the electrochemiluminescence. The flow cell has been designed so that it can be incorporated into a variety of instruments, ranging from large central laboratory random access systems to small batch systems.

     BioVeris believes that the major features and benefits of ECL technology-based systems are:

     - Simplicity: uniform testing format reduces time and labor in performing a test or series of tests and permits complete automation of the testing process.

     - Flexibility: enables a single instrument to perform immunodiagnostic tests on large and small molecules and to perform nucleic acid tests, including in the form of DNA and RNA tests.

     - Cost: reduces the cost per test by minimizing the amount of expensive reagents needed and the number of steps required to prepare a sample for testing.

     - Speed: reduces time from test set-up to detection, producing rapid results and enabling high sample throughput.

     - Sensitivity: allows detection of targeted biological substances at very low concentrations.

     - Consistency:  provides highly-reproducible measurements.

     - Accuracy: provides results that are identical or close to the standard reference measurement.

     - Stability: extends the shelf-life of the reagent that contains the label used in testing and improves measurement accuracy.

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     BioVeris believes that ECL technology is well suited for the continued
development and commercialization of the M-SERIES family of instruments that can be used in all of BioVeris's target diagnostic markets. BioVeris believes the technology will permit virtually all immunodiagnostic and nucleic acid tests to be performed on similar instrumentation using the same detection method.

     ECL technology is well established in the market, evidenced by the fact that BioVeris's licensees have developed multiple product lines based on ECL technology and have sold or placed over 9,000 systems with customers worldwide which generate over $500 million in annual sales. Substantially all of these sales and placements have been made by Roche, the world's leading provider of clinical diagnostics products, which as a result of its ownership of IGEN upon completion of the merger will have a worldwide, non-exclusive, royalty-free license for BioVeris's ECL technology for use with certain defined systems and immunoassay methods for the clinical diagnostic market. BioVeris will not receive royalties or any other payments as a result of sales by Roche of products in accordance with this license. There can be no assurance that BioVeris will succeed in profitably commercializing products based on ECL technology.

  IMPROVEMENTS FROM ROCHE

     During the development of its Elecsys product line, Roche made improvements to intellectual property licensed to it by IGEN. These improvements included patents, know-how and trade secrets relating to:

     - the instrumentation used to make ECL measurements;

     - the chemistry involved in making reagents;

     - the reagents used in making immunodiagnostic tests; and

     - the process for making immunodiagnostic test kits that are sold to clinical laboratory customers.

     The patents and knowledge are embodied in various documents, including the patent filings and the manufacturing instructions for the Elecsys line of instruments and clinical assays. These documents have been provided to BioVeris and BioVeris can use these documents in the development of its own ECL technology-based instruments and assays, except for specific exclusions. These exclusions will prohibit the use, in the human in vitro diagnostics field to Hitachi patents and technology licensed under the improvements license agreement. BioVeris believes that these exclusions should not prevent it from commercializing instruments using ECL technology in the human in vitro diagnostics field.

  PCR TECHNOLOGY

     PCR technology includes the amplification of specific nucleic acid sequences to a sufficient quantity of the nucleic acid sequence to permit detection and quantification. The process of nucleic acid amplification is commonly used for diagnostic procedures involving infectious agents, such as the AIDS virus, because of the need to detect the smallest amount of virus possible in the blood or other clinical samples.

     The PCR license agreements obtained by BioVeris will allow it to develop nucleic acid tests for the clinical market. This is currently the fastest growing segment of the clinical diagnostic market and would complement BioVeris's immunodiagnostic product line.

  UNIT DOSE CARTRIDGE TECHNOLOGY

     BioVeris has a unique technology utilizing a disposable unit dose cartridge that BioVeris expects will be inexpensive to manufacture and contains all the reagents necessary to perform several different immunoassays on a single sample of blood from a patient. These reagents will be packaged so that they remain stable at room temperature for several months. This method of packaging reagents differs from the typical method of packaging reagents in a container that holds reagents for 100 to 200 tests for a single type of immunoassay and usually must be refrigerated. BioVeris has demonstrated that the test results using the unit dose cartridge are accurate and consistent with the results obtained using conventional
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instruments and kits used in central hospital laboratories. BioVeris believes the ease of use, room temperature stability, accuracy and consistency of test results associated with this technology are important features for use in clinical point-of-care sites and biodefense applications.

  CENTRIFUGATION TECHNOLOGY

     BioVeris is seeking to incorporate novel centrifugation technology into its M-SERIES family of products. BioVeris believes that this centrifugation technology will substantially enhance the ECL technology-based instruments that BioVeris intends to develop for clinical point-of-care sites. IGEN has funded feasibility studies for this centrifugation method that demonstrate that this centrifugation method can separate serum or plasma from whole blood in less than 60 seconds and in the process deliver the serum or plasma to a disposable unit dose cartridge. The serum or plasma has the same characteristics, specifically being free of white blood cells, red blood cells and platelets without rupturing these cells, as serum or plasma separated from whole blood using conventional methods. This novel centrifuge is small and BioVeris believes it can be incorporated into instruments that it is developing. The conventional process of separation involves a centrifugation step that takes 15 minutes. Following separation, a technician must manually remove the tube of blood from the centrifuge and pore off the serum or plasma into a test cup, which much be done using a biological safety cabinet to avoid the risk of infection. The novel centrifugation method being evaluated by BioVeris has the potential to avoid this safety hazard as well as the potential for advantages of speed, lower cost and ease of use. In a point-of-care setting this technology may also eliminate the delays associated with processing multiple samples. These delays occur when the technician performing the test has to wait, as long as 30 minutes, before loading more blood samples.

PRODUCTS AND MARKETS USING BIOVERIS TECHNOLOGY

     The following table summarizes the range of products that BioVeris and its licensees have developed and are developing using BioVeris technology. For a description of the commercial arrangements and license agreements that BioVeris has with licensees and collaborators see "-- Collaborations and License

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Arrangements and "Commercial Agreements." BioVeris will not receive royalties or other payments as a result of product sales by Roche in accordance with the license agreement.

BIOVERIS PRODUCTS         CUSTOMER APPLICATION       MARKET         STATUS
-----------------         --------------------       ------         ------
M-SERIES (M-1M Clinical  Screen, monitor and        Clinical    Development
  Analyzer System and    diagnose medical
  clinical diagnostic    conditions
  tests)
Picolumi                 Screen, monitor and        Clinical    Distribution
                         diagnose medical                       and
                         conditions                             manufacturing
                                                                rights from
                                                                Eisai Co., Ltd.
                                                                (outside of
                                                                Japan)
BioVeris(TM) Detection   Detection of bacteria,    Biodefense   Product sales
  System and Reagents    viruses and toxins
                         Drug Discovery and       Life science  Product sales
                         Development
M-SERIES (M384 Analyzer  Drug discovery and       Life science  Product sales
  and Reagents)          development
M-SERIES (M-1R           Drug discovery and       Life science  Product sales
  Analyzer)              development
                         Detection of food and     Biodefense   Pre-launch
                         beverage contaminants
                         and bacteria, viruses
                         and toxins
Test Panel for           Detection of food and     Industrial   Product sales
  BioVeris(TM)           beverage contaminants
  Detection System
Cell Culture Reagents    Biological research      Life science  Product sales

LICENSEE PRODUCTS         CUSTOMER APPLICATION       MARKET         STATUS          LICENSEE
-----------------         --------------------       ------         ------          --------
Elecsys 2010/1010/       Screen, monitor and        Clinical    Product sales         Roche
  MODULAR E170           diagnose medical
                         conditions
NucliSens/NASBA QR       Screen, monitor and        Clinical    Product sales      BioMerieux
                         diagnose medical
                         conditions
                         Screen, monitor and      Life science  Product sales      BioMerieux
                         diagnose medical
                         conditions
Picolumi                 Screen, monitor and        Clinical    Product sales    Eisai Co., Ltd.
                         diagnose medical                                            (Japan)
                         conditions
Sector HTS/Sector PR     Drug discovery and       Life science  Product sales          MSD
                         development

BIOVERIS PRODUCTS AND MARKETS

  CLINICAL DIAGNOSTICS

     BioVeris plans to manufacture and sell products utilizing its technologies for the clinical in vitro diagnostics market. In vitro diagnostic testing, which is the process of analyzing blood, urine and other samples to screen for, monitor and diagnose diseases and other medical conditions or to determine the chemical and microbiological constituents of the samples is one type of testing used by the clinical
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diagnostics market. BioVeris believes that ECL technology is best suited for the blood-based immunodiagnostic and nucleic acid testing segments of the clinical diagnostics market. The immunodiagnostic market segment was estimated to have had approximately $6 billion in annual sales in 2002. The nucleic acid testing market segment was estimated to have had approximately $1.5 billion in annual sales in 2001. Clinical diagnostic testing is performed in many locations, including testing by clinical reference laboratories, central hospital laboratories, and blood banks, as well as testing at clinical point-of-care sites.

     Point-of-Care Systems. Many diagnostic tests performed today involve a follow-up treatment decision by the physician, but the test and treatment process are usually decoupled. In most situations, samples of blood are drawn from a patient in the physician's office, emergency room or hospital room and sent to a laboratory at another location where the tests are performed. Test results are returned to the physician several hours or even several days later. BioVeris believes that there is demand among physicians, patients and third party payers for clinical diagnostic products that reduce turnaround time by bringing laboratory testing closer to the patient and providing the physician with fast, quality and cost-effective results thereby permitting the physician to deliver prompt feedback to the patient.

     Most immunodiagnostic systems for clinical point-of-care sites have had limited market penetration because of the lengthy turnaround time for test results, the need for skilled labor to perform the tests and the high cost of the tests. BioVeris believes that the emergence of simple, more accurate and cost-effective diagnostic products is shifting the site of in vitro diagnostic testing from clinical reference laboratories and central hospital laboratories to alternative sites.

     BioVeris is developing a new instrument system, the M1-M clinical analyzer, to be a part of its M-SERIES family of instruments. BioVeris plans to integrate ECL, PCR, and other technologies into a small, expandable and modular system for the performance of immunodiagnostic and nucleic acid tests. The M1-M clinical analyzer is being designed for ease of use and the ability to provide fast results and is expected to be marketed to clinical point-of-care sites bringing laboratory testing closer to the patient thereby providing the associated benefits described above. BioVeris believes that the M1-M clinical analyzer may also be used in clinical reference laboratories, central hospital laboratories, and blood banks, which presently constitute the majority of the clinical diagnostics market.

     Using, among other things, improvements from Roche, BioVeris plans to initially focus on the development and commercialization of cardiac assays that test for heart attack and congestive heart failure. The currently available cardiac tests for use at the clinical point-of-care sites are not as sensitive, accurate, or consistent as similar tests run in a central laboratory. BioVeris believes the M1-M can provide rapid turn-around time with the same levels of sensitivity, accuracy and consistency as a large instrument in a clinical reference laboratory or a hospital central laboratory. In addition, BioVeris intends to develop other immunoassays.

     BioVeris believes that its novel centrifugation method may be incorporated into the M1-M Clinical Analyzer to separate serum or plasma from whole blood, providing additional advantages to the use of the M1-M in clinical point-of-care sites.

     BioVeris is exploring collaborative business arrangements to accelerate the commercialization of ECL technology-based products for clinical point-of-care applications.

     Clinical/Reference and Central Hospital Laboratory Systems. One of the significant applications of ECL technology is in large, highly automated clinical immunodiagnostic systems used in clinical reference laboratories, central hospital laboratories and blood banks. These laboratories currently constitute the vast majority of the clinical diagnostic market. To serve these laboratories, systems must be able to perform a wide variety of immunodiagnostic tests on a large number of samples consistently, cost effectively and quickly. Although BioVeris does not currently manufacture or sell products for the clinical diagnostics market, it intends to pursue opportunities for the clinical reference and central hospital laboratory market segment through collaborative arrangements.

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  NON-CLINICAL DIAGNOSTICS

     Biodefense. BioVeris is commercializing products in the emerging market segment for biodefense, which involves the detection of bacteria, viruses and toxins that may pose a military or public health threat, as well as for the detection of foodborne and waterborne disease causing pathogens. BioVeris's currently available instruments include the BIOVERIS(TM) Detection System and M-SERIES M1-R Instrument. BioVeris believes there will be an increasing opportunity to use its products as a biodefense tool in governmental and military organizations around the world, as well as in public health, due to the early adoption of BioVeris products by key decision makers. BioVeris believes there currently are no dominant competitors.

     U.S. Army scientists at Fort Detrick, Maryland have developed ECL technology-based biological tests designed to measure specific agents and toxins in environmental samples. BioVeris intends, upon completion of the merger and related transactions, to assume a contract with the DOD for the production of these tests. This contract provides for product sales, at the election of the DOD, of up to a total of $23 million over four years, with approximately $7 million of product sales for the 12 months ending June 2004. For each contract year after June 2004, the DOD, at its option, may elect to purchase additional assays from BioVeris, but it has no obligation to do so. The tests are used by various laboratories and field sites of the DOD, as well as other U.S. government agencies. For risks related to BioVeris's contracts with the government see "Risk Factors -- Risks Related to Regulation and Government Contracts."

     BioVeris expects to continue to work with the DOD and other U.S. government agencies to expand the use of ECL technology-based products in a variety of homeland security and biodefense initiatives, including the development of reagents for the detection of biological agents, such as anthrax, staphylococcus enterotoxin B and botulinum, or toxins in environmental samples.

     The Automated Biological Agent Testing System program at the Edgewood Chemical and Biological Center, Aberdeen Proving Ground, in conjunction with BioVeris and Beckman Coulter, has integrated an M-SERIES instrument system with Beckman Coulter's SAGIAN(TM) and Biomek(R) FX lab automation systems to automate sample preparation and plate handling for ECL technology-based immunoassays. This program is designed for high throughput detection of biological agents and incorporates reagents that are being manufactured by BioVeris. BioVeris is also engaged in early-stage initiatives for product development for this market including:

     - The Cooperative Research and Development Agreement with the U.S. Army Medical Research Institute of Infectious Diseases for the development of tests for the detection of biological toxins;

     - The development of a botulinum toxin test for the Centers for Disease Control and Prevention, or the CDC;

     - A contract with the DOD to develop assays for the detection of select agents in food; and

     - Integration of ECL technology into the Air Force biological testing program.

     BioVeris is developing additional ECL technology-based products for the biodefense market. This includes the M-SERIES M1-HS (Homeland Security) Analyzer which is an enhanced model of the M-SERIES M1-R instrument designed to meet the specific needs of biodefense customers. The M1-HS analyzer is expected to be "ruggedized" to meet military specifications for an instrument to be deployed to the field with self-contained reagents and a portable carrying case.

     BioVeris also plans to develop an additional M-SERIES instrument that can be both miniaturized and "ruggedized" for use primarily by soldiers; "first responders," such as fire, police and emergency medical workers; medical workers; hospitals; food processors; field inspectors from the Environmental Protection Agency, or the EPA, the Department of Agriculture, or the Food and Drug Administration, or the FDA; and border patrol inspectors.

     BioVeris's presence in the biodefense market also provides the opportunity to sell products to other diagnostics markets. In addition to manufacturing specific tests for the detection of biological agents or

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toxins for the DOD, BioVeris has developed its own line of tests that can be sold to the pharmaceutical, biotechnology and food industries. These products include tests for the detection of Botulinum toxins A, B, E and F, Staphylococcal enterotoxins A and B, Ricin and anthrax. BioVeris intends to expand this product line to meet the demands of the market. BioVeris believes that tests developed for the biodefense field may also have utility in the clinical diagnostic markets by providing tests for patients exposed to biological agents or toxins.

     Industrial. BioVeris manufactures and sells a panel of tests for the detection of foodborne and waterborne disease-causing pathogens, such as E. coli O157, Salmonella, Campylobacter and Listeria. These tests are used as a quality control method for testing food and beverage products, such as meat used in hamburger, for bacteria that have caused numerous outbreaks of gastrointestinal and kidney-related disease worldwide.

     Life Science. BioVeris provides products and services for the discovery and development of new drugs to the life science market. Its commercialization efforts center on two M-SERIES instruments -- the M384 and the M1-R instruments -- each of which build on the ECL technology-based applications provided by the M-SERIES systems and the BIOVERIS Detection System.

     BioVeris's products can be used by pharmaceutical and biotechnology companies, universities and other research organizations in most phases of drug discovery, including:

     - validating targets identified through genomics;

     - screening of large numbers of compounds generated through combinatorial chemistry;

     - re-testing and optimization of lead compounds; and

     - clinical trial testing of drug candidates.

     After identifying disease targets and synthesizing chemical compounds, researchers attempt to find compounds that are drug candidates. This drug discovery process involves developing an assay to determine whether a particular compound has the desired effect on a target and then screening compounds using that assay.

     BioVeris believes that the need of pharmaceutical and biotechnology companies to rapidly identify therapeutic targets, screen thousands of compounds per day against those targets and then optimize the leads has created new opportunities for ECL technology-based systems in the pharmaceutical and biotechnology industry. BioVeris's M-SERIES instruments are compatible with multi-well microplates that are commonly used in drug discovery and development laboratories and can be fully integrated with many existing automation and robotic systems. These instruments were designed to enable researchers to test new biological targets against potential drug compounds with higher levels of accuracy and sensitivity. BioVeris believes they may also perform highly sensitive tests more quickly at a lower cost and this may permit a drug candidate to move more rapidly into the later stages of drug development, clinical trials and ultimately into the market.

     BioVeris believes that the sensitivity and accuracy of these M-SERIES systems create advantages over many competitive detection technologies. They permit the user to:

     - more quickly adapt the ECL technology to develop and then perform the specific, desired assays, compared to the longer periods required by other existing competing technologies;

     - reduce the use of rare components, such as proprietary compounds, antibodies or clinical trial samples, that must be used to run assays; and

     - have more confidence in the results the tests produce.

BioVeris's expertise in developing assays allows it to assist customers in determining whether a proposed assay is feasible and to assist with the development and performance of assays that comply fully with the FDA's Good Manufacturing Practices.

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     BioVeris's M-SERIES life science customers include many of the major pharmaceutical and biotechnology companies in the United States and Europe. In addition to the M-SERIES instruments BioVeris sells or leases, it typically receives commitments from customers for purchases of proprietary reagents. BioVeris markets the M-SERIES product family directly through its own sales, marketing and applications teams.

     Instrument systems originally designed for the life science market segment are now being used in biodefense and may be used in the clinical diagnostic area as well. BioVeris believes that its presence in the life science market segment provides it with the opportunity to identify novel tests that may have utility in the clinical diagnostic market. While continuing to support its existing bio-pharmaceutical and academic customers, BioVeris may selectively pursue other commercial opportunities in the life science market segment in support of its overall corporate strategy.

COLLABORATIONS AND LICENSE ARRANGEMENTS

     BioVeris expects to explore and negotiate collaborative business arrangements to accelerate the commercialization of ECL technology-based products, in particular into the clinical diagnostics market. In addition, BioVeris has license arrangements with Roche Diagnostics, BioMerieux Inc., which is referred to in this proxy statement/prospectus as BioMerieux, Eisai Co., Ltd., which is referred to in this proxy statement/prospectus as Eisai, and MSD.

  ROCHE DIAGNOSTICS

     As a result of Roche's ownership of IGEN, upon completion of the merger, Roche, the world's leading provider of clinical diagnostics products, will have a worldwide, royalty-free, non-exclusive license to commercialize certain clinical immunoassay instruments and assays using defined ECL technology owned by BioVeris in the human in vitro diagnostics field, including the continued sale and further development of its Elecsys products. For a further description of this license, see "Commercial Agreements -- License Agreement."

     BioVeris will not receive royalties or other payments as a result of product sales by Roche in accordance with the license agreement.

     Under the improvements license agreement effective simultaneously with the completion of the merger, BioVeris will have a worldwide, non-exclusive, fully-paid, royalty-free, perpetual license under certain patents covering and technologies based on:

     - Roche Diagnostics' ECL instruments and all aspects of ECL assays developed prior to the completion of the merger;

     - certain polymerase chain reaction, or PCR, technology; or

     - all aspects of ECL technology and robotics used or developed by Roche Diagnostics or its affiliates prior to the completion of the merger to be used in performing ECL testing (other than certain antibodies, antigens and certain reagents).

     In addition, BioVeris is licensed to use certain intellectual property rights of Hitachi High Technology Corporation and its affiliates only outside the field defined in the improvements license agreement to develop, make, reproduce, modify, use, sell and otherwise commercially exploit any product or service based on ECL technology.

     For a further description of this license, see "Commercial
Agreements -- Improvements License Agreement."

  BIOMERIEUX

     BioMerieux has a license from BioVeris for the development and worldwide commercialization of ECL technology-based nucleic acid test systems on a co-exclusive basis for certain segments of the clinical

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diagnostics market and on a non-exclusive basis for certain segments of the life science market. BioMerieux specializes in products for central hospital laboratories and blood banks and has incorporated its proprietary nucleic acid sequence-based amplification technology and ECL technology into its NucliSens line of diagnostic virology products, which are marketed with test kits for the detection of HIV-1 RNA and CMV (cytomegalovirus). The agreement with BioMerieux extends until the expiration of the patents BioVeris licenses to them, and BioVeris will receive royalties on product sales by BioMerieux.

  EISAI

     Eisai, a leading Japanese pharmaceutical company, has a license to manufacture and market a class of ECL technology-based diagnostic systems for the clinical diagnostics market in Japan on a non-exclusive basis.

     Eisai introduced its first ECL-based product under the trade name Picolumi in 1997. BioVeris will receive royalties on the relevant product sales by Eisai.

  MSD

     As part of the restructuring, BioVeris will assume IGEN's interest in MSD, a joint venture formed in 1995 by IGEN and MST, which is a company established and wholly-owned by Mr. Jacob Wohlstadter, a son of BioVeris's and IGEN's chairman and chief executive officer. MSD develops and commercializes products utilizing a proprietary combination of MST multi-array technology and BioVeris's technology. MSD currently manufactures and markets two instrument systems, the Sector HTS and the Sector PR, both of which combine MST's multi-array technology and IGEN's ECL technology. The Sector HTS is an ultra high throughput drug discovery system engineered for applications such as high throughput screening and large-scale proteomics. The Sector PR is a smaller system designed for benchtop applications such as assay development, research in therapeutic areas, cellular biology and medium throughput screening. MSD also manufactures and markets a line of proprietary reagents, assays and plates that are used on these systems. MSD commenced product sales in October 2002 and, during the year ended March 31, 2003, had product sales of $3.2 million and a net loss of $18.2 million.

     The MSD joint venture agreement will expire upon completion of the merger and MSD and MST have the right to purchase IGEN's or BioVeris's, as the case may be, interest in MSD for a purchase price equal to fair market value (determined in accordance with the procedures set forth in the MSD agreements, which includes third-party appraisal if the parties are unable to agree on fair market value) minus a discount factor. Nevertheless, following the expiration of the MSD joint venture agreement, many of the licenses and other arrangements with MSD and MST assigned to BioVeris will continue indefinitely. For a more complete description of the MSD agreements and IGEN's relationship with MSD, see "Certain Relationships and Related Party Transactions."

PATENTS AND OTHER PROPRIETARY RIGHTS

     BioVeris pursues a policy of seeking patent protection to preserve its proprietary technology and its right to capitalize on the results of its research and development activities and, to the extent it may be necessary or advisable, to exclude others from appropriating its proprietary technology. BioVeris will also rely on trade secrets, know how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position.

     BioVeris intends to prosecute and defend its intellectual property, including its patents, trade secrets and know-how. BioVeris plans to regularly search for third party patents in its fields of endeavor, both to shape its patent strategy as effectively as possible and to identify possible collaborations and licensing opportunities.

     After the restructuring, BioVeris expects to own approximately 69 issued U.S. patents, and approximately 24 pending U.S. patent applications in the diagnostic field. Additionally, BioVeris expects to

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own approximately 145 granted foreign patents and approximately 70 pending foreign patent applications in the diagnostic field. These patents and patents applications are important to BioVeris's business and cover various aspects of ECL technology and products, as well as the methods for their production and use. The pending patent applications in the diagnostics field may not be granted and others may challenge BioVeris's patents. BioVeris's ECL patents will begin to expire in 2005; however, patent coverage for ECL technology will continue through 2018. BioVeris plans to continue to protect its technology with new patent filings, which could further extend its patent coverage.

     Additionally, at the same time, BioVeris expects to own patents and patent applications outside of the diagnostic field. More specifically, BioVeris will own approximately 35 issued U.S. patents, approximately 10 pending U.S. patent applications, approximately 100 non-U.S. patents and approximately 30 patent applications in the fields of catalytic antibodies and other novel biocatalysts, molecular displays and hybridoma screening, and jointly own one pending U.S. patent application in the field of therapeutic compounds. The pending patent applications outside the diagnostic field may not be granted and others may challenge BioVeris's patents outside the diagnostic field.

     BioVeris's business could be harmed if it loses the patent protection currently enjoyed by IGEN or if pending patents are not issued to BioVeris.

GOVERNMENT REGULATION

     The research and development, manufacturing, marketing, sale and distribution of both existing and future products based on ECL technology are subject to comprehensive government regulation. Government regulation by various Federal, state, and local agencies, which includes detailed inspection of, and controls over, research and laboratory procedures, safety, clinical investigations, manufacturing, marketing, sampling, labeling, distribution, record keeping, storage, and disposal practices, substantially increases the time, difficulty and costs incurred in obtaining and maintaining the clearance or approval to market newly developed and existing products. In particular, government regulatory actions can result in, among other things, delays in the release of BioVeris's and its licensees' products, seizure or recall of BioVeris's or its licensees' products, suspension or revocation of the authority necessary for their production and sale, and other civil or criminal sanctions.

     International sales of products by BioVeris and its licensees will also be subject to a significant degree of government regulation, including, for example, international standards (such as those set by the International Organization for Standards), European Union directives and other country-specific rules and regulations. For example, many countries, directly or indirectly through reimbursement limitations, control the cost of most clinical diagnostics products. Furthermore, many developing countries limit the importation of raw materials and finished products. International regulations may also have an impact on U.S. regulations.

  BIODEFENSE AND INDUSTRIAL TESTING PRODUCTS

     BioVeris's biodefense products will be subject to stringent Federal, state, local and foreign laws, regulations and policies governing their manufacture, storage, sale, distribution and export. In addition, the U.S. government has adopted, and is expected to continue to adopt, laws, regulations and rules governing the research, development, procurement and handling of pathogens that may be used in a bioterrorist attack or other agents that may cause a public health emergency and to permit government inspection and oversight of facilities engaged in the research, development, manufacture or sale of select agents. Under several statutes recently enacted, the Department of Homeland Security, FDA, Department of Commerce and various other regulatory authorities have been charged with establishing and implementing programs designed to enhance the security of food and water supplies, as well as the environment, from terrorist attacks. These legislative initiatives include recordkeeping, registration, notification, import, export, manufacturing and various other compliance measures. This is a rapidly evolving regulatory landscape and many of the possible rules and regulations have not yet been proposed or adopted. BioVeris may be

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required to incur significant costs to comply with such laws and regulations in the future, and such laws or regulations may have a material adverse effect upon its ability to do business.

  RESEARCH PRODUCTS

     BioVeris's products that will be sold for research use only, including the M-SERIES instruments used in the life sciences market, must be properly labeled as such, as required by the FDA, but do not generally require FDA approval prior to marketing. The FDA has begun to impose new distribution requirements and procedures on companies selling research use only products, such as the requirement that the seller receive specified certifications from its customers as to the customers' intended use of the product. BioVeris expects that the FDA will develop additional restrictions of this nature some of which may adversely affect BioVeris.

  CLINICAL TESTING

     The FDA, and other federal, state, local, and foreign authorities, regulate, among other things, the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices, including products intended for clinical diagnostic purposes. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a section 510(k) pre-market notification or approval through a pre-market approval application. The testing, preparation of necessary applications and processing of those applications by the FDA is expensive and time consuming.

     BioVeris's and its licensees' clinical diagnostics products will be regulated as medical devices. Significant difficulties or costs may be encountered to obtain FDA clearances or approvals and that could delay or preclude BioVeris or its licensees from marketing products for clinical diagnostics purposes. Furthermore the FDA may request additional data following the original submission. Delays imposed by the governmental approval process may materially reduce the period during which BioVeris or its licensees will have the exclusive right to exploit BioVeris's products or technologies.

     The FDA will clear a device under section 510(k) if the submitted information establishes that the proposed device is "substantially equivalent" to a legally marketed class I or II medical device, or to a class III medical device for which the FDA has not yet called for a pre-market approval application. Commercial distribution can begin only after the FDA issues an order that the device is substantially equivalent to a device that is legally marketed and not subject to a pre-market approval requirement. The FDA may determine that a proposed device is not substantially equivalent to a legally marketed device, in which case a pre-market approval will be required to market the device, unless additional information can be submitted to support a substantial equivalence determination, or the FDA, pursuant to a timely request, makes a risk based determination that a device that is not substantially equivalent device can be classified into class I or II. An FDA request for additional data could require that clinical studies of the device's safety and effectiveness be performed. Clearance, if obtained, may be conditioned on labeling restrictions or conducting a lengthy postmarket surveillance study.

     A pre-market approval application must be filed and approved before a device can be marketed if a proposed device is not substantially equivalent to a legally marketed device, as discussed above, or if it is a class III device that was in commercial distribution prior to May 28, 1976, for which the FDA has called for pre-market approval. A pre-market approval application must be supported by valid scientific evidence, which typically includes extensive data, including pre-clinical and clinical trial data, to demonstrate the safety and effectiveness of the device. Obtaining approval can take several years and approval may be conditioned on, among other things, substantial restrictions on indications for use and the conduct of postmarket surveillance studies. Generally, the pre-market approval process requires much more extensive pre-filing testing than does the section 510(k) pre-market notification procedure and involves a significantly longer FDA review after the date of filing. In responding to a pre-market approval application, the FDA may grant marketing approval, may request additional information, may set restrictive limits on claims for use or may deny the application altogether.

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     After the pre-market clearance or approval for the medical device has been received, it may still be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the device reaches the market. The FDA may require post market surveillance programs to monitor the effect of medical devices that have been commercialized, and has the power to prevent or limit further marketing of medical devices based on the results of these post-marketing programs. In addition, the FDA's Medical Device Reporting regulation requires reports to the FDA whenever information reasonably suggests that a marketed device may have caused or contributed to death or serious injury, or when a device malfunctions and if the malfunction were to recur, the device would be likely to cause or contribute to a death or a serious injury.

     In addition to obtaining FDA approval for each medical device, under the pre-market approval application procedures, BioVeris or its licensees must seek FDA approval of their manufacturing facilities and procedures. The FDA will also inspect clinical diagnostics companies on a routine basis for regulatory compliance with its Good Manufacturing Practices regardless of whether the product was cleared under section 510(k) or approval under pre-market approval.

     BioVeris's and its licensees' clinical diagnostics products will be affected by the Clinical Laboratory Improvement Amendments of 1988, which is intended to insure the quality and reliability of medical testing and may have the effect of discouraging, or increasing the cost of, clinical diagnostic testing. The regulations establish numerous requirements applicable to clinical diagnostics. Under these regulations, the specific requirements that a laboratory must meet depend upon the complexity of the tests performed by the laboratory. Under the clinical laboratory improvement regulations, all laboratories performing moderately complex or highly complex tests will be required to comply with stringent standards and requirements.

     Because the regulations' interpretation is uncertain, it is possible that certain of BioVeris's or its licensees' products may be categorized as highly complex tests, in which case penetration of the point-of-care market would be reduced because not all laboratories would meet the standards required to conduct such tests.

     In addition, future changes in regulations or interpretations made by the U.S. Department of Health and Human Services, FDA, Healthcare Financing Administration or other regulatory bodies may adversely affect BioVeris and its licensees.

     In addition to the foregoing, BioVeris will be, and its licensees are, subject to numerous Federal, state and local laws and regulations relating to such matters as safe working conditions, laboratory and manufacturing practices, fire hazard control, and environmental protection, including disposal of hazardous or potentially hazardous substances. BioVeris does not expect compliance with these laws and regulations to have a material effect on its financial results, capital requirements or competitive position, and BioVeris has no plans for material capital expenditures relating to such matters. However, BioVeris and its licensees may be required to incur significant costs to comply with such laws and regulations in the future, and such laws or regulations may have a material adverse effect upon BioVeris's and its licensees' ability to do business.

     Sales of BioVeris's and its licensees' products outside the U.S. are also subject to extensive regulatory requirements, which vary widely from country to country. The time required to obtain the necessary approvals may be longer or shorter than that required for FDA clearance or approval.

  GOVERNMENT CONTRACTS AND REGULATION

     The contracts with U.S. and foreign government agencies and departments that BioVeris expects to assume as part of the restructuring will require that BioVeris comply with numerous regulations, rules and policies, including those governing procedures for soliciting, awarding and funding government contracts. In addition, BioVeris will be required to comply with numerous ongoing obligations following the award of a government contract, including those relating to record keeping, workplace compliance, third party contracting, and disclosure of information. Failure to comply with these requirements may lead to a denial

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of a contract award, a challenge to a previously awarded contract, attempts by the U.S. government to terminate a contract, and restrictions on a company's ability to participate in future bids to secure government contracts.

     In addition, BioVeris is required to obtain certain security clearance certifications and comply with security clearance standards and requirements, including those affecting personnel and facilities. Sales of certain of BioVeris's products to international government agencies may be subject to local government regulations and procurement policies and practices, as well as to regulations relating to import-export control, including prior notification of, and pre-clearance for, export of certain goods having military applications.

  ENVIRONMENTAL REGULATION

     BioVeris's operations will be subject to stringent foreign, Federal, state and local laws, rules and regulations relating to the protection of the environment, including those governing the use, handling and disposal of hazardous, radioactive and infectious materials and wastes, the discharge of pollutants into the air and water and the cleanup of contaminated sites. Some of BioVeris's operations will require permits, and these permits will be subject to modification, renewal and revocation by issuing authorities. Although BioVeris believes that it will be in compliance with these laws and regulations in all material respects, BioVeris may be required to incur significant costs to maintain or achieve compliance if additional or stricter environmental and health and safety requirements are imposed in the future or in the event of any noncompliance at BioVeris's facilities.

  REIMBURSEMENT

     Third-party payers, such as governmental programs and private insurance plans, can indirectly affect the pricing or the relative attractiveness of BioVeris products by regulating the maximum amount of reimbursement they will provide for diagnostic testing services. In recent years, healthcare costs have risen substantially, and third party payers have come under increasing pressure to reduce such costs.

     In this regard, the Federal government, in an effort to reduce healthcare costs, may take actions that may involve reductions in reimbursement rates. If the reimbursement amounts for diagnostic testing services are decreased in the future, it may decrease the amount which physicians, clinical laboratories and hospitals are able to charge patients for such services and consequently the price BioVeris and its collaborators will be able to charge for their products.

COMPETITION

     BioVeris competes in the non-clinical diagnostics markets, including biodefense, industrial and life science markets with its diagnostic instruments, reagents and assays and expects to compete in the clinical diagnostics market. BioVeris believes that the principal competitive factors in these markets are:

     - the time required to run tests with the product;

     - the level of sensitivity, accuracy and consistency of the product;

     - the relative ease of use of the product;

     - the quality of support and services for the product;

     - flexibility and expandability of the product;

     - product time-to-market;

     - product safety;

     - market acceptance of product; and

     - product price.

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     Although BioVeris believes that it competes favorably with respect to the above factors, competition in the diagnostics market is intense and BioVeris does not hold a leading competitive position in any of the markets in which it competes.

     BioVeris expects to compete with a number of domestic and international companies, including Roche, Johnson & Johnson, Abbott Laboratories, Bayer, Biosite Incorporated and Dade Behring, Inc. Many of BioVeris's competitors now have and in the future may continue to have access to greater resources than BioVeris does and, therefore, may be better equipped to develop, manufacture, market and sell its products. These companies may develop and introduce products and processes competitive with or superior to BioVeris's. In addition, BioVeris will directly compete against its current and future licensees, including BioMerieux, Roche and MSD.

PROPERTIES

     BioVeris's principal administrative, marketing, manufacturing and research and development facilities consist of approximately 132,000 square feet located in four buildings in Gaithersburg, Maryland. BioVeris has an additional 21,000 square feet of leased research and development, sales and office facilities in McLean, Virginia; San Diego, California; New York, New York; the District of Columbia; and Oxfordshire, England. BioVeris's leases expire at various times from 2005 through 2010. BioVeris believes that current facilities should be adequate for immediate business requirements but additional facilities may be required if BioVeris successfully expands its business operations. BioVeris is evaluating new facilities for development, manufacturing and other corporate uses and is in negotiations to secure new space, which, if concluded, would result in additional facilities costs.

MANUFACTURING

     BioVeris's current commercial manufacturing operations consist of the manufacture of the M-SERIES family of products and related reagents, biodefense and industrial testing products, and cell culture research biologicals. BioVeris operates a qualified Good Manufacturing Practices and ISO 9001 facility. BioVeris uses a variety of suppliers and believes that it does not depend on any supplier that cannot be replaced in the ordinary course of business. Any changes in source of supply may require additional engineering or technical development, with costs and delays that could be significant, to ensure consistent and acceptable performance of the products.

     BioVeris does not manufacture any clinical diagnostics products. BioVeris is presently evaluating plans for future manufacturing of its clinical diagnostics products. These plans may include direct and third party manufacturing.

     See "Risk Factors -- Risks Relating to BioVeris and Its
Business -- BioVeris has limited manufacturing experience, which puts it at a competitive disadvantage and could have a material adverse effect on BioVeris's business, financial condition and revenue," "Risk Factors -- Risks Relating to BioVeris and Its Business -- BioVeris has limited manufacturing facilities for its products and BioVeris may not find additional facilities suitable for future growth, which could materially adversely affect its business and prospects" and "Risk Factors -- Risks Relating to BioVeris and Its Business -- BioVeris depends on a limited number of suppliers for materials used in the manufacturing of its products, and any interruption in the supply of those materials could hamper its ability to manufacture products and meet customer orders."

SALES AND MARKETING

     BioVeris also maintains a direct sales and marketing group in the United States and Europe that consists of approximately 30 people. BioVeris's direct sales group focuses on sales of the M-SERIES family of products and the BIOVERIS(TM) Detection System, together with related reagents and services, to various government agencies in the biodefense market, food and beverage producers and contract testing laboratories in the industrial market and other potential customers in the life sciences market.

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

     In addition to BioVeris's direct and indirect sales and marketing efforts, BioVeris's licensees and collaborators also conduct sales and marketing of BioVeris's products. See "Description of the BioVeris Business -- Collaborations and License Arrangements."

     BioVeris is evaluating plans for the marketing and sale of its products currently in development. BioVeris may seek to market and sell a portion of its products indirectly through distributors who sell products that complement BioVeris's products.

HUMAN RESOURCES

     As of August 31, 2003, BioVeris employed 313 individuals, of whom 226 were engaged in research, product development, manufacturing and operations support, and 87 in marketing, sales and applications support and general administration. Of BioVeris's employees, 41 have Ph.D. degrees. A significant number of BioVeris's management and professional employees have had prior experience with pharmaceutical, biotechnology, diagnostic or medical products, computer software or electronics companies. None of BioVeris's employees is covered by a collective bargaining agreement, and management considers relations with its employees to be satisfactory.

     Certain of BioVeris's employees provide services to certain related companies, including MSD.

     The ability to maintain BioVeris's competitive position will depend, in part, upon its continued ability to attract and retain qualified scientific, technical and managerial personnel. Competition for such personnel is intense.

LEGAL PROCEEDINGS

     BioVeris is involved, from time to time, in various routine legal proceedings arising out of the normal and ordinary operation of its business, which it does not anticipate will have a material adverse impact on its business, financial condition, results of operations or cash flows. However, BioVeris may in the future be involved in litigation relating to its business, products or intellectual property, which could adversely affect BioVeris's prospects or drain its financial resources.

     See "Risk Factors -- Risks Relating to BioVeris and Its Business -- The success of BioVeris's business depends on patents that will expire over time and that must be actively pursued, obtained, maintained and protected," "Risk Factors -- Risks Relating to BioVeris and Its Business -- BioVeris's business could be harmed if it infringes, or is alleged to have infringed, the intellectual property (including patent rights) and others" and "Risk
Factors -- Risks Relating to the Industry -- BioVeris is exposed to product liability risks that, if not adequately covered by insurance, may have a material adverse effect on its financial condition."

SEASONAL ASPECTS, BACKLOG AND RENEGOTIATION

     There are no significant seasonal aspects to BioVeris's business. Orders for BioVeris's products will be filled on a current basis, and order backlog is not expected to be material to BioVeris's business. A material portion of BioVeris's business is expected to be subject to contracts that may be terminated at the election of the government. In the event BioVeris's biodefense business expands, the portion of BioVeris's business subject to contracts that may be terminated at the election of the government is likely to expand. For a further description of risks related to BioVeris's contracts with the government, see "Risk Factors -- Risks Related to Regulation and Government Contracts."

OPERATING SEGMENT

     BioVeris currently operates in one business segment. BioVeris is currently engaged in the development, manufacturing and marketing of diagnostic products for the detection and measurement of biological and chemical substances.

GEOGRAPHIC SEGMENTS

     BioVeris does not believe it has material risks relating to its foreign business.

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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain available information regarding BioVeris's directors and executive officers.

NAME                              AGE                         POSITIONS
----                              ---                         ---------
Richard J. Massey, Ph.D.(1).....  57    Director, President and Chief Operating Officer
George Migausky.................  49    Vice President and Chief Financial Officer; Secretary
Anthony Rees(2)(4)..............  56    Director
Robert Salsmans(2)(3)(4)........  58    Director
Joop Sistermans(2)(3)(4)........  60    Director
Samuel J. Wohlstadter(1)........  62    Director, Chairman and Chief Executive Officer

---------------

(1) Member of Non-Officer Stock Option Committee.

(2) Member of Audit Committee.

(3) Member of Executive Compensation Committee.

(4) Member of the Joint Venture Oversight Committee or JVOC.

     Richard J. Massey, Ph.D. is BioVeris's President and Chief Operating Officer and was one of the founders of IGEN. Since February 1992, he has also been IGEN's President and Chief Operating Officer. He served as Senior Vice President of IGEN from 1985 to 1992. From 1981 until he joined IGEN in 1983, Dr. Massey was a faculty member in the Microbiology and Immunology Department at Rush Medical Center in Chicago. Prior to that, he was Senior Research Scientist at the Frederick Cancer Research Center/National Cancer Institute.

     George V. Migausky is BioVeris's Chief Financial Officer. Since 1985, he has also been IGEN's Chief Financial Officer. Between 1985 and 1992, in addition to serving as IGEN's Chief Financial Officer on a part-time basis, Mr. Migausky also served as financial advisor to several other privately held companies. Prior to joining IGEN in 1985, he spent nine years in financial management and public accounting positions, most recently as a Manager with the High Technology Group of Deloitte & Touche.

     Anthony Rees, D. Phil is a director of BioVeris and has served as a director of IGEN since 2000. He was also a director of Science at Syntem, a private biopharmaceutical company that is focused on the discovery and development of Central Nervous System medicines, a position he held from January 2000 until August 2003. He continues as a member of the Syntem Scientific Advisory Board. From 1997 to the end of 1999, he served as a non-executive director of Syntem. Professor Rees has held faculty positions at the University of Oxford from 1980 to 1990 and the University of Bath (Great Britain) where, from 1990 to 1993, he was Head of the Biochemistry Department and from 1993 to 1997, he was Head of the School of Biology and Biochemistry. He is currently Professorial Research Fellow. Professor Rees has been Executive Editor of the journal Protein Engineering since 1997. In 1989, he co-founded and in 1994, he took public Oxford Molecular PLC, a British software company. While on sabbatical from Oxford University from 1989 to 1990, Professor Rees was employed by IGEN as Vice President of Research. Professor Rees received his doctoral degree from Oxford University.

     Robert R. Salsmans is a director of BioVeris and served as a director of IGEN since 1995. From November 2001 to August 2003, he also was President and Chief Executive Officer of Diosynth RTP, Inc., the United States subsidiary of Diosynth, which is a business unit that is part of the Pharma group of Akzo Nobel N.V., a holding company with high technology operating units in the biotechnology, medical, and pharmaceutical industries, a position he has held since November 2001. From September 1994 to August 2001, Mr. Salsmans was President and Chief Executive Officer of Organon Teknika B.V. in the Netherlands. From October 1993 through August 1994, Mr. Salsmans served as Managing Director of

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

Organon Teknika B.V., a business unit of Akzo Nobel, and from 1990 through September 1993, he served as Managing Director of Organon International B.V.

     Joop Sistermans is a director of BioVeris and has served as a director of IGEN since 1999. He is also Chairman, Advisory Council for Science and Technology Policy to the Dutch Government and Parliament, a position he has held since January 1, 2003. In addition, Mr. Sistermans has been Chairman, Supervisory Board of Thuiszorg Kempenstreek (Netherlands), a public organization for homecare, a position he has held since 2000. He also serves on the Advisory Committee Economy, Ecology and Technology for the Dutch Ministry of Economic Affairs, a position he has held since 1999. Mr. Sistermans is a Supervisory Board member for the University of Twente, the Netherlands, a position he has held since 1997 and of the Maastricht School of Management, the Netherlands, a position he has held since 2001. Mr. Sistermans has served on the Boards of Directors of United Biomedical Inc., Hauppauge, NY since 1999, of the Bio Primate Research Centre, Rijswijk, the Netherlands since 1997, of Keygene N.V. in Wageningen, the Netherlands since 2002 and of Aglaia Biomedical N.V. since 2003. He was Vice Chairman of the Framework Programme Expert Advisory Group of the European Commission for Innovative Products, Processes and Organisations in Brussels, Belgium from 1998 until 2003. From 1999 to 2000, Mr. Sistermans served as Executive Vice President of Origin International B.V., a member company of the Philips Electronics Group of Companies based in the Netherlands. Mr. Sistermans was employed by Akzo Nobel from 1974 to 1999, and was a member of the Executive Council and Executive Vice President responsible for Strategy and Technology from 1994 until 1999. Mr. Sistermans previously served on the IGEN board of directors from 1993 to 1995 while in the position of President and Chief Executive Officer of Akzo Nobel's Organon Teknika business unit.

     Samuel J. Wohlstadter is BioVeris's Chairman of the Board and Chief Executive Officer and was one of the founders of IGEN. Since IGEN's formation in 1982, he has also been IGEN's Chairman of the Board and Chief Executive Officer. Mr. Wohlstadter has been a venture capitalist for more than 25 years and has experience in founding, supporting and managing high technology companies, including Amgen Inc., a biotechnology company, and Applied Biosystems, Inc., a medical and biological research products company. Mr. Wohlstadter is also Chief Executive Officer of Hyperion Catalysis International, an advanced materials company, which he founded in 1981; of Wellstat Therapeutics Corporation (formerly known as Pro-Neuron, Inc.), a drug discovery company, which he founded in 1985; of Proteinix Corporation, a development stage company organized to conduct research in intracellular metabolic processes, which he founded in 1988; and of Wellstat Biologics Corporation (formerly known as Pro-Virus, Inc.), a drug discovery company, which commenced operations in 1994.

     All of IGEN's directors and executive officers will resign from their positions at IGEN upon completion of the merger.

CLASSIFIED BOARD OF DIRECTORS

     The BioVeris board of directors is divided into three classes. Messrs. Richard J. Massey and Robert R. Salsmans will be the class of directors with an initial term expiring at BioVeris's first annual stockholders meeting for election of directors. Messrs. Anthony R. Rees and Joop Sistermans will be the class of directors with an initial term expiring at BioVeris's second annual stockholders meeting for election of directors. Mr. Samuel J. Wohlstadter will be the class of directors with an initial term expiring at BioVeris's third annual stockholders meeting for election of directors. After their initial terms, directors will generally serve for three years.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

     The BioVeris board of directors acts as nominating committee for selecting nominees for election as directors. BioVeris's bylaws permit stockholders eligible to vote for the election of directors at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to its Secretary. BioVeris's bylaws also permit stockholders to propose other business brought before an annual meeting, provided that such proposals are made pursuant to timely notice to the

Secretary. To be timely, notice must generally be delivered to BioVeris's principal executive offices no later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting. See "Comparison of Rights of Common Stockholders of BioVeris and IGEN -- Notice of Stockholder Actions -- BioVeris."

     The BioVeris board of directors will have an audit committee, an executive compensation committee, a non-officer director stock option committee and a JVOC. The BioVeris board of directors does not have a standing nominating committee.

     The audit committee will review BioVeris's auditing, accounting, financial reporting and internal control functions and makes recommendations to the BioVeris board of directors for the selection of the independent auditor. In discharging its duties, the committee will review and approve the scope of the annual audit and the independent auditor's fees; meet independently with BioVeris's internal accounting staff, independent auditor and senior management; and review the general scope of BioVeris's accounting, financial reporting, annual audit and internal audit program, and matters relating to internal control systems as well as the results of the annual audit. The audit committee will have three members: Messrs. Salsmans, Sistermans and Rees, each of whom is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' marketplace rules. The BioVeris board of directors has adopted a written charter for the audit committee.

     The executive compensation committee will be responsible for establishing BioVeris's compensation programs for executive officers and making determinations concerning executive salaries and incentive compensation, awards stock options to executive officers under BioVeris's 2003 stock incentive plan and otherwise determining executive officer compensation levels and performing such other functions regarding compensation as the BioVeris board of directors may delegate. The executive compensation committee will have two members:
Messrs. Salsmans and Sistermans, both of whom are "non-employee directors" and "outside directors" as defined in the rules promulgated by the SEC and Section 162(m) of the Internal Revenue Code. The BioVeris board of directors has established a written charter for the executive compensation committee.

     The non-officer stock option committee will have authority to grant stock options to persons who are not, at the time of the grant of the option, executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended. The non-officer stock option committee has two members: Mr. Samuel Wohlstadter and Dr. Massey.

     The JVOC will have the authority and responsibility for overseeing and monitoring BioVeris's participation in MSD, a joint venture with MST; ensuring BioVeris's compliance with its obligations to MSD; establishing its position on issues arising under current agreements with MSD, MST and Mr. Jacob Wohlstadter; negotiating amendments to existing agreements or any new agreements with MSD, MST or Mr. Jacob Wohlstadter, as the committee deems necessary; and providing instructions and direction to BioVeris's designee to the board of managers of MSD. The JVOC must consist of at least two independent directors appointed by the BioVeris board of directors. The current members of the JVOC are: Messrs. Salsmans, Sistermans and Rees, each of whom satisfies the independence requirements of the listing standards of the NASD and Section 10A of the Securities Exchange Act of 1934, as amended. The BioVeris board of directors has established a written charter for the JVOC.

COMPENSATION OF DIRECTORS

     Set forth below is information regarding the compensation of BioVeris's directors while serving as directors of IGEN in fiscal 2003.

     Each non-employee director of IGEN received an attendance fee of $1,000 for each meeting of the IGEN board of directors that he attended. In fiscal 2003, the aggregate compensation paid to non-employee directors (directors other than Mr. Wohlstadter and Dr. Massey) was $33,000. Effective May 2003 each non-employee director of IGEN:

     - receives an annual retainer of $10,000 and an attendance fee of $1,000 for each meeting of the IGEN board of directors that he attends;

     - that serves on the JVOC or audit committee receives an additional annual retainer of $10,000 plus an attendance fee of $1,000 for each meeting of such committee that he attends.

     IGEN maintains a policy for reimbursing all expenses incurred by members of the IGEN board of directors in connection with attendance at board meetings. IGEN's employee directors were not entitled to compensation in their capacities as directors.

     Under IGEN's 1994 Non-Employee Directors' Stock Option Plan or the 1994 Directors Plan, each non-employee director of IGEN was automatically granted an option to purchase 10,000 shares of IGEN common stock effective on the date of such director's election or appointment to the IGEN board of directors. In addition, non-employee directors were granted additional options from time to time. Set forth below is a table of options granted under this plan to and held by IGEN non-employee directors as of September 15, 2003.

                           NUMBER OF SHARES
                              UNDERLYING        NUMBER OF     EXERCISE OR BASE
NAME                       OPTIONS GRANTED    SHARES VESTED     PRICE ($/SH)     EXPIRATION DATE
----                       ----------------   -------------   ----------------   ---------------
Richard W. Cass..........       10,000            6,000            $15.69          June 2010
                                10,000            4,500             23.30          June 2011
Anthony R. Rees..........        4,500              500             15.69          June 2010
                                10,000            4,500             23.30          June 2011
Robert R. Salsmans.......       10,000           10,000              6.25         August 2005
                                10,000            4,500             23.30          June 2011
Joop Sistermans..........       10,000            7,500             24.69        September 2009
                                10,000            4,500             23.30          June 2011

Upon the completion of the merger, all of the above options will be canceled and the holder of any such option will instead have the right to receive for each share covered by such option:

     - cash from Roche equal to the excess of $47.25 over the exercise price of such option; and

     - one share of BioVeris common stock.

     After the completion of the merger, BioVeris's executive compensation committee will determine the compensation of BioVeris's directors. BioVeris anticipates that the compensation for each director will initially be as set forth below. However, BioVeris cannot assure you that changes will not be made to the compensation practices and policies if BioVeris's executive compensation committee deems them appropriate.

     Following completion of the merger, each non-employee director of BioVeris:

     - will be entitled to receive an annual retainer of $10,000 and an attendance fee of $1,000 for each meeting of the BioVeris board of directors that he attends;

     - that serves on the JVOC or the audit committee will be entitled to receive an additional annual retainer of $10,000 plus an attendance fee of $1,000 for each meeting of such committee he attends; and

     - that serves on the executive compensation committee will be entitled to receive an additional annual retainer of $5,000 plus an attendance fee of $1,000 for each meeting of the executive compensation committee he attends.

     Under the proposed BioVeris 2003 stock incentive plan, on the day following each annual meeting of stockholders of BioVeris, each non-employee director shall receive an automatic grant of options to purchase 4,000 shares of BioVeris common stock. In addition, any person who is appointed or elected as a non-employee director at any other time shall automatically be granted an option to purchase 4,000 shares of BioVeris common stock on the date of such appointment or election. Each grant will have an exercise price equal to fair market value on the date of grant and will vest in full on the first anniversary of the grant date. Notwithstanding anything herein to the contrary, each non-employee director who is serving at the time the merger is completed will receive an option to purchase 4,000 shares of BioVeris common stock as of the date the merger is completed.

EXECUTIVE COMPENSATION

     Set forth below is information regarding the compensation of BioVeris's executive officers, which are collectively referred to as the named executive officers in this proxy statement/prospectus, while serving as executive officers of IGEN. After the merger, the compensation of BioVeris's named executive officers will be determined by BioVeris's compensation committee. BioVeris anticipates that the annual salary for each of BioVeris's named executive officers will initially be comparable to the salaries they received in fiscal 2003 from IGEN. However, BioVeris cannot assure you that changes will not be made to the compensation practices and policies if BioVeris's compensation committee deems them appropriate.

  SUMMARY COMPENSATION TABLE

     The following table sets forth compensation awarded or paid to, or earned by, each of the named executive officers for fiscal 2003, 2002 and 2001. The current annual salary being paid by IGEN to Mr. Samuel Wohlstadter, Dr. Massey and Mr. Migausky is $426,000, $344,000 and $241,000, respectively.

                              ANNUAL COMPENSATION

                                                                      SECURITIES
                                                                      UNDERLYING
                                      FISCAL                         IGEN OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY    BONUS(1)    (# SHARES)    COMPENSATION
---------------------------           ------   --------   --------   ------------   ------------
Samuel J. Wohlstadter...............   2003    $411,332   $250,000     150,000         $3,240(2)
  Chairman and Chief                   2002     392,167    250,000          --          3,077(2)
  Executive Officer(9)                 2001     370,000    170,400     200,000          2,704(2)
Richard J. Massey, Ph.D. ...........   2003     331,833    125,000      50,000          5,452(3)
  President and Chief                  2002     316,208    200,000          --          5,163(4)
  Operating Officer                    2001     298,000    136,200     100,000          4,767(5)
George V. Migausky..................   2003     232,500    117,000      40,000          8,754(6)
  Vice President and Chief             2002     221,667    112,500          --          8,350(7)
  Financial Officer                    2001     209,000     60,000      25,000          7,929(8)

---------------

(1) Bonuses are paid to each employee after the end of each fiscal year.

(2) Consists of life insurance premiums paid.

(3) Consists of 401(k) match amount of $3,875 and annual life insurance premiums paid in the amount of $1,577.

(4) Consists of 401(k) match amount of $3,656 and annual life insurance premiums paid in the amount of $1,507.

(5) Consists of 401(k) match amount of $3,609 and annual life insurance premiums paid in the amount of $1,158.

(6) Consists of 401(k) match amount of $5,523 and annual life insurance premiums paid in the amount of $3,231.

(7) Consists of 401(k) match amount of $5,290 and annual life insurance premiums paid in the amount of $3,060.

(8) Consists of 401(k) match amount of $5,225 and annual life insurance premiums paid in the amount of $2,704.

(9) Excludes annual salary of $21,000 paid to Nadine Wohlstadter, the wife of Mr. Samuel Wohlstadter, who was employed full-time by IGEN as an Executive Coordinator. During the fiscal year ended 2003, IGEN made an additional one time payment to Mrs. Wohlstadter of $101,500 representing unpaid salary for the period from June 1, 1997 through March 31, 2002. Mrs. Wohlstadter is expected to hold the same position at BioVeris following the completion of the restructuring.

  IGEN STOCK OPTION GRANTS AND EXERCISES

     IGEN has granted options to its named executive officers under its 1985 stock option plan and its 1994 stock option plan. Upon completion of the merger, all outstanding options granted under IGEN's stock option plans, including unvested options, will be canceled and the holder of any such option will have the right to receive for each share covered by such option:

     - cash from Roche equal to the excess of $47.25 over the exercise price of such option; and

     - one share of BioVeris common stock.

     IGEN Option Grants in Fiscal 2003. The following table sets forth information relating to options granted by IGEN to each of the named executive officers during fiscal 2003.

                   IGEN OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                             POTENTIAL
                                                                                          REALIZED VALUE
                                                                                            AT ASSUMED
                                                                                          ANNUAL RATES OF
                                              PERCENTAGE OF                                 STOCK PRICE
                                              TOTAL OPTIONS                              APPRECIATION FOR
                           NUMBER OF SHARES    GRANTED TO     EXERCISE OR                 OPTION TERM(2)
                              UNDERLYING      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------
NAME                       OPTIONS GRANTED     FISCAL YEAR      ($/SH)         DATE        5%        10%
----                       ----------------   -------------   -----------   ----------   ------     ------
                                                                                           (IN MILLIONS)
Samuel J. Wohlstadter....      150,000            39.7%         $37.91       6/4/2012     $3.6       $9.1
Richard J. Massey........       50,000            13.2           37.91       6/4/2012      1.2        3.0
George V. Migausky.......       40,000            10.6           37.91       6/4/2012      1.0        2.4

---------------

(1) Each of these options was granted pursuant to IGEN's 1994 stock option plan.

(2) In accordance with the rules of the Securities and Exchange Commission, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent IGEN's estimate or projection of future increase in the price of IGEN common stock.

     Aggregated IGEN Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values. The following table sets forth information related to options exercised by the named executive officers during fiscal 2003, and the number of shares subject to both exercisable and unexercisable options and the value of options held at fiscal year-end.

AGGREGATED IGEN OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                            NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                 OPTIONS AT              OPTIONS AT
                           SHARES ACQUIRED      VALUE          MARCH 31, 2003          MARCH 31, 2003
NAME                         ON EXERCISE     REALIZED(1)    EXERCISABLE(2),(10)     EXERCISABLE(3),(10)
----                       ---------------   -----------   ----------------------   --------------------
                                                                                       (IN MILLIONS)
Samuel J. Wohlstadter....          --                --           350,000(4)               $ 3.3(7)
Richard J. Massey........      36,761        $1,055,614           243,239(5)                 4.4(8)
George V. Migausky.......          --                --           192,500(6)                 3.4(9)

---------------

 (1) Based on the closing price of a share of IGEN common stock on the date of exercise minus the exercise price and multiplied by the number of shares acquired.

 (2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of IGEN common stock on March 31, 2003.

 (3) Based on the closing price of IGEN common stock on March 31, 2003, of $35.39 minus the exercise price. The closing price of IGEN common stock on September 24, 2003 was $58.29.

 (4) Includes 100,000 shares underlying options that are fully vested under the option vesting schedule; and 250,000 shares underlying options that are not vested but may be purchased by Mr. Samuel Wohlstadter under an early exercise feature of the option. If Mr. Samuel Wohlstadter leaves the employ of IGEN, IGEN may repurchase any shares purchased using this early exercise feature at the exercise price per share to the extent the applicable options were not yet fully vested at that time under the option vesting schedule.

 (5) Includes 143,239 shares underlying options that are fully vested under the option vesting schedule; and 100,000 shares underlying options that are not vested but may be purchased by Dr. Richard Massey under an early exercise feature of the option. If Dr. Richard Massey leaves the employ of IGEN, IGEN may repurchase any shares purchased using this early exercise feature at the exercise price per share to the extent the applicable options were not yet fully vested at that time under the option vesting schedule.

 (6) Includes 139,999 shares underlying options that are fully vested under the option vesting schedule; and 52,501 shares underlying options that are not vested but may be purchased by Mr. George Migausky under an early exercise feature of the option. If Mr. George Miguasky leaves the employ of IGEN, IGEN may repurchase any shares purchased using this early exercise feature at the exercise price per share to the extent the applicable options were not yet fully vested at that time under the option vesting schedule.

 (7) Includes approximately $1.6 million of value attributable to shares underlying options that are not vested but may be purchased by Mr. Samuel Wohlstadter under an early exercise feature of the option. If Mr. Samuel Wohlstadter leaves the employ of IGEN, IGEN may repurchase any shares purchased using this early exercise feature at the exercise price per share to the extent the applicable options were not yet fully vested at that time under the option vesting schedule.

 (8) Includes approximately $800,000 of value attributable to shares underlying options that are not vested but may be purchased by Dr. Richard Massey under an early exercise feature of the option. If Dr. Richard Massey leaves the employ of IGEN, IGEN may repurchase any shares purchased using this early exercise feature at the exercise price per share to the extent the applicable options were not yet fully vested at that time under the option vesting schedule.

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

 (9) Includes approximately $200,000 of the value attributable to shares underlying options that are not vested but may be purchased by Mr. George Migausky under an early exercise feature of the option. If Mr. George Migausky leaves the employ of IGEN, IGEN may repurchase any shares purchased using this early exercise feature at the exercise price per share to the extent the applicable options were not yet fully vested at that time under the option vesting schedule.

(10) Upon completion of the merger, all outstanding options granted under IGEN's stock option plans, including unvested options, will be canceled and the holder of any such option will have the right to receive cash from Roche equal to the excess of $47.25 over the exercise price of such option and one share of BioVeris common stock for each share covered by such option.

  BIOVERIS TERMINATION PROTECTION PROGRAM

     BioVeris intends to adopt a termination protection program effective upon completion of the merger and related transactions, the purpose of which will be to encourage the named executive officers and other key employees who will participate in the program to continue as employees in the event of a "change of control" of BioVeris, as defined in the termination protection program. The termination protection program will provide that in the event a covered employee's employment is terminated without "cause" or the employee resigns for "good reason" within 30 months following a "change of control" of BioVeris, or a covered employee's employment is terminated prior to a "change of control" at the request of a party involved in such "change of control" or otherwise in connection with or in anticipation of a "change of control," then the employee shall be entitled to receive a cash payment equal to 1.5 to 3 times the sum of the employee's annual salary plus bonus (3 times in the case of the named executive officers). Subject to certain exceptions, "good reason" means, for purposes of the termination protection program,

     - a decrease in (or failure to increase in accordance with the terms of any employment contract) the covered employee's base salary or bonus opportunity,

     - a diminution in the aggregate employee benefits and perquisites provided to the covered employee,

     - a diminution in the covered employee's title, reporting relationship, duties or responsibilities,

     - relocation of the covered employee's primary office more than 35 miles from its current location, or

     - the failure by any successor to BioVeris to explicitly assume the termination protection program and BioVeris's obligations thereunder.

     The termination protection program will also provide that covered employees are entitled to continued welfare and pension benefits for up to 18 months (or in the case of the named executive officers, for up to 36 months (or life, with respect to medical and dental benefits and an annual comprehensive physical)). In addition, the termination protection program will provide reimbursement for outplacement services and will provide a gross-up for any "parachute" excise tax imposed on payments made under the termination protection program, and for the advancement of costs and expenses incurred by the employee related to the termination protection program.

  TRANSACTION BONUS PAYMENTS

     Upon completion of the merger and related transactions, the following executive officers of IGEN will be entitled to receive transaction bonus payments in the amounts set forth below:

                                                              TRANSACTION
NAME                                                             BONUS
----                                                          -----------
Samuel J. Wohlstadter.......................................  $1,278,000
Richard J. Massey, Ph.D.....................................     450,000
George V. Migausky..........................................     450,000

     Each transaction bonus payment is contingent upon the individual executive officer providing a release of the respective obligations of IGEN and BioVeris under IGEN's termination protection program.

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

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

MSD

     MSD is a joint venture formed by MST and IGEN in 1995. MSD was formed for the development and commercialization of products utilizing a proprietary combination of MST's multi-array technology together with IGEN's technology. MST is a company established and wholly-owned by Mr. Jacob Wohlstadter, a son of IGEN's and BioVeris's chief executive officer. In August 2001, IGEN amended the joint venture agreement, the limited liability company agreement of MSD and certain license and other agreements with MSD and MST to continue the MSD joint venture and entered into various related agreements, including employment and consulting agreements with Mr. Jacob Wohlstadter. These agreements, as amended, are referred to in this proxy statement/prospectus as the MSD agreements. An independent committee of the IGEN board of directors, with the advice of independent advisors and counsel, negotiated and approved the MSD agreements. As part of the restructuring, IGEN will transfer its equity interest in MSD to BioVeris and will assign the MSD agreements to BioVeris. While the joint venture agreement will expire upon the completion of the merger, BioVeris will continue to hold its limited liability company interest in MSD unless and until MSD or MST exercises its right to purchase BioVeris's interest on the terms provided in the joint venture agreement and described below or unless BioVeris transfers its interest, which transfer requires the consent of MSD.

     MSD manufactures and markets instrument systems, including the Sector HTS and the Sector PR, which combine IGEN's ECL technology and MST's multi-array technology. The Sector HTS is an ultra high throughput drug discovery system engineered for applications such as high throughput screening and large-scale proteomics. The Sector PR is a smaller system designed for benchtop applications such as assay development, research in therapeutic areas, cellular biology and medium throughput screening. MSD also manufactures and markets a line of proprietary reagents, assays and plates that are used on these systems. Product sales commenced in October 2002, and, during the fiscal year ended March 31, 2003, MSD had product sales of $3.2 million and a net loss of $18.2 million.

     Under the MSD agreements, IGEN's funding commitment to MSD was based on an annual budget of MSD approved by the JVOC, a committee of the IGEN board of directors consisting of independent directors. IGEN's remaining funding commitment may be satisfied in part through in-kind contributions of scientific and administrative personnel and shared facilities. The JVOC approved funding for MSD by IGEN for the period from January l, 2003 to November 30, 2003 in an amount of $20.6 million, subject to a permitted variance of 15%. As of June 30, 2003, IGEN's remaining funding commitment to MSD was $9.7 million and, except as described in the next paragraph, IGEN has no commitment to provide any funding to MSD for any period after November 30, 2003. For the years ended March 31, 2003, 2002 and 2001, IGEN made total contributions to MSD of $20.5 million, $19.6 million and $8.3 million, respectively. During the year ended March 31, 2002, IGEN transferred certain equipment and leasehold interests to MSD in the amount of $839,000, which amount is included in the in-kind contributions to MSD in such year.

     Separate from and in addition to IGEN's remaining funding commitment under the MSD agreements for the period from January 1, 2003 to November 30, 2003, BioVeris has agreed under the MSD letter agreement to make a final capital contribution of $37.5 million to MSD on the first business day following the completion of the merger. Of the $37.5 million, any amount in excess of $30.0 million (including any interim funding provided by IGEN as described in the next sentence) will be funded by Mr. Samuel Wohlstadter through the purchase of BioVeris Series B preferred stock pursuant to the BioVeris preferred stock purchase agreement. In addition, in the event completion of the merger has not occurred prior to December 1, 2003, IGEN has agreed under the MSD letter agreement to provide continued interim funding to MSD payable monthly on the first day of each month commencing on December 1, 2003 until the earlier to occur of completion of the merger or termination of the merger agreement. The monthly interim funding will equal approximately $1.7 million, which is one-twelfth of IGEN's aggregate funding commitment under the 2003 MSD budget approved by the JVOC. Any interim funding will reduce the amount of BioVeris's capital contribution following completion of the merger.
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

     After the restructuring, BioVeris will replace IGEN as a member of MSD and will hold a 31% voting equity interest in MSD and be entitled to a preferred return on $67.8 million of the funds previously invested by IGEN in MSD through June 30, 2003 and on all additional funds invested by IGEN and BioVeris thereafter, including the $37.5 million contribution to be made following completion of the merger. This preferred return would be payable out of a portion of both future profits and certain third-party financings of MSD, generally before any payments are made to other equity holders. MST is the only other member of MSD and owns the remaining 69% of the voting interest in MSD. Although the MSD joint venture agreement will expire upon completion of the merger, unless and until MSD or MST exercises its right described below to purchase BioVeris's interest in MSD, BioVeris will retain the right to appoint 1 of 2 members of MSD's board of managers, and BioVeris will generally have the right to approve significant MSD governance matters. In exercising this right, an independent committee of the BioVeris board of directors must consider BioVeris's interests and the interests of BioVeris stockholders while also taking into consideration the interests of MSD.

     After the restructuring, Dr. Richard Massey, IGEN's and BioVeris's president and chief operating officer, will be BioVeris's representative on the MSD board of managers and will also serve as the treasurer and secretary of MSD. Dr. Massey will receive no compensation from MSD or BioVeris for serving as the treasurer and secretary of MSD. The other member of the MSD board of managers is Mr. Jacob Wohlstadter, who is the sole owner of MST and serves as president and chief executive officer of MSD. Neither Dr. Richard Massey nor any other executive officer or director of IGEN or BioVeris has any ownership interest in MST or MSD, other than through ownership of interests in IGEN or BioVeris and other than the BioVeris Series B preferred stock to be purchased by Mr. Samuel Wohlstadter to the extent that BioVeris's final capital contribution (including any interim funding provided by IGEN as described in the second preceding paragraph) exceeds $30.0 million. Mr. Samuel Wohlstadter and Mrs. Nadine Wohlstadter disclaim any ownership interest in MST or MSD as a result of Mr. Jacob Wohlstadter's ownership interest in those entities.

     Under the terms of the IGEN/MSD license agreement, which is one of the MSD agreements, IGEN granted to MSD a worldwide, perpetual, exclusive license (with certain exceptions) to IGEN's technology, including ECL technology, for use in MSD's research program, defined in the MSD agreements and which is referred to in this proxy statement/prospectus as the MSD research program. The MSD research program involves the use in diagnostic procedures, including diagnostic procedures utilizing ECL technology, generally in:

     - selection methods, screening methods, and high throughput screening, including methods involving large numbers of determinations, in each case relating only to claimed or inventive subject matter of the patents or know-how licensed by MST to MSD;

     - disposable electrodes; and

     - multi-array diagnostic.

     MSD and MST signed a consent to the licenses granted to the license sub in the license agreement under which they consented to and joined in such licenses and waived any right to restrict or limit the license sub's and its affiliates' exercise of the licenses granted in the license agreement. In the restructuring, IGEN will assign the IGEN/MSD license agreement to BioVeris. The IGEN/MSD license agreement will survive expiration of the MSD joint venture agreement and the termination of BioVeris's status as a member of MSD. In addition, if BioVeris ceases to be a member of MSD, it will become entitled to receive quarterly royalty payments from MSD of 3% of the net sales price on all products developed and sold by MSD using BioVeris's patents. The royalty obligation will expire as the relevant BioVeris patents expire.

     MST holds a worldwide, perpetual, non-exclusive sublicense from MSD, which is referred to in this proxy statement/prospectus as the MSD/MST sublicense agreement, to use BioVeris's technology to make, use or sell products or processes applying or related to the technologies used in the MSD research program outside the diagnostic field. For purposes of the MSD agreements, the diagnostic field is defined

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

to mean all diagnostic devices and procedures for the measurement or detection of identifiable substances for human clinical research, environmental, agricultural, veterinary, food testing, industrial or similar purposes. BioVeris is entitled to receive quarterly royalty payments from MST of 6% of the net sales price on any products developed and sold by MST using the patents BioVeris will receive as part of the restructuring. BioVeris will assume IGEN's obligation under the MSD agreements to make its technology available for sublicense by MSD to MST, and these obligations will survive the expiration of the MSD joint venture agreement and the termination of BioVeris's or MST's status as a member of MSD. BioVeris will not, however, be obligated to make available for sublicense by MSD to MST any technology or improvements to BioVeris's technology developed after the expiration of the joint venture agreement or the termination of BioVeris's or MST's status as a member of MSD. In addition, BioVeris may terminate its participation in the MSD/MST sublicense agreement upon MSD's or MST's material breach, after notice and an opportunity to cure the breach.

     During the term of the MSD joint venture agreement, MSD is IGEN's and MST's exclusive means of conducting the MSD research program, and IGEN is obligated to refrain from developing or commercializing any products, processes or services that are related to the MSD research program in the diagnostic field, as defined for purposes of the MSD agreements, or to MSD's research technologies as described in the MSD agreements, subject to certain exceptions. After the expiration or termination of the MSD joint venture agreement, BioVeris, may not use improvements granted to it by MSD to compete with MSD in the diagnostic field. In addition, after BioVeris ceases to be member of MSD, MSD may require BioVeris to distribute its products pursuant to a mutually agreeable distribution agreement, and BioVeris will be required to pay to MST a royalty of 3% of net sales on MSD products sold by BioVeris. During its term, the joint venture agreement limits the business of MSD to performing the MSD research program and developing, manufacturing, marketing and selling products in the diagnostic field. After termination of the joint venture agreement, this limitation on MSD's business activity will no longer apply.

     As part of the merger agreement and related transaction agreements, BioVeris, IGEN and MSD agreed that the MSD joint venture agreement will expire on the later of November 30, 2003, or the earlier of the date of the completion of the merger and related transactions or the termination of the merger agreement. In addition, in accordance with the MSD agreements, MST and MSD have the right to terminate the joint venture agreement prior to its expiration under certain circumstances, including

     - breach of IGEN's obligations, including IGEN's funding obligations to MSD,

     - MSD's termination of Mr. Jacob Wohlstadter's employment (other than for cause or disability),

     - if Mr. Jacob Wohlstadter is entitled to terminate his employment agreement for good reason (as defined in his employment agreement) or

     - upon a change in control of IGEN, as defined.

     MSD and Mr. Jacob Wohlstadter have each agreed that the merger and related transactions will not constitute a change in control for purposes of the MSD agreements.

     Upon the expiration of the MSD joint venture agreement upon the completion of the merger, MSD and MST will have the right to purchase BioVeris's interest in MSD for a purchase price equal to fair market value (to be determined as described below) minus a discount factor of 7.5%. MSD or MST has until 90 days following the completion of the merger to exercise its right to begin the sale process. Under the MSD joint venture agreement, the parties must negotiate in good faith for 30 days to attempt to agree on a purchase price for BioVeris's interest, after which time the joint venture agreement provides for an appraisal of the fair market value of BioVeris's interest in MSD (including its preferred interests). The MSD joint venture agreement provides for this appraisal to be accomplished within 45 days after appraisers are appointed by each of BioVeris and either MSD or MST, as applicable, but may be extended an additional 45 days or more through the required appointment of a third appraiser if the value determined by the first two appraisers differs by more than 10%. Fair market value will equal the average of the determinations of both appraisers, if there are only two appraisers, or the average of the two closest determinations, if there are three appraisers. MSD or MST must exercise its right to purchase BioVeris's
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

interest within 60 days after the purchase price has been determined pursuant to this appraisal process. If MSD or MST exercises its right to purchase BioVeris's interest at the appraised value, it will be entitled to pay BioVeris the purchase price, plus interest, over time in installments equal to the sum of 5% of MSD's net sales and 20% of the net proceeds realized by MSD from the sale of debt or equity securities in any third-party financing after the date BioVeris sells its interest in MSD. Each of BioVeris and either MSD or MST, as applicable, will be responsible for all fees and costs of the appraiser designated by it and one-half of all fees and costs of the third appraiser, if any, provided that, upon the election of MSD or MST, as applicable, IGEN will pay MSD's or MST's, as applicable, share of such fees and costs, in which case such fees and costs may be added to the purchase price of BioVeris's interest in MSD.

     Following the expiration of the MSD joint venture agreement, many of the licenses and other arrangements with MSD and MST assigned to BioVeris will continue indefinitely. These include the IGEN/MSD license agreement, the MSD/MST sublicense agreement (but only as to IGEN or BioVeris technology or improvements developed before IGEN or BioVeris ceases to be a member of MSD), certain indemnification obligations to Mr. Jacob Wohlstadter and sublease agreements with MSD. In addition, certain of BioVeris's obligations under the MSD joint venture agreement will survive its termination, including BioVeris's obligations to cooperate and work in good faith and use reasonable best efforts to assist MSD in securing third-party financing, confidentiality obligations and BioVeris's obligation to make available to MSD the benefits of certain agreements with third-party licensors, suppliers, vendors, distributors and other providers. Notwithstanding termination of the joint venture agreement, BioVeris will be required to continue to pay the expenses associated with prosecuting and maintaining the patents licensed by MST to MSD in connection with the original formation of the MSD joint venture unless and until MSD or MST exercises its right to purchase BioVeris's interests in MSD.

     Following the expiration of the joint venture agreement, BioVeris will no longer be required to provide research personnel and corporate services to MSD. Nevertheless BioVeris expects that it will continue to provide these services to MSD on a transitional basis at MSD's cost. In addition, after the MSD joint venture agreement expires, MSD will continue to lease certain facilities and related equipment from BioVeris (including portions of BioVeris's headquarters facility) pursuant to the terms of existing sublease agreements between BioVeris and MSD. The subleases generally provide that following termination of the joint venture agreement, either BioVeris or MSD may provide notice of termination of each sublease, which notice will be effective twelve months or in some cases eighteen months after delivery of the termination notice. However, if BioVeris elects to terminate the subleases, MSD retains an option to remain in the relevant facilities, until the end of the term of the respective subleases. MSD will be required to pay its pro rata share of the applicable rental expenses from and after the date BioVeris or MSD delivers a termination notice. These payments may be made as part of the purchase price for BioVeris's interest in MSD if MSD or MST exercises its right to purchase BioVeris's interests in MSD.

     MSD has an employment agreement with Mr. Jacob Wohlstadter, its president and chief executive officer, the current term of which runs through November 30, 2004 and provides for a salary of $250,000 for the year ending December 31, 2003. In addition, Mr. Jacob Wohlstadter is also eligible to receive, at the discretion of the JVOC, an annual cash bonus in an amount not to exceed 20% of his annual salary. Mr. Jacob Wohlstadter is also entitled to receive pension, welfare and fringe benefits comparable to those received by senior executives of BioVeris and other insurance benefits. During the year ending December 31, 2003, Mr. Jacob Wohlstadter is expected to receive $250,000 from his employment at MSD. If MSD terminates the employment agreement without cause, or Mr. Jacob Wohlstadter terminates the employment agreement for good reason (which includes a "change in control" of BioVeris, as defined), Mr. Jacob Wohlstadter will be entitled to receive, in addition to salary and pro rata bonus and adjustments earned through the 60th day following the notice of termination, an amount equal to from 3 to 12 times (depending on the reason for the termination) the monthly pro rata salary, bonus and adjustments in effect at the time of the termination. Under the employment agreement, Mr. Jacob Wohlstadter is also entitled to receive a gross-up for any "parachute" excise tax imposed on payments made or benefits provided pursuant to the agreement. In addition, upon such a termination prior to expiration of the joint venture agreement, MSD and MST shall have a joint right to purchase BioVeris's

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interest in MSD on terms described above. BioVeris will be responsible for all amounts payable, costs incurred and other obligations under the employment agreement prior to the termination of BioVeris's funding obligation to MSD upon completion of the merger, which generally are expected to be paid out of IGEN's funding commitment to MSD and BioVeris's one-time contribution to MSD. MSD has agreed that the merger and related transactions will not constitute a change in control for purposes of the MSD agreements and the employment agreement. BioVeris will also indemnify Mr. Jacob Wohlstadter against certain liabilities, including liability from the joint venture relating to the period of IGEN's or BioVeris's involvement with MSD. In addition, BioVeris will be obligated under the MSD agreements to indemnify each board member or officer of MSD with respect to any action taken by such person prior to BioVeris ceasing to be a member of MSD by reason of the fact that such person is or was a board member or an officer of MSD.

     Since inception of the MSD joint venture, the equity method has been utilized to account for the investment. In conjunction with entering into the MSD agreements and taking into account the progress made by MSD in the development of its products, it was determined that future contributions to MSD would be made based on the future investment benefit to be obtained by it. Therefore, BioVeris's share of MSD losses since July 1, 2001, has been recorded as equity in loss of affiliate. Prior to this date, equity investments in MSD were accounted for as research and development funding and accordingly, all MSD investments were recorded as research and development expenses as incurred. These research and development expenses totaled $2.4 million and $8.3 million for the years ended March 31, 2002 and 2001, respectively. During the years ended March 31, 2003, 2002 and 2001, operating costs allocated to MSD by BioVeris in connection with shared personnel and facilities totaled $11.9 million, $11.4 million and $5.6 million, respectively. Since July 1, 2001, these allocated operating costs reduced certain operating costs and expenses and increased equity in loss of affiliate in the accompanying consolidated statements of operations. BioVeris's investment in affiliate totaled $9.2 million and $6.2 million at March 31, 2003 and 2002, respectively. Effective since July 1, 2003, however, IGEN has consolidated the financial results of MSD in accordance with the Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities." See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies -- Joint Venture Accounting" and "Consolidated Financial Statements -- Notes to Consolidated Financial Statements -- Note 4 -- Meso Scale Diagnostics Joint Venture" for discussion of consolidation accounting of the MSD investment.

     Mr. Jacob Wohlstadter has a consulting agreement with IGEN that will be assumed by BioVeris. This consulting agreement will be automatically renewed on August 15, 2004 for a period of three years unless either BioVeris or Mr. Jacob Wohlstadter gives notice to the contrary no later than 90 days before that date. Pursuant to the consulting agreement, Mr. Jacob Wohlstadter will be entitled to receive such fees as BioVeris and Mr. Jacob Wohlstadter agree to when particular services are requested by BioVeris. During fiscal 2002, Mr. Jacob Wohlstadter received $275,000 from IGEN for consulting services performed for IGEN for the period 1995 through 2001. In his role as a consultant, Mr. Jacob Wohlstadter also received stock option grants from IGEN. In May 1997, he was granted options to purchase 180,000 shares of IGEN common stock with an exercise price of $6.00 per share, which was the fair market value on the date of grant. The options will expire on May 8, 2007 and are fully vested. In August 2000, Mr. Jacob Wohlstadter was granted options to purchase 75,000 shares of IGEN common stock, with an exercise price of $18.75 per share, which was the fair market value on the date of grant. These options will expire on August 1, 2010, and 45,000 shares are exercisable as of September 15, 2003. Upon completion of the merger, these options will be canceled and Mr. Jacob Wohlstadter will have the right to receive cash from Roche equal to the excess of $47.25 over the exercise price of such options and one share of BioVeris common stock for each share covered by such option.

OTHER MATTERS

     BioVeris's certificate of incorporation provides that, to the fullest extent permitted by Delaware law, BioVeris will indemnify its directors and its officers. BioVeris's certificate of incorporation also provides that BioVeris may maintain insurance, at its expense, to protect BioVeris and any of its directors, officers

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

or employees against any such expense, liability or loss whether or not BioVeris would have the power to indemnify that person against such expense, liability or loss under Delaware law. Pursuant to these provisions, BioVeris has entered into indemnity agreements with each of its directors and executive officers and certain of its key employees. BioVeris has also obtained director and officer liability insurance for claims up to $30 million, as well as continued coverage under directors' and officers' liability insurance for claims arising from or related to facts or events which occurred at or prior to the completion of the merger.

     In addition, BioVeris's certificate of incorporation provides that its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care as a director, except liability for

     - any breach of the director's duty of loyalty to BioVeris or its stockholders,

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - under section 174 of Delaware law or

     - any transaction from which a director derived an improper personal benefit.

     If Delaware law is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by Delaware law.

     During fiscal 1995, IGEN entered into agreements to develop and commercialize biomedical products utilizing advanced materials and a supply agreement with Hyperion. Dr. Richard Massey and Mr. Samuel Wohlstadter are directors of Hyperion. In addition, Mr. Samuel Wohlstadter is the principal and controlling stockholder of Hyperion, beneficially owning more than 50% of the outstanding common stock of Hyperion. Mr. Samuel Wohlstadter is also the chief executive officer of Hyperion. During fiscal 2003, IGEN did not pay to, or receive from, Hyperion any amounts under these agreements. In addition, Hyperion has a service arrangement with BioVeris under which BioVeris will provide certain administrative and other services at cost to Hyperion. The total amount billed to and paid by Hyperion under this arrangement for fiscal 2003 was $338,000.

     Mr. Samuel Wohlstadter is the principal and controlling stockholder, a director and the chief executive officer of Wellstat Biologics, Wellstat Therapeutics and Proteinix. Dr. Massey is a less than 10% stockholder in Proteinix. In 1993, IGEN licensed certain diagnostic technologies from, and certain pharmaceutical technologies to, Proteinix and Wellstat Therapeutics. No royalties have ever been earned or accrued under these agreements. Wellstat Biologics, Proteinix and Wellstat Therapeutics each has had a services arrangement with IGEN since 1994, 1992 and 1986, respectively, under which IGEN provides certain services. These services include accounting and finance, human resources and other administrative services, as well as facility related costs and services. For fiscal 2003, the total amounts billed to, and paid by, Wellstat Biologics, Wellstat Therapeutics and Proteinix under this agreement were $313,000, $352,000 and $6,000, respectively.

     In 1993, IGEN enacted a reorganization that included the discontinuation of its pharmaceutical development operations. As part of that reorganization, IGEN entered into an agreement with Pro-Neuron, Inc., which was renamed Wellstat Therapeutics, that will be assigned by IGEN to BioVeris as part of the restructuring. Under the agreement, Wellstat Therapeutics assumed contractual and financial responsibility for IGEN's commitments, agreements and contract research programs related to the IGEN prodrug cancer program. In connection with this assumption, IGEN granted to Wellstat Therapeutics an exclusive, worldwide and perpetual license to its patents, patent applications, know-how and trade secrets relating to the IGEN prodrug cancer program, subject to certain limitations. IGEN is entitled to receive a royalty from Wellstat Therapeutics based on net sales of products made pursuant to the license. To date, there have been no products developed under this license. At the same time, Wellstat Therapeutics granted to IGEN an exclusive, worldwide and perpetual license to its patents, patent applications, know-how and trade secrets relating to Wellstat Therapeutics's proprietary diagnostics product opportunities, subject to

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certain limitations, in a field that includes research, industrial and clinical diagnostic markets. Wellstat Therapeutics is entitled to receive a royalty from BioVeris based on net sales made pursuant to the license. To date, there have been no products developed under this license. In connection with the assumption of contractual and financial responsibility for IGEN's commitments, agreements and contract research programs and the grants of the licenses, Wellstat Therapeutics was paid $5 million by IGEN, which is currently scheduled convert into 4.5% of the fully diluted equity of Wellstat Therapeutics on December 31, 2003. This equity right has no historic cost basis in the consolidated financial statements of IGEN. Should Wellstat Therapeutics offer to repay to IGEN the $5 million payment plus an annual rate of return of 8%, IGEN has the right to accept cash or retain a 4.5% equity position.

     Also in 1993, as part of the discontinuation of its pharmaceutical development operations, IGEN entered into an agreement with Proteinix, that will be assigned by IGEN to BioVeris as part of the restructuring. Under the agreement, Proteinix assumed contractual and financial responsibility for IGEN's commitments, agreements and contract research programs related to the IGEN Abzymes program development operations. In connection with this assumption, IGEN granted to Proteinix an exclusive, worldwide and perpetual license to its patents, patent applications, know-how and trade secrets relating to the IGEN Abzymes program, subject to certain limitations. IGEN is entitled to receive a royalty from Proteinix based on net sales of products made pursuant to the license. To date, there have been no products developed under this license. At the same time, Proteinix granted to IGEN an exclusive, worldwide and perpetual license to its patents, patent applications, know-how and trade secrets relating to Proteinix's ubiquitin fusion technology for the production of diagnostic reagents together with product opportunities, subject to certain limitations, in a field that includes research, industrial and clinical diagnostic markets. Proteinix is entitled to receive a royalty from BioVeris based on net sales made pursuant to the license. To date, there have been no products developed under this license. In connection with the assumption of contractual and financial responsibility for IGEN's commitments, agreements and contract research programs and the grants of the licenses, Proteinix was paid $3.2 million by IGEN, which is currently scheduled convert into 4.5% of the fully diluted equity of Proteinix on December 31, 2003. This equity right has no historic cost basis in the consolidated financial statements of IGEN. Should Proteinix offer to repay to IGEN the $3.2 million payment plus an annual rate of return of 8%, IGEN has the right to accept cash or retain a 4.5% equity position.

     In connection with the exercise of employee stock options in July 2000, Mr. Samuel Wohlstadter, IGEN's and BioVeris's chief executive officer, received a loan from IGEN. The loan was a 6.62% simple interest only, full recourse loan against all assets of Mr. Samuel Wohlstadter in the principal amount of $2,060,500 maturing in July 2007. Interest charged to and paid by Mr. Samuel Wohlstadter under this loan arrangement during fiscal 2003 was $136,405. The loan is collateralized by the pledge of 100,000 shares of IGEN common stock. This loan will be transferred to BioVeris as part of the restructuring and will be repaid upon completion of the merger.

     In connection with the exercise of an employee stock option in July 2000, Dr. Richard Massey, president and chief operating officer, received a loan from IGEN. The loan was a 6.62% simple interest only, full recourse loan against all assets of Dr. Massey in the principal amount of $1,649,000, maturing in July 2007. Interest charged to and paid by Dr. Massey under this loan arrangement during fiscal 2003 was $109,164. The loan was collateralized by the pledge of 80,000 shares of IGEN common stock owned by Dr. Massey. This loan has been repaid in full and the pledged collateral has been released.

     Since 1995, IGEN has retained Wilmer Cutler & Pickering to perform legal services in connection with the Roche litigation and other matters. Mr. Richard Cass, one of IGEN's directors, is a partner of the law firm of Wilmer, Cutler & Pickering and is chairman of its Corporate Practices Group. In addition, Ms. Jennifer M. Drogula, who became the daughter-in-law of IGEN's and BioVeris's chairman and chief executive officer in March 2002, has been a partner of the firm since January 1, 2001. IGEN recorded approximately $2.1 million, $11.2 million and $5.8 million in legal fees to the law firm for fiscal 2003, 2002 and 2001, respectively. Amounts due to the law firm totaled $432,000 and $1.7 million as of March 31, 2003 and 2002, respectively. BioVeris expects that it will continue to retain the law firm in the future.
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     In addition, IGEN engaged the law firm of Hale and Dorr LLP to provide legal services in connection with the Roche litigation and otherwise. IGEN first engaged this law firm in 1994. Ms. Deborah Wohlstadter, the wife of Mr. Jacob Wohlstadter and daughter-in-law of IGEN's and BioVeris's chairman and chief executive officer since December 2001 is a junior partner in that law firm. IGEN recorded approximately $396,000 in legal fees paid to that firm during fiscal 2003. BioVeris expects that it will continue to retain the law firm in the future.

     In 2001, Brown Simpson and Laurence Paskowitz initiated separate stockholder derivative lawsuits for and on behalf of the shareholders of IGEN in the Circuit Court for Montgomery County, Maryland, or the Circuit Court, against four of IGEN's current directors, two former directors, three executive officers and IGEN as a nominal defendant. The complaints alleged breach of fiduciary duties by the named individual defendants in connection with transactions between IGEN and other entities in which certain directors and officers are alleged to have an interest, including MSD.

     Both lawsuits sought principally the following: that the defendants hold in trust and be required to account for and restore to IGEN damages that it has allegedly sustained by reason of the allegations and relief relating to board and management composition. The Paskowitz complaint also sought damages for a class of IGEN stockholders for direct claims against the individual defendants. The complaints did not include any claims against IGEN.

     In May 2002, the Circuit Court issued an opinion and order dismissing all claims asserted against all of the defendants in both cases. No appeal was filed by the Brown Simpson plaintiff and the decision in that case is now final. The Paskowitz plaintiff filed an appeal to the Court of Special Appeals in Maryland seeking review only for one direct claim. A final decision of the Court of Special Appeals was issued in March 2003 affirming the dismissal of the complaint by the Circuit Court. No appeal was filed and the decisions dismissing all claims in all of these cases are now final.

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                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the amount of BioVeris common stock expected to be beneficially owned, upon the completion of the merger, by:

     - each person or entity known by BioVeris to beneficially own more than 5% of IGEN common stock;

     - each of BioVeris's directors;

     - each of BioVeris's named executive officers; and

     - all of BioVeris's directors and executive officers as a group upon completion of the merger.

     Unless otherwise stated, BioVeris's expected beneficial ownership is calculated based upon the amount of beneficial ownership of IGEN common stock as of September 24, 2003 and the number of additional shares of BioVeris common stock such person will have a right to receive upon completion of the merger by reason of IGEN stock options held by such person.

                                                                          PERCENT
                                                              NUMBER OF     OF
NAME(1)                                                       SHARES(2)    TOTAL
-------                                                       ---------   -------
Samuel J. and Nadine Wohlstadter............................  4,761,437    17.8%
Richard J. Massey, Ph.D.....................................  1,118,955     4.2
George V. Migausky..........................................    265,065       *
Robert R. Salsmans..........................................     20,000       *
Joop Sistermans.............................................     20,000       *
Anthony Rees................................................     23,100       *
All directors and executive officers as a group (6
  persons)..................................................  6,208,557    23.2

---------------

* Less than 1%

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                     DESCRIPTION OF BIOVERIS CAPITAL STOCK

     The following summary describes the material terms of BioVeris's capital stock. To fully understand the actual terms of BioVeris capital stock, you should refer to BioVeris's certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this proxy statement/prospectus is a part.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     BioVeris's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share of which 600,000 shares will be designated as series A participating cumulative preferred stock and 1,000 shares will be designated as series B preferred stock. At the close of business on September 24, 2003, approximately 1,000 shares of BioVeris common stock were issued.

COMMON STOCK

  VOTING RIGHTS

     Each share of BioVeris common stock is entitled to one vote on all matters submitted to a vote of stockholders on which the holders of common stock are entitled to vote.

     The affirmative vote of holders of:

     - a majority of the outstanding shares of BioVeris common stock, subject to the requirements of any preferred stock then outstanding, is required to increase or decrease the number of authorized shares of preferred stock (but not below the number of shares thereof then outstanding);

     - at least 66 2/3% of the voting power of all of BioVeris's shares entitled to vote generally in the election of directors then outstanding, voting together as a single class, is required to alter, amend or repeal or adopt any provision inconsistent with

      - article V of BioVeris's certificate of incorporation, relating to stockholder action by written consent,

      - article VII of BioVeris's certificate of incorporation, relating to BioVeris's classified board of directors and the election, appointment and removal of BioVeris's directors,

      - article VIII of BioVeris's certificate of incorporation, relating to the adoption, alteration, amendment and repeal of BioVeris's by-laws,

      - the last sentence of article IX of BioVeris's certificate of incorporation, relating to the voting requirements described in this paragraph,

      - article X of BioVeris's certificate of incorporation, relating to the limitation of personal liability and indemnification of BioVeris's directors, and

      - section 2.02, relating to calling a special meeting of BioVeris's stockholders, and section 2.07, relating to the notice required for stockholder business and nominations, of BioVeris's by-laws if such action is being taken by vote of the stockholders, and

     - at least a majority of the voting power of all of BioVeris's shares entitled to vote generally in the election of directors then outstanding, voting together as a single class, is required

      - to remove any director, which removal may only be effected for cause

      - to alter, amend or repeal, or adopt any new provision of, BioVeris's certificate of incorporation, except as described above, or

      - to alter, amend or repeal or adopt new by-laws, except as described above.

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

  DIVIDENDS

     BioVeris's by-laws provide that the BioVeris board of directors may from time to time declare dividends on BioVeris's outstanding shares in accordance with applicable law and BioVeris's certificate of incorporation.

  OTHER RIGHTS

     As provided by Delaware law, upon the liquidation, dissolution or winding up of BioVeris, all holders of BioVeris common stock are entitled to share ratably in any assets available for distribution to holders of shares of BioVeris common stock, subject to the preferential rights of any preferred stock then outstanding. Shares of BioVeris common stock are not subject to redemption and do not have preemptive rights to purchase additional shares of BioVeris common stock.

PREFERRED STOCK

     The BioVeris board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares to be included in each such series and to fix the designation, powers, privileges, preferences and rights of the shares of each series (including price, dividend rate, liquidation preference and conversion provisions) and their qualifications, limitations and restrictions. The BioVeris board of directors may, without the approval of holders of BioVeris common stock, issue preferred stock with voting or other rights that could adversely affect the voting power and other rights of the holders of BioVeris common stock and could have anti-takeover effects, including the preferred stock or rights to acquire preferred stock in connection with implementing the stockholder rights agreement.

  SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK

     For a description of the BioVeris series A participating cumulative preferred stock, see "Description of BioVeris Capital Stock -- Rights Agreement."

  SERIES B PREFERRED STOCK

     The BioVeris series B preferred stock will have a liquidation preference of $0.01 per share and will rank pari passu with BioVeris's existing and future preferred stock. Except for its liquidation preference, the economic characteristics of the BioVeris preferred stock will mirror, in all respects, BioVeris's economic interests in the class C membership interests in MSD received by BioVeris as a result of the capital contribution to MSD made by BioVeris with the proceeds for the sale of BioVeris preferred stock to Mr. Samuel Wohlstadter. BioVeris may redeem the BioVeris preferred stock for $0.01 per share at any time BioVeris is no longer entitled to receive distributions with respect to the class C membership interests described in the previous sentence pursuant to the MSD limited liability company agreement, and proportionate part of the BioVeris preferred stock will be redeemed by BioVeris in connection with any redemption by MSD with respect to the class C membership interests in MSD described in the previous sentence. No distributions on the BioVeris preferred stock will be paid unless and until distributions are paid on such class C membership interests in accordance with the MSD limited liability company agreement, in which event distributions on the BioVeris preferred stock will be paid in the same manner and amount as such distributions on the class C membership interests. The shares of BioVeris preferred stock will be entitled in the aggregate to 1,000 votes on all matters on which holders of BioVeris common stock may vote. In addition, BioVeris may not consent to any adverse change to the terms of the class C membership interests described in this paragraph without the consent of the holders of the BioVeris preferred stock.

CLASSIFIED BOARD

     The BioVeris directors, other than those who may be elected by the holders of any class or series of stock having a preference over BioVeris common stock as to dividends or upon liquidation, are divided into
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three classes of directors, as nearly equal in number as possible. The BioVeris directors will serve staggered terms so that the initial terms of directors expire either at the first, second or third annual meeting following the effectiveness of BioVeris's certificate of incorporation. Following the initial terms, each class of directors will serve three-year terms.

RIGHTS AGREEMENT

     BioVeris intends to adopt a stockholder rights agreement pursuant to a rights agreement prior to the completion of the merger. Set forth below is a summary of the material provisions expected to be included in the rights agreement. The summary does not include a complete description of all of the terms of the rights agreement. You are urged to read carefully the relevant provisions of the rights agreement, copies of which will be filed with the SEC and will be sent to you upon request. See "Where You Can Find More Information."

  EXERCISABILITY OF RIGHTS

     Under the rights agreement, one right, referred to in this proxy statement/prospectus as a BioVeris right, attaches to each share of BioVeris common stock outstanding and, when exercisable, entitles the registered holder to purchase from BioVeris one one-thousandth of a share of BioVeris series A participating cumulative preferred stock at an initial exercise price expected to be a multiple of approximately three to five times the expected trading price of BioVeris common stock, subject to customary antidilution adjustments.

     The BioVeris rights will not become exercisable until the earlier of:

     - such time as BioVeris learns that a person (other than (i) Mr. Samuel Wohlstadter and Mrs. Nadine Wohlstadter and their affiliates, associates and heirs and any trust or foundation to which they have transferred or may transfer BioVeris common stock, (ii) any person that has become, immediately following the completion of the merger, the beneficial owner of more than 10% of BioVeris common stock then outstanding and if such person was not an "Acquiring Person" under IGEN's stockholder rights agreement and if such person does not become the beneficial owner of any additional shares of BioVeris common stock (unless such person does not beneficially own more than 10% of BioVeris common stock then outstanding upon becoming the beneficial owner of such additional shares) and (iii) prior to the completion of the merger, IGEN) has become the beneficial owner of more than 10% of BioVeris common stock then outstanding, such person being referred to in this proxy statement/prospectus as an acquiring person; and

     - such date as may be designated by the BioVeris board of directors following the commencement of, or the first public disclosure of an intent to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of more than 10% of BioVeris common stock then outstanding.

     "Flip In" Feature. In the event a person becomes an acquiring person, each holder of a BioVeris right, except for such person, will have the right to acquire, upon exercise of each BioVeris right, a number of one one-thousandths of a share of series A participating cumulative preferred stock equal to the number of shares of BioVeris common stock which at the time would have a market price of twice the exercise price. For example, assuming that an exercise price of $40 is in effect on the date that the flip-in feature of the BioVeris rights is exercised, any holder of a BioVeris right, except for the acquiring person or its affiliates or associates, may exercise his or her BioVeris right by paying to BioVeris $40 to receive from BioVeris a number of shares of BioVeris series A preferred stock equal to the number of shares of BioVeris common stock worth $80.

     "Exchange" Feature. At any time after a person becomes an acquiring person, but prior to a person becoming the beneficial owner of more than 50% of BioVeris common stock then outstanding, the BioVeris board of directors may, at its option, exchange all or some of the BioVeris rights, except for those held by the acquiring person or its affiliates or associates, for consideration per BioVeris right of one-half

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

of the number of shares of BioVeris common stock that would be issuable at such time upon the exercise of each right. Use of the exchange feature means that eligible BioVeris rights holders would not have to pay a purchase price before receiving shares of BioVeris common stock.

     "Flip Over" Feature. In the event that, after a person becomes an acquiring person:

     - BioVeris merges into another entity;

     - another entity merges into BioVeris; or

     - BioVeris sells 50% or more of its assets or earning power,

each holder of a BioVeris right, except for the acquiring person or its affiliates or associates, will have the right to receive, upon exercise of the BioVeris right, instead of one one-thousandth of a share of series A participating cumulative preferred stock, shares of the acquiring company's common stock having a value equal to twice the exercise price of the BioVeris right.

     Redemption of Rights.  At any time prior to the earlier to occur of:

     - any public announcement that a person has become the beneficial owner of more than 10% of BioVeris common stock then outstanding; and

     - the tenth anniversary of the adoption of the rights agreement,

the BioVeris board of directors may redeem all of the BioVeris rights at a redemption price of $0.001 per right, subject to adjustment. The right to exercise the BioVeris rights will terminate upon redemption, and at that time, each holder of a BioVeris right will have the right to receive only the redemption price for each BioVeris right they hold.

     Amendment of Rights. At any time before a person becomes an acquiring person the BioVeris board of directors, without the approval of the holders of the BioVeris rights, may amend the terms of the rights agreement. However, at any time after a person becomes an acquiring person, the BioVeris board of directors, without the approval of the holders of the BioVeris rights, may not amend the rights agreement in any manner that would adversely affect the interest of the holders of the BioVeris rights, excluding the interests of such person.

     Anti-Takeover Effects. The BioVeris rights have anti-takeover effects. Once the BioVeris rights have become exercisable, in most cases the BioVeris rights will cause substantial dilution to a person that attempts to acquire or merge with BioVeris. Accordingly, the existence of the BioVeris rights may deter potential acquirors from making a takeover proposal or a tender offer. The BioVeris rights should not interfere with any merger or other business combination approved by the BioVeris board of directors because BioVeris may redeem the BioVeris rights and because the BioVeris board of directors can amend the rights agreement so that a transaction approved by the BioVeris board of directors would not cause the BioVeris rights to become exercisable.

  ANTI-TAKEOVER CONSIDERATIONS

     Delaware law and BioVeris's certificate of incorporation and by-laws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of BioVeris. For a further description of these provisions, see "Comparison of Rights of Common Stockholders of BioVeris and IGEN," "Description of BioVeris Capital Stock -- Classified Board," "Description of BioVeris Capital Stock -- Preferred Stock" and "Description of BioVeris Capital Stock -- Rights Agreement."

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                  COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                              OF BIOVERIS AND IGEN

     Both BioVeris and IGEN are corporations formed under and governed by the laws of the State of Delaware, which is referred to in this proxy statement/prospectus as Delaware law. Accordingly, any differences in the rights of BioVeris and IGEN stockholders are based on the provisions set forth in the certificate of incorporation and by-laws of each company.

     The following description summarizes the material differences that may affect the rights of BioVeris's stockholders and IGEN stockholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. You should read carefully the relevant provisions of BioVeris's certificate of incorporation and by-laws and IGEN's certificate of incorporation and by-laws.

     BioVeris's certificate of incorporation and by-laws and IGEN's certificate of incorporation and by-laws will be sent to IGEN stockholders upon request. See "Where You Can Find More Information."

CAPITALIZATION

  BIOVERIS

     BioVeris's authorized capital stock is described above under "Description of BioVeris Capital Stock."

  IGEN

     The total authorized shares of capital stock of IGEN consist of:

     - 50,000,000 shares of IGEN common stock, par value $0.001 per share

     - 10,000,000 shares of IGEN preferred stock, par value $0.001 per share, of which:

      - 600,000 shares have been designated as IGEN series A junior participating preferred stock; and

      - 25,000 shares have been designated as IGEN series B convertible preferred stock.

     At the close of business on September 22, 2003, approximately 24,969,563 shares of IGEN common stock were issued and outstanding and no shares of IGEN preferred stock were issued and outstanding.

     The IGEN certificate of incorporation provides that the IGEN board of directors is authorized to provide for the issuance from time to time of shares of IGEN preferred stock in one or more series. The IGEN board of directors is expressly authorized to fix or alter from time to time the designations, powers, preferences and rights of the shares (including price, dividend rate, liquidation preference and conversion provisions) and the qualifications, limitations or restrictions of any wholly unissued series of IGEN preferred stock. The IGEN board of directors may also increase or decrease the number of shares of any series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

  BIOVERIS

     BioVeris's certificate of incorporation provides that the total number of its directors, which will be not less than three, is determined from time to time pursuant to a resolution adopted by a majority of the total number of directors that it would have if there were no vacancies on the BioVeris board of directors. BioVeris currently has five directors.

     BioVeris's certificate of incorporation provides that its directors, other than those who may be elected by the holders of any class or series of stock having a preference over BioVeris common stock as to dividends or upon liquidation, will be divided into three classes, which shall be as nearly equal in number

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as possible. BioVeris's directors serve staggered terms so that its directors'
terms expire either at the first, second or third annual meeting following the effectiveness of BioVeris's certificate of incorporation. Holders of BioVeris common stock are not entitled to vote cumulatively for the election of directors. BioVeris's certificate of incorporation provides that any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all of BioVeris's shares entitled to vote generally in the election of directors then outstanding, voting together as a single class. No decrease in the number of directors constituting the BioVeris board of directors shall shorten the term of any incumbent director. Subject to any rights of the holders of any class or series of stock having a preference over BioVeris common stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the BioVeris board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected to a newly created or vacant directorships shall hold office until the next succeeding annual meeting of shareholders following his election by the directors, and, if elected by the stockholders at such meeting, shall serve for the remainder of the full term of the class of directors in which the new dictatorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified.

  IGEN

     The IGEN certificate of incorporation provides that the number of directors of IGEN shall be fixed exclusively by one or more resolutions adopted by the IGEN board of directors. The IGEN board of directors currently has six directors. The IGEN certificate of incorporation provides that the IGEN board of directors will be divided into three classes in accordance with one or more resolutions adopted by the IGEN board of directors. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Holders of IGEN common stock are not entitled to vote cumulatively for the election of directors. The IGEN certificate of incorporation provides that any director may be removed from office at any time with cause by an affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of IGEN entitled to vote at an election of directors. No decrease in the number of directors constituting the board of directors may shorten the term of any incumbent director. Newly created directorships resulting from any increase in the number of directors and any vacancies on the IGEN board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the directors then in office, even if the remaining directors do not constitute a quorum. Any director elected to a vacant or newly created directorship shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been duly elected and qualified.

AMENDMENTS TO CHARTER DOCUMENTS

  BIOVERIS

     BioVeris's certificate of incorporation provides that at any time from time to time, any provision contained in its certificate of incorporation may be altered, amended or repealed, and any other provision authorized by Delaware law may be adopted in the manner prescribed by law. The affirmative vote of the holders of at least 66 2/3% of the voting power of all BioVeris's shares entitled to vote generally in the election of directors then outstanding, voting together as a single class, shall be required to alter, amend or repeal or adopt any provision inconsistent with:

     - article V of BioVeris's certificate of incorporation relating to stockholder action by written consent;

     - article VII of BioVeris's certificate of incorporation relating to its classified board of directors and the election, appointment and removal of its directors;

     - article VIII of BioVeris's certificate of incorporation relating to the adoption, alteration, amendment and repeal of its by-laws;
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

     - the last sentence of article IX of BioVeris's certificate of incorporation relating to the voting requirements described in this sentence; and

     - article X of BioVeris's certificate of incorporation, relating to the limitation of personal liability and indemnification of its directors.

  IGEN

     The IGEN certificate of incorporation provides that IGEN reserves the right to amend, alter, change or repeal any provision contained in the IGEN certificate of incorporation in the manner prescribed by Delaware law and the certificate of incorporation. The IGEN certificate of incorporation also provides that, notwithstanding any other provisions of the IGEN certificate of incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to the affirmative vote of the holders of any particular class or series of the then-outstanding shares of IGEN voting stock entitled to vote at an election of directors required by law, the IGEN certificate of incorporation or the terms of any preferred stock, the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of IGEN voting stock entitled to vote at an election of directors voting together as a class, shall be required to alter, amend or repeal provisions relating to directors, limitation of liability and amendment of the IGEN certificate of incorporation.

AMENDMENTS TO BY-LAWS

  BIOVERIS

     BioVeris's certificate of incorporation provides that its by-laws may be altered, amended or repealed and new by-laws may be adopted:

     - at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of all BioVeris's shares entitled to vote generally in the election of directors then outstanding, voting together as a single class, except with respect to any proposed alteration, amendment or repeal of, or the adoption of any by-law inconsistent with

      - section 2.02 of BioVeris's by-laws, relating to calling a special meeting of its stockholders and

      - section 2.07 of BioVeris's by-laws, relating to the notice required for the stockholder business and nominations,

      which shall require the affirmative vote of the holders of at least
      66 2/3% of the voting power of all BioVeris's shares entitled to vote generally in the election of directors then outstanding, voting together as a single class; or

     - by the affirmative vote of a majority of the total number of directors that BioVeris would have if there were no vacancies on the BioVeris board of directors.

  IGEN

     The IGEN certificate of incorporation and by-laws provide that the IGEN board of directors and IGEN stockholders are each expressly authorized to amend or repeal the IGEN by-laws. Such action by the IGEN stockholders requires the affirmative vote of at least 66 2/3% of the power of all the then outstanding shares of voting stock of IGEN entitled to vote at an election of directors.

NOTICE OF STOCKHOLDER ACTIONS

  BIOVERIS

     BioVeris's by-laws provide that notice, which states the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by BioVeris not less than 10 days or more than 60 days, or a shorter or longer period as permitted by law, before the date of the meeting, either personally, by mail or by other lawful means, to each stockholders of
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record entitled to vote at the meeting. BioVeris's by-laws further provide that the only matters that may be considered and acted upon at a special meeting of stockholders are those matters brought before the meeting through the notice of meeting.

     Under BioVeris's by-laws, any stockholder of record may submit proposals to be brought before an annual meeting. The notice must contain a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business and any material interest of the stockholder in such proposed business, and the beneficial owners, on whose behalf the proposal is made. If the proposal relates to a director nomination, the notice must also include all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. To be timely, a stockholder's notice relating to an annual meeting shall be delivered to BioVeris's secretary at BioVeris's principal executive offices not later than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by BioVeris. With respect to BioVeris's 2004 annual meeting, August 28, 2004 has been deemed to be the first anniversary of the preceding year's annual meeting . A stockholder's notice relating to a director nomination for a special meeting shall be delivered to BioVeris's secretary at BioVeris's principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement first made of the date of the special meeting and of the nominees proposed by the BioVeris board of directors to be elected at the special meeting.

  IGEN

     The IGEN by-laws provide that a written notice of the place, date, hour and purpose or purposes of each meeting of stockholders shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. The IGEN by-laws further provide that the only matters that may be considered and acted upon at an annual meeting of stockholders are those matters brought before the meeting

     - through the notice of meeting,

     - by or at the direction of the IGEN board of directors, or

     - by a stockholder of IGEN upon proper written notice.

     Under the IGEN by-laws, a stockholder of IGEN may submit proposals, including director nominations, before an annual meeting of the stockholders by giving timely written notice to IGEN's secretary. The stockholder's notice must set forth, among other things, a brief description of the business the stockholder desires to bring before the annual meeting and the reasons for doing so, the name and address, as they appear on IGEN's books, of the stockholder advancing the proposal, the class and number of shares of IGEN that are beneficially owned by the stockholder, any material interest of the stockholder in the proposal and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent of a stockholder proposal. If the proposal relates to a director nomination, the notice must also include information regarding the nominee. To be timely, a stockholder's notice must be delivered to or mailed and received at IGEN's principal executive offices not later than 120 days prior to the date of IGEN's proxy statement released to stockholders in connection with the preceding year's annual meeting of stockholders, except that if the date of the current year's annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the
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close of business on the later of the 60th day prior to the annual meeting, or the 10th day following the date on which public announcement of the date of the annual meeting is first made by IGEN.

SPECIAL STOCKHOLDER MEETINGS

  BIOVERIS

     BioVeris's by-laws provide that special meetings of its stockholders may be called only by the chairman of the BioVeris board of directors, by BioVeris's chief executive officer, or by the BioVeris board of directors pursuant to a resolution approved by a majority of the total number of directors that BioVeris would have if there were no vacancies. Only business set forth in the notice of the special meeting may be conducted at the special meeting.

  IGEN

     The IGEN by-laws provide that special meetings of the stockholders may be called only by the Chairman of the IGEN board of directors, IGEN's chief executive officer or the IGEN board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there are any vacancies in the previously authorized directorships at the time the resolution is presented to the board of directors for adoption). Only matters set forth in the notice of the special meeting or such additional matters as may be determined by the IGEN board of directors may be transacted at the special meeting.

LIMITATION OF PERSONAL LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

  BIOVERIS

     BioVeris's certificate of incorporation provides that no director shall be held personally liable to BioVeris or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

     - for any breach of a director's duty of loyalty to BioVeris, or BioVeris's stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - statutory liability for any unlawful payment of dividends or unlawful stock purchase or redemption; or

     - for any transaction from which the director derived an improper personal benefit.

     BioVeris's certificate of incorporation provides that to the full extent authorized by Delaware law, it will indemnify any person who was or is made a party or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a BioVeris director or officer or, while serving as a BioVeris director or officer, is or was at BioVeris's request also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, cost, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, court costs, witness fees, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time incurred in connection with such proceeding) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators.

     BioVeris will pay all expenses incurred in defending any such proceeding in advance of its final disposition. However, if and to the extent Delaware law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer in advance of the final disposition of a proceeding, will be made only upon delivery to BioVeris of an undertaking, by or on behalf of the

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director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. BioVeris may, to the extent authorized by the BioVeris board of directors from time to time, grant rights to indemnification and pay all expenses incurred in defending any proceeding in advance of its final disposition, to any of BioVeris's employees or agents on the same terms and conditions upon which it is required to advance the expenses of BioVeris's directors and officers.

     BioVeris's certificate of incorporation further provides that the right to indemnification and the advancement of expenses set forth in BioVeris's certificate of incorporation are not exclusive of any other right that any person may have or acquire under any statute, provision of BioVeris's certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of the provisions of the certificate of incorporation relating to personal liability and indemnification shall in any way diminish or adversely effect the rights of any of the BioVeris directors, officers, employees or agents in respect of any occurrence or matter arising prior to the repeal or modification.

     BioVeris's certificate of incorporation also provides that BioVeris may maintain insurance, at its expense, to protect BioVeris and any of its directors, officers or employees against any such expense, liability or loss whether or not BioVeris would have the power to indemnify that person against such expense, liability or loss under Delaware law.

  IGEN

     The IGEN certificate of incorporation provides that no director shall be held personally liable to IGEN or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of a director's duty of loyalty to IGEN or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - statutory liability for any unlawful payment of dividends or unlawful stock purchase or redemption; or

     - for any transaction from which the director derived an improper personal benefit.

     The IGEN by-laws provide that, to the fullest extent not prohibited by Delaware law, IGEN will indemnify its directors and officers.

     However, the IGEN by-laws also provide that IGEN is not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     - such indemnification is expressly required to be made by law;

     - the proceeding was authorized by IGEN's board of directors;

     - such indemnification is provided by IGEN, in its sole discretion, pursuant to the powers vested in IGEN under Delaware law; or

     - such indemnification is required pursuant to any other rights which such person may have.

     IGEN will advance to any person who is or was threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or officer of IGEN or is or was serving at the request of IGEN as a director or executive officer of another corporation or of a partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, all expenses incurred by a director or officer in connection with such proceeding upon receipt of an undertaking, by or on behalf of such person, to repay all advanced expenses if it is ultimately determined that such person is not entitled to be indemnified under IGEN's by-laws or otherwise.

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     IGEN will not make any advance to an officer of IGEN (except because the officer is or was a director of IGEN) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made

     - by IGEN's board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or

     - if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion,

that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that the person acted in bad faith or in a manner that the person did not believe to be in or not opposed to the best interests of IGEN.

     Any repeal or modification of the right to indemnification and advancement of expenses conferred by the IGEN by-laws shall not affect any rights in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of IGEN. The IGEN by-laws further provide that the rights to indemnification and advancement of expenses set forth in the IGEN by-laws are not exclusive of any other right which any person may have or acquire under any statute, provision of the IGEN certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     The IGEN by-laws also provide that, to the fullest extent permitted by Delaware law, IGEN, upon approval by the IGEN board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to IGEN's by-laws.

DIVIDENDS

  BIOVERIS

     BioVeris's by-laws provide that its board of directors may from time to time declare dividends on BioVeris's outstanding shares in accordance with the law and its certificate of incorporation.

  IGEN

     The IGEN by-laws provide that, subject to the provisions of its certificate of incorporation, if any, the IGEN board of directors may declare dividends pursuant to law at any meeting.

VOTING RIGHTS; REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

  BIOVERIS

     Each holder of BioVeris common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     BioVeris is subject to section 203 of the Delaware law which prohibits a publicly held Delaware corporation from consummating a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless:

     - before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

     - upon the consummation of the transaction that resulted in the interested stockholder becoming such, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants

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       do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

     The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation's outstanding voting stock. The BioVeris board of directors has taken the action necessary for Section 203 not to apply to Mr. Samuel Wohlstadter and Mrs. Nadine Wohlstadter.

     The term "business combination" includes mergers, consolidations, asset sales involving 10% or more of a corporation's assets and other similar transactions resulting in a financial benefit to an interested stockholder.
Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. A Delaware corporation may "opt out" of section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of at least a majority of the outstanding voting stock. Neither the BioVeris certificate of incorporation nor the BioVeris by-laws contain any such provision.

  IGEN

     Each holder of IGEN common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     IGEN is also subject to section 203 of the Delaware law as described above. Neither the IGEN certificate of incorporation nor the IGEN by-laws contain a provision to "opt out" of section 203 of the Delaware law.

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                        SHARES ELIGIBLE FOR FUTURE SALE

     BioVeris estimates that 26,728,705 shares of BioVeris common stock will be issued in the merger, based on the number of shares of IGEN common stock and IGEN stock options and warrants outstanding on September 24, 2003 and the exchange ratio for IGEN common stock specified in the merger agreement. BioVeris common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any person who is an "affiliate" of IGEN, BioVeris or Roche at the time the merger is submitted for vote for purposes of Rule 145 under the Securities Act.

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                 APPROVAL OF BIOVERIS 2003 STOCK INCENTIVE PLAN

     On September 24, 2003, the BioVeris board of directors adopted, subject to IGEN stockholder approval, the BioVeris 2003 stock incentive plan. Up to 5,300,000 shares of BioVeris common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the BioVeris 2003 stock incentive plan.

     The IGEN board of directors believes that the future success of BioVeris depends, in large part, upon the ability of BioVeris to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE IGEN BOARD OF DIRECTORS BELIEVES APPROVAL OF THE BIOVERIS 2003 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF BIOVERIS AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE BIOVERIS 2003 STOCK INCENTIVE PLAN AND THE RESERVATION OF 5,300,000 SHARES OF BIOVERIS COMMON STOCK FOR ISSUANCE THEREUNDER.

DESCRIPTION OF THE BIOVERIS 2003 STOCK INCENTIVE PLAN

     The following is a brief summary of the BioVeris 2003 stock incentive plan, a copy of which is attached as Annex 16 to this proxy statement/prospectus. The following summary is qualified in its entirety by reference to the BioVeris 2003 stock incentive plan.

  TYPES OF AWARDS

     The BioVeris 2003 stock incentive plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into BioVeris common stock and the grant of stock appreciation rights, all of which are collectively referred to in this proxy statement/prospectus as awards.

     Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of BioVeris common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may not be less than the fair market value of the BioVeris common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the BioVeris common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of BioVeris). Options may not be granted for a term in excess of ten years. The BioVeris 2003 stock incentive plan permits the following forms of payment of the exercise price of options:

     - payment by cash, check or, at the discretion of the BioVeris board of directors, a "cashless exercise" through a broker;

     - surrender to BioVeris of shares of BioVeris common stock;

     - to the extent permitted by applicable law and the BioVeris board of directors, delivery to BioVeris of a promissory note;

     - any other lawful means; or

     - any combination of these forms of payment.

     The BioVeris 2003 stock incentive plan provides that on the day following each annual meeting of stockholders of BioVeris, each non-employee director shall receive an automatic grant of options to purchase 4,000 shares of BioVeris common stock. In addition, any person who is appointed or elected as a non-employee director at any other time shall automatically be granted an option to purchase 4,000 shares of BioVeris common stock on the date of such appointment or election. Each grant will have an exercise

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price equal to fair market value on the date of grant and will vest in full on the first anniversary of the grant date.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of BioVeris common stock, subject to the right of BioVeris to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

     Other Stock-Based Awards. Under the BioVeris 2003 stock incentive plan, the BioVeris board of directors has the right to grant other awards based upon the BioVeris common stock having such terms and conditions as the BioVeris board of directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into BioVeris common stock and the grant of stock appreciation rights.

  ELIGIBILITY TO RECEIVE AWARDS

     Employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) of BioVeris and its subsidiaries and of other business ventures in which BioVeris has a significant interest are eligible to be granted awards under the BioVeris 2003 stock incentive plan. Under present law, however, incentive stock options may only be granted to employees of BioVeris and its subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the BioVeris 2003 stock incentive plan may not exceed 500,000 shares per calendar year.

  PLAN BENEFITS

     As of August 31, 2003, approximately 316 persons were eligible to receive awards under the BioVeris 2003 stock incentive plan, including BioVeris's executive officers and non-employee directors. The granting of awards under the BioVeris 2003 stock incentive plan is discretionary, and BioVeris cannot now determine the number or type of awards to be granted in the future to any particular person or group.

  ADMINISTRATION

     The BioVeris 2003 stock incentive plan is administered by the BioVeris board of directors. The BioVeris board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the BioVeris 2003 stock incentive plan and to interpret the provisions of the BioVeris 2003 stock incentive plan. Pursuant to the terms of the BioVeris 2003 stock incentive plan, the BioVeris board of directors may delegate authority under the BioVeris 2003 stock incentive plan to one or more committees or subcommittees of the BioVeris board of directors. To the extent permitted by applicable law, the BioVeris board of directors may delegate to one or more executive officers the power to grant awards to employees or officers who are not executive officers of BioVeris, provided that the BioVeris board of directors will fix the terms of the awards to be granted by such executive officers (including the exercise price of such awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to awards that the executive officers may grant. The BioVeris board of directors authorized the executive compensation committee to administer certain aspects of the BioVeris 2003 stock incentive plan, including the granting of options to executive officers, and has authorized, to the extent permitted by applicable law, the non-officer stock option committee the power to grant awards to employees of BioVeris who are not executive officers of BioVeris, subject to certain limitations set by the BioVeris board of directors.

     Subject to any applicable limitations contained in the BioVeris 2003 stock incentive plan, the BioVeris board of directors, the executive compensation committee, or the non-officer stock option committee, as the case may be, selects the recipients of awards and determines:

     - the number of shares of BioVeris common stock covered by options and the dates upon which such options become exercisable;

     - the exercise price of options;
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     - the duration of options (which may not exceed 10 years);

     - the number of shares of BioVeris common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

     The BioVeris board of directors is required to make appropriate adjustments in connection with the BioVeris 2003 stock incentive plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The BioVeris 2003 stock incentive plan also contains provisions addressing the consequences of any "reorganization event," which is defined as:

     - any merger or consolidation of BioVeris with or into another entity as a result of which all of the BioVeris common stock is converted into or exchanged for the right to receive cash, securities or other property or

     - any exchange of all of the BioVeris common stock for cash, securities or other property pursuant to a share exchange transaction.

Upon the occurrence of a reorganization event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the BioVeris board of directors must either accelerate the options to make them fully exercisable prior to consummation of the reorganization event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a reorganization event, the repurchase and other rights of BioVeris under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation. The BioVeris board of directors will specify the effect of a reorganization event on each award at the time the award is granted.

     If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of BioVeris common stock covered by such award will again be available for grant under the BioVeris 2003 stock incentive plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  AMENDMENT OR TERMINATION

     No award may be made under the BioVeris 2003 stock incentive plan after September 24, 2013, but awards previously granted may extend beyond that date. The BioVeris board of directors may at any time amend, suspend or terminate the BioVeris 2003 stock incentive plan, except that no award designated as subject to Section 162(m) of the Code by the BioVeris board of directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by BioVeris's stockholders.

     If IGEN stockholders do not approve the adoption of the BioVeris 2003 stock incentive plan, the BioVeris 2003 stock incentive plan will not go into effect, and BioVeris will not grant any awards under the BioVeris 2003 stock incentive plan. In such event, the BioVeris board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of BioVeris.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the BioVeris 2003 stock incentive plan and with respect to the sale of BioVeris common stock acquired under the BioVeris 2003 stock incentive plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

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  INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of BioVeris common stock acquired through the exercise of the option, or ISO stock. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO stock will vary depending on the date on which it is sold. If the participant sells ISO stock more than two years from the date the option was granted, or the grant date, and more than one year from the date the option was exercised, or the exercise date, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO stock over the exercise price.

     If the participant sells ISO stock prior to satisfying the above waiting periods, referred to as a disqualifying disposition, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO stock for more than one year prior to the date of sale.

     If a participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO stock. This capital loss will be a long-term capital loss if the participant has held the ISO stock for more than one year prior to the date of sale.

  NON-STATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the BioVeris common stock acquired through the exercise of the option, or NSO stock on the exercise date over the exercise price.

     With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO stock and the participant's tax basis in the NSO stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

  RESTRICTED STOCK AWARDS

     A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes a Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the BioVeris common stock at the time the award is granted and the purchase price paid for the BioVeris common stock. If a valid
Section 83(b) election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the BioVeris common stock at the time of such lapse and the original purchase price paid for the BioVeris common stock. The participant will have a tax basis in the BioVeris common stock acquired equal to the sum of the price paid and the amount of any ordinary compensation income recognized.

     Upon the disposition of the BioVeris common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the BioVeris common stock and the participant's tax basis in the BioVeris common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

  OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based award granted under the BioVeris 2003 stock incentive plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying BioVeris common stock.

  TAX CONSEQUENCES TO BIOVERIS

     The grant of an award under the BioVeris 2003 stock incentive plan generally will have no tax consequences to BioVeris. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any BioVeris common stock acquired under the BioVeris 2003 stock incentive plan will have any tax consequences to BioVeris. BioVeris or its parent or subsidiary, as the case may be, generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the BioVeris 2003 stock incentive plan, including in connection with a restricted stock award or as a result of the exercise of a non-statutory stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                 LEGAL MATTERS

     The legality of the BioVeris common stock being offered by this proxy statement/prospectus will be passed upon for BioVeris by Cravath, Swaine & Moore LLP.

                                    EXPERTS

     BioVeris's consolidated financial statements as of March 31, 2002 and 2003 and for each of the three years ended March 31, 2003, included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in this proxy statement/prospectus, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, the IGEN board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus.

                          FUTURE STOCKHOLDER PROPOSALS

     IGEN intends to call its 2003 annual meeting of stockholders as soon as practicable following the date of the special meeting. IGEN may decide to postpone or cancel the 2003 annual meeting based on the expected date for completion of the merger described in this proxy statement/prospectus.

     Stockholder proposals intended to be presented at IGEN's 2004 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by IGEN no later than March 31, 2004, together with all supporting documentation required by IGEN's by-laws.

     BioVeris's 2004 annual meeting of stockholders is scheduled to be held on
          , 2004. BioVeris stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Securities Exchange Act for consideration at the 2004 annual meeting must submit the proposals in proper form to BioVeris at its address set forth in this proxy statement/prospectus not later than
          , 2004 for the proposals to be considered for inclusion in BioVeris's proxy statement and form of proxy relating to the 2004 annual meeting.

     Stockholder proposals intended to be presented at BioVeris's 2004 annual meeting submitted outside the processes of Rule 14a-8 must be received in
writing by BioVeris no later than           , 2004, together with all supporting
documentation required by BioVeris's by-laws.

                      WHERE YOU CAN FIND MORE INFORMATION

     IGEN files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that IGEN files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     On September 26, 2003, BioVeris filed a registration statement on Form S-4 to register with the Securities and Exchange Commission BioVeris common stock to be issued to IGEN stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes BioVeris's prospectus in addition to being IGEN's proxy statement. As allowed by Securities and Exchange

Commission rules, this proxy statement/prospectus does not contain all the information you can find in BioVeris's registration statement or the exhibits to those registration statements. After the merger, BioVeris will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and BioVeris will be required to file reports, proxy statements and other information with the Securities and Exchange Commission. BioVeris's registration statement and its exhibits are available, and BioVeris's reports, proxy statements and other information will be available, for inspection and copying at the Securities and Exchange Commission as set forth above.

     The Securities and Exchange Commission allows IGEN to "incorporate by reference" information into this proxy statement/prospectus, which means that IGEN can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the following documents that IGEN (File No. 000-23252) has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about IGEN that is not included in or delivered with this proxy statement/prospectus.

     - Annual Report on Form 10-K for the fiscal year ended March 31, 2003

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2003

     - Current Reports on Form 8-K filed on July 10, 2003 (and amendment thereto), July 25, 2003, July 28, 2003 and July 30, 2003

     - Proxy Statement for 2004 annual meeting of stockholders dated July 29,
       2003

     - The description of IGEN common stock contained in its Registration Statement on Form 8-A filed on December 10, 1996 (and amendment thereto)

     IGEN also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting of IGEN stockholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     IGEN has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to IGEN, as well as information relating to BioVeris.

     IGEN stockholders should not send in their IGEN certificates until they receive the transmittal materials from the exchange agent. IGEN stockholders of record who have further questions about their share certificates or the exchange of their IGEN common stock for cash and BioVeris common stock should contact the exchange agent at the address or telephone number that will be included in the transmittal materials.

     If you are a stockholder, IGEN may have sent you some of the documents incorporated by reference, but you can obtain any of them through IGEN, the Securities and Exchange Commission or the Securities and Exchange Commission's website as described above. Documents incorporated by reference are available from IGEN without charge, excluding all exhibits, except that if IGEN has specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement/ prospectus by requesting them in writing or by telephone from IGEN at the following address:

                             16020 Industrial Drive
                             Gaithersburg, MD 20877
                              Attention: Secretary
                      Telephone: (301) 869-9800 ext. 3501

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. BioVeris and IGEN have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/ prospectus
is dated           , 2003. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to stockholders nor the distribution of BioVeris common stock in the merger creates any implication to the contrary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. All statements in this proxy statement/prospectus that are not historical facts including statements about markets and potential markets, market growth for diagnostic products, potential impact of competitive products, BioVeris's expectations regarding future royalties and revenue, the potential market for products in development, prospects for future business arrangements with third parties, financing plans, the outcome of the merger, the description of BioVeris's plans and objectives for future operations, assumptions underlying such plans and objectives, the need for and availability of additional capital are hereby identified as "forward-looking statements." The words "may," "should," "will," "expect," "could," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions have been used to identify certain of the forward-looking statements. In this proxy statement/prospectus BioVeris has based these forward-looking statements on management's current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. The following important factors are among those that may cause actual results to differ materially from BioVeris's forward-looking statements:

     - the outcome of the merger;

     - changes in BioVeris's strategy and business plan, including its plans for the clinical diagnostics, biodefense, life science and industrial markets;

     - BioVeris's ability to develop and introduce new or enhanced products, including incorporating unit dose cartridges and centrifuge technologies;

     - BioVeris's ability to enter into new collaborations on favorable terms, if at all;

     - BioVeris's ability to expand the commercialization of existing products;

     - the demand for rapid testing products in each of BioVeris's markets;

     - BioVeris's ability to expand its manufacturing capabilities or find a suitable manufacturer on acceptable terms or in a timely manner;

     - BioVeris's ability to develop its selling, marketing and distribution capabilities;

     - BioVeris's and its licensees' ability to obtain FDA and other governmental approvals for its and their clinical testing products;

     - the ability of BioVeris's licensees to effectively develop and market products based on the technology BioVeris licenses to them;

     - domestic and foreign governmental and public policy changes, particularly related to healthcare costs, that may affect new investments and purchases made by BioVeris's customers;

     - availability of financing and financial resources in the amounts, at the times and on the terms required to support BioVeris's future business;

     - rapid technological developments in each of BioVeris's markets and its ability to respond to those changes in a timely, cost-effective manner;

     - protection and validity of BioVeris's patent and other intellectual property rights;

     - statements regarding relationships between BioVeris and the related companies; and

     - changes in general economic, business and industry conditions.

     These forward-looking statements are found at various places throughout this proxy statement/ prospectus and the other documents incorporated by reference, including, but not limited to, the IGEN's

Annual Report on Form 10-K for the year ended March 31, 2003, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither BioVeris nor IGEN undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

     The foregoing list sets forth some, but not all, of the factors that could have an impact upon BioVeris's and IGEN's ability to achieve results described in any forward-looking statements. Investors are cautioned not to place undue reliance on such statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from BioVeris's and IGEN's projections.

                              BIOVERIS CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Consolidated Balance Sheets.................................  F-3
Consolidated Statements of Operations.......................  F-4
Consolidated Statements of Cash Flows.......................  F-5
Consolidated Statements of Net Investment by IGEN...........  F-6
Notes to Consolidated Financial Statements..................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
BioVeris Corporation:

We have audited the accompanying consolidated balance sheets of BioVeris Corporation and subsidiaries (the Company), a component of IGEN International, Inc., as of March 31, 2002 and 2003, and the related consolidated statements of operations, cash flows and net investment by IGEN International, Inc. for each of the three years in the period ended March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. Portions of certain expenses represent allocations made from home-office items applicable to the Company as a whole.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2002 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

McLean, Virginia
September 25, 2003

                              BIOVERIS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                  MARCH 31,
                                                              -----------------    JUNE 30,
                                                               2002      2003        2003
                                                              -------   -------   -----------
                                                                                  (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Accounts receivable, net..................................  $ 2,768   $ 5,434     $ 4,699
  Inventory.................................................    4,462     5,448       5,292
  Prepaid expenses and other................................    1,234     2,286       1,829
                                                              -------   -------     -------
     Total current assets...................................    8,464    13,168      11,820

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET...................    6,429     6,456       6,445

OTHER NONCURRENT ASSETS:
  Investment in affiliate...................................    6,243     9,164      14,843
  Other.....................................................      382       372         368
                                                              -------   -------     -------
     Total assets...........................................  $21,518   $29,160     $33,476
                                                              =======   =======     =======


LIABILITIES AND NET INVESTMENT BY IGEN

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $ 4,438   $ 4,758     $ 4,130
  Accrued wages and benefits................................    2,359     3,170       2,146
  Deferred revenue..........................................      418       507         517
  Capital lease obligations.................................       56        --          --
                                                              -------   -------     -------
     Total current liabilities..............................    7,271     8,435       6,793

DEFERRED REVENUE............................................       96        60          23
                                                              -------   -------     -------
     Total liabilities......................................    7,367     8,495       6,816

COMMITMENTS AND CONTINGENCIES

NET INVESTMENT BY IGEN......................................   14,151    20,665      26,660
                                                              -------   -------     -------
     Total liabilities and net investment by IGEN...........  $21,518   $29,160     $33,476
                                                              =======   =======     =======

                See notes to consolidated financial statements.

                              BIOVERIS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            THREE MONTHS ENDED
                                            YEARS ENDED MARCH 31,                JUNE 30,
                                        ------------------------------   -------------------------
                                          2001       2002       2003        2002          2003
                                        --------   --------   --------   -----------   -----------
                                                                                (UNAUDITED)
REVENUES:
  Product sales.......................  $  8,935   $ 12,077   $ 16,487    $  2,888      $  4,796
  Royalty income......................       892      1,050      1,107         242           243
  Contract fees.......................     3,987        116        180          --            34
                                        --------   --------   --------    --------      --------
     Total revenues...................    13,814     13,243     17,774       3,130         5,073
                                        --------   --------   --------    --------      --------

OPERATING COSTS AND EXPENSES:
  Product costs.......................     3,112      5,361      8,005       1,176         2,433
  Research and development............    27,983     26,829     22,766       5,692         5,232
  Selling, general and
     administrative...................    13,200     19,217     20,453       4,892         4,776
                                        --------   --------   --------    --------      --------
     Total operating costs and
       expenses.......................    44,295     51,407     51,224      11,760        12,441
                                        --------   --------   --------    --------      --------

LOSS FROM OPERATIONS..................   (30,481)   (38,164)   (33,450)     (8,630)       (7,368)

INTEREST EXPENSE......................       (30)       (27)       (29)         (6)           --

OTHER, NET............................      (213)       (12)       183         135            80

EQUITY IN LOSS OF AFFILIATE...........        --    (10,947)   (17,598)     (4,423)       (5,230)
                                        --------   --------   --------    --------      --------
NET LOSS..............................  $(30,724)  $(49,150)  $(50,894)   $(12,924)     $(12,518)
                                        ========   ========   ========    ========      ========
UNAUDITED PRO FORMA NET LOSS PER
  COMMON SHARE........................  $  (1.15)  $  (1.84)  $  (1.90)   $  (0.48)     $  (0.47)
                                        ========   ========   ========    ========      ========
UNAUDITED PRO FORMA COMMON SHARES
  OUTSTANDING.........................    26,729     26,729     26,729      26,729        26,729
                                        ========   ========   ========    ========      ========

                 See notes to consolidated financial statements

                              BIOVERIS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS ENDED
                                            YEARS ENDED MARCH 31,                JUNE 30,
                                        ------------------------------   -------------------------
                                          2001       2002       2003        2002          2003
                                        --------   --------   --------   -----------   -----------
                                                                                (UNAUDITED)
OPERATING ACTIVITIES:
Net loss..............................  $(30,724)  $(49,150)  $(50,894)   $(12,924)     $(12,518)
Adjustments to reconcile net loss to
  net cash used for operating
  activities:
  Depreciation and amortization.......     3,272      5,322      3,677       1,002           852
  Loss on disposal of equipment.......        --         --         90          --            --
  Expense related to stock options....        --        219        386         103            89
  Equity in loss of affiliate.........        --     10,947     17,598       4,423         5,230
  Changes in assets and liabilities:
     Accounts receivable..............     1,335     (1,326)    (2,666)        117           735
     Inventory........................    (1,905)     1,666     (1,428)       (458)          118
     Prepaid expenses and other.......      (404)       330     (1,052)         78           457
     Accounts payable and accrued
       expenses.......................     2,604     (1,631)     1,131        (973)       (1,652)
     Deferred revenue.................      (725)      (553)        53         (15)          (27)
                                        --------   --------   --------    --------      --------
       Net cash used for operating
          activities..................   (26,547)   (34,176)   (33,105)     (8,647)       (6,716)
                                        --------   --------   --------    --------      --------
INVESTING ACTIVITIES:
  Expenditures for equipment and
     leasehold improvements...........    (4,925)    (5,642)    (3,331)       (797)         (799)
  Increase in other long-term
     assets...........................        --        (85)       (11)        (10)           --
  Investment in affiliate.............        --    (16,351)   (20,519)     (5,045)      (10,909)
                                        --------   --------   --------    --------      --------
       Net cash used for investing
          activities..................    (4,925)   (22,078)   (23,861)     (5,852)      (11,708)
                                        --------   --------   --------    --------      --------
FINANCING ACTIVITIES:
  Cash contributed by IGEN, net.......    31,544     56,307     57,022      14,513        18,424
  Payments under capital lease
     obligations......................       (72)       (53)       (56)        (14)           --
                                        --------   --------   --------    --------      --------
       Net cash provided by financing
          activities..................    31,472     56,254     56,966      14,499        18,424
                                        --------   --------   --------    --------      --------
NET CHANGE IN CASH....................        --         --         --          --            --
CASH, BEGINNING OF PERIOD.............        --         --         --          --            --
                                        --------   --------   --------    --------      --------
CASH, END OF PERIOD...................  $     --   $     --   $     --    $     --      $     --
                                        ========   ========   ========    ========      ========
SUPPLEMENTAL DISCLOSURES:
  Cash payments of interest...........  $     30   $     27   $     29    $      6      $     --
                                        ========   ========   ========    ========      ========
  Equipment and leasehold improvements
     contributed to affiliate.........  $     --   $    839   $     --    $     --      $     --
                                        ========   ========   ========    ========      ========

                See notes to consolidated financial statements.

                              BIOVERIS CORPORATION

               CONSOLIDATED STATEMENTS OF NET INVESTMENT BY IGEN
                                 (IN THOUSANDS)

                                                      YEARS ENDED MARCH 31,        THREE MONTHS
                                                  ------------------------------       ENDED
                                                    2001       2002       2003     JUNE 30, 2003
                                                  --------   --------   --------   -------------
                                                                                    (UNAUDITED)
BALANCE, BEGINNING OF PERIOD....................  $  5,955   $  6,775   $ 14,151     $ 20,665
NET LOSS........................................   (30,724)   (49,150)   (50,894)     (12,518)
CAPITAL CONTRIBUTED BY IGEN.....................    31,544     56,526     57,408       18,513
                                                  --------   --------   --------     --------
BALANCE, END OF PERIOD..........................  $  6,775   $ 14,151   $ 20,665     $ 26,660
                                                  ========   ========   ========     ========

                See notes to consolidated financial statements.

                              BIOVERIS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company and Basis of Presentation -- On July 24, 2003, IGEN International, Inc. (IGEN) and Roche Holding Ltd (Roche) jointly announced that they had reached definitive agreements pursuant to which Roche will acquire IGEN and IGEN will simultaneously distribute the common stock of a new company, BioVeris Corporation (the Company), to its stockholders (the merger). The transaction will occur in the following steps:

     - IGEN will restructure its operations so that the Company, a newly formed, wholly-owned subsidiary of IGEN, will assume IGEN's biodefense, life sciences and industrial product lines as well as IGEN's opportunities in the clinical diagnostics and healthcare fields and will own IGEN's intellectual property, IGEN's equity interest in Meso Scale Diagnostics, LLC. (MSD), cash and certain other rights and licenses currently held by IGEN; and

     - A wholly-owned subsidiary of Roche will merge with and into IGEN, as a result of which IGEN will become a wholly-owned subsidiary of Roche and the Company will become an independent, publicly-traded company owned by IGEN stockholders. Simultaneously with the completion of the merger, certain ongoing commercial agreements between the Company and certain affiliates of Roche will become effective.

     The obligations of the parties to complete the merger are subject to certain conditions, including the adoption of the merger agreement by IGEN stockholders, the receipt by IGEN of a solvency opinion substantially to the effect that the Company will not be insolvent after giving effect to the merger and related transactions and the execution and delivery of the ongoing commercial agreements, and that Roche will have loaned IGEN up to $214 million, such loan remaining the obligation of IGEN following the completion of the merger. All cash on hand at IGEN will be transferred to BioVeris as part of the restructuring.

     The Company was organized as IGEN Integrated Healthcare, LLC, a Delaware limited liability company, on June 6, 2003, and converted into BioVeris Corporation, a newly formed Delaware corporation on September 22, 2003. IGEN Integrated Healthcare, LLC was, and the Company is, a wholly-owned subsidiary of IGEN.

     The assets and businesses of the Company have historically been owned and operated by IGEN. The accompanying financial statements have been prepared and are presented as if the Company had been operating as a separate entity using IGEN's historical cost basis in the assets and liabilities and including the historical operations of the businesses and assets to be transferred to the Company from IGEN as part of the restructuring. Accordingly, IGEN's net investment in the Company is shown in lieu of stockholders' equity in the accompanying consolidated balance sheets. IGEN holds all cash in a centralized treasury and has provided all of the necessary funding for the operations of the Company. Accordingly, no cash is reflected on the accompanying consolidated balance sheets. IGEN has the ability and intent to fund the businesses being transferred to BioVeris until such time as the merger is completed.

     For each of the periods presented in the consolidated financial statements, the Company was fully integrated with IGEN and these financial statements reflect the application of certain estimates and allocations. The Company's consolidated statements of operations include all revenues and costs that are directly attributable to the Company's businesses. In addition, certain expenses of IGEN have been allocated to the Company using various assumptions that, in the opinion of management, are reasonable. These expenses include an allocated share of general and administrative salaries as well as certain other shared costs (primarily facility, human resources, legal, accounting and other administrative costs), which were allocated based upon percentage of total revenue or percentage of total headcount, as appropriate. Allocated expenses of $13.2 million, $19.2 million, $20.5 million, $4.9 million, and $4.8 million are

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

included in selling, general and administrative expenses in the accompanying consolidated statements of operations for the fiscal years ended March 31, 2001, 2002 and 2003, and the three months ended June 30, 2002 and 2003, respectively. The financial information included herein may not reflect the financial position, results of operations and cash flows of the Company in the future or what they would have been had BioVeris been operating as a stand-alone entity in the past.

     On or before the date of the merger, IGEN Europe, Inc. and IGEN International, K.K. will become wholly-owned subsidiaries of the Company, therefore the consolidated financial statements include the accounts of the Company and these subsidiaries. All significant intercompany transactions and balances have been eliminated.

     Estimates -- In addition to the estimates noted above, the preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Concentration of Credit Risk -- During the years ended March 31, 2001, 2002 and 2003, and the three months ended June 30, 2002 and 2003, agencies of the U.S. Government accounted for 2%, 11%, 26%, 15% and 21% of total revenue, respectively, and 11%, 43% and 34% of total accounts receivable as of March 31, 2002 and 2003 and June 30, 2003, respectively.

     Allowance for Doubtful Accounts -- The Company maintains reserves on customer accounts where estimated losses may result from the inability of its customers to make required payments. These reserves are determined based on a number of factors, including the current financial condition of specific customers, the age of accounts receivable balances and historical loss rates.

     Inventory -- Inventory is recorded at the lower of cost or market using the first-in, first-out method and consists of the following:

                                                             MARCH 31,
                                                          ---------------    JUNE 30,
                                                           2002     2003       2003
                                                          ------   ------   -----------
                                                                            (UNAUDITED)
                                                                 (IN THOUSANDS)
Finished goods..........................................  $2,041   $2,234     $1,877
Work in process.........................................   1,149      869        907
Raw materials...........................................   1,272    2,345      2,508
                                                          ------   ------     ------
  Total.................................................  $4,462   $5,448     $5,292
                                                          ======   ======     ======

     Equipment and Leasehold Improvements -- Equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation on equipment, which includes lab instruments and furniture, is computed over the estimated useful lives of the assets, generally three to five years, using straight-line or accelerated methods. Leasehold improvements are amortized on a straight-line basis over the life of the lease. During the year ended March 31, 2002, the Company changed its depreciation method for certain equipment from an accelerated method to straight-line. The impact of this change was not material to the Company's financial position or results of operations.

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

     Equipment and leasehold improvements consist of the following:

                                                           MARCH 31,
                                                       ------------------    JUNE 30,
                                                         2002      2003        2003
                                                       --------   -------   -----------
                                                                            (UNAUDITED)
                                                                (IN THOUSANDS)
Lab instruments and equipment........................  $  7,761   $ 6,274    $  6,611
Office furniture and equipment.......................     7,492     5,847       6,139
Leasehold improvements...............................     2,864     3,618       3,755
                                                       --------   -------    --------
                                                         18,117    15,739      16,505
Accumulated depreciation and amortization............   (11,688)   (9,283)    (10,060)
                                                       --------   -------    --------
  Total..............................................  $  6,429   $ 6,456    $  6,445
                                                       ========   =======    ========

     Capitalized Software Costs -- Software development costs incurred after technological feasibility is established are capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." To date, software development has been substantially completed concurrently with the establishment of technological feasibility, and accordingly, no costs have been capitalized to date.

     Evaluation of Long-Lived Assets -- The Company evaluates the potential impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. In evaluating the recoverability of an asset, management's policy is to compare the carrying amount of an asset with the projected undiscounted future cash flow. Management believes no impairment of these assets exists as of March 31, 2002 and 2003 and June 30, 2003.

     Warranty Reserve -- The Company warrants its products against defects in material and workmanship for one year after sale and records estimated future warranty costs at the time revenue is recognized. A reserve for future warranty claims is recorded based upon management's review of historical claims, supplemented by expectations of future costs. The Company also offers extended warranty arrangements to customers, for which related costs are recorded as incurred.

     Warranty reserve activity is as follows:

                                                         YEAR ENDED     THREE MONTHS ENDED
                                                       MARCH 31, 2003     JUNE 30, 2003
                                                       --------------   ------------------
                                                                           (UNAUDITED)
                                                                 (IN THOUSANDS)
BALANCE, BEGINNING OF PERIOD.........................     $   170             $ 250
  Provisions recorded................................       1,278               396
  Actual costs incurred..............................      (1,198)             (396)
                                                          -------             -----
BALANCE, END OF PERIOD...............................     $   250             $ 250
                                                          =======             =====

     Fair Value of Financial Instruments -- The carrying amounts of the Company's financial instruments, which include accounts receivable, accounts payable and accrued expenses, approximate their fair value due to their short maturities.

     Revenue Recognition -- The Company derives revenue principally from three sources: product sales, royalty income and contract fees.

     Product sales revenue is generally recognized when persuasive evidence of an arrangement exists, the price to the buyer is fixed and determinable, collectibility is reasonably assured and the product is shipped

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

to the customer thereby transferring title and risk of loss. Rental revenue associated with instruments that are leased is recognized ratably over the life of the lease agreements. Revenue associated with extended warranty arrangements is recognized over the term of the extended warranty contract.

     Royalty income is recorded when earned, based on information provided by licensees.

     Revenue from services performed under contracts is recognized over the term of the underlying customer contract or at the end of the contract, when obligations under the contract have been satisfied. For services performed on a time and material basis, revenue is recognized upon performance. Amounts received in advance of performance under contracts are recorded as deferred revenue until earned.

     Research and Development -- Research and development costs are expensed as incurred.

     Foreign Currency -- Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the results of operations as incurred. These amounts were not material during the years ended March 31, 2001, 2002 and 2003 and the three months ended June 30, 2002 and 2003.

     Income Taxes -- The assets and businesses of the Company have historically been owned and operated by IGEN. The Company was not a separate legal or tax entity and the operating results of the Company were included in IGEN's consolidated Federal and state income tax returns. As a result, income taxes have been calculated as if the Company was a stand-alone entity filing a separate tax return.

     Stock-Based Compensation -- The Company has elected to follow the recognition and measurement principals of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for employee stock options and, accordingly, will not recognize compensation cost for options granted under its 2003 stock incentive plan whose exercise price equaled the market value of a share of the underlying common stock on the date of grant.

     The Company did not have any stock option grants. The following table illustrates the effect on net loss and net loss per share as if IGEN had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- An Amendment of SFAS No. 123," to stock-based employee compensation and the resulting costs attributable to the Company's employees were reflected in the consolidated financial statements:

                                                                         THREE MONTHS ENDED
                                         YEARS ENDED MARCH 31,                JUNE 30,
                                     ------------------------------   -------------------------
                                       2001       2002       2003        2002          2003
                                     --------   --------   --------   -----------   -----------
                                                                             (UNAUDITED)
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net loss, as reported..............  $(30,724)  $(49,150)  $(50,894)   $(12,924)     $(12,518)
Deduct: Total stock-based employee
  compensation expense determined
  under fair value method..........    (1,625)    (1,974)    (2,455)       (634)         (455)
                                     --------   --------   --------    --------      --------
Net loss, as adjusted..............  $(32,349)  $(51,124)  $(53,349)   $(13,558)     $(12,973)
                                     ========   ========   ========    ========      ========
Net loss per share:
Net loss per common share, as
  reported.........................  $  (1.15)  $  (1.84)  $  (1.90)   $  (0.48)     $  (0.47)
Net loss per common share, as
  adjusted.........................  $  (1.21)  $  (1.91)  $  (2.00)   $  (0.51)     $  (0.49)

     All per share information for the Company is based on the number of shares of common stock of the Company projected to be outstanding upon completion of the merger and related transactions. The net

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

loss, as adjusted, and net loss per share, as adjusted, disclosed above is not representative of the effects on net loss and net loss per share on an as adjusted basis in future years, as future years will include grants by the Company of options for the Company common stock. In addition, upon completion of the merger, all options for IGEN common stock will be canceled.

     The fair value of options for IGEN common stock was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                                                                THREE
                                                                               MONTHS
                                                           YEARS ENDED          ENDED
                                                            MARCH 31,         JUNE 30,
                                                        ------------------   -----------
                                                        2001   2002   2003   2002   2003
                                                        ----   ----   ----   ----   ----
                                                                             (UNAUDITED)
Expected dividend yield...............................    0%     0%     0%     0%     0%
Expected stock price volatility.......................   71%    71%    68%    69%    65%
Risk-free interest rate...............................  5.5%   4.3%   3.4%   4.2%   2.3%
Expected option term (in years).......................    5      5      5      5      5

     Based on this calculation, the weighted average fair value of options granted was $9.66, $15.68, $20.56, $22.93 and $21.09, during the years ended
March 31, 2001, 2002 and 2003 and the three months ended June 30, 2002 and 2003, respectively.

     Pro Forma Net Loss Per Share -- The Company uses SFAS No. 128, "Earnings per Share," for the calculation of basic and diluted earnings per share. For all periods presented, unaudited pro forma net loss per share is based on the number of common shares expected to be outstanding upon completion of the merger and related transactions.

     Interim Financial Statements -- The accompanying unaudited interim consolidated financial statements as of June 30, 2003 and 2002 have been prepared in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments consisting only of normal recurring adjustments considered necessary for a fair presentation have been included. The Company's consolidated results of operations for any period are not necessarily indicative of the results for the full year or for any other period.

     New Accounting Standards -- In November 2002, the Financial Accounting Standards Board (FASB) issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others," or FIN 45. FIN 45 establishes new disclosure and liability recognition requirements for direct and indirect guarantee with specified characteristics. The initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for both annual and interim periods ending after December 15, 2002. BioVeris adopted FIN 45 as of March 31, 2003 and the implementation did not have a material effect on its financial position, results of operation or cash flows.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of SFAS No. 123" (SFAS
148). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation" (SFAS
123), to provide alternative methods of voluntarily transitioning to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure requirements of SFAS 123 to require disclosure of the method used to account for stock-based employee compensation and the effect of the method on reported results in both annual and interim financial statements. This pronouncement is effective for both

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

annual and interim periods beginning after December 15, 2002. The Company has elected to follow the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting For Stock Issued to Employees," in its accounting for employee stock options. In accordance with SFAS 148, the Company has adopted the annual and interim period disclosure requirements.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 provides guidance on variable interest entities and the framework through which an enterprise assesses consolidation of a variable interest entity. FIN 46 was effective immediately for variable interest entities created or acquired after January 31, 2003 and became effective July 1, 2003 for variable interest entities created or acquired on or before January 31, 2003. The Company adopted FIN 46 as of July 1, 2003 and has determined that MSD qualifies as a variable interest entity under FIN 46 because substantially all of MSD's funding is being provided by the Company and the Company's voting rights are not proportional to its obligation to absorb a majority of the potential future losses of MSD. Accordingly, beginning July 1, 2003, the Company will consolidate the financial results of MSD. Consolidation accounting will require certain reclassifications within the Company's consolidated financial statements but is not expected to materially affect its financial position or net loss, as the Company has recorded approximately 100% of MSD's losses.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The amendments set forth in SFAS 149 require that contracts with comparable characteristics be accounted for similarly. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not expect the adoption of this pronouncement to have a material effect on its financial position, results of operations or cash flows.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS
150). SFAS 150 establishes standards regarding the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. BioVeris does not expect that the adoption of this pronouncement will have a material effect on its financial position, results of operations or cash flows.

2.  LICENSE AND RESEARCH AGREEMENTS

     IGEN granted a license to BioMerieux, for the development and worldwide-commercialization of ORIGEN-based nucleic acid test systems on a co-exclusive basis for certain segments of the clinical diagnostics market and on a non-exclusive basis for certain segments of the life science market. Among other things, the agreement provides for royalty payments to IGEN on product sales and for product supply arrangements between the parties. This agreement will be assigned to the Company in connection with the restructuring. Royalty income from BioMerieux of $276,000, $252,000, $236,000, $27,000 and $34,000 has
been recognized in the accompanying consolidated financial statements for the years ended March 31, 2001, 2002, and 2003, and the three months ended June 30, 2002 and 2003, respectively.

     IGEN granted a license to Eisai, for the manufacture of a class of ORIGEN-based diagnostic systems on an exclusive basis for the clinical diagnostics market in Japan. The agreement provides for royalty payments to IGEN on product sales. In 2002, IGEN and Eisai executed an extension of the license under which the license became non-exclusive in July 2003. This agreement will be assigned to the Company in

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

connection with the restructuring. Royalty income from Eisai of $609,000, $798,000, $871,000, $215,000 and $209,000 has been recognized in the accompanying consolidated financial statements for the years ended March 31, 2001, 2002 and 2003, and the three months ended June 30, 2002 and 2003, respectively.

3.  STOCK OPTION PLANS

     In September 2003, the board of directors of the Company adopted, subject to IGEN stockholder approval, the BioVeris 2003 Stock Incentive Plan (Stock
Plan). Up to 5.3 million shares of common stock of the Company (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Stock Plan.

     The Stock Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock of the Company and the grant of stock appreciation rights (collectively, Awards).

     Employees, officers, directors, consultants and advisors, including any individuals who have accepted an offer for employment, of the Company and its subsidiaries are eligible to be granted awards under the Stock Plan. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Approval of the Stock Plan requires the affirmative vote of the IGEN stockholders and no awards have been granted.

     In August 2000, IGEN granted 75,000 non-qualified stock options under its 1994 Stock Option Plan in connection with a consulting arrangement for services to be provided to it. The consultant is also the sole owner of Meso Scale Technologies (MST) and is a son of the Chief Executive Officer of the Company (see Note 4). As a result of certain events in fiscal 2002 and pursuant to Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25" and EITF 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees For Acquiring, or in Conjunction with Selling, Goods or Services," IGEN began recognizing expense on a monthly basis as the options are earned and vest, based upon fair value calculated in accordance with the Black-Scholes option pricing model. Changes in the fair value of the unvested options will result in changes in future expense recognition. The options vest ratably over a five-year period through August 2005. As the consulting services were provided to the BioVeris businesses, compensation expense of $219,000, $386,000, $103,000 and $89,000 has been reflected in the accompanying financial statements for the years ended March 31, 2002 and 2003 and the three months ended June 30, 2002 and 2003, respectively.

     The Company did not have any stock option grants. Certain detailed stock option disclosures related to options granted under IGEN stock option plans have been omitted from these notes to consolidated financial statements as all such options will be canceled in connection with the merger and related transactions and the holder of any such options will have the right to receive for each share covered by such option: cash from Roche equal to the excess of $47.25 over the exercise price of such option and one share of BioVeris common stock.

4.  MESO SCALE DIAGNOSTICS JOINT VENTURE

     MSD is a joint venture formed by MST and IGEN in 1995. MSD was formed for the development and commercialization of products utilizing a proprietary combination of MST's multi-array technology together with IGEN's technology. MST is a company established and wholly-owned by Jacob

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

Wohlstadter, a son of IGEN's and BioVeris's chief executive officer. In August 2001, IGEN amended the joint venture agreement, the limited liability company agreement of MSD and certain license and other agreements with MSD and MST to continue the MSD joint venture and entered into various related agreements (the MSD agreements). An independent committee of the IGEN board of directors, with the advice of independent advisors and counsel, negotiated and approved the MSD agreements. As part of the restructuring, IGEN will transfer its equity interest in MSD to BioVeris and will assign the MSD agreements to BioVeris.

     MSD manufactures and markets two instrument systems, the Sector HTS and the Sector PR, both of which combine IGEN's ECL technology and MST's multi-array technology. The Sector HTS is an ultra high throughput drug discovery system engineered for applications such as high throughput screening and large-scale proteomics. The Sector PR is a smaller system designed for benchtop applications such as assay development, research in therapeutic areas, cellular biology and medium throughput screening. MSD also manufactures and markets a line of proprietary reagents, assays and plates that are used on these systems. Product sales commenced in October 2002.

     Under the MSD agreements, IGEN's funding commitment was based on an annual budget of MSD approved by the Joint Venture Oversight Committee (JVOC), a committee of the IGEN board of directors consisting of independent directors. IGEN's remaining funding commitment may be satisfied in part through in-kind contributions of scientific and administrative personnel and shared facilities. The JVOC approved funding for MSD by IGEN for the period from January 1, 2003 to November 30, 2003 in an amount of $20.6 million, subject to a permitted variance of 15%. As of June 30, 2003, IGEN's remaining funding commitment to MSD was $9.7 million. For the years ended March 31, 2001, 2002 and 2003 and the three months ended June 30, 2002 and 2003, IGEN made total contributions to MSD of $8.3 million, $19.6 million, $20.5 million, $5.0 million and $10.9 million, respectively. During the year ended March 31, 2002, IGEN transferred certain equipment and leasehold interests to MSD in the amount of $839,000, which amount is included in the in-kind contributions to MSD in such year.

     Separate from and in addition to IGEN's remaining funding commitment under the MSD agreements for the period from January 1, 2003 to November 30, 2003, BioVeris has agreed to make a final capital contribution of $37.5 million to MSD following the completion of the merger. Of the $37.5 million, any amount in excess of $30.0 million (including any interim funding provided by IGEN as described in the next sentence) will be funded by Samuel Wohlstadter, IGEN's and the Company's chairman and chief executive officer, through the purchase of a new series of BioVeris preferred stock. In addition, in the event completion of the merger has not occurred prior to December 1, 2003, IGEN has agreed to provide continued interim funding to MSD, payable monthly on the first day of each month commencing on December 1, 2003 until the earlier to occur of completion of the merger or termination of the merger agreement. The monthly funding will equal approximately $1.7 million, which is 1/12th of IGEN's aggregate funding commitment under the 2003 MSD budget approved by the JVOC. Any interim funding will reduce the amount of the Company's capital contribution following completion of the merger.

     After the restructuring, the Company will replace IGEN as a member of MSD and will hold a 31% voting equity interest in MSD and be entitled to a preferred return on $67.8 million of the funds previously invested by IGEN in MSD through June 30, 2003 and on all additional funds invested by IGEN and the Company thereafter. This preferred return would be payable out of a portion of both future profits and certain third-party financings of MSD, generally before any payments are made to other equity holders. Although MST owns the remaining 69% of the voting interest in MSD, the Company generally has the right to approve significant MSD governance matters. In exercising this right, an independent committee of the Company board of directors must consider the Company's interests and the interests of the Company stockholders while also taking into consideration the interests of MSD.

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

     IGEN and MST are the sole members of MSD, and each holds one seat on MSD's two-member board of managers. After the restructuring, Dr. Richard Massey, IGEN's and the Company's president and chief operating officer, will be the Company's representative on the MSD board of managers and will also serve as the treasurer and secretary of MSD. The other member of the MSD board of managers is Mr. Jacob Wohlstadter, who is the sole owner of MST and serves as president and chief executive officer of MSD.

     Under the terms of one of the MSD agreements, IGEN granted to MSD a worldwide, perpetual, exclusive license (with certain exceptions) to IGEN's technology, including ECL technology, for use in MSD's research program, defined in the MSD agreements. If the Company ceases to be a member of MSD, it will become entitled to receive royalty payments from MSD on all products developed and sold by MSD using the Company's patents.

     MST holds a worldwide, perpetual, non-exclusive sublicense from MSD for certain non-diagnostic applications of BioVeris' technology. BioVeris is entitled to receive royalty payments from MST on any products developed and sold by MST using the patents the Company will receive as part of the restructuring.

     During the term of the MSD joint venture agreement, MSD is IGEN's and MST's exclusive means of conducting the MSD research program, and IGEN is obligated to refrain from developing or commercializing any products, processes or services that are related to the MSD research program in the diagnostic field, as defined for purposes of the MSD agreements, or to MSD's research technologies as described in the MSD agreements, subject to certain exceptions. After the expiration or termination of the MSD joint venture agreement, IGEN or the Company, as applicable, may not use the improvements granted to it by MSD to compete with MSD in the diagnostic field.

     As part of the merger agreement and related transaction agreements, the Company, IGEN and MSD agreed that the MSD joint venture agreement will expire on the later of November 30, 2003, or the earlier of the date of the completion of the merger and related transactions or the termination of the merger agreement. In addition, in accordance with the MSD agreements, MST and MSD have the right to terminate the joint venture agreement prior to its expiration under certain circumstances, including breach of IGEN's obligations, including IGEN's funding obligations to MSD, MSD's termination of Mr. Jacob Wohlstadter's employment (other than for cause or disability), if Mr. Jacob Wohlstadter is entitled to terminate his employment agreement for good reason (as defined in his employment agreement) or upon a change in control of IGEN, as defined.

     MSD and Mr. Jacob Wohlstadter have each agreed that the merger and related transactions will not constitute a change in control for purposes of the MSD agreements.

     Upon the expiration of the MSD joint venture upon the completion of the merger, MSD and MST will have the right to purchase BioVeris's interest in MSD for a purchase price equal to fair market value (to be determined in accordance with the provisions and procedures set forth in the MSD agreements, which shall include a determination by appraisers if the parties are unable to agree on fair market value) minus a discount factor of 7.5%. If MSD or MST exercises its right to purchase the Company's interest at the appraised value, it will be entitled to pay the Company the purchase price, plus interest, over time in installments equal to the sum of 5% of MSD net sales and 20% of the net proceeds realized by MSD from the sale of debt or equity securities in any third party financing after the date the Company sells its interest in MSD.

     Following the expiration of the MSD joint venture agreement, many of the licenses and other arrangements with MSD and MST assigned to the Company will continue indefinitely.

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

     MSD has an employment agreement with Mr. Jacob Wohlstadter, its president and chief executive officer, the current term of which runs through November 30, 2004 and provides for a salary of $250,000 for the year ending December 31, 2003. In addition, Mr. Jacob Wohlstadter is also eligible to receive, at the discretion of the JVOC, an annual cash bonus in an amount not to exceed 20% of his annual salary. During year ended December 31, 2003, Mr. Jacob Wohlstadter is expected to receive $250,000 from his employment at MSD. If MSD terminates the employment agreement without cause, or Mr. Jacob Wohlstadter terminates the employment agreement for good reason (which includes a "change in control" of BioVeris, as defined), Mr. Jacob Wohlstadter will be entitled to receive, in addition to salary and pro rata bonus and adjustments earned through the 60th day following the notice of termination, an amount equal to from 3 to 12 times (depending on the reason for the termination) the monthly pro rata salary, bonus and adjustments in effect at the time of the termination. Under the employment agreement Mr. Jacob Wohlstadter is also entitled to receive a gross-up for any "parachute" excise tax imposed on payments made or benefits provided pursuant to the agreement. In addition, upon such a termination prior to the expiration of the joint venture agreement, MSD and MST shall have a joint right to purchase the Company's interest in MSD on terms described above. The Company will be responsible for all amounts payable, costs incurred and other obligations under the employment agreement prior to the termination of the Company's funding obligation to MSD upon the completion of the merger, which generally are expected to be paid out of IGEN's funding commitment to MSD and the Company's one-time contribution to MSD. MSD has agreed that the merger and related transaction will not constitute a change in control for purposes of the MSD agreements and the employment agreement. The Company will also indemnify Mr. Jacob Wohlstadter against certain liabilities, including liability from the joint venture relating to the period of IGEN's or the Company's involvement with MSD. In addition, the Company will be obligated under the MSD agreements to indemnify each board member or officer of MSD with respect to any action taken by such person prior to BioVeris ceasing to be a member of MSD by reason of the fact that such person is or was a board member or an officer of MSD.

     Since inception of the MSD joint venture, the equity method has been utilized to account for the investment. In conjunction with entering into the MSD agreements and taking into account the progress made by MSD in the development of its products, it was determined that future contributions to MSD would be made based on the future investment benefit to be obtained by it. Therefore, the Company share of MSD losses since July 1, 2001, has been recorded as Equity in Loss of Affiliate. Prior to this date, equity investments in MSD were accounted for as research and development funding and accordingly, all MSD investments were recorded as research and development expenses as incurred. These research and development expenses totaled $8.3 million and $2.4 million for the years ended March 31, 2001 and 2002, respectively. During the years ended March 31, 2001, 2002 and 2003 and the three months ended June 30, 2002 and 2003, operating costs allocated to MSD by the Company in connection with shared personnel and facilities totaled $5.6 million, $11.4 million, $11.9 million, $2.1 million and $2.0 million, respectively. Since July 1, 2001, these allocated operating costs reduced certain operating costs and expenses and increased Equity in Loss of Affiliate in the accompanying consolidated statements of operations. The Company's investment in affiliate totaled $6.2 million and $9.2 million at March 31, 2002 and 2003, respectively. See Note 1 for discussion of consolidation accounting of the MSD investment as of July 1, 2003.

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

     Summarized financial information for MSD is as follows:

                                                                      THREE MONTHS ENDED
                                            YEARS ENDED MARCH 31,          JUNE 30,
                                           ------------------------   ------------------
                                           2001     2002     2003      2002       2003
                                           -----   ------   -------   -------    -------
                                                                         (UNAUDITED)
                                                          (IN THOUSANDS)
Revenue..................................  $  --   $   --   $ 3,247   $  134     $1,827
Operating expenses.......................  6,185   13,560    21,357    4,816      6,591
Net loss.................................  6,185   13,541    18,215    4,667      5,292

                                                            MARCH 31,
                                                         ----------------    JUNE 30,
                                                          2002     2003        2003
                                                         ------   -------   -----------
                                                                            (UNAUDITED)
                                                                 (IN THOUSANDS)
Current assets.........................................  $4,571   $ 5,685     $10,817
Total assets...........................................   8,305    11,904      17,220
Current liabilities....................................     885     2,226       1,829
Total liabilities......................................     931     2,226       1,829
Total members' equity..................................   7,374     9,678      15,391

5.  INCOME TAXES

     The Company's operating results historically have been included in IGEN's consolidated Federal and state income tax returns. As a result, income taxes have been calculated as if the Company was a stand-alone entity filing a separate tax return. For the years ended March 31, 2001, 2002 and 2003, and for the three months ended June 30, 2002 and 2003, the Company recorded no Federal or state income tax expense and did not owe or pay Federal or state income tax as calculated by applying statutory rates.

     In connection with the merger and related transactions, Roche will be acquiring all of the historical net operating loss and tax credit carryforwards of IGEN. The Company however, will be assuming IGEN's historical cost basis in the assets and liabilities transferred to the Company from IGEN. Deferred income tax assets and liabilities have been computed for differences between financial reporting and tax bases of the assets and liabilities assumed that will result in taxable or deductible amounts in the future. The computation of deferred income taxes is based on enacted tax laws and rates applicable to periods in which the differences are expected to affect the taxable income of the Company after the completion of

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

the merger. The approximate tax effects of temporary differences that will give rise to the Company's deferred tax assets are as follows:

                                                                  MARCH 31,
                                                              -----------------
                                                               2002      2003
                                                              -------   -------
                                                               (IN THOUSANDS)
Deferred tax assets:
Accruals and reserves.......................................  $   468   $   551
Deferred revenue............................................      198       219
Equipment and leasehold improvements........................      976     1,304
Investment in affiliate.....................................    1,791     1,954
Other.......................................................       45      (238)
                                                              -------   -------
  Total deferred tax asset..................................    3,478     3,790
Less: valuation allowance...................................   (3,478)   (3,790)
                                                              -------   -------
     Net deferred tax asset.................................  $    --   $    --
                                                              =======   =======

     A valuation allowance equal to the total net deferred tax assets has been provided as of March 31, 2002 and 2003 as it is more likely than not that deferred tax assets will not be realized. The increase in the valuation allowance on the deferred tax asset was $2.6 million and $300,000 for the years ended March 31, 2002 and 2003, respectively. As a result of state income taxes and a valuation allowance, the provision for income taxes recorded in the accompanying consolidated statements of operations differs from the amount that would have resulted by applying the U.S. Federal income tax statutory rate.

6.  EMPLOYEE SAVINGS PLAN

     IGEN has an Employee Savings Plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, and subject to the Employee Retirement Income Security Act of 1974, as amended. IGEN made discretionary contributions of $275,000, $459,000, $544,000, $63,000 and $67,000
for the years ended March 31, 2001, 2002 and 2003, and the three months ended June 30, 2002 and 2003, respectively, attributable to BioVeris employees. As part of the restructuring, the Company will assume all liabilities with respect to this plan.

     The Company intends to establish a 401(k) employee benefit plan similar in nature to the plan formerly provided to its employees by IGEN.

7.  RELATED PARTIES

     The Company's chief executive officer, Mr. Samuel Wohlstadter, is the principal and controlling stockholder, a director and the chief executive officer of each of Wellstat Biologics Corporation, Wellstat Therapeutics Corporation, Hyperion Catalysis International (Hyperion) and Proteinix Corporation (Proteinix). The Company's president and chief operating officer, Mr. Richard Massey, is also a director of Hyperion and a less than 10% stockholder in Proteinix. These companies are therefore considered the Company's affiliates for the purpose of this discussion. After the completion of the merger and related transactions, the Company will have shared services arrangements with each of these affiliated companies. These shared services include accounting and finance, human resources and other administrative services, as well as facility related costs and services. Shared services costs allocated to these companies totaled $1.4 million, $1.3 million, $1.0 million, $300,000 and $300,000 for the years ended March 31, 2001, 2002 and 2003, and the three months ended June 30, 2002 and 2003, respectively, which reduced certain operating costs and expenses for the respective periods. Amounts allocated to these affiliated companies are

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

calculated and billed monthly based upon costs incurred by the Company and are determined through allocation methods that include time-spent and square footage utilized. Amounts due from affiliated companies under the shared services arrangements were $94,000, $228,000 and $192,000 at March 31, 2002 and 2003 and
June 30, 2003, respectively, which were paid subsequent to each respective period-end.

     IGEN has licensed certain diagnostic technologies from affiliated companies and has licensed certain pharmaceutical technologies to affiliated companies. No royalties have ever been earned or accrued under these license agreements. These license agreements will be assigned to the Company in connection with the restructuring.

8.  COMMITMENTS

     Capital Leases -- IGEN is obligated under capital lease agreements for certain equipment. These leases will be assigned to the Company in connection with the restructuring and will expire during the year ending March 31, 2004. The aggregate discounted lease payments are recorded as a liability, and the fair market value of the related leased assets are capitalized and amortized over the estimated useful lives of the assets. Total assets capitalized pursuant to such agreements were approximately $350,000 and $224,000 and $224,000 at March 31, 2002 and 2003 and June 30, 2003, respectively, with accumulated amortization totaling approximately $307,000, $220,000 and $224,000 at March 31, 2002 and 2003 and June 30, 2003, respectively.

     Operating Leases -- IGEN leased office, laboratory and manufacturing facilities pursuant to operating leases expiring at various times from fiscal 2004 through fiscal 2010. These leases will be assigned to the Company in connection with the restructuring. Rent expense for these operating leases totaled approximately $2.3 million, $2.4 million, $2.6 million, $700,000 and $700,000 for the years ended March 31, 2001, 2002 and 2003, and the three months ended June 30, 2002 and 2003, respectively.

     At March 31, 2003, the future minimum operating lease payments are as follows:

                                                                OPERATING
                                                                  LEASE
YEARS ENDED MARCH 31,                                            PAYMENTS
---------------------                                         --------------
                                                              (IN THOUSANDS)
2004........................................................      $2,635
2005........................................................       2,334
2006........................................................         654
2007........................................................         357
2008........................................................         258
2009 and thereafter.........................................         401
                                                                  ------
  Total.....................................................      $6,639
                                                                  ======

     License Payment -- In connection with the merger and related transactions, the Company has committed to pay Roche a fee of $50 million after the completion of the merger for a worldwide, non-exclusive license under patents that cover PCR inventions.

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

9.  SEGMENT INFORMATION

     The Company operates in one business segment. It is engaged in the development, manufacturing and marketing of diagnostic products for the detection and measurement of biological and chemical substances. Product sales by region are as follows:

                                                                        THREE MONTHS
                                            YEARS ENDED MARCH 31,      ENDED JUNE 30,
                                          --------------------------   ---------------
                                           2001     2002      2003      2002     2003
                                          ------   -------   -------   ------   ------
                                                         (IN THOUSANDS)
                                                                         (UNAUDITED)
United States...........................  $4,371   $ 8,004   $11,993   $2,182   $3,764
                                          ------   -------   -------   ------   ------

United Kingdom..........................     612     1,789     1,823      337      313
All other foreign.......................   3,952     2,284     2,671      369      719
                                          ------   -------   -------   ------   ------
  Total foreign.........................   4,564     4,073     4,494      706    1,032
                                          ------   -------   -------   ------   ------

     Total..............................  $8,935   $12,077   $16,487   $2,888   $4,796
                                          ======   =======   =======   ======   ======

     Substantially all of the Company's assets are held in the United States.

10.  CONTINGENCY

     Pursuant to the tax allocation agreement among Roche, a subsidiary of Roche, IGEN and the Company, the Company may be required to pay IGEN up to $20 million to the extent that the average of the high and low market capitalization for the Company on the first day of trading of the Company's common stock after the completion of the merger exceeds a specified threshold.

11.  VALUATION AND QUALIFYING ACCOUNTS

     The following table sets forth activity in the Company's allowance for doubtful accounts:

                                         BALANCE AT        PROVISIONS                 BALANCE AT
                                     BEGINNING OF PERIOD    RECORDED    WRITE-OFFS   END OF PERIOD
                                     -------------------   ----------   ----------   -------------
                                                            (IN THOUSANDS)
FOR THE YEARS ENDED MARCH 31,
  2001.............................         $ 64              $135        $(169)         $ 30
  2002.............................           30                60           (1)           89
  2003.............................           89               135          (76)          148
FOR THE THREE MONTHS ENDED JUNE 30,
  2003 (unaudited).................         $148              $ 15        $  --          $163

                              BIOVERIS CORPORATION

            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

12.  QUARTERLY OPERATING RESULTS (UNAUDITED)

FOR THE YEARS ENDED MARCH 31,                 FIRST      SECOND     THIRD      FOURTH
-----------------------------                --------   --------   --------   --------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
2002
Revenue....................................  $  2,429   $  3,366   $  4,144   $  3,304
Loss from operations(1)....................   (10,705)    (8,639)    (7,902)   (10,918)
Net loss(2)................................   (10,712)   (11,877)   (11,669)   (14,892)
Net loss per common share(3)...............  $  (0.40)  $  (0.44)  $  (0.44)  $  (0.56)
2003
Revenue....................................  $  3,130   $  4,403   $  5,529   $  4,712
Loss from operations.......................    (8,630)    (8,924)    (8,008)    (7,888)
Net loss(2)................................   (12,924)   (13,926)   (11,313)   (12,731)
Net loss per common share(3)...............  $  (0.48)  $  (0.52)  $  (0.42)  $  (0.48)

---------------

(1) Operating costs and expenses for the fourth quarter includes a write-off of $1.1 million of TRICORDER detection modules previously recorded as fixed assets. The impact on individual prior interim and annual periods was not significant.

(2) See note 4 of notes to consolidated financial statements for a description of the recording of losses under the equity method of accounting related to the MSD investment.

(3) Based on the number of shares of the Company common stock expected to be outstanding upon completion of the merger and related transactions.

     The sum of quarterly per share amounts may not be equal to per share amounts reported for year-to-date periods due to changes in the number of shares outstanding and the effects of rounding for each period.

                                                                         ANNEX 1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            RESTRUCTURING AGREEMENT

                           DATED AS OF JULY 24, 2003,

                                    BETWEEN

                            IGEN INTERNATIONAL, INC.

                                      AND

                        IGEN INTEGRATED HEALTHCARE, LLC

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                            ------
                                    ARTICLE I

                                   DEFINITIONS
SECTION 1.01  Definitions.................................................   A-1-1

                                    ARTICLE II

             CONVERSION; CAPITALIZATION OF NEWCO AND ITS SUBSIDIARIES

SECTION 2.01  Conversion and Capitalization of Newco......................   A-1-5
SECTION 2.02  Newco Rights Plan...........................................   A-1-5
SECTION 2.03  Newco Subsidiaries..........................................   A-1-5

                                   ARTICLE III

                                   TAX MATTERS

                                    ARTICLE IV

                      RESTRUCTURING AND ASSUMED LIABILITIES

SECTION 4.01  Restructuring...............................................   A-1-6
SECTION 4.02  Assumed Liabilities.........................................   A-1-6
SECTION 4.03  Transfer and Assumption Documentation.......................   A-1-6
SECTION 4.04  Nonassignable Contracts; Retained Contracts.................   A-1-7
SECTION 4.05  Intercompany Arrangements...................................   A-1-7

                                    ARTICLE V

                                 OTHER AGREEMENTS

SECTION 5.01  Use of Name.................................................   A-1-7
SECTION 5.02  Books and Records...........................................   A-1-8
SECTION 5.03  Further Assurances..........................................   A-1-8
SECTION 5.04  Cooperation.................................................   A-1-8

                                    ARTICLE VI

                                 EMPLOYEE MATTERS

SECTION 6.01  Employment of Employees.....................................   A-1-8
SECTION 6.02  Liabilities Generally.......................................   A-1-8
SECTION 6.03  Preservation of Rights to Amend or Terminate Plans..........   A-1-9
SECTION 6.04  Reimbursement; Indemnification..............................   A-1-9
SECTION 6.05  Actions By Newco............................................   A-1-9
SECTION 6.06  No Termination..............................................   A-1-9

                                      A-1-i

                                                                             PAGE
                                                                            ------
                                   ARTICLE VII

                                    CONDITIONS

                                   ARTICLE VIII

                            MISCELLANEOUS AND GENERAL

SECTION 8.01  Modification or Amendment...................................  A-1-10
SECTION 8.02  Termination.................................................  A-1-10
SECTION 8.03  Notices.....................................................  A-1-10
SECTION 8.04  Interpretation..............................................  A-1-11
SECTION 8.05  Severability................................................  A-1-11
SECTION 8.06  Counterparts................................................  A-1-11
SECTION 8.07  Entire Agreement; Third-Party Beneficiaries.................  A-1-11
SECTION 8.08  Certain Obligations.........................................  A-1-12
SECTION 8.09  Governing Law...............................................  A-1-12
SECTION 8.10  Assignment..................................................  A-1-12
SECTION 8.11  Enforcement; Consent to Service of Process..................  A-1-12
SECTION 8.12  Extension; Waiver...........................................  A-1-12

                                      A-1-ii

     RESTRUCTURING AGREEMENT dated as of July 24, 2003 (this "Restructuring Agreement"), between IGEN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company ("Newco") and a direct wholly owned subsidiary of the Company.

     WHEREAS ROCHE HOLDING LTD, a joint stock company organized under the laws of Switzerland ("Parent"), 66 ACQUISITION CORPORATION II, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), the Company and Newco have entered into an Agreement and Plan of Merger, dated as of the date of this Restructuring Agreement (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement);

     WHEREAS as a condition to their willingness to enter into the Merger Agreement, the parties thereto have requested that the parties hereto enter into this Agreement;

     WHEREAS the respective Boards of Directors of the Company and Newco have approved this Restructuring Agreement, pursuant to which the Restructuring (as defined below) will be consummated;

     WHEREAS the purpose of the Restructuring is to make possible the Merger by separating from the Assets (as defined below) and Liabilities of the Company and its subsidiaries those Assets and Liabilities that Parent will not acquire; and

     WHEREAS in the Restructuring, the Newco Assets (as defined below) will be transferred to Newco or one or more of its subsidiaries, which will thereafter conduct the Newco Business (as defined below), and Newco or one or more of its subsidiaries will assume the Assumed Liabilities (as defined below).

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01 Definitions. Unless otherwise noted, terms used but not defined in this Restructuring Agreement shall have the meanings set forth in the Merger Agreement. In addition, the following terms shall have the following meanings:

     "Assets" shall mean any and all of the business, assets, properties, interests and rights of whatever kind and nature, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including the following:

          (a) real property interests (including leases, subleases and licenses), land, plants, buildings, improvements and fixtures thereon and all other easements, rights, privileges and appurtenances thereto;

          (b) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

          (c) inventories, including raw materials, work-in-process, finished goods, parts, accessories and supplies (including items in transit, on consignment or in the possession of any third party);

          (d) cash, bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

          (e) certificates of deposit, banker's acceptances, shares of stock (including capital stock of subsidiaries), bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, reorganization certificates or subscriptions,

                                      A-1-1
     transferable shares, investment contracts, voting trust certificates, puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

          (f) financial, accounting, Tax, operating and other data and records, including books, minute books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

          (g) patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications (including renewal applications), patent rights, patent improvements and related technology, patent improvement rights, trademarks, trademark applications, registrations and other rights, trade names and trade dress, domain names, trade name rights and other indications of origin, service marks, service mark rights, service names, copyrights and copyright applications and registrations, commercial and technical information (including engineering, production and other designs, drawings, notebooks and other recording methods, specifications, formulae and technology), computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interests;

          (h) Contracts, sale orders, purchase orders, open bids and other commitments and all other legally binding arrangements, whether written or oral, and all rights and interests therein (including rights to earned or accrued but unpaid amounts);

          (i) credits, prepaid expenses, deposits and receipts held by third parties;

          (j) claims, causes of action, choses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

          (k) Permits (as defined in this Section 1.01);

          (l) all rights in and to products sold or leased (including products returned after the Restructuring and rights of rescission, repletion and reclamation); and

          (m) goodwill and going concern value.

     "Assumed Liabilities" shall mean all Liabilities of the Company and the subsidiaries of the Company arising from events, occurrences, actions, omissions, facts or circumstances occurring or existing before the Effective Time, whether asserted before, at or after the Effective Time, other than the Continuing Company Liabilities. For the avoidance of doubt, Assumed Liabilities shall include the Liabilities of the Company under the License Agreement, the Improvements License Agreement and any Newco Litigation.

     "Company" shall have the meaning set forth in the Preamble.

     "Company Records" shall mean

          (a) the minute books of the Company;

          (b) the financial, accounting and Tax records of the Company;

          (c) all filings made by the Company (i) with the SEC and all correspondence with the SEC related thereto and (ii) with NASDAQ and all correspondence with NASDAQ related thereto;

          (d) all filings and other documentation related to the I Names (as defined in this Section 1.01);

          (e) certain litigation files of the Company to be identified by the Company prior to the Effective Time;

          (f) all documentation related to the Continuing Company Assets (other than the Continuing Company Assets described in clause (b) of the definition of such term);

                                      A-1-2

          (g) all documentation related to the Continuing Company Liabilities;
     and

          (h) all documentation related to the Company Stock Plans.

     "Continuing Company Assets" shall mean

          (a) all claims, defenses, offsets, Judgments and demands arising out of (i) the License Litigation, including the Final Judgment (as modified by the Court of Appeals Opinion) or any final judgment entered by the United States District Court for the District of Maryland, and (ii) the New Patent Litigation;

          (b) the Company Records;

          (c) the capital stock of the Continuing Licensee Subsidiary and the entire right, title and interest of the Company therein;

          (d) the Continuing Licensee Subsidiary's (i) right, title and interest under the License Agreement and (ii) rights and interests under the Covenants Not to Sue;

          (e) the Company's rights and interests under the Transaction Agreements (including this Restructuring Agreement);

          (f) the "IGEN" name and all other names, imprints, trademarks, trade names, trade name rights, trade dress, domain names, service marks, service mark rights and service names of the Company and its applicable subsidiaries, whether or not registered, that include or are derivatives of the "IGEN" name, including all common law rights and all goodwill associated therewith (collectively, the "I Names");

          (g) the Company's bank accounts (but not any cash in such bank accounts);

          (h) all rights under the insurance policies of the Company (except as provided in Section 3.01 of the Post-Closing Covenants Agreement);

          (i) the Permits of the Company set forth on Schedule 1.01(a);

          (j) the Retained Contracts and the entire right, title and interest of the Company in each Retained Contract;

          (k) the I/R Agreements (as defined below), other than the Newco I/R Agreements (as defined below), and the entire right, title and interest of the Company in each I/R Agreement, other than any Newco I/R Agreement;

          (l) the Hitachi Technical Information (as defined below);

          (m) the Parent Note and the entire right, title and interest of the Company therein;

          (n) with respect to the Transferred Customers (as defined below), (i) all amounts due to the Company under open purchase orders or other receivables and (ii) all inventory intended for sale to such Transferred Customers; and

          (o) to the extent the Company receives any cash from the exercise of Company Stock Options or Company Warrants after the Cut-Off Date, such cash.

     "Continuing Company Business" shall mean the Continuing Company Assets and the Continuing Company Liabilities and the businesses of the Company and the subsidiaries of the Company and their respective predecessors arising out of or related thereto.

     "Continuing Company Liabilities" shall mean (a) subject to Section 2.01(e) of the Post-Closing Covenants Agreement, any Liabilities of the Company under any Transaction Agreement, (b) subject to Section 2.01(f) of the Post-Closing Covenants Agreement, any Liabilities of the Continuing Licensee Subsidiary under the License Agreement or the Covenants Not to Sue, (c) any Liabilities of the Company or any subsidiary of the Company owed to Parent or any of its affiliates, including under the I/R

                                      A-1-3

Agreements, other than the Newco I/R Agreements, (d) any Liabilities of the Company or any subsidiary of the Company owed to Parent or any of its affiliates arising out of (i) the License Litigation, including the Final Judgment (as modified by the Court of Appeals Opinion) or any final judgment entered by the United States District Court for the District of Maryland, and (ii) the New Patent Litigation, (e) any Liabilities of the Company with respect to the Transferred Customers, other than Liabilities arising from breaches by the Company prior to the Effective Time for which the Company would have had an indemnification obligation under Article X of the Supply, Services and Support Agreement (as defined in the Post-Closing Covenants Agreement) if the Transactions had not occurred, (f) any Liabilities of the Company pursuant to the Parent Note and (g) subject to Section 2.01(b) of the Post-Closing Covenants Agreement, any Liabilities of the Company under any Retained Contract.

     "Continuing Licensee Subsidiary" shall mean IGEN LS LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company.

     "Employees" shall mean all employees of the Company and the Company Subsidiaries immediately prior to the Effective Time.

     "Hitachi Technical Information" shall mean all of the unpublished patent applications and technical information of Hitachi High Technologies Corporation provided to R Diagnostics, which in turn R Diagnostics has provided to the Company prior to the date of this Restructuring Agreement.

     "I Names" shall have the meaning set forth in subsection (f) of the definition of Continuing Company Assets.

     "Intercompany Arrangements" shall have the meaning set forth in Section
4.05.

     "I/R Agreements" means the agreements set forth on Schedule 1.01(b) hereto.

     "Legally Permitted" shall have the meaning set forth in Section 6.06.

     "License Agreement" shall mean the License Agreement dated as of the date of this Restructuring Agreement between the Company and the Continuing Licensee Subsidiary.

     "Merger Agreement" shall have the meaning set forth in the Recitals.

     "Newco" shall have the meaning set forth in the Preamble.

     "Newco Assets" shall have the meaning set forth in Section 4.01.

     "Newco Business" shall mean all the businesses of the Company and the subsidiaries of the Company and their respective predecessors, at or at any time prior to the Effective Time, other than the Continuing Company Business.

     "Newco Certificate of Incorporation" shall have the meaning set forth in
Section 2.01.

     "Newco Companies" shall mean Newco and its subsidiaries (determined after giving effect to the transactions contemplated by Article IV of this Restructuring Agreement).

     "Newco I/R Agreements" shall mean all documents, understandings and arrangements relating to (a) the transfer from R Diagnostics to the Company of the patent application entitled "Assays Employing Electrochemiluminescent Label and Electrochemiluminescence Quencher", (b) all agreements reached by the ECL committee of R Diagnostics and the ECL Committee of the Company at meetings between the two parties, (c) all agreements reached by the improvements transition teams of each of R Diagnostics and the Company at meetings between the two parties and (d) the Assignment dated as of July 3, 2003, by R Corp in favor of the Company.

     "Newco Litigation" means any Action (as defined in the Post-Closing Covenants Agreement) in which the Company or any of its subsidiaries or one or more of their respective officers, directors or Employees is a named defendant relating to, involving or arising out of events occurring prior to the Effective Time.

                                      A-1-4

     "Newco Names" shall have the meaning set forth in Section 4.01(f).

     "Parent" shall have the meaning set forth in the Recitals.

     "Permits" of a person shall mean such person's approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including (a) all authorizations under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and the regulations of the Federal Food and Drug Administration promulgated thereunder and (b) under Environmental Law.

     "Restructuring" shall have the meaning set forth in Section 4.02.

     "Restructuring Agreement" shall have the meaning set forth in the Preamble.

     "Retained Contracts" shall mean the Contracts set forth on Schedule 1.01(c) hereto.

     "Sub" shall have the meaning set forth in the Recitals.

     "Termination Protection Program" shall have the meaning set forth in
Section 6.01.

     "Transferred Benefit Plans" shall have the meaning set forth in Section
6.02.

     "Transferred Customers" shall mean each point-of-care customer under the Supply, Services and Support Agreement, dated as of May 1, 2000, between the Company and R Diagnostics.

                                   ARTICLE II

            CONVERSION; CAPITALIZATION OF NEWCO AND ITS SUBSIDIARIES

     SECTION 2.01 Conversion and Capitalization of Newco. (a) Prior to the Effective Time, the Company, as the sole member of Newco, shall (i) authorize the conversion of Newco to a corporation in accordance with Section 18-216 of the Delaware Limited Liability Company Act pursuant to which all outstanding limited liability company interests in Newco shall be converted into Newco Common Stock and (ii) cause Newco, in accordance with Section 265 of the DGCL, to file with the Secretary of State of the State of Delaware (A) a certificate of conversion and (B) a certificate of incorporation substantially in the form attached hereto as Exhibit A (the "Newco Certificate of Incorporation"), each executed in accordance with Section 103 of the DGCL. Prior to the Effective Time, Newco shall in connection with the conversion referred to in the previous sentence adopt by-laws substantially in the form attached hereto as Exhibit B. Notwithstanding the foregoing, Newco may amend its certificate of incorporation or its by-laws in a manner consistent with Section 6.01(a)(iii) of the Merger Agreement.

          (a) Prior to the Effective Time, the Company shall cause the number of authorized shares of Newco Common Stock to be sufficient in order to consummate the Transactions.

          (b) The Company shall determine, in its sole discretion, the identity of Newco's directors and officers.

          (c) Prior to or at the Effective Time, the Company shall cause Newco to change its name to a name that does not include any I Name.

     SECTION 2.02 Newco Rights Plan. Prior to the Effective Time, but following Newco's conversion to a corporation (as set forth in Section 2.01), Newco may enter into a shareholder rights agreement commonly associated with the adoption of a "rights plan" and distribute the rights contemplated thereby in connection with the distribution of the Newco Common Stock in the Merger.

     SECTION 2.03 Newco Subsidiaries. Prior to the Effective Time, Newco may create one or more subsidiaries and may transfer any or all of the Newco Assets to such subsidiaries at any time or from time to time. Prior to the Effective Time, Newco or any subsidiary of Newco may (a) issue shares of its capital stock to the Company, Newco or any subsidiary of Newco and (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

                                      A-1-5

                                  ARTICLE III

                                  TAX MATTERS

     Notwithstanding anything in this Restructuring Agreement to the contrary, Liabilities of the parties for Taxes are subject to the terms of the Tax Allocation Agreement. All obligations of Newco under the Tax Allocation Agreement shall be treated as Assumed Liabilities and not as Continuing Company Liabilities under this Restructuring Agreement and all obligations of the Company under the Tax Allocation Agreement shall be treated as Continuing Company Liabilities and not as Assumed Liabilities under this Restructuring Agreement.

                                   ARTICLE IV

                     RESTRUCTURING AND ASSUMED LIABILITIES

     SECTION 4.01 Restructuring. Prior to the Effective Time, the Company and its subsidiaries shall contribute, convey, assign, transfer and deliver, or cause to be contributed, conveyed, assigned, transferred and delivered, to Newco or to the appropriate subsidiary or subsidiaries of Newco specified by the Company in its sole discretion prior to the Effective Time all of the Company's or its applicable subsidiaries' right, title and interest in and to all Assets of the Company or its applicable subsidiaries (including (a) shares of stock in subsidiaries of the Company other than Newco and the Continuing Licensee Subsidiary, (b) the License Agreement and the Company's entire right, title and interest thereunder (other than any right, title and interest of the Company in the License Agreement through the Continuing Licensee Subsidiary), (c) the Improvements License Agreement and the Company's entire right, title and interest thereunder, (d) Newco's rights and interests under the Transaction Agreements, (e) Newco's rights and interests under the Covenants Not to Sue, the PCR License Agreement and the PCR Services Agreement, (f) other than the I Names, any and all names, imprints, trademarks, trade names, trade name rights, trade dress, domain names, service marks, service mark rights and service names, whether or not registered, including all common law rights and all goodwill associated therewith (collectively, the "Newco Names") and (g) copies of the Company Records, subject to Section 5.02 of this Restructuring Agreement) other than the Continuing Company Assets (such contributed, conveyed, assigned, transferred and delivered Assets, the "Newco Assets") solely in exchange for Newco Common Stock or limited liability company interests in Newco. For the avoidance of doubt, the transfer of the Covered ECL Technology to Newco or its applicable subsidiaries as part of the Restructuring shall be subject to the License Agreement.

     SECTION 4.02  Assumed Liabilities.  Notwithstanding anything in Section
4.01 to the contrary, the parties agree that, except as otherwise specifically set forth in any Transaction Agreement (including the treatment of Liabilities for Taxes as set forth in Article III or employee-related Liabilities as set forth in Section 6.02) or any Commercial Agreement, at or prior to the Effective Time, (a) Newco shall, or shall cause the appropriate subsidiary or subsidiaries of Newco specified by the Company in its sole discretion prior to the Effective Time to, unconditionally assume and undertake to pay, satisfy and discharge all the Assumed Liabilities when such Assumed Liabilities become due in accordance with their terms and (b) the Company shall retain or shall unconditionally assume and undertake to pay, satisfy and discharge, all the Continuing Company Liabilities when such Continuing Company Liabilities become due in accordance with their terms. The transactions contemplated by Sections 4.01 and 4.02 of this Restructuring Agreement are referred to collectively as the "Restructuring".

     SECTION 4.03 Transfer and Assumption Documentation. In furtherance of the contribution, conveyance, assignment, transfer and delivery of the Assets and the assumption of the Liabilities, in each case, in accordance with this Article IV, (a) the transferor shall execute and deliver, and cause its subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of Contracts and other instruments of contribution, conveyance, assignment, transfer and delivery necessary or appropriate to evidence such contribution, conveyance, assignment, transfer and delivery and
(b) the

                                      A-1-6
transferee shall execute and deliver such instruments of assumption as necessary or appropriate to evidence such assumption.

     SECTION 4.04 Nonassignable Contracts; Retained Contracts. (a) Notwithstanding anything in this Restructuring Agreement to the contrary, this Restructuring Agreement shall not constitute an agreement to assign or transfer any Permit, sales order, purchase order, open bid or other commitment or Contract if an assignment or transfer or attempted assignment or transfer of the same without the Consent or waiver of the other party or parties thereto would constitute a breach thereof or in any way impair the rights of the Newco Companies thereunder.

          (b) The Company shall use its reasonable best efforts to obtain all Consents and waivers and to resolve all impracticalities of assignments or transfers necessary to assign or transfer to the applicable Newco Company the Newco Assets to be conveyed pursuant to Section 4.01; provided, however, that the Company shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such Consent or waiver may be required (other than nominal filing or application fees). If and when such Consents and waivers are obtained, the assignment or transfer of the applicable Newco Asset shall be effected in accordance with the terms of this Restructuring Agreement. If any such Consent or waiver is not obtained prior to the Effective Time, then after the Effective Time, the Company and Newco shall cooperate (at Newco's expense) in any lawful and reasonable arrangement reasonably proposed by Newco under which Newco shall obtain the economic claims, rights and benefits under the Permit, sales order, purchase order, open bid or other commitment or Contract with respect to which the Consent or waiver has not been obtained in accordance with this Restructuring Agreement. Such reasonable arrangement may include (a) the subcontracting, sublicensing or subleasing to Newco of any and all rights of the Company against such other party arising out of a breach or cancelation thereof by such other party and (b) the enforcement by the Company of such rights. To the extent, and only to the extent, Newco is able to receive the economic claims, rights and benefits under such Permit, sales order, purchase order, open bid or other commitment or Contract, Newco shall be responsible for the Assumed Liabilities, if any, arising under such Permit, sales order, purchase order, open bid or other commitment or Contract.

     SECTION 4.05 Intercompany Arrangements. All Contracts, arrangements and commitments (other than this Restructuring Agreement, the other Transaction Agreements and the Commercial Agreements), whether oral or written, solely between any Newco Company or any operating unit of any Newco Company, on the one hand, and the Company or any operating unit of the Company (other than any Newco Company or operating unit thereof), on the other hand, entered into prior to the Effective Time ("Intercompany Arrangements") shall terminate upon the Effective Time. All amounts under such Intercompany Arrangements which are unbilled and have not been charged to the related Contract, arrangement or commitment as of the Effective Time shall be canceled upon the Effective Time. At or before the Effective Time, the Company shall cause all intercompany indebtedness (which shall include payables and receivables) between the Newco Companies or any operating unit of any Newco Company, on the one hand, and the Company (or any operating unit of the Company (other than any Newco Company or operating unit thereof)), on the other hand, including any indebtedness under the Intercompany Arrangements, to be canceled.

                                   ARTICLE V

                                OTHER AGREEMENTS

     SECTION 5.01 Use of Name. (a) Except as provided below, from and after the Effective Time, Newco and its subsidiaries shall have all rights in and use of the Newco Names and the Company shall take such actions as are necessary or appropriate to vest such rights in Newco or any of its subsidiaries. As a result and subject to Section 5.01(b), prior to the Effective Time, the Company shall take or cause to be taken all action necessary or appropriate to promptly deliver to Newco any and all stationery, business cards, brochures, sales literature, promotional material and other documents, including invoices and purchase orders, bearing any Newco Name.

                                      A-1-7

          (b) Within 30 days after the Closing Date, (i) the Company and its subsidiaries shall cease using and shall destroy all stationery, business cards, brochures, sales literature, promotional material and other documents, including invoices and purchase orders, in its possession bearing any Newco Name even if such stationery, business cards, brochures, sales literature, promotional material or other documents, including invoices and purchase orders, includes any I Name and (ii) Newco and its subsidiaries shall (A) destroy all stationery, business cards, brochures, sales literature, promotional material and other documents, including invoices and purchase orders, in its possession bearing any I Name even if such stationery, business cards, brochures, sales literature, promotional material or other documents, including invoices and purchase orders, also includes any Newco Name and (B) take or cause to be taken all actions necessary to change the name of any of the Newco companies to eliminate from the name "IGEN" and all derivatives thereto, including any name confusingly similar thereto.

     SECTION 5.02 Books and Records. Prior to or as promptly as practicable after the Effective Time, Newco shall, and shall cause the other Newco Companies to, deliver to the Company the Company Records; provided that Newco shall be entitled to retain copies of such Company Records (unless Newco determines in good faith, after consultation with outside counsel, that such retention of copies would reasonably be expected to result in the loss of any applicable claim to privilege, immunity, confidentiality or other similar protection) and such copies shall for all purposes constitute Newco Assets.

     SECTION 5.03 Further Assurances. The parties agree that if, after the completion of the Restructuring, either party or its affiliates holds Assets which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall, at its expense, promptly assign and transfer or cause to be assigned and transferred such Assets to the other party, and the parties agree that the transferring party will hold such Assets as trustee of the transferee party and all income and risk of loss of the transferred Assets until the completion of the Restructuring shall be for the account of the intended owner. Each of the parties hereto, at its own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

     SECTION 5.04 Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure (a) that the Restructuring and the assumption of the Continuing Company Liabilities and the Assumed Liabilities are consummated in accordance with the terms hereof, (b) the retention by the Company of the Continuing Company Assets, (c) the transfer to Newco of all the Newco Assets and (d) the allocation of employee Liabilities and provision of employee benefits in accordance with the provisions of Article VI.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION 6.01 Employment of Employees. Effective as of the Effective Time, Newco shall offer to each Employee (a) who participates in the Company's Termination Protection Program (the "Termination Protection Program") employment in a Qualifying Position (as defined in the Termination Protection Program) and
(b) who does not participate in the Company's Termination Protection program substantially comparable employment to the employment of such Employee immediately prior to the Effective Time. For the avoidance of doubt, Newco hereby assumes as an Assumed Liability the Termination Protection Program and the Company's obligation thereunder. Nothing contained in this Section 6.01 shall confer on any Employee any right to continued employment after the Effective Time, and each Employee shall continue to be employed "at-will" subject to any requirements under applicable foreign Law or any applicable individual agreement to the contrary.

     SECTION 6.02  Liabilities Generally.  Without limiting the generality of
Section 4.02, effective as of the Effective Time, Newco shall assume and be solely responsible for all Liabilities (including any

                                      A-1-8

Liabilities imposed by Law) with respect to each employee benefit plan, as such term is defined in Section 3(3) of ERISA, each employment, severance or similar Contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits or post-employment pension or welfare benefits, which is maintained, administered or contributed to by the Company or any Company Subsidiary and covers any Employee or former employee (and their beneficiaries) of, or independent contractor (and their beneficiaries) with respect to, the Company or any Company Subsidiary, other than the Company Stock Plans and the Termination Protection Program, (such plans and arrangements are referred to collectively herein as the "Transferred Benefit Plans").

     SECTION 6.03 Preservation of Rights to Amend or Terminate Plans. Except as otherwise expressly provided in the Merger Agreement or this Restructuring Agreement, no provision of this Restructuring Agreement shall be construed as a limitation on the right of Newco to amend or terminate any Transferred Benefit Plan which right the Company or Newco, as applicable, would otherwise have under the terms of such Transferred Benefit Plan or otherwise, and no provision of this Restructuring Agreement shall be construed to create a right in any Employee or beneficiary of such Transferred Benefit Plan that such Employee or beneficiary would not otherwise have under the terms of the Transferred Benefit Plan itself.

     SECTION 6.04 Reimbursement; Indemnification. Newco acknowledges that the Company may incur costs and expenses (including contributions to plans and the payment of insurance, or other similar premiums) after the Effective Time pursuant to any of the Transferred Benefit Plans. Accordingly, Newco agrees to reimburse the Company, as promptly as practicable but in any event within 30 days of receipt from the Company of appropriate verification, for all such costs and expenses reasonably incurred after the Effective Time. If applicable foreign Law requires that the Company incur Liabilities in respect of Employees, notwithstanding the terms of this Restructuring Agreement, then Newco shall fully indemnify and hold harmless the Company to the extent of such Liabilities. All Liabilities retained, assumed or indemnified by Newco pursuant to this
Article VI shall in each case be deemed to be Assumed Liabilities and shall be subject to the indemnification provisions set forth in Article II of the Post-Closing Covenants Agreement.

     SECTION 6.05  Actions By Newco.  Any action required to be taken under this
Article VI may be taken by one or more of the Newco Companies.

     SECTION 6.06 No Termination. To the extent permitted by applicable Law, the Company and Newco agree (a) that the transactions contemplated by this Restructuring Agreement, the other Transaction Agreements and the Commercial Agreements shall not constitute a termination of employment of any Employee that would entitle such Employee to receive severance or similar compensation and benefits and (b) to use their reasonable best efforts to amend, if necessary, any applicable Company Benefit Plans so to provide. If under applicable foreign Law, any Employee employed outside the U.S. is deemed to have incurred a termination of employment as a result of the transactions contemplated by this Restructuring Agreement which entitles such Employee to receive any payment or benefit under any non-U.S. Transferred Benefit Plan, governmental plan or arrangement or pursuant to any Law, including severance benefits, irrespective of such individual's continued employment by Newco, then notwithstanding anything in this Restructuring Agreement to the contrary, to the extent Legally Permitted (as defined below), appropriate adjustments shall be made to the treatment of such Employee during such continued employment, including not giving such Employee credit for prior service or treating such Employee as having been newly hired immediately after such deemed termination, for purposes of all applicable non-U.S. Transferred Benefit Plans. "Legally Permitted" means permitted under the Law of the country, the labor union, works council or collective bargaining agreement, including mandated waiting periods before which working conditions (including benefits) cannot be changed, and upon receiving required agreement from individuals or Transferred Benefit Plan trustees, foundation boards and members, and any other organizations having a recognized right to determine or affect benefits or funding of the Transferred Benefit Plan.

                                      A-1-9

                                  ARTICLE VII

                                   CONDITIONS

     The obligations of the Company and Newco to consummate the Restructuring shall be subject to each of the Transaction Agreements and each of the Commercial Agreements having been executed and delivered by each of the parties thereto and being in full force and effect. This Article VII shall in no way restrict the ability of the Company or Newco to consummate the Restructuring or any portion thereof prior to the satisfaction of any condition thereto.

                                  ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

     SECTION 8.01 Modification or Amendment. The parties hereto may modify or amend this Restructuring Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that prior to the Effective Time, for so long as the Merger Agreement remains in effect, this Agreement shall not be amended or modified, and no provision hereof waived, without the prior written consent of Parent.

     SECTION 8.02 Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Restructuring Agreement shall automatically and simultaneously terminate and the Restructuring shall automatically and simultaneously be abandoned without the approval of Newco or the stockholders of the Company. In the event of such termination, no party shall have any Liability to any other party pursuant to this Restructuring Agreement. It is understood and agreed that the consummation of the Merger shall not constitute a termination of this Restructuring Agreement. The Confidentiality Agreement and the Letter Agreement shall survive termination of this Restructuring Agreement prior to the Effective Time.

     SECTION 8.03 Notices. All notices, requests, claims, demands and other communications under this Restructuring Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice) of a fax followed by delivery of such notice by overnight courier of an international reputation:

          (a) if to the Company (after the Effective Time), to

           Roche Holding Ltd
           Grenzacherstrasse 124
           CH-4070 Basel
           Switzerland



           Attention: Bruno Maier
           Fax: +41 61 688 3196

           with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, NY 10017

           Attention: Ulrika Ekman
           Fax: (212) 450-3800

                                      A-1-10

          (b) if to the Company (prior to the Effective Time) or to Newco, to

           IGEN International, Inc.
           16020 Industrial Drive
           Gaithersburg, MD 20877




           Attention: President
           Fax: (301) 208-3789

           with a copy to:
           Cravath, Swaine & Moore LLP
           825 Eighth Avenue
           New York, NY 10019

           Attention: Philip A. Gelston
                      Sarkis Jebejian
           Fax: (212) 474-3700

     SECTION 8.04 Interpretation. When a reference is made in this Restructuring Agreement to a Section, Exhibit, Schedule or party, such reference shall be to a Section of, or an Exhibit, Schedule or party to, this Restructuring Agreement unless otherwise indicated. The headings contained in this Restructuring Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Restructuring Agreement. Whenever the words "include", "includes" or "including" are used in this Restructuring Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Restructuring Agreement shall refer to this Restructuring Agreement as a whole and not to any particular provision of this Restructuring Agreement. The words "date hereof" shall refer to the date of this Restructuring Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Restructuring Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     SECTION 8.05 Severability. If any term or other provision of this Restructuring Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Restructuring Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Restructuring Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.06 Counterparts. This Restructuring Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

     SECTION 8.07 Entire Agreement; Third-Party Beneficiaries. This Restructuring Agreement (a) taken together with the other Transaction Agreements, the Commercial Agreements, the Confidentiality Agreement and the Letter Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and the transactions contemplated by the Commercial Agreements; provided, however, that as of and after the Effective Time, the Confidentiality Agreement shall have no further force and effect and shall be superseded by Section 3.07 of the Post-Closing Covenants Agreement and (b) nothing contained

                                      A-1-11
in this Restructuring Agreement is intended to confer upon any person other than the parties hereto and Parent, which shall be a third party beneficiary to this Restructuring Agreement, any benefit, right or remedy under or by reason of this Restructuring Agreement.

     SECTION 8.08 Certain Obligations. Whenever this Restructuring Agreement requires any of the subsidiaries of any party to take any action, this Restructuring Agreement will be deemed to include an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, for the avoidance of doubt, at any time after the Effective Time, the Newco Companies shall not be considered to be subsidiaries of the Company.

     SECTION 8.09 Governing Law. This Restructuring Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.10 Assignment. Neither this Restructuring Agreement nor any of the rights, interests or obligations under this Restructuring Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, the parties acknowledge and agree that the conversion of Newco in accordance with Section
2.01 of this Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Subject to the preceding sentences, this Restructuring Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.11 Enforcement; Consent to Service of Process. The parties agree that irreparable damage would occur in the event that any of the provisions of this Restructuring Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Restructuring Agreement and to enforce specifically the terms and provisions of this Restructuring Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Restructuring Agreement or any transaction contemplated in this Restructuring Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Restructuring Agreement or any transaction contemplated in this Restructuring Agreement in any court other than any New York state court or any Federal court located in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of this Restructuring Agreement or any transaction contemplated in this Restructuring Agreement.

     SECTION 8.12 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance with any of the agreements or conditions contained in this Restructuring Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Restructuring Agreement to assert any of its rights under this Restructuring Agreement or otherwise shall not constitute a waiver of such rights.

                                      A-1-12

     IN WITNESS WHEREOF, this Restructuring Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

                                          IGEN INTERNATIONAL, INC.,

                                          By    /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title:  Chairman and Chief
                                             Executive Officer

                                          IGEN INTEGRATED HEALTHCARE, LLC,

                                          By      /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                             Name: Richard J. Massey
                                             Title:  President and Chief
                                             Operating Officer

                                      A-1-13

                                                                SCHEDULE 1.01(b)

                                 I/R AGREEMENTS

     1. Option for License and Technology Development Agreement by and between R Diagnostics and the Company, dated December 19, 1991.

     2. Development Agreement between R Diagnostics and the Company, dated April 15, 1994, as amended by Amendment, dated December 4, 1996, Second Amendment, dated May 8, 2001, Third Amendment, dated July 23, 2002, and Fourth Amendment, dated February 10, 2003.

     3. The Supply, Services and Support Agreement dated as of May 1, 2000, between the Company and R Diagnostics.

     4. Advance Royalty Agreement by and between R Diagnostics and the Company, dated January 9, 1997.

     5.  Agreement between F. Hoffmann-La Roche Ltd. and the Company, signed by
F. Hoffmann-La Roche Ltd. on November 16, 1990, and the Company on December 18, 1990.

     6. Material Transfer Agreement by and between Hoffmann-La Roche Inc. and the Company, dated December 20, 1995.

     7. Agreement Relating to the Videotaping of Roche Training Presentations between R Diagnostics and the Company, signed by R Diagnostics on December 16, 2002, and the Company on December 13, 2002.

     8.  2002 ECL Translation Cost Approval by Roche

     9. Confidentiality Agreement between the Boehringer Mannheim Biochemicals Division of Boehringer Mannheim Corporation and the Company, dated June 19, 1986.

     10. Confidentiality Agreement between the Boehringer Mannheim Biochemicals Division of Boehringer Mannheim Corporation and the Company, dated November 7, 1986.

     11. Secrecy Agreement between the Company and F. Hoffmann-La Roche & Co. Limited Company, dated September 16, 1988.

     12. Non-disclosure Agreement between the Company and the Research and Development Division of Boehringer Mannheim Corporation, dated December 5, 1990.

     13. Confidential Disclosure Agreement by and among the Company, Boehringer Mannheim Corporation and PA Consulting, dated July 15, 1992.

     14. Agreement by and among F. Hoffmann-La Roche Ltd., the Company and B. Hauptman & Associates.

     15. Agreement between F. Hoffmann-La Roche Ltd. and the Company, dated May 9, 2000.

     16. Letter Agreement by and among the Company, F. Hoffmann-La Roche Ltd. and R Diagnostics, dated as of October 8, 2001.

     17. Letter Agreement by and among Hogan & Hartson LLP, Hoffmann-La Roche Inc., MSD and MST, dated December 27, 2001.

     18. Letter Agreement between the Company and R Diagnostics, dated November 6, 2002.

     19. Nondisclosure Agreement between the Company and F. Hoffmann-La Roche Co., LTD., dated September 6, 1988.

     20. Non-Disclosure Agreement between the Company and F. Hoffmann-La Roche Co., LTD, dated January 25, 1989.

                                      A-1-14

     21. Nondisclosure Agreement between the Company and Hoffmann-La Roche Inc., signed by the Company on June 6, 1989, and Hoffmann-La Roche Inc. on June 1, 1989.

     22. Nondisclosure Agreement between the Company and F. Hoffmann-La Roche Ltd., dated June 24, 1991.

     23. Nondisclosure Agreement between the Company and R Diagnostics, signed by R Diagnostics on June 14, 1991, and the Company on June 12, 1991.

     24. Nondisclosure Agreement between the Company and R Diagnostics, dated April 23, 1993.

     25. Letter Agreement between the Company and R Diagnostics, dated October 21, 1999.

     26.  2002 Acknowledgement of Withdrawal of Debit Note

     27. Allocation Agreement by and between the Company and Roche Diagnostics Corporation, signed by the Company on January 7, 2001, and Roche Diagnostics Corporation on January 10, 2001.

     28. Letter Agreement between R Diagnostics and the Company, dated May 20, 2002.

     29. Letter Agreement between the Company and R Diagnostics, dated February 6, 2003.

     30. Letter Agreement between R Diagnostics and the Company, dated February 5, 2002.

     31. Letter Agreement between R Diagnostics and the Company, dated September 11, 2002.

     32. Letter Agreement between R Diagnostics and the Company, dated June 12, 2001.

     33. Letter from R Diagnostics to the Company, dated April 1, 2003, and Letter from the Company to R Diagnostics, dated April 21, 2003.

     34. Study Agreement between the Company and Syntex (USA) Inc., dated March 15, 1995.

     35. Assignment dated as of July 3, 2003, by R Corp in favor of the Company.

     36. All documents, understandings and arrangements relating to the transfer from R Diagnostics to the Company of the patent application entitled "Assays Employing Electrochemiluminescent Label and Electrochemiluminescence Quencher."

     37. All ongoing court imposed obligations applicable to R Diagnostics and any of its affiliates and the Company arising from any litigation between such parties.

     38. All agreements between Wilmer, Cutler & Pickering and Foley & Lardner in connection with the License Litigation.

     39. All documents, understanding and arrangements relating to all agreements reached by the ECL committee of R Diagnostics and the Company at meetings between the two parties.

     40. All documents, understandings and arrangements relating to all agreements reached by the improvements transition teams of R Diagnostics and the Company at meetings between the two parties.

     41. All documents, understandings and arrangements relating to all agreements between R Diagnostics and the Company relating to transfer pricing of ECL assays.

                                      A-1-15

                                                                SCHEDULE 1.01(C)

                               RETAINED CONTRACTS

     1. Common Stock Purchase Agreement, dated as of February 9, 2001, between the Company and Acqua Wellington North American Equities Fund, Ltd., and the accompanying Letter Agreement thereto, dated the same date thereof.

     2. Common Stock Purchase Agreement, dated as of December 7, 2001, between the Company and Acqua Wellington Opportunity I, Ltd.

     3. Common Stock Purchase Agreement, dated as of December 7, 2001, between the Company and Acqua Wellington Private Placement Fund, Ltd.

     4. Common Stock Purchase Agreement, dated as of March 8, 2002, between the Company and Acqua Wellington Opportunity I, Ltd.

     5. Common Stock Purchase Agreement, dated March 8, 2002, between the Company and Acqua Wellington Private Placement Fund, Ltd.

     6. The Registration Rights Agreement, dated as of December 7, 2001, between the Company and Acqua Wellington Opportunity I, Ltd.

     7. The Registration Rights Agreement, dated as of December 7, 2001, between the Company and Acqua Wellington Private Placement Fund, Ltd.

     8. The Registration Rights Agreement, dated as of March 8, 2002, between the Company and Acqua Wellington Opportunity I, Ltd.

     9. The Registration Rights Agreement, dated March 8, 2002, between the Company and Acqua Wellington Private Placement Fund, Ltd.

     10. Securities Purchase Agreement, dated as of January 11, 2000, among the Company and the purchasers party thereto.

     11. Purchase Agreement, dated as of December 16, 1997, among the Company and the purchasers party thereto.

     12. Registration Rights Agreement, dated as of January 11, 2000, among the Company and the other persons party thereto.

     13.  The Company's $30,000,000 8.50% Senior Secured Notes due 2006.

     14. Note Purchase Agreement, dated as of March 22, 1999, among the Company and the purchasers party thereto.

     15. Collateral Account and Security Agreement, dated as of March 22, 1999, among the Company, the purchasers from time to time party thereto, Bankers Trust Company, as Collateral Agent and Bankers Trust Company, as Depositary Agent.

     16.  The Company Rights Agreement.

                                      A-1-16

                                                                         ANNEX 2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 24, 2003,
                                     AMONG

                               ROCHE HOLDING LTD,

                         66 ACQUISITION CORPORATION II,

                            IGEN INTERNATIONAL, INC.

                                      AND

                        IGEN INTEGRATED HEALTHCARE, LLC

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                              ------

                                     ARTICLE I
                                     THE MERGER
SECTION 1.01.   The Merger..................................................   A-2-2
SECTION 1.02.   Closing.....................................................   A-2-2
SECTION 1.03.   Effective Time..............................................   A-2-2
SECTION 1.04.   Effects.....................................................   A-2-3
SECTION 1.05.   Certificate of Incorporation and By-laws....................   A-2-3
SECTION 1.06.   Directors...................................................   A-2-3
SECTION 1.07.   Officers....................................................   A-2-3


                                     ARTICLE II
      EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                                    CERTIFICATES
SECTION 2.01.   Effect on Capital Stock.....................................   A-2-3
SECTION 2.02.   Exchange of Certificates....................................   A-2-4
SECTION 2.03.   Company Convertible Debentures..............................   A-2-8
SECTION 2.04.   Company Warrants............................................   A-2-8


                                    ARTICLE III
                                RELATED TRANSACTIONS
SECTION 3.01.   Restructuring of Assets and Assumption of Liabilities.......   A-2-8
SECTION 3.02.   Ongoing Litigation Agreement................................   A-2-8


                                     ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 4.01.   Organization, Standing and Power............................   A-2-9
SECTION 4.02.   Capital Structure; Subsidiaries.............................   A-2-9
SECTION 4.03.   Newco.......................................................  A-2-10
SECTION 4.04.   Authority; Execution and Delivery; Enforceability...........  A-2-10
SECTION 4.05.   No Conflicts; Consents......................................  A-2-11
SECTION 4.06.   Intellectual Property.......................................  A-2-12
SECTION 4.07.   Brokers; Schedule of Fees and Expenses......................  A-2-13
SECTION 4.08.   Opinion of Financial Advisor................................  A-2-14
SECTION 4.09.   SEC Filings.................................................  A-2-14
SECTION 4.10.   Financial Statements........................................  A-2-14
SECTION 4.11.   Disclosure Documents........................................  A-2-14
SECTION 4.12.   Litigation..................................................  A-2-15
SECTION 4.13.   Absence of Certain Changes..................................  A-2-15
SECTION 4.14.   Employee Matters Generally; Company Benefit Plans...........  A-2-16
SECTION 4.15.   No Undisclosed Material Liabilities.........................  A-2-16
SECTION 4.16.   Transactions with Related Persons...........................  A-2-16
SECTION 4.17.   Compliance with Law and Judgments...........................  A-2-17
SECTION 4.18.   Environmental Matters.......................................  A-2-17
SECTION 4.19.   Tax Matters.................................................  A-2-18

                                      A-2-i

                                                                               PAGE
                                                                              ------
SECTION 4.20.   Newco Solvency..............................................  A-2-18
SECTION 4.21.   Limitation..................................................  A-2-18


                                     ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
SECTION 5.01.   Organization, Standing and Power............................  A-2-19
SECTION 5.02.   Sub.........................................................  A-2-19
SECTION 5.03.   Authority; Execution and Delivery; Enforceability...........  A-2-19
SECTION 5.04.   No Conflicts; Consents......................................  A-2-20
SECTION 5.05.   Brokers.....................................................  A-2-20
SECTION 5.06.   Financing...................................................  A-2-20
SECTION 5.07.   Financial Statements........................................  A-2-20
SECTION 5.08.   Stock Ownership; Interested Stockholders....................  A-2-20


                                     ARTICLE VI
                     COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 6.01.   Conduct of Business.........................................  A-2-21
SECTION 6.02.   No Solicitation.............................................  A-2-23


                                    ARTICLE VII
                               ADDITIONAL AGREEMENTS
SECTION 7.01.   Preparation of the Proxy Statement, the Newco Form S-4 and
                the Newco Form 8-A; Company Stockholders Meeting............  A-2-25
SECTION 7.02.   Access to Information; Confidentiality......................  A-2-25
SECTION 7.03.   Reasonable Best Efforts; Notification.......................  A-2-26
SECTION 7.04.   Stock Options...............................................  A-2-27
SECTION 7.05.   Certain Claims..............................................  A-2-27
SECTION 7.06.   Fees and Expenses...........................................  A-2-28
SECTION 7.07.   Public Announcements........................................  A-2-29
SECTION 7.08.   Transfer Taxes..............................................  A-2-29
SECTION 7.09.   Rights Agreement; Consequences if Rights Triggered..........  A-2-29
SECTION 7.10.   Listing of Newco Common Stock...............................  A-2-29
SECTION 7.11.   Modifications to the License Agreement......................  A-2-29
SECTION 7.12.   Standstill..................................................  A-2-29
SECTION 7.13.   Pending Litigation..........................................  A-2-30
SECTION 7.14.   Company Secured Notes.......................................  A-2-30
SECTION 7.15.   Restructuring...............................................  A-2-30
SECTION 7.16.   Notices of Certain Events...................................  A-2-30
SECTION 7.17.   Company Financing Transaction...............................  A-2-31


                                    ARTICLE VIII
                                CONDITIONS PRECEDENT
SECTION 8.01.   Conditions to Each Party's Obligation to Effect the
                Merger......................................................  A-2-31
SECTION 8.02.   Conditions to Obligations of Parent and Sub.................  A-2-32

                                      A-2-ii

                                                                               PAGE
                                                                              ------
SECTION 8.03.   Conditions to Obligations of the Company and Newco..........  A-2-32
SECTION 8.04.   Frustration of Closing Conditions...........................  A-2-33


                                     ARTICLE IX
                         TERMINATION, AMENDMENT AND WAIVER
SECTION 9.01.   Termination.................................................  A-2-33
SECTION 9.02.   Effect of Termination.......................................  A-2-34
SECTION 9.03.   Amendment...................................................  A-2-34
SECTION 9.04.   Extension; Waiver...........................................  A-2-34
SECTION 9.05.   Procedure for Termination, Amendment, Extension or Waiver...  A-2-35


                                     ARTICLE X
                                 GENERAL PROVISIONS
SECTION 10.01.  Nonsurvival of Representations and Warranties...............  A-2-35
SECTION 10.02.  Notices.....................................................  A-2-35
SECTION 10.03.  Definitions.................................................  A-2-36
SECTION 10.04.  Interpretation..............................................  A-2-39
SECTION 10.05.  Severability................................................  A-2-39
SECTION 10.06.  Counterparts................................................  A-2-39
SECTION 10.07.  Entire Agreement; No Third-Party Beneficiaries..............  A-2-39
SECTION 10.08.  Governing Law...............................................  A-2-39
SECTION 10.09.  Assignment..................................................  A-2-39
SECTION 10.10.  Enforcement; Consent to Service of Process..................  A-2-40

                                     A-2-iii

                             INDEX OF DEFINED TERMS

Acquiring Person........................  Company Rights Agreement
Affiliate...............................  Section 10.03
Agreement...............................  Preamble
Appraisal Shares........................  Section 2.01(d)
Assumed Liabilities.....................  Restructuring Agreement
Authorized Agent........................  Section 10.10(b)
Cash Amount.............................  Section 7.17
Certificates............................  Section 2.02(b)
Certificate of Merger...................  Section 1.03
Closing.................................  Section 1.02
Closing Date............................  Section 1.02
Code....................................  Recitals
Commercial Agreements...................  Section 10.03
Company.................................  Preamble
Company Benefit Plan....................  Section 4.14(c)
Company Board...........................  Section 4.04(b)
Company By-laws.........................  Section 4.01
Company Capital Stock...................  Section 4.02(a)
Company Charter.........................  Section 4.01
Company Common Stock....................  Recitals
Company Convertible Debentures..........  Section 4.02(a)
Company Derivative Securities...........  Section 4.02(a)
Company Disclosure Letter...............  Article IV
Company Records.........................  Restructuring Agreement
Company Rights..........................  Section 4.02(a)
Company Rights Agreement................  Section 4.02(a)
Company SEC Filings.....................  Section 4.09(a)
Company Secured Notes...................  Section 7.14
Company Series A Preferred Stock........  Section 4.02(a)
Company Series B Preferred Stock........  Section 4.02(a)
Company Stockholder Approval............  Section 4.04(c)
Company Stockholders Meeting............  Section 7.01(b)
Company Stock Option....................  Section 7.04(c)
Company Stock Plans.....................  Section 7.04(c)
Company Subsidiaries....................  Section 4.02(b)
Company Takeover Proposal...............  Section 6.02(h)
Company Warrants........................  Section 4.02(a)
Confidentiality Agreement...............  Section 7.02
Consent.................................  Section 4.05(b)
Continuing Licensee Subsidiary..........  Restructuring Agreement
Contract................................  Section 4.05(a)
Court of Appeals Opinion................  Section 10.03
Covenants Not To Sue....................  Section 10.03

                                      A-2-iv

Covenant Payment........................  Recitals
Covered ECL Technology..................  Section 10.03
Cut-Off Date............................  Section 7.17
Damages Payment.........................  Recitals
DGCL....................................  Section 1.01
Distribution Date.......................  Company Rights Agreement
Effective Time..........................  Section 1.03
Environmental Law.......................  Section 10.03
ERISA...................................  Section 4.14(a)
ERISA Affiliate.........................  Section 4.14(a)
Excess Shares...........................  Section 2.02(e)
Exchange Act............................  Section 4.05(b)
Exchange Agent..........................  Section 2.02(a)
Exchange Fund...........................  Section 2.02(a)
Exchange Ratio..........................  Section 2.01(c)
FHLR....................................  Section 10.03
Final Judgment..........................  Section 3.02(b)
GAAP....................................  Section 4.10
Governmental Entity.....................  Section 4.05(b)
Hazardous Material......................  Section 10.03
HSR Act.................................  Section 4.05(b)
Hyperion................................  Section 4.16(e)
ICS.....................................  Section 4.16(e)
Improvements License Agreement..........  Section 10.03
Insolvent...............................  Section 10.03
Intellectual Property Rights............  Section 10.03
Intended Treatment......................  Recitals
I/R Agreements..........................  Restructuring Agreement
Judgment................................  Section 4.05(a)
June 30 Royalty Payment.................  Recitals
JW......................................  Section 10.03
JW Consulting...........................  Section 10.03
Law.....................................  Section 4.05(a)
Letter Agreement........................  Section 7.02
Liabilities.............................  Section 10.03
License Agreement.......................  Restructuring Agreement
Licensed Intellectual Property Rights...  Section 10.03
License Litigation......................  Section 10.03
Liens...................................  Section 4.02(b)
Limited Mutual Release and Agreement....  Section 10.03
Loan....................................  Section 7.17
Merger..................................  Recitals
Merger Consideration....................  Section 2.01(c)
MSD.....................................  Section 10.03
MSD Agreements..........................  Section 10.03

                                      A-2-v

MSD Consent.............................  Section 10.03
MST.....................................  Section 10.03
Nasdaq..................................  Section 2.02(e)
Newco...................................  Preamble
Newco Common Stock......................  Recitals
Newco Company...........................  Restructuring Agreement
Newco Form 8-A..........................  Section 4.05(b)
Newco Form S-4..........................  Section 4.05(b)
Newco Information.......................  Post-Closing Covenants Agreement
Newco I/R Agreement.....................  Restructuring Agreement
Newco Rights............................  Section 10.03
Newco Shares Trust......................  Section 2.02(e)
New Patent Litigation...................  Section 10.03
1992 License Agreement..................  Section 10.03
Ongoing Litigation Agreement............  Recitals
Option Shares...........................  Section 7.04(a)
Outside Date............................  Section 9.01(b)
Owned Intellectual Property Rights......  Section 10.03
Parent..................................  Preamble
Parent Material Adverse Effect..........  Section 10.03
Parent Note.............................  Section 7.17
PCR License Agreement...................  Section 10.03
PCR Services Agreement..................  Section 10.03
Per Share Cash Merger Consideration.....  Recitals
Person..................................  Section 10.03
Post-Closing Covenants Agreement........  Recitals
Proteinix...............................  Section 4.16(e)
Proxy Statement.........................  Section 4.05(b)
R Corp..................................  Recitals
R Diagnostics...........................  Recitals
Related Persons.........................  Section 4.16
Release.................................  Section 10.03
Representatives.........................  Section 6.02(a)
Restructuring...........................  Restructuring Agreement
Restructuring Agreement.................  Recitals
RMS.....................................  Section 10.03
R Party.................................  Section 10.03
SEC.....................................  Section 4.05(b)
Section 262.............................  Section 2.01(d)
Securities Act..........................  Section 4.09(c)
Senior Secured Notes
  Purchase Agreement....................  Section 10.03
Shares Acquisition Date.................  Company Rights Agreement
Sub.....................................  Preamble
Subsidiary..............................  Section 10.03

                                      A-2-vi

Subsidiary Securities...................  Section 4.02(b)
Superior Company Proposal...............  Section 6.02(h)
Surviving Corporation...................  Section 1.01
Tax Allocation Agreement................  Recitals
Taxes...................................  Section 4.19(f)
Taxing Authority........................  Section 4.19(f)
Tax Return..............................  Section 4.19(f)
Transactions............................  Section 1.01
Transaction Agreements..................  Section 10.03
Transaction Material Adverse Effect.....  Section 10.03
Transfer Taxes..........................  Section 7.08
Voting Company Debt.....................  Section 4.02(a)
Wellstat Biologics......................  Section 4.16(e)
Wellstat Therapeutics...................  Section 4.16(e)

                                     A-2-vii

     AGREEMENT AND PLAN OF MERGER dated as of July 24, 2003 (this "Agreement"), among ROCHE HOLDING LTD, a joint stock company organized under the laws of Switzerland ("Parent"), 66 ACQUISITION CORPORATION II, a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, IGEN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company ("Newco") and a wholly owned subsidiary of the Company.

     WHEREAS the respective Boards of Directors of Parent, Sub, the Company and Newco have approved and declared advisable this Agreement and the transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement and the sole stockholder of Sub has adopted this Agreement;

     WHEREAS simultaneously with the execution and delivery of this Agreement, the Company, Roche Diagnostics GmbH, a German limited liability company ("R Diagnostics"), Roche Diagnostics Corporation, an Indiana corporation ("R Corp"), MSD (as defined in Section 10.03) and MST (as defined in Section 10.03) are entering into an agreement (the "Ongoing Litigation Agreement") pursuant to which, among other things, R Diagnostics and R Corp shall (a) deliver to the Company payment not later than two business days after the date of this Agreement, by wire transfer to a bank account designated by the Company, (i) $18,600,000 in immediately available funds (the "Damages Payment") in respect of damages arising out of the License Litigation (as defined in Section 10.03), and
(ii) $10,620,000 in immediately available funds for the royalties payment due and payable under the 1992 License Agreement (as defined in Section 10.03) for the quarter ended June 30, 2003 (the "June 30 Royalty Payment"), (b) be entitled to rely on the covenant not to sue with respect to the Licensed ECL Technology (as defined in the 1992 License Agreement (as defined in Section 10.03)) in accordance with the terms of the Ongoing Litigation Agreement until the earlier to occur of the Effective Time (as defined in Section 1.03) and the termination of this Agreement for any reason and (c) deliver to the Company payment, by wire transfer to a bank account designated by the Company, $5,000,000 in immediately available funds (i) not later than two business days after the date of this Agreement and (ii) on the last day of each month ending after August 1, 2003, and prior to the earlier to occur of the Effective Time and the date of termination of this Agreement for any reason (each such payment, a "Covenant Payment" and collectively, the "Covenant Payments"); provided that R Diagnostics shall be obligated in accordance with the Ongoing Litigation Agreement to make a Covenant Payment immediately prior to the Effective Time or not later than two business days after the Merger Agreement is terminated;

     WHEREAS simultaneously with the execution and delivery of this Agreement, the Company and Newco are entering into an agreement (the "Restructuring Agreement") pursuant to which, prior to the Effective Time, the Restructuring (as defined in the Restructuring Agreement) will be effected, as part of which
(a) certain of the assets of the Company will be transferred to Newco or one or more of Newco's subsidiaries and (b) Newco or one or more of its subsidiaries will assume the Assumed Liabilities (as defined in the Restructuring Agreement);

     WHEREAS on the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Sub will merge with and into the Company (the "Merger") as a result of which (a) a portion of each issued share of common stock, par value $0.001 per share, of the Company (including, except as the context otherwise requires, the associated Company Rights (as defined in Section 4.02(a)), the "Company Common Stock"), not owned by the Company, Parent, Sub or Parent's other subsidiaries shall be converted into the right to receive a number of fully paid and non-assessable shares of common stock, par value $0.001 per share, of Newco (including, except as the context otherwise requires, the associated Newco Rights (as defined in Section 10.03), the "Newco Common Stock"), equal to the Exchange Ratio (as defined in Section 2.01(c)), in exchange for such portion of each share of Company Common Stock that is equal in value to the Newco Common Stock received and (b) the remaining portion of each share of Company Common Stock shall be converted into the right to receive cash in an amount equal to $47.25 (the "Per Share Cash Merger Consideration"), each as herein provided;

                                      A-2-1

     WHEREAS the Company and Parent intend to treat the exchange of Company Common Stock for cash and the exchange of Company Common Stock for Newco Common Stock as a single integrated transaction comprising a taxable sale or exchange of Company Common Stock as described in Section 1001 of the Internal Revenue Code of 1986, as amended (the "Code"), and a complete redemption of the remaining Company Common Stock owned by the relevant shareholders within the meaning of Section 302(b)(3) of the Code, respectively (the "Intended Treatment");

     WHEREAS simultaneously with the execution and delivery of this Agreement, Parent, the Company and Newco are entering into an agreement (the "Post-Closing Covenants Agreement") that sets forth certain agreements that will govern certain matters that may arise following the Effective Time;

     WHEREAS simultaneously with the execution and delivery of this Agreement, Parent, Sub, the Company and Newco are entering into an agreement (the "Tax Allocation Agreement") relating to certain Tax (as defined in Section 4.19(f)) matters;

     WHEREAS simultaneously with the execution and delivery of this Agreement, the parties hereto and their applicable affiliates are entering into certain other agreements relating to the Transactions (as defined in Section 1.01) and certain other commercial arrangements; and

     WHEREAS Parent, Sub, the Company and Newco desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to establish various conditions to the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements (as defined in Section 10.03) are referred to in this Agreement collectively as the "Transactions".

     SECTION 1.02. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 4.05(a)), waiver by the applicable party or parties) of the conditions set forth in Article VIII (other than those conditions that by their terms cannot be satisfied until the time of the Closing but subject to the satisfaction (or, to the extent permitted by Law, waiver by the applicable party or parties) of such conditions); provided, however, that if all the conditions set forth in Article VIII shall not have been satisfied (or, to the extent permitted by Law, waived by the applicable party or parties) on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied (or, to the extent permitted by Law, waived by the applicable party or parties). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

     SECTION 1.03. Effective Time. Prior to the Closing, the Company shall prepare, and, as soon as practicable on the Closing Date, the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL. Parent or the Surviving Corporation shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time at which the Merger becomes effective being the "Effective Time").

                                      A-2-2

     SECTION 1.04.  Effects.  The Merger shall have the effects set forth in
Section 259 of the DGCL.

     SECTION 1.05. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time so that Article IV of such certificate of incorporation is amended to read in its entirety as follows:
"The total number of shares of all classes of stock which the corporation shall have authority to issue is 100,000 shares of Common Stock, par value $0.001 per share", and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

     (b) The by-laws of Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

     SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II

                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company or Parent (other than Sub) shall automatically be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (c) Conversion of Company Common Stock. (i) Subject to Sections 2.01(b), 2.01(d) and 2.02(e), (A) a portion of each issued and outstanding share of Company Common Stock shall be converted into the right to receive, from the Company, one (the "Exchange Ratio") fully paid and nonassessable share of Newco Common Stock in exchange for such portion of each share of Company Common Stock that is equal in value to the Newco Common Stock received and (B) the remaining portion of each issued and outstanding share of Company Common Stock shall be converted into the right to receive, from Parent or Sub, an amount in cash equal to the Per Share Cash Merger Consideration.

             (ii) The shares of Newco Common Stock and the cash amount payable upon the conversion of shares of Company Common Stock pursuant to this
        Section 2.01(c) and cash in lieu of fractional shares of Newco Common Stock as contemplated by Section 2.02(e) are referred to collectively as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares

                                      A-2-3
        of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) upon surrender of such certificate in accordance with Section 2.02, without interest, and except for the right to receive payments to which such holder is entitled pursuant to Section 2.02(d), without interest.

          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          (e) Adjustments. If, during the period between the date of this Agreement and the Effective Time, the number of shares of Company Common Stock issued and outstanding changes (or there is established a record date for changing) as a result of a reclassification, recapitalization, stock split or combination, stock dividend, exchange or readjustment of the Company Common Stock, the Per Share Cash Merger Consideration and the Exchange Ratio shall be appropriately adjusted to reflect such reclassification, recapitalization, stock split or combination, stock dividend, exchange or readjustment.

          (f) Withholding Rights. Any of Parent, the Surviving Corporation, Newco or the Exchange Agent (as defined in Section 2.02(a)) shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article II such amounts as it may be required to deduct and withhold with respect to the making of such payment in accordance with the Intended Treatment under any provision of Federal, state, local or foreign Tax law. To the extent that amounts so deducted or withheld and paid over to the appropriate Taxing Authority (as defined in Section 4.19(f)) are attributable to the portion of the consideration consisting of Newco Common Stock, then the Surviving Corporation, Newco or the Exchange Agent, as the case may be, will be treated as though the applicable payor withheld an appropriate amount of such consideration otherwise payable to a holder of Company Common Stock pursuant to this Agreement and then sold such consideration for an amount of cash equal to its fair market value at the time of such deemed sale and paid such cash proceeds to the appropriate Taxing Authority. All deducted or withheld amounts described in this Section 2.01(f) shall, for all purposes of this Agreement, be treated as having been paid to the applicable holder of the Company Common Stock, Company Convertible Debentures or Company Warrants (Company Convertible Debentures and Company Warrants, each as defined in Section 4.02(a)), as the case may be, in respect of which the Surviving Corporation, Parent or the Exchange Agent, as the case may be, made such deduction and withholding.

     SECTION 2.02.  Exchange of Certificates.

     (a) Exchange Agent. (i) As of the Effective Time, the Company shall, or Newco shall, on behalf of the Company, deposit in trust with a bank or trust company as may be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of

                                      A-2-4

Company Common Stock outstanding immediately prior to the Effective Time, certificates representing the shares of Newco Common Stock (including all shares of Newco Common Stock owned by the Company at the Effective Time, whether as a result of the Restructuring or otherwise) issuable pursuant to Section 2.01 in exchange for shares of Company Common Stock converted pursuant to this Article II and (ii) Parent shall from time to time as needed deposit in trust with the Exchange Agent for the benefit of holders of shares of Company Common Stock, cash necessary to pay the cash amount of the Merger Consideration payable pursuant to Section 2.01 in exchange for the shares of Company Common Stock converted pursuant to this Article II (such shares of Newco Common Stock and cash, together with any dividends or other distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Newco Common Stock and cash contemplated to be issued or paid pursuant to Section 2.01 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock (together with cash in lieu of fractional shares) and the amount of cash that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. Until such time as a certificate representing Newco Common Stock is issued to or at the direction of the holder of a surrendered Certificate, such Newco Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the appropriate number of whole shares of Newco Common Stock (together with cash in lieu of fractional shares) and the appropriate amount of cash may be issued and paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the issuance of shares of Newco Common Stock and the payment of cash to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent and Newco that such Taxes have been paid or are not applicable. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Newco Common Stock with a record date after the Effective Time shall be paid to the holder of any Certificate with respect to the shares of Newco Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the surrender of such Certificate in accordance with this Article II. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Newco Common Stock.

                                      A-2-5

     (d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.01, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Newco Common Stock. For purposes of this Section 2.02(e), all fractional shares to which a single record holder would be entitled as a result of the conversion of all shares of Company Common Stock held by such holder as of the Effective Time under all Certificates shall be aggregated and calculations shall be rounded to three decimal places.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of shares of Newco Common Stock delivered to the Exchange Agent by the Company or Newco pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of Newco Common Stock to be issued to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the Nasdaq Stock Market ("Nasdaq"), if the shares of Newco Common Stock are quoted on Nasdaq, or otherwise on the national securities exchange on which the shares of Newco Common Stock are listed, all in the manner provided in Section 2.02(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the Nasdaq or such national securities exchange, as the case may be, and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Company Common Stock shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, Transfer Taxes (as defined in Section 7.08) and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock entitled thereto, the Exchange Agent shall hold such proceeds in trust for such holders of Company Common Stock (the "Newco Shares Trust"). The Exchange Agent shall determine the portion of the Newco Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Newco Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest in a share of Newco Common Stock to which such holder is entitled under Section 2.01(c) (or would be entitled but for this Section 2.02(e)) and the denominator of which is the aggregate amount of fractional interests in a share of Newco Common Stock to which all holders of Company Common Stock are entitled.

          (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests in Newco Common Stock, the Exchange Agent shall in accordance with this Article II, make available such amounts, without interest, to the former holders of Company Common Stock entitled to receive such cash.

                                      A-2-6

     (f) Termination of Exchange Fund and Newco Shares Trust. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for 9 months after the Effective Time shall be delivered (i) in the case of shares of Newco Common Stock deposited in the Exchange Fund by the Company or Newco and cash deposited in the Exchange Fund by Newco, to Newco and (ii) in the case of cash deposited in the Exchange Fund by Parent or the Surviving Corporation, to Parent or the Surviving Corporation, as applicable, in each case upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter (x) look only to Newco for, and Newco shall remain liable for, payment of their claim for Newco Common Stock and any dividends or distributions with respect to Newco Common Stock and (y) look only to Parent for, and Parent shall remain liable for, payment of their claim for cash payable pursuant to Section 2.01(c)(i)(B), in each case in accordance with this Article II. Any portion of the Newco Shares Trust that remains undistributed to the holders of the Certificates for 9 months after the Effective Time shall be delivered to Newco, upon demand, and any holder of the Certificates who has not theretofore complied with this Article II shall thereafter look only to Newco for payment of its claim for such cash.

     (g) No Liability. None of Parent, Sub, the Company, Newco or the Exchange Agent shall be liable to any person in respect of any shares of Newco Common Stock or cash from the Exchange Fund or the Newco Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to the date on which Merger Consideration in respect of such Certificate (or any dividends or other distributions with respect thereto) would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.05(b))), any such shares or cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation (with respect to any remaining cash payable pursuant to Section 2.01(c)(i)(B)) and the property of Newco (with respect to any remaining shares of Newco Common Stock and cash related thereto), free and clear of all claims or interest of any person previously entitled thereto.

     (h) Investment of Exchange Fund and the Newco Shares Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and payable pursuant to Section 2.01(c)(i)(B) as directed by Parent, and any other cash included in the Exchange Fund as directed by Newco, in each case on a daily basis. Pending payment of such funds to the holders of Certificates for shares of Company Common Stock, such funds will be held and shall be invested by the Exchange Agent as directed in accordance with the previous sentence (so long as such directions do not impair the rights of holders of Company Common Stock) in the direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest or commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation. Parent or Newco, as applicable, will promptly replace any monies lost through any investment made in accordance with its instructions pursuant to this Section 2.02(h). If for any reason (including losses) the Exchange Fund or the Newco Shares Trust is inadequate to pay the amounts to which holders of the Company Common Stock shall be entitled under this Article II, Parent and the Surviving Corporation shall in any event be liable for payment thereof (with respect to cash payable pursuant to Section 2.01(c)(i)(B)) and Newco shall in any event be liable for payment thereof (with respect to shares of Newco Common Stock and cash related thereto). The Exchange Fund and the Newco Shares Trust shall not be used except as provided in this Agreement. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation, as Parent directs (with respect to cash payable pursuant to Section 2.01(c)(i)(B)) and to Newco (with respect to any other cash).

     (i) Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or Newco, the posting by such person of a bond in such reasonable amount as Parent or Newco may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and any dividends or other distributions with respect thereto) pursuant to this Article II.

                                      A-2-7

     SECTION 2.03. Company Convertible Debentures. As of and after the Effective Time, from time to time and at any time upon the conversion of any Company Convertible Debentures by any holder thereof, (a) Newco shall deliver to such holder the number of shares of Newco Common Stock and cash in lieu of fractional shares of Newco Common Stock such holder would have been entitled to receive as if such holder had converted the Company Convertible Debentures into shares of Company Common Stock immediately prior to the Effective Time and (b) Parent shall, or shall cause the Company to, deliver to such holder the amount of cash such holder would have been entitled to receive as if such holder had converted the Company Convertible Debentures into shares of Company Common Stock immediately prior to the Effective Time.

     SECTION 2.04. Company Warrants. As of and after the Effective Time, from time to time and at any time upon the exercise of any Company Warrants by any holder thereof, (a) Newco shall deliver to such holder the number of shares of Newco Common Stock and cash in lieu of fractional shares of Newco Common Stock as if such holder had exercised the Company Warrant for the shares of Company Common Stock issuable upon exercise of the Company Warrant immediately prior to the Effective Time and (b) Parent shall, or shall cause the Company to, deliver to such holder the amount of cash as if such holder had exercised the Company Warrant for the shares of Company Common Stock issuable upon exercise of the Company Warrant immediately prior to the Effective Time.

                                  ARTICLE III

                              RELATED TRANSACTIONS

     SECTION 3.01.  Restructuring of Assets and Assumption of
Liabilities. Prior to the Effective Time and pursuant to the terms of the Restructuring Agreement, the Company and the Company Subsidiaries (as defined in
Section 4.02(b)), including Newco, shall consummate the Restructuring upon the terms and subject to the conditions set forth in the Restructuring Agreement.

     SECTION 3.02. Ongoing Litigation Agreement. (a) Simultaneously with the execution and delivery of the Ongoing Litigation Agreement, Parent shall cause R Diagnostics to pay to the Company the Damages Payment and the June 30 Royalty Payment. The Damages Payment and the June 30 Royalty Payment are non-refundable and irrevocable in all circumstances.

     (b) Notwithstanding any provision in this Agreement to the contrary, the parties agree that the Damages Payment is made solely with respect to the monetary damages awarded in the License Litigation as set forth in the Court of Appeals Opinion (as defined in Section 10.03) and that, except as provided in the Ongoing Litigation Agreement, neither the Company nor R Diagnostics shall be deemed to have (i) made a settlement with respect to, waived, given-up, compromised, prejudiced or qualified in any manner (A) the right of such person to fully prosecute the New Patent Litigation (as defined in Section 10.03), (B) any rights or interests of such person which are the subject of the New Patent Litigation or (C) any claim made or to be made by such person, whether for damages or otherwise, in the New Patent Litigation or (ii) made a settlement with respect to, waived, given up, compromised, prejudiced or qualified in any manner any of its other rights or interests under the final judgment entered by the United States District Court for the District of Maryland in the License Litigation on February 15, 2002 (the "Final Judgment")(as modified by the Court of Appeals Opinion) or any final judgment entered by the United States District Court for the District of Maryland not inconsistent with the mandate to be returned by the United States Court of Appeals for the Fourth Circuit in connection with the Court of Appeals Opinion.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub that, except (a) as disclosed or set forth in the Company SEC Filings (as defined in Section 4.09(a)) filed and publicly available prior to the date of

                                      A-2-8
this Agreement or (b) as set forth in the letter (with specific reference to the Section of this Agreement to which the information stated in such letter relates and such other Sections to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Section reasonably apparent) dated the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter"), and, in each case subject to
Section 4.21:

     SECTION 4.01. Organization, Standing and Power. Each of the Company, Newco and the Continuing Licensee Subsidiary (as defined in the Restructuring Agreement) is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate or limited liability company powers, as applicable, governmental licenses and Consents (as defined in Section 4.05(b)) required to carry on its business as now conducted, except for any such licenses and Consents the failure of which to have or obtain that, individually or in the aggregate, does not have a Transaction Material Adverse Effect (as defined in Section 10.03). The Company has made available to Parent true and complete copies of the certificate of incorporation of the Company, as amended through the date of this Agreement (as so amended, the "Company Charter"), the by-laws of the Company, as amended through the date of this Agreement (as so amended, the "Company By-laws"), and the certificate of formation and the limited liability company agreement of each of Newco and the Continuing Licensee Subsidiary, in each case, as amended through the date of this Agreement.

     SECTION 4.02. Capital Structure; Subsidiaries. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which (x) 600,000 shares are designated as Series A Junior Participating Preferred Stock (the "Company Series A Preferred Stock") and (y) 25,000 shares are designated as Series B Convertible Preferred Stock, par value $0.001 per share (the "Company Series B Preferred Stock" and, together with the Company Common Stock and the Company Series A Preferred Stock, the "Company Capital Stock"). At the close of business on July 17, 2003, (i) 23,775,277 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Capital Stock were held by the Company in its treasury, (iii) 1,550,509 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined in Section 7.04(c)) and 742,256 additional shares of Company Common Stock were reserved for and subject to issuance pursuant to the Company Stock Plans (as defined in Section 7.04(c)),
(iv) 600,000 shares of Company Series A Preferred Stock were reserved for and subject to issuance in connection with the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of November 6, 1996 (as amended from time to time, the "Company Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent, (v) 1,129,032 shares of Company Common Stock were reserved for and subject to issuance upon conversion of the Subordinated Convertible Debentures of the Company (the "Company Convertible Debentures") at a conversion price of $31.00 per share and (vi) warrants to purchase 282,258 shares of Company Common Stock with an exercise price of $31.00 per share were outstanding (the "Company Warrants"). Except as set forth above, at the close of business on July 17, 2003, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights linked to the price of Company Common Stock and granted under any Company Stock Plan. Section 4.02(a) of the Company Disclosure Letter sets forth a true and complete list, as of the close of business on July 17, 2003, of all outstanding Company Stock Options, Company Convertible Debentures, Company Warrants and all other rights, if any (collectively, the "Company Derivative Securities"), to purchase or receive Company Common Stock issued or granted by the Company or any Company Subsidiary, the number of shares subject thereto, the grant dates and exercise prices thereof. All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable. Except as set forth above, there are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above and except for changes since July 17, 2003, resulting from the exercise or conversion of the Company Derivative Securities outstanding on such date or permitted to be issued pursuant to this Agreement, there are not any options, warrants, rights, convertible or exchangeable

                                      A-2-9
securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts (as defined in Section 4.05(a)), arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt or (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. No Company Subsidiary owns any shares of Company Common Stock.

     (b) Section 4.02(b) of the Company Disclosure Letter lists each subsidiary of the Company (the "Company Subsidiaries"). Each Company Subsidiary (other than Newco and the Continuing Licensee Subsidiary) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept) and has all corporate powers, governmental licenses and Consents required to carry on its business as now conducted, except for any such licenses and Consents the failure of which to have or obtain that, individually or in the aggregate, does not have a Transaction Material Adverse Effect. All of the outstanding capital stock of, or other voting securities or ownership interests in, each Company Subsidiary, is owned by the Company, directly or indirectly, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages, security interests and other adverse claims of any kind or nature whatsoever (collectively, "Liens") and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such stock or other securities or ownership interests). There are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary or (ii) options or other rights to acquire from the Company or any Company Subsidiary or other obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Company Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Subsidiary Securities.

     SECTION 4.03. Newco. Since the date of its formation, Newco has not carried on any business or conducted any operation other than the execution of this Agreement, the other Transaction Agreements to which it is a party and the Commercial Agreements (as defined in Section 10.03) to which it is party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

     SECTION 4.04. Authority; Execution and Delivery; Enforceability. (a) Each of the Company and Newco has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver (i) each Transaction Agreement to which it is a party and to consummate the Transactions contemplated thereby and (ii) each Commercial Agreement to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Company and Newco of (A) each Transaction Agreement to which it is a party and the consummation by each of the Company and Newco of the Transactions contemplated thereby and (B) each Commercial Agreement to which it is a party, and the performance by each of the Company and Newco of its obligations thereunder, in each case have been duly authorized by all necessary corporate action on the part of the Company and by all limited liability company action on the part of Newco, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 4.04(c)). Each of the Company and Newco has duly executed and delivered this Agreement, each other Transaction Agreement to which it is a party and each Commercial Agreement to which it is a party, and, assuming due execution and delivery hereof and thereof by each party hereto and thereto that is not an affiliate of the Company, this Agreement, each

                                      A-2-10
such Transaction Agreement and each such Commercial Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, each other Transaction Agreement, the Merger and the other Transactions, (ii) approving each Commercial Agreement and the performance by the Company of its obligations thereunder, (iii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iv) recommending that the Company's stockholders adopt this Agreement and (v) declaring that this Agreement is advisable. Assuming the accuracy of Parent's and Sub's representations and warranties in Section 5.08, such resolutions are sufficient to render inapplicable to this Agreement and the Merger the provisions of Section 203 of the DGCL, and to the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement or the Merger. The Company as the sole member of Newco, has approved (A) each other Transaction Agreement, the Merger and the other Transactions and (B) each Commercial Agreement to which Newco is a party and the performance by Newco of its obligations thereunder. The Company as the sole member of Newco will adopt this Agreement.

     (c) Assuming the accuracy of Parent's and Sub's representations and warranties in Section 5.08, the only vote of holders of any class or series of Company Capital Stock that is necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to consummate any Transaction other than the Merger.

     SECTION 4.05. No Conflicts; Consents. (a) The execution and delivery by each of the Company and Newco of this Agreement and the other Transaction Agreements to which it is a party and each Commercial Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and the performance by the Company or Newco of its obligations under the Commercial Agreements and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter, organizational or formation documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (other than a Company Benefit Plan (as defined in Section 4.14(c))) (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation whether foreign or domestic ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually or in the aggregate, do not have a Transaction Material Adverse Effect and do not materially impair the ability of the Company or any Company Subsidiary to perform its obligations under this Agreement, any other Transaction Agreement or any Commercial Agreement or to consummate the Transactions.

     (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any domestic or foreign (whether national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), is required to be obtained or made by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement, any other Transaction Agreement or any Commercial Agreement by the Company or any Company Subsidiary or the consummation of the Transactions or the performance by the Company or any Company Subsidiary of its obligations under the Commercial Agreements, other than (i) compliance with and filings under the Hart-

                                      A-2-11

Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),
(ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), (B) a registration statement on Form S-4 to be filed with the SEC by the Company in connection with the distribution of Newco Common Stock in the Merger (as amended or supplemented from time to time, the "Newco Form S-4"), (C) a registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the distribution of Newco Common Stock in the Merger (the "Newco Form 8-A") and (D) such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement, the other Transaction Agreements, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings with and approvals of a national securities exchange or Nasdaq to permit the shares of Newco Common Stock that are to be distributed in the Merger to be approved for listing on such national securities exchange, or approved for quotation on Nasdaq, as the case may be, in either case subject to official notice of issuance, (v) compliance with and such filings as may be required under applicable Environmental Law (as defined in Section 10.03), (vi) such filings as may be required in connection with Transfer Taxes, (vii) filings under any applicable state takeover Law and (viii) such other items (A) that may be required under the applicable Law of Switzerland, Germany or Italy, (B) required solely by reason of the participation of Parent (as opposed to any third party) in the Transactions or (C) that the failure of which to obtain or make, individually or in the aggregate, does not have a Transaction Material Adverse Effect and does not materially impair the ability of the Company or any Company Subsidiary to perform its obligations under this Agreement, any other Transaction Agreement or any Commercial Agreement or to consummate the Transactions.

     (c) Assuming the accuracy of Parent's and Sub's representations and warranties in Section 5.08, the Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Merger and the other Transactions and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other Transaction), (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other Transaction and (C) the Company Rights shall expire immediately prior to the Effective Time.

     SECTION 4.06. Intellectual Property. (a) The Company and the Company Subsidiaries own, jointly own, or have been licensed the right to use pursuant to licenses that remain in full force and effect, all Intellectual Property Rights (as defined in Section 10.03) that constitute Covered ECL Technology.

     (b) As of the Effective Time, assuming the due authorization, execution and delivery by each party thereto that is not an affiliate of the Company as of the Effective Time, the License Agreement (as defined in the Restructuring Agreement) will constitute Newco's legal, valid and binding obligation, enforceable against Newco in accordance with its terms.

     (c) (i) The Company has all requisite corporate power and authority to enter into the License Agreement and to grant the license to the Continuing Licensee Subsidiary under the Covered ECL Technology pursuant to the License Agreement and to fully perform its obligations thereunder, and the grant of rights and licenses, and the performance of its obligations thereunder, will not conflict with the Company Charter or any Contract or other arrangement to which the Company is a party or by which it is bound, (ii) the Company has title to or license rights in the Covered ECL Technology sufficient to grant such license rights to the Continuing Licensee Subsidiary and its affiliates, (iii) the Company has not assigned, transferred, licensed or otherwise disposed of the Covered ECL Technology in any manner that limits or restricts the Continuing Licensee Subsidiary's or its affiliates' exploitation of the license granted by the Company thereunder and (iv) no Consent, notice or waiver, to or from any person (other than the Consent attached to the License Agreement), including from any Governmental Entity or third party holder of Intellectual Property Rights, is required to be obtained or made by the Company in connection

                                      A-2-12
with its execution and delivery, or by Newco in connection with its performance following the Effective Time, of the License Agreement, other than, in the case of each of clauses (i), (ii), (iii) and (iv) above, any such items that, individually or in the aggregate, do not have a Transaction Material Adverse Effect. For purposes of this Section 4.06(c), the Continuing Licensee Subsidiary shall be deemed not to be an affiliate or a subsidiary of the Company.

     (d) Neither the Company nor any Company Subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property Right of any person, except for any such infringement, misappropriation or other conflict that individually or in the aggregate does not have a Transaction Material Adverse Effect. There is no action, suit, investigation or proceeding pending against or affecting, or, to the knowledge of the Company, threatened against, the Company or any Company Subsidiary or any of their present or former officers, directors and employees (i) challenging or seeking to deny or restrict, the rights of the Company or any Company Subsidiary in any of the Owned Intellectual Property Rights (as defined in Section 10.03) and the Licensed Intellectual Property Rights (as defined in Section 10.03), (ii) alleging that the use of the Owned Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported or sold by the Company or any Company Subsidiary do or may conflict with, or the Licensed Intellectual Property Rights misappropriate, infringe or otherwise violate any Intellectual Property Right of any third party or (iii) alleging that the Company or any Company Subsidiary in the provision of services, use of processes or manufacture of products has infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party, except in the case of each of clauses (i), (ii) and (iii) above, for such actions, suits, investigations or proceedings the outcome of which individually or in the aggregate does not have a Transaction Material Adverse Effect.

     (e) The Company and the Company Subsidiaries hold all right, title and interest in and to all material Owned Intellectual Property Rights and all of the Company's and the Company Subsidiaries' licenses under material Licensed Intellectual Property Rights, free and clear of any Lien. In each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Owned Intellectual Property is held by assignment, the assignment has been recorded with the Governmental Entity from which the patent or registration issued or before which the application or application for registration is pending, except in each case for failures to record that, individually or in the aggregate, do not have a Transaction Material Adverse Effect. Each of the Company and the Company Subsidiaries has taken all reasonable and necessary actions to maintain and protect its material Owned Intellectual Property Rights and its rights in the material Licensed Intellectual Property Rights.

     (f) To the knowledge of the Company, no person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right, except for any such infringement, misappropriation or other violation that individually or in the aggregate does not have a Transaction Material Adverse Effect. The Company and the Company Subsidiaries have taken reasonable steps in accordance with customary industry practice to maintain the confidentiality of all material confidential Intellectual Property Rights of the Company or any Company Subsidiary that are material to the business and operations of the Company and the Company Subsidiaries, taken as a whole, and the value of which to the Company or any Company Subsidiary is contingent upon the confidentiality thereof, and to the knowledge of the Company, such confidential information has not been disclosed other than to employees, consultants, Representatives (as defined in Section 6.02(a)) and agents of the Company or any Company Subsidiary or other persons bound to the Company or a Company Subsidiary by a written obligation of confidentiality.

     (g) The Company has not delivered any of the notices contemplated by
Section 3 or 4 of the Extension Agreement dated July 11, 2002, by and between the Company and Eisai Co., Ltd.

     SECTION 4.07. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than as set forth in
Section 4.07 of the Company Disclosure Letter, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with

                                      A-2-13
the Merger and the other Transactions or the execution and delivery of the Commercial Agreements based upon arrangements made by or on behalf of the Company.

     SECTION 4.08. Opinion of Financial Advisor. The Company has received the opinion of Lehman Brothers Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock. The Company will deliver a true and complete copy of such opinion to Parent promptly after receipt thereof.

     SECTION 4.09.  SEC Filings.  (a) The Company has made available to Parent
(i) the Company's annual reports on Form 10-K for its fiscal years ended March 31, 2003, 2002 and 2001, as amended, (ii) its proxy statement relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since March 31, 2000, and (iii) all of its other reports, forms, statements, schedules, registration statements and other documents (including exhibits and other information incorporated therein) filed with the SEC since March 31, 2001 (the documents referred to in this Section 4.09(a) being referred to collectively as the "Company SEC Filings").

     (b) As of its respective filing date, each such Company SEC Filing filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) Each such Company SEC Filing that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) As of its filing date, each Company SEC Filing complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

     SECTION 4.10. Financial Statements. The audited consolidated financial statements (including the related notes) and unaudited consolidated interim financial statements (including the related notes) of the Company included in the Company SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     SECTION 4.11. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the Merger and the other Transactions, including the Proxy Statement and the Newco Form S-4, to be filed with the SEC in connection with the Merger and the other Transactions, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act.

     (b) (i) At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) at the time the Newco Form S-4 or any amendment or supplement thereto becomes effective, the Newco S-4, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or

                                      A-2-14
warranty is made by the Company in this Section 4.11(b) with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in such documents.

     SECTION 4.12. Litigation. Except with respect to intellectual property, environmental matters and tax matters, which are the subject of Sections 4.06,
4.18 and 4.19, respectively, there is no action, suit or proceeding or, to the knowledge of the Company, investigation, pending against, or to the knowledge of the Company, threatened against, the Company or any Company Subsidiary or any of their respective properties or any of their respective present or former officers or directors, in each case in their capacity as officers or directors of the Company or any Company Subsidiary, before any court or arbitrator or before or by any Governmental Entity which, individually or in the aggregate, has a Transaction Material Adverse Effect.

     SECTION 4.13. Absence of Certain Changes. (a) From March 31, 2003 until the date of this Agreement the business of the Company and the Company Subsidiaries has been conducted in the ordinary course consistent with past practice.

     (b) Since March 31, 2003, there has not been (i) any event, occurrence or development or state of circumstances or facts which, individually or in the aggregate, has had or has a Transaction Material Adverse Effect or (ii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Company Subsidiary, which employees were not subject to a collective bargaining agreement at March 31, 2002, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     (c) From March 31, 2003 until the date of this Agreement, there has not been

          (i) (A) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any Company Subsidiary other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent or (B) any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any outstanding shares of capital stock or other securities of the Company or any Company Subsidiary other than (x) the issuance of Company Common Stock upon (1) the exercise of Company Stock Options outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement, (2) the conversion of Company Convertible Debentures outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement and (3) the exercise of Company Warrants outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement and (y) pursuant to the Company Stock Plans as in effect on the date of this Agreement;

          (ii) any amendment of any material term of any outstanding security of the Company or any Company Subsidiary;

          (iii) any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money in an aggregate principal amount in excess of $10,000,000;

          (iv) any change in any method of accounting or accounting principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company or any Company Subsidiary, except for any such change required by a change in GAAP or applicable Law;

          (v) any material Tax election made or changed, any annual Tax accounting period changed, any method of Tax accounting adopted or changed, any material amended Tax Returns (as defined in Section 4.19(f)) or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Liability (as defined in Section 10.03) for Taxes surrendered, in each case by the Company or any Company Subsidiary;

                                      A-2-15

          (vi) any creation or other incurrence by the Company or any Company Subsidiary of any Lien on any material asset other than in the ordinary course consistent with past practice;

          (vii) any making of any loan, advance or capital contributions to, or investment in, any person other than (A) loans, advances or capital contributions to, or investments in, its wholly-owned subsidiaries, (B) the extension of trade credit in the ordinary course consistent with past practice or (C) investments in any person in the ordinary course pursuant to the Company's investment policy approved by the Company Board as in effect on the date of this Agreement, a copy of which policy is set forth in Section 4.13(c) of the Company Disclosure Letter;

          (viii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Company Subsidiary that is material to the Company and the Company Subsidiaries, taken as a whole;

          (ix) any sale, lease, license or other disposition of any Owned Intellectual Property Right other than sales, leases, licenses or other dispositions that have not had a Transaction Material Adverse Effect; or

          (x) any (A) entry into or amendment of any severance or termination arrangement or any employment, deferred compensation or similar agreement with any director or officer of the Company or any Company Subsidiary or
     (B) establishment, adoption or amendment (except as required by applicable
     Law) of any collective bargaining or material bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any Company Subsidiary.

     SECTION 4.14. Employee Matters Generally; Company Benefit Plans. (a) None of the Company, any Company Subsidiary and any of its ERISA Affiliates (as defined below) sponsors, maintains, contributes to or is required to contribute to any employee plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code, and none of the Company, any Company Subsidiary and any of its ERISA Affiliates has in the past maintained, contributed to or been required to contribute to any employee plan subject to Title IV of ERISA or Section 412 of the Code. For purposes of this Section, "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under
Section 414 of the Code.

     (b) None of the Company, any Company Subsidiary, any of the Company's ERISA Affiliates and any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA.

     (c) "Company Benefit Plan" means any agreement, plan, program, policy or other arrangement, in each case, covering one or more current or former employees or directors of, or current or former independent contractors with respect to, the Company or any Company Subsidiary.

     SECTION 4.15. No Undisclosed Material Liabilities. Except with respect to environmental matters and tax matters, which are the subject of Sections 4.18 and 4.19, respectively, there are no Liabilities of the Company or any Company Subsidiary other than Liabilities that do not have, individually or in the aggregate, a Transaction Material Adverse Effect.

     SECTION 4.16. Transactions with Related Persons. (a) Section 4.16(a) of the Company Disclosure Letter sets forth a list of all Contracts, promises, commitments and understandings in effect as of the date of this Agreement with Related Persons and not required to be disclosed in the Company SEC Filings pursuant to Item 404 of Regulation S-K and, with respect to any such oral Contract, promise, commitment or understanding, a true and complete description thereof. Since March 31, 2003, neither the Company nor any Company Subsidiary has (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for

                                      A-2-16
services rendered in the ordinary course as director, officer or employee of the Company or any Company Subsidiary), (iii) entered into or modified in any manner any Contract, promise, commitment or understanding with or (iv) borrowed any money from, or made or forgiven any loan or other advance to, any officer, director or affiliate of the Company or any Company Subsidiary or any person who has a family relationship (as defined in Item 401(d) of Regulation S-K) with any officer, director or affiliate of the Company or any Company Subsidiary (collectively, "Related Persons"). Prior to the date of this Agreement, the Company has made available to Parent or its Representatives true and complete copies of each written Contract, promise, commitment and understanding between the Company or any Company Subsidiary, on the one hand, and any Related Person, on the other.

     (b) Neither the Company nor any Company Subsidiary has any Contracts, promises, commitments or understandings that include any material obligation or commitment between the Company or any Company Subsidiary and any Related Person.

     (c) The assets of the Company or any Company Subsidiary do not include any receivable or other obligation or commitment from a Related Person to the Company or any of Company Subsidiary.

     (d) The Liabilities of the Company and the Company Subsidiaries do not include any payable or other obligation or commitment from the Company or any Company Subsidiary to any Related Person.

     (e) Prior to the date of this Agreement, the Company has made available to Parent or its Representatives true and complete copies of each Contract, promise, commitment and understanding between the Company, any Company Subsidiary or any of their respective affiliates, on the one hand, and MSD, MST, JW, JW Consulting (each of JW and JW Consulting, as defined in Section 10.03), Hyperion Catalysis International, a California corporation ("Hyperion"), Wellstat Biologics Corporation, a Delaware corporation ("Wellstat Biologics"), Wellstat Therapeutics Corporation, a California corporation ("Wellstat Therapeutics"), Proteinix Corporation, a Delaware corporation ("Proteinix"), and Integrated Chemical Synthesizers, Inc., a Delaware corporation ("ICS"), or any of their respective affiliates, on the other hand (or, with respect to any such oral Contract, promise, commitment or understanding, a true and complete description thereof).

     (f) For purposes of the definition of "Related Person", each of JW, JW Consulting, Hyperion, Wellstat Biologics, Wellstat Therapeutics, Proteinix and ICS shall be deemed to be an affiliate of the Company.

     SECTION 4.17. Compliance with Law and Judgments. Except with respect to intellectual property, environmental matters and tax matters, which are the subject of Sections 4.06, 4.18 and 4.19, respectively, from March 31, 2001, (a) each of the Company and the Company Subsidiaries has been in compliance with all applicable Law and Judgments, except for instances of possible noncompliance that, individually or in the aggregate, does not have a Transaction Material Adverse Effect and (b) to the knowledge of the Company, the Company is not under investigation with respect to and has not been threatened to be charged with or been given written notice of any violation of, any applicable Law or Judgment, except in each case for such investigations, charges or notices that individually or in the aggregate do not have a Transaction Material Adverse Effect.

     SECTION 4.18. Environmental Matters. With such exceptions as do not have, individually or in the aggregate, a Transaction Material Adverse Effect:

     (a) No written notice, demand, request for information, citation, summons or order has been received, no penalty has been assessed, and no investigation, action, claim, suit or proceeding is pending or, to the knowledge of the Company, is threatened by any Governmental Entity or other person pursuant to or arising out of any Environmental Law; and

     (b) there are no Liabilities of the Company or any Company Subsidiary arising under or pursuant to any Environmental Law and arising from actions occurring or conditions existing on or prior to the Effective Time.

                                      A-2-17

     SECTION 4.19. Tax Matters. (a) All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any Company Subsidiary have been filed when due in accordance with applicable Law, and all such material Tax Returns are, or will be at the time of filing, true and complete in all material respects.

     (b) The Company and each Company Subsidiary has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an accrual for all material Taxes through the end of the most recent taxable period ending prior to the date of this Agreement.

     (c) The income and franchise Tax Returns of the Company and the Company Subsidiaries through the Tax year ended December 31, 1998 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

     (d) The Company and each Company Subsidiary have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Taxing Authority or set aside in accounts for such purpose. The Company and each Company Subsidiary have reported such withheld amounts to the appropriate Taxing Authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under any Law.

     (e) As of the date of this Agreement, there is no material audit, action, suit, investigation or proceeding now pending or, to the knowledge of the Company, threatened in writing against or with respect to Company or the Company Subsidiaries in respect of any Tax.

     (f) The following terms shall have the meanings set forth below:

     "Taxes" means (i) all forms of taxation or duties imposed, or required to be collected or withheld, including charges, together with any related interest, penalties or other additional amounts, (ii) Liability for the payment of any amount of the type described in the preceding clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group or (iii) Liability for the payment of any amounts as a result of being party to any Tax sharing agreement (other than this Agreement or any other Transaction Agreement) or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amount described in the immediately preceding clauses (i) or (ii) (other than an obligation to indemnify under the Tax Allocation Agreement).

     "Taxing Authority" means the United States Internal Revenue Service and any other national, Federal, state, provincial, local, or other Governmental Entity, whether domestic or foreign, responsible for the administration of Taxes.

     "Tax Return" means any return, filing, report, questionnaire, information statement or other document required to be filed, including amended returns that may be filed, for any taxable period with any Taxing Authority (whether or not a payment is required to be made with respect to such filing).

     SECTION 4.20. Newco Solvency. Immediately following the Effective Time, and after giving effect to the Restructuring and the other Transactions and the execution and delivery of the Commercial Agreements, Newco will not be Insolvent.

     SECTION 4.21. Limitation. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, (A) NO REPRESENTATION OR WARRANTY IS MADE BY THE COMPANY WITH RESPECT TO (I) PARENT OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE BUSINESSES, PROPERTIES (INCLUDING ANY OR ALL PATENTS, PATENT RIGHTS, TRADEMARKS, TRADEMARK RIGHTS, TRADE NAMES, TRADE NAME RIGHTS, SERVICE MARKS, SERVICE MARK RIGHTS AND OTHER INTELLECTUAL PROPERTY OWNED BY PARENT OR ANY OF ITS AFFILIATES), ASSETS OR OPERATIONS,

                                      A-2-18

(II) ANY BUSINESS RELATIONSHIP BETWEEN THE COMPANY OR ANY OF ITS AFFILIATES, ON THE ONE HAND, AND PARENT OR ANY OF ITS AFFILIATES, ON THE OTHER HAND, OR (III) ANY ACTION, SUIT, PROCEEDING OR CONTRACT TO WHICH PARENT OR ANY OF ITS AFFILIATES IS A PARTY (INCLUDING THE LICENSE LITIGATION, THE NEW PATENT LITIGATION, ANY SUCH CONTRACTS TO WHICH THE COMPANY OR ANY COMPANY SUBSIDIARY IS OR WAS A PARTY AND IN PARTICULAR THE 1992 LICENSE AGREEMENT AND THE ONGOING LITIGATION AGREEMENT), AND (B) NO FACT, EVENT, CHANGE, EFFECT OR DEVELOPMENT RELATING TO ANY OF THE FOREGOING SHALL BE DEEMED TO RESULT IN THE BREACH BY THE COMPANY OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT IN THIS AGREEMENT OR OTHERWISE IN A TRANSACTION MATERIAL ADVERSE EFFECT; PROVIDED, HOWEVER, THAT THIS SECTION 4.21 SHALL IN NO WAY MODIFY THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NEWCO IN SECTION 4.06.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

     SECTION 5.01. Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept) and has all corporate powers, governmental licenses and Consents required to carry on its business as now conducted, except for any such licenses and Consents the failure of which to have or obtain that, individually or in the aggregate, does not have a Parent Material Adverse Effect (as defined in Section 10.03). Parent has made available to the Company true and complete copies of the articles of incorporation and other organizational documents, in each case as amended to the date of this Agreement, for each of Parent and Sub. Bearer shares and non-voting equity securities of Parent are listed on the SWX Swiss Exchange.

     SECTION 5.02. Sub. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

     (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

     SECTION 5.03. Authority; Execution and Delivery; Enforceability. Each R Party (as defined in Section 10.03) has all requisite power and authority to execute and deliver (a) each Transaction Agreement to which it is a party and to consummate the Transactions contemplated thereby and (b) each Commercial Agreement to which it is a party and to perform its obligations thereunder. The execution and delivery by each R Party of (i) each Transaction Agreement to which it is a party and the consummation by it of the Transactions contemplated thereby and (ii) each Commercial Agreement to which it is a party, and the performance by each R Party of its obligations thereunder, in each case have been duly authorized by all necessary action on the part of such R Party. Parent, as sole stockholder of Sub, will adopt this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement and each other Transaction Agreement to which it is a party, and, assuming due execution and delivery hereof and thereof by each party hereto and thereto that is not an affiliate of Parent, this Agreement and each such Transaction Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Each R Party has duly executed and delivered each Transaction Agreement to which it is a party and each Commercial Agreement to which it is a party, and, assuming the due authorization, execution and delivery thereof by each party thereto that is not an affiliate of Parent, each

                                      A-2-19

Transaction Agreement and each Commercial Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 5.04. No Conflicts; Consents. (a) The execution and delivery by each R Party of this Agreement and the other Transaction Agreements to which it is a party and each Commercial Agreement to which it is a party, do not, and the consummation of the Merger and the other Transactions and the performance by such R Party of its obligations under the Commercial Agreements and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of any R Party under, any provision of (i) the articles of incorporation or other organizational documents of any R Party, (ii) any Contract to which any R Party or any of its affiliates is a party or by which any of their respective properties or assets is bound or
(iii) subject to the filings and other matters referred to in Section 5.04(b), any Judgment or Law applicable to any R Party or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, do not have a Parent Material Adverse Effect and do not materially impair the ability of any R Party to perform its obligations under this Agreement, any other Transaction Agreement or any Commercial Agreement or to consummate the Transactions.

     (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by any R Party in connection with the execution, delivery and performance of this Agreement, any other Transaction Agreement or Commercial Agreement by any R Party or the consummation of the Transactions or the performance by any R Party under the Commercial Agreements, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the other Transaction Agreements, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable Environmental Law, (v) such filings as may be required in connection with Transfer Taxes, (vi) filings under any applicable state takeover Law and
(vii) such other items (A) required solely by reason of the participation of the Company (as opposed to any third party) in the Transactions or (B) that the failure of which to obtain or make, individually or in the aggregate, does not have a Parent Material Adverse Effect and does not materially impair the ability of any R Party to perform its obligations under this Agreement, any other Transaction Agreement or any Commercial Agreement or to consummate the Transactions.

     SECTION 5.05. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions or the execution and delivery of the Commercial Agreements based upon arrangements made by or on behalf of Parent or any of its affiliates.

     SECTION 5.06. Financing. At the Effective Time, Parent and Sub will have available all of the funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Merger and to perform their respective obligations under this Agreement and the other Transaction Agreements.

     SECTION 5.07. Financial Statements. The audited consolidated financial statements (including the related notes) of Parent for the year ended December 31, 2002, have been prepared in accordance with international accounting standards applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the period shown.

     SECTION 5.08. Stock Ownership; Interested Stockholders. Neither Parent nor Sub beneficially owns any Company Common Stock and neither Parent nor Sub is, or at any time during the three years preceding the date of this Agreement has been, an "interested stockholder" of the Company, as such term is defined in
Section 203(c)(5) of the DGCL.

                                      A-2-20

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 6.01. Conduct of Business. (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter or otherwise expressly contemplated by this Agreement, any other Transaction Agreement or any of the Commercial Agreements, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course consistent with past practice and, to the extent consistent therewith, shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly contemplated by this Agreement, any other Transaction Agreement or any of the Commercial Agreements, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than (1) the issuance of Company Common Stock (and associated Company Rights) upon (x) the exercise of Company Stock Options outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement, (y) the conversion of Company Convertible Debentures outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement and (z) the exercise of Company Warrants outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement, (2) the issuance of Company Capital Stock upon the exercise of Company Rights and (3) pursuant to the Company Stock Plans as in effect on the date of this Agreement;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, in each case other than (1) the issuance of Company Common Stock (and associated Company Rights) upon (x) the exercise of Company Stock Options outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement, (y) the conversion of Company Convertible Debentures outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement and (z) the exercise of Company Warrants outstanding as of the date of this Agreement and in accordance with the terms thereof in effect as of the date of this Agreement, and (2) the issuance of Company Capital Stock upon the exercise of Company Rights;

          (iii) amend or propose any amendment to its certificate of incorporation, by-laws or other comparable charter or organizational documents (other than amendments or proposals to the certificate of incorporation, bylaws or other comparable charter or organizational documents of Newco, any Company Subsidiary that is contemplated to become a subsidiary of Newco pursuant to the Restructuring or any other subsidiary of Newco that do not materially impair the ability of Newco, any Company Subsidiary that is contemplated to become a subsidiary of Newco pursuant to the Restructuring or any other subsidiaries of Newco to perform its obligations under this Agreement, any other Transaction Agreement or any Commercial Agreement or consummate the Transactions or perform their obligations under any Commercial Agreement);

                                      A-2-21

          (iv) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company or any Company Subsidiary, except for any such change required by GAAP or applicable Law;

          (v) make or change any material Tax election; change any annual Tax accounting period; file any material amended Tax Returns or claims for material Tax refunds; enter into any material closing agreement; settle any material Tax claim, audit or assessment; or surrender any right to claim a material Tax refund, offset or other reduction in Liabilities for Taxes;

          (vi) amend any material term of any outstanding security of the Company or any Company Subsidiary;

          (vii) merge or consolidate with any other person or acquire a material amount of stock or assets of any unrelated third person, in each case other than (A) one or more acquisitions of stock or assets (including inventory and fixed assets) of any unrelated third person by any Newco Company (as defined in the Restructuring Agreement) involving the expenditure in the aggregate of no greater than $20,000,000 (or its equivalent in any other currency) minus the amount of any loan, advance or capital contribution to, or investment in, any unrelated third person made pursuant to Section 6.01(a)(xi)(F) or (B) any acquisition of inventory or fixed assets in the ordinary course consistent with past practice;

          (viii) sell, lease, license or otherwise dispose of any material subsidiary or any assets or property, including any Intellectual Property Right, except in each case for such sales, leases, licenses or other dispositions to an unrelated third person that do not have a Transaction Material Adverse Effect;

          (ix) incur, assume or guarantee any indebtedness for borrowed money in an aggregate principal amount in excess of $10,000,000 (or its equivalent in any other currency), whether pursuant to one or more transactions, other than any guarantee by the Company or any Company Subsidiary pursuant to any agreement in effect as of the date of this Agreement;

          (x) create or incur any Lien on any material asset of the Company and the Company Subsidiaries, taken as a whole, other than in the ordinary course consistent with past practice;

          (xi) make any loan, advance or capital contributions to, or investment in, any person other than (A) to the extent permitted by Section 6.01(a)(ix), (B) loans, advances or capital contributions to, or investments in, its wholly-owned subsidiaries, (C) the extension of trade credit in the ordinary course consistent with past practice, (D) investments in any person in the ordinary course pursuant to the Company's investment policy approved by the Company Board as in effect as of the date of this Agreement, a copy of which policy is set forth in Section 4.13(c) of the Company Disclosure Letter, (E) loans, advances or capital contributions to, or investments in, any person as described in, or pursuant to any agreement listed in Section 6.01(a)(xi)(E) of the Company Disclosure Letter or (F) loans, advances or capital contributions to, or investments in, any unrelated third person that are not otherwise permitted by clauses (A) through (E) of this Section 6.01(a)(xi) and involve the expenditure in the aggregate of no greater than $20,000,000 minus the amount of any expenditure made pursuant to Section 6.01(a)(vii)(A);

          (xii) any establishment, adoption or amendment (except as required by applicable Law) of any collective bargaining or material bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan covering any director, officer or employee of the Company or any Company Subsidiary (other than Newco, any Company Subsidiary that is contemplated to become a subsidiary of Newco pursuant to the Restructuring or any other subsidiaries of Newco); for the avoidance of doubt this clause (xii) shall not be construed to prohibit any award or payment of any bonus or other compensation to any director, officer or other employee on an individual basis in a manner consistent with past practice; or

                                      A-2-22

          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions; provided, however, that prior to the Effective Time, Newco may authorize, or commit or agree to take, any such action after the Effective Time.

     (b) Consent. Notwithstanding the second sentence of Section 6.01(a), Parent shall not unreasonably withhold, condition or delay its consent with respect to any request by the Company with respect to any action prohibited by
Section 6.01(a)(iv), 6.01(a)(v), 6.01(a)(x), 6.01(a)(xi), 6.01(a)(xii) or
6.01(a)(xiii)(solely to the extent relating to actions described in Section 6.01(a)(iv), 6.01(a)(v), 6.01(a)(x), 6.01(a)(xi) or 6.01(a)(xii)).

     (c) Actions by Parent and the Company. (i) Parent shall not, and shall not permit any of its affiliates to, take any action that would, or that is reasonably likely to, result in any condition to the Merger set forth in Article VIII, not being satisfied.

          (ii) The Company shall not, and shall not permit any of its affiliates to, take any action that would, or that is reasonably likely to, result in any condition to the Merger set forth in Article VIII, not being satisfied.

     SECTION 6.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of any Company Takeover Proposal (as defined in Section 6.02(h)), (ii) enter into any agreement with respect to any Company Takeover Proposal (except a confidentiality agreement in accordance with this Section 6.02(a)), (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Company Subsidiary or (iv) directly or indirectly (A) participate in any discussions or negotiations with, or furnish any information with respect to, the Company or any Company Subsidiary to any person that is seeking to make, or has made, any proposal that constitutes a Company Takeover Proposal or (B) afford access to the business, properties, assets, books or records of the Company or any Company Subsidiary to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any person that is seeking to make, or has made, any proposal that constitutes a Company Takeover Proposal; provided, however, that prior to obtaining the Company Stockholder Approval the Company and its Representatives may, in response to a Company Takeover Proposal that was not solicited by the Company and that did not otherwise result from a breach of this Section 6.02(a), and subject to compliance with Sections 6.02(c) and 6.02(d), (x) furnish information with respect to the Company and the Company Subsidiaries to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement with terms not materially less favorable to the Company and not materially less restrictive to the person making such Company Takeover Proposal than those contained in the Confidentiality Agreement (as defined in Section 7.02) and Section 7.12 of this Agreement (a copy of which shall be provided to Parent for informational purposes only) and (y) participate in discussions or negotiations (including solicitation of a revised Company Takeover Proposal) with such person and its Representatives regarding such Company Takeover Proposal, if and only if, in the case of each of (x) and (y) above, the Company Board determines in good faith, after receipt of the advice of its financial advisor and outside legal counsel, that such Company Takeover Proposal is reasonably likely to result in a Superior Company Proposal (as defined in Section 6.02(h)).

     (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, in each case unless the Company Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties under applicable Law, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal.

                                      A-2-23

     (c) In addition to the obligations of the Company set forth in Section 9.05(b)(iii), the Company shall promptly (and in no event later than 1 business day after receipt of the relevant proposal or inquiry) advise Parent orally and in writing of any Company Takeover Proposal or any inquiry from a third party to an officer or director of the Company with respect to the making of a Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall keep Parent promptly informed of the status (including any change to the material terms) of any such Company Takeover Proposal.

     (d) Nothing contained in this Section 6.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

     (e) Notwithstanding clauses (a) and (b) of this Section 6.02, if, prior to obtaining the Company Stockholder Approval, the Company Board receives a Superior Company Proposal, then the Company Board may, in accordance with
Section 9.05(b) (including the notice provisions therein), approve and recommend such Superior Company Proposal and cause the Company to terminate this Agreement and concurrently enter into a definitive agreement providing for implementation of such Superior Company Proposal.

     (f) The Company (i) shall, and shall cause the Company Subsidiaries to, and shall instruct its Representatives to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted prior to the date of this Agreement with respect to any Company Takeover Proposal and (ii) shall promptly request each person, if any, that has executed a confidentiality agreement within the 12 months prior to the date of this Agreement in connection with such person's consideration of any Company Takeover Proposal to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company or any Company Subsidiary.

     (g) The Company shall promptly inform the Company Subsidiaries and its Representatives of the obligations undertaken in this Section 6.02.

     (h) For purposes of the Transaction Agreements:

          "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company or (iii) any other transaction the consummation of which would reasonably be expected to impede, prevent or materially delay the Merger, in each case other than (A) the Transactions,
     (B) the performance of obligations pursuant to the Commercial Agreements or
     (C) any transaction involving Newco or its subsidiaries that will be consummated after the Effective Time.

          "Superior Company Proposal" means any bona fide, unsolicited written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or similar transaction, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company and the Company Subsidiaries, taken as a whole, on terms which the Company Board determines in good faith to be more favorable to the holders of Company Common Stock than the Transactions (after consultation with a financial advisor of nationally recognized reputation), taking into account all the terms and conditions of such proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, and this Agreement (including any proposal by Parent to amend the terms of the Transactions), and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Company Board.

                                      A-2-24

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.01. Preparation of the Proxy Statement, the Newco Form S-4 and the Newco Form 8-A; Company Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company shall (i) prepare the Proxy Statement, the Newco Form S-4 and the Newco Form 8-A and (ii) file the Proxy Statement, the Newco Form S-4 and the Newco Form 8-A with the SEC. The Proxy Statement will be included as a prospectus in the Newco Form S-4. Each of the Company and Parent shall use its reasonable best efforts to have the Newco Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Newco Form S-4 is declared effective under the Securities Act. Each of Parent and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance and distribution of Newco Common Stock in the Merger. Parent shall furnish all information concerning Parent, the Transactions, the Transaction Agreements and the Commercial Agreements and shall provide all other assistance and cooperation as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement and the Newco Form S-4 and any other action described in this Section 7.01(a). The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement, the Newco Form S-4 or the Newco Form 8-A or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff on the other hand, with respect to the Proxy Statement, the Newco Form S-4, the Newco Form 8-A, the Merger, the other Transactions, the Transaction Agreements or the Commercial Agreements. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any such comments or requests of the SEC. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Newco Form S-4 or the Newco Form 8-A, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement, and Parent shall cooperate in connection therewith. The Company shall not mail any Proxy Statement, the Newco Form S-4 or the Newco Form 8-A or any amendment or supplement thereto, to which Parent reasonably objects in a timely manner.

     (b) The Company shall, as promptly as practicable following the date of this Agreement (taking into account any delays reasonably required as a result of the occurrence of any event described in the last sentence of this clause
(b)), duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement, the Restructuring or the Merger as permitted by Section 6.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 7.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement, the Restructuring or the Merger.

     SECTION 7.02. Access to Information; Confidentiality. The Company shall, and shall cause each Company Subsidiary to, afford to Parent, and to Parent's affiliates and their respective officers, employees and Representatives, reasonable access during normal business hours during the period after the date of this Agreement and prior to the Effective Time to the Company Records (as defined in the Restructuring Agreement); provided, however, that such access will not unreasonably interfere with the normal operations of the Company or any Company Subsidiary and the reasonable out-of-pocket expenses of the Company and any Company Subsidiary incurred in connection therewith will be paid by Parent; provided further, however, that the Company or any Company Subsidiary may withhold (a) any document or

                                      A-2-25
information that (i) the disclosure of which would violate any Contract with a third party or any applicable Law or Judgment or would result in the waiver of any legal privilege or work-product protection or (ii) otherwise relates to any litigation (A) between the Company and any of its affiliates, on the one hand, and Parent and any of its affiliates, on the other hand (including the License Litigation and the New Patent Litigation), or (B) in which the party requesting such document or information or any of its affiliates otherwise has an interest, or (b) such portions of documents or information that its outside counsel advises should not be disclosed in order to ensure compliance with antitrust or other similar Laws. Subject to the next two sentences of this Section 7.02, all information exchanged pursuant to this Section 7.02 shall be subject to the confidentiality agreement dated October 8, 2001, between the Company and affiliates of Parent (the "Confidentiality Agreement"), and the letter agreement dated November 6, 2002, between the Company and R Diagnostics (the "Letter Agreement"). As of and after the Effective Time, the Confidentiality Agreement shall have no further force and effect and shall be superseded by Section 3.07 of the Post-Closing Covenants Agreement. As of and after the Effective Time, Parent shall, and shall cause its affiliates to, treat all Newco Information (as defined in the Post-Closing Covenants Agreement), including information exchanged pursuant to this Section 7.02, as subject to Section 3.07 of the Post-Closing Covenants Agreement. None of the Company Records provided or received by any party to this Agreement will affect any of the representations and warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

     SECTION 7.03. Reasonable Best Efforts; Notification. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (a) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (b) the obtaining of all necessary actions or nonactions, waivers and Consents from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain a Consent or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (c) the obtaining of all necessary Consents or waivers from third parties; provided, however, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such Consent or waiver may be required (other than nominal filing or application fees), (d) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay, order or injunction entered by any court or other Governmental Entity preventing consummation of any of the Transactions vacated or reversed and (e) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement and the other Transaction Agreements. In connection with and without limiting the foregoing, (i) the Company and the Company Board shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions and (ii) Parent, on behalf of itself and its subsidiaries and affiliates, is hereby deemed to have granted any consent with respect to, and waived compliance with any requirements of, any term or provision of any Contract or arrangement in effect as of the date of this Agreement, between and among Parent or any of its subsidiaries or affiliates, on the one hand, and the Company or any Company Subsidiaries or affiliates, on the other hand, to the extent necessary in order to consummate the Transactions without resulting in a breach, default or other violation of any such Contract or arrangement. Notwithstanding the foregoing, the Company and its Representatives shall not be prohibited under this Section 7.03 from taking any action permitted by Section 6.02.

                                      A-2-26

     SECTION 7.04. Stock Options. (a) As soon as reasonably practicable following the date of this Agreement (or, in the case of any Company Stock Plan adopted after the date of this Agreement and prior to the Effective Time, as soon as reasonably practicable following the date of such Plan's adoption), the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required in order that each outstanding Company Stock Option, whether vested or unvested, shall be canceled upon the occurrence of the Effective Time, and that the holder of such Company Stock Option shall become entitled, within five business days following the Effective Time, to receive (i) a cash payment from Parent, in an amount equal to the product of (A) the excess of the Per Share Cash Merger Consideration over the exercise price of such Company Stock Option multiplied by (B) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised (the "Option Shares") and (ii) a number of shares of Newco Common Stock from the Company equal to the product of (A) the Exchange Ratio multiplied by (B) the number of Option Shares. To the extent that the foregoing provisions would otherwise require the Company to provide to the holder of a Company Stock Option a fractional share of Newco Common Stock, the Exchange Agent will instead pay cash in lieu of such fractional share based on the value of a share of Newco Common Stock determined in accordance with Section 2.02(e). All payments and distributions pursuant to this Section shall be subject to all appropriate withholding.

     (b) Prior to the Effective Time, the Company Board shall adopt resolutions terminating the Company Stock Plans, and deleting provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company, as of the Effective Time.

     (c) In this Agreement:

          "Company Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

          "Company Stock Plans" means the Company's 2001 Broad Based Option Plan, the Company's 1994 Stock Option Plan, the Company's 1994 Non-Employee Directors Stock Option Plan, the Company's 1985 Stock Option Plan and any plans permitting the grant of options to purchase Company Common Stock that are adopted by the Company or any Company Subsidiary after the date of this Agreement and prior to the Effective Time in compliance with the terms of this Agreement, in each case as amended through the date of this Agreement.

     SECTION 7.05. Certain Claims. (a) Parent shall not, and shall not permit any affiliate of Parent or encourage any other person to, either before or after the Effective Time, assert any rights or pursue any actions or claims, whether directly or on a derivative basis, against (i) the Company or any of its affiliates or Newco or any affiliate of Newco or (ii) any of the current or former directors, officers, members of the board of managers, members, managers, employees, consultants, advisors, attorneys, trustees or agents of the Company or any of its affiliates or Newco or any affiliate of Newco (in each case, solely in their capacities as such), in each case for acts or omissions occurring (A) prior to the date of this Agreement or (B) after the date of this Agreement and prior to the Effective Time, whether known or unknown, and Parent shall not, and Parent shall not permit any affiliate of Parent to, cooperate with any person in the assertion of any such rights or pursuing any such actions or claims except (x) as required by subpoena or other judicial or legal process or (y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of a breach of this Section 7.05(a); provided, however, that this Section 7.05(a) shall not (1) affect any person's right to enforce any Transaction Agreement, any Commercial Agreement, any I/R Agreement (as defined in the Restructuring Agreement), any Newco I/R Agreement (as defined in the Restructuring Agreement), any agreement entered into between the Company, Newco or any of their respective affiliates, on the one hand, and any of the R Parties or any of their respective affiliates, on the other hand, after the date of this Agreement but prior to the Effective Time or any provision herein or therein in accordance with its terms, (2) apply to any act or omission which constitutes fraud in the inducement with respect to any

                                      A-2-27

Transaction Agreement or any Commercial Agreement or (3) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this Section 7.05(a) shall be null and void and shall not operate as a waiver or release of any rights, actions, interests or claims that might have been asserted or pursued but for this Section 7.05(a).

          (b) The Company shall not, and shall not permit any affiliate of the Company or encourage any other person to, either before or after the Effective Time, assert any rights or pursue any actions or claims, whether directly or on a derivative basis, against (i) Parent or any of its affiliates or (ii) any of the current or former directors, officers, members of the board of managers, members, managers, employees, consultants, advisors, attorneys, trustees or agents of Parent or any of its affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring (A) prior to the date of this Agreement or (B) after the date of this Agreement and prior to the Effective Time, whether known or unknown, and the Company shall not, and shall not permit any affiliate of the Company to, cooperate with any person in the assertion of any such rights or pursuing any such actions or claims except (x) as required by subpoena or other judicial or legal process or
     (y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as result of a breach of this Section 7.05(b); provided, however, that this
     Section 7.05(b) shall not (1) affect any person's right to enforce any Transaction Agreement, any Commercial Agreement, any I/R Agreement, any Newco I/R Agreement, any agreement entered into between the Company, Newco or any of their respective affiliates, on the one hand, and any of the R Parties or any of their respective affiliates, on the other hand, after the date of this Agreement but prior to the Effective Time or any provision herein or therein in accordance with its terms, (2) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement or any Commercial Agreement or (3) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that prior to the Effective Time, the Company shall be entitled to take any and all actions necessary to dismiss the New Patent Litigation; and provided further, however, that in the event this Agreement is terminated, this Section 7.05(b) shall be null and void and shall not operate as a waiver or release of any rights, actions, interests or claims that might have been asserted or pursued but for this Section 7.05(b).

     SECTION 7.06. Fees and Expenses. (a) Except as provided in this Agreement or in any other Transaction Agreement, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses (it being understood that such fees and expenses of the Company shall be paid by the Company prior to the Closing or assumed by Newco pursuant to the Restructuring Agreement) whether or not the Merger is consummated.

     (b) The Company shall pay to Parent a fee of $26,600,000 if: (i) the Company terminates this Agreement pursuant to Section 9.01(d) and consummates the transactions contemplated by the applicable Superior Company Proposal or any other Company Takeover Proposal (solely for the purpose of this Section 7.06(b), "Company Takeover Proposal" shall have the meaning set forth in the definition of Company Takeover Proposal in Section 6.02(h), except that the reference in such definition to "20%" shall be deemed to be a reference to "50%") received by the Company following such termination, or (ii) (A) either (1) Parent terminates this Agreement pursuant to Section 9.01(c) or (2) (x) after the date of this Agreement, any person makes a Company Takeover Proposal, (y) the Merger shall not have occurred on or before the Outside Date (as defined in Section 9.01(b)(i)) and (z) this Agreement is thereafter terminated pursuant to Section 9.01(b)(i) (but only if the Company Stockholders Meeting has not been held by the date that is two days prior to the date of such termination), and (B) within 12 months after such termination the Company consummates the transactions contemplated by a Company Takeover Proposal. For the avoidance of doubt, the parties expressly agree that in no event will a fee be paid pursuant to this
Section 7.06(b) unless and until the transactions contemplated by a Company Takeover Proposal (including a Company Takeover Proposal that constitutes a Superior Company Proposal) are consummated (and the payment of such fee shall otherwise be subject to the other provisions of this Section 7.06(b)). Any fee due under this Section 7.06(b) shall be paid by wire

                                      A-2-28
transfer of same-day funds on the date of such consummation of transactions referred to in Section 7.06(b)(i) or 7.06(b)(ii)(B), as the case may be, to an account designated by Parent.

     (c) The Company shall reimburse Parent and Sub for all their reasonable expenses incurred in connection with this Agreement, the Commercial Agreements, the Merger, the other Transactions or the execution and delivery of the Commercial Agreements (i) in the event this Agreement is terminated by the Company in the circumstances described in Section 7.06(b)(i), no later than the date of such termination by the Company or (ii) in the event this Agreement is terminated by Parent pursuant to Section 9.01(c), within two business days after such termination by Parent; provided that the aggregate amount of such reimbursement shall not exceed $5,000,000. All payments made pursuant to this
Section 7.06(c) shall be paid by wire transfer of same day funds on the date such payment is due to an account designated by Parent.

     (d) The Company acknowledges that the agreements contained in this Section
7.06 are an integral part of the Transactions and that, without these agreements, Parent and Sub would not enter into this Agreement.

     SECTION 7.07. Public Announcements. Prior to the Effective Time, Parent and Sub, on the one hand, and the Company and Newco, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger, the other Transactions, the Commercial Agreements and the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 7.08. Transfer Taxes. Subject to Section 2.01(f), all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid as set forth in the Tax Allocation Agreement.

     SECTION 7.09. Rights Agreement; Consequences if Rights Triggered. Except as approved in writing by Parent, the Company Board shall not (a) amend the Company Rights Agreement, (b) redeem the Company Rights or (c) take any action with respect to, or make any determination under, the Company Rights Agreement, except, in each case, to the extent necessary to comply with the fiduciary duties of the Company Board as determined by it in good faith after consultation with outside counsel. If any Distribution Date or Shares Acquisition Date (as defined in the Company Rights Agreement) occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Merger Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the Merger and the other Transactions.

     SECTION 7.10. Listing of Newco Common Stock. The Company shall use its reasonable best efforts to cause the shares of Newco Common Stock to be distributed in the Merger to be approved for listing on a national securities exchange or approved for quotation on Nasdaq, in each case subject to official notice of issuance, prior to the Closing Date.

     SECTION 7.11. Modifications to the License Agreement. The Company shall not, prior to the Effective Time, amend, waive or fail to enforce any provision of the License Agreement without the prior written consent of Parent.

     SECTION 7.12. Standstill. From the date of this Agreement to the earlier of the Effective Time or the fifth anniversary of the termination of this Agreement in accordance with Section 9.01, Parent shall not, and Parent shall not permit any of its affiliates to, in any manner, whether publicly or otherwise, directly or indirectly, other than pursuant to or in furtherance of the Merger on the terms and subject to the conditions set forth in or as otherwise permitted by this Agreement, (a) acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or assets of the Company or any

                                      A-2-29

Company Subsidiary, except at the unsolicited specific written request of the Company, (b) propose to enter into, directly or indirectly, any tender or exchange offer, merger or other business combination or similar transaction involving the Company or any Company Subsidiary, except at the unsolicited specific written request of the Company, (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to any securities of the Company or any Company Subsidiary,
(d) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other person (other than its Representatives) regarding any possible purchase or sale of any securities or assets of the Company or any Company Subsidiary, (e) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any securities of the Company or any Company Subsidiary, (f) call, or seek to call, a meeting of the Company's shareholders or initiate or propose any shareholder proposal or execute any written consent with respect to the Company, (g) otherwise act, alone or in concert with others, to seek or attempt to control or influence the management, Company Board or policies of the Company (except to the extent conduct or settlement of litigation between R Diagnostics and the Company might be deemed such an attempt), (h) disclose any intention, plan or arrangement inconsistent with the foregoing or (i) advise, assist or encourage any other persons in connection with any of the foregoing. During the applicable period covered by the preceding sentence of this Section 7.12, Parent shall not, and Parent shall not permit any of its affiliates to, (i) request, directly or indirectly, that the Company or any of its Representatives amend or waive any provisions of this Section 7.12 (including, this sentence) or (ii) take any action which could reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or similar transaction other than the Merger, the other Transactions and the transactions contemplated by the Commercial Agreements.

     SECTION 7.13. Pending Litigation. Each of the parties hereto acknowledges and agrees that their obligations, agreements and covenants under this Agreement, any other Transaction Agreement or any Commercial Agreement shall not in any way be diminished or otherwise affected by, and the consummation of the Merger, any of the other Transactions or the transactions contemplated by any of the Commercial Agreements and shall not in any way be conditioned upon or delayed as a result of, the status of or any development relating to the License Litigation or the New Patent Litigation.

     SECTION 7.14. Company Secured Notes. Prior to the Effective Time, the Company shall give each holder of the 8.50% Senior Secured Notes of the Company (the "Company Secured Notes") notice of optional prepayment in accordance with
Section 8.2 of the Senior Secured Notes Purchase Agreement (as defined in
Section 10.03) and shall thereafter pay in full the Company Secured Notes and discharge and satisfy in full all obligations of the Company under the Senior Secured Notes Purchase Agreement, if any, in accordance with such notice and otherwise in accordance with the procedures set forth in the Senior Secured Notes Purchase Agreement.

     SECTION 7.15. Restructuring. The parties to this Agreement acknowledge and agree that the implementation of the Restructuring, any of the other Transactions or the performance by the relevant parties of their obligations under the Commercial Agreements, in each case in accordance with their respective terms, shall not constitute (a) a breach or failure to be true or correct of any of the representations, warranties, agreements or covenants set forth in this Agreement or any other Transaction Agreement or (b) otherwise result in the failure of any condition to the obligations of any party hereto to effect the Merger or any other Transaction.

     SECTION 7.16. Notices of Certain Events. (a) The Company shall promptly notify Parent of:

          (i) any notice or other communication from any person alleging that the Consent of such person is or may be required in connection with the Transactions or the execution and delivery of the Commercial Agreements;

          (ii) any notice or other communication from any Governmental Entity in connection with the Transactions or the execution and delivery of the Commercial Agreements; and

                                      A-2-30

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, the Company or any Company Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.06, 4.12, 4.17, 4.18 or 4.19 or that relate to the consummation of the Transactions or the execution and delivery of the Commercial Agreements.

     (b) Parent shall promptly notify the Company of:

          (i) any notice or other communication from any person alleging that the Consent of such person is or may be required in connection with the Transactions or the execution and delivery of the Commercial Agreements;

          (ii) any notice or other communication from any Governmental Entity in connection with the Transactions or the execution and delivery of the Commercial Agreements; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, any R Party that relate to the consummation of the Transactions or the execution and delivery of the Commercial Agreements.

     SECTION 7.17. Company Financing Transaction. Prior to the Effective Time, each of Parent and the Company shall execute and deliver a note in substantially the form attached hereto as Exhibit A (the "Parent Note") pursuant to which Parent shall loan (the "Loan") to the Company an amount equal to $214,000,000 minus the amount (the "Cash Amount") of cash received by the Company from (a) the exercise of Company Stock Options and (b) the exercise of Company Warrants, in each case during the period from the date of this Agreement to 5:00 p.m., New York City time, on the date (the "Cut-Off Date") that is two business days prior to the Effective Time. The Company shall provide Parent with written notice of the Cash Amount one day prior to the Effective Time. Immediately prior to the Effective Time, Parent shall make the Loan.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     SECTION 8.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

          (b) Antitrust. Any waiting period under the HSR Act applicable to the Merger shall have expired or been terminated.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition the applicable party shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (d) Form S-4. The Newco Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) MSD. The MSD Agreements shall be in full force and effect and shall not have been amended or modified, and no provision thereof shall have been waived, without the prior written consent of Parent and the Company.

                                      A-2-31

          (f) Limited Mutual Release and Agreement. The Limited Mutual Release and Agreement shall be in full force and effect and shall not have been amended or modified, and no provision thereof shall have been waived, without the prior written consent of Parent, the Company and Newco.

     SECTION 8.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of the Company contained in Sections 4.06(c), 4.06(g), 4.13(b)(i) and 4.20 shall be true and correct, (ii) the representations and warranties of the Company contained in Section 4.02(a) shall be true and correct in all material respects, (iii) all other representations and warranties of the Company contained in this Agreement (A) that are qualified by a reference to materiality or a Transaction Material Adverse Effect shall be true and correct (without regard to such reference), other than for such failures to be true and correct that, individually or in the aggregate, do not have a Transaction Material Adverse Effect, and (B) that are not so qualified shall be true and correct, other than for such failures to be true and correct that, individually or in the aggregate, do not have a Transaction Material Adverse Effect, in the case of each of clauses (i), (ii), (iii)(A) and (iii)(B), as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (iv) Parent shall have received a certificate signed by the chief executive officer of the Company to the foregoing effect.

          (b) Performance of Obligations of the Company. (i) The Company shall have performed (A) its obligations required to be performed by it under Sections 6.01(a)(iii), 6.01(a)(viii) and 7.11, (B) in all material respects its obligations required to be performed by it under Sections 2.01(d), 6.01(a)(i), 6.01(a)(ii), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(ix),
     6.01(a)(xi), 6.01(a)(xii), 6.01(a)(xiii) (solely to the extent relating to actions described in Section 6.01(a)(i), 6.01(a)(ii), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(ix), 6.01(a)(xi) or 6.01(a)(xii)), 7.04, 7.05 and
     7.09, (C) its obligations required to be performed by it under covenants in this Agreement qualified by a reference to materiality or a Transaction Material Adverse Effect (without regard to such reference), other than such failures to perform that, individually or in the aggregate, do not have a Transaction Material Adverse Effect, and (D) all other obligations under this Agreement, other than such failures to perform that, individually or in the aggregate, do not have a Transaction Material Adverse Effect and
     (ii) Parent shall have received a certificate signed by the chief executive officer of the Company to the foregoing effect.

          (c) Pre-Merger Transactions.  The transactions contemplated by Section
     3.01 shall have been consummated in accordance with the terms of this Agreement and the Restructuring Agreement in all material respects.

          (d) Company Secured Notes. The Company shall have paid in full the Company Secured Notes as contemplated by Section 7.14.

          (e) Solvency Opinion. The Company shall have received an opinion from Duff & Phelps, LLC, American Appraisal Associates, Inc., Valuation Research, Inc. or other independent solvency firm of nationally recognized reputation reasonably acceptable to Parent in customary form and subject to customary qualifications and assumptions addressed to the Company Board substantially to the effect that Newco will not be Insolvent immediately after the Effective Time and after giving effect to the Restructuring, the other Transactions and the execution and delivery of the Commercial Agreements.

     SECTION 8.03. Conditions to Obligations of the Company and Newco. The obligations of the Company and Newco to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub in this Agreement that are not so qualified shall be true and correct

                                      A-2-32
     in all material respects, in each case as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case on and as of such earlier date) and (ii) the Company and Newco shall have received a certificate signed by the chief executive officer of Parent to the foregoing effect.

          (b) Performance of Obligations of Parent and Sub. (i) Parent and Sub shall have performed in all material respects their obligations and complied in all material respects with their agreements and covenants under this Agreement and (ii) the Company and Newco shall have received a certificate signed by the chief executive officer of Parent to the foregoing effect.

          (c) Pre-Merger Transactions. The payment of the Damages Payment and the June 30 Royalty Payment shall have been made in accordance with the terms of the Ongoing Litigation Agreement.

          (d) Listing of Newco Common Stock. The shares of Newco Common Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on a national securities exchange, or approved for quotation on Nasdaq, in either case subject only to official notice of issuance.

          (e) Financing. The Parent Note shall have been executed and delivered by the parties thereto and the Company shall have received from Parent not less than $214,000,000 minus the Cash Amount in immediately available funds.

     SECTION 8.04. Frustration of Closing Conditions. Neither the Company, on the one hand, nor Parent or Sub, on the other hand, may rely on the failure of any condition set forth in Article VIII to be satisfied if such failure was caused by the failure of the Company, on the one hand, or Parent or Sub on the other hand, to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 7.03.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

          (a) by mutual written consent of Parent, Sub, the Company and Newco;

          (b) by either Parent or the Company:

             (i) if the Merger does not occur on or before July 24, 2004 (the "Outside Date"), unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final order, injunction or action preventing the Merger;

             (ii) if any Law preventing the Merger shall come into effect or if any Governmental Entity issues an order, or injunction, or takes any other action permanently preventing the consummation of the Merger and such order, injunction or other action shall have become final and nonappealable, unless such order, injunction or other action is the result of a material breach of this Agreement by the party seeking to terminate; provided, however, that prior to seeking to terminate, such party shall have used its reasonable best efforts to prevent such injunction, order or other action and to appeal as promptly as possible any such injunction, order or other action; or

             (iii) if, upon a vote at the Company Stockholders Meeting or any postponement or adjournment thereof, the Company Stockholder Approval is not obtained;

          (c) by Parent, if the Company Board or any committee thereof (i)(A) withdraws or modifies, in a manner adverse to Parent or Sub, or (B) proposes publicly to withdraw or modify, in a manner

                                      A-2-33
     adverse to Parent or Sub, in either case, its approval or recommendation of this Agreement or the Merger, (ii) fails to recommend to the Company's stockholders that they adopt this Agreement or (iii) approves or recommends, or proposes publicly to approve or recommend, any Company Takeover Proposal;

          (d) by the Company in accordance with Section 9.05(b), including the notice provisions therein;

          (e) by the Company, if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform, if capable of being cured, has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company may not terminate this Agreement pursuant to this Section 9.01(e) if it is then in material breach of any of its representations, warranties or covenants in this Agreement); or

          (f) by the Company if it has not received the Damages Payment, the June 30 Royalty Payment or any Covenant Payment in immediately available funds in accordance with the terms of this Agreement and the Ongoing Litigation Agreement.

     SECTION 9.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any Liability on the part of Parent, Sub or the Company, other than Section 3.02, Section 4.07, Section 5.05, the fourth to last sentence of Section 7.02, Section 7.06, 7.07, 7.12, this Section 9.02 and Article X, which provisions shall survive such termination, and except for any liability that results from the material breach by a party of any representation, warranty or covenant set forth in this Agreement. Notwithstanding any provision in this Agreement to the contrary, as a result of the termination of this Agreement, neither Parent (on behalf of R Diagnostics) nor the Company shall be deemed to have (a) made a settlement with respect to, waived, given-up, compromised, prejudiced or qualified in any manner
(i) its right to fully prosecute the New Patent Litigation, (ii) any of its rights or interests which are the subject of the New Patent Litigation or (iii) any claim made or to be made by either Parent or the Company, whether for damages or otherwise, in the New Patent Litigation or (b) made a settlement with respect to, waived, given up, compromised, prejudiced or qualified in any manner any of its rights or interests under the Final Judgment (as modified by the Court of Appeals Opinion) or any final judgment entered by the United States District Court for the District of Maryland consistent with the mandate to be returned by the United States Court of Appeals for the Fourth Circuit in connection with the Court of Appeals Opinion. Each of the Confidentiality Agreement and the Letter Agreement shall survive termination of this Agreement.

     SECTION 9.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by applicable Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding the foregoing, at any time prior to receipt of the Company Stockholder Approval, Newco may, in its sole discretion and with, if necessary, approval of its Board of Directors, unilaterally change the Exchange Ratio to equal the product of (a) a number determined by Newco and (b) such ratio prior to such change.

     SECTION 9.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 9.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                      A-2-34

     SECTION 9.05.  Procedure for Termination, Amendment, Extension or
Waiver. (a) A termination of this Agreement pursuant to Section 9.01, an amendment of this Agreement pursuant to Section 9.03 or an extension or waiver pursuant to Section 9.04 shall, in order to be effective, require in the case of Parent, Sub, the Company or Newco, action by its Board of Directors or the duly authorized designee of its Board of Directors.

     (b) The Company may terminate this Agreement pursuant to Section 9.01(d) only if (i) the Company Board has received a Company Takeover Proposal, (ii) the Company Board shall have determined in good faith that such Company Takeover Proposal constitutes a Superior Company Proposal, (iii) the Company has notified Parent in writing of the determination described in Section 9.05(b)(ii), the identity of the person making the Superior Company Proposal and the material terms and conditions of the Superior Company Proposal; (iv) at least three business days following receipt by Parent of the notice referred to in Section 9.05(b)(iii), and, taking into account any revised proposal made by Parent since receipt of the notice referred to in Section 9.05(b)(iii), such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determinations referred to in Section 9.05(b)(ii) (although no additional time period shall be required following such determinations, but it being understood that any amendment to the price or any other material terms of such a Superior Company Proposal shall require an additional notice and a new three business day period), (v) the Company is in compliance with Section 6.02 and (vi) the Company Board concurrently approves and recommends, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 10.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice) of a fax followed by delivery of such notice by overnight courier of an international reputation:

          (a) if to Parent or Sub or, after the Effective Time, the Company, to

           Roche Holding Ltd
           Grenzacherstrasse 124
           CH-4070 Basel
           Switzerland

           Attention: Bruno Maier
           Fax: +41 61 688 3196

           with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, NY 10017

           Attention: Ulrika Ekman
           Fax: (212) 450-3800

                                      A-2-35

          (b) if to Newco or, prior to the Effective Time, the Company, to

           IGEN International, Inc.
           16020 Industrial Drive
           Gaithersburg, MD 20877

           Attention: President
           Fax: (301) 208-3789

           with a copy to:

           Cravath, Swaine & Moore LLP
           825 Eighth Avenue
           New York, NY 10019

           Attention: Philip A. Gelston
                      Sarkis Jebejian
           Fax: (212) 474-3700

     SECTION 10.03.  Definitions.  For purposes of the Transaction Agreements:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For the avoidance of doubt, (a) none of MSD, MST, JW, JW Consulting, Hyperion Catalysis, Wellstat Biologics, Wellstat Therapeutics, Proteinix and ICS is an affiliate of the Company or Newco for purposes of the Transaction Agreements and (b) neither Genentech, Inc., a Delaware corporation, nor Chugai Pharmaceutical Co., Ltd, a Japanese company, is an affiliate of Parent or Sub for purposes of the Transaction Agreements.

          "Commercial Agreements" means the Covenants Not to Sue, the Improvements License Agreement, the License Agreement, the PCR License Agreement and the PCR Services Agreement.

          "Court of Appeals Opinion" means the Opinion of the Court of Appeals for the Fourth Circuit dated July 9, 2003, with respect to Appeal No. 02-1537 (4th Cir.).

          "Covered ECL Technology" shall have the meaning given to the term Licensed ECL Technology in the License Agreement.

          "Covenants Not to Sue" means that certain agreement entered into simultaneously with the execution and delivery of this Agreement by Newco, MSD, MST, R Diagnostics, Parent and the Continuing Licensee Subsidiary providing for the reciprocal covenants not to sue of each party thereto.

          "Environmental Law" means any binding and applicable Law, code, Judgment, injunction, Consent, or agreement issued, promulgated or entered into by or with any Governmental Entity, relating in any way to pollution, preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials or to human health and safety.

          "FHLR" means F. Hoffmann-La Roche Ltd, a Swiss limited liability company.

          "Hazardous Material" means any chemical, material, substance, waste, pollutant or contaminant that is prohibited or regulated by or pursuant to any Environmental Law, including petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, asbestos or asbestos-containing materials, medical or infectious wastes, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances.

          "Improvements License Agreement" means that certain agreement entered into simultaneously with the execution and delivery of this Agreement by the Company and R Diagnostics providing for the license of certain intellectual property improvements.

                                      A-2-36

          "Insolvent" with respect to any person means, on the date of determination, (a) the fair value of the assets of such person, at a fair valuation, will not exceed its liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such person will not exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent, or otherwise, as such liabilities become absolute and matured, or (c) such person will be unable to pay its liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured. Any determination as to the Insolvency of any person shall be made in a manner consistent with and assuming the Intended Treatment.

          "Intellectual Property Rights" means (a) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, (b) patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), (c) non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person, and (d) copyrighted works and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

          "JW" means Jacob Wohlstadter, an individual whose business address is MSD, 9238 Gaither Road, Gaithersburg, MD 20877.

          "JW Consulting" means JW Consulting Services, L.L.C., a Delaware limited liability company.

          "Liabilities" means any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

          "Licensed Intellectual Property Rights" means all Intellectual Property Rights owned by a third party and licensed or sublicensed to either the Company or any Company Subsidiary.

          "License Litigation" means Civil Action PJM-97-3461 (D. Md.) and Appeal No. 02-1537 (4th Cir.).

          "Limited Mutual Release and Agreement" means the Release and Agreement dated as of the date of this Agreement, among the Company, Newco, Hyperion, Wellstat Biologics, Wellstat Therapeutics, Proteinix and ICS.

          "MSD" means Meso Scale Diagnostics, LLC., a Delaware limited liability company.

          "MSD Agreements" means the agreements set forth on Schedule A to this Agreement.

          "MSD Consent" means the Global Consent and Agreement dated as of the date of this Agreement, among Parent, the Company, Newco, MSD, MST, JW and JW Consulting.

          "MST" means Meso Scale Technologies, LLC., a Delaware limited liability company.

          "Newco Rights" mean the rights issued pursuant to a shareholder rights agreement as contemplated by Section 2.02 of the Restructuring Agreement.

          "New Patent Litigation" means Civil Action Case No. PJM 03CV2000 pending as of the date of this Agreement before the United States District Court for the District of Maryland and any related actions (other than the License Litigation) and the Civil Action, Case No. LG Dusseldorf 4b O 258/03, in the regional court of Dusseldorf, Germany, filed on July 9, 2003, and any related actions (other than the License Litigation).

          "1992 License Agreement" means the License and Technology Development Agreement dated as of September 23, 1992, between the Company and R Diagnostics.

                                      A-2-37

          "Owned Intellectual Property Rights" means all Intellectual Property Rights owned or jointly owned by either the Company or any Company Subsidiary.

          A "Parent Material Adverse Effect" means a material adverse effect on the business or assets of Parent and its subsidiaries, taken as a whole, other than facts, events, changes, effects and developments relating to the economy in general or to Parent's industry in general and not specifically relating to Parent or any of its subsidiaries.

          "PCR License Agreement" means the License Agreement (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing) dated as of the date of this Agreement, among Newco, R Diagnostics, FHLR and RMS (as defined in this Section 10.03).

          "PCR Services Agreement" means the License Agreement (Human IVD Services and Animal Diagnostic Services) dated as of the date of this Agreement, among Newco, R Diagnostics, FHLR and RMS.

          A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any facility, building or structure.

          "RMS" means Roche Molecular Systems, Inc., a Delaware corporation.

          "R Parties" means R Corp, Parent, Sub, R Diagnostics, FHLR and RMS.

          "Senior Secured Notes Purchase Agreement" means the Note Purchase Agreement, dated as of March 22, 1999, among the Company and the purchasers party thereto.

          A "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. For the avoidance of doubt, neither Genentech, Inc., a Delaware corporation, nor Chugai Pharmaceutical Co., Ltd., a Japanese company, is a subsidiary of Parent or Sub for purposes of the Transaction Agreements.

          "Transaction Agreements" means this Agreement, the Restructuring Agreement, the Post-Closing Covenants Agreement, the Tax Allocation Agreement, the Limited Mutual Release and Agreement, the Ongoing Litigation Agreement and the MSD Consent.

          A "Transaction Material Adverse Effect" means any change, effect, occurrence, condition, development or state of facts that (a) renders the Company Insolvent immediately prior to the Effective Time or (b) after giving effect to and assuming the consummation of the Restructuring and the other Transactions, (i) results in or would reasonably be expected to result in a loss (in whole or in part or for any period of time other than any such loss that arises out of or results from any action by, or failure to act on the part of, R Diagnostics or any of its affiliates) (A) by the Company (through the Continuing Licensee Subsidiary) of its ownership of, rights to and under and license under the License Agreement or (B) by Newco of, or a failure by Newco to obtain or retain, its ownership of, rights to and license of the Intellectual Property Rights that comprise the Covered ECL Technology, in the case of each of clauses (i)(A) and (i)(B) that materially impairs the legal right of R Diagnostics and its affiliates, taken as a whole, to make, have made, use, sell, place or otherwise commercialize products using Covered ECL Technology as contemplated by the License Agreement or (ii) renders Newco Insolvent at the Effective Time; provided, however, that no change, effect, occurrence, condition or development or state of facts (x) arising out of, related to, or in connection with, the License Litigation or the New Patent Litigation or (y) principally attributable to the economy in general or Newco's industry in general shall constitute a Transaction Material Adverse Effect.

                                      A-2-38

     SECTION 10.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit, Schedule or party, such reference shall be to a Section of, or an Exhibit, Schedule or party to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The words "in the ordinary course consistent with past practice" and words of similar import when used in this Agreement with respect to Newco or any of its subsidiaries shall be interpreted to mean in the ordinary course consistent with past practice of the Company and the Company Subsidiaries. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. For the avoidance of doubt, all lower case words used in this Agreement shall be interpreted in accordance with Delaware Law unless such lower case word is otherwise defined in this Agreement. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

     SECTION 10.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Company Disclosure Letter (a) taken together with the other Transaction Agreements, the Commercial Agreements, the Confidentiality Agreement and the Letter Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and the transactions contemplated by the Commercial Agreements; provided, however, that as of and after the Effective Time, the Confidentiality Agreement shall have no further force and effect and shall be superseded by Section 3.07 of the Post-Closing Covenants Agreement and
(b) except for the provisions of Article II, Section 7.04 and Section 7.05, is not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 10.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 10.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, the parties acknowledge and agree that the conversion of Newco in accordance with Section 2.01 of the Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Subject to

                                      A-2-39
the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 10.10. Enforcement; Consent to Service of Process. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court of the United States of America sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court of the United States sitting in the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than in any Delaware state court or any Federal court of the United States of America sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

     (b) Parent hereby appoints Roche Holdings, Inc., with offices on the date of this Agreement at 1201 N. Orange Street, Suite 1050, Wilmington, Delaware 19801, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any Transaction that may be instituted in any court described in
Section 10.10(a). Parent agrees to take any and all reasonable action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Parent agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon Parent.

     IN WITNESS WHEREOF, Parent, Sub, the Company and Newco have duly executed and delivered this Agreement, all as of the date first written above.

                                          ROCHE HOLDING LTD,

                                          By     /s/ DR. FRANZ B. HUMER
                                            ------------------------------------
                                             Name: Franz B. Humer
                                             Title: President and Chairman

                                          By       /s/ ERICH HUNZIKER
                                            ------------------------------------
                                             Name: Erich Hunziker
                                             Title: Chief Financial Officer

                                          66 ACQUISITION CORPORATION II,

                                          By       /s/ GOTTLIEB KELLER
                                            ------------------------------------
                                             Name: Gottlieb Keller
                                             Title: President

                                      A-2-40

                                          IGEN INTERNATIONAL, INC.,

                                          By    /s/ SAMUEL J. WOHLSTADTER
                                             -----------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title: Chairman and Chief Executive
                                             Officer

                                          IGEN INTEGRATED HEALTHCARE, LLC,

                                          By      /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                             Name: Richard J. Massey
                                             Title: President and Chief
                                             Operating Officer

                                      A-2-41

                                                                      SCHEDULE A

                                 MSD AGREEMENTS

MSD Consent

     Consent by MSD and MST to the License Agreement in the form attached to the License Agreement

Covenants Not to Sue

     Joinder of MSD and MST to the Ongoing Litigation Agreement in the form set forth in the Ongoing Litigation Agreement

                                      A-2-42

                                                                         ANNEX 3

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        POST-CLOSING COVENANTS AGREEMENT

                           DATED AS OF JULY 24, 2003,

                                     AMONG

                               ROCHE HOLDING LTD,

                            IGEN INTERNATIONAL, INC.

                                      AND

                        IGEN INTEGRATED HEALTHCARE, LLC

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                             ------
                                     ARTICLE I
                                    DEFINITIONS
SECTION 1.01.  Definitions.................................................   A-3-1

                                    ARTICLE II
                                  INDEMNIFICATION
SECTION 2.01.  Indemnification by Newco....................................   A-3-3
SECTION 2.02.  Indemnification by Parent...................................   A-3-4
SECTION 2.03.  Procedures Relating to Indemnification......................   A-3-4
SECTION 2.04.  Certain Limitations.........................................   A-3-6
SECTION 2.05.  Exclusivity of Tax Allocation Agreement.....................   A-3-7
SECTION 2.06.  Exclusivity of Remedies.....................................   A-3-7

                                    ARTICLE III
                                 OTHER AGREEMENTS
SECTION 3.01.  Insurance...................................................   A-3-7
SECTION 3.02.  Characterization of Payments................................   A-3-8
SECTION 3.03.  Agreement Not to Solicit Employees..........................   A-3-8
SECTION 3.04.  Successors..................................................   A-3-8
SECTION 3.05.  Third Party Rights; Notices.................................   A-3-8
SECTION 3.06.  Retention of Records........................................   A-3-9
SECTION 3.07.  Confidentiality; Preservation of Privilege; Access..........   A-3-9
SECTION 3.08.  Indemnification; Certain Claims.............................  A-3-11
SECTION 3.09.  Public Announcements........................................  A-3-12
SECTION 3.10.  Standstill..................................................  A-3-13
SECTION 3.11.  Transferred Customers.......................................  A-3-13
SECTION 3.12.  New Patent Litigation.......................................  A-3-13
SECTION 3.13.  I/R Agreements..............................................  A-3-13
SECTION 3.14.  PCR License Payment.........................................  A-3-13

                                    ARTICLE IV
                                  MUTUAL RELEASES
SECTION 4.01.  Mutual Releases.............................................  A-3-13
SECTION 4.02.  Enforcement of Article IV...................................  A-3-14

                                     ARTICLE V
                             MISCELLANEOUS AND GENERAL
SECTION 5.01.  Effectiveness; Modification or Amendment....................  A-3-14
SECTION 5.02.  Termination.................................................  A-3-14
SECTION 5.03.  Notices.....................................................  A-3-14
SECTION 5.04.  Interpretation..............................................  A-3-15
SECTION 5.05.  Severability................................................  A-3-15
SECTION 5.06.  Counterparts................................................  A-3-16

                                      A-3-i

                                                                              PAGE
                                                                             ------
SECTION 5.07.  Entire Agreement; Third-Party Beneficiaries.................  A-3-16
SECTION 5.08.  Certain Obligations.........................................  A-3-16
SECTION 5.09.  Governing Law...............................................  A-3-16
SECTION 5.10.  Assignment..................................................  A-3-16
SECTION 5.11.  Enforcement; Consent to Service of Process..................  A-3-16
SECTION 5.12.  Extension; Waiver...........................................  A-3-17

                                      A-3-ii

     POST-CLOSING COVENANTS AGREEMENT dated as of July 24, 2003 (this "Agreement"), among ROCHE HOLDING LTD, a joint stock company organized under the laws of Switzerland ("Parent"), IGEN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company ("Newco").

     WHEREAS Parent, 66 ACQUISITION CORPORATION II, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), the Company and Newco have entered into an Agreement and Plan of Merger dated as of the date of this Agreement (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement);

     WHEREAS simultaneously with the execution and delivery of this Agreement, the Company and Newco are entering into a Restructuring Agreement, dated as of the date of this Agreement (the "Restructuring Agreement"), pursuant to which prior to the Effective Time (as defined in the Merger Agreement), among other things (a) the Newco Assets (as defined in the Restructuring Agreement) will be transferred to Newco or one or more of Newco's subsidiaries and (b) Newco or one or more of its subsidiaries will assume the Assumed Liabilities (as defined in the Restructuring Agreement);

     WHEREAS as a condition to their willingness to enter into the Merger Agreement and the Restructuring Agreement, the parties thereto have requested that the parties hereto enter into this Agreement; and

     WHEREAS the parties to this Agreement have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters that may arise following the Effective Time.

     NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Definitions. Unless otherwise noted, terms used but not defined in this Agreement shall have the meanings set forth in the Merger Agreement or, if not set forth in the Merger Agreement, in the Restructuring Agreement. In addition, the following terms shall have the following meanings:

          "Action" shall have the meaning set forth in Section 3.07(c).

          "Business Day" shall mean any day other than a Saturday, Sunday and any day on which the banks in Germany, Switzerland or the United States or the federal courts in the United States are permitted or required by applicable Law to close.

          "Company Recourse Right" shall have the meaning set forth in Section 3.05(b).

          "Filings" shall mean the Proxy Statement, the Newco Form S-4, the Newco Form 8-A and any other document filed or required to be filed with the SEC by the Company or Newco in connection with the Transactions, or any preliminary or final form thereof or any amendment or supplement thereto.

          "Indemnifiable Losses" shall mean, subject to Section 2.04 and Section 2.05, all losses, Liabilities, damages, deficiencies, fines, expenses, Actions, demands, Judgments or settlements, whether or not resulting from Third Party Claims, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of an Indemnitee's rights hereunder, suffered or incurred by an Indemnitee.

          "Indemnifying Party" shall have the meaning set forth in Section 2.03(a).

                                      A-3-1

          "Indemnitee" shall mean any of the Parent Indemnitees or the Newco Indemnitees, as the case may be, who or which may seek indemnification under this Agreement.

          "PCR License Payment" shall mean the $50,000,000 payment due not later than two Business Days after the Effective Time pursuant to the PCR License Agreement.

          "Newco Indemnitees" shall mean Newco, each affiliate of Newco, including any of its direct or indirect subsidiaries, each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "Newco Information" shall mean the Company Records and any and all information, technical data or know-how, whether written or oral (including that which relates to research, manufacturing, product plans, products, services, suppliers, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing, finances or individuals in the employment) of any Newco Company after giving effect to the Restructuring, that the Company or any of its affiliates (including Newco and its subsidiaries) or any of their respective Representatives furnishes or has furnished to Parent or any of its affiliates (collectively, the "receiving person") or any of their respective Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving person or any of its Representatives which contain or otherwise reflect such Newco Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that the term "Newco Information" does not include information that:

             (a) is or becomes generally available to the public through no wrongful act of the receiving person or its Representatives; or

             (b) is or becomes available to the receiving person on a non-confidential basis from a source other than (i) the Company or any of its affiliates, (ii) Newco or any of its affiliates or (iii) their respective Representatives, provided that such source is not known by the receiving person to be subject to a confidentiality agreement with the Company or any of its affiliates or Newco or any of its affiliates.

          "Newco Recourse Right" shall have the meaning set forth in Section 3.05(a).

          "Newco Successor Company" shall have the meaning set forth in Section 3.04(a).

          "Parent Indemnitees" shall mean Parent, each affiliate of Parent, including any of its direct or indirect subsidiaries (including, after the Effective Time, the Company), each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "Parent Information" shall mean the Company Records and any and all information, technical data or know-how, whether written or oral (including that which relates to research, manufacturing, product plans, products, services, suppliers, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing, finances or individuals in the employment) of Parent or any of its affiliates after giving effect to the Restructuring and the Merger, that Parent or any of its affiliates or any of their respective Representatives furnishes or has furnished to the Company (prior to the Effective Time), Newco or any of their respective affiliates (collectively, the "receiving person") or any of their respective Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving person or any of its Representatives which contain or otherwise reflect such Parent Information, together with any and all copies, extracts or

                                      A-3-2
     other reproductions of any of the same; provided, however, that the term "Parent Information" does not include information that:

             (a) is or becomes generally available to the public through no wrongful act of the receiving person or its Representatives; or

             (b) is or becomes available to the receiving person on a non-confidential basis from a source other than Parent or any of its affiliates or Representatives, provided that such source is not known by the receiving person to be subject to a confidentiality agreement with Parent or any of its affiliates.

          "Parent Successor Company" shall have the meaning set forth in Section 3.04(b).

          "Prevailing Party" shall have the meaning set forth in Section 4.02.

          "Request" shall have the meaning set forth in Section 3.07(c).

          "Third Party Claim" shall have the meaning set forth in Section
     2.03(a).

                                   ARTICLE II

                                INDEMNIFICATION

     SECTION 2.01.  Indemnification by Newco.  Subject to the provisions of this
Article II, from and after the Effective Time Newco shall indemnify, defend and hold harmless the Parent Indemnitees from and against, and pay or reimburse the Parent Indemnitees for, all Indemnifiable Losses, as incurred, to the extent:

          (a) relating to or arising from the Newco Business, the Newco Assets or the Assumed Liabilities (including the failure by Newco or any Newco Company to pay, perform or otherwise discharge any of the Assumed Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time;

          (b) relating to or arising from the Retained Contracts, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time; provided, however, that with respect to Indemnifiable Losses related to or arising from events, occurrences, facts or circumstances relating to or arising from actions or omissions by the Company occurring after the Effective Time, Newco shall not be liable to the extent such Indemnifiable Losses directly relate to or arise from actions or omissions by the Company that are inconsistent in any respect with any written instruction from Newco with respect to such Retained Contract;

          (c) relating to or arising from any untrue or allegedly untrue statement of a material fact contained in any of the Filings by the Company prior to the Effective Time or by Newco at any time, or any omission to state therein a material fact relating to the Company or any Newco Company required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case not with respect to statements made therein or incorporated by reference therein based upon information supplied by Parent or any of its affiliates or any of their respective Representatives specifically for inclusion or incorporation by reference therein;

          (d) relating to or arising from the breach by any Newco Company of any agreement or covenant contained in any Transaction Agreement which is to be performed or complied with by it after the Effective Time;

          (e) relating to or arising from the breach by the Company or Newco prior to the Effective Time of any agreement or covenant contained in any Transaction Agreement which is to be performed or complied with by it prior to the Effective Time;

                                      A-3-3

          (f) relating to or arising from the breach by the Continuing Licensee Subsidiary of any agreement or covenant contained in the License Agreement or the Covenants Not to Sue, in each case which is to be performed or complied with by it prior to the Effective Time; or

          (g) relating to or arising from any guarantee, performance bond or other Contract that Parent, any of its affiliates or the Company may be required to grant in favor of, or enter into with, any Governmental Entity, whether prior to, at or after the Effective Time, in connection with any Contract entered into prior to the Effective Time by the Company or any Company Subsidiary with any Governmental Entity.

     SECTION 2.02. Indemnification by Parent. Subject to the provisions of this Article II, from and after the Effective Time Parent shall indemnify, defend and hold harmless the Newco Indemnitees from and against, and pay or reimburse the Newco Indemnitees, for all Indemnifiable Losses, as incurred, to the extent:

          (a) relating to or arising from the Continuing Company Business, the Continuing Company Assets or the Continuing Company Liabilities (including the failure by the Company to pay, perform or otherwise discharge any of the Continuing Company Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time (other than Indemnifiable Losses that relate to or arise from (i) the Retained Contracts, which are the subject of Section 2.02(b), and (ii) the Transaction Agreements, which are the subject of Sections 2.02(d) and 2.02(e));

          (b) relating to or arising from the Retained Contracts with respect to such Indemnifiable Losses relating to or arising from events, occurrences, facts or circumstances relating to or arising from actions or omissions by the Company occurring after the Effective Time that are inconsistent in any respect with any written instruction from Newco with respect to such Retained Contract;

          (c) relating to or arising from any untrue statement of a material fact contained in any of the Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to statements made therein or incorporated by reference therein based upon information supplied by Parent or any of its affiliates or any of their respective Representatives (including, after the Effective Time, the Company and the subsidiaries of the Company) specifically for inclusion or incorporation by reference therein;

          (d) relating to or arising from the breach by Parent or any of its affiliates (other than, prior to the Effective Time, the Company, Newco or any of their affiliates) of any agreement or covenant contained in any Transaction Agreement, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time; or

          (e) relating to or arising from the breach by the Company of any agreement or covenant contained in any Transaction Agreement which is to be performed or complied with by it after the Effective Time.

     SECTION 2.03. Procedures Relating to Indemnification. (a) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person who is not an Indemnitee against such Indemnitee (a "Third Party Claim"), such Indemnitee must notify the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim reasonably promptly, and in any event within 10 Business Days after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure; provided further, however, that with respect to any Third Party Claim for which Newco is the Indemnifying Party, such Indemnifying Party shall be deemed

                                      A-3-4
to have received notice with respect to such Third Party Claim by or against the Company or any of its subsidiaries (other than the Newco Companies) for which the Company or any of its subsidiaries (other than the Newco Companies) received notice prior to the Effective Time. After any required notification (if applicable), the Indemnitee shall deliver to the Indemnifying Party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate, at its own expense, in the defense thereof solely to assert any additional defenses and to employ counsel, at its own expense, except as set forth below, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnitee shall have failed to give notice of the Third Party Claim as provided above). Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall not be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim, except for the reasonable fees and expenses of counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Section 2.01 or 2.02, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the Indemnifiable Loss is incurred. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim (i) all the parties hereto reasonably necessary or appropriate for such defense or prosecution shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention in accordance with this Agreement and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, (ii) the Indemnifying Party shall keep the Indemnitee reasonably informed of all significant developments in connection with the defense or prosecution of such Third Party Claim and (iii) the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend (after representing to the Indemnitee that such settlement is reasonably likely to be acceptable to the parties to the Third Party Claim) and which by its terms obligates the Indemnifying Party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee's consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Indemnifying Party shall not consent to entry of any Judgment or enter into any settlement (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or its properties or (y) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim; provided further, however, that if the Indemnitee does not consent to any settlement recommended by the Indemnifying Party (after representing to the Indemnitee that such settlement is reasonably likely to be acceptable to the parties to the Third Party Claim) then the Indemnifying Party (1) shall not in any event be obligated to indemnify the Indemnitee, or otherwise be responsible, for any amount in excess of the amount of the settlement so recommended by the Indemnifying Party and (2) shall be entitled to reimbursement of the fees and expenses of counsel incurred by the Indemnifying Party after the date on which the recommendation was made to the Indemnitee in the event the final and unappealable Judgment

                                      A-3-5
in such Third Party Claim exceeds the amount of the settlement so recommended. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent. If the Indemnifying Party does not or is not entitled to assume the defense of a Third Party Claim, the Indemnitee may defend the same in such manner as it may deem appropriate; provided, however, that the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge such Third-Party Claim without the Indemnifying Party's prior written consent.

     (c) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the Indemnitee shall deliver notice of such claim (in reasonably sufficient detail to enable the Indemnifying Party to evaluate such claim) with reasonable promptness to the Indemnifying Party. The failure by any Indemnitee to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. If the Indemnifying Party does not notify the Indemnitee within 20 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability with respect to such claim under Section 2.01 or 2.02, as the case may be, the claim shall be conclusively deemed a liability of the Indemnifying Party under Section 2.01 or 2.02, as the case may be, and the Indemnifying Party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     (d) Notwithstanding any other provision of this Agreement, Newco acknowledges and agrees that Newco shall (solely at its own cost and expense) assume and continue the defense of the Newco Litigation and use its reasonable best efforts to defend any Parent Indemnitee and to cause any Parent Indemnitee to be dismissed with prejudice as a party to any Newco Litigation.

     SECTION 2.04. Certain Limitations. (a) The amount of any Indemnifiable Losses or other liability for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including amounts actually recovered under insurance policies) with respect to such Indemnifiable Losses. The Indemnitee shall use its reasonable best efforts to seek to obtain recovery in respect of any Indemnifiable Loss or such other liability under any available insurance policy.

     (b) No Indemnitee shall be entitled to indemnification provided for under this Agreement if the facts, events or other circumstances giving rise to the indemnification claim arose from or are related to (i) any breach of the representations, warranties, covenants or agreements of such Indemnitee or its affiliates in this Agreement or in any other Transaction Agreement (it being understood that the representations, warranties, covenants and agreements of the Company in the Merger Agreement shall for the sole purpose of this Section 2.04(b) be deemed to have been given by Newco) or (ii) actions, omissions, inactions or disclosures taken or made by the Indemnitee or its affiliates.

     (c) All indemnification payments under this Agreement shall be reduced to take account of the present value of any net Tax benefit (including any current or future deductions, any reduction of income or gain upon a sale, disposition, conveyance, license or other similar transaction as a result of increased Tax basis, any Tax refunds received, any use of a credit of Taxes and any increase in the amount of losses, reliefs, allowances or other similar Tax attributes) realized by the Indemnitee in connection with or otherwise arising (directly or indirectly) from the incurrence of any Indemnifiable Loss. Upon the written request of the Indemnifying Party, the Indemnitee shall provide the amount of the Tax benefit realized by the Indemnitee in connection with or otherwise arising (directly or indirectly) from the incurrence of any Indemnifiable Loss together with reasonable detail with respect to such calculation. In computing the amount of any such Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification

                                      A-3-6
payment hereunder or the incurrence or payment of any Indemnifiable Loss. The Indemnitee shall cooperate fully with all requests from the Indemnifying Party in connection with determining the present value of such net Tax benefit.

     (d) The amount of all indemnification obligations under this Agreement shall be calculated on an after-tax basis (without taking into account any net operating loss or other similar tax credit or item available to offset such amount). Any payments made to one party by another party pursuant to this Agreement shall be treated for all Tax purposes as nontaxable payments (dividends or capital contributions, as the case may be) made between Newco and the Company immediately prior to the Merger, unless, and then only to the extent, otherwise required by a Final Determination (as defined in the Tax Allocation Agreement).

     SECTION 2.05. Exclusivity of Tax Allocation Agreement. Except for Sections 2.04(c), 2.04(d) and 3.02 of this Agreement, and Sections 2.01(f), 4.19 and 7.08 of the Merger Agreement, the Tax Allocation Agreement shall be the exclusive agreement among the parties with respect to all Tax matters, including indemnification and any procedures in connection therewith.

     SECTION 2.06. Exclusivity of Remedies. From and after the Effective Time, the remedies provided for in this Article II shall, as between the parties, be the exclusive monetary remedies of the parties to this Agreement with respect to the Transaction Agreements, except if the indemnification for the Indemnifiable Losses provided for in this Article II is unavailable to any Indemnitee for any reason, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnitee as a result of any Indemnifiable Losses in such proportion as is appropriate to reflect any relevant equitable considerations. Each party hereto agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which any party to this Agreement may have under the Transaction Agreements or otherwise limit or affect any such party's right to seek equitable relief, including specific performance. For the avoidance of doubt, each party hereto agrees that this Article II shall not confer any (a) additional remedy on any person for any breach of any representation, warranty or covenant contained in any Commercial Agreement, except as provided in 2.01(f), and (b) remedy on any person for any breach of any covenant or agreement set forth in any Transaction Agreement that does not survive the Effective Time.

                                  ARTICLE III

                                OTHER AGREEMENTS

     SECTION 3.01. Insurance. From the Effective Time until the expiration of such policies according to their terms, the Company shall use its reasonable best efforts to maintain in effect the insurance policies maintained by the Company immediately prior to the Effective Time (other than directors' and officers' liability insurance policies, which are the subject of Section 3.08(b)) for which premiums have been paid in full prior to the Effective Time and shall not take any action to surrender, terminate or otherwise limit the coverage thereof; provided, however, that in maintaining such policies, the Company shall not be required to make any expenditures or incur any Liabilities with respect to the maintenance of such policies (other than any expenditures in connection with administering or making claims under such policies, which expenditures shall be reimbursed by Newco). In the event that any Newco Asset suffers any damage, destruction or other casualty loss, the Company shall surrender to Newco (a) all insurance proceeds received with respect to such damage, destruction or casualty loss and (b) all rights of the Company with respect to any causes of action in connection with such damage, destruction or casualty loss. The Company shall make available to the Newco Companies the benefit of any workers' compensation, general liability, product liability, automobile liability, umbrella (excess) liability or crime or other insurance policy covering or relating to the Newco Business, the Newco Assets or the Assumed Liabilities. The Company shall promptly pay to Newco all insurance proceeds relating to the Newco Business, the Newco Assets or the Assumed Liabilities received by the Company under any insurance policy. Nothing in this
Section 3.01 shall (i) reduce, limit or otherwise affect the right of the Company to seek or obtain insurance proceeds with respect to any damage, destruction or casualty loss to or of a Continuing Company Asset, nor shall anything in this Section 3.01 reduce, limit or otherwise affect any of

                                      A-3-7
the rights of Newco or any other Newco Indemnitee set forth in Article II or
(ii) require the Company to obtain any additional insurance with respect to any Newco Asset.

     SECTION 3.02. Characterization of Payments. The payments made pursuant to this Agreement shall be treated as occurring immediately before the Effective Time, and none of the Newco Companies, the Company and its subsidiaries and Parent and its subsidiaries or any affiliate of any of the foregoing shall take any position inconsistent with such treatment before any Taxing Authority (as defined in the Tax Allocation Agreement), except to the extent that a Final Determination with respect to the recipient party causes any such payment to not be so treated.

     SECTION 3.03. Agreement Not to Solicit Employees. (a) Parent understands that Newco shall be entitled to protect and preserve the going concern value of the Newco Business to the extent permitted by Law and that Newco would not have entered into this Agreement, the Restructuring Agreement, the Merger Agreement or the other Transaction Agreements to which it is a party absent the provisions of this Section 3.03; provided, however, that this Section 3.03 shall not inure to the benefit of any person (or such person's affiliates other than Newco and its subsidiaries as of immediately prior to the date of such sale, conveyance, transfer, lease or acquisition) (i) to whom Newco sells, conveys, transfers or leases, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of its assets or (ii) who acquires, in one transaction or a series of related transactions, directly or indirectly, more than a majority of the outstanding shares of Newco Common Stock whether by stock purchase, merger, share exchange or otherwise.

     (b) Parent agrees that for a period of two years from and after the Effective Time, it shall not, and shall not permit its subsidiaries to, directly or indirectly, solicit for employment any individual employed by any Newco Company or any of their respective divisions. Notwithstanding the foregoing, it shall not constitute a breach of the foregoing sentence if Parent or its subsidiaries make solicitations for employment by general advertisements in periodicals of broad distribution or other advertisement media of similar nature that are not specifically directed at Employees.

     SECTION 3.04. Successors. (a) Newco shall not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to, any person, unless the resulting, surviving or transferee person (the "Newco Successor Company") shall expressly assume in writing all the obligations of Newco under this Agreement. Except as otherwise provided in Section 3.03(a), such Newco Successor Company shall be the successor to Newco and shall succeed to, and be substituted for, Newco under this Agreement, but in the case of a sale, conveyance, transfer or lease of less than substantially all of its assets, Newco shall not be released from its obligations hereunder.

     (b) Parent shall not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to, any person, unless the resulting, surviving or transferee person (the "Parent Successor Company") shall expressly assume in writing all the obligations of Parent under this Agreement. Such Parent Successor Company shall be the successor to Parent and shall succeed to, and be substituted for, Parent under this Agreement, but in the case of a sale, conveyance, transfer or lease of less than substantially all of its assets, Parent shall not be released from its obligations hereunder.

     SECTION 3.05. Third Party Rights; Notices. (a) In the event that after the Effective Time any of the Newco Companies holds any right to indemnification other than a right to indemnification under this Agreement or any other contractual or other right (collectively, a "Newco Recourse Right") with respect to any Continuing Company Liability or any Assumed Liability for which the Company is held responsible, then (i) to the extent possible such Newco Recourse Right shall be deemed to be held as a shared right of the applicable Newco Companies and the Company to the extent necessary to protect the Company against such Continuing Company Liability or such Assumed Liability and (ii) to the extent not so possible, Newco shall, or shall cause the applicable Newco Company to, assert or otherwise make available to the Company the full benefit of such Newco Recourse Right by making a claim on behalf of the Company or taking other steps reasonably requested by the Company.

                                      A-3-8

     (b) In the event that after the Effective Time the Company holds any right to indemnification or any other contractual or other right (collectively, a "Company Recourse Right") with respect to any Assumed Liability or any Continuing Company Liability for which any of the Newco Companies are held responsible, then (i) to the extent possible such Company Recourse Right shall be deemed to be held as a shared right of the Company and the applicable Newco Companies to the extent necessary to protect the Newco Companies against such Assumed Liability or such Continuing Company Liability and (ii) to the extent not so possible, the Company shall assert or otherwise make available to the Newco Companies the full benefit of such Company Recourse Right by making a claim on behalf of the Newco Companies or taking other steps reasonably requested by the Newco Companies.

     (c) The Company hereby agrees to provide prompt written notice to Newco of any notice or other written communication received by the Company with respect to any Retained Contract and a copy of such notice or other written communication.

     SECTION 3.06. Retention of Records. Except as provided in any of the Transaction Agreements and except for any records related to Taxes (as defined in the Tax Allocation Agreement) which are the subject of, and governed by, the Tax Allocation Agreement, if any Company Records (as defined in the Restructuring Agreement) are retained by the Company or a Newco Company, the Company shall, and Newco shall, and Newco shall cause the other Newco Companies to, retain all such Company Records in the Company's or Newco Companies' possession or under their respective control until such Company Records are at least six years old (or for such longer period as may be required by Law) except that if, prior to the expiration of such period, the Company or any Newco Company wishes to destroy or dispose of any such Company Records that are at least three years old, then prior to destroying or disposing of any of such Company Records, (a) the Company or Newco, as applicable, shall provide no less than 60 days' prior written notice to the other person, specifying the Company Records proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date of such destruction or disposal, the other person requests in writing that any of the Company Records proposed to be destroyed or disposed of be delivered to such other person, the Company or Newco, as applicable, promptly shall arrange for the delivery of the requested Company Records to a location specified by, and at the expense of, the requesting person.

     SECTION 3.07. Confidentiality; Preservation of Privilege; Access. (a) (i) Parent shall keep, and shall cause its affiliates and Representatives to keep, the Newco Information strictly confidential and will disclose such Newco Information only to such of its affiliates and Representatives who need to know such Newco Information and who agree to be bound by this Section 3.07 and agree not to disclose such Newco Information to any other person. Without the prior written consent of Newco, Parent shall not, and Parent shall cause each other receiving person and their respective Representatives not to, disclose the Newco Information to any person except as may be required by Law or judicial process and in accordance with this Section 3.07. (ii) Newco shall keep, and shall cause its affiliates and Representatives to keep, the Parent Information strictly confidential and will disclose such Parent Information only to such of its affiliates and Representatives who need to know such Parent Information and who agree to be bound by this Section 3.07 and agree not to disclose such Parent Information to any other person. Without the prior written consent of Parent, Parent shall not, and shall cause each other receiving person and their respective Representatives not to disclose the Parent Information to any person except as may be required by Law or judicial process and in accordance with this
Section 3.07.

     (b) (i) In the event that any receiving person or any of its Representatives receives a request or is required by Law or judicial process to disclose to a court or other tribunal all or any part of the Newco Information, such receiving party or its Representatives shall promptly notify Newco of the request in writing, and consult with and assist Newco in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or Newco waives compliance with the terms of this Section 3.07, such receiving party or its Representatives, as applicable, shall disclose only that portion of the Newco Information or facts which it determines in good faith, after consultation with outside counsel, is legally required to be disclosed, and will exercise its reasonable best efforts to assure that confidential treatment will be accorded such Newco Information or facts by the persons or entities receiving the same. Newco will be given an opportunity to review the Newco

                                      A-3-9

Information or facts prior to disclosure. (ii) In the event that any receiving person or any of its Representatives receives a request or is required by Law or judicial process to disclose to a court or other tribunal all or any part of the Parent Information, such receiving party or its Representatives shall promptly notify Parent of the request in writing, and consult with and assist Parent in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or Parent waives compliance with the terms of this Section 3.07, such receiving party or its Representatives, as applicable, shall disclose only that portion of the Parent Information or facts which it determines in good faith, after consultation with outside counsel, is legally required to be disclosed, and will exercise its reasonable best efforts to assure that confidential treatment will be accorded such Parent Information or facts by the persons or entities receiving the same. Parent will be given an opportunity to review the Parent Information or facts prior to disclosure.

     (c) Each party to this Agreement shall, promptly (and in any event within 10 Business Days of such receipt) upon its receipt or the receipt by any of its affiliates of a request or requirement (by oral questions, interrogatories, requests for documents, Parent Information or Newco Information, as applicable, subpoenas, civil investigative demands or other similar processes) reasonably regarded as calling for the inspection or production of any documents or other Parent Information or Newco Information, as applicable, which relates to the business or operations of any other party to this Agreement (a "Request"), notify the party to this Agreement whose documents, Parent Information or Newco Information, as applicable, is the subject of such Request. The preceding sentence shall apply regardless of whether the person delivering the Request is a party in the claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity or similar person or body (each, an "Action"), to which the Request relates. In addition to complying with the applicable provisions of
Section 3.07(b), each party shall use reasonable best efforts to assert and maintain, or cause its affiliates to assert and maintain, any applicable claim to privilege, immunity, confidentiality or protection in order to protect such documents and other Parent Information or Newco Information, as applicable, from disclosure, and shall use reasonable best efforts to seek to condition any disclosure which may be required on such protective terms as it may reasonably determine to be appropriate. Following the receipt of the notice described in the first sentence of this Section 3.07(c), no party may waive an applicable privilege without the prior written consent of the affected party to this Agreement (or any affected affiliate or affiliates of any such party) except, in the opinion of such party's counsel, as required by Law.

     (d) From and after the Effective Time, Newco shall, and shall cause each Newco Company to, afford to Parent, and to Parent's Representatives, reasonable access during normal business hours to documents within the possession or control of any Newco Company that were Assets of the Company transferred to Newco in the Restructuring (other than any Asset that constitutes a Company Record), to the extent such access is reasonably required for the purposes of defending any Action commenced or threatened in writing against the Company (other than any Action which arose or resulted from or is related to any breach of any Transaction Agreement or in which the Company and Newco's interests are adverse) directly relating to the business, Assets (other than Intellectual Property Rights or any Asset related thereto) or Liabilities of the Company as they existed immediately prior to giving effect to the Restructuring; provided, however, that such access will not unreasonably interfere with the normal operations of any Newco Company and the reasonable out-of-pocket expenses of any Newco Company incurred in connection therewith will be paid by Parent; provided further, however, that any Newco Company may withhold (i) any document that (A) the disclosure of which would violate any Contract with a third party or any applicable Law or Judgment or would result in the waiver of any legal privilege or work-product protection (provided that such Newco Company shall have used its reasonable best efforts to obtain a Consent or waiver from such third party or to establish a joint-defense privilege to the extent it is reasonably available, as applicable; provided, however, that such Newco Company shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom such Consent or waiver may be required) or (B) otherwise relates to any Action between the Newco and any of its affiliates, on the one hand, and the Company and any of its affiliates, on the other hand, or (ii) such documents or portions of documents that Newco determines in good faith, after consultation with outside

                                      A-3-10
counsel, should not be disclosed in order to ensure compliance with antitrust or other similar Law or Judgment. For the avoidance of doubt, all documents provided to Parent, or Parent's Representatives pursuant to this Section 3.07(e) shall be subject to Parent's obligations with respect to Newco Information contained in paragraphs (a) and (b) of Section 3.07.

     (e) Each of the parties to this Agreement hereby agrees that (i) nothing in this Section 3.07 shall override any confidentiality obligation owed by it or its affiliates pursuant to any Commercial Agreement and (ii) in the event of a conflict between the confidentiality provisions set forth in any Commercial Agreement, on the one hand, and this Agreement, on the other hand, the provisions set forth in the applicable Commercial Agreement shall govern.

     SECTION 3.08. Indemnification; Certain Claims. (a) To the fullest extent permitted by Law, Parent shall cause the Company to honor all its obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors or officers occurring prior to the Effective Time to the fullest extent that such obligations of the Company exist on the date of this Agreement pursuant to the Company Charter, the Company By-laws or individual indemnity agreements and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their respective terms until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

     (b) From the Effective Time until the sixth anniversary of the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may cause to be substituted therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided that in satisfying its obligation under this Section 3.08(b), Parent shall not be obligated to pay premiums in excess of 250% of the amount per annum required to be paid by the Company in the twelve months ending December 12, 2003, which amount is set forth in clause (x) of Section 6.01 (introductory paragraph) of the Company Disclosure Letter; and provided, further, that if the annual premiums of such insurance exceed such amount, Parent shall nevertheless obtain such insurance; provided that Newco shall pay the Company the amount of any premiums in excess of 250% of the amount per annum required to be paid by the Company in the twelve months ending December 12, 2003.

     (c) Parent shall not permit the Company to amend or repeal any provision of the Company Charter or Company By-laws after the Effective Time if such action would adversely affect the rights of individuals who on or prior to the Effective Time were entitled to advances, indemnification or exculpation thereunder for actions or omissions by such individuals prior to the Effective Time. The individuals referred to in the preceding sentence shall include any individuals who served as of the Effective Time as directors or officers of any subsidiary of the Company at the Company's request, it being acknowledged by the parties hereto that each director or officer of the Company who is currently serving as a director or officer of a subsidiary of the Company is doing so at such request of the Company.

     (d) In the event the Company or any successor to the Company (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors to the Company or the successors of any successor to the Company, as the case may be, honor the obligations of the Company set forth in this Section 3.08. For the avoidance of doubt, this Section 3.08(d) shall similarly apply to successive consolidations, mergers and transfers.

     (e) Following the Effective Time, Parent shall not, and Parent shall not permit the Company or any other affiliate of Parent or encourage any other person to, assert any rights or pursue any Action, whether directly or on a derivative basis, against (i) the Company or any of its affiliates or Newco or any of its affiliates or (ii) any of the current or former directors, officers, members of the board of managers, members, managers, consultants, advisors, attorneys, trustees, agents or individuals in the employment of

                                      A-3-11
the Company or any of its affiliates or of Newco or any of its affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring prior to the Effective Time, whether known or unknown, and Parent shall not, and Parent shall not permit the Company or any other affiliate of Parent to, cooperate with any person in the assertion of any such rights or pursuing any such Action except (x) as required by subpoena or other judicial or legal process or (y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of a breach of this Section 3.08(e); provided, however, that this Section 3.08(e) shall not (A) affect any person's right to enforce any Transaction Agreement, any Commercial Agreement, any Newco I/R Agreement or any agreement entered into between the Company, Newco or any of their respective affiliates, on the one hand, and any of the R Parties or any of their respective affiliates, on the other hand, after the date of this Agreement but prior to the Effective Time or any provision herein or therein in accordance with its terms,
(B) apply to any act or omission which constitutes fraud in the inducement with respect to any of the Transaction Agreements or any of the Commercial Agreements, (C) apply to any action permitted or required by Section 3.12 or (D) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this
Section 3.08(e) shall be null and void and shall not operate as a waiver or release of any rights or Actions that might have been asserted or pursued but for this Section 3.08(e). Following the Effective Time, Parent shall, and shall cause the Company and its other affiliates to, cooperate with the current and former directors, officers, members of the board of managers, members, managers, consultants, advisors, agents and individuals in the employment of the Company and Newco in seeking the dismissal of any derivative suits or other suits for or on behalf of shareholders of the Company pending as of the Effective Time.

     (f) Following the Effective Time, Newco shall not, and shall not permit any Newco Company or any affiliate of Newco or encourage any other person to, assert any rights or pursue any Action, whether directly or on a derivative basis, against (i) Parent or any of its affiliates or (ii) any of the current or former directors, officers, members of the board of managers, members, managers, consultants, advisors, attorneys, trustees, agents or individuals in the employment of Parent or any of its affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring prior to the Effective Time, whether known or unknown, and Newco shall not, and shall not permit any Newco Company or any affiliate of Newco to, cooperate with any person in the assertion of any such rights or pursuing any such Action except (x) as required by subpoena or other judicial or legal process or (y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of a breach of this Section 3.08(f); provided, however, that this Section 3.08(f) shall not (A) affect any person's right to enforce any Transaction Agreement, any Commercial Agreement, any Newco I/R Agreement or any agreement entered into between the Company, Newco or any of their respective affiliates, on the one hand, and any of the R Parties or any of their respective affiliates, on the other hand, after the date of this Agreement but prior to the Effective Time or any provision herein or therein in accordance with its terms, (B) apply to any act or omission which constitutes fraud in the inducement with respect to any of the Transaction Agreements or any of the Commercial Agreements, (C) apply to any action permitted or required by Section 3.12 or (D) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this Section 3.08(f) shall be null and void and shall not operate as a waiver or release of any rights or Actions that might have been asserted or pursued but for this Section 3.08(f).

     SECTION 3.09. Public Announcements. As of and after the Effective Time, Parent and its subsidiaries, including the Company, on the one hand, and Newco and its subsidiaries, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                                      A-3-12

     SECTION 3.10. Standstill. From the Effective Time to the fourth anniversary of the Effective Time, Parent shall not, and Parent shall not permit any of its affiliates to, in any manner, whether publicly or otherwise, directly or indirectly, in each case, without the prior written approval of Newco (a) acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or assets of Newco or any subsidiary of Newco, except at the unsolicited specific written request of Newco, (b) propose to enter into, directly or indirectly, any tender or exchange offer, merger or other business combination or similar transaction involving Newco or any subsidiary of Newco, except at the unsolicited specific written request of Newco, (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Newco or any subsidiary of Newco, (d) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other person (other than financial advisors) regarding any possible purchase or sale of any securities or assets of Newco or any subsidiary of Newco, (e) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any securities of Newco or any subsidiary of Newco, (f) call, or seek to call, a meeting of Newco's shareholders or initiate or propose any shareholder proposal or execute any written consent with respect to Newco, (g) otherwise act, alone or in concert with others, to seek or attempt to control or influence the management, Board of Directors of Newco or policies of Newco (except to the extent conduct or settlement of litigation between R Diagnostics and the Company might be deemed such an attempt), (h) disclose any intention, plan or arrangement inconsistent with the foregoing or (i) advise, assist or encourage any other persons in connection with any of the foregoing. During the applicable period covered by this Section 3.10, Parent shall not, and Parent shall not permit any of its affiliates to, without the prior consent of Newco (i) request, directly or indirectly, that Newco or any of its Representatives amend or waive any provisions of this Section 3.10 (including this sentence) or (ii) take any action which could reasonably be expected to require Newco to make a public announcement regarding the possibility of a business combination, merger or similar transaction other than the Merger, the other Transactions and the transactions contemplated by the Commercial Agreements.

     SECTION 3.11. Transferred Customers. From and after the Effective Time, Newco shall assume the Company's rights and benefits under Article X of the Supply, Services and Support Agreement dated as of May 1, 2000 (the "Supply, Services and Support Agreement"), between the Company and R Diagnostics with respect to matters that occurred prior to the Effective Time.

     SECTION 3.12. New Patent Litigation. Promptly after the Effective Time, Parent shall cause R Diagnostics to comply with its obligations under Section 2.4(b) of the Ongoing Litigation Agreement.

     SECTION 3.13. I/R Agreements. Notwithstanding anything to the contrary contained in this Agreement, no amendment, modification or waiver with respect to any I/R Agreement entered into after the Effective Time shall result in any Liability for Indemnifiable Losses or otherwise for Newco unless Newco consents in writing to such amendment, modification or waiver.

     SECTION 3.14. PCR License Payment. Newco hereby agrees to make the PCR License Payment in accordance with the PCR License Agreement and the PCR Services Agreement.

                                   ARTICLE IV

                                MUTUAL RELEASES

     SECTION 4.01. Mutual Releases. Effective immediately prior to the Effective Time, in consideration of mutual releases, covenants, licenses, agreements, rights and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, as to itself and its past, present and future affiliates (including, from and after the Effective Time, the Company), and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees, on the one hand (in each case, solely in their capacities as such), and each of the Company and Newco, as to itself and its past, present and

                                      A-3-13
future affiliates, and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees, on the other hand (in each case, solely in their capacities as such), hereby (a) releases, acquits and forever discharges the other and its past, present and future affiliates and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees (in each case, solely in their capacities as such), in respect of and from, and (b) agrees not to bring any Action against the other and its past, present and future affiliates and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees (in each case, solely in their capacities as such) related to or arising our of, in the case of each of clause (a) and (b), any and all debts, demands, Actions, causes of action, suits, accounts, covenants, Contracts, agreements, torts, damages and any and all claims, defenses, offsets, Judgments, demands and Liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been or could have been asserted against such other person, which the releasing person has or ever had which arise out of or in any way relate or are incidental to events, circumstances or actions taken by such other person prior to or as of the Effective Time; provided, however, that the foregoing general release shall not (i) affect any person's right to enforce any Transaction Agreement, any Commercial Agreement, any Newco I/R Agreement or any agreement entered into between the Company, Newco or any of their respective affiliates, on the one hand, and any of the R Parties or any of their respective affiliates, on the other hand, after the date of this Agreement but prior to the Effective Time or any provision herein or therein, in each case in accordance with its terms or
(ii) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement or any Commercial Agreement.

     SECTION 4.02. Enforcement of Article IV. In the event of any Action, at law or in equity, among the parties to this Agreement (including, for purposes of this Section 4.02, affiliates, successors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees, in each case, covered by Section 4.01, that are third party beneficiaries under Section 5.07) in which a party to such Action (the "Prevailing Party") obtains a final and nonappealable order of a court of competent jurisdiction that provides or states that the other party breached
Section 4.01, then the Prevailing Party shall be entitled to reimbursement from the other party of its legal fees and expenses incurred in such Action.

                                   ARTICLE V

                           MISCELLANEOUS AND GENERAL

     SECTION 5.01. Effectiveness; Modification or Amendment. The parties hereto agree that (a) Sections 4.01 and 4.02 will become effective immediately prior to the Effective Time and (b) each other provision of this Agreement will become effective at the Effective Time and, for the avoidance of doubt, references to the Company in such other provisions shall mean the Company after the Effective Time. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties.

     SECTION 5.02. Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Agreement shall automatically and simultaneously terminate. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement. It is understood that consummation of the Merger shall not constitute a termination of this Agreement.

     SECTION 5.03. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following

                                      A-3-14
addresses (or at such other address for a party as shall be specified by like notice) of a fax followed by delivery of such notice by overnight courier (such courier being of an international reputation):

          (a) if to the Company (from and after the Effective Time) or to Parent, to

           Roche Holding Ltd
           Grenzacherstrasse 124
           CH-4070 Basel
           Switzerland

           Attention: Bruno Maier
           Fax: +41 61 688 3196

           with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, NY 10017

           Attention: Ulrika Ekman
           Fax: (212) 450-3800

          (b)  if to the Company (prior to the Effective Time) or to Newco, to

           IGEN International, Inc.
           16020 Industrial Drive
           Gaithersburg, MD 20877

           Attention: President
           Fax: (301) 208-3789

           with a copy to:

           Cravath, Swaine & Moore LLP
           825 Eighth Avenue
           New York, NY 10019

           Attention: Philip A. Gelston
                      Sarkis Jebejian
           Fax: (212) 474-3700

     SECTION 5.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit, Schedule or party, such reference shall be to a Section of, or an Exhibit, Schedule or party to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     SECTION 5.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any

                                      A-3-15
party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 5.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

     SECTION 5.07. Entire Agreement; Third-Party Beneficiaries. This Agreement taken together with the other Transaction Agreements, the Commercial Agreements and the Letter Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Except for the provisions of Article II, Section 3.08 and Article IV, nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement, provided however, that any claim under Article II by a Parent Indemnitee or a Newco Indemnitee, as the case may be, that is not a party to this Agreement shall be brought on behalf of such Parent Indemnitee or Newco Indemnitee, as the case may be, by the party to this Agreement from which such Indemnitee's status as a Parent Indemnitee or Newco Indemnitee is derived.

     SECTION 5.08. Certain Obligations. Whenever this Agreement requires any of the subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, for the avoidance of doubt, at any time after the Effective Time, the Newco Companies shall not be considered to be subsidiaries of the Company.

     SECTION 5.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 5.10. Assignment. Except as provided in Section 3.04, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, the parties acknowledge and agree that the conversion of Newco in accordance with Section 2.01 of the Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Except as otherwise provided in Section 3.03(a), subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 5.11. Enforcement; Consent to Service of Process. (a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy either pursuant to the indemnification provisions of Section
2.01 or 2.02, as the case may be, or at law in the event that any of the provisions of this Agreement, including Section 3.03, were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action relating to this Agreement in any court other than any New York state court or any Federal court located

                                      A-3-16
in the State of New York and (iv) waives any right to trial by jury with respect to any Action related to or arising out of this Agreement.

     (b) Parent hereby appoints the Authorized Agent as its authorized agent upon whom process may be served in any Action arising out of or relating to this Agreement or any Transaction that may be instituted in any court described in
Section 5.11(a). Parent agrees to take any and all reasonable action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Parent agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon Parent.

     SECTION 5.12. Extension; Waiver. At any time the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     IN WITNESS WHEREOF, Parent, the Company and Newco have duly executed and delivered this Agreement, all as of the date first herein above written.

                                          ROCHE HOLDING LTD,

                                          By /s/ DR. FRANZ B. HUMER
                                            ------------------------------------
                                             Name: Franz B. Humer
                                             Title:  President and Chairman

                                          By /s/ ERICH HUNZIKER
                                            ------------------------------------
                                             Name: Erich Hunziker
                                             Title:  Chief Financial Officer

                                          IGEN INTERNATIONAL INC.,

                                          By /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title:  Chairman and Chief
                                             Executive Officer

                                          IGEN INTEGRATED HEALTHCARE, LLC,

                                          By /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                             Name: Richard J. Massey
                                             Title:  President and Chief
                                             Operating Officer

                                      A-3-17

                                                                         ANNEX 4

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TAX ALLOCATION AGREEMENT

                           DATED AS OF JULY 24, 2003,

                                     AMONG

                               ROCHE HOLDING LTD,

                         66 ACQUISITION CORPORATION II,

                            IGEN INTERNATIONAL, INC.

                                      AND

                        IGEN INTEGRATED HEALTHCARE, LLC

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                             ------
                                     ARTICLE I
                                    DEFINITIONS

                                    ARTICLE II
                       PREPARATION AND FILING OF TAX RETURNS
SECTION 2.01.  Tax Returns for Pre-Merger Periods and Straddle Periods.....   A-4-5
SECTION 2.02.  Tax Returns for a Taxable Period Ending After the Effective
               Time (Other than Straddle Periods)..........................   A-4-5
SECTION 2.03.  Manner of Tax Return Preparation............................   A-4-5
SECTION 2.04.  Transfer Tax Returns........................................   A-4-5
SECTION 2.05.  Amended Returns and Claims for Refund.......................   A-4-5

                                    ARTICLE III
                          PAYMENT AND LIABILITY FOR TAXES
SECTION 3.01.  Payment and Liability for Taxes.............................   A-4-6
SECTION 3.02.  Distribution Gain Payment...................................   A-4-7
SECTION 3.03.  Payment and Liability for Transfer Taxes....................   A-4-7
SECTION 3.04.  Tax Obligations Arising Under a Pre-Merger Period Tax
               Sharing Agreement...........................................   A-4-7

                                    ARTICLE IV
                           REPRESENTATIONS AND COVENANTS
SECTION 4.01.  Representations of Parent and the Company...................   A-4-7
SECTION 4.02.  Covenants of Parent and the Company.........................   A-4-7
SECTION 4.03.  Covenants of Newco..........................................   A-4-8
SECTION 4.04.  Consistent Tax and Regulatory Reporting.....................   A-4-8
SECTION 4.05.  Representation of Newco.....................................   A-4-8

                                     ARTICLE V
            INDEMNIFICATION; TAX PROCEEDINGS; COOPERATION AND EXCHANGE
                             OF INFORMATION; DISPUTES
SECTION 5.01.  Indemnification for Breach of Representations and
               Covenants...................................................   A-4-8
SECTION 5.02.  Tax Proceedings.............................................   A-4-9
SECTION 5.03.  Indemnification Payments....................................   A-4-9
SECTION 5.04.  Cooperation and Exchange of Information.....................  A-4-10
SECTION 5.05.  Retention of Information....................................  A-4-10
SECTION 5.06.  Disputes....................................................  A-4-11

                                    ARTICLE VI
                             MISCELLANEOUS AND GENERAL
SECTION 6.01.  Modification or Amendment...................................  A-4-11
SECTION 6.02.  Termination.................................................  A-4-11
SECTION 6.03.  Notices.....................................................  A-4-11
SECTION 6.04.  Interpretation..............................................  A-4-12

                                      A-4-i

                                                                              PAGE
                                                                             ------
SECTION 6.05.  Severability................................................  A-4-12
SECTION 6.06.  Counterparts................................................  A-4-12
SECTION 6.07.  Entire Agreement; Third-Party Beneficiaries.................  A-4-12
SECTION 6.08.  Certain Obligations.........................................  A-4-13
SECTION 6.09.  Governing Law...............................................  A-4-13
SECTION 6.10.  Assignment..................................................  A-4-13
SECTION 6.11.  Enforcement; Consent to Service of Process..................  A-4-13
SECTION 6.12.  Extension; Waiver...........................................  A-4-13

                                      A-4-ii

     TAX ALLOCATION AGREEMENT dated as of July 24, 2003 (this "Agreement"), among ROCHE HOLDING LTD, a joint stock company organized under the laws of Switzerland ("Parent"), 66 ACQUISITION CORPORATION II, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), IGEN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company ("Newco" and, collectively with Parent, Sub and the Company, the "Companies").

     WHEREAS, as of the date of this Agreement, the Company is the common parent of an affiliated group of domestic corporations (the "Company Consolidated Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), including Newco and its direct and indirect subsidiaries, which has elected to file consolidated Federal income Tax Returns (as defined in Article I);

     WHEREAS the Company, Roche Diagnostics GmbH, a German limited liability company ("R Diagnostics"), and Roche Diagnostics Corporation, an Indiana corporation ("R Corp"), are entering into an agreement (the "Ongoing Litigation Agreement") pursuant to which, among other things, R Diagnostics and R Corp shall make several payments to the Company;

     WHEREAS the Company and Newco are entering into an agreement (the "Restructuring Agreement") pursuant to which, prior to the Effective Time (as defined in Article I), the Restructuring (as defined in Article I) will be effected, as part of which certain of the assets and liabilities of the Company will be transferred to Newco or one or more of Newco's subsidiaries;

     WHEREAS, the respective Boards of Directors of the Company and Parent have proposed to cause the merger of Sub with and into the Company (the "Merger") at the Effective Time in accordance with the Agreement and Plan of Merger dated as of the date of this Agreement (the "Merger Agreement") among the Companies and R Company;

     WHEREAS, the Companies and R Company intend to treat the exchange of Company Common Stock (as defined in Article I) for cash and the exchange of Company Common Stock for Newco Common Stock (as defined in Article I) pursuant to the Merger as a single integrated transaction comprising a taxable sale or exchange of Company Common Stock as described in Section 1001 of the Code and a complete redemption of the remaining Company Common Stock owned by the relevant shareholders within the meaning of Section 302(b)(3) of the Code, respectively;

     WHEREAS, the Companies have determined and agreed that, as a result of the Merger, for U.S. Federal income tax purposes (i) the Company Consolidated Group will cease to exist on the Closing Date (as defined in Article I) and (ii) the Company Consolidated Group's tax year will end on the Closing Date;

     WHEREAS, immediately after the Closing Date, the Company will become a direct, wholly owned subsidiary of Parent; and

     WHEREAS, the Companies desire on behalf of themselves, their subsidiaries, and their successors to set forth their rights and obligations with respect to Taxes (as defined in Article I) relating to taxable periods before and after the Merger.

                                      A-4-1

     NOW, THEREFORE, in consideration of foregoing, and of the representations, warranties, covenants and agreements set forth herein, the Companies (each on behalf of itself, each of its subsidiaries as of the date of this Agreement, its future subsidiaries and its successors) hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following terms shall have the following meanings:

          "Agreement" is defined in the preamble.

          "Closing Date" is defined in the Merger Agreement.

          "Code" is defined in the recitals.

          "Companies" is defined in the preamble.

          "Company" is defined in the preamble.

          "Company Attributes" is defined in Section 3.01(c) of this Agreement.

          "Company Consolidated Group" is defined in the recitals.

          "Company Common Stock" is defined in the Merger Agreement.

          "Company Group" means (i) the corporations that are members of the Company Consolidated Group and (ii) the corporations that would be members of the Company Consolidated Group but for the fact they are not includible corporations under Section 1504(b) of the Code.

          "Confidentiality Agreement" is defined in the Merger Agreement.

          "Covered ECL Technology" is defined in the Merger Agreement.

          "Distribution Gain Payment" shall mean the amount equal to the product of (A) the excess, if any, of (i) the First Day Trading Value over (ii) the sum of $100 million and the Newco Cash Amount multiplied by (B) 40%; provided, however, the Distribution Gain Payment shall not exceed $20 million.

          "Due Date" shall mean, with respect to any Tax Return or payment, the date on which such Tax Return is due to be filed with, or such payment is due to be made to, the appropriate Taxing Authority pursuant to applicable law, giving effect to any applicable extensions of the time for such filing or payment.

          "Effective Time" is defined in the Merger Agreement.

          "Final Determination" means the final resolution of liability for any Tax for any taxable period by or as a result of: (i) a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction; (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code or a comparable agreement under the laws of other jurisdictions, in each case which resolves the entire Tax liability for any taxable period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or
     (iv) any other final disposition, including, without limitation, by reason of the expiration of the applicable statute of limitations.

          "First Day Trading Value" means the product of (A) the average of the high and low trading price for a share of Newco Common Stock on the first full day of trading after the Merger and (B) the number of shares of Newco Common Stock distributed.

          "Governmental Entity" is defined in the Merger Agreement.

                                      A-4-2

          "Group" means the Company Group, the Post-Merger Company Group, or the Newco Group, as applicable.

          "Indemnifying Party" is defined in Section 5.02(a) of this Agreement.

          "Indemnitee" is defined in Section 5.02(a) of this Agreement.

          "Indemnity Issue" is defined in Section 5.02(a) of this Agreement.

          "Intended Tax Treatment" is defined in Section 4.04 of this Agreement.

          "IRS" means the United States Internal Revenue Service.

          "Letter Agreement" means the letter agreement dated November 6, 2002, between R Diagnostics and the Company.

          "License Agreement" is defined in the Restructuring Agreement.

          "Loan" is defined in the Merger Agreement.

          "Merger" is defined in the recitals.

          "Merger Agreement" is defined in the recitals.

          "Neutral Expert" is defined in Section 5.06 of this Agreement.

          "Newco" is defined in the preamble.

          "Newco Cash Amount" means the amount equal to the cash and cash equivalents as reflected on Newco's balance sheet, as measured immediately after the Effective Time.

          "Newco Common Stock" is defined in the Merger Agreement.

          "Newco Group" means Newco and each corporation that is, immediately after the Merger, a direct or indirect subsidiary of Newco.

          "Non-Transaction Taxes" means Taxes other than (i) Transaction Taxes and (ii) Transfer Taxes.

          "Ongoing Litigation Agreement" is defined in the recitals.

          "Parent" is defined in the preamble.

          "Person" means any individual, firm, corporation partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          "Post-Merger Company Group" means (i) any affiliated group of corporations within the meaning of Section 1504(a) of the Code (or any other similar state, local or foreign law) of which the Company or any subsidiary of the Company (or any successor thereto) is or has been a member or files or is required to file an affiliated, consolidated, combined, unitary or aggregate Tax Return at any time after the Closing Date or (ii) in the event that no group as described in the immediately preceding clause (i) exists, then the group of corporations comprised of the Company (or any successor thereto) and its direct and indirect subsidiaries.

          "Post-Merger Period" means any taxable period beginning after the Closing Date and, in the case of any Straddle Period, that portion of such Straddle Period that begins on the day immediately following the Closing Date.

          "Post-Signing Tax Returns" means any Tax Return of any member of the Company Group that is required to be filed during the period commencing on the first day after the date of this Agreement and ending on the Closing Date.

                                      A-4-3

          "Pre-Merger Period" means any taxable period beginning on or before the Closing Date and, in the case of any Straddle Period, that portion of such Straddle Period ending on and including the Closing Date.

          "Preliminary Transactions" means (i) the Loan and (ii) any transaction undertaken by any member or members of the Company Group to prepare for the Restructuring or Merger.

          "R Corp" is defined in the recitals.

          "R Diagnostics" is defined in the recitals.

          "Responsible Party" is defined in Section 2.04 of this Agreement.

          "Restructuring" is defined in the Restructuring Agreement.

          "Restructuring Agreement" is defined in the recitals.

          "Straddle Period" means any taxable period that begins on or before and ends after the Closing Date.

          "Sub" is defined in the preamble.

          "Surviving Corporation" is defined in the Merger Agreement.

          "Tax Controversy" is defined in Section 5.02(a) of this Agreement.

          "Taxes" means (i) all forms of taxation or duties imposed, or required to be collected or withheld, including, without limitation, charges, together with any related interest, penalties or other additional amounts,
     (ii) liability for the payment of any amount of the type described in the preceding clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement (other than this Agreement) or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amount described in the immediately preceding clauses (i) or
     (ii) (other than an obligation to indemnify under this Agreement).

          "Taxing Authority" means the IRS and any other state, local, foreign or other Governmental Entity responsible for the administration of Taxes.

          "Tax Return" means any return, filing, report, questionnaire, information statement or other document required to be filed, including amended returns that may be filed, for any taxable period with any Taxing Authority (whether or not a payment is required to be made with respect to such filing).

          "Tax Ruling" means a private letter ruling issued by the IRS.

          "Transaction Agreements" is defined in the Merger Agreement.

          "Transaction Taxes" means any Taxes directly or indirectly resulting from, arising in connection with or otherwise related to (i) any of the actions taken pursuant to the Ongoing Litigation Agreement, (ii) the Preliminary Transactions, (iii) the Restructuring or (iv) the Merger; provided, however, Transaction Taxes does not include Transfer Taxes.

          "Transactions" is defined in the Merger Agreement.

          "Transfer Taxes" is defined in the Merger Agreement.

          "Treasury Regulations" means the regulations promulgated from time to time under the Code as in effect for the relevant taxable period.

          "Underpayment Rate" means, with respect to Federal Taxes, the interest rate specified in Section 6621(a)(2) of the Code and, with respect to any other Tax, the interest rate specified in applicable law with respect to such Tax.

                                      A-4-4

                                   ARTICLE II

                     PREPARATION AND FILING OF TAX RETURNS

     SECTION 2.01.  Tax Returns for Pre-Merger Periods and Straddle
Periods. (a) Except as set forth in Section 2.01(b) of this Agreement, the Company shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns of each member of the Company Group for any Pre-Merger Period or Straddle Period; provided, however, in the case of any Post-Signing Tax Return
(i) the Company shall deliver (or cause to be delivered) any such Post-Signing Tax Return to Parent at least 20 days before it is due, (ii) Parent shall have the right to examine and comment on such Post-Signing Tax Return prior to the filing thereof and (iii) Parent shall provide the Company with any such comments, in writing, no later than five days before such Post-Signing Tax Return is due. Similar provisions shall apply with respect to any consolidated, combined, unitary, or aggregate state, local, or foreign income Tax Return for any Pre-Merger Period or Straddle Period that includes any member of the Company Group or Post-Merger Company Group.

     (b) Newco shall, with respect to any Pre-Merger Period or Straddle Period, prepare (or cause to be prepared) and file (or cause to be filed) all separate state, local or foreign Tax Returns of each member of the Newco Group and any consolidated, combined, unitary or aggregate state, local, or foreign Tax Returns that do not include any member of the Company Group or Post-Merger Company Group.

     SECTION 2.02. Tax Returns for a Taxable Period Ending After the Effective Time (Other than Straddle Periods). In the case of any Tax Return for any Post-Merger Period (other than a Straddle Period, which shall be governed by Section 2.01 of this Agreement), such Tax Returns shall be prepared and filed by the Company (or by Parent on behalf of the Company) if they relate to any member of the Post-Merger Company Group and by Newco if they relate to any member of the Newco Group. No party shall have any responsibility for preparing (or causing to be prepared) or filing (or causing to be filed) any Tax Return with respect to any member that is not a member of its Group.

     SECTION 2.03. Manner of Tax Return Preparation. All Tax Returns described in this Article II shall be prepared (i) in a manner consistent, and in accordance with, the representations, warranties, covenants, agreements and statements set forth in this Agreement (including, without limitation, Section
4.04 of this Agreement) and the other Transaction Agreements and (ii) in a manner consistent, and in accordance with, the applicable taxpayer's prior methods, practices and procedures (except to the extent that departure from such methods, practices and procedures (X) would be required, in the written opinion of nationally recognized Tax counsel, by a change in relevant Tax law or (Y) would not adversely affect another party to this Agreement). Notwithstanding the previous sentence, Tax Returns shall be prepared in the manner required by, and in accordance with, any applicable Final Determination.

     SECTION 2.04. Transfer Tax Returns. Any Tax Return with respect to any Transfer Tax incurred in connection with the Transactions shall be prepared and filed by the party (whether such party is Parent, the Company, Sub, the Surviving Corporation, or Newco (or any party related to, or affiliate of, any of the foregoing)) ordinarily responsible therefor under applicable law (in each case, the "Responsible Party"). Each Responsible Party shall use its reasonable best efforts to avail itself of any available exemption or exemptions from any Transfer Taxes. Each of Parent, the Company, Sub, the Surviving Corporation and Newco (and any party related to, or affiliate of, any of the foregoing) shall use its reasonable best efforts to cooperate with, and assist, any Responsible Party described in the immediately preceding sentence in the preparation of any such Tax Return, including, without limitation, to furnish or otherwise provide such Responsible Party with information or documentation that may be reasonably necessary to obtain any exemption described in the immediately preceding sentence.

     SECTION 2.05. Amended Returns and Claims for Refund. Neither Parent nor any member of the Post-Merger Company Group (nor any entity that directly or indirectly controls the Company) shall amend (or cause or permit to be amended) a Tax Return or file (or cause or permit to be filed) a claim for Tax refund with respect to any Tax Return described in Section 2.01(a) of this Agreement without the prior written consent of Newco.

                                      A-4-5

                                  ARTICLE III

                        PAYMENT AND LIABILITY FOR TAXES

     SECTION 3.01. Payment and Liability for Taxes. (a) The Company (or Parent) shall remit (or cause to be remitted) in a timely manner to the appropriate Taxing Authority all Taxes due in respect of any Tax for which the Company is required to file a Tax Return (as prepared in accordance with Section
2.03 of this Agreement and taking into account Section 3.01(c) of this Agreement) pursuant to Section 2.01(a) of this Agreement. Parent and the Company shall be liable for, shall, jointly and severally, indemnify each member of the Newco Group against, and shall be entitled to receive and retain all refunds of, all Taxes (other than Transfer Taxes, the responsibility for which is prescribed in Section 3.03 of this Agreement) of each member of the Company Group for, or attributable to, all Pre-Merger Periods; provided, however, Newco shall be liable for, shall indemnify Parent and each member of the Company Group against, and shall be entitled to receive and retain all refunds of all Non-Transaction Taxes of each member of the Company Group for, or attributable to, all Pre-Merger Periods, except to the extent that such Non-Transaction Taxes arise or result from, or otherwise relate to, any actions, inactions, omissions or disclosures taken or made by Parent (or any party related to Parent) or, after the Closing Date, by the Company or any member of the Post-Merger Company Group, except for actions, inactions, omissions or disclosures required by (X) any Transaction Agreement or (Y) applicable United States law. For the avoidance of doubt, Parent and the Company shall be solely liable for, shall, jointly and severally, indemnify each member of the Newco Group against, and shall be entitled to receive and retain all refunds of all Transaction Taxes.

          (b) Newco shall remit (or cause to be remitted) in a timely manner to the appropriate Taxing Authority all Taxes due in respect of any Tax for which Newco is required to file a Tax Return pursuant to Section 2.01(b) of this Agreement. Newco shall be liable for, shall indemnify each member of the Company Group against, and shall be entitled to receive and retain all refunds of all Non-Transaction Taxes of each member of the Newco Group for all Tax periods. Parent and the Company shall be liable for, shall indemnify each member of the Newco Group against and retain all refunds of all Taxes of each member of the Post-Merger Company Group for all Post-Merger Periods.

          (c) For purposes of this Agreement, including for purposes of computing the respective amounts of Taxes for which the Company, on the one hand, and Newco, on the other hand, will be responsible hereunder, the Companies agree that any and all losses, credits, allowances or other similar Tax attributes of, or allocated under applicable Tax law to, the Company (or any member of the Company Group) arising in, or attributable to, any Pre-Merger Period (collectively, "Company Attributes") shall be used first to offset income, profits or gains of the Company (or any member of the Company Group) that arise in, or are attributable to, any Pre-Merger Period and that do not directly or indirectly result from, arise in connection with or otherwise relate to the Preliminary Transactions, the Restructuring or the Merger. For the avoidance of doubt, any Company Attributes remaining after the application of the immediately preceding sentence shall be used by the Company (or any member of the Company Group or Post-Merger Company Group) to offset (i) income, profits or gains that give rise to any Transaction Taxes and (ii) income, profits or gains that arise in, or are attributable to, any Post-Merger Period.

          (d) (i) To the extent permitted by law or administrative practice, the taxable year of any member of the Company Group that includes the Effective Time shall be treated as closing on (and including) the Closing Date. The parties hereto agree that Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) shall not apply to any transaction directly or indirectly resulting from, arising in connection with or otherwise related to the Preliminary Transactions, the Restructuring or the Merger.

             (ii) Where it is necessary to apportion between Newco, on the one hand, and the Company, on the other hand, the Tax liability of an entity for a Straddle Period which is not treated under this Section 3.01(d) as closing on the Closing Date, such liability shall be apportioned between the Pre-Merger Period and the Post-Merger Period on the basis of a "deemed" interim closing of

                                      A-4-6
        the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis. For the avoidance of doubt, Parent and the Company shall be solely liable for, shall, jointly and severally, indemnify each member of the Newco Group against, and shall be entitled to receive and retain all refunds of all Transaction Taxes.

     SECTION 3.02. Distribution Gain Payment. Notwithstanding anything to the contrary in this Agreement, Newco will pay to the Company the Distribution Gain Payment in accordance with the principles of Sections 5.03(a) and 5.03(b) of this Agreement.

     SECTION 3.03. Payment and Liability for Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, the Responsible Party shall remit (or cause to be remitted) in a timely manner to the appropriate Taxing Authority all Transfer Taxes. In any case where any member of the Newco Group is the Responsible Party, Parent and the Company will be liable for, shall, jointly and severally, indemnify each member of the Newco Group against, and shall be entitled to receive refunds of one-half of the applicable Transfer Taxes. In the case where a member of the Newco Group is not the Responsible Party, Newco will be liable for, shall indemnify Parent and each member of the Company Group against, and shall be entitled to receive refunds of one-half of the applicable Transfer Taxes.

     SECTION 3.04. Tax Obligations Arising Under a Pre-Merger Period Tax Sharing Agreement. Except as set forth in this Agreement, any and all existing Tax sharing agreements, arrangements, understandings and practices regarding Taxes and their payment, allocation or sharing between any member of the Company Group and any member of the Newco Group shall be terminated as of the Effective Time and no remaining liabilities thereunder shall exist thereafter. This
Section 3.04 does not address Tax sharing agreements (if any) solely among members of the Newco Group or solely among members of the Company Group.

                                   ARTICLE IV

                         REPRESENTATIONS AND COVENANTS

     SECTION 4.01. Representations of Parent and the Company. Each of Parent and the Company, jointly and severally, represents and warrants to Newco that, as of the date of this Agreement, there is no plan or intention to:

          (a) liquidate any of the members of the Company Group (as comprised immediately before the Effective Time) or merge or consolidate any of such persons with any other person subsequent to the Merger; or

          (b) sell, dispose or cease to use and exploit the assets of any member of the Company Group (as comprised immediately before the Effective Time) subsequent to the Merger, except in the ordinary course of business; or

          (c) take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that is inconsistent with the Intended Tax Treatment.

     SECTION 4.02. Covenants of Parent and the Company. (a) Each of Parent and the Company agrees not to take, and not to permit (or cause) any member of the Post-Merger Company Group to take, any action that would cause the Company to be actually or constructively liquidated within two years of the Effective Time.

          (b) Each of Parent and the Company agrees that on or after the Closing Date, the Company shall not, and shall not permit any member of the Post-Merger Company Group to, make or change any tax election, change any accounting method, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in a material increase in Tax liability of the Company with respect to any Pre-Merger Period.

                                      A-4-7

          (c) Notwithstanding Section 4.01(a) of this Agreement, Parent, the Company and the members of the Post-Merger Company Group shall be permitted to take an action inconsistent with the provisions of Section 4.02(a) of this Agreement if, prior to taking such action, the Company:

             (i) provides notification to Newco of its plans with respect to such action, and promptly responds to any inquiries by Newco following such notification; and

             (ii) obtains and provides to Newco either:

                (A) a Tax Ruling to the effect that such action shall not cause any of the Transactions to be taxable (directly or indirectly) to Newco or the historic shareholders of the Company in a manner other than the Intended Tax Treatment, or

                (B) an opinion, in form and substance acceptable to Newco in its sole discretion, of Cravath, Swaine & Moore LLP (or of other independent counsel that is nationally recognized as being expert in Federal Tax matters and is acceptable to Newco in its sole discretion) to the effect that such action shall not cause any of the Transactions to be taxable to Newco or the historic shareholders of the Company in a manner other than the Intended Tax Treatment.

     SECTION 4.03. Covenants of Newco. Newco agrees that on or after the Closing Date, Newco shall not, and shall not permit any member of the Newco Group to, without the consent of the Company (which consent shall not be unreasonably withheld, condition or delayed) make or change any tax election, change any accounting method, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in a material increase in Tax liability or a reduction of any Tax attribute of the Company, except for actions, inactions or omissions required by (X) any Transaction Agreement or (Y) applicable United States law.

     SECTION 4.04. Consistent Tax and Regulatory Reporting. Parent, Sub, the Company and Newco each agree to report the Transactions as follows, for all Tax purposes (including, without limitation, all U.S. Federal income Tax purposes) and all other regulatory or other reporting purposes (the "Intended Tax Treatment"):

          (a) the Restructuring, including, without limitation, the transfer to Newco of the Covered ECL Technology subject to the License Agreement, will be reported as a transaction described in Section 351 of the Code whereby the Company will receive solely Newco Common Stock;

          (b) the exchange of Company Common Stock for cash and the exchange of Company Common Stock for Newco Common Stock, each pursuant to the Merger, will be reported as a single integrated transaction comprising a taxable sale or exchange of Company Common Stock as described in Section 1001 of the Code and a complete redemption of the remaining Company Common Stock owned by the relevant shareholders within the meaning of Section 302(b)(3) of the Code, respectively.

     SECTION 4.05. Representation of Newco. Newco represents and warrants to Parent and the Company that, as of the date of this Agreement, there is no plan or intention to take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that is inconsistent with the Intended Tax Treatment.

                                   ARTICLE V

                 INDEMNIFICATION; TAX PROCEEDINGS; COOPERATION
                     AND EXCHANGE OF INFORMATION; DISPUTES

     SECTION 5.01.  Indemnification for Breach of Representations and
Covenants. Subject to the provisions of this Article V, Parent and the Company shall, jointly and severally, indemnify, defend and hold harmless Newco from and against, and pay or reimburse Newco for, all liabilities for Taxes as incurred relating to or arising from the breach by Parent or the Company of any of the representations or

                                      A-4-8
covenants set forth in Article IV of this Agreement. Subject to the provisions of this Article V, Newco shall indemnify, defend and hold harmless Parent or the Company from and against, and pay or reimburse Parent or the Company for, all liabilities for Taxes as incurred relating to or arising from the breach by Newco of any of the representations or covenants set forth in Article IV of this Agreement. The obligations to indemnify and hold harmless pursuant to this
Section 5.01 shall terminate at the time the applicable statutes of limitations with respect to the Taxes in question expire (giving effect to any extension thereof); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim to the other party.

     SECTION 5.02. Tax Proceedings. (a) Notification. Within 15 days after a party (the "Indemnitee") becomes aware of the existence of a Tax issue (an "Indemnity Issue") that may give rise to an indemnification claim under Article III or Section 5.01 of this Agreement (a "Tax Controversy"), by it against the other party (the "Indemnifying Party"), the Indemnitee shall promptly notify the Indemnifying Party of the Indemnity Issue, and thereafter shall promptly forward to the Indemnifying Party copies of notices and communications with a Taxing Authority relating to such Tax Controversy (including, without limitation, any IRS revenue agent's reports or similar reports, notices of proposed adjustment, or notices of deficiency).

          (b) Control of Tax Proceedings. The Indemnifying Party may elect to control, and may elect to have sole discretion in handling, settling or contesting any audit inquiry, information request, audit proceedings, suit, contest or any other action with respect to a Tax Controversy for which it would be required to indemnify the other party if it acknowledges in writing that it has sole liability for any Taxes that might arise in such proceeding. Notwithstanding anything to the contrary herein, the Indemnifying Party shall, upon the written request of the Indemnitee, keep the Indemnitee informed of all material developments relating to the applicable Tax Controversy and the Indemnitee may, at its own cost and expense and with its own counsel, monitor and participate in (but not control) the defense of such applicable Tax Controversy. The Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, any Tax proceeding with respect to a Tax Controversy on a basis that would adversely affect the Indemnitee without obtaining the Indemnitee's written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, if the Indemnitee unreasonably withholds such consent to any such settlement, compromise or discharge recommended by the Indemnifying Party, then the Indemnifying Party (i) shall not in any event be obligated to indemnify the Indemnitee, or otherwise be responsible, for any amount in excess of the amount of the settlement, compromise or discharge so recommended by the Indemnifying Party and (ii) shall be entitled to reimbursement of the fees and expenses of counsel incurred by the Indemnifying Party after the date on which the recommendation was made to the Indemnitee in the event the final and unappealable judgment in such Tax Controversy exceeds the amount of the settlement, compromise or discharge so recommended. The Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, any Tax Controversy without obtaining the Indemnifying Party's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any out-of-pocket costs incurred in handling, settling or contesting a Tax Controversy shall be borne by the Indemnifying Party.

     SECTION 5.03. Indemnification Payments. (a) If an Indemnitee has a claim for an indemnification payment from an Indemnifying Party under this Agreement, the Indemnitee shall promptly provide to the Indemnifying Party notice of such claim, including a description of such claim and a detailed calculation of the amount of the indemnification payment that is claimed. The Indemnifying Party shall pay the amount of such indemnification obligation to the Indemnitee no later than 10 business days prior to the Due Date for the payment of the relevant Tax or 10 business days after the Indemnifying Party receives the Indemnitee's calculations of the Indemnifying Party's indemnification obligation hereunder, whichever occurs last, unless the Indemnifying Party reasonably disputes the amount of, or its liability for, such payment. Interest shall accrue with respect to any indemnification payment (including, without limitation,

                                      A-4-9
any disputed payment that is ultimately required to be made) not made within the period provided for payment, at the Underpayment Rate in effect under the Code at such time.

          (b) The amount of all indemnification obligations under this Agreement (other than the Distribution Gain Payment) shall be calculated on an after-tax basis (without taking into account any net operating loss or other similar tax credit or item available to offset such amount). Any payments made to one party by another party pursuant to this Agreement shall be treated for all Tax purposes as nontaxable payments (distributions or capital contributions, as the case may be) made immediately prior to the Merger, unless, and then only to the extent, otherwise required by a Final Determination.

          (c) All indemnification payments under this Agreement shall be reduced to take account of the present value of any net Tax benefit (including, but not limited to, any current or future deductions, any reduction of income or gain upon a sale, disposition, conveyance, license or other similar transaction as a result of increased Tax basis, any Tax refunds received, any use of a credit of Taxes and any increase in the amount of losses, reliefs, allowances or other similar Tax attributes) realized by the Indemnitee in connection with or otherwise arising (directly or indirectly) from a Tax Controversy. Upon the written request of the Indemnifying Party, the Indemnitee shall provide the amount of the Tax benefit realized by the Indemnitee in connection with or otherwise arising (directly or indirectly) from a Tax Controversy together with reasonable detail with respect to such calculation. In computing the amount of any such Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification payment hereunder or from a Tax Controversy. The Indemnitee shall cooperate fully with all commercially reasonable requests from the Indemnifying Party in connection with determining the present value of such net Tax benefit.

     SECTION 5.04. Cooperation and Exchange of Information. (a) Each member of the Company Group, Post-Merger Company Group, and the Newco Group shall cooperate fully with all reasonable requests from the other party in connection with the preparation and filing of Tax Returns, claims for refund, and Tax proceedings concerning issues or other matters covered by this Agreement. Such cooperation shall include, without limitation:

             (i) the retention until the expiration of the applicable statute of limitations (taking into account any extensions or waivers thereof), and the provision upon request, of Tax Returns, books, records (including, without limitation, information regarding ownership and Tax basis of property), documentation and other information relating to the Tax Returns, including accompanying schedules, related work papers, and any other documents relating to rulings or other determinations by Taxing Authorities;

             (ii) the execution of any document that may be necessary or reasonably helpful in connection with any Tax proceeding, or the filing of a Tax Return or refund claim by a member of the Company Group or Newco Group, including certification, to the best of a party's knowledge, of the accuracy and completeness of the information it has supplied; and

             (iii) the use of the parties' reasonable best efforts to obtain any documentation that may be necessary or reasonably helpful in connection with any of the foregoing.

     Each party shall use its reasonable best efforts to make its employees and facilities available on a reasonable and mutually convenient basis in connection with the foregoing matters.

     (b) If a party fails to comply with any of its obligations set forth in
Section 5.04(a) of this Agreement upon reasonable request and notice by the other party, and such failure results in the imposition of additional Taxes, the nonperforming party shall be liable in full for such additional Taxes.

     SECTION 5.05. Retention of Information. Without limiting Section 5.04(a)(i) of this Agreement, if a party wishes to dispose of documentation of the Company or Newco or any member of its respective Group, including, without limitation, books, records, Tax Returns and all supporting schedules and information relating thereto after the expiration of the applicable statute of limitations (taking into account

                                      A-4-10
any extensions or waivers thereof), then it shall provide written notice to the other party describing the documentation to be destroyed or disposed of 60 days prior to taking such action. The other party may arrange to take delivery of the documentation described in the notice at its expense during the succeeding 60-day period.

     SECTION 5.06. Disputes. If the parties disagree as to the calculation of any Tax or the amount of (but not liability for) any payment to be made under this Agreement, the parties shall cooperate in good faith to resolve any such dispute, and any agreed-upon amount shall be promptly paid to the appropriate party. If the parties are unable to resolve such dispute within 30 days thereafter, such dispute shall be resolved by a nationally recognized law firm or independent accounting firm mutually acceptable to the Company and Newco or, if the Company and Newco are not able to so agree within 10 days after the end of such 30-day period, then the Company and Newco shall each select such a firm and such firms shall jointly select a third nationally recognized law firm or independent accounting firm to resolve the disputed matter (such firm or firms, the "Neutral Expert"). In all cases, the firm (or, if applicable, each of the firms) selected to serve as the Neutral Expert shall designate a partner who has had no prior contact with either party to receive and review any and all submissions from the parties. The parties shall instruct the Neutral Expert to render its decision in written form and as promptly as practicable, but in no event later than 45 days after its selection. The decision of the Neutral Expert shall be final and binding. The fees and expenses incurred in connection with such decision shall be shared by the Company and Newco in proportion to the final allocation of the Tax liability in dispute. Following the decision of the Neutral Expert, the parties shall each take (or cause to be taken) any action that is necessary or appropriate to implement such decision, including the filing of amended Tax Returns.

                                   ARTICLE VI

                           MISCELLANEOUS AND GENERAL

     SECTION 6.01. Modification or Amendment. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of all of the respective parties hereto.

     SECTION 6.02. Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Agreement shall automatically and simultaneously terminate. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement. It is understood that the consummation of the Merger shall not constitute a termination of this Agreement.

     SECTION 6.03. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice)

          (a) if to the Company (from and after the Effective Time) or to Parent or Sub, to

           Roche Holdings LTD
           Grenzaherstrasse 124
           CH-4070 Basel
           Switzerland

           Attention: Bruno Maier
           Fax: +41 61 688 3196

                                      A-4-11
           with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, NY 10017

           Attention:  Ulrika Ekman
           Fax: (212) 450-3800

          (b) if to the Company (prior to the Effective Time) or to Newco, to

           IGEN International, Inc.
           16020 Industrial Drive
           Gaithersburg, MD 20877

           Attention:  President
           Fax: (301) 208-3789

           with a copy to:

           Cravath, Swaine & Moore LLP
           825 Eighth Avenue
           New York, New York 10019

           Attention:  Philip A. Gelston
                       Sarkis Jebejian
           Fax: (212) 474-3700

     SECTION 6.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall not be deemed to be followed by the words "without limitation", unless so specified. The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     SECTION 6.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 6.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

     SECTION 6.07. Entire Agreement; Third-Party Beneficiaries. This Agreement taken together with the other Transaction Agreements, the Confidentiality Agreement and the Letter Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the

                                      A-4-12
parties with respect to the subject matter hereof and thereof. Except for
Section 3.01(a), Section 3.01(b), Section 3.03, Section 5.04 and Section 5.05 of this Agreement, nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

     SECTION 6.08. Certain Obligations. Whenever this Agreement requires any of the subsidiaries of any party to take any action, this Agreement will be deemed to include, without limitation, an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, for the avoidance of doubt, at any time after the Effective Time, Newco and its subsidiaries shall not be considered to be subsidiaries of the Company.

     SECTION 6.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 6.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, the parties acknowledge and agree that the conversion of Newco in accordance with Section 2.01 of the Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 6.11. Enforcement; Consent to Service of Process. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any Transaction, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and
(iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

     SECTION 6.12. Extension; Waiver. At any time prior to the Restructuring, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                      A-4-13

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective duly authorized officer as of the date first set forth above.

                                          ROCHE HOLDING LTD

                                          By     /s/ DR. FRANZ B. HUMER
                                            ------------------------------------
                                             Name: Franz B. Humer
                                             Title:  President and Chairman

                                          By       /s/ ERICH HUNZIKER
                                            ------------------------------------
                                             Name: Erich Hunziker
                                             Title:  Chief Financial Officer

                                          66 ACQUISITION CORPORATION II

                                          By       /s/ GOTTLIEB KELLER
                                            ------------------------------------
                                             Name: Gottlieb Keller
                                             Title:  President

                                          IGEN INTERNATIONAL, INC.

                                          By    /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title:  Chairman and Chief
                                                     Executive Officer

                                          IGEN INTEGRATED HEALTHCARE, LLC

                                          By      /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                             Name: Richard J. Massey
                                             Title:  President and Chief
                                                     Operating Officer

                                      A-4-14

                                                                         ANNEX 5

                                    ONGOING
                              LITIGATION AGREEMENT

     THIS ONGOING LITIGATION AGREEMENT (the "Agreement") is entered into this 24th day of July, 2003 by and between IGEN INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, ("IGEN"), ROCHE DIAGNOSTICS GMBH (formerly Boehringer Mannheim GmbH), a company duly organized and validly existing under the laws of the Federal Republic of Germany, and ROCHE DIAGNOSTICS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Indiana (collectively "Roche") (collectively, the "Parties").

                                    RECITALS

     WHEREAS, simultaneously with the execution and delivery of this Agreement, Roche Holding Ltd and IGEN, together with certain other specified parties, have executed an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which an Affiliate of Roche will merge with and into IGEN; and

     WHEREAS, IGEN and Roche agree that it is in their best interests that the Parties take certain actions in connection with the following legal proceedings involving the Parties: Igen International Inc. v. Roche Diagnostics GmbH, Case No. PJM 97CV3461 (D. Md. filed October 15, 1997), appealed as Appeal No. 02-1537 (4th Circuit decided July 9, 2003), and any successor action (the "Maryland Contract Action"), Igen International Inc. v. Roche Diagnostics GmbH and Roche Diagnostics Inc., Case No. PJM 03CV2000 (D. Md. filed July 9, 2003) and any successor action (the "Maryland Patent Action"), and Igen International Inc. v. Roche Diagnostics GmbH and Roche Diagnostics Inc., File No. LG Dusseldorf 4b O 258/03 (Dusseldorf, Germany filed July 9, 2003) and any successor action (the "German Patent Action"); and

     WHEREAS, IGEN and Roche agree that the actions contemplated by this Agreement be without prejudice to either Party with regard to any action that either Party might have taken in the Maryland Contract Action, the Maryland Patent Action or the German Patent Action, including the filing of a preliminary injunction by IGEN in the Maryland Patent Action, and the filing of an interlocutory injunction by IGEN in addition to the German Patent Action.

     NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     As used in this Agreement, capitalized terms shall have the respective meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Merger Agreement:

     1.1 Affiliate. "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan shall be deemed an Affiliate of Roche for purposes of this Agreement. Neither Meso Scale Diagnostics, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 nor Meso Scale Technologies, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 shall be deemed an Affiliate of IGEN for purposes of this Agreement.

                                      A-5-1

     1.2 Commercial Agreements. "Commercial Agreements" shall have the meaning set forth in the Merger Agreement.

     1.3 Effective Time. "Effective Time" shall have the meaning as set forth in the Merger Agreement.

     1.4 Fourth Circuit. "Fourth Circuit" shall mean the U.S. Court of Appeals for the Fourth Circuit.

     1.5 Fourth Circuit Opinion. "Fourth Circuit Opinion" shall mean the opinion of the Fourth Circuit issued on July 9, 2003 in the Maryland Contract Action.

     1.6 German Joint Motion to Stay. "German Joint Motion to Stay" shall mean the joint motions to stay the German Patent Action in the forms attached hereto as Appendix A.

     1.7 German Patent Action. "German Patent Action" shall have the meaning set forth in the Recitals, or any re-filing thereof as contemplated by Section
2.4 and the German Patent Interlocutory Injunction.

     1.8 German Patent Interlocutory Injunction. "German Patent Interlocutory Injunction" shall mean an interlocutory injunction proceeding ("Einstweiliges Verfugungsverfahren") directed at the same or part of the same matter under dispute as the German Patent Action.

     1.9 Governmental Entity. "Governmental Entity" shall mean any domestic or foreign (whether a national, federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign.

     1.10 IGEN/Roche Actions. "IGEN/Roche Actions" shall mean the Maryland Patent Action and the German Patent Action.

     1.11 License Agreement. "License Agreement" shall mean the License and Technology Agreement between IGEN and Roche Diagnostics, GmbH (formerly Boehringer Mannheim, GmbH) dated as of September 23, 1992.

     1.12 Maryland Contract Action. "Maryland Contract Action" shall have the meaning set forth in the Recitals.

     1.13 Maryland District Court. "Maryland District Court" shall mean United States District Court for the District of Maryland, Southern Division located in Greenbelt, Maryland.

     1.14 Maryland Joint Motion. "Maryland Joint Motion to Stay" shall mean the joint motion to stay the Maryland Patent Action and proposed form of Order in the forms attached hereto as Appendix B.

     1.15 Maryland Patent Action. "Maryland Patent Action" shall have the meaning set forth in the Recitals, or any re-filing thereof as contemplated by
Section 2.4.

     1.16 Merger. "Merger" shall mean the "Merger" as defined in the Merger Agreement.

     1.17 Merger Agreement. "Merger Agreement" shall have the meaning set forth in the Recitals.

     1.18 Person. "person" shall mean any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

     1.19 Transaction Agreements. "Transaction Agreements" shall have the meaning set forth in the Merger Agreement.

     1.20 Termination Date. "Termination Date" shall mean the earlier to occur of: (i) the Effective Time, or (ii) the termination of the Merger Agreement in accordance with its terms.

                                      A-5-2

                                   ARTICLE II

                             STAND STILL PROVISIONS

     2.1 Maryland Patent Action. Immediately following the execution and delivery of this Agreement, the Parties shall file, or cause to be filed, the Maryland Joint Motion to Stay with the Maryland District Court. Until the Termination Date, each of the Parties agrees, and shall cause its Affiliates, to take such further actions as may be reasonably necessary, appropriate, desirable, or required in order to facilitate the Maryland District Court entering and maintaining the order contemplated by the Maryland Joint Motion to Stay.

     2.2 Maryland Contract Action. Roche agrees for itself and its Affiliates that it shall file or cause to be filed any and all motions, pleadings and documents in the Maryland Contract Action appropriate or necessary to withdraw its petition for panel rehearing filed on July 23, 2003. Each of the Parties agrees, for itself and its Affiliates, that: (i) it shall not take any action or file any additional motions or pleadings in the Maryland Contract Action, including any further motions for rehearing or rehearing en banc that may be or could be filed with the Fourth Circuit, or any petition for writ of certiorari to the United States Supreme Court, in the Maryland Contract Action; (ii) it shall take any and all action that may reasonably be required or necessary in order to stay, or withdraw with the right to refile, any motion filed prior to the date hereof in the Maryland District Court with respect to the Maryland Contract Action that remains pending; and(iii) any time periods or limitations with respect to the right of any Party to appeal any order of the Maryland District Court entered in the Maryland Contract Action on or after the date hereof shall be tolled until the Termination Date.

     2.3 German Patent Action The Parties specifically agree that IGEN shall be authorized to proceed to serve or have served on Roche, and that Roche shall be authorized to indicate to the court its intention to defend itself in, the German Patent Action. The Parties further agree to jointly take all steps necessary to stay the German Patent Action after service especially by requesting a stay ("Ruhen des Verfahrens gemaSS sec. 251 ZPO") until the Termination Date by filing German Joint Motion to Stay within a week after the date of this Agreement. Roche will refrain from taking any steps to achieve a dismissal of the German Patent Action at any time before the Termination Date. However, to the extent that dismissal occurs before the Termination Date, Roche and IGEN shall take all steps necessary promptly to re-instate the German Patent Action through to the Termination Date.

     2.4 Subsequent Actions. (a) Notwithstanding anything to the contrary contained in this Agreement, IGEN shall, upon advice of counsel in order to preserve its legal rights being asserted in the IGEN/Roche Actions, be permitted to withdraw and promptly re-file any of the IGEN/Roche Actions and such withdrawal and re-filing shall not be a violation of any of IGEN's obligations hereunder. Such refiled actions shall be within the definition of the IGEN/Roche Actions. Roche covenants and agrees that it shall not object to the withdrawal and re-filing of a complaint or other pleading in any of the IGEN/ Roche Actions.

     (b) Promptly after the Effective Time: (i) IGEN shall, and shall cause its Affiliates to, withdraw and terminate each of the IGEN/Roche Actions and use its reasonable best efforts to cause the dismissal of such actions as soon thereafter as practicable; and (ii) Roche shall, and shall cause its Affiliates to, cooperate and use its reasonable best efforts to cause the dismissal of the IGEN/Roche Actions. If the pleadings, motions, filings and other submissions to or with the courts having jurisdiction over the IGEN/ Roche Actions would adversely impact the intellectual property of IGEN Integrated Healthcare, LLC (or any successor thereto), then such pleading, filing or submission shall be made only after IGEN and Roche have received the prior written consent of IGEN Integrated Healthcare, LLC. (or any successor thereto), which consent shall not be unreasonably withheld, conditioned or delayed. IGEN Integrated Healthcare, LLC., shall be a third party beneficiary of this provision and shall be entitled to enforce this right as though it were a party hereto.

                                      A-5-3

                                   ARTICLE 3

                       ONGOING OBLIGATIONS AND COVENANTS

     3.1 Covenant of Cooperation. (a) Each Party agrees, for itself and its Affiliates, to cooperate with the other Party in all reasonable respects, including in the preparation, execution and filing of all necessary or appropriate papers with the appropriate forums, to consummate and carry out the purposes and intent of each of the provisions of Article 2 of this Agreement.

     (b) Each of the Parties agrees, for itself and its Affiliates, that prior to the Termination Date it shall take all further necessary steps and actions before the court or courts having jurisdiction over of the IGEN/Roche Actions to avoid dismissal of the complaints pending in each of those cases prior to the Termination Date; provided, however, that to the extent that either of the IGEN/Roche Actions is dismissed by the court having jurisdiction in the matter for any reason prior to the Termination Date, Roche shall not oppose (and if necessary take appropriate action to allow) the taking by IGEN of all steps reasonably necessary or desirable to re-instate the IGEN/Roche Action so dismissed.

     3.2 No Inconsistent Actions. Each of the Parties, for itself and its Affiliates, agrees not to take any action before the Termination Date in derogation of or inconsistent with the obligations specified in this Agreement, including filing or prosecuting (other than requesting or providing for service of process and indicating an intention to defend as contemplated by Section 2.3) any inter partes or ex parte proceedings anywhere in the world in any court, patent office or other governmental relating to the subject matter of the IGEN/Roche Actions or to any of the patents that are the subject of any of the IGEN/Roche Actions, or any patent in any country claiming priority to any of the applications to which the patents in suit claim priority.

     3.3 Covenant Not To Sue. IGEN agrees that it shall not commence any new patent suit or prosecute any patent suit against Roche for any acts of Roche occurring between the date of the termination of the License Agreement through to (but not subsequent to) the Termination Date that, if taken prior to termination of the License Agreement, would have been within the scope of the license granted under the License Agreement. Nothing in this Agreement shall preclude IGEN or any of its Affiliates from asserting or filing, and IGEN for itself and each of its Affiliates reserves the right to assert and file, any claim, suit, action and proceeding against Roche and any of its Affiliates for any acts taken after the date of the termination of the License Agreement that are not within the scope of the license granted under the License Agreement.

     3.4  Compliance with Judgment.

     (a) Until the Effective Time, each of IGEN and Roche shall, and shall cause each of its Affiliates to, comply with all of its obligations under and in respect of the final judgment entered by the United States District Court for the District of Maryland in the License Litigation on February 15, 2002 (the "Final Judgment") (as modified by the Court of Appeals Opinion) or any final judgment entered not inconsistent with the mandate to be returned by the United States Court of Appeals for the Fourth Circuit in connection with the Court of Appeals Opinion.

     (b) Each of IGEN and Roche shall, and shall cause each of its Affiliates to, take any and all action necessary to cause the United States District Court for the District of Maryland to enter a final judgment not inconsistent with the mandate to be returned by the United States Court of Appeals for the Fourth Circuit in connection with the Court of Appeals Opinion.

     3.5 Preservation of Rights. The Parties agree that nothing in this Agreement can be construed as a waiver of any rights, and is without prejudice to the ability, of both Parties to prosecute the IGEN/Roche Actions, and any other actions not prosecuted as a result of this Agreement, after the Termination Date. Without limiting the generality of the foregoing, Roche covenants and agrees that it shall not, and shall not permit any of its Affiliates, to argue or assert that the period between the date of this Agreement and the Termination Date constitutes undue or unreasonable delay (or advancing any similar or comparable argument) in IGEN's filing for or seeking a motion for a preliminary injunction or an interlocutory

                                      A-5-4
injunction in either of the IGEN/Roche Actions or that any such motion was not timely filed as a result of IGEN's complying with its obligations under this Agreement.

                                   ARTICLE 4

                                    PAYMENTS

     4.1  Payments.

     (a) Not later than two Business Days after the date of this Agreement, Roche shall pay to IGEN $18.6 million as full payment of the compensatory damages awarded in the Maryland Contract Action.

     (b) Not later than two Business Days after the date of this Agreement, Roche shall pay to IGEN $10.62 million as full payment to IGEN for royalties due and payable under the License Agreement for sales made in the second calendar quarter ended June 30, 2003.

     (c) Not later than two Business Days after the date of this Agreement, Roche shall pay to IGEN $5.0 million as partial consideration for this Agreement.

     (d) On the last Business Day of each month during the term of this Agreement, commencing in August, 2003, Roche shall pay to IGEN $5.0 million as partial consideration for this Agreement; provided, however, that with respect to the month in which the Termination Date occurs, Roche shall pay to IGEN immediately prior to the Effective Time (or, if such Termination Date occurred as a result of a termination of the Merger Agreement, on or prior to the second Business Day following such Termination Date) a pro rata portion of such monthly amount based on the number of days in such month to, but excluding, the Termination Date.

     (e) Any payment due to IGEN under this Agreement shall be paid by wire transfer of immediately available funds on the date such payment is due. All payments due under this Agreement shall be made in U.S. dollars.

     (f) IGEN agrees and acknowledges that no additional royalty payments are or will be due or payable under the License Agreement for any period prior to the date hereof or during the term of this Agreement.

     (g) For purposes of this Article 4, "Business Day" shall mean any day other than a Saturday, Sunday and any day on which the banks in Germany, Switzerland or the United States or the federal courts in the United States are permitted or required by applicable Law to close.

                                   ARTICLE 5

                                   [RESERVED]

                                   ARTICLE 6

                              TERM AND TERMINATION

     6.1 Term. Except as provided in Section 6.2, below, unless otherwise agreed by the Parties, this Agreement shall remain in full force and effect from and after the date first set forth above until the Termination Date.

     6.2  Termination.

     IGEN may, in its sole discretion, terminate this Agreement if Roche fails to make any payment when due, which failure has not been cured within ten days after IGEN has delivered to Roche written notice thereof.

     6.3 Consequences of Termination. In the event of any termination or expiration of this Agreement, IGEN shall be entitled to continue to prosecute the IGEN/Roche Actions without delay and both Parties covenant and agree that it shall not use this Agreement or any actions taken by any of the Parties hereunder for any purpose, including as evidence in or in support of any allegation made in, or any possible
                                      A-5-5
defense to, the IGEN/Roche Actions. Notwithstanding the expiration or termination of this Agreement, the provisions of Articles 1 and 8, and Sections 2.4, 3.3, 3.5, 4.1(d), 4.1(e) and 6.3, shall survive.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

     Each Party hereby represents and warrants to the other that: (i) it has not filed or commenced any suit, claim, demand, proceeding or action ("Action") against the other Party and there is no such Action pending against the other Party, other than for the Maryland Contract Claim, the Maryland Patent Action, and the German Patent Action; and (ii) no consent, notice, approval, authorization, waiver or permit, to or from any person (other than the consent attached hereto), including any Governmental Entity or third party is required to be obtained or made by in connection with its execution, delivery and performance of this Agreement.

                                   ARTICLE 8

                                 MISCELLANEOUS

     8.1 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

     8.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent may be granted or withheld in the sole and absolute discretion of the non-assigning Party. In addition, IGEN agrees that this Agreement shall not be assigned or assignable to IGEN Integrated Healthcare, LLC as a part of the transactions contemplated by the Merger Agreement and shall remain a Continuing Company Asset as that term is defined in the Restructuring Agreement. Any assignment not in accordance with this Section 8.2 shall be void.

     8.3 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

     In the case of IGEN:

     IGEN International, Inc.
     16020 Industrial Drive
     Gaithersburg, Maryland 20877
     United States of America
     Attention: President
     Fax: (301) 208-3789

     with copies to:

     Cravath, Swaine & Moore LLP
     825 Eighth Avenue
     New York, NY 10019

                                      A-5-6

     Attention: Philip A. Gelston
               Sarkis Jebejian
     Fax: (212) 474-3700

     Wilmer, Cutler & Pickering
     2445 M Street, N.W
     Washington, DC 20037

     Attention: Howard M. Shapiro
               Louis R. Cohen
     Fax: (202) 663-6363

     Finnegan, Henderson, Farabow,
     Garrett & Dunner, L.L.P.
     1300 I Street, N.W
     Washington, DC 20005

     Attention: Donald R. Dunner
     Fax: (202)408-4400

     In the case of Roche Diagnostics GmbH:

     Roche Diagnostics GmbH
     Sandhofer Strasse 116
     D-68305 Mannheim
     Federal Republic of Germany

     Attention: Legal Department
     Fax: 011-49-621-759-4461

     In the case of Roche Diagnostics Corporation

     Roche Diagnostics Corporation
     9115 Hague Road
     Indianapolis, Indiana 46250

     Attention: Steve Oldham
     Fax: (317) 521-3082

     with copies, in the case of Roche Diagnostics, GmbH or Roche Diagnostics Corporation, to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, NY 10017

     Attention: Ulrika Ekman
     Fax: (212) 450-3800

     8.4 Headings. The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     8.5 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

                                      A-5-7

     8.6 Independent Contractors. In granting, performing or exercising rights under this Agreement, Roche and IGEN are and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between IGEN and Roche. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

     8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     8.8 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the Merger Agreement or any of the Transaction Agreements or Commercial Agreements specified therein, including the Covenants Not to Sue (as defined in the Merger Agreement);

     (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

     (f) the term "include" or "including" shall mean "including without limitation";

     (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if"; (h) the term "or" is not exclusive; and

     (i) the Appendices to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     8.9 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     8.10 Entire Agreement; Amendment. This Agreement, taken together with the other Transactions Agreements, the Commercial Agreements, the Confidentiality Agreement and the Letter Agreement, embodies the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto.

     8.11  No Third Party Beneficiary Rights.  Except for the provisions of
Section 2.4(b) related to dismissal of the IGEN/Roche Actions following the Termination Date, nothing contained in this

                                      A-5-8

Agreement is intended to confer upon any person other than the Parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

     8.12 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall not become effective unless and until (i) signed and delivered by all Parties; and
(ii) joined by Meso Scale Diagnostics, LLC. and Meso Scale Technologies, LLC. as evidenced by each of those companies signing the Joinder set forth on the signature page herof.

     8.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.14 Enforcement; Consent to Service of Process. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court of the United States of America sitting in New York City, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself exclusively to the personal jurisdiction of any New York state court or any Federal Court of the United States sitting in New York City in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than in any New York state court or any Federal court of the United States of America sitting in New York City and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.

     IN WITNESS WHEREFORE, the Parties have caused this Agreement to be executed on its behalf by its duly authorized representative, all as of the date first above written.

                                         IGEN INTERNATIONAL, INC.

                                         by       /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                            Name: Richard J. Massey
                                            Title:  President and Chief
                                            Operating Officer

                                          ROCHE DIAGNOSTICS GMBH

                                          by        /s/ C.J. RUETSCH
                                            ------------------------------------
                                             Name: Claus-Joerg Ruetsch
                                             Title:  General Counsel

                                      A-5-9
                                          by    /s/ HEINO VON PRONDZYNSKI
                                             -----------------------------------
                                             Name: Heino Von Prondzynski
                                             Title:  Authorized Signatory

                                          ROCHE DIAGNOSTICS CORPORATION

                                          by       /s/ STEVE A. OLDHAM
                                            ------------------------------------
                                             Name: Steve A. Oldham
                                             Title: Vice President, General
                                                    Counsel and Secretary

     JOINDER: EACH OF MESO SCALE TECHNOLOGIES, LLC., A DELAWARE LIMITED LIABILITY COMPANY AND MESO SCALE DIAGNOSTICS, LLC., A DELAWARE LIMITED LIABILITY COMPANY JOINS THIS ONGOING LITIGATION AGREEMENT SOLELY TO CONFIRM THAT IT AGREES TO BE BOUND BY SECTION 3.3 AND ARTICLE 8 OF THIS AGREEMENT AS THOUGH IT WERE IGEN FOR THIS PURPOSE.

                                         MESO SCALE TECHNOLOGIES, LLC.
                                         A Delaware Limited Liability Company

                                         By:    /s/ JACOB N. WOHLSTADTER
                                            ------------------------------------
                                             Print Name: Jacob N. Wohlstadter
                                             Title: President and Chief
                                             Executive Officer
                                             Date: July 24, 2003

                                          MESO SCALE DIAGNOSTICS, LLC.
                                          A Delaware Limited Liability Company

                                          By:   /s/ JACOB N. WOHLSTADTER
                                            ------------------------------------
                                              Print Name: Jacob N. Wohlstadter
                                              Title: President and Chief
                                              Executive Officer
                                              Date: July 24, 2003

                                      A-5-10

                                                                         ANNEX 6

                          GLOBAL CONSENT AND AGREEMENT

     GLOBAL CONSENT AND AGREEMENT (this "AGREEMENT") dated as of July 24, 2003 among Roche Holding Ltd, a joint stock company organized under the laws of Switzerland ("PARENT"), IGEN International, Inc., a Delaware corporation (the "COMPANY"), IGEN Integrated Healthcare, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("NEWCO"), Meso Scale Diagnostics, LLC., a Delaware limited liability company ("MSD"), Meso Scale Technologies, LLC., a Delaware limited liability company ("MST"), Jacob Wohlstadter, an individual whose business address is MSD, 9238 Gaither Road, Gaithersburg, MD 20877 ("JW"), and JW Consulting Services, L.L.C., a Delaware limited liability company ("JWCS").

                                  WITNESSETH:

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company, Newco, Parent and 66 Acquisition Corporation II, a Delaware corporation and a wholly owned subsidiary of Parent ("SUB"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which, among other things and on the terms and subject to the conditions set forth therein, Sub will merge (the "MERGER") with and into the Company;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and Newco are entering into an agreement (the "RESTRUCTURING AGREEMENT") pursuant to which, prior to the Effective Time (as defined in the Merger Agreement), the Restructuring (as defined in the Restructuring Agreement) will be effected, as part of which (a) certain of the assets of the Company, including the Company's limited liability membership interests in MSD, and the Company's rights under and in respect of the MSD Agreements (as defined below) will be transferred to Newco or one or more of Newco's Subsidiaries and (b) Newco or one or more of its Subsidiaries will assume the Assumed Liabilities (as defined in the Restructuring Agreement), including the Company's liabilities and obligations under and in respect of the MSD Agreements;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company, Newco, MSD, MST, JW and JWCS are entering into a certain letter agreement (the "LETTER AGREEMENT") that contemplates, among other things, certain agreements, arrangements and contributions in connection with the Transactions in consideration thereof and in consideration of the execution and delivery by MSD, MST, JW and JWCS of this Agreement; and

     WHEREAS, the Company and MST are the sole members of MSD;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "ACTION" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity or similar Person or body.

          An "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the avoidance of doubt, (i) none of MSD, MST, JW, JWCS, Hyperion Catalysis International, a California corporation, Wellstat Biologics Corporation, a Delaware corporation, Wellstat Therapeutics Corporation, a California corporation, Proteinix Corporation, a Delaware corporation, and Integrated

                                      A-6-1

     Chemical Synthesizers, Inc., a Delaware corporation, is an Affiliate of the Company or Newco for purposes of this Agreement, and (ii) neither Genentech, Inc., a Delaware corporation, nor Chugai Pharmaceutical Co., Ltd, a Japanese company, is an Affiliate of Parent for purposes of this Agreement.

          "CONSENT TO LICENSE AGREEMENT" means the Consent by MSD and MST to the License Agreement and attached thereto.

          "CONTINUING LICENSEE SUBSIDIARY" means IGEN LS LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company.

          "COVENANTS NOT TO SUE" means the Covenants Not to Sue dated as of the date hereof among Newco, Parent, R Diagnostics, MSD and MST.

          "EMPLOYMENT AGREEMENT" means the Employment Agreement dated as of August 15, 2001 among MSD, the Company, MST and JW.

          "GOVERNMENTAL ENTITY" means any domestic or foreign (whether national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

          "I/R CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated October 8, 2001 among the Company, R Diagnostics and F. Hoffmann-La Roche Ltd.

          "JOINDER OF THE ONGOING LITIGATION AGREEMENT" means the Joinder by MSD and MST to Section 3.3 and Article 8 of the Ongoing Litigation Agreement and attached thereto.

          "LIABILITIES" means any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

          "LICENSE AGREEMENT" means the License Agreement dated as of the date of this Agreement between the Company and the Continuing Licensee Subsidiary.

          "LLC AGREEMENT" means the Limited Liability Company Agreement of MSD dated as of November 30, 1995 by and between MST and the Company.

          "M/R CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated April 28, 2003 among the Company, MSD, R Diagnostics and F. Hoffmann-La Roche Ltd.

          "MSD AGREEMENTS" means all of the Contracts (as defined below) and understandings, whether oral or written, between MSD or any of its Affiliates or employees, on the one hand, and the Company or any of its Subsidiaries (other than Newco), on the other hand, including, but not limited to the agreements set forth on Schedule A to this Agreement, other than any stock option agreements between the Company and any employee of MSD (including all stock option agreements with JW granted to him in his capacity as a consultant to the Company).

          "MSD TRANSACTION DOCUMENTS" means (i) with respect to MSD and MST, the Consent to License Agreement, the Joinder of the Ongoing Litigation Agreement, and the Covenants Not to Sue, (ii) with respect to the Company, the License Agreement and the Ongoing Litigation Agreement, (iii) with respect to Newco, the Covenants Not to Sue, (iv) with respect to Parent, the Covenants Not to Sue and the Ongoing Litigation Agreement and (v) with respect to R Diagnostics, the Ongoing Litigation Agreement.

          "ONGOING LITIGATION AGREEMENT" means the Ongoing Litigation Agreement entered into on the date of this Agreement by and between the Company, R Diagnostics and Roche Diagnostics Corporation, an Indiana corporation.

                                      A-6-2

          "PCR LICENSE AGREEMENT" means the PCR License Agreement dated as of the date of this Agreement among Newco, R Diagnostics, F. Hoffmann-LaRoche Ltd, a Swiss limited liability company, and Roche Molecular Systems, Inc., a Delaware corporation.

          "PCR SERVICES AGREEMENT" means the License Agreement (Human IVD Services and Animal Diagnostic Services) dated as of the date of this Agreement among Newco, R Diagnostics, F. Hoffmann-LaRoche Ltd, a Swiss limited liability company, and Roche Molecular Systems, Inc., a Delaware corporation.

          A "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          "POST-CLOSING COVENANTS AGREEMENT" means the Post-Closing Covenants Agreement dated as of the date of this Agreement among Parent, the Company and Newco.

          "R DIAGNOSTICS" means Roche Diagnostics GmbH, a German limited liability company.

          A "SUBSIDIARY" of any Person means another Person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. For the avoidance of doubt, neither Genentech, Inc., a Delaware corporation, nor Chugai Pharmaceutical Co., Ltd, a Japanese company, shall be deemed to be a Subsidiary of Parent for purposes of this Agreement.

          "TRANSACTION AGREEMENTS" means (i) this Agreement, (ii) the Merger Agreement, (iii) the Restructuring Agreement, (iv) the Post-Closing Covenants Agreement, (v) the Tax Allocation Agreement dated as of the date hereof among Parent, Sub, the Company and Newco, (vi) the Ongoing Litigation Agreement, (vii) the Release and Agreement dated as of the date hereof among the Company, Newco, Hyperion Catalysis International, Wellstat Biologics Corporation, Wellstat Therapeutics Corporation, Proteinix Corporation and Integrated Chemical Synthesizers, Inc., (viii) the License Agreement, (ix) the Improvements License Agreement dated as of the date hereof between R Diagnostics and the Company, (x) the Covenants Not to Sue,
     (xi) the PCR License Agreement and (xii) the PCR Services Agreement.

          "TRANSACTIONS" means the transactions contemplated by this Agreement and the other Transaction Agreements.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     Except for Section 2.05, with respect to which only MSD, MST and JWCS shall be deemed to have made the representations and warranties set forth therein, each of (a) MSD and MST represents and warrants, severally and not jointly, to Parent, the Company, Newco, JW and JWCS, (b) each of Parent, the Company and Newco represents and warrants, severally and not jointly, to MSD, MST, JW and JWCS and (c) each of JW and JWCS represents and warrants, jointly and severally, to Parent, the Company, Newco, MSD and MST, in each case as of the date hereof and as of the Effective Time, that:

     SECTION 2.01. Organization, Standing and Power. If such Person is not a natural Person, such Person is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept) and has all corporate or limited liability company powers, as applicable, governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such governmental licenses, authorizations, permits, consents and approvals the failure of which to have or obtain, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business of such Person and such Person's Subsidiaries, taken as a whole.

                                      A-6-3

     SECTION 2.02. Authority; Execution and Delivery; Enforceability. If such Person is not a natural Person, such Person has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and each MSD Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. If such Person is not a natural Person, the execution and delivery by such Person of this Agreement and each MSD Transaction Document to which it is a party and the consummation by such Person of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action on the part of such Person. If such Person is a natural Person, such Person has the full legal capacity to enter into, execute and deliver this Agreement without the consent or approval of any other Person. Such Person has duly executed and delivered this Agreement and each MSD Transaction Document to which it is a party, and, assuming due execution and delivery hereof by each other party hereto and thereto, this Agreement and each MSD Transaction Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 2.03. No Conflicts; Consents. (a) The execution and delivery by such Person of this Agreement and each MSD Transaction Document to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of such Person or any Subsidiary of such Person under, any provision of (i) if such Person is not a natural Person, the charter, organizational or formation documents of such Person, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "CONTRACT") to which such Person or any Subsidiary of such Person is a party or by which their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 2.03(b), any judgment, order or decree (a "JUDGMENT") or statute, law, ordinance, rule or regulation whether foreign or domestic applicable to such Person or any Subsidiary of such Person or their respective properties or assets, other than, (A) in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, (x) in the case of each of Parent, MSD, MST, JW and JWCS only, would not reasonably be expected to have a material adverse effect on the business of such Person and such Person's Subsidiaries, taken as a whole, and (y) would not reasonably be expected to materially impair the ability of such Person or any Subsidiary of such Person to perform its obligations under this Agreement or any MSD Transaction Document to which it is a party or consummate the transactions contemplated hereby and thereby or (B) in the case of clauses (i), (ii) and (iii) above, any such items that are waived or cured by operation of this Agreement or the Letter Agreement.

     (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by such Person or any Subsidiary of such Person in connection with the execution, delivery and performance by such Person or any Subsidiary of such Person of this Agreement or any MSD Transaction Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than such items that the failure of which to obtain or make, individually or in the aggregate, (i) in the case of each of Parent, MSD, MST, JW and JWCS only, would not reasonably be expected to have a material adverse effect on the business of such Person and such Person's Subsidiaries, taken as a whole, and (ii) would not reasonably be expected to materially impair the ability of such Person or any Subsidiary of such Person to perform its obligations under this Agreement or any MSD Transaction Document to which it is a party or consummate the transactions contemplated hereby and thereby.

     SECTION 2.04. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Person, other than in the case of the Company, Lehman Brothers, Inc.

     SECTION 2.05. Ownership of MSD, MST and JWCS. Each of MSD, MST and JWCS hereby represents and warrants, severally and not jointly, to Parent and Newco, as of the date hereof and as of the
                                      A-6-4

Effective Time, that (i) Schedule B sets forth a true and complete list of all the members, and their respective membership interests and voting rights, of each of MSD, MST and JWCS and (ii) none of MSD, MST or JWCS has any members other than as set forth on Schedule B.

                                   ARTICLE 3

                               CERTAIN AGREEMENTS

     SECTION 3.01. Consent. Each of JW, JWCS, MSD and MST (each, a "CONSENTING PARTY") hereby acknowledges receipt of a copy of each Transaction Agreement, and each Consenting Party has carefully reviewed, and consulted its legal advisors with respect to, each Transaction Agreement. Each Consenting Party hereby consents to the Transaction Agreements and the consummation of the Transactions, and grants all waivers and consents which are necessary under the MSD Agreements to permit the consummation of the Transactions and the performance by the Company, Newco, and each Consenting Party of their obligations under the Transaction Agreements in accordance with their terms. Notwithstanding the preceding sentence, (a) the foregoing consents shall not (i) apply to any act or omission which constitutes fraud in the inducement with respect to this Agreement, the Letter Agreement, any MSD Transaction Document or the Transactions, or (ii) affect any Consenting Party's rights to enforce this Agreement, the Letter Agreement, any MSD Transaction Document to which it is a party or any Transaction Agreement to which it is a third party beneficiary, in each case, in accordance with its respective terms, and (b) from and after the effectiveness of the Restructuring, all of the MSD Agreements will remain in full force and effect and will be enforceable against each of the Consenting Parties and Newco in accordance with their terms.

     SECTION 3.02. Acknowledgement and Consent. (a) In furtherance and not in limitation of Section 3.01, each Consenting Party acknowledges that, pursuant to the Restructuring Agreement and as part of the Restructuring, all of the Company's rights under and in respect of the MSD Agreements shall be assigned to, and all of the Company's Liabilities under and in respect of the MSD Agreements will be assumed by, Newco upon the effectiveness of the Restructuring (the "MSD TRANSFER").

     (b) Each Consenting Party hereby consents to the MSD Transfer and, as of and with effect from the consummation of the MSD Transfer, unconditionally releases the Company from its obligations, duties and Liabilities (express and implied) under the MSD Agreements, whether arising before, at or after the MSD Transfer. Each Consenting Party expressly consents to and accepts the assumption by Newco of all the rights, obligations, duties and Liabilities (express and implied) of the Company under the MSD Agreements, whether arising before, at or after the MSD Transfer, and agrees to perform its obligations, duties and Liabilities (express or implied) under the MSD Agreements in accordance with their terms in favor of Newco. In this regard, MST hereby consents to the admission of Newco as a Class A Member, a Class B Member and a Class C Member of MSD, effective upon the effectiveness of the MSD Transfer, as a successor to the Company, in accordance with Sections 8 and 9 of the LLC Agreement and hereby waives compliance by the Company and Newco with the terms and conditions thereof for the purposes of such admission. Each of the foregoing events is conditioned upon the consummation of the MSD Transfer, shall occur simultaneously with the MSD Transfer without any further action by any party, and, together with the MSD Transfer, shall have the effect of amending the MSD Agreements.

     (c) The Company, Newco and each Consenting Party accordingly agree that as of and with effect from the MSD Transfer, each of the MSD Agreements will cease to create or confer any rights or obligations on or as to the Company, except for the Company's confidentiality obligations thereunder, which shall remain in full force and effect notwithstanding the MSD Transfer, and each of the MSD Agreements will continue as an agreement among the parties thereto (other than the Company) and Newco on the same terms and conditions as those stated in such MSD Agreement. The Company, Newco, MSD and MST agree to amend and restate each such MSD Agreement to reflect such matters effective from the MSD Transfer.

                                      A-6-5

     (d) Each Consenting Party acknowledges and agrees that, notwithstanding any provision of any MSD Agreement to the contrary, such Consenting Party shall not be entitled to any payment from the Company as a result of or in connection with the Transactions or the MSD Transfer, except as specifically provided in the Letter Agreement and except as provided in any stock option agreements between the Company and any employee of MSD (including all stock option agreements with JW granted to him in his capacity as a consultant to the Company).

     (e) As of and with effect from the consummation of the MSD Transfer, except for the rights of the Continuing Licensee Subsidiary under the License Agreement and the Consent to License Agreement, (i) Newco shall own all right, title and interest in and to any and all intellectual property and other proprietary and confidential information or materials owned by the Company as of the date hereof or benefits acquired by the Company between the date hereof and immediately prior to the consummation of the MSD Transfer (other than that owned by MSD, MST, JW or JWCS) to which MSD, MST, JW or JWCS has any direct or indirect rights or benefits (including patents, copyrights and trade secrets) pursuant to the MSD Agreements and (ii) the Company thereafter shall hold no interest in MSD nor shall it have possession of, or rights or access to, any proprietary or confidential information of MSD, MST, JW or JWCS, and the Company will not own or otherwise have rights or seek to own or otherwise have rights in any intellectual property or other proprietary information or materials which MSD, MST, JW or JWCS owns or to which MSD, MST, JW or JWCS otherwise has any direct or indirect rights or benefits (including patents, copyrights and trade secrets) pursuant to the MSD Agreements.

     SECTION 3.03. Certain Claims. (a) Parent shall not, and shall not permit any other Affiliate of Parent or encourage any other Person to, either before or after the Effective Time, assert any rights or pursue any actions or claims, whether directly or on a derivative basis, against (i) any Consenting Party or any of its or his Affiliates or (ii) any of the current or former members of the board of managers, members, managers, officers, employees, consultants, advisors, attorneys, trustees or agents of any Consenting Party or any of its or his Affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring (A) prior to the date of this Agreement or (B) after the date of this Agreement and prior to the Effective Time, whether known or unknown, and Parent shall not, and Parent shall not permit any Affiliate of Parent to, cooperate with any Person in the assertion of any such rights or pursuing any such actions or claims except (x) as required by subpoena or other judicial or legal process or (y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of a breach of this Section 3.03(a); provided, however, that this Section 3.03(a) shall not (1) affect any Person's right to enforce any Transaction Agreement, any MSD Transaction Document, any I/R Agreement (as defined in the Restructuring Agreement) or any Newco I/R Agreement (as defined in the Restructuring Agreement) or any provision herein or therein in accordance with its terms, (2) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement, any MSD Transaction Document, any I/R Agreement or any Newco I/R Agreement or
(3) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this Section 3.03(a) shall be null and void and shall not operate as a waiver or release of any rights, actions, interests or claims that might have been asserted or pursued but for this Section 3.03(a).

     (b) No Consenting Party shall, and no Consenting Party shall permit any other Affiliate of such Consenting Party or encourage any other Person to, either before or after the Effective Time, assert any rights or pursue any actions or claims, whether directly or on a derivative basis, against (i) Parent or any of its Affiliates or (ii) any of the current or former directors, officers, employees, consultants, advisors, attorneys, trustees or agents of Parent or any of its Affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring (A) prior to the date of this Agreement or (B) after the date of this Agreement and prior to the Effective Time, whether known or unknown, and such Consenting Party shall not, and shall not permit any Affiliate of such Consenting Party to, cooperate with any Person in the assertion of any such rights or pursuing any such actions or claims except (x) as required by subpoena or other judicial or legal process or
(y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not

                                      A-6-6
arisen as result of a breach of this Section 3.03(b); provided, however, that this Section 3.03(b) shall not (1) affect any Person's right to enforce any Transaction Agreement, any MSD Transaction Document, any I/R Agreement or any Newco I/R Agreement or any provision herein or therein in accordance with its terms, (2) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement, any MSD Transaction Document, any I/R Agreement or any Newco I/R Agreement or (3) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this Section 3.03(b) shall be null and void and shall not operate as a waiver or release of any rights, actions, interests or claims that might have been asserted or pursued but for this Section 3.03(b).

     SECTION 3.04. No Change Of Control; Other Agreements. (a) Each of the Company, Newco, and each Consenting Party acknowledges and agrees that the execution and delivery of the Transaction Agreements does not, and the consummation of the Transactions will not, constitute a "Change in Control" as defined in the Joint Venture Agreement dated as of November 30, 1995 among MSD, MST and the Company, as amended, or the Employment Agreement.

     (b) Each of the Company, Newco, MSD and MST acknowledges and agrees that
(i) upon the MSD Transfer, notwithstanding anything in the LLC Agreement to the contrary, (A) the Company shall be permitted to transfer its entire interest in MSD to Newco and (B) Newco shall be admitted as a member of MSD with respect to the transferred interest, shall be bound as a member by the LLC Agreement and shall execute and deliver to MSD and MST a signature page to the LLC Agreement (but Newco shall be deemed a party to, and shall be bound by, the LLC Agreement whether or not it delivers such signature page), (ii) Sections 8 and 9 of the LLC Agreement with respect to the transfer of the Company's interest in MSD to Newco are waived for purposes of the foregoing transfer and admission, and (iii) the Company shall have no right to receive any distributions that may be made by MSD following the MSD Transfer.

     (c) This Agreement is deemed to constitute written notice to MSD, as required pursuant to Section 2.7(c) of the IGEN/MSD License Agreement, dated as of November 30, 1995, as amended, concerning the Merger and the other Transactions.

     (d) Each of the Company, MSD, MST and JW acknowledges and confirms that the Employment Agreement dated as of August 1, 1997, among MSD, the Company, MST and JW, is null and void and was superceded by the Employment Agreement.

                                   ARTICLE 4

                                    RELEASES

     SECTION 4.01. Releases. Effective immediately prior to the Effective Time, in consideration of mutual releases, covenants, licenses, agreements, rights and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, as to itself and its past, present and future Affiliates (including, from and after the Effective Time, the Company), and its and their respective successors, predecessors, assigns, heirs, officers, directors, employees, consultants and trustees, on the one hand (in each case, solely in their capacities as such), and each Consenting Party, as to itself or himself and its or his past, present and future Affiliates, and its or his and their respective successors, predecessors, assigns, heirs, officers, members of the board of managers, members, managers, employees, consultants and trustees, on the other hand (in each case, solely in their capacities as such), hereby (a) releases, acquits and forever discharges the other and its or his past, present and future Affiliates and its or his and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees (in each case, solely in their capacities as such), in respect of and from, and (b) agrees not to bring any Action against the other and its or his past, present and future Affiliates and its or his and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees (in each case, solely in their capacities as such) related to or arising out of, in the case of each of clause
(a) and (b), any and all debts, demands, Actions, causes of action, suits, accounts, covenants,

                                      A-6-7

Contracts, agreements, torts, damages and any and all claims, defenses, offsets, Judgments, demands and Liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been or could have been asserted against such other Person, which the releasing Person has or ever had which arise out of or in any way relate or are incidental to events, circumstances or actions taken by such other Person prior to or as of the Effective Time; provided, however, that the foregoing general release shall not (i) affect any Person's right to enforce any Transaction Agreement, any MSD Transaction Document or any Newco I/R Agreement or any provision herein or therein in accordance with its terms or (ii) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement, any MSD Transaction Document or any Newco I/R Agreement. For the purposes of this Section 4.01, no Newco Company (as defined in the Restructuring Agreement) is or ever has been an Affiliate of Parent.

                                   ARTICLE 5

                                 MISCELLANEOUS

     SECTION 5.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section 5.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 5.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice) of a fax followed by delivery of such notice by overnight courier of an international reputation:

          (a) if to Parent or, after the Effective Time, the Company, to:

           Roche Holding Ltd
           Grenzacherstrasse 124
           CH-4070 Basel
           Switzerland
           Attention: Bruno Maier
           Fax: +41 61 688 3196

           with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, NY 10017
           Attention: Ulrika Ekman
           Fax: (212) 450-3800

          (b) if to Newco or, prior to the Effective Time, the Company, to:

           IGEN International, Inc.
           16020 Industrial Drive
           Gaithersburg, MD 20077
           Attention: President
           Fax: (301) 208-3789

                                      A-6-8
           and:

           Joint Venture Operating Committee
           IGEN International, Inc.
           16020 Industrial Drive
           Gaithersburg, MD 20077
           Attention: Chairman
           Fax: (301) 208-3789

           with a copy to:

           Cravath, Swaine & Moore LLP
           825 Eighth Avenue
           New York, NY 10019
           Attention: Philip A. Gelston
                    Sarkis Jebejian
           Fax: (212) 414-3700

           and:

           Potter Anderson & Corroon LLP
           Hercules Plaza, 6th Floor
           1313 N. Market Street
           Wilmington, DE 19801
           Attention: Michael D. Goldman
           Fax: 302-658-1192

          (c) if to MSD or MST, to:

           Meso Scale Diagnostics, LLC.
           9238 Gaither Road
           Gaithersburg, MD 20877
           Attention: President and Chief Executive Officer
           Fax: (301) 947-7240

           with a copy to:

           Hogan & Hartson L.L.P.
           555 Thirteenth Street, N.W.
           Washington, D.C. 20004
           Attention: Robert J. Waldman
           Fax: (202) 637-5910

     SECTION 5.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                                      A-6-9

     SECTION 5.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

     SECTION 5.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) taken together with the other Transaction Agreements, the MSD Transaction Documents, the MSD Agreements, the Letter Agreement, the I/R Confidentiality Agreement, the letter agreement dated November 6, 2002 between the Company and R Diagnostics and the M/R Confidentiality Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; provided that as of and after the Effective Time, the I/R Confidentiality Agreement shall have no further force and effect and shall be superseded by Section 3.07 of the Post-Closing Covenants Agreement and (b) except for the provisions of Section 3.03 and Section 4.01 of this Agreement, is not intended to confer upon any Person other than the parties any rights or remedies.

     SECTION 5.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 5.07. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that prior to the Effective Time any waiver by the Company shall also require the prior written consent of Parent.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 5.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that the parties acknowledge and agree that the conversion of Newco in accordance with Section
2.01 of the Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 5.09. Enforcement; Consent to Service of Process. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court of the United States of America sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, except as otherwise specifically provided in any other Transaction Agreement with respect to the parties thereto, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal Court of the United States sitting in the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than in any Delaware state court or any Federal court of the United States of America sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                                      A-6-10

     (b) Parent hereby appoints Roche Holdings, Inc., with offices on the date of this Agreement at 1201 N. Orange Street, Suite 1050, Wilmington, Delaware 19801, as its authorized agent (the "AUTHORIZED AGENT"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any Transaction that may be instituted in any court described in
Section 5.09(a). Parent agrees to take any and all reasonable action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Parent agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon Parent.

     SECTION 5.10. Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Agreement shall automatically and simultaneously terminate. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement. It is understood that consummation of the Merger shall not constitute a termination of this Agreement.

     SECTION 5.11. Interpretation. When a reference is made in this Agreement to a Section, Schedule or party, such reference shall be to a Section of or a Schedule or party to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereby" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument that is defined or referred to herein or in any agreement or instrument that is referred to herein, means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                          ROCHE HOLDING LTD

                                          By:    /s/ DR. FRANZ B. HUMER
                                            ------------------------------------
                                             Name: Franz B. Humer
                                             Title:  President and Chairman

                                          By:      /s/ ERICH HUNZIKER
                                            ------------------------------------
                                             Name: Erich Hunziker
                                             Title:  Chief Financial Officer

                                          IGEN INTERNATIONAL, INC.

                                          By:   /s/ SAMUEL J. WOHSTADTER
                                            ------------------------------------
                                             Name: Samuel J. Wohstadter
                                             Title:  Chairman and Chief
                                             Executive Officer

                                      A-6-11

                                          IGEN INTEGRATED HEALTHCARE, LLC

                                          By:     /s/ RICHARD J. MASSEY
                                             -----------------------------------
                                             Name: Richard J. Massey
                                             Title:  President and Chief
                                             Operating Officer

                                          MESO SCALE DIAGNOSTICS, LLC.

                                          By:   /s/ JACOB N. WOHLSTADTER
                                            ------------------------------------
                                             Name: Jacob N. Wohlstadter
                                             Title:  President and CEO

                                          MESO SCALE TECHNOLOGIES, LLC.

                                          By:   /s/ JACOB N. WOHLSTADTER
                                            ------------------------------------
                                             Name: Jacob N. Wohlstadter
                                             Title:  President and CEO

                                          JACOB WOHLSTADTER

                                               /s/ JACOB N. WOHLSTADTER
                                          --------------------------------------

                                          JW CONSULTING SERVICES, L.L.C.

                                          By:   /s/ JACOB N. WOHLSTADTER
                                            ------------------------------------
                                             Name: Jacob N. Wohlstadter
                                             Title:  President and CEO

                                      A-6-12

                                                                      SCHEDULE A

                                 MSD AGREEMENTS

 1. Joint Venture Agreement dated as of November 30, 1995, as amended, among IGEN International, Inc. (the "Company"), Meso Scale Diagnostics, LLC. ("MSD") and Meso Scale Technologies, LLC. ("MST").

 2. Limited Liability Company Agreement of Meso Scale Diagnostics, LLC. dated as of November 30, 1995, as amended, between the Company and MST.

 3. IGEN/MSD License Agreement dated as of November 30, 1995, as amended, between the Company and MSD.

 4. MSD/MST Sublicense Agreement, dated as of November 30, 1995, as amended, among the Company, MSD and MST.

 5. License Agreement dated as of November 30, 1995 among the Company, MSD and MST.

 6. Employment Agreement dated as of August 15, 2001 among the Company, MSD, MST and Jacob N. Wohlstadter ("JW").

 7.  Consulting Agreement dated as of August 15, 2001 between the Company and
     JW.

 8. Letter agreement dated August 15, 2001, as amended, among the Company, MSD and MST regarding employees.

 9. Letter agreement dated August 15, 2001, as amended, among the Company, MSD and MST regarding equipment.

10. Letter agreement dated August 15, 2001 among the Company, JW and JW Consulting Services, L.L.C. ("JWCS") regarding insurance.

11. Letter agreement dated August 15, 2001 among the Company, MSD, MST and JW regarding litigation and settlement fees and expenses.

12. Letter agreement dated August 15, 2001 among the Company, MSD and JW regarding certain advisory and related activities.

13. Letter agreement dated November 30, 1995 between the Company and JW regarding indemnification.

14. Indemnification Agreement dated as of October 26, 2001 between the Company and JW.

15. Indemnification Agreement effective as of November 30, 1996 between the Company, JW and JWCS.

16. Agreement of Sublease for space at 9905A Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

17. Agreement of Sublease for space at 9905D Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

18. Agreement of Sublease for space at 9905B Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

19. Agreement of Sublease for space at 9915A Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

20. Agreement of Sublease for space at 9907C Gable Ridge Terrace, dated August 15, 2001, between the Company and MSD.

                                      A-6-13

21. Agreement of Sublease for space at 9141 Industrial Court, dated August 15, 2001, between the Company and MSD.

22. Agreement of Sublease for space at 9101-9169 Arbuckle Drive, dated August 15, 2001, between the Company and MSD.

23. Agreement of Sublease for space at 8000 West Park Drive, dated August 15, 2001, between the Company and MSD.

24. Agreement of Sublease for space at 16020 Industrial Drive (Shared with the Company), dated August 15, 2001, between the Company and MSD.

25. Agreement of Sublease for space at 9149-9161 Industrial Court (includes "Clean Room"), dated August 15, 2001, between the Company and MSD.

26. Agreement of Sublease for space at 9234-9246 Gaither Road, dated August 15, 2001, between the Company and MSD.

27. Letter Agreement dated March 12, 2003 by and among the Company, MSD, MST, JWCS and JW, amending the MSD Agreements with respect to the formation of MSD Europe, L.L.C.

28.  Letter agreement among MSD, the Company and MST dated January 30, 2001

29.  Letter agreement among MSD, the Company and MST dated November 29, 2000

30. Letter agreement among MSD, the Company and MST and the attached non-binding term sheet dated February 20, 2001

31.  Letter agreement among JW, MSD and the Company dated August 15, 2001

32. Employment Agreement among MSD, the Company, MST and JW dated as of August 1, 1997

33. Confidentiality agreement dated April 28, 2003 among the Company, MSD, R Diagnostics and F. Hoffmann-La Roche Ltd.

34. Letter agreement dated the date of the Agreement among the Company, Newco, MSD, MST, JW and JWCS

                                      A-6-14

                                                                      SCHEDULE B

                            OWNERSHIP OF MSD AND MST

Meso Scale Diagnostics, LLC.

     The members of Meso Scale Diagnostics, LLC. ("MSD") consist of IGEN International, Inc. ("IGEN") and Meso Scale Technologies, LLC. ("MST").

     The membership interests of IGEN and MST in MSD are as follows:

    Class A (voting) interest: 31% held by IGEN and 69% held by MST
    Class B (non-voting) interest: 100% held by IGEN and none held by MST Class C (non-voting) interest: 100% held by IGEN and none held by MST

     The voting rights of IGEN and MST with respect to MSD are set forth in the Joint Venture Agreement, dated as of November 30, 1995, among MSD, MST and IGEN, as amended, and in the MSD Limited Liability Company Agreement, dated as of November 30, 1995, between IGEN and MST, as amended.

Meso Scale Technologies, LLC.

     The sole member of MST is Jacob N. Wohlstadter, who holds 100% of the membership interests and all voting rights associated therewith.

JW Consulting Services, LLC.

     The sole member of JW Consulting Services, LLC. is Jacob N. Wohlstadter, who holds 100% of the membership interests and all voting rights associated therewith.

                                      A-6-15

                                                                         ANNEX 7

                            IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                             GAITHERSBURG, MD 20877

                                 July 24, 2003

Meso Scale Diagnostics, LLC.
9238 Gaither Road
Gaithersburg, MD 20877
Attn: Jacob N. Wohlstadter

Meso Scale Technologies, LLC.,
JW Consulting Services, L.L.C. and
Jacob N. Wohlstadter

Dear Mr. Wohlstadter:

     As you are aware, IGEN International, Inc., a Delaware corporation ("IGEN"), and Roche Holding Ltd, a joint stock company organized under the laws of Switzerland ("PARENT"), have agreed to enter into certain transactions, which include: (i) the merger of 66 Acquisition Corporation II ("MERGER SUB"), a Delaware corporation and wholly-owned subsidiary of Parent, with and into IGEN pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), among IGEN, IGEN Integrated Healthcare, LLC, a Delaware limited liability company ("NEWCO"), Merger Sub and Parent (the "MERGER"), (ii) the transfer, prior to the Merger, of certain of IGEN's assets to Newco (or to one or more of Newco's subsidiaries), the assumption by Newco (or one or more of Newco's subsidiaries) of certain of the liabilities of IGEN, and the conversion of Newco from a Delaware limited liability company to a Delaware corporation pursuant to the Restructuring Agreement, dated as of the date hereof, between IGEN and Newco (the "RESTRUCTURING"), and (iii) the execution and delivery of certain other transaction agreements in connection with the foregoing. As part of the Restructuring, IGEN has agreed to contribute, transfer and assign to Newco all of IGEN's right, title and interest in and to the agreements previously entered into by two or more of the parties to this letter agreement, as set forth on SCHEDULE 1 attached hereto (collectively, the "JOINT VENTURE DOCUMENTS"), and Newco has agreed to assume all obligations and liabilities of IGEN under the Joint Venture Documents.

     In connection with the Proposed Transactions (as defined herein) and as a condition to their willingness to execute and deliver the Merger Agreement and the other agreements referenced above, IGEN and Parent have requested that Meso Scale Diagnostics, LLC. ("MSD"), Meso Scale Technologies, LLC. ("MST"), Jacob N. Wohlstadter ("JW") and JW Consulting Services, L.L.C. ("JWCS") execute and deliver one or more of the documents listed on SCHEDULE 2 to this letter agreement, including the Global Consent and Agreement, dated as of the date hereof, among Parent, IGEN, Newco, MSD, MST, JW and JWCS (the "GLOBAL CONSENT"). In consideration of the execution and delivery of such documents by MSD, MST, JW and JWCS, (i) IGEN and MST hereby agree to extend the expiration of the term of the Joint Venture Agreement as set forth in Section 8.1 thereof in accordance with the terms of this letter agreement (but not IGEN's obligation to provide funding to MSD under the Joint Venture Agreement other than pursuant to the terms of this letter agreement), (ii) Newco hereby agrees to make or cause to be made to MSD by wire transfer the Closing Payment (as defined herein), and IGEN hereby agrees to provide Interim Funding (as defined herein) to MSD, in accordance with the terms of this letter agreement and (iii) the parties to this letter agreement hereby agree to be bound by the other agreements and understandings set forth in this letter agreement. For purposes of this letter agreement, "PROPOSED TRANSACTIONS" shall have the same meaning as the term "Transactions" as defined in the Global Consent.

                                      A-7-1

     1. Closing Payment and Interim Funding. In the event the Merger is consummated, on the first business day following the date of the Effective Time (as defined in the Merger Agreement) of the Merger, Newco shall make or cause to be made to MSD by wire transfer a Class C capital contribution in the amount of U.S. $37.5 million (the "CLOSING PAYMENT"); provided, however, that in the event the date of the Effective Time has not occurred prior to December 1, 2003 (the expiration of IGEN's existing obligation to provide committed funding to MSD under the approved 2003 budget), IGEN shall provide continued funding to MSD to be paid monthly on the first day of each month commencing on December 1, 2003 in an amount per month equal to 1/12 of the aggregate committed funding of IGEN under the approved 2003 budget pursuant to the Joint Venture Agreement (the "INTERIM FUNDING") until the earlier to occur of (i) the date of the Effective Time or (ii) the termination of the Merger Agreement in accordance with its terms, which Interim Funding shall reduce the amount of any Closing Payment and shall be treated as a Class C capital contribution to MSD. In the event the date of the Effective Time does not occur, MSD shall not have any obligation to repay any amounts provided to MSD as Interim Funding pursuant to this letter agreement or otherwise (except to the extent IGEN is entitled to receive distributions on the Class C interests pursuant to the Joint Venture Documents).

     2. Assignment of IGEN's Rights Hereunder to Newco. MST, MSD, JWCS and JW acknowledge that, upon the effectiveness of the Restructuring, this letter agreement, and all of IGEN's rights and obligations hereunder, shall be assigned by IGEN to Newco.

     3. Consents. IGEN consents to MSD and MST granting the consents and joining in the licenses as set forth in the Consent to License Agreement.

     4. Joint Venture Agreement Extension. Notwithstanding anything in the Joint Venture Agreement to the contrary, the term of the Joint Venture Agreement as set forth in Section 8.1 thereof shall expire on the later of (i) November 30, 2003 or (ii) the earlier of (a) the date of the Effective Time or (b) the termination of the Merger Agreement prior to the Effective Time in accordance with its terms; provided that IGEN's obligation to provide funding to MSD under the Joint Venture Agreement beyond November 30, 2003 shall not be extended other than pursuant to the terms of this letter agreement.

     5. Developments. IGEN confirms and agrees that it will deliver a copy of all tangible items and electronic records or files included within the Developments (as defined in Section 3.6 of the Joint Venture Agreement) to MSD, and, upon MSD's request, agrees to provide MSD with reasonable access to copies of tangible items and electronic records or files included within the Developments in IGEN's possession or control.

     6. Confidentiality. Notwithstanding the terms and conditions of any of the Joint Venture Documents, MSD may disclose the terms and conditions of one or more of the Joint Venture Documents and Confidential Information (as defined in Section 5.1 of the Joint Venture Agreement) to one or more third parties in connection with a proposed sale, acquisition, merger, financing or other similar transaction (including strategic collaborations) involving MSD (including disclosure of such information as required by a governmental rule or regulation and/or as reasonably requested by a third party to conduct a due diligence review) so long as (i) MSD provides written notice of such disclosure or proposed disclosure (any such notice to be kept confidential by the recipient thereof and not to be disclosed to any third party) to IGEN or, from and after the Effective Time, if any, Newco, no later than 30 days following such disclosure or, if earlier, its agreement to provide such disclosure, and (ii) each third party agrees to maintain the disclosed terms and conditions of the Joint Venture Documents and Confidential Information as confidential and to not disclose such information to any third party other than its attorneys, accountants and other professional advisors who agree to maintain such information as confidential and to not further disclose such information to any third party.

     7. Confirmation Regarding Treatment of Options. IGEN confirms and agrees that (i) on May 9, 1997 IGEN granted to JW a ten-year non-qualified stock option to purchase 180,000 shares of common stock of IGEN at the exercise price per share specified therein and (ii) effective August 1, 2000 IGEN granted to JW a ten-year non-qualified stock option to purchase 75,000 shares of common stock of IGEN
                                      A-7-2
at the exercise price per share specified therein, pursuant to IGEN's 1994 Stock Option Plan (collectively, the "JW OPTIONS"). Consistent with Section 7.04 of the Merger Agreement, such JW Options shall be deemed "Company Stock Options" and shall be cancelled upon the occurrence of the Effective Time and JW, as the holder of such options, shall be entitled to receive the consideration described therein as payable to holders of Company Stock Options.

     8. Representations and Warranties. Each of the parties to this letter agreement represents and warrants to the other parties to this letter agreement that the execution, delivery and performance of this letter agreement have been duly authorized by such party (including in the case of IGEN, by the Joint Venture Operating Committee of the Board of Directors of IGEN), that this letter agreement constitutes a valid and binding obligation of such party, enforceable in accordance with its terms, that such party has the right, power and authority to grant the rights and perform the obligations hereunder and under the Joint Venture Documents, and that neither the execution and delivery of this letter agreement nor the consummation of the performance of such party's obligations under this letter agreement constitutes a violation of, or default under, or conflicts with, (i) any terms of the articles of incorporation, bylaws or other organizational documents, as applicable, of such party, (ii) any order, judgment or decree of any court or governmental body binding upon or affecting such party, or (iii) any contract, commitment or other agreement or understanding to which such party is a party or by which it is bound.

     9. Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this letter agreement shall automatically and simultaneously terminate. In the event of such termination, no party shall have any liability to any other party pursuant to this letter agreement, except that IGEN will remain liable for any accrued and unpaid Interim Funding as of the date of such termination. It is understood that consummation of the Merger shall not constitute a termination of this letter agreement.

     10. Miscellaneous. This letter agreement and the terms and conditions hereof (including payments to be made after the date hereof) shall survive the expiration of the term of the Joint Venture Agreement or the termination for any reason of the Joint Venture Agreement. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This letter agreement may not be assigned by any party without the prior written consent of the other parties hereto, except
(i) that the parties acknowledge and agree that the conversion of Newco in accordance with Section 2.01 of the Restructuring Agreement (as defined in the Merger Agreement) and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require the consent of any party and (ii) for the assignment by IGEN to Newco or an assignee described in the foregoing clause (i) in accordance with the provisions of paragraph 2 above. This letter agreement shall be deemed to modify and amend the Joint Venture Documents to the extent necessary to reflect the matters addressed in this letter agreement. It is agreed that the parties to this letter agreement shall be entitled, in addition to any and all other remedies, to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement. This letter agreement shall be governed by and construed in accordance with Delaware law (excluding choice of law principles) except for those provisions applicable to a specific Joint Venture Document, in which case the governing law provision set forth in such Joint Venture Document shall apply. Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this letter agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                                      A-7-3

     Please confirm that the foregoing accurately sets forth our agreement with respect to the matters described in this letter agreement by signing in the space provided below and returning a copy to IGEN's General Counsel.

                                          Sincerely,

                                          IGEN INTERNATIONAL, INC.

                                          By:   /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                              Name: Samuel J. Wohlstadter
                                              Title: Chairman and Chief
                                              Executive Officer
AGREED UPON AND ACCEPTED:

IGEN INTEGRATED HEALTHCARE, LLC

By: /s/ RICHARD J. MASSEY
    --------------------------------------------------------
    Name: Richard J. Massey
    Title: President and Chief Operating Officer

MESO SCALE DIAGNOSTICS, LLC.

By: /s/ JACOB N. WOHLSTADTER
    --------------------------------------------------------
    Jacob N. Wohlstadter
    President and Chief Executive Officer

MESO SCALE TECHNOLOGIES, LLC.

By: /s/ JACOB N. WOHLSTADTER
    --------------------------------------------------------
    Name: Jacob N. Wohlstadter
    Title: President and Chief Executive Officer

                                      A-7-4

JW CONSULTING SERVICES, L.L.C.

By: /s/ JACOB N. WOHLSTADTER
    --------------------------------------------------------
    Name: Jacob N. Wohlstadter
    Title: President and CEO

/s/ JACOB N. WOHLSTADTER
---------------------------------------------------------
JACOB N. WOHLSTADTER

                                      A-7-5

                                   SCHEDULE 1

                        LIST OF JOINT VENTURE DOCUMENTS

     1. Joint Venture Agreement dated as of November 30, 1995, as amended, among IGEN, MSD and MST ("JOINT VENTURE AGREEMENT").

     2. Limited Liability Company Agreement of Meso Scale Diagnostics, LLC. dated as of November 30, 1995, as amended, between IGEN and MST.

     3. IGEN/MSD License Agreement dated as of November 30, 1995, as amended, between IGEN and MSD.

     4. MSD/MST Sublicense Agreement, dated as of November 30, 1995, as amended, among IGEN, MSD and MST.

     5.   License Agreement dated as of November 30, 1995 among IGEN, MSD and
          MST.

     6. Employment Agreement dated as of August 15, 2001 among IGEN, MSD, MST and JW.

     7. Consulting Agreement dated as of August 15, 2001 between IGEN and JW ("CONSULTING AGREEMENT").

     8. Letter agreement dated August 15, 2001, as amended, among IGEN, MSD and MST regarding employees.

     9. Letter agreement dated August 15, 2001, as amended, among IGEN, MSD and MST regarding equipment.

     10. Letter agreement dated August 15, 2001 among IGEN, JW and JWCS regarding insurance.

     11. Letter agreement dated August 15, 2001 among IGEN, MSD, MST and JW regarding litigation and settlement fees and expenses.

     12. Letter agreement dated August 15, 2001 among IGEN, MSD and JW regarding certain advisory and related activities.

     13. Letter agreement dated November 30, 1995 between IGEN and JW regarding indemnification.

     14. Indemnification Agreement dated as of October 26, 2001 between IGEN and JW.

     15. Indemnification Agreement effective as of November 30, 1996 between IGEN, JW and JWCS.

     16. Agreement of Sublease for space at 9905A Gable Ridge Terrace, dated August 15, 2001, between IGEN and MSD.

     17. Agreement of Sublease for space at 9905D Gable Ridge Terrace, dated August 15, 2001, between IGEN and MSD.

     18. Agreement of Sublease for space at 9905B Gable Ridge Terrace, dated August 15, 2001, between IGEN and MSD.

     19. Agreement of Sublease for space at 9915A Gable Ridge Terrace, dated August 15, 2001, between IGEN and MSD.

     20. Agreement of Sublease for space at 9907C Gable Ridge Terrace, dated August 15, 2001, between IGEN and MSD.

     21. Agreement of Sublease for space at 9141 Industrial Court, dated August 15, 2001, between IGEN and MSD.

                                      A-7-6

     22. Agreement of Sublease for space at 9101-9169 Arbuckle Drive, dated August 15, 2001, between IGEN and MSD.

     23. Agreement of Sublease for space at 8000 West Park Drive, dated August 15, 2001, between IGEN and MSD.

     24.  Agreement of Sublease for space at 16020 Industrial Drive (Shared with
          IGEN), dated August 15, 2001, between IGEN and MSD.

     25. Agreement of Sublease for space at 9149-9161 Industrial Court (includes "Clean Room"), dated August 15, 2001, between IGEN and MSD.

     26. Agreement of Sublease for space at 9234-9246 Gaither Road, dated August 15, 2001, between IGEN and MSD.

     27. Letter agreement dated March 12, 2003 by and among IGEN, MSD, MST, JWCS and JW, amending the Joint Venture Documents with respect to the formation of MSD Europe, L.L.C.

     28.  Letter agreement among MSD, IGEN and MST dated January 30, 2001.

     29.  Letter agreement among MSD, IGEN and MST dated November 19, 2000.

     30. Letter agreement among MSD, IGEN and MST and the attached non-binding term sheet dated February 20, 2001.

     31. Confidentiality agreement dated April 28, 2003 among IGEN, MSD, Roche Diagnostics GmbH and F. Hoffmann-La Roche Ltd.

                                      A-7-7

                                   SCHEDULE 2

               LIST OF DOCUMENTS REGARDING PROPOSED TRANSACTIONS

     1.  Covenants Not to Sue (a copy of which is attached to this Schedule 2).

     2. Consent by Meso Scale Diagnostics, LLC. and Meso Scale Technologies, LLC. to License Agreement (the "CONSENT TO LICENSE AGREEMENT") (a copy of which is attached to this Schedule 2).

     3. Global Consent and Agreement (a copy of which is attached to this Schedule 2).

     4. Joinder by Meso Scale Diagnostics, LLC. and Meso Scale Technologies, LLC. to Section 3.3 and Article 8 of the Ongoing Litigation Agreement (as defined in the Merger Agreement, a copy of which is attached to this Schedule 2).

                                      A-7-8

                                                                         ANNEX 8

                        IGEN INTEGRATED HEALTHCARE, LLC
                             16020 INDUSTRIAL DRIVE
                             GAITHERSBURG, MD 20877

                                                                   July 24, 2003

Mr. Samuel J. Wohlstadter
c/o IGEN International, Inc.
16020 Industrial Drive
Gaithersburg, MD 20877

Dear Sam:

     We refer to the Agreement and Plan of Merger, draft dated as of July 24, 2003 (the "MERGER AGREEMENT"), among Roche Holding Ltd, 66 Acquisition Corporation II, IGEN International, Inc. ("IGEN") and IGEN Integrated Healthcare, LLC ("NEWCO"). Terms used herein and not defined shall have the meanings assigned to such terms in the Merger Agreement.

     At the request of the Board of Directors of IGEN and as an accommodation to facilitate completion of the transactions contemplated by the Merger Agreement, you hereby agree to subscribe for a new series of preferred stock to be issued by Newco following its conversion into a corporation for an aggregate cash amount of $7,500,000 (the "PURCHASE AMOUNT"). The Purchase Amount shall be reduced by any reduction agreed to by the parties to the Letter Agreement (as defined below) in the aggregate amount Newco is obligated to pay to MSD (as defined below) pursuant to Section 1 of the Letter Agreement and shall be payable at such time and from time to time as Newco is obligated to pay MSD an aggregate amount in excess of $30,000,000 pursuant to Section 1 of the Letter Agreement, on substantially the terms specified in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the "TERM SHEET"). For the avoidance of doubt, the aggregate amount to be paid pursuant to Section 1 of the Letter Agreement includes any Interim Funding provided pursuant to Section 1 of the Letter Agreement. As used herein, "Letter Agreement" means the letter agreement dated as of July 24, 2003, among IGEN, Newco, Meso Scale Diagnostics LLC. ("MSD"), Meso Scale Technologies, LLC., JW Consulting Services, L.L.C. and Jacob N. Wohlstadter.

     This letter shall not be assignable by any party without the prior written consent of each other party (and any purported assignment without such consent shall be null and void), except that (a) you may assign this letter without Newco's consent (provided, that such assignment shall not relieve you of any of your obligations hereunder) and (b) Newco may assign this letter to any other entity the common stock of which will be distributed to IGEN's stockholders in the transactions contemplated by the Merger Agreement. This letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This letter may not be amended or waived except by an instrument in writing signed by each party. This letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This letter shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                                      A-8-1

     If the foregoing correctly sets forth our binding agreement, please indicate your acceptance of the terms hereof (including the Term Sheet) by returning to us an executed counterpart hereof.

                                          Very truly yours,

                                          IGEN INTEGRATED HEALTHCARE, LLC

                                          By:     /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                              Name: Richard J. Massey
                                              Title:  President and Chief
                                              Operating Officer

Accepted and agreed to
as of the date first
written above by:

SAMUEL J. WOHLSTADTER,

By:    /s/ SAMUEL J. WOHLSTADTER
    ----------------------------------
    Name: Samuel J. Wohlstadter

                                      A-8-2

                                                                       EXHIBIT A

                        IGEN INTEGRATED HEALTHCARE, LLC
                           $7,500,000 PREFERRED STOCK
                   SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Stock Subscription:...........   Pursuant to a Stock Subscription Agreement (the
                                 "STOCK SUBSCRIPTION AGREEMENT") to be entered into between IGEN Integrated Healthcare LLC, a
                                 Delaware limited liability company that will be converted into a corporation ("NEWCO"), and Samuel J. Wohlstadter ("SJW"), at the Effective
                                 Time SJW will purchase from Newco newly issued shares of Newco's preferred stock, par value
                                 $1.00 per share (the "NEWCO PREFERRED STOCK"), for an aggregate cash amount of $7,500,000 (the
                                 "PURCHASE AMOUNT"). The Purchase Amount shall be reduced by any reduction agreed to by the parties to the Letter Agreement (as defined below) in the aggregate amount Newco is obligated to pay to MSD pursuant to Section 1 of the Letter Agreement and shall be payable at such time and from time to time as Newco is obligated to pay MSD an aggregate amount in excess of $30,000,000 pursuant to Section 1 of the Letter Agreement. For the avoidance of doubt, the aggregate amount to be paid pursuant to Section 1 of the Letter Agreement includes any Interim Funding provided pursuant to
                                 Section 1 of the Letter Agreement. "Letter
                                 Agreement" means the letter agreement dated as of July 24, 2003, among IGEN, Newco, Meso Scale
                                 Diagnostics LLC. ("MSD"), Meso Scale
                                 Technologies, LLC., JW Consulting Services,
                                 L.L.C. and Jacob N. Wohlstadter.

Use of Proceeds:..............   Newco shall use the Purchase Proceeds to make
                                 Class C capital contributions to Meso Scale
                                 Diagnostics, LLC., a Delaware limited liability company ("MSD"), in exchange for Class C membership interests of MSD ("RELATED CLASS C
                                 INTERESTS").

Liquidation Preference:.......   Each share of Newco Preferred Stock will have a
                                 liquidation preference of $0.01 per share, which is the amount a holder of one share of Newco Preferred Stock would be entitled to receive if Newco were liquidated.

Other Economic
Characteristics:..............   Except for its liquidation preference, the
                                 economic characteristics of the Newco Preferred
                                 Stock will mirror, in all respects, Newco's economic interest in the Related Class C
                                 Interests. A proportionate part of the Newco
                                 Preferred Stock will be redeemed in connection with any redemption by MSD with respect to the Related Class C Interests at a price identical to the redemption price paid to Newco for the Related Class C Interests. No distributions on the Newco Preferred Stock will be paid unless and until "Distributions" (as defined in the Limited Liability Company Agreement of MSD) are paid in respect of the Related Class C
                                 Interests, in which event distributions will be paid on the Newco Preferred Stock in the same manner and amount as such "Distributions."

                                      A-8-3

Redemption:...................   Newco may redeem any outstanding Newco
                                 Preferred Stock for $0.01 per share after such time as Newco is no longer entitled to receive any "Distributions" (as defined in the Limited
                                 Liability Company Agreement of MSD) with respect to Related Class C Interests.

Ranking:......................   Pari passu with Newco's existing and future
                                 preferred stock.

Voting and Approval Rights:...   The holders of shares of the Newco Preferred
                                 Stock will be entitled to all voting rights required by the DGCL and will be entitled in the aggregate to 1000 votes on all matters on which the holders of Newco common stock may vote. In addition, Newco will not consent to any adverse change to the terms of the Related
                                 Class C Interests without the consent of the holder of the Newco Preferred Stock.

No Restrictions on
Transfer:.....................   The Newco Preferred Stock will be transferable,
                                 subject to applicable restrictions of Federal
                                 Securities Laws.

Condition to Obligation to
Purchase:.....................   The occurrence of the Effective Time.

                                      A-8-4

                                                                        ANNEX 9
RELEASE AND AGREEMENT dated as of July 24, 2003 (this "Release and Agreement"), among IGEN International, Inc., a Delaware corporation (the "Company"), IGEN Integrated Healthcare, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("Newco"), and each company listed on the signature pages hereto under the heading "Related Companies" (each, a "Related Company" and collectively, the "Related Companies").

     WHEREAS Roche Holding Ltd, a joint stock company organized under the laws of Switzerland ("R Company"), 66 Acquisition Corporation II, a Delaware corporation and a wholly owned subsidiary of R Company ("Sub"), the Company and Newco have entered into an Agreement and Plan of Merger dated as of July 23, 2003, (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement);

     WHEREAS simultaneously with the execution and delivery of the Merger Agreement, the Company and Newco are entering into an agreement (the "Restructuring Agreement") pursuant to which, prior to the Effective Time (as defined in the Merger Agreement), the Restructuring (as defined in the Restructuring Agreement) will be effected;

     WHEREAS simultaneously with the execution and delivery of the Merger Agreement, R Company, Parent, the Company and Newco are entering into an agreement (the "Post-Closing Covenants Agreement") that sets forth certain agreements that will govern certain matters that may arise following the Effective Time;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                MUTUAL RELEASES

     SECTION 1.01. Mutual Releases. In consideration of the mutual releases, covenants, agreements, rights and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the Release Time (as defined below), the Company, as to itself and its past, present and future affiliates (other than any Newco Company (as defined in the Restructuring Agreement)), and its and their respective successors, predecessors, assigns, heirs, officers, directors, employees, consultants and trustees, on the one hand (in each case, solely in their capacities as such), and the Related Companies, as to themselves and their past, present and future affiliates, and their respective successors, predecessors, assigns, heirs, officers, directors, employees, consultants and trustees, on the other hand (in each case, solely in their capacities as such), hereby (a) releases, acquits and forever discharges the other and its and their past, present and future affiliates, and its and their respective successors, predecessors, assigns, heirs, officers, directors, employees, consultants and trustees (in each case, solely in their capacities as such), of and from the Released Matters (as defined below) and (b) agrees not to bring any claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature by or before any arbitrator or Governmental Entity (as defined in the Merger Agreement) or similar person or body (each, an "Action") against the other and its and their past, present and future affiliates and its and their respective successors, predecessors, assigns, heirs, officers, directors, employees, consultants and trustees (in each case, solely in their capacities as such) related to or arising out of the Released Matters; provided, however, that this Release and Agreement shall not (i) affect any person's right to enforce this Release and Agreement, any Transaction Agreement (as defined in the Merger Agreement), any Commercial Agreement (as defined in the Merger Agreement), any Newco I/R Agreement (as defined in the Restructuring Agreement) or any provision herein or therein in accordance with its terms, (ii) relieve Newco or any Related Company from the obligation to pay any amounts accrued or due and payable under any Related Company Agreement (as defined in Section 2.02), (iii) apply to any pursuit of any Action against any person other than in connection with a Released Matter, (iv) be, or be construed as, a grant to the Company (or any affiliate thereof (other than any Newco Company)) of a license, express or implied, any freedom to operate, or any covenant not to sue under any intellectual property owned by,

                                      A-9-1
licensed to, or otherwise held at the Effective Time by any Related Company; or
(v) be, or be construed as, a grant to any Related Company (or any affiliate thereof) of a license, express or implied, any freedom to operate, or any covenant not to sue under any intellectual property owned by, licensed to, or otherwise held at the Effective Time by the Company or any Newco Company.

     SECTION 1.02. Reimbursement. In the event of any Action among the parties to this Release and Agreement (including, for purposes of this Section 1.02, affiliates, successors, assigns, heirs, officers, directors, employees, consultants or trustees that are third party beneficiaries under this Release and Agreement) in which a party to such Action (the "Prevailing Party") obtains a final and nonappealable order of a court of competent jurisdiction that provides or states that the other party breached Section 1.01, then the Prevailing Party shall be entitled to reimbursement from the other party of its legal fees and expenses incurred in such Action.

     SECTION 1.03. Certain Agreements. (a) The Company and each of the Related Companies hereby agree that as part of the Restructuring, each Related Company Agreement that is not a written agreement executed on behalf of each of the parties thereto shall be memorialized in writing and executed on behalf of each of the parties thereto. In furtherance and not in limitation of Section 1.05
(a), each of the Related Companies acknowledges that, pursuant to the Restructuring Agreement and as part of the Restructuring, all of the Company's rights under and in respect of the Related Company Agreements shall be assigned to, and all of the Company's Liabilities under and in respect of the Related Company Agreements will be assumed by, Newco immediately prior to the Effective Time (the "Related Company Transfer").

          (b) Each of the Related Companies hereby consents to the Related Company Transfer and, as of the Release Time, except as otherwise expressly provided in Section 1.01, unconditionally releases the Company from any and all obligations, duties and Liabilities (express and implied) under the Related Company Agreements whether arising before, at or after the Related Company Transfer. Each of the Related Companies expressly agrees to perform its obligations, duties and Liabilities (express or implied) under the Related Company Agreements in favor of Newco, and Newco expressly agrees to assume and perform the Company's obligations, duties and liabilities (express or implied) under the Related Company Agreements in favor of the Related Companies. Each of the foregoing is conditioned upon the consummation of the Related Company Transfer, shall occur without any further action by any party, and, together with the Related Company Transfer, shall have the effect of novating and amending the Related Company Agreements.

          (c) The Company, Newco, and each of the Related Companies accordingly agree that as of and with effect from the Related Company Transfer each of the Related Company Agreements will no longer create or confer any rights or obligations on or as to the Company (or its affiliates (other than any Newco Company)) but will continue among the parties thereto (other than the Company) and Newco on the same terms and conditions as those stated in such Related Company Agreement. The Company, Newco and each of the Related Companies agree to amend and restate each such Related Company Agreement to reflect such novation.

     SECTION 1.04. Representations and Warranties. Each of (x) the Related Companies represents and warrants, severally and not jointly, to the Company and Newco and (y) the Company and Newco represents and warrants severally and not jointly, to each of the Related Companies, in each case as of the date hereof and as of the Effective Time, that:

          (a) Organization, Standing and Power. Such person is duly incorporated or formed, validly existing and in good standing under the laws of the state of its incorporation or formation, as applicable and has all corporate or limited liability company powers, as applicable, governmental licenses, authorizations, permits, consents and approvals, except for such governmental licenses, authorizations, permits, consents and approvals the failure of which to have or obtain, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business of such person and such person's subsidiaries, taken as a whole.

                                      A-9-2

          (b) Authority; Execution and Delivery; Enforceability. Such person has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Release and Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such person of this Release and Agreement and the consummation by such person of the transactions contemplated hereby has been duly authorized by all necessary corporate or limited liability company action on the part of such person. Such person has duly executed and delivered this Release and Agreement, and, assuming due execution and delivery hereof by each other party hereto, this Release and Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (c) No Conflicts. The execution and delivery by such person of this Release and Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of such person or any subsidiary of such person under, any provision of (i) the charter, organizational or formation documents of such person, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which such person or any subsidiary of such person is a party or by which their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 1.06(d), any judgment, order or decree (a "Judgment") or statute, law, ordinance, rule or regulation whether foreign or domestic applicable to such person or any subsidiary of such person or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of such person or any subsidiary of such person to perform its obligations under this Release and Agreement or consummate the transactions contemplated hereby

          (d) No Consents. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by such person or any subsidiary of such person in connection with the execution, delivery and performance of this Release and Agreement or the consummation of the transactions contemplated hereby, other than such items that the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to materially impair the ability of such person or any subsidiary of such person to perform its obligations under this Release and Agreement or consummate the transactions contemplated hereby.

                                   ARTICLE II

                           MISCELLANEOUS AND GENERAL

     SECTION 2.01. Notices. All notices, requests, claims, demands and other communications under this Release and Agreement shall be in writing and shall be deemed given upon receipt by the parties at

                                      A-9-3
the following addresses (or at such other address for a party as shall be specified by like notice) of a fax followed by delivery of such notice by overnight courier of an international reputation:

          (a) if to Newco or, prior to the Effective Time, the Company, to

              IGEN Integrated Healthcare, LLC
              16020 Industrial Drive
              Gaithersburg, MD 20877

              Attention: President
              Fax: (301) 208-3789

        (b) if to the Related Companies, to

          Wellstat Therapeutics Corporation
          930 Clopper Road
          Gaithersburg, MD 20878

          Attention: Legal Counsel
          Fax: (240) 683-3794

     SECTION 2.02. Definitions. Unless otherwise noted, terms used but not defined in this Release and Agreement shall have the meaning set forth in the Merger Agreement. In addition, the following terms shall have the following meanings:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For the avoidance of doubt, (a) none of the Related Companies, MSD, MST, JW and JW Consulting is an affiliate of the Company or Newco for purposes of this Release and Agreement and (b) none of the Company, Newco, MSD, MST, JW and JW Consulting is an affiliate of any of the Related Companies for purposes of this Release and Agreement.

          "Related Company Agreements" means all Contracts, promises, commitments or understandings (whether oral or written) between the Company or any of its affiliates, on the one hand, and any Related Company or any of its affiliates, on the other hand.

          "Release Time" means the time immediately prior to the Effective Time.

          "Released Matter" means any and all debts, demands, Actions, causes of action, suits, accounts, covenants, Contracts, agreements, torts, damages and any and all claims, defenses, offsets, Judgments, demands and Liabilities (as defined in the Merger Agreement) whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been or could have been asserted, relating to, based upon or arising from, or in connection with any relationship between the Company or any of its affiliates at or prior to the Release Time, on the one hand, and any Related Company or any of its affiliates, on the other hand, or any Related Company Agreement, in each case in existence at or prior to the Release Time.

     SECTION 2.03. Interpretation. When a reference is made in this Release and Agreement to a Section, Exhibit, Schedule or party, such reference shall be to a Section of, or an Exhibit, Schedule or party to, this Release and Agreement unless otherwise indicated. The headings contained in this Release and Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Release and Agreement. Whenever the words "include", "includes", or "including" are used in this Release and Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Release and Agreement shall refer to this Release and Agreement as a whole and not to any particular provision of this Release and Agreement. The words "date hereof" shall refer to the date of this Release and Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Release and Agreement are applicable to the singular as well as the
                                      A-9-4
plural forms of such terms. Any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     SECTION 2.04. Severability. If any term or other provision of this Release and Agreement is invalid, illegal or incapable of being enforced by any applicable Law (as defined in the Merger Agreement), or public policy, all other conditions and provisions of this Release and Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Release and Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 2.05. Counterparts. This Release and Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

     SECTION 2.06. Entire Agreement; Third Party Beneficiaries. This Release and Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing contained in this Release and Agreement is intended to confer upon any person other than the parties hereto any benefit, right or remedy under or by reason of this Release and Agreement, except the persons referred to in Sections 1.01 and 1.02, who shall be third party beneficiaries of this Release and Agreement.

     SECTION 2.07. Governing Law. This Release and Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 2.08. Assignment. Neither this Release and Agreement nor any of the rights, interests or obligations under this Release and Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, the parties acknowledge and agree that the conversion of Newco in accordance with Section
2.01 of the Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Subject to the preceding sentences, this Release and Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 2.09. Enforcement; Consent to Service of Process. The parties agree that irreparable damage would occur in the event that any of the provisions of this Release and Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Release and Agreement and to enforce specifically the terms and provisions of this Release and Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Release and Agreement or any transaction contemplated in this Release and Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Release and Agreement or any transaction contemplated in this Release and Agreement in any court

     SECTION 2.10. Modification or Amendment. The parties hereto may modify or amend this Release and Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties. At any time the parties hereto may waive compliance with any of the agreements or

                                      A-9-5
conditions contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Release and Agreement to assert any of its rights under this Release and Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 2.11. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Release and Agreement shall survive the Effective Time (as defined in the Merger Agreement). This Section 2.11 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 2.12. Termination. In the event the Merger Agreement is terminated prior to the Effective Time, this Release and Agreement shall become null and void.

     IN WITNESS WHEREOF, this Release and Agreement has been duly executed and delivered as of July 24, 2003, by the duly authorized officers of the parties hereto.

                                          IGEN INTERNATIONAL, INC.,

                                          by      /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                             Name: Richard J. Massey
                                             Title:  President and Chief
                                             Operating Officer

                                          IGEN INTEGRATED HEALTHCARE, LLC,

                                          by      /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                             Name: Richard J. Massey
                                             Title:  President and Chief
                                             Operating Officer

                                          Related Companies:

                                          HYPERION CATALYSIS INTERNATIONAL,

                                          by    /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title:  Chairman and Chief
                                             Executive Officer

                                          WELLSTAT BIOLOGICS CORPORATION,

                                          by    /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title:  Chairman and Chief
                                             Executive Officer

                                      A-9-6

                                          WELLSTAT THERAPEUTICS CORPORATION,

                                          by    /s/ SAMUEL J. WOHLSTADTER
                                             -----------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title:  Chairman and Chief
                                             Executive Officer

                                          PROTEINIX CORPORATION,

                                          by    /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title:  Chairman and Chief
                                             Executive Officer

                                          INTEGRATED CHEMICAL SYNTHESIZERS,
                                          INC.,

                                          by    /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                             Name: Samuel J. Wohlstadter
                                             Title:  Chairman and Chief
                                             Executive Officer

                                      A-9-7

                                                                        ANNEX 10

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") is made as of the 24th day of July, 2003, by and between IGEN International, Inc. ("IGEN"), a Delaware corporation having a principal place of business at 16020 Industrial Drive, Gaithersburg, Maryland 20877, United States of America, and IGEN LS LLC ("LLC"), a Delaware limited liability company having offices at 16020 Industrial Drive, Gaithersburg, Maryland 20877, with reference to the following facts:

     WHEREAS, IGEN has conducted research on, has developed and owns rights to certain technology and products with respect to, among other things, the detection and/or quantification of compounds for diagnostic procedures based on electrochemiluminescent compounds; and

     WHEREAS, IGEN and LLC are willing to enter into a non-exclusive license, as is set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth below, LLC and IGEN (the "Parties") hereby agree as follows:

     1. Definitions. As used in this Agreement, capitalized terms shall have the respective meanings set forth below:

          1.1 Affiliate. "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan shall be deemed an Affiliate of LLC for purposes of this Agreement. Neither Meso Scale Diagnostics, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 ("MSD") nor Meso Scale Technologies, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 ("MST") shall be deemed an Affiliate of IGEN for purposes of this Agreement.

          1.2 Affiliate Sublicensee. "Affiliate Sublicensee" means an Affiliate of a party to whom a sublicense has been granted as provided under Section 2.4 hereof.

          1.3  ECL Assays.  "ECL Assays" means:

             (a) any and all immunoassay methods (except as set forth in subsection (c), below) for human in vitro diagnostic testing consisting of or based on the Licensed ECL Technology:

                (1) that when sold in any jurisdiction

                    (A) that requires regulatory approval or registration for
               the manufacturing, marketing and selling of human in vitro diagnostic products (including Analyte Specific Reagents as defined by applicable FDA regulations (currently 21 CFR sec. 864.4020) and similar products by any other name under any and all applicable regulations of foreign jurisdictions), has been approved by or registered, as so required, with the governmental agencies that have responsibility for regulating such products in the jurisdiction in which the sale takes place (and when sold in the United States, Europe or Japan, has been approved or registered, as applicable, as a human in vitro diagnostic product by the U.S.

                                      A-10-1

               Food and Drug Administration, under the European IVD Directive, or by the Japan Ministry of Health, respectively); or

                    (B) in which approval or registration specified in
               (a)(1)(A), above is not required, has been manufactured in accordance with the regulations of the governmental agencies, if any, that have responsibility for regulating human in vitro diagnostic products in the jurisdiction in which the sale takes place; and

                (2) manufactured and sold solely in Reagent Packs; and

                (3) in which the detection or quantification of an analyte is determined by the binding of an antibody or antibody fragment (or the antigen if the analyte is an antibody).

             (b) For purposes of this Agreement, ECL Assay shall include:

                (1) a Folate assay, an RBC Folate assay and a Vitamin B-12 assay provided such assay meets the requirements in subsections (a)(1) and
           (2) and where detection or quantification of an analyte is determined by the binding of the specific proteins to Folate, RBC Folate and Vitamin B-12;

                (2) notwithstanding any limitation in subsection (c) below, any and all assays (except Multi-Array Assays) for the analytes set forth in Appendix Y attached hereto and for use on ECL Instruments (which includes analytes which are or may be construed to be chemical agents or weapons), provided such assays meets all of the requirements in subsection (a) above; and

                (3) reagents, such as antigens, antibodies, magnetic microparticles and calibrators, used in assays that meet the requirements in subsection (a), (b)(1) or (b)(2), above and controls, cleaning solutions, diluents and substrates.

             (c) Notwithstanding anything contained in subsection (a), (b)(1) or
        (b)(3), above, (but specifically excluding subsection (b)(2), above) to the contrary, ECL Assays shall not include any assay method:

                (i) for drugs of abuse (including amphetamines, barbiturates, benzodiazepines, cocaine, metabolite, ethanol, LSD, methadone, methaqualone, opiates, phencyclidine, propoxyphene and THC);

                (ii) for therapeutic drug monitoring (other than for digoxin and digitoxin), including monitoring of acetominophen, amikacin, carbamazepine, cyclosporin, gentamicin, lidocaine, phenobarbital, NAPA, phenytoin, free phenytoin, primidone, procainamide, quinidine, salicyhlate, theophylline, tobramycin, valproic acid, free valproic acid and vancomycin;

                (iii) for detection of exposure to chemical agents or weapons;

                (iv) for detection of the biological agents, toxins or weapons set forth in Appendix X attached;

                (v) for allergies other than total IgE;

                (vi) that incorporates or includes one or more nucleic acids or utilizes or is designed for the detection of one or more nucleic acids or uses one or more compounds that is/are: (y) composed of one or more nucleotides or analogs thereof; or (z) capable of binding with one or more nucleotides or analogs thereof; or

                (vii) that is a Multi-Array Assay.

                                      A-10-2

          1.4  ECL Instrument.

             (a) "ECL Instrument" means a diagnostic instrument that uses or is based upon Licensed ECL Technology solely for use with ECL Assays (and does not include peripheral devices used with diagnostic instrument(s) such as printers, sample preparation devices, non-ECL modular units, IT equipment and software for post analytical analyses) so long as such diagnostic instrument satisfies each of the following criteria:

                (i) has a maximum throughput of 65 or more test results per hour for a majority of ECL Assays marketed by LLC and all of its Affiliate Sublicensees; and

                (ii) is specifically designed to hold six or more Reagent Packs on board the instrument for automated testing; and

                (iii) each Reagent Pack on board the instrument has a quantity of antibodies or antibody fragments (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) that is manufactured, calibrated and designed to report 50 or more individual results provided that the requirement of 50 reported results per Reagent Pack does not apply to prepackaged calibrators, controls, diluents and cleaning solutions; and

                (iv) the sole and exclusive method of performing the ECL Assay is by the instrument directly accessing, and using reagents from, the Reagent Packs described in (iii), above; and

                (v) weighs 88 kg or more; and

                (vi) is designed to hold on board the instrument 100 or more disposal reaction cups or 10 or more non-disposable reaction cups; and

                (vii) cannot perform any Multi-Array Assay; and

                (viii) uses platinum as the sole and exclusive material for the permanently installed electrode in the flow cell that generates electrochemiluminescence; provided, however, that any other material used by IGEN or its successors or assigns, or any of their respective licensees under ECL Technology, in an instrument that incorporates ECL Technology may also be used; and

                (ix) has a physical size of 314,000 cubic centimeters (measured by integrating the total volume encompassed by the entire instrument) or more, and has an actual footprint of 4,880 square centimeters or more; and

                (x) performs each of the following functions (whether or not the instrument performs other functions), in any order and regardless of the materials employed to perform the function (with the proviso that this shall not modify or supercede any of the limitations set forth in (i) through (ix), above): (1) accepts and aliquots patient samples or accepts an aliquoted patient sample for performing the ECL Assay;
           (2) directly accesses, and uses antibody reagents (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) directly from, the Reagent Packs described in subparagraph (iii), above; (3) dispenses the antibodies (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) for purposes of performing the ECL Assay;
           (4) accesses and aliquots magnetic beads directly from the Reagent Packs on board the instrument; (5) incubates the patient sample with antibodies (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) for conducting the ECL Assay; (6) transfers the

                                      A-10-3
           incubated sample to the flow cell in the instrument where the electrochemiluminescence reaction takes place; (7) activates the magnet at the electrode in the instrument for purposes of drawing the magnetic beads to the electrode; (8) activates the electrode to perform electrochemiluminescence; (9) reads light generated by the electrochemiluminescence reaction; (10) flushes out and cleans the flow cell following the performance of the electrochemiluminescence measurement; and (11) interprets the light signal from the electrochemiluminescence to provide the diagnostic result specific to the patient sample.

           For the avoidance of doubt and for the sake of clarification, if a diagnostic instrument that uses or is based upon Licensed ECL Technology satisfies each of criteria set forth in subparagraphs (i) through (x) is or could be subdivided into two or more modules, then the module that performs the function described in subparagraph
           (x)(8), above, must meet all of the criteria set forth in subparagraphs (i) through (x), above; it being understood that in the event such module fails to meet all such criteria then the diagnostic instrument (both before and after being so subdivided) shall not qualify as an ECL Instrument.

             (b) Notwithstanding anything contained in subsection 1.4(a) to the contrary, the Elecsys 1010 instrument, the Elecsys 2010 instrument and the ECL module of the E-170 instrument sold by Roche Diagnostics GmbH at the Effective Time are ECL Instruments.

          1.5  ECL Patent Rights.  "ECL Patent Rights" means:

             (a) All patents, patent applications and patent rights listed in Exhibit A hereto; and

             (b) Any other patent applications or patents issued to IGEN or its Affiliates relating to ECL Technology that claim their earliest priority from a patent application filed by IGEN or an IGEN Affiliate on or before the Effective Time; and

             (c) Any other patents or patent applications that claim priority to one or more of the patents and patent applications listed in Exhibit A including corresponding foreign applications or patents; any patents or patent applications that claim priority to a priority application of one or more of the patents and patent applications listed in Exhibit A including corresponding foreign applications or patents; and

             (d) any substitutions, divisions, continuations, continuations in part, renewals, reissues, confirmations or registrations of the patents, patent applications and patent rights under Sections 1.5(a), (b) and (c) above and extensions of the foregoing, now existing or hereafter filed.

          1.6 ECL Technology. "ECL Technology" means detection methods and detection systems, which employ electrochemiluminescence in detection and/or quantification, including but not limited to ECL reagents, ECL assays and/or immunodiagnostic detection methods by which light generation occurs when a molecular compound (such as a ruthenium metal chelate) is electrically stimulated by applying a voltage to an electrode which triggers a chemical reaction to emit photons.

          1.7  Field.  "Field" means:

             (a) the analyzing of specimens taken from a human body, including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that human being, for a physiological or pathological state, a congenital abnormality, safety and compatibility of a treatment or to monitor therapeutic measures.

             (b) Notwithstanding anything contained in subsection 1.7(a), above, to the contrary, the Field shall not include analyzing for (A) life science research and/or development, including at any pharmaceutical company or biotechnology company, (B) patient self testing use; (C) drug discovery and/or drug development (including at any pharmaceutical company or biotechnology

                                      A-10-4
        company), including clinical research or determinations in or for clinical trials or in the regulatory approval process for a drug or therapy, or (D) veterinary, food, water, or environmental testing or use.

             (c) Notwithstanding anything contained in subsection 1.7(b), above, to the contrary, in the event a Product that has been sold or placed solely for the uses specified in subsection 1.7(a), above, is incidentally used outside those specified uses without the knowledge or consent of LLC or any of its Affiliate Sublicensees (without a duty to inquire or investigate), then such incidental use shall be considered inside the Field and such sale or placement shall not retroactively be considered outside the Field.

          1.8 Licensed ECL Technology. "Licensed ECL Technology" means the ECL Patent Rights and any and all proprietary or confidential or technical information relating to ECL Technology owned by IGEN or any of its Affiliates or licensed to IGEN or any of its Affiliates from a third party with the right to grant the licenses under Section 2.1 hereof, in each case as existing as of the Effective Time, including, but not limited to techniques, designs, specifications, instruments, compounds, devices, ideas, technical information, processes, schematics, inventions, discoveries, methods, know-how, show-how, hardware and software (including object codes and source codes) based on ECL Patent Rights, whether or not the same is eligible for protection under the patent laws of the United States or elsewhere, and whether or not any such processes and technology, or information related thereto, would be enforceable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition. "Licensed ECL Technology" shall include without limitation, the inventions in the ECL Patent Rights. "Licensed ECL Technology" shall not include technology related to gene amplification or Nucleic Acid Probes or methods using Nucleic Acid Probes.

          1.9 Multi-Array Assay. "Multi-Array Assay" shall mean an assay that includes, without limitation, (a) the use of disposable electrodes or (b) a patterned surface used for one or more measurements. Multi-Array Assay shall not include measurements practiced as of the date hereof on the Elecsys 1010, Elecsys 2010 and Modular E170 and their successor instruments wherein one or more analytes of the electrochemiluminescent measurement is performed on a reader that performs the electrochemiluminescent measurement in a permanently installed flow cell as long as (x) the electrochemiluminescent measurement is performed using the electrodes used for initiating electrochemiluminescence that are permanently installed in such flow cell contained in the reader wherein the one or more analytes are captured on paramagnetic beads and (y) no electrode that is disposable, consumable or not permanently installed in the reader is used to initiate electrochemiluminescence.

          1.10 Non-Exclusive. "Non-Exclusive" as to the grant of a license right means that the licensor may during the Term of this Agreement exercise the licensed rights itself in the licensee's field or grant non-exclusive licenses in the licensee's field to a third party, or retain for itself any non-exclusive license rights.

          1.11 Nucleic Acid Probe. "Nucleic Acid Probe" shall mean one or more compounds that is/are: (y) composed of one or more nucleotides or analogs thereof; or (z) capable of binding with one or more nucleotides or analogs thereof.

          1.12  Prior Agreement.

          "Prior Agreement" means the License and Technology Development Agreement between Roche Diagnostics GmbH (t/k/a Boehringer Mannheim GmbH) ("ROCHE") and IGEN (t/k/a IGEN Incorporated), dated September 23, 1992.

          1.13 Product(s). "Product(s)" means ECL Instruments, service for ECL Instruments and spare parts; and ECL Assays.

                                      A-10-5

          1.14 Reagent Pack. "Reagent Pack" shall mean the prepackaged reagent bottles that: (i) are designed to go on board an ECL Instrument and (ii) hold specific concentrations and volumes of reagents, including the required antibody, antibodies or antibody fragments (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigen in the case where the analyte in the immunoassay is an antibody), that have been calibrated where technically required and which are used in combinations for conducting an ECL Assay on an ECL Instrument. For the avoidance of doubt and for the sake of clarification, if two or more reagent bottles are combined, packaged or sold together for conducting the prescribed ECL Assay on an ECL Instrument, then such multiple bottles shall constitute one Reagent Pack.

          1.15 Term. The "Term" of this Agreement shall mean the entire period of time this Agreement is in full force and effect and shall begin at the Effective Time and terminate automatically upon the later of (a) the expiration of the last-to-expire of the patents included in the ECL Patent Rights that is not earlier invalidated, or its enforcement enjoined, by a final decision of a court of competent jurisdiction from which no further appeal may be taken or (b) complete loss of confidential and proprietary status for all of the Licensed ECL Technology. The term "Effective Time" shall have the meaning ascribed to that term in Merger Agreement of even date herewith by and between, inter alia, IGEN and Roche Holding Ltd (the "Merger Agreement").

     2.  Grant and Scope of Licenses.

          2.1 License Grant. During the Term of this Agreement, and subject to the terms and conditions of this Agreement, IGEN and its Affiliates grant to LLC, only for use in the Field, an irrevocable, perpetual, Non-Exclusive, worldwide, fully-paid, royalty-free right and license under the Licensed ECL Technology, to develop, have developed, prepare derivative works based on, reproduce, use, manufacture, have manufactured, distribute, have distributed, display, perform, modify, import, sell, offer for sale, have sold, lease and otherwise commercially exploit Products.

          2.2  Included (Excluded) Rights.

             (a) The rights and licenses granted in Section 2.1 hereof include the right of LLC to grant to its distributors, contract manufacturers, toll manufacturers, component suppliers, leasing agents and other third parties engaged by LLC hereunder to assist LLC in commercializing the intellectual property rights licensed to it hereunder (the "Authorized Third Parties") immunity from suit under the Licensed ECL Technology in the Field but solely for the benefit of LLC, and further includes the right of LLC to grant immunity from suit under the Licensed ECL Technology to LLC's customers for use or subsequent sale of those Products in the Field. Furthermore, Authorized Third Parties shall have such rights to use the Licensed ECL Technology licensed to LLC hereunder in the Field as may be necessary to allow such Authorized Third Parties to assist LLC and its Affiliate Sublicensees in the commercialization of Licensed ECL Technology; provided, however, that the exercise of such licensed rights by such Authorized Third Parties shall not constitute a sublicense by LLC hereunder. LLC shall: (i) assure that the Authorized Third Parties' use of the Licensed ECL Technology licensed hereunder to LLC is utilized by such Authorized Third Parties for the exclusive benefit of LLC and its Affiliate Sublicensees and only in the Field and to that extent only as permitted by this Agreement; and (ii) cause each Authorized Third Party to assign to LLC any and all intellectual property rights to ECL Technology which such Authorized Third Party may develop or create. LLC shall indemnify IGEN and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from LLC's failure to perform its obligations under the preceding sentence. In addition, any Authorized Third Party which does not comply with (ii) above shall not benefit from the immunity from suit described in this
        Section if such Authorized Third Party sues IGEN or any of its Affiliates or sublicensees to the extent such suit

                                      A-10-6
        by such Authorized Third Party is based on those intellectual property rights which should have been assigned to LLC in accordance with (ii) above.

             (b) LLC shall have no right to develop, use, manufacture, have manufactured or sell ECL Assays that are packaged specifically for, and function only for use on, instruments manufactured or sold by IGEN or its licensees or resellers.

             (c) No rights are licensed or deemed licensed to LLC hereunder or in connection herewith, other than those rights expressly licensed to LLC in Sections 2.l and 2.2 and Section 2.7 below.

          2.3 Out-of-Field Licenses. Nothing contained in this Agreement shall be construed to limit or restrict, in any way or manner, any right of LLC or its Affiliates to use, license, transfer or sell its owned or licensed intellectual property rights (excluding the rights licensed to LLC hereunder) anywhere in the world and/or for any purpose, whether inside or outside the Field.

          2.4 Sublicenses. Except as provided in this Section 2.4, LLC shall not have the right to grant sublicenses to the licenses granted in Article 2 hereof to any third parties; provided, however, LLC may sublicense its rights to any of its Affiliates, but only for so long as such entity remains an Affiliate of LLC. All Affiliate Sublicensees shall be subject to the provisions of this Agreement, including but not limited to the confidentiality provisions. LLC shall cause each Affiliate Sublicensee to assign to LLC any and all intellectual property rights to ECL Technology which such Affiliate Sublicensee may develop or create. LLC shall indemnify IGEN and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from LLC's failure to perform its obligations under the preceding sentence. On a semi-annual basis, LLC shall provide to each of its Affiliate Sublicensees, with a contemporaneous copy to IGEN, a written description of LLC's obligations under this Agreement and the steps to be taken by LLC and the Affiliate Sublicensees to ensure compliance with those obligations. Contemporaneously with delivery of such description, LLC shall notify IGEN in writing of all sublicenses with Affiliate Sublicensees.

          2.5  Out-of-Field Sales.

             (a) LLC and IGEN will, within ninety (90) days prior to the end of each calendar year, jointly engage a mutually acceptable, independent, neutral third party to monitor LLC's compliance with the licenses granted hereunder (the "Field Monitor"). The expense of the Field Monitor will be shared equally by LLC and IGEN. LLC will give the Field Monitor full access to such records as are necessary for the Field Monitor to review placements and sales of Products by LLC and its affiliates, sublicensees, distributors and agents to confirm whether LLC is adhering to the Field and Product limitations of its license hereunder. Such examination shall be confidential and information disclosed or reviewed shall not be disclosed to IGEN except as is necessary for the Field Monitor to report the results of the examination process. The Field Monitor will be instructed to prepare and deliver a report to LLC and IGEN within 90 days following the end of each calendar year. Such report will include a worldwide list of sales or placements of Products by LLC, and its respective affiliates, sublicensees, distributors and agents, during the preceding year that were not within the Field. Without limiting the generality of the foregoing, the report will identify LLC sales or placements of Products in violation of the license grant. For purposes of this Section 2.5, references to LLC, either by name or as a "party" or "seller," shall include such party's affiliates, sublicensees, Authorized Third Parties, distributors and agents that sell Products under the license granted hereunder.

             (b) In the event of out-of-Field sales, LLC may continue to sell Licensed Products for out-of-Field uses of such ECL Instrument until IGEN notifies LLC in writing that it is prohibited from making any further such sales. In addition, LLC will pay to IGEN within thirty (30) days

                                      A-10-7
        after receiving the Field Monitor's report 65% of all undisputed revenues earned through out-of-Field sales of Products for the prior year. Except as provided below in Section 5.1, the payment provisions of this Section 2.5(b) shall be the exclusive remedy of IGEN for out-of-Field sales by LLC under this Agreement. IGEN shall have no right to terminate this Agreement for out-of-Field sales by LLC, or its Affiliates Sublicensees.

             (c) LLC and its Affiliate Sublicensees shall market and sell Products only to or place Products only with customers who LLC or its Affiliate Sublicensees reasonably believe, based on prior knowledge of and experience with such customer (or customers having substantially similar operations), without a duty to inquire or investigate, will use the Products solely in the Field, provided LLC or its Affiliate Sublicensee gives such customer a notice, in customary documentation for Products (e.g. quotation, package insert or invoice), of the limitations on the authorized use of the Products. If LLC or any of its Affiliate Sublicensees receive credible information that a specific customer is using the Products outside of the Field, then LLC and its Affiliate Sublicensees shall comply with the provisions of Section 2.5(b) [Out of Field Sales] of this Agreement. In such event, the Products previously sold to or placed with the customer (i.e. ECL Instruments) prior to receipt of such information shall not retroactively be considered out-of-Field sales.

          2.6 Covenants. LLC hereby covenants that it will not, under any circumstances, actively advertise or market the Products in fields other than those included in the Field.

          2.7 Limited Use for Evaluation and Regulatory Approvals. On the terms and subject to the conditions set forth herein, IGEN hereby grants LLC a limited, Non-Exclusive, royalty-free, worldwide right and license, during the Term of this Agreement and under the Licensed ECL Technology, to provide Products (which may include, for the limited purposes of this Section 2.7, ECL Assays that do not satisfy the condition of Section 1.3(a)(1)) to the following users for the specified limited purposes set forth below in this Section 2.7:

             (a) laboratories and centers not making clinical determinations on patients;

             (b) clinical research organizations, contract research organizations, clinical service organizations and laboratories not making clinical determinations on patients; and

             (c) the life sciences market, including pharmaceutical companies, academic laboratories and biotechnology companies;

so long as in the case of each of the forgoing clauses (a), (b) and (c), (i) neither LLC nor any of its Affiliates, distributors or agents, directly or indirectly, receives any cash or other consideration in exchange for so providing such Products; and (ii) such Products are used solely for the development or evaluation testing of Products or to obtain or extend regulatory approval for Products.

     3.  Ownership.

          3.1 Licensor Retains Ownership. LLC (for itself and its Affiliate Sublicensees) acknowledges and agrees that LLC has no rights in or to the intellectual property rights licensed to LLC, other than the license rights specifically granted herein. Nothing in this Agreement shall obligate IGEN or its Affiliates to obtain ownership of or sublicensing rights to intellectual property rights obtained from or licensed from third parties.

     4.  [RESERVED]

     5.  Books Of Account.

          5.1 Business Records. LLC shall keep, and cause its Affiliates to keep complete and accurate sales and accounting records and accounts of all uses of Licensed ECL Technology, in sufficient detail to enable IGEN to confirm that the use of its licensed intellectual property rights by LLC and its

                                      A-10-8
     affiliates, sublicensees, distributors and agents complies with the terms of this Agreement. Once each year during the Term of this Agreement, IGEN may designate an independent certified public accountant reasonably acceptable to LLC to conduct, during normal business hours, an examination of the records referenced above. Such examination shall be confidential, and the information disclosed shall not be communicated to IGEN except as is necessary for the accountant to report the results of the examination process. Such accountants shall execute a confidentiality agreement reasonably acceptable to LLC. All records necessary to confirm the extent of LLC's out-of-Field sales, if any, shall be made available upon request and reasonable advance notice in Mannheim or at LLC Affiliates by arrangement through LLC. If any audit conducted on behalf of IGEN shows that LLC, or any of its affiliates, sublicensees, distributors or agents, underpaid amounts due to IGEN for out-of-Field sales under Section 2.5, then LLC shall immediately pay to IGEN any deficiency, with interest thereon calculated in accordance with Section 5.3.

          5.2 Retention. Records required to be maintained hereunder shall be retained for not less than three (3) years.

          5.3 Interest. All payments due hereunder from LLC that are not paid to IGEN when due and payable as specified herein shall bear interest, compounded monthly, at an annual rate equal to two percent (2%) above the U.S. dollar reference rate ("prime rate") charged from time to time by Citibank, N.A. (or a successor bank that is the largest bank headquartered in New York City) from the date due until paid or at such lower rate as shall be the maximum rate permitted by law.

     6.  Dispute Resolution; Venue And Choice Of Law.

          6.1 Good Faith Resolution. In the event that at any time during the Term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of this Agreement, or performance by a Party under this Agreement, or a breach of this Agreement by a Party, or any claim by a Party that any provision of this Agreement is invalid (a "Dispute" or collectively "Disputes") , one Party shall give written notice to the other Party that a dispute exists and the Parties will then attempt in good faith to resolve their differences before resorting to arbitration provided in Section 6.2. If the Parties cannot resolve the disputed matter within thirty (30) days after such notice, then either Party shall be free to submit the disputed matter to binding arbitration in accordance with Section 6.2 hereof. For purposes of this
     Article 6, the terms "Party" and "Parties" shall include each of the signatories to this Agreement and/or any one or more of their respective Affiliates, whether the reference is to a Party as a claimant or a Party against which a claim is made.

     6.2  Arbitration.

             (a) The Parties intend Section 6.2 hereof to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either Party refuses to submit to arbitration as required herein, the other Party may request a United States District Court to compel arbitration in accordance with the Federal Arbitration Act.

             (b) Any dispute or other matter in question between LLC and IGEN arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute or matter arises before or after termination of this Agreement, shall be resolved solely by arbitration if the Parties are unable to resolve the dispute through negotiation pursuant to Section 6.1 hereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one Party to the other. The date on which the other Party receives such written notice shall be hereinafter referred to as the "Arbitration Notice Date."

                                      A-10-9

             (c) Each Party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days after the Arbitration Notice Date, then the arbitration shall be conducted by a single arbitrator appointed by the American Arbitration Association. If two arbitrators are appointed but do not agree on the third arbitrator within sixty (60) days after the Arbitration Notice Date, each of the arbitrators shall nominate within sixty-seven (67) days after the Arbitration Notice Date three individuals. Each arbitrator shall then within seventy-two (72) days after the Arbitration Notice Date decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. Notwithstanding anything contained herein to the contrary, if the third arbitrator is not chosen with seventy-two (72) days after the Arbitration Notice Date, then the American Arbitration Association shall appoint the third arbitrator within seventy-seven (77) days after the Arbitration Notice Date. The arbitrators shall not be or have been affiliated with, or have any personal, financial or business relationship with, either of the Parties or any Affiliate of either Party; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

             (d) The arbitration hearings shall be held in Borough of Manhattan, State of New York or such other place as may be mutually agreed by the Parties, shall be conducted in the English language and shall be conducted as confidential proceedings (except to the extent necessary to enforce the award resulting therefrom). Unless the Parties agree otherwise, the arbitrators shall commence the arbitration hearing within thirty (30) days after the selection of the third arbitrator. The arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed. Pending the arbitration hearing, at the request of a Party, the arbitrators may issue temporary injunctive or other equitable relief to address any violation or threatened violation of this Agreement. All awards shall be made based on a majority vote of the arbitrators, shall be in writing, shall not be considered confidential information of either Party, shall be issued within sixty (60) days after hearings before the arbitrators are completed, and shall state the reasoning on which the award rests unless the Parties agree otherwise. In addition to any relief at law which may be available to an aggrieved Party for such breach, such Party shall be entitled to injunctive and other equitable relief as the arbitration panel may grant. The arbitrators shall deliver a copy of the award to each Party personally or by registered mail. Any party may request within ten (10) days after receiving the decision that, for good cause, the arbitrators reconsider and modify such decision. The arbitrators shall have thirty (30) days after such request to modify their decision, if they consider it appropriate. Thereafter, the decision of the arbitrators shall be final, binding and nonappealable, except to the extent appeals are permitted by the Federal Arbitration Act, with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

             (e) Each Party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each Party incurs to prepare for such arbitration. Other than set forth above, each side shall pay, (iv) one-half of the fee and expenses of the third arbitrator, and (v) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding.

             (f) Except as provided above, arbitration shall be based upon the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be limited at the discretion of the arbitrators, so that the timing and extent of such discovery shall not interfere with the normal business operations of the Parties. The arbitrators may proceed to an award notwithstanding the failure of either Party to participate in the proceedings.

                                     A-10-10

             (g) In the event of subsequent actions or proceedings to confirm the award or to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing Party shall be entitled to recover its reasonable attorney's fees incurred in such actions or proceedings.

             (h) The fact that the dispute resolution procedures specified in this Article 6 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedure the Parties shall continue to perform their respective obligations in good faith.

          6.3 Limited Recourse to Courts. This Article 6 shall be the exclusive dispute resolution procedure for Disputes under this Agreement and no Party shall bring Disputes before any court, except as appeals to arbitration awards are permitted by Section 6.2. Except as permitted by
     Section 6.2, the Parties hereby waive any right to appeal an arbitration award to any court. The provisions of Section 6.2 may be enforced, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered, in any court of competent jurisdiction. The Parties hereby submit to the non-exclusive in personam jurisdiction of the federal courts in New York for such purposes. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY FOR MATTERS RELATED TO DISPUTES SUBMITTED TO ANY COURT.

          6.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

     7.  Term And Termination.

          7.1 Term. This Agreement shall remain in full force and effect for the Term, unless terminated earlier in accordance with Section 7.2 below.

          7.2 Termination for Cause. (a) LLC may, in its sole discretion, terminate this Agreement, effective after the grace periods described below, by giving written notice of such termination to IGEN, if IGEN fails materially to comply with any material obligation of this Agreement, and IGEN fails to cure such breach within sixty (60) days after written notice thereof by LLC or, if such breach cannot reasonably be cured within sixty
     (60) days, IGEN fails to commence to cure such breach within said sixty-day period and diligently continue to cure such breach, unless otherwise specified in this Agreement; provided, however, that if IGEN is unable to cure a breach due to Force Majeure, then such 60-day period shall be extended for a period of time reasonable under the circumstances. If there should be a dispute between the parties as to whether a breach exists which entitles LLC to terminate for cause, the matter shall be resolved promptly under the provisions of Article 6 hereof and all attempts to terminate shall be stayed. Upon termination by LLC, all payments then outstanding under this Agreement and payable by LLC shall become immediately due and payable.

             (b) (i) From time to time during the term of this Agreement, LLC may in advance of first sale, placement or other commercialization of a proposed product that uses or incorporates Licensed ECL Technology, request in writing that IGEN confirm that such proposed product is a Product. At Roche's request, IGEN shall confirm in writing receipt of such notice. This request process described in this Section 7.2(b)(i) is only available on a product-by-product basis. A single request under this process shall not apply to groups or ranges of products. Each such request shall include sufficient information to enable IGEN to make a determination of whether the proposed product is a Product. If IGEN does not respond within sixty (60) days of its receipt of such request, IGEN shall be deemed to have responded that the proposed product is not a Product. If IGEN responds that the proposed product is not a Product and LLC disagrees with such response, a dispute as to the interpretation of this Agreement shall be deemed to exist. This dispute shall be resolved in accordance with Article 6 hereof. If the final result in the dispute resolution is that such proposed product is not a Product, and such proposed product is

                                     A-10-11
        subsequently sold, placed or otherwise commercialized by or on behalf of LLC or any of its Affiliates, that sale, placement or commercialization shall be considered a material breach of this Agreement by LLC and IGEN shall have the right to terminate this Agreement upon delivering written notice to LLC, effective immediately. LLC shall have no right to cure such a breach or to challenge or seek any review, by arbitration or otherwise, of such termination.

             (ii) If LLC or any of its Affiliates sells, places or otherwise commercializes an instrument that uses or incorporates Licensed ECL Technology (that previously had not been the subject of the process described in Section 7.2(b)(i) above) which IGEN believes is not an ECL Instrument, then IGEN may deliver a notice of immediate termination to LLC. LLC shall have no right to cure such a breach. If there should be a dispute between the Parties as to whether such a breach has occurred, the matter shall be resolved promptly under Article 6 and all attempts to terminate shall be stayed. Termination shall be effective immediately, and without any further action by IGEN, the final result pursuant to Article 6 is that such instrument used or incorporated Licensed ECL Technology and was not an ECL Instrument.

             (iii) If LLC or any of its Affiliates sells, places or otherwise commercializes an assay that uses or incorporates Licensed ECL Technology (that previously had not been the subject of the process described in Section 7.2(b)(i) above), which assay IGEN believes is not an ECL Assay, then IGEN may deliver a notice of breach to LLC. Upon LLC's receipt of such notice (the "Notice Date"), the Parties agree to appoint a single arbitrator within ten (10) days after the Notice Date; provided, however, that if an arbitrator is not jointly appointed by such date, the American Arbitration Association shall appoint such arbitrator. Unless the Parties agree otherwise, the arbitrator shall commence the arbitration hearing within thirty (30) days after its appointment to determine whether or not the assay in question is or is not an ECL Assay. Such hearing shall last no longer than five (5) consecutive business days, during which the Parties shall present their positions on the matter in question. The arbitrator shall be directed to issue its decision within thirty (30) days after the end of the hearing. Except for the time periods specified in this Section 7.2(b)(iii),
        Section 6.2 shall apply to the arbitration described in this Section 7.2(b)(iii). If the final result pursuant to such arbitration is that the assay in question is an ECL Assay, LLC shall not be in breach of this Agreement. If the final result pursuant to such arbitration is that the assay in question is not an ECL Assay, then such sales of such assays shall not constitute a breach of this Agreement if: (A) all sales by or on behalf of LLC or its Affiliates of such assay shall cease within twenty (20) business days after determination of the final result pursuant to Section 6.2; and (B) LLC and its Affiliates shall assign or sublicense, as the case may be, to IGEN all patents, patent applications and other intellectual property rights for the analyte-specific reagent for such assay (and the analyte-specific reagent assay method) which LLC and its Affiliates owns or has licensed, with the right to sublicense. If LLC or any of its Affiliates continues to sell, place or otherwise commercialize such assay after the date which is twenty (20) business days after determination of the final result pursuant to Section 6.2, LLC shall have committed a material breach of this Agreement and IGEN shall have the right to immediately terminate this Agreement upon delivering written notice to LLC. LLC shall have no right to cure such a breach or to challenge or seek any review, by arbitration or otherwise, of such termination.

             (iv) Neither Party shall have the right to seek or obtain injunctive or equitable relief or to otherwise initiate proceedings at law in order to prevent, delay or limit: (A) any of the arbitration proceedings contemplated by this Section 7.2(b); or (B) IGEN's termination of LLC if such termination is permitted under the terms of this Section 7.2(b).

             (c) In the event LLC breaches any of its obligations hereunder, then IGEN shall be entitled to seek and obtain both monetary damages, specific performance of this Agreement and/or equitable or injunctive relief, but, except as described in Section 7.2(b) above, IGEN shall not be entitled to seek or obtain a termination of this Agreement.

                                     A-10-12

          7.3 Effect of Termination. Upon termination of this Agreement for cause prior to the expiration of the Term set forth in Section 7.1 hereof, and upon expiration of this Agreement at the end of its Term, all licensed rights under Section 2 of this Agreement shall cease. Notwithstanding any expiration or termination, the provisions of Sections 2.5 (with respect to obligations that accrue prior to termination), 3, 5, 6, 7.3, 8, 9, 10, 11, 12, 13 and 14 shall survive. LLC may, in the case of termination of this Agreement, market and sell a reasonable inventory of Products existing at the time of such termination in the Field; provided however, that such sell-off period shall be limited to nine (9) months following the date of termination and all of such sales shall be conducted in accordance with and subject to the limitations of this Agreement.

          7.4 Bankruptcy. LLC shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of IGEN.

     8. No Patent Warranty. IGEN specifically excludes any representation or warranty, express or implied, that IGEN will successfully obtain any patent.

     9.  Indemnification, Liability, Infringement.

          9.1 Defense of Third Party Infringement Actions. If the manufacture, production, sale, or use of any Product results in a claim, suit or proceeding brought by a third party (each, an "Action") alleging patent infringement against LLC or IGEN (or any of their respective Affiliates), such party shall promptly notify in writing the other party. The party subject to such Action (the "Controlling Party") shall have the exclusive right and obligation to defend and control the defense of any such Action using counsel of its own choice; provided that the Controlling Party shall not enter into any settlement of such Action without the written consent of the other party, which consent may be withheld in the unfettered discretion of the other party if such settlement admits the invalidity or unenforceability of any patent rights of the other party, and otherwise may not be unreasonably withheld. The Controlling Party agrees to keep the other party reasonably informed of all material developments in connection with any Action.

          9.2 Suits for Infringement by Others. In the event either party becomes aware of any actual or threatened infringement of any Licensed ECL Technology by any third party, that party shall promptly notify the other party, and the parties shall discuss the most appropriate action to take. IGEN shall have the sole right to bring, at its own expense, an infringement action against the third party infringer and shall be entitled to keep any awards made in such proceeding. LLC may elect to appear as a party to the suit and shall, at IGEN's request, assist IGEN without expense to IGEN.

          9.3 Product Liability Indemnity. LLC expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold IGEN (and its Affiliates, sublicensees and licensors and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, arising in favor of any person, firm or corporation resulting from or arising out of liability in any way relating to the Products sold, placed or otherwise commercialized by LLC or its Affiliates or any Authorized Third Parties, including without limitation, the manufacture, packaging, use, sale or other distribution of Products by LLC or its Affiliates or sublicensees, or any representation made or warranty given by LLC with respect to any Product provided that IGEN (a) gives LLC notice of such claim, (b) cooperates with LLC, at the LLC's expense, in the defense of such claim, and (c) gives LLC the right to control the defense and settlement of any such claim, except that LLC shall not enter into any settlement that affects IGEN's rights or interest without IGEN's prior written approval. IGEN shall have no authority to settle any claim on behalf of LLC. LLC agrees to maintain proper product liability insurance policies, reasonably acceptable to IGEN, everywhere it sells Products and to furnish satisfactory evidence of same upon request by IGEN from time to time.

                                     A-10-13

          9.4 Waiver of Claims. LLC shall not assert, and LLC shall insure that its Affiliates Sublicensees do not assert, any claims against IGEN and its licensors for any matter for which LLC has provided indemnity to IGEN under Sections 9.3 and 9.5 hereof. LLC shall indemnify, hold harmless and defend IGEN and its licensors against any such claims.

          9.5  Breach by Affiliate Sublicensee or Authorized Third
     Party. Failure of an Affiliate Sublicensee or Authorized Third Party to adopt and satisfy a condition stated in this Agreement applicable to LLC or an Affiliate Sublicensee or Authorized Third Party, as the case may be, shall be considered a breach of this Agreement by LLC. LLC and such Affiliate Sublicensee shall be jointly and severally responsible for and indemnify IGEN and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the breach by such Affiliate Sublicensee of this Agreement. LLC shall indemnify IGEN and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the failure by an Authorized Third Party to adopt and satisfy a condition stated in this Agreement applicable to Authorized Third Parties.

          9.6 Title and Authority. IGEN hereby represents and warrants to LLC that: (i) IGEN has the requisite corporate power and authority enter into this Agreement and to grant the license to LLC under Licensed ECL Technology hereunder and fully perform its obligations hereunder, and that the grant of rights and licenses, and the performance of its obligations hereunder, will not conflict with its charter documents or any agreement, contract or other arrangement to which it is a party or by which it is bound; (ii) IGEN has title to or license rights in the Licensed ECL Technology sufficient to grant such license rights to LLC and its Affiliates; (iii) IGEN has not assigned, transferred, licensed or otherwise disposed of Licensed ECL Technology in any manner that limits or restricts LLC's or its Affiliates' exploitation of the license granted by IGEN hereunder; and (iv) no consent, notice, approval, authorization, waiver or permit, to or from any person (other than the consent attached hereto), including, but not limited to, any Governmental Entity or third party holder of intellectual property rights is required to be obtained or made by IGEN in connection with its execution, delivery and performance of this Agreement.

          9.7 Completeness of Exhibit A. IGEN hereby represents and warrants to LLC that Exhibit A includes all patents and patent applications which:
     (a) exist at or prior to the Effective Time; (b) are owned and/or controlled by IGEN and/or any Affiliate thereof; and (c) cover ECL Technology. If, after the Effective Time, it is discovered that IGEN has breached any of its representations and warranties under this Section 9.7 and additional patents or patent applications should have been or should be included in the patents and patent applications set forth in Exhibit A, then (i) such additional patent and patent applications shall be deemed automatically included in Exhibit A as of the Effective Time, without any amendment of this Agreement or other further action required of the Parties, and (ii) LLC shall hold a license to such additional patents and patent applications under and in accordance with the terms of this Agreement, as of the Effective Time. The foregoing shall be LLC's exclusive remedy for a breach by IGEN of the representations and warranties in this
     Section 9.7.

          9.8 Indemnity. IGEN hereby agrees to indemnify and hold harmless LLC and its Affiliates (and their respective directors, officers, employees, consultants and agents and each of their heirs, executors, successors and assigns of the foregoing) (collectively the "Indemnitees") against all losses, claims, damages, liabilities, fees and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (in the case of settlements with the approval of LLC (which approval shall not be unreasonably withheld)) incurred by or imposed upon the Indemnitees (or any one of them) as a result of a breach by IGEN of any of IGEN's representations and warranties in Section 9.6; provided that LLC:
     (a) gives IGEN notice of such claim, (b) cooperates with IGEN, at

                                     A-10-14

     IGEN's expense, in the defense of such claim, and (c) gives IGEN the right to control the defense and settlement of any such claim, except that IGEN shall not enter into any settlement that affects LLC's rights or interest without LLC's prior written approval. LLC shall have no authority to settle any claim on behalf of IGEN.

     10.  Disclaimer Of Warranties; Further Action.

          10.1 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN (E.G. SECTION 9.6, 9.7 and 9.8 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS) THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER ARE PROVIDED BY IGEN "AS IS WHERE IS" AND IGEN MAKES NO, AND DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING: (a) LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSED INTELLECTUAL PROPERTY RIGHTS OR ANY PRODUCT; (b) THE COMMERCIAL SUCCESS OF ANY PRODUCT; (c) THE EXISTENCE, VALIDITY OR SCOPE OF LICENSED INTELLECTUAL PROPERTY RIGHTS; (d) ANY PRODUCT BEING FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; (e) WHETHER ANY THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT; OR (f) THE ACCURACY, UTILITY OR SUFFICIENCY OF ANY TECHNICAL INFORMATION TRANSFERRED TO LLC HEREUNDER. THE PARTIES SPECIFICALLY AGREE THAT NEITHER PARTY SHALL BE SUBJECT TO AND THAT EACH DISCLAIMS: (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF WARRANTY, AND (B) ALL CONSEQUENTIAL, INCIDENTAL, CONTINGENT, PUNITIVE AND EXEMPLARY DAMAGES WHATSOEVER WITH RESPECT TO (i) ANY DISPUTES BETWEEN THE PARTIES UNDER THIS AGREEMENT OR (ii) CLAIMS MADE BY ONE PARTY AGAINST ANOTHER PARTY ARISING FROM THE COURSE OF CONDUCT WITHIN THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT (WHETHER SUCH CLAIMS ARISE UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE), EVEN THOUGH A PARTY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION OF DAMAGES IN CLAUSE (B) ABOVE SHALL NOT APPLY TO DAMAGES PAID TO UNRELATED THIRD PARTIES (WHETHER PURSUANT TO JUDGMENT OR SETTLEMENT) FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY HEREUNDER.

          10.2 Export Control. LLC agrees, and shall cause its Affiliate Sublicensees to agree, to abide by all laws and regulations of the United States Government, or the government having jurisdiction therefor, governing the export or re-export of any Products. LLC shall inform itself as to the details of such laws and regulations and their amendments.

          10.3 Additional Documents. Each party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

          10.4 Governmental Approvals and Marketing of Products. LLC shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale and use of any Product, at LLC's expense, including, without limitation, any safety studies. LLC shall have sole responsibility for any warning labels, packaging and instructions as to the use of Products and for the quality control for any Product.

                                     A-10-15

          10.5 Patent Marking and Labeling. LLC shall mark all Products, or their containers, in accordance with the applicable patent marking laws. LLC shall mark/label conspicuously all Products utilizing or intended for use with the Licensed ECL Technology made by or for it, and shall cause each of its Affiliate Sublicensees to mark conspicuously all such Products, with a label license bearing the following legend.

             NOTICE TO PURCHASER: LIMITED LICENSE

             The purchase of this product allows the purchaser to use it solely for detection by ECL Technology for human in vitro diagnostic uses. No general patent or other license of any kind other than this specific right of use from purchase is granted hereby.

          10.6 No Use of Names. Except as required by Section 10.5 hereof, neither LLC nor any of its Affiliates shall have the right to use the name "IGEN" or any variation thereof, or any other corporate name, trade name, trademark, service name, service mark or brand name proprietary to IGEN or any IGEN licensor or any of the respective Affiliates, in connection with the advertising, sale, lease or use of Products.

     11. Confidentiality. LLC and IGEN agree for themselves and their Affiliates, and on behalf of their respective officers, employees and agents, that until the later of (i) 10 years from the Effective Time hereof or (ii) 5 years after the termination date of this Agreement, each will treat as confidential, using the same degree of care as it uses for its own confidential and proprietary information, but in no event less than reasonable care, and shall not disclose to any third party, and shall not use for its own benefit or the benefit of any third party (except as permitted hereunder, including disclosures to Affiliates, permitted sublicensees or subcontractors to the extent necessary to have Products manufactured and subject to confidentiality obligations at least as restrictive as those contained herein) the Licensed ECL Technology (and any other information marked as confidential, and reports generated by the Field Monitor or accountant pursuant to Sections 2.5 and 5.1) furnished to it by the other party unless the furnishing party ("Discloser") otherwise agrees in writing or unless such information clearly and convincingly falls within the following exceptions:

          (a) Such confidential information was known to the receiving party ("Recipient") prior to the time of disclosure by the Discloser or was in the public domain at the time of disclosure by Discloser as can be documented by written records; or

          (b) Such confidential information is or becomes publicly known after disclosure by Discloser through no fault or omission attributable to Recipient; or

          (c) Such confidential information is given to Recipient from sources independent of Discloser who have the right to disclose it; or

          (d) Such confidential information is independently developed by employees of Recipient that did not have access to it as can be documented by written records; or

          (e) Recipient is required to disclose such confidential information to a court of law or to appropriate governmental agencies to enable Recipient to carry out the evaluation of a Product or to secure a governmental approval, or as otherwise required by law; provided, however, that (1) Recipient gives the Discloser prompt written notice of such required disclosure and reasonably assists the Discloser in its efforts to prevent or limit such disclosure; and (2) any confidential information disclosed pursuant to this Section 11(e) shall otherwise remain confidential information for the purposes of this Agreement.

For purposes of this Agreement, IGEN's confidential information shall include (subject to the exclusions in (a)-(e) above) all information relating to ECL Technology or the Licensed ECL Technology whether such information is owned by IGEN or licensors of IGEN (other than Roche) and whether disclosed to ROCHE by IGEN or any licensor of IGEN (other than Roche) before or after the Effective Time.

                                     A-10-16

Furthermore, confidential information shall include all confidential information disclosed by IGEN to ROCHE or ROCHE to IGEN under the Prior Agreement or the Judgment (as defined in the Improvements License Agreement, dated as of the date hereof, by and between IGEN and ROCHE (the "Improvements License Agreement")). Access to such confidential information must be restricted to the Recipient's, sublicensee's, or subcontractor's employees or agents with a need to have access. The Recipient acknowledges that by virtue of this Agreement it acquires only such rights as set forth under the terms and conditions of this Agreement and only so long as it is in effect and does not acquire any rights of ownership or title in the Discloser's confidential information. In addition, each of the parties agrees to execute appropriate confidentiality agreements with third party collaborators of such party prior to disclosing the other party's confidential information to such third party collaborator. Upon termination or expiration of this Agreement, each party, its sublicensees, subcontractors and their employees and agents shall immediately discontinue use of the other's confidential information, except as otherwise permitted under the provisions hereof. The Parties agree that this Section 11 sets out in their entirety the Parties' confidentiality obligations with respect to the subject matter of this Agreement, and that this Section 11 shall supersede in its entirety as of the Effective Time all prior confidentiality agreements or arrangements with respect to the subject matter of this Agreement between or among the Parties and their Affiliates (including confidentiality agreements or arrangements between IGEN and Roche Diagnostics GmbH and its Affiliates).

     12. License Registration. LLC shall pay all costs and legal fees connected with registration of this Agreement in those countries where it (or its Affiliate Sublicensees, Affiliates, distributors and/or agents) sells Products, where required, and shall otherwise ensure that the laws of all the countries where sales of its Products occur are fully satisfied. None of such amounts shall be deductible against amounts payable to IGEN hereunder. IGEN shall provide reasonable assistance to LLC in effecting such registrations if LLC reimburses any out-of-pocket expenses incurred in providing such assistance.

     13.  Interests in Intellectual Property Rights.

          13.1 Preservation of Title. LLC acknowledges that IGEN shall retain full ownership and title to the intellectual property rights it licenses to LLC hereunder and that LLC has no rights in or to such intellectual property rights other than the express license rights specifically confirmed herein. Neither LLC nor any of LLC's employees, Affiliates or sublicensees, or any of their respective employees, have rights under this Agreement to practice or use the Licensed ECL Technology outside the Field.

          13.2 Reservation of Rights. IGEN reserves the right to use for any purpose (commercial or noncommercial), anywhere in the world, and the right to allow other parties to use for any purpose, anywhere in the world, any Licensed ECL Technology licensed hereunder, without IGEN or such other parties being obligated to pay LLC any royalties or other compensation.

     14.  Miscellaneous.

          14.1 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

          14.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent shall not be unreasonably withheld, and (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such

                                     A-10-17
     assigning Party; or (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning party related to such Party's use of ECL Technology, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. In addition, IGEN may assign, without LLC's consent, all of its rights under this Agreement to IGEN Integrated Healthcare, LLC ("NEWCO") as a part of the transactions contemplated by the Merger Agreement. Whenever there has been an assignment or a sublicense by IGEN or LLC, as the case may be, as permitted by this Agreement, the term "IGEN" or "LLC" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

          14.3 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

        In the case of IGEN:

           IGEN International, Inc.
           16020 Industrial Drive
           Gaithersburg, Maryland 20877
           United States of America
           Attention: President
           Fax No. (301) 208-3789

        With a copy to IGEN's designated legal counsel.

        In the case of LLC:

           IGEN LS LLC
           16020 Industrial Drive
           Gaithersburg, Maryland 20877
           United States of America
           Attention: President
           Fax No. (301) 208-3789

        With a copy to LLC's designated legal counsel.

          Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

          14.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          14.5 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

          14.6 Independent Contractors. In granting, performing or exercising rights under this Agreement, LLC and IGEN act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or

                                     A-10-18
     employer and employee relationship between IGEN and LLC. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

          14.7 Severability. If, under applicable law, any term, condition or provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

          14.8 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the Improvements License Agreement, the Covenants Not to Sue, dated as of the date hereof, by and among NEWCO, MSD, MST, Roche Diagnostics GmbH, Roche Holding Ltd, and LLC, the License Agreement (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing), dated as of the date hereof, by and among NEWCO, F. Hoffmann-La Roche Ltd ("Roche/Basle"), ROCHE and Roche Molecular Systems, Inc. ("Roche/USA"), or the License Agreement (Human IVD Services and Animal Diagnostic Services), dated as of the date hereof, by and among NEWCO, Roche/Basle, ROCHE and Roche/USA;

             (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

             (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

             (d) a reference to a Subsection without further reference to a
        Section is a reference to such Subsection as contained in the same
        Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

             (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

             (f) the term "include" or "including" shall mean "including without limitation";

             (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

             (h) the term "or" is not exclusive; and

             (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          14.9 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

          14.10 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the other agreements referenced herein and the Transactions Agreements (as defined in the Merger Agreement), embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject

                                     A-10-19
     matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto.

          14.11 No Third Party Beneficiary Rights. Except for the provisions of Section 2.2(a) related to immunity from suit and Article 9 relating to Indemnitees, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

          14.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

                                     A-10-20

     IN WITNESS WHEREOF, both LLC and IGEN have executed this Agreement, in duplicate originals, by their respective officer hereunto duly authorized, as of the day and year hereinabove written.


IGEN LS LLC                                     IGEN INTERNATIONAL, INC.
By: /s/ RICHARD J. MASSEY                       By: /s/ SAMUEL J. WOHLSTADTER
--------------------------------------------    --------------------------------------------
Name: Richard J. Massey                         Name: Samuel J. Wohlstadter
Title: President and Chief Operating Officer    Title: Chairman and Chief Executive Officer
July 24, 2003
--------------------------------------------
(Date)

                     [Signature Page to License Agreement]
                                     A-10-21

             CONSENT BY MESO SCALE DIAGNOSTICS, LLC. AND MESO SCALE
                               TECHNOLOGIES, LLC.

     The undersigned, Meso Scale Diagnostics, LLC. ("MSD") and Meso Scale Technologies, LLC. ("MST"), on behalf of themselves and their respective Affiliates, hereby consent to the foregoing License Agreement dated as of July 24, 2003 and hereby consent to and join in the licenses granted to LLC and its Affiliates in the License Agreement. The foregoing consents relate only to the rights of MSD and/or MST and their respective Affiliates and not to any rights of any third parties. Furthermore, MSD and MST hereby represent and warrant to LLC and its Affiliates that each of them hereby waives any right that either of them may have to in any way restrict or limit LLC and its Affiliates' exercise of the licenses granted in the License Agreement during the Term thereof. Furthermore, MSD and MST hereby represent and warrant that neither of them has licensed, assigned or otherwise disposed of any rights that either of them have or may have had in the Licensed ECL Technology that is licensed to LLC under the License Agreement (other than rights that MSD may have licensed to MST under that certain MSD/ MST Sublicense Agreement dated November 30, 1995) in any manner that would restrict or limit LLC's and its Affiliate Sublicensees' exercise of the licenses granted in the License Agreement. MSD and MST hereby agree to indemnify, hold harmless and defend LLC and its Affiliates from and against any loss, cost, damage or liability (including reasonable attorneys' fees) resulting from or arising out of a breach of any of the representations or warranties made by MSD and MST herein.

     The foregoing consents and related agreements shall apply to the License Agreement dated as of July 24, 2003 and shall not apply to any amendments, modifications or supplements made thereto or waivers granted thereunder after the date hereof, except to the extent agreed to in a separate writing by MSD and MST. All terms not defined herein shall have the meanings set forth in the License Agreement.


MESO SCALE DIAGNOSTICS, LLC.                    MESO SCALE TECHNOLOGIES, LLC.
By: /s/ JACOB N. WOHLSTADTER                    By: /s/ JACOB N. WOHLSTADTER
--------------------------------------------    --------------------------------------------
Name: Jacob Wohlstadter                         Name: Jacob Wohlstadter
Title: President and CEO                        Title: President and CEO
July 24, 2003                                   July 24, 2003
--------------------------------------------    --------------------------------------------
(Date)                                          (Date)

                                     A-10-22

                      APPENDIX Y TO THE LICENSE AGREEMENT

                   ECL ASSAYS ACCORDING TO ARTICLE 1.3 (b)(2)

T4
T3
free T3
free T4
T uptake
TSH
anti-TPO
Thyreoglobulin
anti-Thyreoglobulin
TSH Receptor

Prolactin
LH
FSH
Testosterone
Progesterone
Estradiol
hCG
hCG+(Beta)
SHBG
DHEA-S
hGH
ACTH
Cortisol
Insulin

Ferritin
Folate
RBC Folate
Vitamin B12
Vitamin D
C-Peptide

Troponin T
CK-MB
Myoglobin
pro-BNP
Anti-HBs
HbsAg
Anti-Hbe
HbeAg
Anti-HBc
Anti-HBc/IgM
Anti HAV
Anti-HAV/IgM
Anti-HCV

anti-HIV
anti-HIV p-24
HIV Antigen
HIV Combined

anti-Rubella IgG
anti-Rubella IgM
anti-Toxoplasmosis IgG
anti-Toxoplasmosis IgM
anti-CMV IgG
anti-CMV IgM
H. Pylori
anti-HGV
anti-HTLV

(Beta)-Crosslaps
Osteocalcin
PTH

IgE
Digoxin
Digitoxin
AFP
CEA
PSA
free PSA
CA 15-3
CA 19-9
CA 12-5
CA 72-4
Cyfra 21-1
NSE
S 100
P1NP
PAPP-A
Lp-PLA2
sCD40L
IL 18
Survivin

                                     A-10-26

                                                                        ANNEX 11

                         IMPROVEMENTS LICENSE AGREEMENT

     THIS IMPROVEMENTS LICENSE AGREEMENT (the "Agreement") is made as of the 24th day of July, 2003, by and between Roche Diagnostics GmbH ("ROCHE"), a German limited liability company having a principal place of business at Sandhofer Strasse 116, D-68305 Mannheim, Germany, and IGEN International, Inc. ("IGEN"), a Delaware corporation having a principal place of business at 16020 Industrial Drive, Gaithersburg, Maryland 20877, United States of America:

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth below, and in consideration for the granting of intellectual property rights to ROCHE and its Affiliates from IGEN pursuant to agreements between ROCHE and IGEN (the "Parties") and their respective Affiliates, the Parties hereby agree as follows:

     1. Definitions. As used in this Agreement, capitalized terms shall have the respective meanings set forth below:

          1.1 Affiliate. "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA, nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan, shall be deemed an Affiliate of ROCHE for purposes of this Agreement. Neither Meso Scale Diagnostics, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 ("MSD") nor Meso Scale Technologies, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 ("MST") shall be deemed an Affiliate of IGEN for purposes of this Agreement.

          1.2 Assays. "Assays" means any and all methods, and the labels and reagents used therein, that use ECL Technology for detection and/or quantification.

          1.3  Copycat Instrument.

          "Instrument" shall mean an Instrument based on ECL Technology that:

             (1) weighs 70 kg or more and has a volume of 251,000 cubic centimeters or more and has a footprint of 3,900 square centimeters or more; and

             (2) (a) uses the same software code as an ECL Instrument (as defined in the License Agreement) manufactured by, for or on behalf of Roche or any of its Affiliates (as long as such software code is proprietary to Roche, any of its Affiliates, or an Authorized Third Party (and such software is not licensed to IGEN by such Authorized Third Party)); or (b) would literally infringe (i) any of the claims of:
        US Patent No. 6,042,786 (Oonuma et al.); US Patent No. 5,772,962 (Uchida et al.); US Patent No. 5,628,962 (Kanbara et al.); or claims 3, 5, 6, 7, 8, 9, 10, 11, 12 or 13 of US Patent No. 5,639,425 (Komiyama et al.) if sold in the United States or (ii) any of the English language claims which grant from EP 1 275 966 A1 (Sugiyama et al.) if sold in the corresponding jurisdictions.

          1.4 ECL Technology. "ECL Technology" shall mean detection methods and detection systems, which employ electrochemiluminescence in detection and/or quantification, including but not limited to ECL reagents, ECL assays and/or immunodiagnostic detection methods by which light

                                      A-11-1
     generation occurs when a molecular compound (such as a ruthenium metal chelate) is electrically stimulated by applying a voltage to an electrode which triggers a chemical reaction to emit photons.

          1.5  Field.  "Field" means:

             (a) the analyzing of specimens taken from a human body, including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that human being, for a physiological or pathological state, a congenital abnormality, safety and compatibility of a treatment or to monitor therapeutic measures.

             (b) Notwithstanding anything contained in subsection 1.5(a), above, to the contrary, the Field shall not include analyzing for (A) life science research and/or development, including at any pharmaceutical company or biotechnology company, (B) patient self testing use, (C) drug discovery and/or drug development (including at any pharmaceutical company or biotechnology company), including clinical research or determinations in or for clinical trials or in the regulatory approval process for a drug or therapy, or (D) veterinary, food, water, or environmental testing or use.

          1.6  Hitachi.

          "Hitachi" means Hitachi High Technologies Corporation and its Affiliates.

          1.7 Hitachi Intellectual Property Rights. "Hitachi Intellectual Property Rights" means the Hitachi patents, patent rights, patent applications, unpublished patent applications and technical information that is used by Hitachi in the development and manufacture of the Elecsys Model 2010 and the ECL Module of the E-170 Instrument, and that has been licensed to ROCHE for sublicense to IGEN and its sublicensees. The Hitachi Intellectual Property Rights include the patents and patent applications disclosed in Exhibit F (Hitachi patents and patent applications) other than those patents and patent applications denoted on Exhibit F as "jointly owned."

          1.8 Instruments. "Instruments" means instruments that use ECL Technology for detection and/or quantification.

          1.9  Judgment.

          "Judgment" means the final order of judgment issued by the U.S. District Court for the District of Maryland on February 15, 2002 in the matter IGEN International, Inc. v. Roche Diagnostics GmbH, Case No. PJM 97-3461.

          1.10  Licensed Product(s).

          "Licensed Product(s)" shall mean all Product(s) manufactured, used, sold or otherwise commercialized under the licenses and sublicenses granted by ROCHE hereunder.

          1.11  Molecsys Program.

          "Molecsys Program" shall mean the research and development program, commenced and terminated by ROCHE predecessor Boehringer Mannheim GmbH prior to its acquisition by the ROCHE Group, for ECL-based DNA probes.

          1.12  Non-Exclusive.

          "Non-Exclusive" as to the grant of a license right means that the licensor may during the Term of this Agreement exercise the licensed rights itself in the licensee's field or grant Non-Exclusive licenses in the licensee's field to a third party, or retain for itself any non-exclusive license rights.

                                      A-11-2

          1.13  Open System.

          "Open System" means an ECL Instrument (as defined in the License Agreement) manufactured by, for or on behalf of LLC or any of its Affiliate Sublicensees (as defined in the License Agreement), which is designed or modified by, for or on behalf of LLC or its Affiliate Sublicensees to accept, and is capable of operating with, reagents manufactured by, for or on behalf of third parties without permission, authorization or license by LLC or its Affiliate Sublicensees (as defined in the License Agreement).

          1.14 PCR Technology. "PCR Technology" shall mean the technology that is covered by claims of the patents, and the claims from the patents which issue from the patent applications, listed in Exhibit E hereto.

          1.15  Prior Agreement.

          "Prior Agreement" means the License and Technology Development Agreement between ROCHE (t/k/a Boehringer Mannheim GmbH) and IGEN (t/k/a IGEN Incorporated), dated September 23, 1992.

          1.16 Product(s). "Product(s)" means all products and services that are based on (i.e. uses or incorporates) ECL Technology including, but not limited to Instruments (including, without limitation, specially developed consumables and related software, i.e., tips and cups used with Instruments), service for Instruments and spare parts; Assays (including, without limitation, reagents, calibrators, controls cleaning solutions, diluents, and substrate); and peripheral equipment that uses ECL Technology.

          1.17 ROCHE Improvements. The term "ROCHE Improvements" shall mean the following in the form existing at the Effective Time:

             (a) The entire Elecsys 1010 instrument;

             (b) The entire Elecsys 2010 instrument;

             (c) All aspects of the ECL assays that ROCHE or any of its Affiliates developed prior to the Effective Time;

             (d) All aspects of the instruments or assays that arose out of the Molecsys Program;

             (e) The PCR Technology;

             (f) The method of ROCHE or any of its Affiliates for coating magnetic beads;

             (g) The ECL module of the E-170 instrument; and

             (h) All aspects of the ECL Technology and Robotics that prior to the Effective Time Roche or any of its Affiliates used or developed to be used in performing ECL testing; provided, however, that this part (h) shall not include specific antibodies, antigens or other analyte-specific reagents.

          1.18 Robotics. The term "Robotics" shall mean the components/features that are used in ECL Instruments (as defined in the License Agreement) being sold by ROCHE or any of its Affiliates at or prior to the Effective Time and that are described in Exhibit B of the Covenants Not to Sue, of even date herewith executed by NEWCO, MSD, MST, ROCHE and Roche Holding Ltd (the "Covenants Not to Sue").

          1.19 ROCHE Licensed Patent Rights. The term "ROCHE Licensed Patent Rights" shall mean rights arising out of or resulting from (i) any and all U.S. and foreign patent applications and patents owned by Roche (or its Affiliates), covering ROCHE Improvements; (ii) any other patent

                                      A-11-3
     applications or patents owned by ROCHE (or its Affiliates) relating to ECL Technology that claim their earliest priority from a patent application filed on or before the Effective Time; (iii) any other patents or patent applications that claim priority to one or more of the patents or patent applications listed in Exhibit D including corresponding foreign applications or patents; and any patents or patent applications that claim priority to a priority application of one or more of the patents and patent applications listed in Exhibit D including corresponding foreign applications or patents; and (iv) any substitutions, divisions, continuations, continuations in part, renewals, reissues, confirmations or registrations of the patent applications and patents rights described in Sections 1.19(i), (ii) and (iii) above listed and extensions of the foregoing, now existing or hereafter filed. The ROCHE Licensed Patent Rights include the patents and patent applications disclosed in Exhibit D (ROCHE Patents and Patent Applications), the patents and patent applications identified as "jointly owned" in Exhibit F and the PCR Technology.

          1.20 ROCHE Licensed Technology. The term "ROCHE Licensed Technology" shall mean so much of the technology, including without limitation, patents, patent applications, techniques, designs, specifications, instruments, compounds, devices, ideas, technical information, processes, schematics, inventions, discoveries, methods, know-how, show-how, hardware and software (including object codes and source codes) based on the ROCHE Improvements as is proprietary to ROCHE (or its Affiliates) or licensed to ROCHE or its Affiliates with the right to grant the license under Section 2.2(a) hereof (excluding Hitachi Intellectual Property Rights), whether or not the same is eligible for protection under the patent laws of the United States or elsewhere, and whether or not any such processes and technology, or information related thereto, would be enforceable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition.

          1.21 ROCHE Licensors. The term "ROCHE Licensors" shall mean Hitachi and Affiliates of ROCHE that license ROCHE Licensed Patent Rights or ROCHE Licensed Technology to ROCHE with right to sublicense to IGEN.

          1.22 Term. The "Term" of this Agreement shall mean the entire period of time this Agreement is in full force and effect and shall begin at the Effective Time and terminate automatically upon the later of the (a) expiration of the last-to-expire of any patent issued for ROCHE Licensed Patent Rights or Hitachi Intellectual Property Rights, that is not earlier invalidated, or its enforcement enjoined, by a final decision of a court of competent jurisdiction from which no further appeal may be taken; and (b) complete loss of confidential and proprietary status for all ROCHE Licensed Technology. The term "Effective Time" shall have the meaning ascribed to that term in that certain Merger Agreement of even date herewith by and among, inter alia, IGEN and Roche Holding Ltd (the "Merger Agreement").

     2.  Grant and Scope of License.

          2.1 Prior Agreement Superceded. The Parties agree that this Agreement and the LLC License Agreement supercede in their entirety as of the Effective Time the Prior Agreement and the License for Improvements dated May 28, 2002, granted to IGEN by ROCHE pursuant to the Judgment.

          2.2  Licenses.

             (a) During the Term of this Agreement, and subject to the terms and conditions of this Agreement, ROCHE and its Affiliates grant to IGEN an irrevocable, perpetual, Non-Exclusive, worldwide, fully-paid, royalty-free right and license (with the right to sublicense) under ROCHE Licensed Patent Rights and ROCHE Licensed Technology, to develop, have developed, prepare derivative works based on, reproduce, use, manufacture, have manufactured, distribute, have distributed, display, perform, modify, import, sell, have sold, offer for sale, lease and otherwise commercially exploit Products in all fields, including the Field. No license, express or implied, is

                                      A-11-4
        granted hereunder for use of the ROCHE Licensed Patent Rights or ROCHE Licensed Technology for any products not using or incorporating the ECL Technology.

             (b) During the Term of this Agreement, and subject to the terms and conditions of this Agreement, ROCHE and its Affiliates grant to IGEN an irrevocable, perpetual, Non-Exclusive, worldwide, fully-paid, royalty-free right and sublicense (with the right to sublicense) under Hitachi Intellectual Property Rights, to develop, have developed, prepare derivative works based on, reproduce, use, manufacture, have manufactured, distribute, have distributed, display, perform, modify, import, sell, have sold, offer for sale, lease and otherwise commercially exploit Products in all fields other than the Field. No license, express or implied, is granted hereunder for use of the Hitachi Intellectual Property Rights for (i) any products not using or incorporating the ECL Technology or (ii) in any part of the Field.

          2.3  Included/Excluded Rights.

             (a) The rights and licenses granted in Section 2.2 hereof include:
        (i) the right of IGEN to grant to its distributors, contract manufacturers, toll manufacturers, component suppliers, leasing agents and other third parties engaged by IGEN to assist IGEN in commercializing the intellectual property rights licensed hereunder (the "Authorized Third Parties") immunity from suit under the licensed intellectual property rights for use of the ECL Technology, and (ii) the right of IGEN to grant immunity from suit under the licensed intellectual property rights to IGEN's customers for use or subsequent sale of the Licensed Products, in each case only as permitted within the limitations of this Agreement. IGEN shall: (i) assure that the Authorized Third Parties' use of the intellectual property rights licensed hereunder to IGEN is utilized by such Authorized Third Parties only as permitted by this Agreement; and (ii) cause each Authorized Third Party to assign to IGEN any and all intellectual property rights to Roche Licensed Patent Rights, Roche Licensed Technology or Hitachi Intellectual Property Rights which such Authorized Third Party may develop or create. IGEN shall indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from IGEN's failure to perform its obligations under the preceding sentence. In addition, any Authorized Third Party which does not comply with (ii) above shall not benefit from the immunity from suit described in this
        Section if such Authorized Third Party sues ROCHE or any of its Affiliates or sublicensees to the extent such suit by such Authorized Third Party is based on those intellectual property rights which should have been assigned to IGEN in accordance with (ii) above.

             (b) IGEN shall have no right to develop, use, manufacture, have manufactured or sell assays that contain barcodes (or other labeling) which make them useable on (i) ECL Instruments manufactured, sold or placed by ROCHE or its licensees (excluding IGEN, its Affiliates, Sublicensees or Authorized Third Parties) or resellers in the Field (unless such ECL Instrument is an Open System) or (ii) Copycat Instruments manufactured by IGEN, its Affiliates, Sublicensees or Authorized Third Parties which are used in the Field.

             (c) No rights are licensed or deemed licensed to IGEN hereunder or in connection herewith, other than those rights specifically licensed to IGEN in Section 2.2 above and this Section 2.3.

          2.4 Out-of-Field Licenses. Nothing contained in this Agreement shall be construed to limit or restrict, in any way or manner, any right of IGEN or its Affiliates or Sublicensees to use, license, transfer or sell its owned or licensed intellectual property rights (excluding the rights licensed to IGEN hereunder) anywhere in the world and/or for any purpose, whether inside or outside the Field.

                                      A-11-5

          2.5  Sublicenses.  IGEN shall have the right to grant sublicenses to
     (i) any Affiliate of IGEN and (ii) other entities not being IGEN Affiliates (such other entities being the "Sublicensees") on condition that the sublicense is in writing and binds the IGEN Affiliate or Sublicensee to the conditions applicable to IGEN under this Agreement and to the conditions applicable for IGEN Affiliates and Sublicensees stated in this Agreement. IGEN's Affiliates and Sublicensees shall have no right to sublicense to any third party. IGEN shall cause each Affiliate or Sublicensee to assign to IGEN any and all intellectual property rights to Roche Licensed Patent Rights, Roche Licensed Technology or Hitachi Intellectual Property Rights which such Affiliate or Sublicensee may develop or create. IGEN shall indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from IGEN's failure to perform its obligations under the preceding sentence. IGEN shall provide ROCHE with a copy of each sublicense granted by IGEN hereunder with respect to Hitachi Intellectual Property Rights or PCR Technology within ten (10) days following execution of such sublicenses. ROCHE may deliver copies of such sublicenses with respect to Hitachi Intellectual Property Rights or PCR Technology to ROCHE Licensors. IGEN shall ensure and be liable for full compliance therewith for its permitted sublicensees. On a semi-annual basis, IGEN shall provide to each of its Affiliates and Sublicensees, with a contemporaneous copy to ROCHE, a written description of IGEN's obligations under this Agreement and the steps to be taken by IGEN and its Affiliates and Sublicensees to ensure compliance with those obligations. Contemporaneously with the delivery of such description, IGEN shall notify ROCHE in writing of all sublicenses with Affiliates or Sublicensees.

          2.6  Unauthorized Sales.

             (a) The licenses to IGEN set forth in this Agreement shall not include the right to manufacture, have manufactured, sell, have sold, distribute, have distributed or otherwise commercialize any Copycat Instrument in the Field ("Field Limitation"). ROCHE and IGEN will, within ninety (90) days prior to the end of each calendar year, jointly engage a mutually acceptable independent, neutral third party to monitor IGEN's compliance with the Field Limitation of its licenses granted hereunder (the "Field Monitor"). The expense of the Field Monitor will be shared equally by IGEN and ROCHE. IGEN will give the Field Monitor full access to such records as are necessary for the Field Monitor to review placements and sales of Copycat Instruments by IGEN and its affiliates, sublicensees, distributors and agents to confirm whether the Parties are adhering to the Field Limitation applicable to IGEN. Such examination shall be confidential and information disclosed or reviewed shall not be disclosed to ROCHE except as is necessary for the Field Monitor to report the results of the examination process. The Field Monitor will be instructed to prepare and deliver a report to ROCHE and IGEN within 90 days following the end of each calendar year. Such report will identify all sales or placements of Copycat Instruments within the Field and Products (e.g. assays) used on such Copycat Instruments in the Field ("Unauthorized Sales"). For purposes of this Section 2.6, references to IGEN, either by name or as a "party" or "seller," shall include IGEN's affiliates, sublicensees, Authorized Third Parties, distributors and agents that sell Copycat Instruments and Products (e.g. assays) used on such Copycat Instruments under the license granted hereunder.

             (b) In the event of Unauthorized Sales, IGEN may continue to sell such Copycat Instruments and Products until ROCHE notifies IGEN in writing that it is prohibited from making any further such sales. In addition, IGEN will pay to ROCHE within thirty (30) days after receiving the Field Monitor's report 65% of all undisputed revenues earned through Unauthorized Sales for the prior year. Except as provided below in
        Section 5.1, the payment provisions of this Section 2.6(b) shall be the exclusive remedy of ROCHE for Unauthorized Sales by IGEN under this Agreement. ROCHE shall have no right to terminate this Agreement for Unauthorized Sales by IGEN, or its affiliates or sublicensees.

                                      A-11-6

          2.7 Covenants. IGEN hereby covenants that it will not, under any circumstances, actively advertise or market Copycat Instruments in the Field.

     3.  Ownership.

          3.1 ROCHE Retains Ownership. IGEN (for itself and its Affiliates and Sublicensees) acknowledges and agrees that IGEN has no rights in or to the intellectual property rights licensed to IGEN, other than the license rights specifically granted herein. Nothing in this Agreement shall obligate ROCHE or its Affiliates to obtain ownership of or sublicensing rights to intellectual property rights obtained from or licensed from third parties.

     4.  [RESERVED].

     5.  Books Of Account.

          5.1 Business Records. IGEN shall keep, and cause its Affiliates and Sublicensees to keep complete and accurate sales and accounting records and accounts of all uses of the PCR Technology and the Hitachi Intellectual Property Rights in sufficient detail to enable ROCHE to confirm that the use of the PCR Technology and the Hitachi Intellectual Property Rights by IGEN and its affiliates, sublicensees, distributors and agents complies with the terms of this Agreement. Once each year during the Term of this Agreement, ROCHE may designate an independent certified public accountant reasonably acceptable to IGEN to conduct, during normal business hours, an examination of the records referenced above. Such examination shall be confidential, and the information disclosed shall not be communicated to ROCHE except as is necessary for the accountant to report the results of the examination process. Such accountants shall execute a confidentiality agreement reasonably acceptable to IGEN. All records necessary to confirm the extent of IGEN's Unauthorized Sales, if any, shall be made available in Gaithersburg, Maryland upon request and reasonable advance notice. If any audit conducted on behalf of ROCHE shows that IGEN, or any of its affiliates, sublicensees, distributors or agents, underpaid amounts due to ROCHE for Unauthorized Sales under Section 2.6, then IGEN shall immediately pay to ROCHE any deficiency, with interest thereon calculated in accordance with Section 5.3.

          5.2 Retention. Records required to be maintained hereunder shall be retained for not less than three (3) years.

          5.3 Interest. All payments due hereunder from IGEN that are not paid to ROCHE when due and payable as specified herein shall bear interest, compounded monthly, at an annual rate equal to two percent (2%) above the U.S. dollar reference rate ("prime rate") charged from time to time by Citibank, N.A. (or a successor bank that is the largest bank headquartered in New York City) from the date due until paid or at such lower rate as shall be the maximum rate permitted by law.

     6.  Dispute Resolution; Venue And Choice Of Law.

          6.1 Good Faith Resolution. In the event that at any time during the Term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of this Agreement, or performance by a Party under this Agreement, or a breach of this Agreement by a Party, or any claim by a Party that any provision of this Agreement is invalid (a "Dispute" or collectively "Disputes"), one Party shall give written notice to the other Party that a dispute exists and the Parties will then attempt in good faith to resolve their differences before resorting to arbitration provided in Section 6.2. If the Parties cannot resolve the disputed matter within thirty (30) days after such notice, then either Party shall be free to submit the disputed matter to binding arbitration in accordance with Section 6.2 hereof. For purposes of this
     Article 6, the terms "Party" and "Parties" shall include each of the signatories to this Agreement and/or any one or more of their respective Affiliates, whether the reference is to a Party as a claimant or a Party against which a claim is made.

                                      A-11-7

          6.2  Arbitration.

             (a) The Parties intend Section 6.2 hereof to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either Party refuses to submit to arbitration as required herein, the other Party may request a United States District Court to compel arbitration in accordance with the Federal Arbitration Act.

             (b) Any dispute or other matter in question between LLC and IGEN arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute or matter arises before or after termination of this Agreement, shall be resolved solely by arbitration if the Parties are unable to resolve the dispute through negotiation pursuant to Section 6.1 hereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one Party to the other. The date on which the other Party receives such written notice shall be hereinafter referred to as the "Arbitration Notice Date."

             (c) Each Party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days after the Arbitration Notice Date, then the arbitration shall be conducted by a single arbitrator appointed by the American Arbitration Association. If two arbitrators are appointed but do not agree on the third arbitrator within sixty (60) days after the Arbitration Notice Date, each of the arbitrators shall nominate within sixty-seven (67) days after the Arbitration Notice Date three individuals. Each arbitrator shall then within seventy-two (72) days after the Arbitration Notice Date decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. Notwithstanding anything contained herein to the contrary, if the third arbitrator is not chosen with seventy-two (72) days after the Arbitration Notice Date, then the American Arbitration Association shall appoint the third arbitrator within seventy-seven (77) days after the Arbitration Notice Date. The arbitrators shall not be or have been affiliated with, or have any personal, financial or business relationship with, either of the Parties or any Affiliate of either Party; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

             (d) The arbitration hearings shall be held in Borough of Manhattan, State of New York or such other place as may be mutually agreed by the Parties, shall be conducted in the English language and shall be conducted as confidential proceedings (except to the extent necessary to enforce the award resulting therefrom). Unless the Parties agree otherwise, the arbitrators shall commence the arbitration hearing within thirty (30) days after the selection of the third arbitrator. The arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed. Pending the arbitration hearing, at the request of a Party, the arbitrators may issue temporary injunctive or other equitable relief to address any violation or threatened violation of this Agreement. All awards shall be made based on a majority vote of the arbitrators, shall be in writing, shall not be considered confidential information of either Party, shall be issued within sixty (60) days after hearings before the arbitrators are completed, and shall state the reasoning on which the award rests unless the Parties agree otherwise. In addition to any relief at law which may be available to an aggrieved Party for such breach, such Party shall be entitled to injunctive and other equitable relief as the arbitration panel may grant. The arbitrators shall deliver a copy of the award to each Party personally or by registered mail. Any party may request within ten (10) days after receiving the decision that, for good cause, the arbitrators reconsider and modify such decision. The arbitrators shall have thirty (30) days after such request to modify their decision, if they consider it appropriate. Thereafter, the decision of the arbitrators shall be final, binding and nonappealable, except to the extent appeals are permitted by the Federal Arbitration Act, with respect to all persons, including (without limitation) persons who have failed or refused to

                                      A-11-8
        participate in the arbitration process. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

             (e) Each Party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each Party incurs to prepare for such arbitration. Other than set forth above, each side shall pay, (iv) one-half of the fee and expenses of the third arbitrator, and (v) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding.

             (f) Except as provided above, arbitration shall be based upon the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be limited at the discretion of the arbitrators, so that the timing and extent of such discovery shall not interfere with the normal business operations of the Parties. The arbitrators may proceed to an award notwithstanding the failure of either Party to participate in the proceedings.

             (g) In the event of subsequent actions or proceedings to confirm the award or to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing Party shall be entitled to recover its reasonable attorney's fees incurred in such actions or proceedings.

             (h) The fact that the dispute resolution procedures specified in this Article 6 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedure the Parties shall continue to perform their respective obligations in good faith.

          6.3 Limited Recourse to Courts. This Article 6 shall be the exclusive dispute resolution procedure for Disputes under this Agreement and no Party shall bring Disputes before any court, except as appeals to arbitration awards are permitted by Section 6.2. Except as permitted by
     Section 6.2, the Parties hereby waive any right to appeal an arbitration award to any court. The provisions of Section 6.2 may be enforced, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered, in any court of competent jurisdiction. The Parties hereby submit to the non-exclusive in personam jurisdiction of the federal courts in New York for such purposes. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY FOR MATTERS RELATED TO DISPUTES SUBMITTED TO ANY COURT.

          6.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

     7.  Term And Termination.

          7.1 Term. This Agreement shall remain in full force and effect for the Term.

          7.2 No Termination for Cause. In the event IGEN breaches any of its obligations hereunder, then ROCHE shall be entitled to seek and obtain monetary damages, specific performance of this Agreement and/or injunctive or other equitable relief, but ROCHE shall not be entitled to seek or obtain a termination of this Agreement.

          7.3 Effect of Expiration. Upon expiration of this Agreement at the end of its Term, all licensed rights under Section 2 of this Agreement shall cease. Notwithstanding any expiration, the provisions of Sections 3, 5, 6, 7.3, 8, 9, 10, 11, 12, 13 and 14 shall survive.

          7.4 Bankruptcy. IGEN shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of ROCHE.

                                      A-11-9

     8.  No Patent Warranty; Technology Exchange; Noninterference.

          8.1 No Patent Warranty. ROCHE specifically excludes any representation or warranty, express or implied, that ROCHE will successfully obtain any patent.

          8.2 Technology Exchange. IGEN and ROCHE agree and acknowledge that the patents, patent applications, information and consulting regarding the technology licensed hereunder heretofore delivered or provided to IGEN through the Effective Time satisfies ROCHE's obligations to deliver such material and provide such assistance as contemplated hereby or as required by the Judgment. IGEN and ROCHE further acknowledge that ROCHE has no other obligations to deliver such material or provide such assistance to IGEN.

          8.3 Noninterference. In the event that any of the Improvements is subject to contractual restrictions by third parties that limit or prohibit IGEN from using such Improvements, ROCHE agrees not to interfere with, but shall have no affirmative obligation to assist in, IGEN's efforts to obtain a waiver of such contractual restrictions. Other than its seeking such waiver, IGEN shall not interfere with ROCHE's relationship/contractual arrangements with such third parties in IGEN's efforts to obtain such waiver. In addition, in the event that ROCHE or any of its Affiliates has an exclusive supplier or vendor, on IGEN's written request, ROCHE agrees to waive such exclusivity with respect to IGEN and its Affiliates for the commercialization of Products by IGEN and its Affiliates pursuant to this Agreement, but ROCHE shall not be required to waive such exclusivity with respect to other parties. The provisions of the foregoing sentence shall not apply to require ROCHE to waive its exclusive supply arrangement with Hitachi for ECL Instruments (as defined in the License Agreement).

     9.  Indemnification, Liability, Infringement.

          9.1 Defense of Third Party Infringement Actions. If the manufacture, production, sale, or use of any Licensed Product results in a claim, suit or proceeding brought by a third party (each, an "Action") alleging patent infringement against ROCHE or IGEN (or any of their respective Affiliates), such Party shall promptly notify in writing the other Party. The Party subject to such Action (the "Controlling Party") shall have the exclusive right and obligation to defend and control the defense of any such Action using counsel of its own choice; provided that the Controlling Party shall not enter into any settlement of such Action without the written consent of the other Party, which consent may be withheld in the unfettered discretion of the other Party if such settlement admits the invalidity or unenforceability of any patent rights of the other Party, and otherwise may not be unreasonably withheld. The Controlling Party agrees to keep the other Party reasonably informed of all material developments in connection with any Action.

          9.2 Suits for Infringement by Others. In the event either Party becomes aware of any actual or threatened infringement of any intellectual property rights licensed under this Agreement by any third party, that Party shall promptly notify the other Party, and the Parties shall discuss the most appropriate action to take. ROCHE shall have the sole right to bring, at its own expense, an infringement action against the third party infringer and shall be entitled to keep any awards made in such proceeding. IGEN may elect to appear as a Party to the suit and shall, at Roche's request, assist Roche without expense to Roche.

          9.3 Product Liability Indemnity. IGEN expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold ROCHE (and its Affiliates, sublicensees and licensors and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, arising in favor of any person, firm or corporation resulting from or arising out of liability in any way relating to the Licensed Products sold, placed or otherwise commercialized by IGEN, or its Affiliates, Sublicensees or Authorized Third Parties, including without limitation, the manufacture, packaging, use, sale or other

                                     A-11-10
     distribution of Licensed Products by IGEN or its Affiliates or sublicensees, or any representation made or warranty given by IGEN with respect to any Licensed Product provided that ROCHE (a) gives IGEN notice of such claim, (b) cooperates with IGEN, at IGEN's expense, in the defense of such claim, and (c) gives IGEN the right to control the defense and settlement of any such claim, except that IGEN shall not enter into any settlement that affects ROCHE's rights or interest without ROCHE's prior written approval. ROCHE shall have no authority to settle any claim on behalf of IGEN. IGEN also agrees to maintain proper product liability insurance policies, reasonably acceptable to ROCHE everywhere it sells Licensed Products and to furnish satisfactory evidence of same upon request by ROCHE from time to time.

          9.4 Waiver of Claims. IGEN shall not assert, and IGEN shall ensure that its Affiliates and Sublicensees do not assert, any claims against ROCHE and its licensors (including ROCHE Licensors) for any matter for which IGEN has provided indemnity to ROCHE under Sections 9.3 and 9.5 hereof. IGEN shall indemnify, hold harmless and defend ROCHE and its licensors (including ROCHE Licensors) against any such claims.

          9.5  Breach by Affiliate, Sublicensee or Authorized Third
     Party. Failure of an Affiliate, Sublicensee or Authorized Third Party to adopt and satisfy a condition stated in this Agreement applicable to IGEN, an Affiliate, Sublicensee or Authorized Third Party, as the case may be, shall be considered a breach of this Agreement by IGEN. IGEN and such Affiliate or Sublicensee shall be jointly and severally responsible for and indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the breach by such Affiliate or Sublicensee of this Agreement. IGEN shall indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the failure by an Authorized Third Party to adopt and satisfy a condition stated in this Agreement applicable to Authorized Third Parties.

          9.6 Title and Authority. ROCHE hereby represents and warrants to IGEN that: (i) ROCHE has the requisite corporate power and authority to enter into this Agreement and to grant the license to IGEN under ROCHE Licensed Patent Rights, ROCHE Licensed Technology and Hitachi Intellectual Property Rights hereunder and fully perform its obligations hereunder, and that the grant of the rights and licenses, and the performance of its obligations hereunder, will not conflict with its charter documents or any agreement, contract or other arrangement to which it is a party or by which it is bound; (ii) ROCHE has title to or license rights in such licensed intellectual property rights sufficient to grant such license rights to IGEN and its Affiliates; (iii) ROCHE has not assigned, transferred, licensed or otherwise disposed of such licensed intellectual property rights in any manner that limits or restricts IGEN's or its Affiliates' exploitation of the license granted by ROCHE hereunder; (iv) no consent, notice, approval, authorization, waiver, or permit, to or from any person, including, but not limited to, any Governmental Entity or third party holder of intellectual property rights, is required to be obtained or made by ROCHE in connection with its execution, delivery and performance of this Agreement; and (v) Exhibit F includes all Hitachi patents and patent applications which ROCHE has the right to sublicense to IGEN, and that ROCHE has no other rights to Hitachi patents and patent applications which ROCHE has the right to sublicense to IGEN.

          9.7 Completeness of Exhibit D. ROCHE hereby represents and warrants to IGEN that the Exhibit D includes all patents and patent applications which: (a) exist at or prior to the Effective Time; (b) are owned and/or controlled by ROCHE and/or any Affiliate thereof; and (c) satisfy the definition of ROCHE Improvements (other than PCR Technology or Hitachi Intellectual Property Rights). If, after the Effective Time, it is discovered that ROCHE has breached any of its representations and warranties under this Section 9.7 and additional patents or patent applications should have been or should be included in the patents and patent applications set forth in the

                                     A-11-11

     Exhibit D, then (i) such additional patent and patent applications shall be deemed automatically included in Exhibit D, as of the Effective Time, without any amendment of this Agreement or other further action required of the Parties, and (ii) IGEN shall hold a license to such additional patents and patent applications under and in accordance with the terms of this Agreement, as of the Effective Time. The foregoing shall be IGEN's exclusive remedy for a breach by ROCHE of the representations and warranties in this Section 9.7.

          9.8 Indemnity. ROCHE hereby agrees to indemnify and hold harmless IGEN, its Affiliates and any sublicensee (and their respective directors, officers, employees, consultants and agents and each of their heirs, executors, successors and assigns of the foregoing) (collectively the "Indemnitees") against all losses, claims, damages, liabilities, fees and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (in the case of settlements with the approval of IGEN (which approval shall not be unreasonably withheld)) incurred by or imposed upon the Indemnitees (or any one of them), as a result of a breach by ROCHE of any of ROCHE's representations and warranties in Section 9.6; provided, that IGEN: (a) gives ROCHE notice of such claim, (b) cooperates with ROCHE, at ROCHE's expense, in the defense of such claim, and (c) gives ROCHE the right to control the defense and settlement of any such claim, except that ROCHE shall not enter into any settlement that affects IGEN's rights or interest without IGEN's prior written approval. IGEN shall have no authority to settle any claim on behalf of ROCHE.

     10.  Disclaimer Of Warranties; Further Action.

          10.1 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN (E.G. SECTIONS 9.6, 9.7 and 9.8 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS) THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER ARE PROVIDED BY ROCHE "AS IS WHERE IS" AND ROCHE MAKES NO, AND DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING: (a) LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSED INTELLECTUAL PROPERTY RIGHTS OR ANY PRODUCT; (b) THE COMMERCIAL SUCCESS OF ANY PRODUCT; (c) THE EXISTENCE, VALIDITY OR SCOPE OF LICENSED INTELLECTUAL PROPERTY RIGHTS; (d) ANY PRODUCT BEING FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; (e) WHETHER ANY THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT; OR (f) THE ACCURACY, UTILITY OR SUFFICIENCY OF ANY TECHNICAL INFORMATION TRANSFERRED TO IGEN HEREUNDER. THE PARTIES SPECIFICALLY AGREE THAT NEITHER PARTY SHALL BE SUBJECT TO AND THAT EACH DISCLAIMS: (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF WARRANTY, AND (B) ALL CONSEQUENTIAL, INCIDENTAL, CONTINGENT, PUNITIVE AND EXEMPLARY DAMAGES WHATSOEVER WITH RESPECT TO (i) ANY DISPUTES BETWEEN THE PARTIES UNDER THIS AGREEMENT OR (ii) CLAIMS MADE BY ONE PARTY AGAINST ANOTHER PARTY ARISING FROM THE COURSE OF CONDUCT WITHIN THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT (WHETHER SUCH CLAIMS ARISE UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE), EVEN THOUGH A PARTY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION OF DAMAGES IN CLAUSE (B) ABOVE SHALL NOT APPLY TO DAMAGES PAID TO UNRELATED THIRD PARTIES (WHETHER PURSUANT TO JUDGMENT OR SETTLEMENT) FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY HEREUNDER.

          10.2 Export Control. IGEN agrees, and shall cause its Affiliates and Sublicensees to agree, to abide by all laws and regulations of the United States Government, or the government having

                                     A-11-12
     jurisdiction therefor, governing the export or re-export of any Licensed Products. IGEN shall inform itself as to the details of such laws and regulations and their amendments.

          10.3 Additional Documents. Each Party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

          10.4 Governmental Approvals and Marketing of Licensed Products. IGEN shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale and use of any Licensed Product, at IGEN's expense, including, without limitation, any safety studies. IGEN shall have sole responsibility for any warning labels, packaging and instructions as to the use of Licensed Products and for the quality control for any Licensed Product.

          10.5 Patent Marking and Labeling. IGEN shall mark all Licensed Products, or their containers, in accordance with the applicable patent marking laws. IGEN shall mark/label conspicuously all Licensed Products utilizing or intended for use with the PCR Technology made by or for it for use in the diagnostic field or the research field, and shall cause each of its Affiliates and Sublicensees to mark conspicuously all such Licensed Products, with a label license bearing one of the following legends, as the case may be depending on whether the Licensed Product is sold for use in the diagnostic field or the research field:

             LEGEND FOR USE ON LICENSED PRODUCTS DESIGNED AND SOLD FOR USE IN DIAGNOSTIC FIELD.

             NOTICE TO PURCHASER: LIMITED LICENSE

             The purchase of this product allows the purchaser to use it solely for amplification by PCR of nucleic acid sequences and detection by ECL Technology for diagnostic uses. No general patent or other license of any kind other than this specific right of use from purchase is granted hereby.

             LEGEND FOR USE ON LICENSED PRODUCTS DESIGNED AND SOLD FOR USE IN RESEARCH FIELD.

             NOTICE TO PURCHASER: LIMITED LICENSE

             A license under U.S. Patents 4,683,202, 4,683,195 and 4,965,188 or their foreign counterparts, owned by ROCHE Molecular Systems, Inc. and
        F. Hoffmann-La ROCHE Ltd ("ROCHE"), has an up-front fee component and a running-royalty component. The purchase price of this product includes limited, nontransferable rights under the running-royalty component to use only this amount of the product to practice the Polymerase Chain Reaction ("PCR") and related processes described in said patents solely for the research and development activities of the purchaser when this product is used in conjunction with a thermal cycler whose use is covered by the up-front fee component and a detection system based on ECL Technology. Rights to the up-front fee component must be obtained by the end user in order to have a complete license. These rights under the up-front fee component may be purchased from Applied Biosystems or obtained by purchasing an Authorized Thermal Cycler. No right to perform or offer commercial services of any kind using PCR, including without limitation reporting the results of purchaser's activities for a fee or other commercial consideration, is hereby granted by implication or estoppel.

          10.6 No Use of Names. Except as required by Section 10.5 hereof, neither IGEN nor any of its Affiliates or Sublicensees shall have the right to use any of the names "ROCHE," "ROCHE DIAGNOSTICS," "HITACHI," "ELECSYS" or any variation thereof, or any other corporate name, trade name, trademark, service name, service mark or brand name proprietary to ROCHE or any ROCHE Licensor or any of their respective Affiliates, in connection with the advertising, sale, lease or use of Licensed Products.

     11. Confidentiality. ROCHE and IGEN agree for themselves and their Affiliates, and on behalf of their respective officers, employees and agents, that until the later of (i) 10 years from the Effective Time hereof or (ii) 5 years after the expiration date of this Agreement (in perpetuity as to confidential and

                                     A-11-13
proprietary information of Hitachi, or such shorter period as Hitachi agrees with IGEN in writing or to which ROCHE is subject), each will treat as confidential, using the same degree of care as it uses for its own confidential and proprietary information, but in no event less than reasonable care, and shall not disclose to any third party, and shall not use for its own benefit or the benefit of any third party (except as permitted hereunder, including disclosures to IGEN Affiliates and permitted sublicensees or subcontractors to the extent necessary to have Products manufactured and subject to confidentiality obligations at least as restrictive as those contained herein) the ROCHE Licensed Patent Rights, ROCHE Licensed Technology or Hitachi Intellectual Property Rights (and any other information marked as confidential, and reports generated by the Field Monitor or accountant pursuant to Sections
2.6 and 5.1) furnished to it by the other Party unless the furnishing party ("Discloser") otherwise agrees in writing or unless such information clearly and convincingly falls within the following exceptions:

          (a) Such confidential information was known to the receiving party ("Recipient") prior to the time of disclosure by the Discloser or was in the public domain at the time of disclosure by Discloser as can be documented by written records; or

          (b) Such confidential information is or becomes publicly known after disclosure by Discloser through no fault or omission attributable to Recipient; or

          (c) Such confidential information is given to Recipient from sources independent of Discloser who have the right to disclose it; or

          (d) Such confidential information is independently developed by employees of Recipient that did not have access to it as can be documented by written records; or

          (e) Recipient is required to disclose such confidential information to a court of law or to appropriate governmental agencies to enable Recipient to carry out the evaluation of a Product or to secure a governmental approval, or as otherwise required by law; provided, however, that (1) Recipient gives the Discloser prompt written notice of such required disclosure and reasonably assists the Discloser in its efforts to prevent or limit such disclosure; and (2) any confidential information disclosed pursuant to this Section 11(e) shall otherwise remain confidential information for the purposes of this Agreement.

     For purposes of this License, ROCHE's confidential information shall include (subject to the exclusions in (a)-(e) above) all information relating to the ROCHE Licensed Patent Rights, ROCHE Licensed Technology and Hitachi Intellectual Property Rights whether such information is owned by ROCHE or ROCHE Licensors and whether disclosed to IGEN by ROCHE or any ROCHE Licensor before or after the Effective Time. Furthermore, each Party's confidential information hereunder shall include all confidential information of such Party disclosed to the other Party under the Prior Agreement or the Judgment. Access to such confidential information must be restricted to the Recipient's, sublicensee's, or subcontractor's employees or agents with a need to have access. The Recipient acknowledges that by virtue of this Agreement it acquires only such rights as set forth under the terms and conditions of this Agreement and only so long as it is in effect and does not acquire any rights of ownership or title in the Discloser's confidential information. In addition, each of the Parties agrees to execute appropriate confidentiality agreements with third party collaborators of such Party prior to disclosing the other party's confidential information to such third party collaborator. Upon expiration of this Agreement, each Party, its sublicensees, subcontractors and their employees and agents shall immediately discontinue use of the other's confidential information, except as otherwise permitted under the provisions hereof. The Parties agree that this
Section 11 sets out in its entirety the Parties' confidentiality obligations with respect to the subject matter of this Agreement, and that this Section 11 shall supercede in its entirety as of the Effective Time all prior confidentiality agreements or arrangements with respect to the subject matter of this Agreement between or among the Parties and their Affiliates (including confidentiality agreements or arrangements between IGEN and Roche Diagnostics GmbH and its Affiliates).

                                     A-11-14

     12. License Registration. IGEN shall pay all costs and legal fees connected with registration of this Agreement in those countries where it (or its Affiliates, Sublicensees, distributors and/or agents) sells Licensed Products, where required, and shall otherwise ensure that the laws of all the countries where sales of its Licensed Products occur are fully satisfied. None of such amounts shall be deductible against amounts payable to ROCHE hereunder. ROCHE shall provide reasonable assistance to IGEN in effecting such registrations if IGEN reimburses any out-of-pocket expenses incurred in providing such assistance.

     13.  Interests in Intellectual Property Rights.

          13.1 Preservation of Title. IGEN acknowledges that ROCHE, its Affiliates and ROCHE Licensors, where applicable, shall retain full ownership and title to the intellectual property rights it licenses to IGEN hereunder and that IGEN has no rights in or to such intellectual property rights other than the express license rights specifically confirmed herein. Neither IGEN nor any of IGEN's employees, Affiliates and Sublicensees, or any of their respective employees, have rights under this Agreement to practice or use the ROCHE Licensed Patent Rights, ROCHE Licensed Technology or Hitachi Intellectual Property Rights to develop, manufacture, sell or otherwise commercialize products not based on the ECL Technology or, with respect to the Hitachi Intellectual Property Rights, to copy, make, have made, use and/or sell Products in the Field.

          13.2 Hitachi Interest. Hitachi, as subcontractor for ROCHE, owns the Hitachi Intellectual Property Rights that have been licensed to ROCHE for sublicense to IGEN.

          13.3 Reservation of Rights. ROCHE reserves the right to use for any purpose (commercial or noncommercial), anywhere in the world, and the right to allow other parties to use for any purpose, anywhere in the world, any ROCHE Licensed Patent Rights and ROCHE Licensed Technology licensed hereunder, without ROCHE or such other parties being obligated to pay IGEN any royalties or other compensation. Without limiting the generality of the foregoing, ROCHE reserves the right to license any Party to use the ROCHE Improvements in non-ECL Technology applications and in any fields, including without limitation all fields outside the Field.

     14.  Miscellaneous.

          14.1 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

          14.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent shall not be unreasonably withheld, and (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such assigning party; or (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning party related to such party's use of ECL Technology, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. In addition, IGEN may assign, without Roche's consent, all of its rights under this Agreement to IGEN Integrated Healthcare, LLC ("NEWCO") as a part of the transactions contemplated by the Merger Agreement. Whenever there has been an assignment or a sublicense by IGEN or ROCHE, as the case may be, as permitted by this Agreement, the term "IGEN" or "ROCHE" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

          14.3 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective
                                     A-11-15
     on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

        In the case of IGEN:

           IGEN International, Inc.
           16020 Industrial Drive
           Gaithersburg, Maryland 20877
           United States of America
           Attention: President
           Fax No.: 1-301-208-3789

        With a copy to IGEN's designated legal counsel.

        In the case of ROCHE:

           ROCHE Diagnostics GmbH
           Sandhofer Strasse 116
           D-68305 Mannheim
           Federal Republic of Germany
           Attention: Legal Department
           Fax No.: 011-49-621-759-4461

        With a copy to Roche's designated legal counsel.

          Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

          14.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          14.5 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

          14.6 Independent Contractors. In granting, performing or exercising rights under this Agreement, ROCHE and IGEN act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between IGEN and ROCHE. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

          14.7 Severability. If, under applicable law, any term, condition or provision of this Agreement is held invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

          14.8 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the License Agreement, as of the date hereof, by and between IGEN and IGEN LS LLC, the Covenants Not to Sue, the License Agreement (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing), dated as of the date

                                     A-11-16
        hereof, by and among NEWCO, F. Hoffmann-La Roche Ltd ("Roche/Basle"), ROCHE and Roche Molecular Systems, Inc. ("Roche/USA"), or the License Agreement (Human IVD Services and Animal Diagnostic Services), dated as of the date hereof, by and among NEWCO, Roche/Basle, ROCHE and Roche/USA;

             (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

             (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

             (d) a reference to a Subsection without further reference to a
        Section is a reference to such Subsection as contained in the same
        Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

             (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

             (f) the term "include" or "including" shall mean "including without limitation";

             (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

             (h) the term "or" is not exclusive; and

             (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          14.9 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

          14.10 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the other agreements referenced herein and the Transactions Agreements (as defined in the Merger Agreement), embody the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto.

          14.11 No Third Party Beneficiary Rights. Except for the provisions of Section 2.3(a) relating to immunity from suit and Article 9 relating to Indemnitees, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

          14.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

                                     A-11-17

     IN WITNESS WHEREOF, both ROCHE and IGEN have executed this Agreement, in duplicate originals, by their respective officer hereunto duly authorized, as of the day and year hereinabove written.

ROCHE DIAGNOSTICS GMBH                              IGEN INTERNATIONAL, INC.

By:              /s/ C.J. RUETSH                    By:           /s/ RICHARD J. MASSEY
     ----------------------------------------            ----------------------------------------
     (Signature)                                         (Signature)

     Claus-Joerg Ruetsch                                 Richard J. Massey
     ----------------------------------------            ----------------------------------------
     (Printed Name)                                      (Printed Name)

     General Counsel                                     President and Chief Operating Officer
     ----------------------------------------            ----------------------------------------
     (Title)                                             (Title)

     July 24, 2003                                       July 24, 2003
     ----------------------------------------            ----------------------------------------
     (Date)                                              (Date)

And
By:         /s/ HEINO VON PRONDZYNSKI
     ----------------------------------------
     (Signature)

     Heino Von Prondzynski
     ----------------------------------------
     (Printed Name)

     Authorized Signatory
     ----------------------------------------
     (Title)

     July 24, 2003
     ----------------------------------------
     (Date)

               [Signature Page to Improvements License Agreement]
                                     A-11-18

                                                                        ANNEX 12

                              COVENANTS NOT TO SUE

                                     AMONG

                        IGEN INTEGRATED HEALTHCARE, LLC

                          MESO SCALE DIAGNOSTICS, LLC.

                         MESO SCALE TECHNOLOGIES, LLC.

                             ROCHE DIAGNOSTICS GMBH

                               ROCHE HOLDING LTD

                                      AND

                                  IGEN LS LLC

                                      A-12-1

                              COVENANTS NOT TO SUE

     These Covenants Not to Sue (this "Agreement") are made as of July 24, 2003, entered into by and among IGEN Integrated Healthcare, LLC, a Delaware limited liability company ("NEWCO"), Meso Scale Diagnostics, LLC., a Delaware limited liability company, and Meso Scale Technologies, LLC., a Delaware limited liability company (collectively "Meso Scale"), Roche Diagnostics GmbH, a company duly organized and validly existing under the laws of the Federal Republic of Germany ("Roche Diagnostics"), Roche Holding Ltd, a company duly organized and validly existing under the laws of Switzerland (together with Roche Diagnostics referred to as "Roche") and IGEN LS LLC, a Delaware limited liability company ("LLC").

     WHEREAS, IGEN International, Inc. and Roche Diagnostics are parties to an Improvements License Agreement dated as of the date hereof (the "Improvements License Agreement"),

     WHEREAS, IGEN International, Inc. and LLC are parties to a License Agreement dated as of the date hereof (the "License Agreement"),

     WHEREAS, as a part of the transactions contemplated by the Merger Agreement, IGEN is expected to assign all of its rights under the License Agreement to NEWCO,

     WHEREAS, Meso Scale are parties to one or more license agreements between themselves and with IGEN International, Inc. relating to ECL Core Technology (as defined herein), and

     WHEREAS, the parties hereto desire to enter into this Agreement,

     NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained, NEWCO, Meso Scale, Roche and LLC (each singly a "Party" and collectively the "Parties") hereby agree as follows:

     1.  DEFINITIONS

     As used in this Agreement, capitalized terms shall have the respective meanings set forth below. Capitalized terms used in this Agreement and not defined below shall have the meanings given to such terms in the Merger Agreement.

          1.1 "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA, nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan shall be deemed an Affiliate of LLC for purposes of this Agreement. Neither Meso Scale Diagnostics, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 nor Meso Scale Technologies, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 shall be deemed an Affiliate of NEWCO for purposes of this Agreement.

          1.2 "Commercial Agreements" means the License Agreement and the Improvements License Agreement.

          1.3 "Covered NEWCO Activity" means any NEWCO Activity that is covered by the covenant not to sue contained in Section 2.1.

          1.4 "Covered NEWCO Entities" shall have the meaning contained in
     Section 2.2.

                                      A-12-2

          1.5 "Covered NEWCO Technology" means each of the following (i) developed, discovered, invented and/or acquired by a NEWCO Party or any of its Affiliates, in each case, after the Effective Time; and (ii) which such NEWCO Party or such Affiliate owns or has a license to use:

             (a) ECL Core Technology;

             (b) Any improvements to reagent technology used in the ECL Assays (as defined in the License Agreement) for those analytes listed on Exhibit A attached hereto; and

             (c) Any improvements to components/features that are used in ECL Instruments (as defined in the License Agreement) being sold by Roche or any of its Affiliates at or prior to the Effective Time and that are described in Exhibit B attached hereto.

             Notwithstanding the foregoing, for the avoidance of doubt and for the sake of clarification, paragraphs (b) and (c) above shall not include any of the following:

                (i) Any polymerase chain reaction ("PCR") (nucleic acid testing) technology;

                (ii) Any technology relating to assays for analytes not listed on Exhibit A;

                (iii) Any components/features of ECL Instruments that are not described in Exhibit B;

                (iv) Any new components/features of ECL Instruments that are developed, discovered and/or invented after the Effective Time; and

                (v) Any devices that are peripheral to ECL Instruments, do not use ECL technology and are not described in Exhibit B, such as printers, sample preparation devices, non-ECL modular units, IT equipment and software for post-analytical analyses, or improvements to any peripheral devices.

          1.6 "Covered Roche Activity" means any Roche Activity that is covered by the covenant not to sue contained in Section 3.1.

          1.7 "Covered Roche Entities" shall have the meaning contained in
     Section 3.2.

          1.8 "Covered Roche Technology" means each of the following: (i) developed, discovered, invented and/or acquired by a Roche Party or any of its Affiliates, in each case, after the Effective Time; and (ii) which such Roche Party or such Affiliate owns or has a license to use:

             (a) ECL Core Technology;

             (b) Any improvements to reagent technology used in the ECL Assays (as defined in the License Agreement) for those analytes listed on Exhibit A attached hereto; and

             (c) Any improvements to components/features that are used in ECL Instruments (as defined in the License Agreement) being sold by Roche or any of its Affiliates at or prior to the Effective Time and that are described in Exhibit B attached hereto.

             Notwithstanding the foregoing, for the avoidance of doubt and for the sake of clarification, paragraphs (b) and (c) above shall not include any of the following:

                (i) Any polymerase chain reaction ("PCR") (nucleic acid testing) technology that is not specifically included in Roche Improvements (as defined in the Improvements License Agreement);

                (ii) Any technology relating to assays for analytes not listed on Exhibit A;

                (iii) Any components/features of ECL Instruments being sold at the Effective Time that are not described in Exhibit B;

                (iv) Any new components/features of ECL Instruments that are developed, discovered and/or invented after the Effective Time; and

                                      A-12-3

                (v) Any devices that are peripheral to ECL Instruments, do not use ECL technology and are not described in Exhibit B, such as printers, sample preparation devices, non-ECL modular units, IT equipment and software for post-analytical analyses, or improvements to any peripheral devices.

          1.9 "ECL Core Technology" means detection methods and detection systems, which employ electrochemiluminescence in the detection and/or quantification of an analyte, including but not limited to ECL reagents, ECL assays and/or immunodiagnostic detection methods by which light generation occurs when a molecular compound (such as a ruthenium metal chelate) is electrically stimulated by applying a voltage to an electrode which triggers a chemical reaction to emit photons.

          1.10 "Effective Time" shall have the meaning contained in the Merger Agreement.

          1.11 "NEWCO Future Patents" and "Roche Future Patents" shall mean U.S. or foreign patents issued to a person covering subject matter within the Covered NEWCO Technology or Covered Roche Technology, respectively, that claim their earliest priority from a patent application filed by a person after the Effective Time, or in the case of Covered NEWCO Technology or Covered Roche Technology acquired from a third party after the Effective Time, that claim their earliest priority from a patent application filed by a person either before or after the Effective Time.

          1.12 "Intellectual Property Rights" means all existing or future U.S. or foreign (a) patents, patent applications or other patent rights (including without limitation utility patents or "utility models"), (b) copyrights and rights of authors, (c) trademarks, trade names, logos, service marks and Internet domain names, (d) data and database rights, (e) designs and registered designs, and (f) all registrations, extensions, substitutions, divisions, continuations, continuations-in-part, reexaminations, reissues, renewals and confirmations of any of the foregoing.

          1.13 "Merger Agreement" means the Agreement and Plan of Merger dated as of the date of this Agreement among Roche Holding Ltd, 66 Acquisition Corporation II, IGEN International, Inc. and NEWCO.

          1.14 "NEWCO Activity" shall have the meaning contained in Section 2.1.

          1.15 "NEWCO Parties" means NEWCO, Meso Scale, and, prior to the Effective Time, LLC.

          1.16 "NEWCO Property Rights" means any and all Intellectual Property Rights owned by a NEWCO Party or its Affiliates on or after the Effective Time, or which any of them have the right to license or sublicense to third parties on or after the Effective Time (excluding Intellectual Property Rights licensed to a NEWCO Party under the Improvements License Agreement).

          1.17 A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, domestic or foreign (whether national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other entity

          1.18 "Roche Activity" shall have the meaning contained in Section 3.1.

          1.19 "Field" means

             (a) the analyzing of specimens taken from a human body, including without limitation blood, body fluid or tissue, for the purpose of testing, with respect to that human being, for a physiological or pathological state, a congenital abnormality, safety and compatibility of a treatment, or to monitor therapeutic measures.

             (b) Notwithstanding anything contained in subsection 1.19(a), above, to the contrary, the Field shall not include analyzing for (A) life science research and/or development, including at any pharmaceutical company or biotechnology company, (B) patient self testing use; (C) drug discovery and/or drug development (including at any pharmaceutical company or biotechnology

                                      A-12-4
        company), including clinical research or determinations in or for clinical trials or in the regulatory approval process for a drug or therapy, or (D) veterinary, food, water, or environmental testing or use.

          1.20  "Roche Parties" means Roche and, after the Effective Time, LLC.

          1.21 "Roche Property Rights" means any and all Intellectual Property Rights owned by a Roche Party or its Affiliates on or after the Effective Time, or which any of them have the right to license or sublicense to third parties on or after the Effective Time (excluding Intellectual Property Rights licensed to a Roche Party under the License Agreement).

     2.  COVENANT NOT TO SUE BY ROCHE PARTIES

          2.1 "Covenant by Roche Parties. Subject to the limitations set forth in Section 2.3 below, each Roche Party hereby covenants and irrevocably agrees (for itself and each of its Affiliates) that it shall not directly or indirectly assert, authorize, pursue or induce any third party to assert or pursue, assist or cooperate with any third party in asserting or pursuing, or seek to obtain any recovery with respect to any legal or equitable cause of action, suit, claim, defense, offset, counterclaim, cross-claim or pleading or other proceeding of any sort whatsoever, participate in any proceeding or action, or make any allegations against a NEWCO Party or any of the Covered NEWCO Entities (as defined in Section 2.2 below) asserting that the:

             (i) manufacture, use, sale, offer for sale, importation, or exportation of any product, or

             (ii) act of authorizing others to manufacture, use, sell, offer for sale, import, or export any product, or

             (iii) provision of any service, or

             (iv) practice of any method, or

             (v) promulgation of any specification,

     after the Effective Time (the activities referred to in (i) through (v) above inclusive being referred to, collectively, as the "NEWCO Activities") that is both (i) conducted with respect to Products that use or incorporate ECL Technology (as such terms are defined in the Improvements License Agreement) and (ii) covered by or includes, in whole or in part, directly or indirectly, or is performed or used in conjunction with, any of the claims under Roche Future Patents, constitutes direct infringement, contributory infringement, inducement to infringe, or otherwise violates, misappropriates or infringes any legal right under any of the Roche Future Patents.

          2.2 Parties Protected. The covenant of Section 2.1 above shall extend to the NEWCO Parties' Affiliates and to the NEWCO Parties' and such Affiliates' respective officers, directors, advisors, consultants, representatives, employees, agents, customers, distributors, licensees, sublicensees, successors, assigns and any other third parties involved in the Covered NEWCO Activities, including without limitation when products or services included in the Covered NEWCO Activities are incorporated into, bundled with or used in combination with other products and services. The parties protected under this Section 2.2 are hereinafter referred to as "Covered NEWCO Entities."

          2.3  Limitations on Scope of Covenant by Roche
     Parties.  Notwithstanding anything to the contrary herein:

             (a) the covenant not to sue granted in Section 2.1 above shall not extend to any future claims, suits, actions or proceedings for breach of contract brought by a Roche Party or any of its Affiliates to the extent based on breaches by a NEWCO Party or any of its Affiliates of any of the Commercial Agreements;

             (b) nothing in this Agreement shall preclude any of the Roche Parties or their respective Affiliates from providing any evidence regarding any of the Roche Property Rights pursuant to subpoena or court order or as otherwise required by law.
                                      A-12-5

          2.4  Covenant Not Retroactive.  The covenants granted under this
     Article 2 shall not have retroactive effect to activities of a NEWCO Party (or any predecessor, including IGEN, or assignor) or any Covered NEWCO Entity prior to the Effective Time.

          2.5 Covenant Runs With Roche Property Rights. Any sale, transfer or other disposition of a Roche Future Patent or any of the Intellectual Property Rights licensed to IGEN under the Improvements License Agreement (whether by a Roche Party or any subsequent holder or transferee) shall be made subject to the covenant granted under this Article 2 and the assignor shall cause any subsequent holder or transferee to agree in writing to be bound by the covenant granted under this Article 2 as though an original party to this Agreement.

          2.6 Covenant with Respect to Covered NEWCO Entities. This Agreement shall extend to and be for the benefit of the Covered NEWCO Entities. To receive such benefits, each Covered NEWCO Entity shall be bound by the terms and conditions of this Agreement as if it were named herein.

     3.  COVENANT NOT TO SUE BY NEWCO PARTIES

          3.1 Covenant by NEWCO Parties. Subject to the limitations set forth in Section 3.3 below, each NEWCO Party hereby covenants and irrevocably agrees (for itself and each of its Affiliates) that it shall not directly or indirectly assert, authorize, pursue or induce any third party to assert or pursue, assist or cooperate with any third party in asserting or pursuing, or seek to obtain any recovery with respect to any legal or equitable cause of action, suit, claim, defense, offset, counterclaim, cross-claim or pleading or other proceeding of any sort whatsoever, participate in any proceeding or action, or make any allegations against a Roche Party or any of the Covered Roche Entities (as defined in Section 3.2 below) asserting that the:

             (i) manufacture, use, sale, offer for sale, importation, or exportation of any product, or

             (ii) act of authorizing others to manufacture, use, sell, offer for sale, import, or export of any product, or

             (iii) provision of a service,

             (iv) practice of a method, or

             (v) promulgation of a specification,

     after the Effective Time (the activities referred to in (i) through (v) above inclusive being referred to, collectively, as the "Roche Activities") that is both (a) conducted with respect to Products (as defined in the License Agreement) within the Field and (b) covered by or includes, in whole or in part, directly or indirectly, or is performed or used in conjunction with, any of the claims under NEWCO Future Patents, constitutes direct infringement, contributory infringement, inducement to infringe, or otherwise violates, misappropriates or infringes any legal right under any of the NEWCO Future Patents.

          3.2 Parties Protected. The covenant of Section 3.1 above shall extend to the Roche Parties' Affiliates and to the Roche Parties' and such Affiliates' respective officers, directors, advisors, consultants, representatives, employees, agents, customers, distributors, licensees, successors, assigns and other third parties involved in the Covered Roche Activities, including without limitation when products or services included in the Covered Roche Activities are incorporated into, bundled with or used in combination with other products and services. The parties protected under this Section 3.2 are hereinafter referred to as "Covered Roche Entities".

          3.3  Limitations on Scope of Covenant by NEWCO
     Parties.  Notwithstanding anything to the contrary herein:

             (a) the covenant not to sue granted in Section 3.1 above shall not extend to any future claims, suits, actions or proceedings for breach of contract brought by a NEWCO Party or any of

                                      A-12-6
        its Affiliates to the extent based on breaches by a Roche Party or any of its Affiliates of any of the Commercial Agreements;

             (b) in the event the License Agreement is terminated or expires, nothing in the covenant not to sue granted in Section 3.1(a) above or in
        Section 3.1(b) above shall prevent or hinder a NEWCO Party or its Affiliates from asserting or authorizing or inducing any third party to assert or assisting any third party in asserting or seeking to obtain any recovery with respect to any legal or equitable cause of action, claim, defense, offset, counterclaim, cross-claim or pleading of any sort whatsoever, or participating in any claim, suit, action or proceeding, or making any allegations against a Roche Party or any Covered Roche Entity that any Covered Roche Activity after the date of termination or expiration constitutes direct infringement, contributory infringement, inducement to infringe, or otherwise violates, misappropriates or infringes any claim under a NEWCO Future Patent; and

             (c) nothing in this Agreement shall preclude any of the NEWCO Parties or their respective Affiliates from providing any evidence regarding any of the NEWCO Property Rights pursuant to subpoena or court order or as otherwise required by law.

             (d) The covenant not to sue granted in Section 3.1 above shall not extend to any future claims, suits, actions or proceedings of any sort brought by Meso Scale Diagnostics, LLC. ("MSD") and/or Meso Scale Technologies, LLC. ("MST") against any of the Covered Roche Entities arising out of or related to claims that the Roche Activities conducted after the Effective Time in conjunction with ECL Core Technology that either involves the use of, or constitutes direct infringement, contributory infringement, inducement to infringe, or otherwise violates, misappropriates or infringes, any Intellectual Property Right of MSD and/or MST in or relating to Multi-Array Assays, carbon electrodes and/or disposable electrodes; provided, however, the foregoing exception to the covenant not to sue granted in Section 3.1 above shall not limit or affect the "Consent by Meso Scale Diagnostics, LLC. and Meso Scale Technologies, LLC" attached to the License Agreement.

          3.4  Covenant Not Retroactive.  The covenants granted under this
     Article 3 shall not have retroactive effect to activities of a Roche Party (or any predecessor or assignor) or any Covered Roche Entity prior to the Effective Time.

          3.5 Covenant Runs With NEWCO Property Rights. Any sale, transfer or other disposition of a NEWCO Future Patent or any of the Intellectual Property Rights licensed to LLC under the License Agreement (whether by a NEWCO Party or any subsequent holder or transferee) shall be made subject to the covenant granted under this Article 3 and the assignor shall cause any subsequent holder or transferee to agree in writing to be bound by the covenant granted under this Article 3 as though an original party to this Agreement.

          3.6 Covenant with Respect to Covered Roche Entities. This Agreement shall extend to and be for the benefit of the Covered Roche Entities. To receive such benefits, each Covered Roche Entity shall be bound by the terms and conditions of this Agreement as if it were named herein.

     4.  INTELLECTUAL PROPERTY

          4.1 No Ownership, Rights or License. Nothing contained herein shall confer on the NEWCO Parties or any Covered NEWCO Entity any ownership interest or other interest (legal or equitable), right or license in or to any Roche Property Right. Nothing contained herein shall confer on the Roche Parties or any Covered Roche Entity any ownership interest or other interest (legal or equitable), right or license in or to any NEWCO Property Right. No Party shall have an obligation to exercise efforts to create any Intellectual Property Rights, whether or not incorporated in a Future Patent. Furthermore, no Parties shall have any obligation to disclose or license any Future Patent to any other Party.

                                      A-12-7

     5.  TERM

          5.1 The Parties agree that this Agreement will become effective at the Effective Time.

          5.2 In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Agreement shall automatically and simultaneously terminate. In the event of such termination, no Party shall have any liability to any other Party pursuant to this Agreement. It is understood and agreed that the consummation of the Merger shall not constitute or cause a termination of this Agreement.

          5.3  This Agreement shall terminate as to the covenant granted under
     Article 2 on the last date on which a Roche Party or any of its Affiliates may assert or bring any legal or equitable claim against any Covered NEWCO Entity under any Roche Future Patent. This Agreement shall terminate as to the covenant granted under Article 3 on the earlier of (a) the last date on which a NEWCO Party or any of its Affiliates may assert or bring any legal or equitable claim against any Covered Roche Entity under any NEWCO Future Patent or (b) the date that the License Agreement is terminated in accordance with its terms.

     6.  WARRANTY AND LIMITATION OF LIABILITY

          6.1 Each Party represents and warrants to the other Parties that it has the full right and power to grant and perform the covenants specified herein.

          6.2 IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY HEREUNDER OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR MULTIPLE DAMAGES OR LOST PROFITS ARISING OUT OF THE BREACH THIS AGREEMENT OR ANY OTHER CAUSE OF ACTION, CLAIM, DEFENSE, OFFSET, COUNTERCLAIM, CROSS-CLAIM OR PLEADING OF ANY SORT WHATSOEVER ARISING THEREFROM.

          6.3 In the event of any legal or equitable cause of action, suit, claim, defense, offset, counterclaim, cross-claim or other proceeding in which any Covered NEWCO Entity or any Covered Roche Entity, as the case may be (the "Prevailing Party"), obtains a final and nonappealable order of a court of competent jurisdiction that provides or states that any Covered Roche Entity or any Covered NEWCO Entity, as the case may be, breached
     Article 2 or Article 3, as applicable, then the Prevailing Party shall be entitled to reimbursement from the non-prevailing Covered Roche Entity or Covered NEWCO Entity, as the case may be, of its legal fees and expenses incurred in such cause of action, suit, claim, defense, offset, counterclaim, cross-claim or other proceeding.

     7.  GENERAL

          7.1 Applicable Law. This Agreement is made in accordance with and shall be governed by and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

          7.2 Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) none of the Parties shall assign any of its rights and obligations hereunder except as consented to by the all of the other Parties, which consent shall not be unreasonably withheld, and
     (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such assigning Party; or (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning Party related to such party's use of ECL Technology, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. Whenever there has been an assignment by a Party as permitted by this Agreement, the term "NEWCO Parties," "NEWCO Covered Entities, "ROCHE Parties" or "ROCHE Covered Entities," as used in this Agreement, shall also include and refer to, if appropriate, such assignee.

                                      A-12-8

          7.3 Independent Contractors. In granting, performing or exercising rights under this Agreement, each Party acts and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between any of the Parties hereto. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

          7.4 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the other agreements referenced herein and the Transactions Agreements (as defined in the Merger Agreement), embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto.

          7.5 No Waiver. No delay or omission on the part of any Party to this Agreement in requiring performance by any other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

          7.6 Third Party Beneficiaries. Except for Articles 2 and 3 of this Agreement, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective successors and permitted assigns any benefit, right or remedy under or by reason of this Agreement.

          7.7 Notices. Any notice or other communication required or permitted to be given to any Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

        In the case of NEWCO, MESO SCALE or, prior to the Effective Time, LLC:

           16020 Industrial Drive
           Gaithersburg, Maryland 20877
           United States of America
           Attention: President
           Fax No.: 1-301-208-3789

        With a copy to NEWCO's designated legal counsel.
           9238 Gaither Road
           Gaithersburg, Maryland 20877
           United States of America

        In the case of Roche or, after the Effective Time, LLC:
           Roche Diagnostics GmbH
           Sandhofer Strasse 116
           D-68305 Mannheim
           Federal Republic of Germany
           Attention: Legal Department
           Fax No.: 011-49-621-759-4461

        With a copy to Roche's designated legal counsel.

          Any Party may change its address for communications by a notice to the other Parties in accordance with this Section.
                                      A-12-9

          7.8 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          7.9 Severability. If, under applicable law, any term, condition or provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

          7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          7.11 Exhibits/Attachments. This Agreement includes the following exhibits and attachments which are hereby incorporated by reference:

          Exhibit A -- Roche ECL Assays

          Exhibit B -- Components/Features of ECL Instruments

          7.12 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the License Agreement, the Improvements License Agreement, the License Agreement (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing), dated as of the date hereof, by and among NEWCO, F. Hoffmann-La Roche Ltd ("Roche/Basle"), Roche Diagnostics and Roche Molecular Systems, Inc. ("Roche/USA"), or the License Agreement (Human IVD Services and Animal Diagnostic Services), dated as of the date hereof, by and among NEWCO, Roche/Basle, Roche Diagnostics and Roche/USA;

             (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

             (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

             (d) a reference to a Subsection without further reference to a
        Section is a reference to such Subsection as contained in the same
        Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

             (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

             (f) the term "include" or "including" shall mean "including without limitation";

             (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

             (h) the term "or" is not exclusive; and

             (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                                     A-12-10

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

                                          IGEN INTEGRATED HEALTHCARE, LLC

                                          By:     /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                          Name: Richard J. Massey
                                              ----------------------------------
                                          Title:   President and Chief Operating
                                          Officer
                                              ----------------------------------

                                          IGEN LS LLC

                                          By:   /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                          Name: Samuel J. Wohlstadter
                                              ----------------------------------
                                          Title:   Chairman and Chief Executive
                                          Officer
                                              ----------------------------------

                                          ROCHE DIAGNOSTICS GMBH

                                          By:       /s/ C.J. RUETSCH
                                            ------------------------------------
                                          Name: Claus-Joerg Ruetsch
                                              ----------------------------------
                                          Title:   General Counsel
                                              ----------------------------------

                                          By:   /s/ HEINO VON PRONDZYNSKI
                                            ------------------------------------
                                          Name: Heino Von Prondzynski
                                              ----------------------------------
                                          Title:   Authorized Signatory
                                              ----------------------------------

                                     A-12-11

                                          ROCHE HOLDING LTD

                                          By:     /s/ DR. FRANZ B. HUMER
                                              ----------------------------------
                                          Name: Franz B. Humer
                                              ----------------------------------
                                          Title:   President and Chairman
                                              ----------------------------------

                                          By:      /s/ ERICH HUNZIKER
                                            ------------------------------------
                                          Name: Erich Hunziker
                                              ----------------------------------
                                          Title:   Chief Financial Officer
                                              ----------------------------------

                                          MESO SCALE DIAGNOSTICS, LLC.

                                          By:   /s/ JACOB N. WOHLSTADTER
                                            ------------------------------------
                                          Name: Jacob N. Wohlstadter
                                              ----------------------------------
                                          Title:   President and Chief Executive
                                          Officer
                                              ----------------------------------

                                          MESO SCALE TECHNOLOGIES, LLC.

                                          By:   /s/ JACOB N. WOHLSTADTER
                                            ------------------------------------
                                          Name: Jacob N. Wohlstadter
                                              ----------------------------------
                                          Title:   President and Chief Executive
                                          Officer
                                              ----------------------------------

                                     A-12-12

                                   EXHIBIT A

                                ROCHE ECL ASSAYS

T4                              Anti-HBs                        AFP
T3                              HBsAg                           CEA
free T3                         Anti-Hbe                        PSA
free T4                         HbeAg                           free PSA
T uptake                        Anti-HBc                        CA 15-3
TSH                             Anti-HBc/IgM                    CA 19-9
anti-TPO                        Anti HAV                        CA 12-5
Thyreoglobulin                  Anti-HAV/IgM                    CA 72-4
anti-Thyreoglobulin             Anti-HCV                        Cyfra 21-1
TSH Receptor                                                    NSE
                                anti-HIV                        S 100
Prolactin                       anti-HIV p-24                   P1NP
LH                              HIV Antigen                     PAPP-A
FSH                             HIV Combined                    Lp-PLA2
Testosterone                                                    sCD40L
Progesterone                    anti-Rubella IgG                IL 18
Estradiol                       anti-Rubella IgM                Survivin
hCG                             anti-Toxoplasmosis IgG
hCG+(Beta)                      anti-Toxoplasmosis IgM
SHBG                            anti-CMV IgG
DHEA-S                          anti-CMV IgM
hGH                             H. Pylori
ACTH                            anti-HGV
Cortisol                        anti-HTLV
Insulin

Ferritin                        (Beta)-Crosslaps
Folate                          Osteocalcin
RBC Folate                      PTH
Vitamin B12
Vitamin D
C-Peptide
                                IgE
                                Digoxin
Troponin T                      Digitoxin
CK-MB
Myoglobin
pro-BNP

                                     A-12-13

                                   EXHIBIT B

                     COMPONENTS/FEATURES OF ECL INSTRUMENTS

     Any component/feature of an ECL Instrument, which component/feature performs one or more of the following functions:

          1. Dispenses the antibodies (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) for purposes of performing an ECL Assay;

          2. Accesses and aliquots magnetic beads directly from the Reagent Packs on board the ECL Instrument;

          3. Incubates the patient sample with antibodies (or those specific proteins used for the Folate assay, RBC Folate assay and Vitamin B-12 assay; or antigens in the case where the analyte in the immunoassay is an antibody) for conducting an ECL Assay;

          4. Transfers the incubated sample to the flow cell in the ECL Instrument where the electrochemiluminescence reaction takes place;

          5.  Performs one or more pre-wash steps; or

          6. Flushes out and cleans the flow cell following the performance of the electrochemiluminescence measurement.

     Capitalized terms in this Exhibit B shall have the meanings assigned to them in the License Agreement.

                                     A-12-14

                                                                        ANNEX 13

                               LICENSE AGREEMENT

(HUMAN IVD, VETERINARY IVD, HLA TYPING, PATERNITY, DNA MANUFACTURING AND PLASMA
                                    TESTING)

     This LICENSE AGREEMENT (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing) (the "AGREEMENT") is dated as of the 24th day of July, 2003, by and among IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company having offices at 16020 Industrial Drive, Gaithersburg, Maryland 20877 ("IGEN"), F. HOFFMANN-LA ROCHE LTD, a Swiss limited liability company with its principal place of business at Grenzacherstrasse 124, CH-4070 Basle, Switzerland ("ROCHE/BASLE"), ROCHE DIAGNOSTICS GMBH, a German company with its principal place of business at Sandhofer Strasse 116, D-68305 Mannheim, Germany ("ROCHE/GERMANY") and ROCHE MOLECULAR SYSTEMS, INC., a Delaware corporation with its principal place of business at 4300 Hacienda Drive, Pleasanton, California 94588 USA ("ROCHE/USA") (Roche/Basle, Roche/Germany and Roche/ USA shall hereinafter be referred to collectively (or separately as the context requires) as either "ROCHE" or "ROCHE") (hereinafter IGEN and Roche may separately be referred to as a "PARTY" or collectively referred to as "THE PARTIES").

                              W I T N E S S E T H:

     WHEREAS, Roche/Basle owns or controls all right, title and interest in and to certain patents and patent applications outside of the United States the claims of which are directed to aspects of PCR technology, and Roche/USA owns or controls all right, title and interest in and to corresponding patents and patent applications in the United States;

     WHEREAS, Roche/Germany owns or controls all right, title and interest in and to certain patents and patent applications both in the United States and outside of the United States the claims of which are directed to aspects of PCR technology;

     WHEREAS, IGEN is interested in, among other things, acquiring a worldwide license from Roche under certain of Roche's patents for the purpose of developing and commercializing PCR-based in vitro human diagnostic products for use in clinical diagnostic testing;

     WHEREAS, IGEN is also interested in acquiring a worldwide license from Roche under certain of Roche's patents for the purpose of developing and commercializing PCR-based paternity testing products for use in parentage determination;

     WHEREAS, IGEN is also interested in acquiring a worldwide license from Roche under certain of Roche's patents for the purpose of developing and commercializing PCR-based in vitro animal diagnostic products for use in animal testing; and

     WHEREAS, IGEN is also interested in acquiring licenses from Roche under certain of Roche's patents for other purposes described herein;

     WHEREAS, Roche is willing to grant such license to IGEN upon the following terms and conditions.

                                   AGREEMENT:

     NOW THEREFORE, for and in consideration of the covenants and undertakings hereinafter set forth, and in consideration for the granting of intellectual property rights to Roche and its Affiliates from

                                      A-13-1

IGEN pursuant to agreements between Roche and IGEN and their respective Affiliates, IGEN and Roche hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     In addition to other terms defined elsewhere herein, the following terms shall have the following meanings when used herein (any term defined in the singular shall have the same meaning when used in the plural and vice versa, unless stated otherwise):

          1.1 "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA, nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan, shall be deemed an Affiliate of ROCHE for purposes of this Agreement. Meso Scale Diagnostics, LLC. ("MSD"), 9238 Gaither Road, Gaithersburg, Maryland, USA 20877, shall, at all times and notwithstanding any change in circumstance, be deemed an Affiliate of IGEN for purposes of this Agreement; provided, however, that Affiliates of MSD shall not necessarily be, and shall have to qualify independently from (e.g., not through or under) MSD as, Affiliates of IGEN. Meso Scale Technologies, LLC. ("MST"), 9238 Gaither Road, Gaithersburg, Maryland, USA 20877, shall not be deemed an Affiliate of IGEN for purposes of this Agreement.

          1.2 "Animal" means all animals, other than human, whether dead or alive or extinct, and specifically includes animal embryos but not human embryos.

          1.3 "Animal Breeding Applications" means the analysis of biological specimens for the determination of genetic traits in Animals for the purpose of selective breeding of said Animals. Animal Breeding Applications specifically exclude testing for disease-related traits for the purpose of treating the test Animal for that disease.

          1.4 "Animal Diagnostics Field" means use of products and diagnostic processes utilizing PCR solely for analyzing specimens taken from an Animal (excluding a Human), including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that Animal, for a physiological or pathological state, a congenital abnormality, or the safety and compatibility of a treatment; monitoring therapeutic measures or for detecting: microorganisms or any other analyte associated with infectious and/or non-infectious diseases in Animals; Animal genetic diseases; genetic predisposition to disease in Animals, or genetic traits in Animals, including determining the sex of Animals, but specifically excluding Animal Identity Applications, Animal Breeding Applications, GMO Testing Applications, and testing performed on Animal tissue intended for use in xenotransplantation.

          1.5 "Animal Identity Applications" means the analysis of biological specimens for the identification of individual Animals whether living, dead or extinct, or their remains, including, without limitation, parentage determination.

          1.6 "Complete Diagnostic Kit" means a product dedicated for use in connection with the practice of PCR in the Licensed Fields as applicable, it being understood that a product shall be deemed to be so dedicated if it is either: (i) a product having a package insert indicating its use primarily in connection with the practice of PCR, or (ii) a product which by virtue of its design, operation or construction has no other substantial practical utility, and which product is comprised of,

                                      A-13-2
     at a minimum, the essential active reagents for amplification (e.g., primers, nucleotides, enzymes, etc.) and the essential active reagents for detection (e.g., probes, labeled nucleotides, etc.; but does not necessarily include reagents necessary for performing electrochemiluminescence (e.g., tri-propyl amine (TPA)) of a target nucleic acid in the Licensed Fields, which reagents would include the oligonucleotides (i.e., primers and, if required, probes), nucleotides, enzymes, buffers and associated co-reactants essential to perform amplification and detection of nucleic acid using PCR. For purposes of this Agreement IGEN shall only convey the necessary rights for End-Users to perform PCR-based testing services in the Licensed Fields with the Sale of a Complete Diagnostic Kit.

          1.7 "Component System" means any products (e.g. kit, reagent or group of reagents), Sold together which will provide an End-User with the essential active reagents necessary to perform one or more of the following processes in connection with the practice of PCR:

             (a) Sample preparation, that is, the treatment of a sample in order to render a nucleic acid therein amplifiable: such a Component System may have as its essential active reagents, for example, the cell lysing, stabilization and/or precipitation reagents essential to expose and prepare DNA for amplification;

             (b) The amplification of one or more designated nucleic acid sequences: such a Component System may have as its essential active reagents, for example, the oligonucleotides and/or nucleotides, enzymes, buffers and associated co-reactants essential to perform amplification of nucleic acid using PCR; and/or

             (c) Detection, that is, the treatment or modification of an amplified nucleic acid so as to render it detectable, identifiable and/or quantifiable: such a Component System may include labelled primers, probes (including binding partners or reporter molecules), fluorescent intercalating or tagging agents, and any device provided therewith to enable the detection, identification or quantification of the nucleic acid.

          1.8 "Diagnostic Services" means analyzing specimens taken from a human being or Animal, including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that human being or Animal, for a physiological or pathological state, for a congenital abnormality, for safety and compatibility of a treatment or to monitor therapeutic measures or any use of PCR as a testing service to provide to a person data, results or interpretations of any application of PCR for purposes of therapy or diagnosis of an Animal or a human being, including, without limitation, clinical laboratory services, and parentage determination, whether or not a fee is charged for such services.

          1.8A "DNA Manufacturing Field" means the manufacture in the United States, and the Sale worldwide, directly or through distributors, of DNA Products.

          1.8B "DNA Products" means specific, individual DNA molecules produced by means of any method that practices PCR technology.

          1.9 "Distributors" means the distributors performing a bona fide distribution function to which IGEN or any of its Affiliates grants the right to Sell Licensed Products. IGEN's Affiliates shall not be deemed to be "Distributors" for purposes of this Agreement.

          1.10 "Effective Time" shall have the meaning ascribed to that term in that certain Merger Agreement of even date herewith by and among, inter alia, IGEN International, Inc. and Roche Holding Ltd (the "Merger Agreement").

          1.11 "End-Users" means the customers, including doctors, hospitals, testing and research institutions, which perform PCR (including diagnostic testing) and/or the detection of a target nucleic acid, and clinical and other laboratories, purchasing and using products sold pursuant to this Agreement.

          1.11A "Expanded Test Process" means the method claims (if they are Valid Claims) of US5,210,015 and 5,487,972, the method and reaction mixture claims 1-12 (if they are Valid Claims)

                                      A-13-3
     of US5,804,375, US5,994,056 and US6,171,785, the foreign counterparts thereto and any reissue and/or reexamination patent rights thereof.

          1.12 "GMO Testing Applications" means the detection and/or analysis of nucleic acid sequences of Animals, including live animals, carcasses, meat and meat by-products, and materials derived therefrom, solely for the purpose of determining the presence of, or derivation from, Genetically-Modified Organisms. In this context, "Genetically-Modified Organism" shall mean an Animal in which the genetic material has been altered in a way that does not occur naturally by mating and/or natural recombination.

          1.13 "HLA Typing" means genotyping of specific HLA loci in order to assess the probability of acceptance of a transplant of a human organ or tissue or bone marrow or other human component.

          1.14 "Human Identity Field" means use of, and includes products and processes utilizing PCR for the sole purpose of determining human identity or distinguishing among human beings, whether living or dead. The term "Human Identity Field" shall include forensic testing for use in, or in preparation for, death investigations or other legal proceedings, but such term shall specifically exclude testing for tissue typing and the parentage determination.

          1.15  "IGEN Sellers" means IGEN and its Affiliates and Distributors.

          1.16 "Instrument" means an electrical, mechanical or electro-mechanical device which is intended to be used in connection with the practice of PCR.

          1.17 "In Vitro Human Diagnostics Field" means use of, and includes products and diagnostic processes utilizing, PCR for the measurement, observation or determination of attributes, characteristics, diseases, traits or other conditions of human beings for diagnostic purposes, including, without limitation:

             (a) Genetic testing, including determinations of genetic predisposition;

             (b) Oncology and cancer predisposition testing;

             (c) Testing for tissue typing;

             (d) Infectious disease detection, confirmation and monitoring;

             (e) Therapeutic drug monitoring; and

             (f) Blood screening.

          1.18 "Licensed Fields" means the Animal Diagnostics Field, the Paternity Field, HLA Typing, the In Vitro Human Diagnostics Field, the Plasma Testing Field, and the DNA Manufacturing Field.

          1.19 "Licensed Patents" means the United States and foreign patents and patent applications of Roche listed in Exhibit "1" attached to this Agreement, as amended from time to time, including any other patents or patent applications that claim priority to one or more of the patents or patent applications listed in Exhibit 1 including corresponding foreign applications or patents; and any patents or patent applications that claim priority to one or more priority applications of one or more of the patents and patent applications listed in Exhibit 1 and any divisional, continuation, continuation-in-part, extensions, reissues, renewals, and re-examinations of such patents and patent applications, and any corresponding foreign counterparts of such patents and patent applications. In the event that a patent application or patent owned by Roche (with the right to license to IGEN), which includes a Valid Claim covering a PCR Related Invention and is entitled to an earliest priority date not later than five (5) years from the Effective Time, is not included in Exhibit 1, such patent application or patent shall be deemed automatically included on
     Exhibit 1 for the purposes of the Agreement as of the Effective Time, without any amendment of this Agreement or other further action required of the Parties. Notwithstanding anything to the contrary in this definition, Licensed Patents shall not include (a) any rights to inventions for biological and chemical target information such as nucleic acid sequences (e.g., specific primer and probe sequences) which the making, selling or using of would
                                      A-13-4
     infringe a Valid Claim of a patent or patent application owned by Roche and available for license to IGEN that is not listed on the version of Exhibit 1 attached to this Agreement as of the Effective Time; or (b) any rights (including any Valid Claims within the Licensed Patents) to inventions for Instruments and/or automation of PCR Related Inventions.

          1.20 "Licensed Product" means any product (excluding in all cases stand alone enzyme reagents and Instruments) for use in connection with the practice of PCR and/or the detection of a target nucleic acid in the Licensed Fields (or (a) with respect to the DNA Manufacturing Field, shall mean DNA Products, (b) with respect to the HLA Typing Field, shall mean a reagent kit manufactured by IGEN or its Affiliates containing a thermostable DNA polymerase in combination with all such other reagents, enzymes or materials, whether packaged together or separately, as are necessary to perform a PCR-based assay for the HLA Typing Field), the manufacture, importation, use, offer for Sale or Sale of which would infringe a Valid Claim of Licensed Patents, made by, on behalf of or for IGEN or any of its Affiliates. Licensed Products include, but are not limited to, any of the following or a combination of any of the following:

             (a) a Complete Diagnostic Kit; and/or

             (b) a Component System; and/or

             (c) a reagent, accessory, device or system which is used or Sold to be used by End-Users in connection with the practice of PCR and/or the detection of a target nucleic acid, including the steps of sample preparation, amplification and/or detection; and/or

             (d) reagents Sold to be used by End-Users as replacement components in regards to a Component System.

          Licensed Products include Not Yet Approved or Not Yet Registered In Vitro Human Diagnostics Products.

          1.20A "Licensed Test" means the performance of a Licensed PCR Test or a Licensed Expanded PCR Test by IGEN or its Affiliates in the Plasma Testing Field for the purpose of determining nucleic acid sequences of any one analyte in a Test Sample. Multiple performance of a Licensed Test for any one analyte at any one point in time in any one Test Sample, for reproducibility, shall be considered as one Licensed Test. Performance of a multiplex PCR test shall be treated as multiple Licensed Tests; e.g., one Licensed Test for each analyte targeted by the multiplex PCR test. See examples provided in Section 4.5B.

             a) "Licensed PCR Test" means the performance by IGEN or its Affiliates of an analytical procedure that uses one or more Test Processes.

             b) "Licensed Expanded PCR Test" means the performance by IGEN or its Affiliates of an analytical procedures that uses an Expanded Test Process in addition to one or more Test Processes.

          1.21  "Net Sales" has the meaning set forth in Article 3 herein.

          1.22 "Not Yet Approved or Not Yet Registered In Vitro Human Diagnostics Products" means Complete Diagnostic Kits and/or Component Systems which are Sold to End-Users who use them for diagnostic purposes and/or health care of a human subject and whose use is, in countries with an approval or registration process, not yet approved by a regulatory agency having jurisdiction over the Sale of such products regardless of whether the labeling and/or other written materials accompanying such products contain recommendations and/or instructions for such use. In countries without an approval or registration process, the labeling has to clearly identify the intended use of the product (e.g. "For In Vitro Diagnostic Use"). The Parties agree that regulatory submissions for Not Yet Approved or Not Yet Registered In Vitro Human Diagnostic Products shall, in countries with an approval or registration process, if required, be filed not more than twenty-four (24) months after the

                                      A-13-5
     first commercial Sale of such Not Yet Approved or Not Yet Registered In Vitro Human Diagnostic Product.

          1.23 "Patent Rights" means the Valid Claims of patents and patent applications, including, without limitation: utility or design patents or patent applications which are original; divisional, continuation or continuation-in-part patents and patent applications; reexaminations, extensions and reissues of patents; and confirmation patents, importation patents, registration patents and patents of addition.

          1.24 "Paternity Field" means analysis of human genetic material to ascertain whether two or more individuals are biologically related, but specifically excludes analysis of forensic evidence for a sexual assault investigation. The Paternity Field specifically excludes the Human Identity Field.

          1.25 "PCR" means the technology involving the amplification of a nucleic acid sequence and the complement of that sequence by repeated cycles of oligonucleotide mediated, template directed synthesis involving the extension of a primer oligonucleotide by incorporation of monomeric nucleotide triphosphates whereby the sequence, its complement and subsequent synthetic copies thereof are repeatedly separated and used as templates for further cycles of synthesis.

          1.26 "PCR Related Invention" means any process, method, test, kit, reagent and/or group of reagents for performing or, by virtue of its design, operation and/or construction, has no other substantial practical utility than for performing, one or more of the following operations in connection with the practice of PCR:

             (a) Sample collection, preparation, transport and/or isolation of nucliec acid sequences from a sample, that is, the treatment of a sample in order to render a nucleic acid therein amplifiable and/or detectable, which may have as its essential active reagents, for example, the cell lysing, stabilization and/or precipitation reagents essential to expose and prepare DNA for amplification and/or detection; and/or

             (b) The amplification of one or more designated nucleic acid sequences using PCR, which may have as its essential active reagents, for example, the oligonucleotides and/or nucleotides, enzymes, buffers and associated co-reactants essential to perform amplification of nucleic acid using PCR; and/or

             (c) Detection, that is, the treatment or modification of nucleic acid amplified using PCR so as to render it detectable, identifiable and/or quantifiable: which may include as its essential active reagents labelled primers, probes (including binding partners or reporter molecules), and fluorescent intercalating or tagging agents; and/or

             (d) The synthesis, purification, labeling, and/or immobilization of nucleic acid probes used in PCR (i.e., one or more compounds that is/are: (y) composed of one or more nucleotides or analogs thereof; or
        (z) capable of binding with one or more nucleotides or analogs thereof); and/or

             (e) The control of contamination.

          1.26A "Plasma Testing Field" means the performance of a Licensed Test solely for screening blood or blood products and/or quality control purposes at various stages in the production of blood products, and shall specifically exclude any use of a test result for diagnostic or treatment of disease in any particular individual. IGEN and its Affiliates may notify potentially infected donors of the results of Licensed Tests when either
     (a) such notifications required by law or governmental regulation, or (b) such potentially infected person is charged a fee by IGEN or its Affiliates for such notification. When potentially infected donors are notified in accordance with either (a) or (b) above, such notification shall not be considered as use of a test result for diagnosis or treatment of disease in any particular individual.

                                      A-13-6

          1.27 "Reagent Agreement Plan" or "RAP" means a program (whether known as a Reagent Agreement Plan, Reagent Rental Plan or other successor or similar plan) for the Sale of one or more Component Systems in conjunction with the supply of an Instrument whereby the price for such Royalty Product includes the acquisition cost or leasing cost of an Instrument, the cost of servicing such Instrument, interest charged for the financing of such Instrument, and/or other items of cost recovery in connection with the supply of such Instrument.

          1.28 "Research Collaborator" means a Third Party performing research and development for IGEN and/or its Affiliates under a contract with IGEN and/or any of its Affiliates, which contract:

             (a) Provides that the work performed by such Third Party under the contract (which shall include a protocol) is directed toward the development of Licensed Products; and

             (b) Provides that the reagents necessary to perform the work under the contract are supplied free of charge by IGEN or its Affiliates and requires that such reagents may be used only for the development of Licensed Products and that any reagents not consumed in performing the work under the contract either be returned to IGEN and its Affiliates or be disposed of as laboratory waste.

          1.29 "Roche Patented Enzyme" means any enzyme the manufacture, use or Sale of which would Infringe a Valid Claim of a Roche patent within Licensed Patents, provided that such Valid Claim is a composition of matter claim.

          1.30 "Royalty Payment Period" means the period beginning on the Effective Time and ending on the expiration of the current calendar quarter and each calendar quarterly period thereafter.

          1.31 "Royalty Product" means (a) any Licensed Product Sold for use in the In Vitro Human Diagnostics, Animal Diagnostics, HLA Typing and Paternity Testing Fields, (b) any Licensed Product made in the DNA Manufacturing Field, (c) any Instrument, accessory, device or system made by, on behalf of or for IGEN or any of its Affiliates and Sold (whether or not pursuant to or in connection with a RAP) for use with Licensed Product(s) in the Licensed Field(s) where the manufacture, importation, use, offer for Sale or Sale of Instrument, accessory, device or system would infringe a granted or issued Valid Claim of Licensed Patents, and (d) the performance of Licensed Tests internally for screening of IGEN's or its Affiliates' own blood products.

          1.32 "Sale" means the act of selling, leasing or otherwise placing or distributing (including by means of Reagent Agreement Plans).

          1.33  "Sell" means to make or cause to be made a Sale.

          1.34  "Sold" means to have made or caused to be made a Sale.

          1.34.1  "Territory" includes all countries of the world.

          1.34.2  "Test Process" means with respect to the Plasma Testing Field
     (a) the polymerase chain reaction process covered by the method claims of US 4,683,195 and 4,683,202, the foreign counterparts thereof and any reissue and/or reexamination patent rights thereof, (b) the reverse transcription process covered by the method claims of US 5,407,800, US 5,322,770 and US 5,310,652, the foreign counterparts thereof and any reissue and/or reexamination patent rights thereof, or (c) the method claims of US 5,008,182, US 5,176,995 and US 5,219,727, and claims 1-4, 8, 9 and 15-18 of US 5,476,774, the foreign counterparts thereof and any reissue and/or reexamination patent rights thereof.

          1.34.3 "Test Sample" means human blood or plasma or any product derived therefrom.

          1.35 "Third Party" means any person that is neither a Party to this Agreement nor an Affiliate of any Party to this Agreement.

          1.36 "Valid Claim" shall mean in any country the claim of a patent or pending patent application which (a) has not expired, (b) has not been disclaimed or (c) has not been revoked, held
                                      A-13-7
     invalid or otherwise declared unenforceable by a tribunal of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

                                   ARTICLE 2

                                     GRANTS

     2.1  Grant of License by Roche to IGEN.

          (a) Subject to the terms and conditions of this Agreement, Roche grants to IGEN and its Affiliates, a non-exclusive worldwide right and license under the Licensed Patents as follows:

             (i) to make, have made, import, use, offer to Sell and Sell Licensed Products in the Licensed Fields in the Territory, and authorize End-Users to perform Diagnostic Services using such Licensed Products in the Licensed Fields in accordance with the label license provided with the purchase of such Licensed Products as set forth in Article 5 below (the "LABEL LICENSE").

             (ii) to grant a limited, non-transferable, royalty free sublicense under the Licensed Patents to Research Collaborators of IGEN and/or its Affiliates to practice PCR under their respective contracts with IGEN and/or its Affiliates, in accordance with the terms and conditions of this Agreement, solely for purposes of doing applied research and development, improvement, quality control and/or quality assurance for IGEN and/or its Affiliates of Licensed Products to be Sold or otherwise commercialized in the Licensed Fields in accordance with the other terms and conditions of this Agreement; and

             (iii) to use PCR technology internally at IGEN or its Affiliates for the research, development, improvement and quality control and quality assurance of Licensed Products for Sale in the Licensed Fields, and to practice PCR technology solely in the United States to make Licensed Products in the DNA Manufacturing Field; and

             (iv) to perform Licensed Tests within the Plasma Testing Field within the Territory for internal use only.

     2.2 Sublicensing. Except as provided in Section 2.1(a)(ii), neither IGEN nor any of its Affiliates may sublicense any rights granted under this Agreement or convey any implied license except through valid Label Licenses.

     2.3 Restrictions. Notwithstanding the foregoing, IGEN understands and agrees that the above licenses to IGEN and its Affiliates shall not include:

          (a) the right to grant sublicenses or to convey any implied licenses, except to the limited extent expressly provided in Sections 2.1(a)(ii) and
     2.2 and Article 5;

          (b) the right to Sell Roche Patented Enzymes (stand alone) for use with Component Systems made by or for IGEN or its Affiliates;

          (c) the right to convey with the Sale of any enzyme, Instrument or other product on a stand-alone basis, i.e. independent of the Sale of a Component System or a Complete Diagnostic Kit which has a Label License bearing the legends set forth in Article 5, the right to practice any process, method or test covered by a Valid Claim of any of the Licensed Patents;

          (d) the right to "have made" Roche Patented Enzymes;

          (e) the right to "have made" Licensed Products (other than Roche Patented Enzymes) by a Third Party (except as permitted by Section 2.4 below), and provided further that:

             (i) all of such products so manufactured by such Authorized Third Party carry IGEN's or its Affiliates' own name and those trademarks, tradenames, brand names and/or labels that IGEN or its Affiliates is using on such products when Sold by IGEN or its Affiliates and, in the event that any such products also carry the name of such Authorized Third Party, it shall be only
                                      A-13-8
        to the effect that such Authorized Third Party manufactured such product, or a part thereof, for IGEN or its Affiliates and is otherwise consistent, including by its size and location, with recognition of the product as an IGEN (or its Affiliate's) product; and

             (ii) all such products so manufactured by such Authorized Third Party are purchased by or otherwise transferred to IGEN or its Affiliates and/or otherwise sold by IGEN or its Affiliates to End-Users; and

             (iii) such Authorized Third Party manufacturing for IGEN shall not be a seller or distributor of unlicensed products (which products Infringe Valid Claims of the Licensed Patents) in connection with the manufacturing operations for IGEN;

          (f) the right, under Licensed Patents, for IGEN or its Affiliates to perform or otherwise engage in Diagnostic Services, other than clinical trials performed by or on behalf of IGEN or its Affiliates for purposes of clinical research and development of Licensed Products or the registration of Licensed Products; or

          (g) the right to convey the necessary rights for End-Users to perform PCR based Diagnostic Services under the Licensed Patents in the Licensed Fields, except in conjunction with the Sale of a Complete Diagnostic Kit.

     2.4  Included Rights.

          (a) The rights and licenses granted in Section 2.1 hereof include: (i) the right of IGEN or its Affiliates to grant to its distributors, contract manufacturers, toll manufacturers, component suppliers, leasing agents and other third parties engaged by IGEN or its Affiliates to assist IGEN or its Affiliates in commercializing the intellectual property rights licensed hereunder (the "Authorized Third Parties") immunity from suit under the licensed intellectual property rights, and (ii) the right of IGEN or its Affiliates to grant immunity from suit under the licensed intellectual property rights to IGEN's or its Affiliate's customers for use or subsequent sale of the Licensed Products, in each case only as permitted within the limitations of this Agreement.

          (b) No rights are licensed or deemed licensed to IGEN or its Affiliates hereunder or in connection herewith, other than those rights specifically licensed to IGEN or its Affiliates in Section 2.1 or 2.3(e) above and as permitted in this Section 2.4.

     2.5 Grant Back Licenses/Additional Licenses. At the request of Roche, IGEN shall enter into good faith negotiations with Roche for a worldwide, royalty-bearing, field-limited, non-exclusive license agreement with respect to IGEN Patent Rights claiming PCR Related Inventions. At the request of IGEN, Roche shall enter into good faith negotiations with IGEN with respect to a license under Licensed Patents for fields other than the Licensed Field ("Other Field(s)") when Roche has the right to grant such license in such Other Field(s) to IGEN and Roche makes it a practice to license such Other Fields to Third Parties.

                                   ARTICLE 3

                                   NET SALES

     3.1 Calculation of Net Sales. Net Sales with respect to the Sale of Royalty Products for use in the Licensed Fields, other than the Plasma Testing Field, by an IGEN Seller to End-Users shall mean the gross invoice price to End-Users for such Royalty Products, less: (a) deductions for allowances, discounts, including cash discounts, and returns all to the extent customarily given in the trade by the IGEN Seller (except that discounts, credits or similar allowances provided to purchasers of Royalty Products in consideration of the purchaser's agreement to purchase non-Royalty Products shall not be deducted),
(b) sales taxes, duties and transportation, if separately stated on the invoice,
(c) amounts repaid or credited by reason of rejection or return, (d) outbound transportation costs prepaid or allowed and costs of insurance in transit and handling charges (or other similar charges), and/or (e) compulsory payments and

                                      A-13-9
rebates to Third Parties related to the Sale of the Licensed Products paid or payable pursuant to agreements (including, without limitation, managed care agreements) or governmental regulations.

     3.2 Distributor Net Sales. In the event Royalty Products are Sold to Distributors and IGEN cannot obtain accurate and complete Net Sales for Sales by the Distributors to the End Users of such Royalty Products, then IGEN may use the gross invoice price for the Sale of Royalty Products by IGEN or its Affiliates to the Distributors, less the allowable adjustments as set forth in
3.1 above, multiplied by 1.67 as the Net Sales for such Royalty Products.

     3.3 RAP Sales. In the case of the Sale under a Reagent Agreement Plan of a Component System, the Net Sales of such Component System shall be reduced by a percentage ("RAP DEDUCTION") to allow for deduction of non-manufactured service charges included in such Net Sales, including such charges as interest for the financing of Instruments supplied and the cost of Instrument service. The RAP Deduction (a) shall be determined by IGEN according to generally accepted accounting principles prior to the first commercial Sale of such Component System and shall be subject to the reasonable acceptance of Roche, and (b) shall be adjustable by IGEN, but not more than once per calendar year, and subject to reasonable acceptance by Roche.

     3.4 Interaffiliate Transfers. If IGEN transfers any Royalty Product to an Affiliate which becomes the End-User, then the Net Sales of such Royalty Product shall be determined based the average Net Sales of such Royalty Product to all Third Party End-Users during the accounting period or, if no average Net Sales of such Royalty Product is available for such period, at a reasonable value based upon the average prices, as actually sold, of products available in the marketplace similar to such Royalty Product.

     3.5  Royalty Products with Multiple Uses.

          (a) Where Royalty Products are Sold for use in connection with the practice of PCR, but are also used by End-Users for purposes other than in connection with the practice of PCR, the Net Sales of such Royalty Product shall be the proportion of the Net Sales thereof equal to the proportion of such Royalty Product's use in connection with the practice of PCR, provided that IGEN reasonably demonstrates to Roche the proportionate uses of such Royalty Product in accordance with generally accepted accounting principles.

          (b) Where the Royalty Product in subsection (a) above is an Instrument which is Sold independently of a Reagent Agreement Plan in a given Royalty Payment Period, then the royalties payable on the Net Sales of such Instruments shall equal the Net Sales of such Instruments multiplied by the fraction A/B where A is the number of assays Sold for use in such Instruments in such period involving the practice of PCR, and B is the aggregate number of assays of all types Sold for use in such Instruments in such period.

                                   ARTICLE 4

                           CONSIDERATION AND PAYMENTS

     4.1 License Fee Due to Roche. IGEN shall pay to Roche a non-refundable, non-creditable license fee in the amount of FIFTY MILLION DOLLARS
(US$50,000,000) as follows:

          (a) IGEN shall pay to Roche/Basel a non-refundable, non-creditable license fee of TWENTY-FIVE MILLION DOLLARS (US$25,000,000) (the "Basel Fee") no later than two (2) Business Days following the Effective Time; and

          (b) IGEN shall pay to Roche/USA a non-refundable, non-creditable license fee of TWENTY-FIVE MILLION DOLLARS (US$25,000,000) (the "USA Fee") payable no later than two (2) Business Days following the Effective Time.

          "Business Day" shall mean any day other than a Saturday, Sunday and any day on which the banks in Germany, Switzerland or the United States or the federal courts in the United States are permitted or required by applicable law to close.
                                     A-13-10

          The Basel Fee and the USA Fee shall be paid in US Dollars made by wire transfer to the following accounts:

        Basel Fee:

          UBS AG, Zurich, Switzerland
          To the account of: F. Hoffmann-La Roche Ltd
          Account No. 230-10345032.0
          SWIFT Code: UBSWCHZH80A
          With the reference: DI-PCI-9962

        USA Fee:

          Roche Molecular Systems, Inc.
          Chase Manhattan Bank of New York
          ABA No.: 02000021
          Account No.: 32389657

     4.2 Royalties Due to Roche/Basel for products Sold in the In Vitro Diagnostics Field. IGEN shall account to and pay to Roche/Basel for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages, listed below, of the Net Sales of Royalty Products that are (i) in the In Vitro Human Diagnostics Field, (ii) Sold in any of the European Union Member States, Switzerland, Norway, Liechtenstein or Iceland ("EUROPE"), and
(iii) at the time of such Sale, covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of Sale:

          (a) 12% until December 31, 2005; and

          (b)  6% thereafter.

     4.3 Royalties Due to Roche/USA for products Sold in the In Vitro Human Diagnostics Field. IGEN shall account to and pay to Roche/USA for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages, listed below, of the Net Sales of Royalty Products that are (i) in the In Vitro Human Diagnostics Field, (ii) Sold in the United States, and (iii) at the time of such Sale, is covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the United States:

          (a) 12% until December 31, 2005;

          (b) 8% from January 1, 2006 until December 31, 2010; and

          (c) 7% thereafter.

     4.4 Other Royalties to Roche/Basel for products Sold in the In Vitro Human Diagnostics Field. IGEN shall account to and pay to Roche/Basel for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages, listed in Section 4.3 (a), (b) and (c), of the Net Sales of Royalty Products that are (i) in the In Vitro Human Diagnostics Field, (ii) Sold in any country or territory of the world excluding the United States and Europe, and
(iii) at the time of such Sale, covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of Sale.

     4.5 Other Royalties to Roche/USA. IGEN shall account to and pay to Roche/USA for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages listed in Section 4.5 (a) and (b) below, of the Net Sales of Royalty Products that are (i) in the Animal Diagnostics Field and the Paternity Field, (ii) Sold in any country or territory of the world, and
(iii) at the time of such Sale covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of sale:

          (a) For Royalty Products in the Animal Diagnostics Field:

             (i)  8% until December 31, 2005;

             (ii) 5% from January 1, 2006 until December 31, 2010; and
                                     A-13-11

             (iii) 4% thereafter.

          (b) For Royalty Products in the Paternity Field:

             (i) 12% until December 31, 2005;

             (ii) 8% from January 1, 2006 until December 31, 2010; and

             (iii) 7% thereafter.

     4.5A  [Reserved].

     4.5B Royalties Due to Roche in the Plasma Testing Field. IGEN shall account to and pay to Roche/USA for each Royalty Payment Period during the term of this Agreement a royalty equal to the amounts listed below for Licensed Tests that are (i) in the Plasma Testing Field, and (ii) at the time of such test covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country where the Licensed Test is performed:

          a) sixteen dollars ($16) for each Licensed PCR Test performed in any country or territory of the world by IGEN or its Affiliates, or

          b) twenty-five dollars ($25) for each Licensed Expanded PCR Test performed in any country or territory of the world by IGEN or its Affiliates.

          The following examples are presented for clarification of the procedure to be followed in determining the royalties due for Licensed Tests, where Licensed PCR Tests or Licensed Expanded PCR Tests, performed internally by IGEN or its Affiliates, for both initial screening of pools and reflux testing necessary to detect the positive sample(s) in a pool identified as a true positive.

          a) Licensed Tests performed for initial screening: Number of pools multiplied by the number of analytes tested for multiplied by the fixed royalty rate for a Licensed Expanded PCR Test (e.g., 700 pools X 3 (HCV, HIV, HBV) X $25 = $52,500)

          b) Licensed Tests performed for reflux testing: Number of true positive samples multiplied by the number of reflux tests performed to identify each positive sample. For example, in a pool size of 600 which is subdivided in 6 pools with 100 samples each, the following would apply: The 6 pools of 100 are each tested (6 tests). The individual members of these 6 pools are arranged in a 10x10 matrix (10 rows with 10 individual samples in each row and 10 columns with 10 individual samples in each column). Each row is pooled as a pool of 10. Each column is pooled as a pool of ten. These 20 pools of ten are then tested to identify the positive member by row and column (20 tests). Thus, in order to detect a positive plasma, 26 Licensed Test would have to be processed. In the event that 15 true positive plasmas were identified by Licensed Expanded PCR Tests the royalty would be calculated as 15 X 26 X $25 = $9,750).

          Reference or control PCR tests carried on in connection with testing of a Test Sample shall be royalty free. If a new chemical or a new lot of chemical is introduced into the testing which make control tests necessary, such tests shall be royalty free.

     4.5C Royalties Due to Roche for products Sold in the DNA Manufacturing Field. IGEN shall account to and pay to Roche/USA for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages listed below, of the Net Sales of Licensed Products that are (i) in the DNA Manufacturing Field, (ii) Sold in any country or territory of the world, and
(iii) at the time of such Sale covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of sale:

          (a) for direct Sales of such Licensed Products to end users, earned royalties equal to three percent (3%) of such Net Sales; and

          (b) for Sales of such Licensed Products to distributors, earned royalties equal to five percent (5%) of such Net Sales.

                                     A-13-12

     4.5D  Royalties Due to Roche for products Sold in the HLA Typing
Field. IGEN shall account to and pay to Roche/Basel for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages listed below, of the Net Sales of Licensed Products that are (i) in the HLA Typing Field, (ii) Sold in any country or territory of the world, and (iii) at the time of such Sale covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of sale:

          (a) a royalty of twenty percent (20%) on Net Sales of such Licensed Products; provided, however, that such royalty rate shall apply only for so long as any claim of U.S. Patent Nos. 4,683,195 or 4,683,202 (if Sold in the United States), or any claim of corresponding foreign patent rights in the country of Sale, shall be in force. Thereafter, the Parties shall negotiate in good faith a reduced royalty rate for such Licensed Products licensed hereunder.

     4.6  Reporting and Payment.

          (a) With respect to the royalties required pursuant to Section 4.2,
     4.3 and 4.4 and 4.5D, IGEN shall, within sixty (60) days after the close of each Royalty Reporting Period, provide to:

        KPMG Fides Peat
        Steinengraben 5
        CH-4003 Basel, Switzerland
        To the attention of: Licensing Trustee
        Fax: +41 61 286-9401

        or another trustee as notified to IGEN by Roche, an account of all Net Sales of such Royalty Products outside the United States and within the United States and of the royalty due pursuant to Section 4.2, 4.3 and
        4.4 and 4.5D in respect to the preceding Royalty Reporting Period, according to the royalty report forms in Exhibit "2". Simultaneously, when it delivers such account, IGEN shall make payment of the royalty amount shown, as follows:

        Credit Suisse, Basel
        Switzerland
        Account No. 0504/920 654/62-1
        SWIFT Code: CRESCHZZ40R
        To the account of: KPMG Fides Peat
        With the reference: DI-PC1-9962

        Each royalty report of IGEN will be released by KPMG Fides Peat to Roche after one (1) calendar year following the subject Royalty Reporting Period.

          (b) The royalties payable by IGEN in US Dollars to Roche on the Net Sales outside of the United States of all Royalty Products by the IGEN Sellers in the Licensed Fields shall be converted by IGEN from the currency in which the Sales were made to US Dollars converted using the method used by IGEN for internal financial reporting purposes in accordance with United States generally accepted accounting principles.

          (c) With respect to the royalties required pursuant to Section 4.5, 4.5B or 4.5C, IGEN shall, within sixty (60) days after the close of each Royalty Reporting Period provide to:

        Roche Molecular Systems, Inc.
        1145 Atlantic Avenue
        Alameda, CA 94501
        Attention: Licensing Department

        an account, on a U.S./ex-U.S. basis, of all Net Sales of such Royalty Products Sold and of the royalty due pursuant to Section 4.5, 4.5B or 4.5C in respect to the Royalty Reporting Period, according to the royalty report forms in Exhibit "3". Simultaneously, when it delivers such

                                     A-13-13
        account, IGEN shall make payment of the royalty due in US Dollars by wire transferred to the bank account as shown below:

        Roche Molecular Systems, Inc.
        Chase Manhatten Bank of New York
        ABA No.: 02000021
        Account No.: 323839657

     4.7  Withholding.

          (a) Any withholding tax levied by a government, in the country where payment originates, on payments made by IGEN to Roche shall be borne by Roche. IGEN shall use commercially reasonable efforts to do all things necessary to enable Roche to claim exemption therefrom under any double taxation or similar agreement in force and shall produce to Roche proper evidence of payment of all withholding tax and other certification that might be required by the respective double taxation agreement.

          (b) In case any taxing authority holds: (i) that any payment from any Affiliate of IGEN to IGEN is in effect a royalty payment from such Affiliate of IGEN to Roche, and (ii) such royalty payment to Roche is subject to a withholding tax, then, at such time, the Parties will discuss the issue and try to find an appropriate solution satisfying the business interests of both Parties.

          (c) Except as otherwise provided in subsections (a) and (b) above, all payments of royalties and other consideration made by IGEN to Roche under this Agreement shall be made in full without deduction of taxes, charges and any other duties that may be imposed on such payments to Roche.

     4.8  Books and Records.

          (a) IGEN shall keep a complete and accurate set of books and records relating to the quantity of Royalty Products shipped by or for IGEN and its Affiliates and the Sales of Royalty Products by IGEN and its Affiliates. Such books and records shall contain sufficient detail to substantiate the computation of the Net Sales of Royalty Products and the amount of royalties payable under this Article 4 as well as all other information in the statements of account provided for in Section 4.7 above, and shall be maintained by IGEN for a period of not less than three (3) years from the date of such Sales.

          (b) Roche shall be entitled, upon reasonable notice to IGEN, to have such books and records audited by an independent certified public accounting firm retained by Roche and reasonably acceptable to IGEN (which acceptance shall not be unreasonably withheld), provided that any such audit occurs during IGEN's normal business hours not more than once in any calendar year. Roche also shall be entitled to have copies of the books and records of each of IGEN's Affiliates relating to the quantity of Royalty Products shipped by or for such Affiliate and such Affiliate's Sales of Royalty Products audited, upon reasonable notice to such Affiliate, by an independent certified public accounting firm retained by Roche and reasonably acceptable to such Affiliate, provided that any such audit occurs during such Affiliate's normal business hours not more than once in any calendar year. Roche agrees that all audited information shall be confidential to IGEN and IGEN's Affiliates. Any such audit will be limited to those records required to be maintained pursuant to Section 4.8(a) and the Sales associated therewith.

          (c) Any person conducting an audit on behalf of Roche will be required to protect the confidentiality of such information and shall provide to Roche a report only of the ultimate conclusions resulting from such audit. Except where IGEN disputes the conclusion of the audit by written notice to Roche, IGEN shall pay promptly to Roche the amount of any royalties determined by such an audit to be outstanding, along with interest accrued up to and including the date of payment as provided in Section 4.9 below. The costs of such an audit shall be borne by Roche; provided, however, that, if such audit determines that the royalties paid by IGEN for any audited Royalty Payment Period were at least five percent (5%) less than the royalties otherwise due and

                                     A-13-14
     payable, then IGEN shall reimburse Roche for the costs of such audit. If such audit determines that IGEN has overpaid the amount of royalties otherwise due and payable for the audited Royalty Payment Period, then Roche shall credit the amount of such overpayment, plus interest at the rate provided in Section 4.9, to IGEN against future royalties payable by IGEN.

     4.9 Past Due Payments. If IGEN fails to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear an interest of one percent (1%) per month from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is made.

     4.10 No Multiple Royalties. At no time shall more than one royalty be payable by IGEN upon the Net Sales of any one Royalty Product, regardless of whether the manufacture, use and/or Sale of such Royalty Product would infringe more than one Valid Claim of one or more Licensed Patents and regardless of whether such product qualifies as a "Royalty Product" for purposes of this Agreement under more than one of the criteria for designating a product to be a "Royalty Product" as provided in Section 1.31 above.

     4.11  Most Favored Licensee.

          (a) If, after the Effective Time, Roche grants to any Third Party a license in the In Vitro Human Diagnostics Field under substantially equivalent terms and conditions as granted to IGEN herein but under more favorable royalty rates than those given to IGEN under this Agreement, Roche shall promptly notify IGEN of such more favorable royalty rates, and IGEN shall have the right and option to substitute such more favorable royalty rates for the royalty rates contained herein.

          (b) IGEN's right to elect such more favorable royalty rates shall extend only for so long as and shall be conditioned on IGEN's acceptance of all the same conditions, favorable or unfavorable, under which such more favorable royalty rates shall be available to such Third Party including any increase in license fees and the application of milestones payments, if any. Upon IGEN's acceptance of all such terms of such Third Party agreement, the more favorable royalty rates shall be effective as to IGEN on the effective date of such Third Party agreement.

          (c) Notwithstanding the foregoing, in the event that Roche shall receive substantial nonmonetary consideration in the form of technology or intellectual property rights to technology, as a part of the consideration for its granting such a license to a Third Party, then this Section 4.11 shall not apply.

          (d) It is understood by the Parties that a trustee has been appointed by Roche, who will be managing certain of the royalty reporting and royalty payments from IGEN to Roche under this Agreement as described in Sections 4.2, 4.3 and 4.4. IGEN is entitled to contact the trustee should IGEN wish to review compliance by Roche with this Section 4.11. At present, KPMG Fides Peat, Basel, Switzerland is the said trustee. Roche shall promptly provide written notice to IGEN of any change in trustee.

                                   ARTICLE 5

                                 LABEL LICENSES

     5.1 Label Licenses on Royalty Products Sold in the In Vitro Human Diagnostics, Animal Diagnostics, HLA Typing, Paternity Testing and DNA Manufacturing Fields.

          (a) IGEN agrees that it shall mark conspicuously all Component Systems for amplification made by or for it, and shall cause each of its Affiliates to mark conspicuously all such Component Systems made by or for such Affiliates, with a Label License bearing the following legend or such alternative legend as shall be mutually agreed to by the Parties:

          THE PURCHASE OF THIS PRODUCT ALLOWS THE PURCHASER TO USE IT FOR AMPLIFICATION OF NUCLEIC ACID SEQUENCES FOR HUMAN IN VITRO DIAGNOSTICS [OR ANIMAL DIAGNOSTICS, OR HLA TYPING OR PATERNITY TESTING,
                                     A-13-15

     AS THE CASE MAY BE]. NO GENERAL PATENT OR OTHER LICENSE OF ANY KIND OTHER THAN THIS SPECIFIC RIGHT OF USE FROM PURCHASE IS GRANTED HEREBY.

          (b) IGEN agrees that it shall mark conspicuously all Component Systems for detection made by or for it, and shall cause each of its Affiliates to mark conspicuously all such Component Systems made by or for such Affiliates, with a Label License bearing the following legend or such alternative legend as shall be mutually agreed to by the Parties:

          THE PURCHASE OF THIS PRODUCT ALLOWS THE PURCHASER TO USE IT FOR DETECTION OF NUCLEIC ACID SEQUENCES FOR HUMAN IN VITRO DIAGNOSTICS [OR ANIMAL DIAGNOSTICS, OR HLA TYPING OR PATERNITY TESTING, AS THE CASE MAY BE]. NO GENERAL PATENT OR OTHER LICENSE OF ANY KIND OTHER THAN THIS SPECIFIC RIGHT OF USE FROM PURCHASE IS GRANTED HEREBY.

          (c) IGEN agrees that it shall mark conspicuously all Component Systems for amplification and detection made by or for it, and shall cause each of its Affiliates to mark conspicuously all such Component Systems made by or for such Affiliates, with a Label License bearing the following legend or such alternative legend as shall be mutually agreed to by the Parties.

          THE PURCHASE OF THIS PRODUCT ALLOWS THE PURCHASER TO USE IT FOR AMPLIFICATION OF NUCLEIC ACID SEQUENCES AND FOR DETECTION OF NUCLEIC ACID SEQUENCES FOR HUMAN IN VITRO DIAGNOSTICS [OR ANIMAL DIAGNOSTICS, OR HLA TYPING OR PATERNITY TESTING, AS THE CASE MAY BE]. NO GENERAL PATENT OR OTHER LICENSE OF ANY KIND OTHER THAN THIS SPECIFIC RIGHT OF USE FROM PURCHASE IS GRANTED HEREBY.

          (d) IGEN agrees that it shall mark conspicuously all Royalty Products other than Component Systems for amplification, Component Systems for detection, Component Systems for amplification and detection, and Complete Diagnostic Kits made by or for it and Sold in the In Vitro Human Diagnostics, Animal Diagnostics, HLA Typing, Paternity Testing and DNA Manufacturing Fields, and shall cause each of its Affiliates to mark conspicuously all such Royalty Products, with the following legend or such alternative legend as shall be mutually agreed to by the Parties:

          THE PURCHASE OF THIS PRODUCT ALONE DOES NOT IMPLY ANY LICENSE UNDER PATENTS OWNED BY ROCHE MOLECULAR SYSTEMS, INC., F. HOFFMANN-LA ROCHE LTD OR ROCHE DIAGNOSTICS GMBH COVERING PCR AMPLIFICATION OR DETECTION.

          (e) IGEN agrees that it shall mark conspicuously all Royalty Products in the DNA Manufacturing Field made by or for it and Sold, all such Royalty Products, with the following legend or such alternative legend as shall be mutually agreed by the Parties:

          THIS PRODUCT WAS MADE USING THE POLYMERASE CHAIN REACTION ("PCR") PROCESS WHICH IS COVERED BY PATENTS OWNED BY ROCHE MOLECULAR SYSTEMS, INC. AND F. HOFFMANN-LA ROCHE LTD. NO LICENSE TO USE THE PCR PROCESS IS CONVEYED EXPRESSLY OR BY IMPLICATION TO THE PURCHASER BY THE PURCHASE OF THIS PRODUCT. INFORMATION ON PURCHASING LICENSES TO PRACTICE THE PCR PROCESS MAY BE OBTAINED BY CONTACTING THE LICENSING DEPARTMENT, ROCHE MOLECULAR SYSTEMS, INC., 1145 ATLANTIC AVENUE, ALAMEDA, CALIFORNIA 94501.

          (e) IGEN agrees that it shall mark conspicuously all Complete Diagnostic Kits made by or for it, and shall cause each of its Affiliates to mark conspicuously all Complete Diagnostic Kits made by

                                     A-13-16
     or for such Affiliates, with a Label License bearing the following legend or such alternative legend as shall be mutually agreed to by the Parties:

          THE PURCHASE OF THIS PRODUCT ALLOWS THE PURCHASER TO USE IT FOR AMPLIFICATION AND DETECTION OF NUCLEIC ACID SEQUENCES FOR HUMAN IN VITRO DIAGNOSTICS [OR ANIMAL DIAGNOSTICS, OR HLA TYPING OR PATERNITY TESTING, AS THE CASE MAY BE]. NO GENERAL PATENT OR OTHER LICENSE OF ANY KIND OTHER THAN THIS SPECIFIC RIGHT OF USE FROM PURCHASE IS GRANTED HEREBY

     5.2 Maintenance of Label Licenses by Distributors. IGEN agrees to use its reasonable efforts to ensure that the IGEN Distributors maintain on all Royalty Products Sold by such Distributors the Label Licenses provided for in this
Article 5 that are to be applied by IGEN and its Affiliates.

     5.3 Misuse by Purchasers of Licensed Products. In the event that Roche becomes aware that any purchaser of any Licensed Product is misusing the purchased Licensed Product in violation of the applicable Label License on such Licensed Product and therein is infringing the Licensed Patents, Roche shall provide evidence of such misuse to IGEN. Upon receipt of such evidence, IGEN shall notify such purchaser of the purchaser's misuse and shall use its reasonable efforts to obtain a written assurance from such purchaser that the purchaser shall not engage in such misuse in the future. If the purchaser refuses to provide such written assurance, then IGEN shall cease, to the extent permitted by any applicable law or statute, the Sale to such purchaser of the Licensed Product which was being misused until such time as the purchaser provides such written assurance. If, notwithstanding the purchaser's provision of such written assurance, the purchaser persists in misusing the Licensed Product, then IGEN, on receiving actual knowledge of such continued misuse, shall discontinue, to the extent permitted by any applicable law or statute, the Sale to such purchaser of such Licensed Product.

     5.4 Additional Label Licenses. In addition to the Label Licenses provided for in Section 5.1 above, Roche may request that IGEN apply additional Label Licenses on Licensed Products made by or for IGEN or its Affiliates. The Parties shall negotiate in good faith concerning the need for and/or the content of any such additional Label Licenses.

     5.5 Incorrect Application of Label Licenses. In the event that Roche notifies IGEN that IGEN or any of its Affiliates is incorrectly applying one of the Label Licenses provided for above, then IGEN shall consult and cooperate with Roche in taking such reasonable steps as it or Roche may suggest to apply such Label License correctly and comply with the provisions of this Article 5.

                                   ARTICLE 6

          THIRD PARTY CLAIMS; LIMITATION ON LIABILITY; INDEMNIFICATION

     6.1 Defense of Third Party Infringement Actions. If the manufacture, production, sale, or use of any Licensed Product results in a claim, suit or proceeding brought by a Third Party (each, an "Action") alleging patent infringement against ROCHE or IGEN (or any of their respective Affiliates), such Party shall promptly notify in writing the other Party. The Party subject to such Action (the "Controlling Party") shall have the exclusive right and obligation to defend and control the defense of any such Action using counsel of its own choice; provided that the Controlling Party shall not enter into any settlement of such Action without the written consent of the other Party, which consent may be withheld in the unfettered discretion of the other Party if such settlement admits the invalidity or unenforceability of any patent rights of the other Party, and otherwise may not be unreasonably withheld. The Controlling Party agrees to keep the other Party reasonably informed of all material developments in connection with any Action.

     6.2 Product Liability Indemnity. IGEN expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold ROCHE (and its Affiliates, sublicensees and licensors and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of

                                     A-13-17
the heirs, executors, successors and assigns of the foregoing) harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, arising in favor of any person, resulting from or arising out of liability in any way relating to the Licensed Products sold, placed or otherwise commercialized by IGEN, or its Affiliates, Distributors, or Authorized Third Parties, including without limitation, the manufacture, packaging, use, sale or other distribution of Licensed Products by IGEN or its Affiliates, or any representation made or warranty given by IGEN of any of its Affiliates with respect to any Licensed Product provided that ROCHE (a) gives IGEN notice of such claim, (b) cooperates with IGEN, at IGEN's expense, in the defense of such claim, and (c) gives IGEN the right to control the defense and settlement of any such claim, except that IGEN shall not enter into any settlement that affects ROCHE's rights or interest without ROCHE's prior written approval. ROCHE shall have no authority to settle any claim on behalf of IGEN. IGEN also agrees to maintain proper product liability insurance policies, reasonably acceptable to ROCHE everywhere it sells Licensed Products and to furnish satisfactory evidence of same upon request by ROCHE from time to time.

     6.3 Waiver of Claims. IGEN shall not assert, and IGEN shall ensure that its Affiliates do not assert, any claims against ROCHE for any matter for which IGEN has provided indemnity to ROCHE under Sections 6.2 and 6.4 hereof. IGEN shall indemnify, hold harmless and defend ROCHE against any such claims.

     6.4  Breach by Affiliate, Authorized Third Party or Research
Collaborator. Failure of an Affiliate, Authorized Third Party or Research Collaborator to adopt and satisfy a condition stated in this Agreement applicable to IGEN, an Affiliate, Authorized Third Party or Research Collaborator, as the case may be, shall be considered a breach of this Agreement by IGEN. IGEN and such Affiliate shall be jointly and severally responsible for and indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the breach by such Affiliate of this Agreement. IGEN shall indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the failure by an Authorized Third Party or Research Collaborator to adopt and satisfy a condition stated in this Agreement applicable to such parties.

                                   ARTICLE 7

                               PATENT ENFORCEMENT

     7.1 Notice of Substantial Infringement. In the event IGEN becomes aware of an alleged Substantial Infringement of a Licensed Patent in a given country by an unlicensed Third Party, IGEN may invoke the provisions of this Article 7 as to enforcement and royalty abatement by providing written notice thereof to Roche, including documentary evidence of Infringement and market data as to the infringing Sales activity which are in Roche's good faith judgment reasonably reliable. "SUBSTANTIAL INFRINGEMENT" or "SUBSTANTIALLY INFRINGING" as used in this Article 7 shall mean that the alleged infringing Sales of the Third Party in the given country are at least fifteen percent (15%) of total Sales of Competing Products in such country. "COMPETING PRODUCTS" means all products essentially equivalent to a Complete Diagnostic Kit and which test for the same analytes and which directly compete with each other for use in or in conjunction with PCR (for example, a test for the presence of an organism would not be considered to be testing for the same analyte as a test for a specific drug resistant subspecies of such organism, but two PCR-based tests both of which detect the presence of HIV1 (even if using different sequences of the genome) would be considered to be testing for the same analyte whereas two tests, one for HIV1 and one for HIV2, would be considered to be testing for different analytes).

     7.2 Enforcement and Royalty Abatements. If Roche fails, within sixty (60) days of such notice of Substantial Infringement of a Licensed Patent by a Third Party in a given country, to enter into license negotiations with or enforcement proceedings against such Third Party in such country, or if having timely
                                     A-13-18
entered into license negotiations with such Third Party, Roche fails to obtain an executed license agreement or enter into enforcement proceedings with such Third Party within six (6) months of said notice, then IGEN shall be entitled to a fifty percent (50%) reduction in royalties on IGEN's Net Sales of Royalty Products which are Competing Products with such Substantially Infringing Sales in such country as of such notice, continuing until Roche provides written notice to IGEN that either a license has been granted to such Third Party or enforcement proceedings have been brought against such Third Party. In the event the Substantially Infringing Sales shall exceed thirty percent (30%) of total competing Sales in any particular Royalty Payment Period, then the royalty reduction shall be one hundred percent (100%) for such Royalty Payment Period. An enforcement proceeding shall mean a court action or other legal action brought before a competent patent authority in the relevant country. An enforcement proceeding pursued against such infringer for Sales of such infringing product in one Major Territory shall satisfy Roche's obligation to pursue enforcement hereunder against such products in all countries. If no Substantial Infringement exists in any such Major Territory, then a suit in any other country where such Substantial Infringement exists shall satisfy Roche's obligation hereunder. "MAJOR TERRITORY" shall mean any of the United States, Great Britain, Germany, France, Italy, The Netherlands and Japan.

     7.3 Continuing Royalty Payment Obligations. Except to the extent provided in Section 7.2, IGEN's obligation to pay royalties on the Net Sales of Royalty Products Sold by the IGEN Sellers shall remain in effect to the extent provided for in this Agreement notwithstanding any alleged infringement by any Third Party of any of the Licensed Patents.

     7.4 No IGEN Right to Enforce the Licensed Patents. It is expressly understood that nothing contained herein shall in any way grant or be construed to grant to IGEN the right to enforce the Licensed Patents. Roche shall have the sole right to bring legal action to enforce the Licensed Patents against any alleged Infringement by any Third Party.

                                   ARTICLE 8

                              TERM AND TERMINATION

     8.1 Term. The term of this Agreement shall commence as of the Effective Time and shall continue in full force and effect, unless terminated sooner in accordance with Section 8.2 below, until the expiration date of the last to expire of the Valid Claims of the Licensed Patents.

     8.2 Termination. This Agreement, and the licenses granted to IGEN and its Affiliates herein, are perpetual and irrevocable, except to the extent termination is permitted in this Section 8.2:

          (a) IGEN may terminate this Agreement with respect to all or any one or more of the Licensed Patents for any reason by written notice to Roche at any time during the term of this Agreement.

          (b) Roche may terminate this Agreement immediately upon written notice to IGEN if IGEN fails to make the payments in accordance with Section 4.1.

          (c) In the event that IGEN does not make any royalty payments which are due and payable (other than under Section 4.1), Roche may deliver written notice thereof to IGEN. If IGEN, within sixty (60) days after delivery of such notice to IGEN (the "Notice Period"), makes such payment to Roche, then Roche shall not have the right to terminate this Agreement for such non-payment. If, at the expiration of the Notice Period, IGEN has neither paid such royalty payment to Roche nor disputed the payment obligation in a written notice to Roche, then Roche may, upon written notice to IGEN following the Notice Period, terminate this Agreement. If, during the Notice Period, IGEN provides written notice to Roche that IGEN disputes such payment obligation, then the Parties shall arbitrate such dispute in accordance with Section 11.2. If the arbitration award requires IGEN to pay all or any portion of such royalty payments to Roche (the "Arbitrated Amount"), then IGEN shall pay such Arbitrated Amount to Roche within thirty (30) days after final resolution of the dispute or, if IGEN fails to do so, Roche may, upon written notice to IGEN following such 30-day period, terminate this Agreement. If the arbitration award does not require IGEN to pay any portion of such

                                     A-13-19
     royalty payments to Roche, then Roche shall not have the right to terminate this Agreement with respect to such claimed non-payment.

          (d) Bankruptcy. IGEN shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of ROCHE.

          (e) Expiration or termination of this Agreement shall not affect the ability of any Party to seek resolution of any matter arising prior to such expiration or termination pursuant to Article 11 herein.

          (f) The Parties agree that the provisions of this Section 8.2 shall not be considered when making the determination pursuant to Section 4.11(a), nor amended in the event of exercise of Section 4.11(b).

          (g) In the event of the termination of any license, in whole or in part, under this Agreement, the manufacture and/or Sale by the IGEN Sellers of products covered by such license shall cease immediately to the extent that such manufacture and/or Sale no longer is licensed as a result of such termination, except that such products in inventory as of the date of such termination may be Sold in accordance with the terms and subject to the restrictions of this Agreement for a period of one hundred eighty (180) days following such termination and royalties shall be due and payable on the Net Sales of such products in accordance with the terms of this Agreement.

     8.3 Survival of Certain Rights Upon Expiration or Termination. All rights granted to and obligations undertaken by the Parties hereunder shall terminate immediately upon the expiration of the term of this Agreement (as set forth in Section 8.1 above) or the termination of this Agreement (pursuant to Section 8.2 above) except for:

          (a) The obligations of IGEN to pay any and all royalties or other consideration accrued hereunder prior to such expiration or termination (or during the one hundred eighty (180) day period following termination in the case of inventory as of the date of termination);

          (b) The right of Roche to have audited by an independent certified public accounting firm the books and records of IGEN and IGEN's Affiliates as provided in Section 4.8 above;

          (c) The indemnification provisions of Section 6.2 above;

          (d) The procedures set forth in Article 11 herein in respect of any matter arising prior to such expiration or termination; and

          (e) Any and all confidentiality obligations provided for in this Agreement; and

          (f)  Sections 4.9, 8.2(e), 8.2(g), 8.3, 10, 12.1, 12.3, 12.5, 12.8,
     12.9, 12.10, 12.14, 12.15, 12.17, 12.18 and 12.20.

                                   ARTICLE 9

                      ADDITIONAL COVENANTS AND AGREEMENTS

     9.1 IGEN shall not, and shall cause each of its Affiliates not to, enter into a joint venture or other arrangement with any Third Party that would result in the conveyance to such Third Party of benefits substantially equivalent to those that would be received from a sublicense under the Licensed Patents licensed under this Agreement. Nothing in the foregoing shall restrict or limit IGEN's rights to sublicense, assign or transfer its rights hereunder in accordance with Sections 2.1, 2.3(e), 2.4 or 12.9.

     9.2 IGEN shall not, and shall cause each of its Affiliates not to, arrange Sales of Royalty Products (or utilize the definitions relating thereto) to reduce in bad faith the Net Sales for which royalties are payable by IGEN hereunder.

     9.3 IGEN shall not tolerate and shall enforce the provisions of any contract with a Research Collaborator of IGEN in the event that such Research Collaborator of IGEN repeatedly and materially
                                     A-13-20
fails to adhere to the provisions of its contract with IGEN and/or any of its Affiliates requiring that Licensed Products necessary to perform the work under such contract may be used only for the purposes of the protocol and that any Licensed Products not consumed in performing the work under such contract either be returned to IGEN and its Affiliates or be disposed of as laboratory waste.

                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

     10.1 Representations and Warranties of IGEN. IGEN hereby represents and warrants to Roche as follows:

          (a) The execution, delivery and performance of, and the consummation by IGEN of the transactions contemplated by, this Agreement have been duly authorized by all necessary action on the part of IGEN and no further consents by IGEN are needed in order to consummate the transactions contemplated hereby.

          (b) This Agreement, when executed and delivered by Roche/Basle, Roche/Germany and Roche/USA in accordance with the provisions hereof, shall be a legal, valid and binding obligation of IGEN, enforceable against IGEN in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by limitations on the availability of specific performance and other equitable remedies against IGEN.

          (c) IGEN's execution of this Agreement shall not constitute a breach or default under any contract, instrument or agreement to which IGEN or any of its Affiliates is a Party or by which IGEN or any of its Affiliates is bound.

          (d) All persons who will execute this Agreement on behalf of IGEN have been duly authorized to do so by all necessary action on the part of IGEN.

     10.2 Representations and Warranties of Roche. Roche hereby represents and warrants to IGEN as follows:

          (a) Roche/Basle has the full power and right to grant to IGEN and IGEN's Affiliates the license outside of the United States under the Licensed Patents, and Roche/USA has the full power and right to grant to IGEN and IGEN's Affiliates the license in the United States under the Licensed Patents, set forth in Section 2.1, 2.2. and 2.4 above.

          (b) To the best of Roche's knowledge, Exhibit "1" constitutes a complete list of all granted U.S. patents (or where a corresponding U.S. patent is not granted as of the Effective Time, then a representative corresponding published U.S. or European patent application is listed) owned by Roche or its Affiliates as of the Effective Time and available for license to IGEN, which meet the criteria of Section 1.19 herein. IGEN's exclusive remedy for a breach of the foregoing representation and warranty shall be inclusion of the missing patents in Exhibit 1 as required by
     Section 1.19 herein. For the purposes of such list, where a U.S. patent application from which priority has been claimed has been abandoned and succeeded by one or more continuations and/or continuations-in-part, any such granted continuations and/or continuations-in-part, will be listed. Where no such U.S. Licensed Patents have been issued, the granted non-U.S. Licensed Patents or corresponding representative published application are listed. Subject to the terms, conditions and limitations of this Agreement, IGEN, its Affiliates and End-Users shall be immune from any suit for infringement of any patent rights which would constitute a failure of this representation and warranty.

          (c) The execution, delivery and performance of, and the consummation by Roche of the transactions contemplated by, this Agreement have been duly authorized by all necessary action, and the execution, delivery and performance of, and no further consents are needed in order to consummate the transactions contemplated hereby.

                                     A-13-21

          (d) This Agreement, when executed and delivered by IGEN in accordance with the provisions hereof, shall be a legal, valid and binding obligation of Roche, enforceable against Roche in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by limitations on the availability of specific performance and other equitable remedies against Roche.

          (e) Roche's execution of this Agreement shall not constitute a breach or default under any contract, instrument or agreement to which Roche or any of its Affiliates is a Party or by which Roche or any of its Affiliates is bound.

          (f) All persons who will execute this Agreement on behalf of Roche/Basle have been duly authorized to do so by all necessary action on the part of Roche/Basle, and all persons who will execute this Agreement on behalf of Roche/Germany have been duly authorized to do so by all necessary action on the part of Roche/Germany, and all persons who will execute this Agreement on behalf of Roche/USA have been duly authorized to do so by all necessary action on the part of Roche/USA.

     10.3 No Other Representations or Warranties. Except as otherwise expressly set forth herein, the Parties make no other representation or warranty, express or implied, with regard to PCR or any other matter hereunder whatsoever.

                                   ARTICLE 11

                  DISPUTE RESOLUTION; VENUE AND CHOICE OF LAW

     11.1 Good Faith Resolution. In the event that at any time during the term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of this Agreement, or performance by a Party under this Agreement, or a breach of this Agreement by a Party, or any claim by a Party that any provision of this Agreement is invalid (a "Dispute" or collectively "Disputes"), one Party shall give written notice to the other Party that a dispute exists and the Parties will then attempt in good faith to resolve their differences before resorting to arbitration provided in Section 11.2. If the Parties cannot resolve the disputed matter within thirty (30) days after such notice, then either Party shall be free to submit the disputed matter to binding arbitration in accordance with Section 11.2 hereof. For purposes of this
Article 11, the terms "Party" and "Parties" shall include each of the signatories to this Agreement and/or any one or more of their respective Affiliates, whether the reference is to a Party as a claimant or a Party against which a claim is made.

     11.2  Arbitration.

          (a) The Parties intend Section 11.2 hereof to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either Party refuses to submit to arbitration as required herein, the other Party may request a United States District Court to compel arbitration in accordance with the Federal Arbitration Act.

          (b) Any dispute or other matter in question between Roche and IGEN arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute or matter arises before or after termination of this Agreement, shall be resolved solely by arbitration if the Parties are unable to resolve the dispute through negotiation pursuant to Section 11.1 hereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one Party to the other. The date on which the other Party receives such written notice shall be hereinafter referred to as the "Arbitration Notice Date."

          (c) Each Party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either Party refuses or neglects to appoint an arbitrator within thirty (30)
                                     A-13-22
     days after the Arbitration Notice Date, then the arbitration shall be conducted by a single arbitrator appointed by the American Arbitration Association. If two arbitrators are appointed but do not agree on the third arbitrator within sixty (60) days after the Arbitration Notice Date, each of the arbitrators shall nominate within sixty-seven (67) days after the Arbitration Notice Date three individuals. Each arbitrator shall then within seventy-two (72) days after the Arbitration Notice Date decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. Notwithstanding anything contained herein to the contrary, if the third arbitrator is not chosen with seventy-two (72) days after the Arbitration Notice Date, then the American Arbitration Association shall appoint the third arbitrator within seventy-seven (77) days after the Arbitration Notice Date. The arbitrators shall not be or have been affiliated with, or have any personal, financial or business relationship with, either of the Parties or any Affiliate of either Party; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

          (d) The arbitration hearings shall be held in Borough of Manhattan, State of New York or such other place as may be mutually agreed by the Parties, shall be conducted in the English language and shall be conducted as confidential proceedings (except to the extent necessary to enforce the award resulting therefrom). Unless the Parties agree otherwise, the arbitrators shall commence the arbitration hearing within thirty (30) days after the selection of the third arbitrator. The arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed. Pending the arbitration hearing, at the request of a Party, the arbitrators may issue temporary injunctive or other equitable relief to address any violation or threatened violation of this Agreement. All awards shall be made based on a majority vote of the arbitrators, shall be in writing, shall not be considered confidential information of either Party, shall be issued within sixty (60) days after hearings before the arbitrators are completed, and shall state the reasoning on which the award rests unless the Parties agree otherwise. In addition to any relief at law which may be available to an aggrieved Party for such breach, such Party shall be entitled to injunctive and other equitable relief as the arbitration panel may grant. The arbitrators shall deliver a copy of the award to each Party personally or by registered mail. Any party may request within ten (10) days after receiving the decision that, for good cause, the arbitrators reconsider and modify such decision. The arbitrators shall have thirty (30) days after such request to modify their decision, if they consider it appropriate. Thereafter, the decision of the arbitrators shall be final, binding and nonappealable, except to the extent appeals are permitted by the Federal Arbitration Act, with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          (e) Each Party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each Party incurs to prepare for such arbitration. Other than set forth above, each side shall pay, (iv) one-half of the fee and expenses of the third arbitrator, and (v) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding.

          (f) Except as provided above, arbitration shall be based upon the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be limited at the discretion of the arbitrators, so that the timing and extent of such discovery shall not interfere with the normal business operations of the Parties. The arbitrators may proceed to an award notwithstanding the failure of either Party to participate in the proceedings.

          (g) In the event of subsequent actions or proceedings to confirm the award or to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing Party shall be entitled to recover its reasonable attorney's fees incurred in such actions or proceedings.

                                     A-13-23

          (h) The fact that the dispute resolution procedures specified in this
     Article 11 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedure the Parties shall continue to perform their respective obligations in good faith.

     11.3 Limited Recourse to Courts. This Article 11 shall be the exclusive dispute resolution procedure for Disputes under this Agreement and no Party shall bring Disputes before any court, except as appeals to arbitration awards are permitted by Section 11.2. Except as permitted by Section 11.2, the Parties hereby waive any right to appeal an arbitration award to any court. The provisions of Section 11.2 may be enforced, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered, in any court of competent jurisdiction. The Parties hereby submit to the non-exclusive in personam jurisdiction of the federal courts in New York for such purposes. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY FOR MATTERS RELATED TO DISPUTES SUBMITTED TO ANY COURT.

     11.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

                                   ARTICLE 12

                                 MISCELLANEOUS

     12.1 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER ARE PROVIDED BY ROCHE "AS IS WHERE IS" AND ROCHE MAKES NO, AND DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING: (a) LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSED INTELLECTUAL PROPERTY RIGHTS OR ANY PRODUCT; (b) THE COMMERCIAL SUCCESS OF ANY LICENSED PRODUCT; (c) THE EXISTENCE, VALIDITY OR SCOPE OF LICENSED INTELLECTUAL PROPERTY RIGHTS; (d) ANY LICENSED PRODUCT BEING FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; (e) WHETHER ANY THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT; OR (f) THE ACCURACY, UTILITY OR SUFFICIENCY OF ANY TECHNICAL INFORMATION TRANSFERRED TO IGEN HEREUNDER. THE PARTIES SPECIFICALLY AGREE THAT NEITHER PARTY SHALL BE SUBJECT TO AND THAT EACH DISCLAIMS: (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF WARRANTY, AND (B) ALL CONSEQUENTIAL, INCIDENTAL, CONTINGENT, PUNITIVE AND EXEMPLARY DAMAGES WHATSOEVER WITH RESPECT TO (i) ANY DISPUTES BETWEEN THE PARTIES UNDER THIS AGREEMENT OR
(ii) CLAIMS MADE BY ONE PARTY AGAINST ANOTHER PARTY ARISING FROM THE COURSE OF CONDUCT WITHIN THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT (WHETHER SUCH CLAIMS ARISE UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE), EVEN THOUGH A PARTY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION OF DAMAGES IN CLAUSE (B) ABOVE SHALL NOT APPLY TO DAMAGES PAID TO UNRELATED THIRD PARTIES (WHETHER PURSUANT TO JUDGMENT OR SETTLEMENT) FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY HEREUNDER.

     12.2 Export Control. IGEN agrees, and shall cause its Affiliates to agree, to abide by all laws and regulations of the United States Government, or the government having jurisdiction therefor, governing the export or re-export of any Licensed Products. IGEN shall inform itself as to the details of such laws and regulations and their amendments.
                                     A-13-24

     12.3 Additional Documents. Each Party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

     12.4 Governmental Approvals and Marketing of Licensed Products. IGEN shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale and use of any Licensed Product, at IGEN's expense, including, without limitation, any safety studies. IGEN shall have sole responsibility for any warning labels, packaging and instructions as to the use of Licensed Products and for the quality control for any Licensed Product.

     12.5 Confidentiality. ROCHE and IGEN agree for themselves and their Affiliates, and on behalf of their respective officers, employees and agents, that until the later of (i) 10 years from the Effective Time hereof or (ii) 5 years after the expiration date of this Agreement, each will treat as confidential, using the same degree of care as it uses for its own confidential and proprietary information, but in no event less than reasonable care, and shall not disclose to any Third Party, and shall not use for its own benefit or the benefit of any Third Party (except as permitted hereunder, including disclosures to IGEN Affiliates and permitted sublicensees or subcontractors to the extent necessary to have Licensed Products manufactured and subject to confidentiality obligations at least as restrictive as those contained herein) the confidential information furnished to it by the other Party unless the furnishing party ("Discloser") otherwise agrees in writing or unless such information clearly and convincingly falls within the following exceptions:

          (a) Such confidential information was known to the receiving party ("Recipient") prior to the time of disclosure by the Discloser or was in the public domain at the time of disclosure by Discloser as can be documented by written records; or

          (b) Such confidential information is or becomes publicly known after disclosure by Discloser through no fault or omission attributable to Recipient; or

          (c) Such confidential information is given to Recipient from sources independent of Discloser who have the right to disclose it; or

          (d) Such confidential information is independently developed by employees of Recipient that did not have access to it as can be documented by written records; or

          (e) Recipient is required to disclose such confidential information to a court of law or to appropriate governmental agencies to enable Recipient to carry out the evaluation of a Product or to secure a governmental approval, or as otherwise required by law; provided, however, that (1) Recipient gives the Discloser prompt written notice of such required disclosure and reasonably assists the Discloser in its efforts to prevent or limit such disclosure; and (2) any confidential information disclosed pursuant to this Section 12.5(e) shall otherwise remain confidential information for the purposes of this Agreement.

     For purposes of this License, ROCHE's confidential information shall include (subject to the exclusions in (a)-(e) above) all information relating to the Licensed Patents. Access to such confidential information must be restricted to the Recipient's, its Affiliates, subcontractor's, Authorized Third Parties' or Research Collaborators' employees or agents with a need to have access. The Recipient acknowledges that by virtue of this Agreement it acquires only such rights as set forth under the terms and conditions of this Agreement and only so long as it is in effect and does not acquire any rights of ownership or title in the Discloser's confidential information. In addition, each of the Parties agrees to execute appropriate confidentiality agreements with Third Party collaborators of such Party prior to disclosing the other Party's confidential information to such Third Party collaborator. Upon expiration of this Agreement, each Party, its Affiliates, subcontractors, Authorized Third Parties or Research Collaborators and their employees and agents shall immediately discontinue use of the other's confidential information, except as otherwise permitted under the provisions hereof. The Parties agree that this Section 12.5 sets out in its entirety the Parties' confidentiality obligations with respect to the subject matter of this Agreement. Neither Party nor any of its Affiliates shall make any public announcement of or otherwise disclose to any Third Party this Agreement or any of its terms without the prior written consent of the other Party.
                                     A-13-25

     12.6 License Registration. IGEN shall pay all costs and legal fees connected with registration of this Agreement in those countries where it (or its Affiliates, Distributors and/or agents) sells Licensed Products, where required, and shall otherwise ensure that the laws of all the countries where sales of its Licensed Products occur are fully satisfied. None of such amounts shall be deductible against amounts payable to ROCHE hereunder. ROCHE shall provide reasonable assistance to IGEN in effecting such registrations if IGEN reimburses any out-of-pocket expenses incurred in providing such assistance.

     12.7 Reservation of Rights. ROCHE reserves the right to use for any purpose (commercial or noncommercial), anywhere in the world, and the right to allow other persons to use for any purpose, anywhere in the world, any Licensed Patents licensed hereunder, without ROCHE or such other persons being obligated to pay IGEN any royalties or other compensation.

     12.8 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

     12.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent shall not be unreasonably withheld, and (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such assigning party; or (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning party related to such party's use of the Licensed Patents, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. Whenever there has been an assignment or a sublicense by IGEN or ROCHE, as the case may be, as permitted by this Agreement, the term "IGEN" or "ROCHE" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

     12.10 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

     If to IGEN:

         IGEN Integrated Healthcare, LLC
         16020 Industrial Drive
         Gaithersburg, Maryland 20877
         Attention: President
         Telephone: 1-301-869-9800
         Facsimile: 1-301-208-3789

     With a copy to:

         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts 02109
         Attention: David Redlick, Esq.
         Telephone: 1-617-526-6000
         Facsimile: 1-617-526-5000

                                     A-13-26

     If to Roche, to each and all of the following:

         F. Hoffmann-La Roche Ltd.
         Grenzacherstrasse 124
         CH-4070 Basle, Switzerland
         Attention: Legal Department
         Telephone: 011-4161-688-5974
         Facsimile: 011-4161-688-1396

         Roche Diagnostics GmbH
         Sandhofer Strasse 116
         D-68305 Mannheim
         Germany
         Attention: Legal Department
         Telephone: 011-49-621-759-6434
         Facsimile: 011-49-621-759-4461

         Roche Molecular Systems, Inc.
         4300 Hacienda Drive
         Pleasanton, California 94588
         Attention: President
         Telephone: 925 730 8250
         Facsimile: 925 225 0369

         Roche Molecular Systems, Inc.
         1145 Atlantic Avenue
         Alameda, CA 94501
         Attention: Licensing Department
         Telephone: 510 814 2823
         Facsimile: 510 814 2763

         Roche Molecular Systems, Inc.
         1145 Atlantic Avenue
         Alameda, CA 94501
         Attention: General Counsel
         Telephone: 510 814 2898
         Facsimile: 510 814 2956

     Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

     12.11 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.12 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     12.13 Independent Contractors. In granting, performing or exercising rights under this Agreement, ROCHE and IGEN act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between IGEN and ROCHE. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.
                                     A-13-27

     12.14 Severability. If, under applicable law, any term, condition or provision of this Agreement is held invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

     12.15 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the License Agreement, dated as of the date hereof, by and between IGEN International, Inc. and IGEN LS LLC, the Improvements License Agreement, dated as of the date hereof, by and between Roche/Germany and IGEN International, Inc., the Covenants Not to Sue, dated as of the date hereof, by and among IGEN, MSD, MST, Roche/Germany, Roche Holding Ltd, and IGEN LS LLC, or the License Agreement (Human IVD Services and Animal Diagnostic Services), dated as of the date hereof, by and between the Parties;

          (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

          (f) the term "include" or "including" shall mean "including without limitation";

          (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

          (h) the term "or" is not exclusive; and

          (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     12.16 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     12.17 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the Transaction Agreements (as defined in the Merger Agreement), embody the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto. In the event of any inconsistency between the terms of this Agreement and the Improvements License Agreement dated as of the date hereof, between Roche/Germany and IGEN International, Inc. (the "Improvements License Agreement") (e.g., if a product or service is licensed under the Improvements License Agreement and does not require the license under this this Agreement), then the terms of the Improvements License Agreement shall control.

                                     A-13-28

     12.18  No Third Party Beneficiary Rights.  Except for the provisions of
Section 2.1, 2.3(e), and 2.4(a) relating to immunity from suit and Article 6 relating to Indemnitees, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective Affiliates, successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

     12.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.20 Sales Tax. In the event any sales, use or similar tax (if any) is required to be collected or paid in connection with the Sale of Royalty Products by IGEN Sellers pursuant to this Agreement, IGEN shall pay the same and hold Roche harmless with respect thereto.

                  [Remainder of Page Intentionally Left Blank]

                                     A-13-29

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the Effective Time.

                                          IGEN INTEGRATED HEALTHCARE, LLC

                                          By:     /s/ RICHARD J. MASSEY
                                            ------------------------------------

                                          Name: Richard J. Massey
                                              ----------------------------------

                                          Title:   President and Chief Operating
                                                   Officer
                                              ----------------------------------

                                          Date:   July 24, 2003
                                              ----------------------------------

                                          F. HOFFMANN-LA ROCHE LTD

                                          By:    /s/ DR. FRANZ B. HUMER
                                            ------------------------------------

                                          Name: Franz B. Humer
                                              ----------------------------------

                                          Title:   Chairman and Chief Executive
                                                   Officer
                                              ----------------------------------

                                          By:      /s/ ERICH HUNZIKER
                                            ------------------------------------

                                          Name: Erich Hunziker
                                              ----------------------------------

                                          Title:   Chief Financial Officer
                                              ----------------------------------

                                          Date:   July 24, 2003
                                              ----------------------------------

                                     A-13-30

                                          ROCHE DIAGNOSTICS GMBH

                                          By:        /s/ C.J. RUETSCH
                                              ----------------------------------

                                          Name: Claus-Joerg Ruetsch
                                              ----------------------------------

                                          Title:   General Counsel
                                              ----------------------------------

                                          By:   /s/ HEINO VON PRONDZYNSKI
                                            ------------------------------------

                                          Name: Heino Von Prondzynski
                                              ----------------------------------

                                          Title:   Authorized Signatory
                                              ----------------------------------

                                          Date:   July 24, 2003
                                              ----------------------------------

                                          ROCHE MOLECULAR SYSTEMS, INC.

                                          By:       /s/ H. DREISMANN
                                            ------------------------------------

                                          Name: Heiner Dreismann
                                              ----------------------------------

                                          Title:   President, Roche Molecular
                                                   Systems
                                              ----------------------------------

                                          Date:   July 24, 2003
                                              ----------------------------------

                                     A-13-31

                                                                        ANNEX 14

                               LICENSE AGREEMENT

              (HUMAN IVD SERVICES AND ANIMAL DIAGNOSTIC SERVICES)

     This LICENSE AGREEMENT (Human IVD Services and Animal Diagnostic Services) (the "AGREEMENT") is dated as of the 24th day of July, 2003, by and among IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company having offices at 16020 Industrial Drive, Gaithersburg, Maryland 20877 ("IGEN"), F. HOFFMANN-LA ROCHE LTD, a Swiss limited liability company with its principal place of business at Grenzacherstrasse 124, CH-4070 Basle, Switzerland ("ROCHE/BASLE"), ROCHE DIAGNOSTICS GMBH, a German company with its principal place of business at Sandhofer Strasse 116, D-68305 Mannheim, Germany ("ROCHE/GERMANY") and ROCHE MOLECULAR SYSTEMS, INC., a Delaware corporation with its principal place of business at 4300 Hacienda Drive, Pleasanton, California 94588 USA ("ROCHE/USA" or "RMS") (Roche/Basle, Roche/Germany and Roche/USA shall hereinafter be referred to collectively (or separately as the context requires) as either "ROCHE" or "ROCHE") (hereinafter IGEN and Roche may separately be referred to as a "PARTY" or collectively referred to as "THE PARTIES").

                                  WITNESSETH:

     WHEREAS, Roche/Basle owns or controls all right, title and interest in and to certain patents and patent applications outside of the United States the claims of which are directed to aspects of PCR technology, and Roche/USA owns or controls all right, title and interest in and to corresponding patents and patent applications in the United States;

     WHEREAS, Roche/Germany owns or controls all right, title and interest in and to certain patents and patent applications both in the United States and outside of the United States the claims of which are directed to aspects of PCR technology;

     WHEREAS, IGEN is interested in, among other things, acquiring a worldwide license from Roche under certain of Roche's patents for the purpose of performing PCR-based in vitro human and animal diagnostic testing procedures;

     WHEREAS, Roche is willing to grant such license to IGEN upon the following terms and conditions.

                                   AGREEMENT:

     NOW THEREFORE, for and in consideration of the covenants and undertakings hereinafter set forth, and in consideration for the granting of intellectual property rights to Roche and its Affiliates from IGEN pursuant to agreements between Roche and IGEN and their respective Affiliates, IGEN and Roche hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     In addition to other terms defined elsewhere herein, the following terms shall have the following meanings when used herein (any term defined in the singular shall have the same meaning when used in the plural and vice versa, unless stated otherwise):

          1.1 "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial,
                                      A-14-1
     local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080 4990, USA, nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan, shall be deemed an Affiliate of ROCHE for purposes of this Agreement. Meso Scale Diagnostics, LLC. ("MSD"), 9238 Gaither Road, Gaithersburg, Maryland, USA 20877, shall at all times and notwithstanding any change in circumstance, be deemed an Affiliate of IGEN for purposes of this Agreement; provided, however, that Affiliates of MSD shall not necessarily be, and shall have to qualify independently from (e.g., not through or under) MSD as, Affiliates of IGEN. Meso Scale Technologies, LLC. ("MST"), 9238 Gaither Road, Gaithersburg, Maryland, USA 20877, shall not be deemed an Affiliate of IGEN for purposes of this Agreement.

          1.2 "Animal" means all animals, other than human, whether dead or alive or extinct, and specifically includes animal embryos but not human embryos.

          1.3 "Animal Breeding Applications" means the analysis of biological specimens for the determination of genetic traits in Animals for the purpose of selective breeding of said Animals. Animal Breeding Applications specifically exclude testing for disease-related traits for the purpose of treating the test Animal for that disease.

          1.4 "Animal Diagnostic Services Field" means use of diagnostic processes utilizing PCR solely for analyzing specimens taken from an Animal (excluding a Human), including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that Animal, for a physiological or pathological state, a congenital abnormality, or the safety and compatibility of a treatment; monitoring therapeutic measures or for detecting: microorganisms or any other analyte associated with infectious and/or non-infectious diseases in Animals; Animal genetic diseases; genetic predisposition to disease in Animals, or genetic traits of Animals, including determining the sex of Animals, but specifically excluding Animal Identity Applications, Animal Breeding Applications, GMO Testing Applications, and testing performed on Animal tissue intended for use in xenotransplantation.

          1.5 "Animal Identity Applications" means the analysis of biological specimens for the identification of individual Animals whether living, dead or extinct, or their remains, including, without limitation, parentage determination.

          1.6 "Combination Service" shall mean a Licensed Service or Licensed Animal Service offered in combination with another non-PCR diagnostic assay(s) or together with a non-testing service(s) such as a specialized interpretive service or a consultative service (e.g., genetic counseling) as part of a package, where the Licensed Service or Licensed Animal Service is not separately billed.

          1.7  [Reserved for future use].

          1.8 "Diagnostic Services Field" means the field of human in vitro diagnostics for the detection, quantitation, monitoring, genotyping, or phenotyping, of genetic and infectious diseases, disease susceptibility, genetic pre-disposition to disease or cancer; analyzing specimens taken from a human being for the purpose of testing, with respect to that human being, for a physiological or pathological state, for a congenital abnormality, for safety and compatibility of a treatment or to monitor therapeutic measures; or any use of PCR as a testing service to provide to a person data, results or interpretations of any application of PCR for purposes of therapy or diagnosis of a human being, including, without limitation, clinical laboratory services, whether or not a fee is charged for such services; tissue transplant typing, including testing performed on animal tissue intended for use in xenotransplantation; Parentage Determination; diagnosis, disease management; and clinical trials, whether or not a patient result is provided directly or indirectly to a patient. Licensed Field shall specifically exclude any services performed for screening of blood and/or blood products.

          1.9 "Diagnostic Product" shall mean an assemblage of reagents, including but not limited to reagents packaged in the form of a kit, useful in performing in vitro diagnostic procedure.

                                      A-14-2

          1.10 "Effective Time" shall have the meaning ascribed to that term in that certain Merger Agreement of even date herewith by and among, inter alia, IGEN International, Inc. and Roche Holding Ltd (the "Merger Agreement").

          1.11  [Reserved for future use].

          1.12 "GMO Testing Applications" means the detection and/or analysis of nucleic acid sequences of Animals, including live animals, carcasses, meat and meat by-products, and materials derived therefrom, solely for the purpose of determining the presence of, or derivation from, Genetically-Modified Organisms. In this context, "Genetically-Modified Organism" shall mean an Animal in which the genetic material has been altered in a way that does not occur naturally by mating and/or natural recombination.

          1.13 "Homogeneous PCR Technology" shall mean 5' Nuclease Technology and Valid Claims of United States Patent Nos. 5,491,063, 5,571,673, and 6,171,785 B1, and any reissue or reexamination patents thereof, and only the processes defined by the method claims (if they are Valid Claims of) United States Patent No. 5,994,056, and any reissue or reexamination patents thereof, and only the method and primer claims (if they are Valid Claims) of United States Patent No. 5,573,906, and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

          1.14  [Reserved for future use].

          1.15  "Licensed Animal Service(s)" shall mean either:

             a) "Service A": the performance by IGEN or its Affiliates of an in vitro diagnostic procedure utilizing PCR Technology, RT and RT-PCR Technology and/or Quantitation Technology on a sample of material obtained from an animal solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a disease or condition within the Animal Diagnostic Services Field; or

             b) "Service B": the performance by IGEN or its Affiliates of an in vitro diagnostic procedure utilizing Homogeneous PCR Technology on a sample of material obtained from an animal solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a disease or condition within the Animal Diagnostic Services Field.

     Licensed Animal Services include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material, including sequence analysis, and reporting the results.

          1.16  [Reserved for future use].

          1.17  [Reserved for future use].

          1.18 "Licensed Fields" means the Animal Diagnostic Services Field and the Diagnostic Services Field.

          1.19 "Licensed Patents" means the United States and foreign patents and patent applications of Roche listed in Exhibit "1" attached to this Agreement, as amended from time to time, including any other patents or patent applications that claim priority to one or more of the patents or patent applications listed in Exhibit 1 including corresponding foreign applications or patents; and any patents or patent applications that claim priority to one or more priority applications of one or more of the patents and patent applications listed in Exhibit 1 and any divisional, continuation, continuation-in-part, extensions, reissues, renewals, and re-examinations of such patents and patent applications, and any corresponding foreign counterparts of such patents and patent applications. In the event that a patent application or patent owned by Roche (with the right to license to IGEN), which includes a Valid Claim covering a PCR Related Invention and is entitled to an earliest priority date not later than five (5) years from the Effective Time, is not included in Exhibit 1, such patent application or patent shall be deemed automatically included on
     Exhibit 1 for the purposes of the Agreement as of
                                      A-14-3
     the Effective Time, without any amendment of this Agreement or other further action required of the Parties. Notwithstanding anything to the contrary in this definition, Licensed Patents shall not include (a) any rights to inventions for biological and chemical target information such as nucleic acid sequences (e.g., specific primer and probe sequences) which the making, selling or using of would infringe a Valid Claim of a patent or patent application owned by Roche and available for license to IGEN that is not listed on the version of Exhibit 1 attached to this Agreement as of the Effective Time; or (b) any rights (including any Valid Claims within the Licensed Patents) to inventions for Instruments and/or automation of PCR Related Inventions.

          1.20  "Licensed Service(s)" shall mean either:

             a) "Service A": the performance by IGEN or its Affiliates of an in vitro diagnostic procedure utilizing PCR Technology, Other Technology, RT and RT-PCR Technology and/or Quantitation Technology on a sample of material obtained from a human being solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a human disease or condition within the Diagnostic Services Field; or

             b) "Service B": the performance by IGEN or its Affiliates of an in vitro diagnostic procedure utilizing Homogeneous PCR Technology on a sample of material obtained from a human being solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a human disease or condition within the Diagnostic Services Field.

          Licensed Services include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material, including sequence analysis, and reporting the results.

          1.21 "Net Service Revenues" shall mean gross invoice price for the Licensed Services or Licensed Animal Services performed by IGEN or its Affiliates (or the fair market value for any nonmonetary consideration which IGEN or its Affiliates agrees to receive in exchange for Licensed Services or Licensed Animal Services), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:

             a) discounts allowed and taken, in amounts customary in the trade (which shall include the difference between the dollar amount charged by IGEN or its Affiliates for a Licensed Service and the Medicare and/or Medicaid Limits of Allowance and/or reimbursement limitations of a Third Party insurance program); and

             b) actual bad debt, up to two percent (2%) of gross invoice price for Licensed Services or Licensed Animal Services, which bad debt IGEN or its Affiliates can prove and document that it was reasonable and diligent in its efforts to collect payment.

          No allowance or deduction shall be made for commissions or collections, by whatever name known.

          1.21.1 The Net Service Revenues of those Licensed Services or Licensed Animal Services that are performed by IGEN for any Affiliate of IGEN shall be determined based on the average Net Service Revenues from all Third Parties during the period on a test by test basis.

          1.21.2 The Net Service Revenues of those Licensed Animal Services that are performed by IGEN or its Affiliates for any Third Party, for which IGEN or its Affiliate, as the case may be, either a) does not charge a fee, or b) charges a nominal fee, not commensurate with the value of such Licensed Animal Services, after consulting with IGEN or such Affiliate, Roche/USA or its designee shall assign a flat fee as a royalty for each such Licensed Animal Service performed. All such Licensed Animal Services performed shall be stated on Attachment I with a corresponding royalty due per Licensed Animal Service. Notwithstanding any provision contained in
     Section 1.21 to the contrary, no amounts shall be deducted from any royalty due in accordance with this Section 1.21.2.

                                      A-14-4

          1.21.3 It is hereby understood and agreed that, to the extent feasible, Licensed Services, Licensed Animal Services and Combination Services shall at all times be invoiced, listed and billed by IGEN and its Affiliates as a separate item in IGEN's or its Affiliate's invoices, bills and reports to customers. Net Service Revenues for determining royalties on a Licensed Service or Licensed Animal Service which is part of a Combination Service shall be determined by multiplying the gross invoice price, less applicable deductions, by the appropriate fraction in Attachment I-A or I-B, as applicable, hereto. The fraction specified in Attachment I-A or I-B, as applicable, for a particular Licensed Service or Licensed Animal Service shall be set by Roche/USA or its designee after consultation with IGEN or its Affiliate, as applicable, as accurately reflecting the value contributed by the Licensed Service or Licensed Animal Service to the overall value of the Combination Service as offered by IGEN or its Affiliate, and as set forth in Section 2.4. Attachment I-A or I-B, as applicable, hereto shall be modified as new Combination Services are identified and new royalty-bearing fractions set, and as set forth in
     Section 2.4.

          1.22 "Other Technology" shall mean the processes covered by the method claims (if they are Valid Claims) of United States Patent Nos. 5,008,182, 5,677,152, 5,773,258 and 5,176,995, and any reissue or reexamination patents thereof, and the claims (if they are Valid Claims) of United States Patent No. 5,110, 920, and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

          1.22A "Parentage Determination" means analysis of human genetic material to ascertain whether two or more individuals are biologically related, but specifically excludes analysis of forensic evidence for a sexual assault investigation.

          1.23 "Patent Rights" means the Valid Claims of patents and patent applications, including, without limitation: utility or design patents or patent applications which are original; divisional, continuation or continuation-in-part patents and patent applications; reexaminations, extensions and reissues of patents; and confirmation patents, importation patents, registration patents and patents of addition.

          1.24  [Reserved for future use].

          1.25 "PCR" means the technology involving the amplification of a nucleic acid sequence and the complement of that sequence by repeated cycles of oligonucleotide mediated, template directed synthesis involving the extension of a primer oligonucleotide by incorporation of monomeric nucleotide triphosphates whereby the sequence, its complement and subsequent synthetic copies thereof are repeatedly separated and used as templates for further cycles of synthesis.

          1.26 "PCR Related Invention" means any process, method, test, kit, reagent and/or group of reagents for performing or, by virtue of its design, operation and/or construction, has no other substantial practical utility than for performing, one or more of the following operations in connection with the practice of PCR:

             (a) Sample collection, preparation, transport and/or isolation of nucliec acid sequences from a sample, that is, the treatment of a sample in order to render a nucleic acid therein amplifiable and/or detectable, which may have as its essential active reagents, for example, the cell lysing, stabilization and/or precipitation reagents essential to expose and prepare DNA for amplification and/or detection; and/or

             (b) The amplification of one or more designated nucleic acid sequences using PCR, which may have as its essential active reagents, for example, the oligonucleotides and/or nucleotides, enzymes, buffers and associated co-reactants essential to perform amplification of nucleic acid using PCR; and/or

             (c) Detection, that is, the treatment or modification of nucleic acid amplified using PCR so as to render it detectable, identifiable and/or quantifiable: which may include as its essential

                                      A-14-5
        active reagents labelled primers, probes (including binding partners or reporter molecules), and fluorescent intercalating or tagging agents; and/or

             (d) The synthesis, purification, labeling, and/or immobilization of nucleic acid probes used in PCR (i.e., one or more compounds that is/are: (y) composed of one or more nucleotides or analogs thereof; or
        (z) capable of binding with one or more nucleotides or analogs thereof); and/or

             (e) The control of contamination.

          1.27 "PCR Technology" shall mean polymerase chain reaction technology covered by Valid Claims of United States Patent Nos. B1 4,683,195, B1 4,683,202, and 4,965,188 and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

          1.28 "Quantitation Technology" shall mean the method claims (if they are Valid Claims) of United States Patent Nos. 5,389,512 and 5,219,727, and any reissue or reexamination patents thereof, and claims 1-4, 8, 9 and 15-18 (if they are Valid Claims) of United States Patent No. 5, 476,774, and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

          1.29 "RT and RT-PCR Technology" shall mean the reverse transcription process covered by the method claims (if they are Valid Claims) of United States Patent Nos. 5,407,800, 5,310,652, 5,561,058, 5,618,703 and
     5,322,770, and any reissue or reexamination patents thereof, and the claims (if they are Valid Claims) of United States Patent No. 5,693,517, and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

          1.30  [Reserved for future use].

          1.31  [Reserved for future use].

          1.32  [Reserved for future use].

          1.33  [Reserved for future use].

          1.34  "Territory" includes all countries of the world.

          1.35 "Third Party" means any person that is neither a Party to this Agreement nor an Affiliate of any Party to this Agreement.

          1.36 "Valid Claim" shall mean in any country the claim of a patent or pending patent application which (a) has not expired, (b) has not been disclaimed or (c) has not been revoked, held invalid or otherwise declared unenforceable by a tribunal of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

          1.37 "5' Nuclease Technology" shall mean only the processes defined by the method claims (if they are Valid Claims) of United States Patent Nos. 5,210,015 and 5,487,972 and any reissue or reexamination patents thereof and the reaction mixture claims (if they are Valid Claims) of United States Patent No. 5,804,375 and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

                                      A-14-6

                                   ARTICLE 2

                                     GRANTS

     2.1  Grant of License by Roche to IGEN.

          (a) Subject to the terms and conditions of this Agreement, Roche grants to IGEN and its Affiliates, a non-exclusive worldwide right and license under the Licensed Patents as follows:

             (i) to perform in vitro human and/or animal diagnostic testing procedures on a sample of material obtained from a human or animal, as applicable, solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a disease or condition in the Licensed Fields within the Territory.

     2.2 The Licensed Patents hereunder may be used solely for the performance of Licensed Services and Licensed Animal Services and for no other purpose whatsoever, and no other right, immunity or license is granted expressly, impliedly or by estoppel.

     2.3 IGEN expressly acknowledges and agrees that the license pursuant to this Agreement is personal to IGEN and its Affiliates alone and IGEN and its Affiliates shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing license. IGEN further agrees that Licensed Services and Licensed Animal Services will be performed, offered, marketed and sold only by IGEN and/or its Affiliates, except as provided in Section 2.3(a), and that IGEN shall not authorize any other party, including its Affiliates, except those IGEN Affiliates named in Attachment V, as may be amended from time to time by written notice from IGEN to Roche.

          a) IGEN and its Affiliates may offer, market and sell Licensed Services or Licensed Animal Services that are performed by other laboratories subject to the following conditions:

             i) Each laboratory performing Licensed Services or Licensed Animal Services for IGEN or its Affiliates must be separately licensed under Roche's diagnostic services program.

             ii) IGEN's and its Affiliate's report forms must list all Licensed Services or Licensed Animal Services marketed and sold by IGEN or its Affiliates which are performed by another laboratory even though IGEN and its Affiliates will not be obligated to pay royalties on those Licensed Services or Licensed Animal Services.

             iii) IGEN or its Affiliates must contact Roche/USA or its designee to verify that a new laboratory to which it seeks to send samples for performance of Licensed Services or Licensed Animal Services is properly licensed by Roche before sending samples to that laboratory.

             iv) Each laboratory performing Licensed Services or Licensed Animal Services for IGEN and its Affiliates must report and pay royalties on Licensed Services or Licensed Animal Services performed for IGEN and its Affiliates.

     2.4 For each Combination Service that IGEN or its Affiliates intends to offer pursuant to this Agreement, and at least sixty (60) days before IGEN or its Affiliates intends to offer any such Combination Service, IGEN or its Affiliates shall:

          a) notify Roche/USA or its designee of such proposed Combination Service, such notice to include a complete and detailed description of the proposed Combination Service; and

          b) obtain from Roche/USA or its designee a duly authorized agreement, in the form of Attachment I-A or Attachment I-B, as applicable, hereto, for such Combination Service, which agreement shall indicate the fraction or percentage of the package price of such Combination Service, less appropriate deductions, on which royalties shall be paid.

     For any Combination Service(s) claimed by IGEN or its Affiliates on royalty reports for which IGEN or such Affiliate has not satisfied the criteria set forth in subsections (a) and (b) above, the royalty payable on such Combination Service shall be assessed at 100% of the package price of such Combination

                                      A-14-7

Service, less applicable deductions. As to all other Licensed Services offered by IGEN or its Affiliates which are not part of a Combination Service, IGEN or such Affiliate, as the case may be, agrees to inform RMS of the availability from IGEN or such Affiliate of each such Licensed Service within thirty (30) days after IGEN or such Affiliate commences offering the Licensed Service.

     2.5 Roche hereby grants to IGEN and its Affiliates the right and IGEN and its Affiliates accept and agree to credit Roche as the source of Licensed Patents in IGEN's and its Affiliates', promotional materials and any other materials intended for distribution to Third Parties with respect to Licensed Services or Licensed Animal Services as follows:

     "This service is performed pursuant to an agreement with Roche Molecular Systems, Inc., F. Hoffmann-La Roche Ltd, and Roche Diagnostics GmbH."

                                   ARTICLE 3

        ADDITIONAL LIMITATIONS AND ACKNOWLEDGMENT ON DIAGNOSTIC PRODUCTS

     3.1 IGEN acknowledges and agrees that the license granted hereunder is for the performance of Licensed Services and License Animal Services only and does not include any right to make, have made, import, offer or sell any products, including devices, PCR reagents, kits or Diagnostic Products.

                                   ARTICLE 4

                           CONSIDERATION AND PAYMENTS

     4.1  [Reserved for future use]

     4.2 Royalties Due to Roche in the Diagnostic Services Field. For the rights and privileges granted under Section 2.1 of this Agreement IGEN shall pay the following royalties tto RMS:

          a) For Licensed Services in the Diagnostic Services Field defined as Service A: an amount equal to fifteen percent (15%) of Net Service Revenue per each Service A performed; provided, however, that such amount shall equal 15.5% of Net Service Revenues for each Service A falling within the scope of U.S. Patent No. 4,965,188; and

          b) For Licensed Services in the Diagnostic Services Field defined as Service B: an amount equal to:

             i) (for infectious disease testing): twenty percent (20%) of Net Service Revenues per each Service B performed; and

             ii) (for non-infectious disease testing): eighteen percent (18%) of Net Service Revenues per each Service B performed.

     4.3 Royalties Due to Roche in the Animal Diagnostic Services Field. For the rights and privileges granted under Section 2.1 of this Agreement IGEN shall pay the following royalties to RMS:

          a) For Licensed Animal Services in the Animal Diagnostic Services Field defined as Service A: an amount equal to:

             i) for detection of agents associated with infectious disease testing: five percent (5%) of IGEN's or its Affiliate's Net Service Revenues for each Service A performed; provided, however, that such amount shall equal 5.5% of Net Service Revenues for each Service A falling within the scope of U.S. Patent No. 4,965,188; and

             ii) for detection of genetic diseases, genetic predisposition to disease, genetic traits, and for sex determination, including determining the sex of embryos: nine percent (9%) of IGEN's or its Affiliate's Net Service Revenues per each Service A performed; provided, however, that such

                                      A-14-8
        amount shall equal 9.5% of Net Service Revenues for each Service A falling within the scope of U.S. Patent No. 4,965,188.

          b) For Licensed Services defined as Service B: an amount equal to:

             i) for detection of agents associated with infectious disease testing: eight percent (8%) of IGEN's or its Affiliate's Net Service Revenues for each Service B performed; provided, however, that such amount shall equal ten percent (10%) of Net Service Revenues for each Service B falling within the scope of U.S. Patent No. 4,965,188; and

             ii) for detection of genetic diseases, genetic predisposition to disease, genetic traits, and for sex determination, including determining the sex of embryos: twelve percent (12%) of IGEN's or its Affiliate's Net Service Revenues per each Service B performed; provided, however, that such amount shall equal fifteen percent (15%) of Net Service Revenues for each Service B falling within the scope of U.S. Patent No. 4,965,188.

     4.4  Reports.  IGEN and its Affiliates shall deliver to RMS, within sixty
(60) days as of the end of and for each semiannual calendar period, i.e. the six
(6) month periods that are January 1 through June 30 and July 1 through December 31 (each a "Reporting Period"), a true and accurate royalty report ("Royalty Report"). Each Royalty Report shall indicate the number of Licensed Services or Licensed Animal Services performed during the relevant Reporting Period and the detail specified below. Each Royalty Report shall be submitted either (a) on the "Summary Royalty Report", a copy of which is attached hereto as Attachment III or Attachment IV, as applicable, or (b) on a form generated by IGEN or its Affiliate which duplicates the format of the Summary Royalty Report; and includes at least the following:

          a) (i) with respect to Licensed Services: the name of each Licensed Service and Combination Service by target or analyte (e.g., HIV Quantitation, Cystic fibrosis/ HLA and specifying either Service A or Service B) and the number performed or (ii) with respect to Licensed Animal
     Services: the name of each Licensed Animal Service and Combination Service by target or analyte (e.g. FIV, Mycobacteria paratuberculosis, etc. and specifying either Service A or Service B) and the number performed;

          b) the gross invoice price billed for each Licensed Service or Licensed Animal Service, as applicable, and Combination Service and any amounts deducted from that gross invoice price in determining Net Service Revenues (e.g., amount not reimbursed by third-party payer or Combination Service approved must be stated and annotated);

          c) Net Service Revenues and the calculation of total royalties thereon; and

          d) the calculation of the royalties payable to RMS. If no royalties are due, it shall be so reported.

     In the event IGEN or any of its Affiliates, as applicable, is unable to calculate Net Service Revenues as prescribed in Section 1.21, IGEN or such Affiliate shall so inform RMS, and upon RMS's written consent, IGEN or such Affiliate shall calculate royalties as follows:

     Upon receipt by RMS of satisfactory documentation verifying IGEN's actual percentage of gross billings collected for IGEN's most recently ended fisacl year (the "Collection Rate"), IGEN shall be permitted to calculate Net Service Revenues based on the Collection Rate. In the event that IGEN wishes to avail itself of such privilege, then IGEN shall notify RMS thereof in writing using Attachment II and shall represent and confirm to RMS its Collection Rate for its most-recently completed fiscal year, whereupon such rate shall be specified in Attachment II. Thereafter during the Term of this Agreement, IGEN shall deliver, within ninety (90) days after the end of IGEN's fiscal year, to RMS satisfactory documentation that verifies the Collection Rate. If IGEN's Collection Rate varies by at least five percent (5%) of the rate stated in Attachment II, RMS shall amend Attachment II accordingly. Should IGEN fail to provide the required updated documentation, IGEN shall calculate Net Service Revenues and royalties due as prescribed in Section 1.21 for the remaining term of the Agreement.
                                      A-14-9

     The correctness and completeness of each Royalty Report shall be attested to in writing by an authorized representative of IGEN.

     In the event that, during any Reporting Period, IGEN and its Affiliates performs no tests which are Licensed Services or Licensed Animal Services, IGEN shall so indicate on the Royalty Report, by checking the appropriate box regarding License Services or Licensed Animal Services.

     4.5  [Reserved for future use]

     4.6  Reporting and Payment.

          (a) [Reserved for future use]

          (b) The royalties payable by IGEN in US Dollars to Roche on the Net Service Revenues generated outside of the United States on all Licensed Services and Licensed Animal Services by IGEN or its Affiliates in the Licensed Fields shall be converted by IGEN from the currency in which the revenues were generated to US Dollars converted using the method used by IGEN for internal financial reporting purposes in accordance with United States generally accepted accounting principles.

          (c) Simultaneously with the delivery of each Royalty Report, IGEN or its Affiliates shall pay to RMS the royalty due under this Agreement for the period covered by such report. All payments due RMS hereunder shall be payable in United States currency and sent together (unless such payment is wire transferred as provided below) with the Royalty Report by the due date to the following address:

              Roche Molecular Systems, Inc.
              1145 Atlantic Avenue
              Alameda, CA 94501
              Attention: Licensing Department

     IGEN may make payment of the royalty due in US Dollars by wire transferred to the bank account as shown below simultaneously with the delivery of the Royalty Report:

              Roche Molecular Systems, Inc.
              Chase Manhatten Bank of New York
              ABA No.: 02000021
              Account No.: 323839657

     4.7  Withholding.

          (a) Any withholding tax levied by a government, in the country where payment originates, on payments made by IGEN to Roche shall be borne by Roche. IGEN shall use commercially reasonable efforts to do all things necessary to enable Roche to claim exemption therefrom under any double taxation or similar agreement in force and shall produce to Roche proper evidence of payment of all withholding tax and other certification that might be required by the respective double taxation agreement.

          (b) In case any taxing authority holds: (i) that any payment from any Affiliate of IGEN to IGEN is in effect a royalty payment from such Affiliate of IGEN to Roche, and (ii) such royalty payment to Roche is subject to a withholding tax, then, at such time, the Parties will discuss the issue and try to find an appropriate solution satisfying the business interests of both Parties.

          (c) Except as otherwise provided in subsections (a) and (b) above, all payments of royalties and other consideration made by IGEN to Roche under this Agreement shall be made in full without deduction of taxes, charges and any other duties that may be imposed on such payments to Roche.

     4.8  Books and Records.

          (a) IGEN shall keep a complete and accurate set of books and records relating to the quantity of Licensed Services or Licensed Animal Services performed by or for IGEN and its Affiliates and

                                     A-14-10
     the revenues of IGEN and its Affiliates generated thereby. Such books and records shall contain sufficient detail to substantiate the computation of the Net Service Revenues of Licensed Services or Licensed Animal Services and the amount of royalties payable under this Article 4 as well as all other information in the statements of account provided for in Section 4.4 above, and shall be maintained by IGEN for a period of not less than three
     (3) years from the date of such Sales.

          (b) Roche shall be entitled, upon reasonable notice to IGEN, to have such books and records audited by an independent certified public accounting firm retained by Roche and reasonably acceptable to IGEN (which acceptance shall not be unreasonably withheld), provided that any such audit occurs during IGEN's normal business hours not more than once in any calendar year. Roche also shall be entitled to have copies of the books and records of each of IGEN's Affiliates relating to the quantity of Licensed Services or Licensed Animal Services performed by or for such Affiliate and such Affiliate's revenues generated therefrom audited, upon reasonable notice to such Affiliate, by an independent certified public accounting firm retained by Roche and reasonably acceptable to such Affiliate, provided that any such audit occurs during such Affiliate's normal business hours not more than once in any calendar year. Roche agrees that all audited information shall be confidential to IGEN and IGEN's Affiliates. Any such audit will be limited to those records required to be maintained pursuant to Section 4.8(a) and the revenues associated therewith.

          (c) Any person conducting an audit on behalf of Roche will be required to protect the confidentiality of such information and shall provide to Roche a report only of the ultimate conclusions resulting from such audit. Except where IGEN disputes the conclusion of the audit by written notice to Roche, IGEN shall pay promptly to Roche the amount of any royalties determined by such an audit to be outstanding, along with interest accrued up to and including the date of payment as provided in Section 4.9 below. The costs of such an audit shall be borne by Roche; provided, however, that, if such audit determines that the royalties paid by IGEN for any audited Royalty Payment Period were at least ten percent (10%) less than the royalties otherwise due and payable, then IGEN shall reimburse Roche for the costs of such audit. If such audit determines that IGEN has overpaid the amount of royalties otherwise due and payable for the audited Royalty Payment Period, then Roche shall credit the amount of such overpayment, plus interest at the rate provided in Section 4.9, to IGEN against future royalties payable by IGEN.

     4.8A Licensed Services and Licensed Animal Services performed by IGEN prior to execution of this Agreement shall be royalty bearing and reported to RMS together with the first Royalty Report due hereunder.

     4.9 Past Due Payments. If IGEN fails to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear an interest of one percent (1%) per month from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is made.

     4.10 No Multiple Royalties. At no time shall more than one royalty be payable by IGEN upon the Net Service Revenues of any one Licensed Service or Licensed Animal Service, regardless of whether the performance, use and/or sale of such Licensed Service or Licensed Animal Service would infringe more than one Valid Claim of one or more Licensed Patents and regardless of whether such product qualifies as a "Licensed Service" or "Licensed Animal Service" for purposes of this Agreement under more than one of the criteria for designating a product to be a "Licensed Service" or "Licensed Animal Service" as provided in
Section 1.20 or 1.15 above.

     4.11  Most Favored Licensee.

          (a) If, after the Effective Time, Roche grants to any Third Party a license in the Diagnostic Services Field or the Animal Diagnostic Services Field under substantially equivalent terms and conditions as granted to IGEN herein but under more favorable royalty rates than those given to IGEN under this Agreement, Roche shall promptly notify IGEN of such more favorable royalty

                                     A-14-11
     rates, and IGEN shall have the right and option to substitute such more favorable royalty rates for the royalty rates contained herein.

          (b) IGEN's right to elect such more favorable royalty rates shall extend only for so long as and shall be conditioned on IGEN's acceptance of all the same conditions, favorable or unfavorable, under which such more favorable royalty rates shall be available to such Third Party including any increase in license fees and the application of milestones payments, if any. Upon IGEN's acceptance of all such terms of such Third Party agreement, the more favorable royalty rates shall be effective as to IGEN on the effective date of such Third Party agreement.

          (c) Notwithstanding the foregoing, in the event that Roche shall receive substantial nonmonetary consideration in the form of technology or intellectual property rights to technology, as a part of the consideration for its granting such a license to a Third Party, then this Section 4.11 shall not apply.

                                   ARTICLE 5

                           [RESERVED FOR FUTURE USE]

                                   ARTICLE 6

          THIRD PARTY CLAIMS; LIMITATION ON LIABILITY; INDEMNIFICATION

     6.1 Defense of Third Party Infringement Actions. If the manufacture, production, sale, or use of any Licensed Service or Licensed Animal Service results in a claim, suit or proceeding brought by a Third Party (each, an "Action") alleging patent infringement against ROCHE or IGEN (or any of their respective Affiliates), such Party shall promptly notify in writing the other Party. The Party subject to such Action (the "Controlling Party") shall have the exclusive right and obligation to defend and control the defense of any such Action using counsel of its own choice; provided that the Controlling Party shall not enter into any settlement of such Action without the written consent of the other Party, which consent may be withheld in the unfettered discretion of the other Party if such settlement admits the invalidity or unenforceability of any patent rights of the other Party, and otherwise may not be unreasonably withheld. The Controlling Party agrees to keep the other Party reasonably informed of all material developments in connection with any Action.

     6.2 IGEN shall assume full responsibility for its and its Affiliates' performance, use and sale of the Licensed Services and Licensed Animal Services and shall defend, indemnify and hold RMS (and its Affiliates, sublicensees and licensors and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) harmless from and against all claims, damages, losses, costs and expenses (including reasonable attorneys' fees) for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action (collectively "Damages"), resulting from or arising out of liability in any way relating to the performance, use and sale by IGEN or its Affiliates, including its officers, directors, agents and employees, of the Licensed Services and Licensed Animal Services.

     6.3 Waiver of Claims. IGEN shall not assert, and IGEN shall ensure that its Affiliates do not assert, any claims against ROCHE for any matter for which IGEN has provided indemnity to ROCHE under Sections 6.2 and 6.4 hereof. IGEN shall indemnify, hold harmless and defend ROCHE against any such claims.

     6.4 Breach by Affiliate. Failure of an Affiliate to adopt and satisfy a condition stated in this Agreement applicable to IGEN or an Affiliate shall be considered a breach of this Agreement by IGEN. IGEN and such Affiliate shall be jointly and severally responsible for and indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the breach by such Affiliate of this Agreement.
                                     A-14-12

                                   ARTICLE 7

                               PATENT ENFORCEMENT

     7.1 Continuing Royalty Payment Obligations. IGEN's obligation to pay royalties on the Net Service Revenue of Licensed Services or Licensed Animal Services performed by IGEN and its Affiliates shall remain in effect to the extent provided for in this Agreement notwithstanding any alleged infringement by any Third Party of any of the Licensed Patents.

     7.2 No IGEN Right to Enforce the Licensed Patents. It is expressly understood that nothing contained herein shall in any way grant or be construed to grant to IGEN the right to enforce the Licensed Patents. Roche shall have the sole right to bring legal action to enforce the Licensed Patents against any alleged Infringement by any Third Party.

                                   ARTICLE 8

                              TERM AND TERMINATION

     8.1 Term. The term of this Agreement shall commence as of the Effective Time and shall continue in full force and effect, unless terminated sooner in accordance with Section 8.2 below, until the expiration date of the last to expire of the Valid Claims of the Licensed Patents.

     8.2 Termination. This Agreement, and the licenses granted to IGEN and its Affiliates herein, are perpetual and irrevocable, except to the extent termination is permitted in this Section 8.2:

          (a) IGEN may terminate this Agreement with respect to all or any one or more of the Licensed Patents for any reason by written notice to Roche at any time during the term of this Agreement.

          (b) [Reserved for future use].

          (c) In the event that IGEN does not make any royalty payments which are due and payable, Roche may deliver written notice thereof to IGEN. If IGEN, within sixty (60) days after delivery of such notice to IGEN (the "Notice Period"), makes such payment to Roche, then Roche shall not have the right to terminate this Agreement for such non-payment. If, at the expiration of the Notice Period, IGEN has neither paid such royalty payment to Roche nor disputed the payment obligation in a written notice to Roche, then Roche may, upon written notice to IGEN following the Notice Period, terminate this Agreement. If, during the Notice Period, IGEN provides written notice to Roche that IGEN disputes such payment obligation, then the Parties shall arbitrate such dispute in accordance with Section 11.2. If the arbitration award requires IGEN to pay all or any portion of such royalty payments to Roche (the "Arbitrated Amount"), then IGEN shall pay such Arbitrated Amount to Roche within thirty (30) days after final resolution of the dispute or, if IGEN fails to do so, Roche may, upon written notice to IGEN following such 30-day period, terminate this Agreement. If the arbitration award does not require IGEN to pay any portion of such royalty payments to Roche, then Roche shall not have the right to terminate this Agreement with respect to such claimed non-payment.

          (d) Bankruptcy. IGEN shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of ROCHE.

          (e) Expiration or termination of this Agreement shall not affect the ability of any Party to seek resolution of any matter arising prior to such expiration or termination pursuant to Article 11 herein.

          (f) The Parties agree that the provisions of this Section 8.2 shall not be considered when making the determination pursuant to Section 4.11(a), nor amended in the event of exercise of Section 4.11(b).

                                     A-14-13

          (g) In the event of the termination of any license, in whole or in part, under this Agreement, the performance by IGEN and its Affiliates of services covered by such license shall cease immediately to the extent that such performance no longer is licensed as a result of such termination.

     8.3 Survival of Certain Rights Upon Expiration or Termination. All rights granted to and obligations undertaken by the Parties hereunder shall terminate immediately upon the expiration of the term of this Agreement (as set forth in Section 8.1 above) or the termination of this Agreement (pursuant to Section 8.2 above) except for:

          (a) The obligations of IGEN to pay any and all royalties or other consideration accrued hereunder prior to such expiration or termination;

          (b) The right of Roche to have audited by an independent certified public accounting firm the books and records of IGEN and IGEN's Affiliates as provided in Section 4.8 above;

          (c) The indemnification provisions of Section 6.2 above;

          (d) The procedures set forth in Article 11 herein in respect of any matter arising prior to such expiration or termination; and

          (e) Any and all confidentiality obligations provided for in this Agreement; and

          (f) Sections 4.9, 8.2(e), 8.2(g), 8.3, 10, 12.1, 12.3, 12.5, 12.8,
     12.9, 12.10, 12.14, 12.15, 12.17, 12.18 and 12.20.

                                   ARTICLE 9

                      ADDITIONAL COVENANTS AND AGREEMENTS

     9.1 IGEN shall not, and shall cause each of its Affiliates not to, enter into a joint venture or other arrangement with any Third Party that would result in the conveyance to such Third Party of benefits substantially equivalent to those that would be received from a sublicense under the Licensed Patents licensed under this Agreement.

     9.2 IGEN shall not, and shall cause each of its Affiliates not to, arrange the performance of Licensed Services or Licensed Animal Services (or utilize the definitions relating thereto) to reduce in bad faith the Net Service Revenues for which royalties are payable by IGEN hereunder.

                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

     10.1 Representations and Warranties of IGEN. IGEN hereby represents and warrants to Roche as follows:

          (a) The execution, delivery and performance of, and the consummation by IGEN of the transactions contemplated by, this Agreement have been duly authorized by all necessary action on the part of IGEN and no further consents by IGEN are needed in order to consummate the transactions contemplated hereby.

          (b) This Agreement, when executed and delivered by Roche/Basle, Roche/Germany and Roche/USA in accordance with the provisions hereof, shall be a legal, valid and binding obligation of IGEN, enforceable against IGEN in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by limitations on the availability of specific performance and other equitable remedies against IGEN.

                                     A-14-14

          (c) IGEN's execution of this Agreement shall not constitute a breach or default under any contract, instrument or agreement to which IGEN or any of its Affiliates is a Party or by which IGEN or any of its Affiliates is bound.

          (d) All persons who will execute this Agreement on behalf of IGEN have been duly authorized to do so by all necessary action on the part of IGEN.

     10.2 Representations and Warranties of Roche. Roche hereby represents and warrants to IGEN as follows:

          (a) Roche/Basle has the full power and right to grant to IGEN and IGEN's Affiliates the license outside of the United States under the Licensed Patents, and Roche/USA has the full power and right to grant to IGEN and IGEN's Affiliates the license in the United States under the Licensed Patents, set forth in Section 2.1.

          (b) To the best of Roche's knowledge, Exhibit "1" constitutes a complete list of all granted U.S. patents (or where a corresponding U.S. patent is not granted as of the Effective Time, then a representative corresponding published U.S. or European patent application is listed) owned by Roche or its Affiliates as of the Effective Time and available for license to IGEN, which meet the criteria of Section 1.19 herein. IGEN's exclusive remedy for a breach of the foregoing representation and warranty shall be inclusion of the missing patents in Exhibit 1 as required by
     Section 1.19 herein. For the purposes of such list, where a U.S. patent application from which priority has been claimed has been abandoned and succeeded by one or more continuations and/or continuations-in-part, any such granted continuations and/or continuations-in-part, will be listed. Where no such U.S. Licensed Patents have been issued, the granted non-U.S. Licensed Patents or corresponding representative published application are listed. Subject to the terms, conditions and limitations of this Agreement, IGEN, its Affiliates and customers shall be immune from any suit for infringement of any patent rights which would constitute a failure of this representation and warranty.

          (c) The execution, delivery and performance of, and the consummation by Roche of the transactions contemplated by, this Agreement have been duly authorized by all necessary action, and the execution, delivery and performance of, and no further consents are needed in order to consummate the transactions contemplated hereby.

          (d) This Agreement, when executed and delivered by IGEN in accordance with the provisions hereof, shall be a legal, valid and binding obligation of Roche, enforceable against Roche in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by limitations on the availability of specific performance and other equitable remedies against Roche.

          (e) Roche's execution of this Agreement shall not constitute a breach or default under any contract, instrument or agreement to which Roche or any of its Affiliates is a Party or by which Roche or any of its Affiliates is bound.

          (f) All persons who will execute this Agreement on behalf of Roche/Basle have been duly authorized to do so by all necessary action on the part of Roche/Basle, and all persons who will execute this Agreement on behalf of Roche/Germany have been duly authorized to do so by all necessary action on the part of Roche/Germany, and all persons who will execute this Agreement on behalf of Roche/USA have been duly authorized to do so by all necessary action on the part of Roche/USA.

     10.3 No Other Representations or Warranties. Except as otherwise expressly set forth herein, the Parties make no other representation or warranty, express or implied, with regard to PCR or any other matter hereunder whatsoever.

                                     A-14-15

                                   ARTICLE 11

                  DISPUTE RESOLUTION; VENUE AND CHOICE OF LAW

     11.1 Good Faith Resolution. In the event that at any time during the term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of this Agreement, or performance by a Party under this Agreement, or a breach of this Agreement by a Party, or any claim by a Party that any provision of this Agreement is invalid (a "Dispute" or collectively "Disputes"), one Party shall give written notice to the other Party that a dispute exists and the Parties will then attempt in good faith to resolve their differences before resorting to arbitration provided in Section 11.2. If the Parties cannot resolve the disputed matter within thirty (30) days after such notice, then either Party shall be free to submit the disputed matter to binding arbitration in accordance with Section 11.2 hereof. For purposes of this
Article 11, the terms "Party" and "Parties" shall include each of the signatories to this Agreement and/or any one or more of their respective Affiliates, whether the reference is to a Party as a claimant or a Party against which a claim is made.

     11.2  Arbitration.

          (a) The Parties intend Section 11.2 hereof to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either Party refuses to submit to arbitration as required herein, the other Party may request a United States District Court to compel arbitration in accordance with the Federal Arbitration Act.

          (b) Any dispute or other matter in question between Roche and IGEN arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute or matter arises before or after termination of this Agreement, shall be resolved solely by arbitration if the Parties are unable to resolve the dispute through negotiation pursuant to Section 11.1 hereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one Party to the other. The date on which the other Party receives such written notice shall be hereinafter referred to as the "Arbitration Notice Date."

          (c) Each Party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days after the Arbitration Notice Date, then the arbitration shall be conducted by a single arbitrator appointed by the American Arbitration Association. If two arbitrators are appointed but do not agree on the third arbitrator within sixty (60) days after the Arbitration Notice Date, each of the arbitrators shall nominate within sixty-seven (67) days after the Arbitration Notice Date three individuals. Each arbitrator shall then within seventy-two (72) days after the Arbitration Notice Date decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. Notwithstanding anything contained herein to the contrary, if the third arbitrator is not chosen with seventy-two (72) days after the Arbitration Notice Date, then the American Arbitration Association shall appoint the third arbitrator within seventy-seven (77) days after the Arbitration Notice Date. The arbitrators shall not be or have been affiliated with, or have any personal, financial or business relationship with, either of the Parties or any Affiliate of either Party; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

          (d) The arbitration hearings shall be held in Borough of Manhattan, State of New York or such other place as may be mutually agreed by the Parties, shall be conducted in the English language and shall be conducted as confidential proceedings (except to the extent necessary to enforce the award resulting therefrom). Unless the Parties agree otherwise, the arbitrators shall commence the arbitration hearing within thirty (30) days after the selection of the third arbitrator. The arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed. Pending the arbitration hearing, at the request of a Party, the

                                     A-14-16
     arbitrators may issue temporary injunctive or other equitable relief to address any violation or threatened violation of this Agreement. All awards shall be made based on a majority vote of the arbitrators, shall be in writing, shall not be considered confidential information of either Party, shall be issued within sixty (60) days after hearings before the arbitrators are completed, and shall state the reasoning on which the award rests unless the Parties agree otherwise. In addition to any relief at law which may be available to an aggrieved Party for such breach, such Party shall be entitled to injunctive and other equitable relief as the arbitration panel may grant. The arbitrators shall deliver a copy of the award to each Party personally or by registered mail. Any party may request within ten (10) days after receiving the decision that, for good cause, the arbitrators reconsider and modify such decision. The arbitrators shall have thirty (30) days after such request to modify their decision, if they consider it appropriate. Thereafter, the decision of the arbitrators shall be final, binding and nonappealable, except to the extent appeals are permitted by the Federal Arbitration Act, with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          (e) Each Party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each Party incurs to prepare for such arbitration. Other than set forth above, each side shall pay, (iv) one-half of the fee and expenses of the third arbitrator, and (v) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding.

          (f) Except as provided above, arbitration shall be based upon the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be limited at the discretion of the arbitrators, so that the timing and extent of such discovery shall not interfere with the normal business operations of the Parties. The arbitrators may proceed to an award notwithstanding the failure of either Party to participate in the proceedings.

          (g) In the event of subsequent actions or proceedings to confirm the award or to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing Party shall be entitled to recover its reasonable attorney's fees incurred in such actions or proceedings.

          (h) The fact that the dispute resolution procedures specified in this
     Article 11 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedure the Parties shall continue to perform their respective obligations in good faith.

     11.3 Limited Recourse to Courts. This Article 11 shall be the exclusive dispute resolution procedure for Disputes under this Agreement and no Party shall bring Disputes before any court, except as appeals to arbitration awards are permitted by Section 11.2. Except as permitted by Section 11.2, the Parties hereby waive any right to appeal an arbitration award to any court. The provisions of Section 11.2 may be enforced, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered, in any court of competent jurisdiction. The Parties hereby submit to the non-exclusive in personam jurisdiction of the federal courts in New York for such purposes. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY FOR MATTERS RELATED TO DISPUTES SUBMITTED TO ANY COURT.

     11.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

                                     A-14-17

                                   ARTICLE 12

                                 MISCELLANEOUS

     12.1 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER ARE PROVIDED BY ROCHE "AS IS WHERE IS" AND ROCHE MAKES NO, AND DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING: (a) LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSED INTELLECTUAL PROPERTY RIGHTS OR ANY SERVICE; (b) THE COMMERCIAL SUCCESS OF ANY LICENSED SERVICE; (c) THE EXISTENCE, VALIDITY OR SCOPE OF LICENSED INTELLECTUAL PROPERTY RIGHTS; (d) ANY LICENSED SERVICE BEING FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; (e) WHETHER ANY THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT; OR (f) THE ACCURACY, UTILITY OR SUFFICIENCY OF ANY TECHNICAL INFORMATION TRANSFERRED TO IGEN HEREUNDER. THE PARTIES SPECIFICALLY AGREE THAT NEITHER PARTY SHALL BE SUBJECT TO AND THAT EACH DISCLAIMS: (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF WARRANTY, AND (B) ALL CONSEQUENTIAL, INCIDENTAL, CONTINGENT, PUNITIVE AND EXEMPLARY DAMAGES WHATSOEVER WITH RESPECT TO (i) ANY DISPUTES BETWEEN THE PARTIES UNDER THIS AGREEMENT OR
(ii) CLAIMS MADE BY ONE PARTY AGAINST ANOTHER PARTY ARISING FROM THE COURSE OF CONDUCT WITHIN THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT (WHETHER SUCH CLAIMS ARISE UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE), EVEN THOUGH A PARTY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION OF DAMAGES IN CLAUSE (B) ABOVE SHALL NOT APPLY TO DAMAGES PAID TO UNRELATED THIRD PARTIES (WHETHER PURSUANT TO JUDGMENT OR SETTLEMENT) FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY HEREUNDER.

     12.2  [Reserved for future use].

     12.3 Additional Documents. Each Party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

     12.4 Governmental Approvals and Marketing of Licensed Products. IGEN shall be responsible for obtaining all necessary governmental approvals for the performance of any Licensed Service or Licensed Animal Service, at IGEN's expense, including, without limitation, any safety studies. IGEN shall have sole responsibility for the quality control for any Licensed Product.

     12.5 Confidentiality. ROCHE and IGEN agree for themselves and their Affiliates, and on behalf of their respective officers, employees and agents, that until the later of (i) 10 years from the Effective Time hereof or (ii) 5 years after the expiration date of this Agreement, each will treat as confidential, using the same degree of care as it uses for its own confidential and proprietary information, but in no event less than reasonable care, and shall not disclose to any Third Party, and shall not use for its own benefit or the benefit of any Third Party (except as permitted hereunder, including disclosures to IGEN Affiliates and permitted subcontractors to the extent necessary to have the services licensed hereunder performed and subject to confidentiality obligations at least as restrictive as those contained herein) the confidential information furnished to it by the other Party unless the furnishing party ("Discloser")

                                     A-14-18
otherwise agrees in writing or unless such information clearly and convincingly falls within the following exceptions:

          (a) Such confidential information was known to the receiving party ("Recipient") prior to the time of disclosure by the Discloser or was in the public domain at the time of disclosure by Discloser as can be documented by written records; or

          (b) Such confidential information is or becomes publicly known after disclosure by Discloser through no fault or omission attributable to Recipient; or

          (c) Such confidential information is given to Recipient from sources independent of Discloser who have the right to disclose it; or

          (d) Such confidential information is independently developed by employees of Recipient that did not have access to it as can be documented by written records; or

          (e) Recipient is required to disclose such confidential information to a court of law or to appropriate governmental agencies to enable Recipient to carry out the evaluation of a Product or to secure a governmental approval, or as otherwise required by law; provided, however, that (1) Recipient gives the Discloser prompt written notice of such required disclosure and reasonably assists the Discloser in its efforts to prevent or limit such disclosure; and (2) any confidential information disclosed pursuant to this Section 12.5(e) shall otherwise remain confidential information for the purposes of this Agreement.

     For purposes of this License, ROCHE's confidential information shall include (subject to the exclusions in (a)-(e) above) all information relating to the Licensed Patents. Access to such confidential information must be restricted to the Recipient's, its Affiliate's or subcontractor's, employees or agents with a need to have access. The Recipient acknowledges that by virtue of this Agreement it acquires only such rights as set forth under the terms and conditions of this Agreement and only so long as it is in effect and does not acquire any rights of ownership or title in the Discloser's confidential information. In addition, each of the Parties agrees to execute appropriate confidentiality agreements with Third Party collaborators of such Party prior to disclosing the other Party's confidential information to such Third Party collaborator. Upon expiration of this Agreement, each Party, its Affiliates or subcontractors and their employees and agents shall immediately discontinue use of the other's confidential information, except as otherwise permitted under the provisions hereof. The Parties agree that this Section 12.5 sets out in its entirety the Parties' confidentiality obligations with respect to the subject matter of this Agreement. Neither Party nor any of its Affiliates shall make any public announcement of or otherwise disclose to any Third Party this Agreement or any of its terms without the prior written consent of the other Party.

     12.6 License Registration. IGEN shall pay all costs and legal fees connected with registration of this Agreement in those countries where it (or its Affiliates and/or agents) performs Licensed Services and Licensed Animal Services, where required, and shall otherwise ensure that the laws of all the countries where performance of its Licensed Services and Licensed Animal Services occurs are fully satisfied. None of such amounts shall be deductible against amounts payable to ROCHE hereunder. ROCHE shall provide reasonable assistance to IGEN in effecting such registrations if IGEN reimburses any out-of-pocket expenses incurred in providing such assistance.

     12.7 Reservation of Rights. ROCHE reserves the right to use for any purpose (commercial or noncommercial), anywhere in the world, and the right to allow other persons to use for any purpose, anywhere in the world, any Licensed Patents licensed hereunder, without ROCHE or such other persons being obligated to pay IGEN any royalties or other compensation.

     12.8 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future

                                     A-14-19
occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

     12.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent shall not be unreasonably withheld, and (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such assigning party; or (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning party related to such party's use of the Licensed Patents, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. Whenever there has been an assignment or a sublicense by IGEN or ROCHE, as the case may be, as permitted by this Agreement, the term "IGEN" or "ROCHE" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

     12.10 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

     If to IGEN:

        IGEN Integrated Healthcare, LLC
        16020 Industrial Drive
        Gaithersburg, Maryland 20877
        Attention: President
        Telephone: 1-301-869-9800
        Facsimile: 1-301-208-3789

     With a copy to:

        Hale and Dorr LLP
        60 State Street
        Boston, Massachusetts 02109
        Attention: David Redlick, Esq.
        Telephone: 1-617-526-6000
        Facsimile: 1-617-526-5000

     If to Roche, to each and all of the following:

        F. Hoffmann-La Roche Ltd.
        Grenzacherstrasse 124
        CH-4070 Basle, Switzerland
        Attention: Legal Department
        Telephone: 011-4161-688-5974
        Facsimile: 011-4161-688-1396

        Roche Diagnostics GmbH
        Sandhofer Strasse 116
        D-68305 Mannheim
        Germany
        Attention: Legal Department
        Telephone: 011-49-621-759-6434
        Facsimile: 011-49-621-759-4461

                                     A-14-20

        Roche Molecular Systems, Inc.
        4300 Hacienda Drive
        Pleasanton, California 94588
        Attention: President
        Telephone: 925 730 8250
        Facsimile: 925 225 0369

        Roche Molecular Systems, Inc.
        1145 Atlantic Avenue
        Alameda, CA 94501
        Attention: Licensing Department
        Telephone: 510 814 2823
        Facsimile: 510 814 2763

        Roche Molecular Systems, Inc.
        1145 Atlantic Avenue
        Alameda, CA 94501
        Attention: General Counsel
        Telephone: 510 814 2898
        Facsimile: 510 814 2956

       Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

     12.11 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.12 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     12.13 Independent Contractors. In granting, performing or exercising rights under this Agreement, ROCHE and IGEN act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between IGEN and ROCHE. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

     12.14 Severability. If, under applicable law, any term, condition or provision of this Agreement is held invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

     12.15 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the License Agreement, dated as of the date hereof, by and between IGEN International, Inc. and IGEN LS LLC, the Improvements License Agreement, dated as of the date hereof, by and between Roche/Germany and IGEN International, Inc., the Covenants Not to Sue, dated as of the date hereof, by and among IGEN, MSD, MST, Roche/Germany, Roche Holding Ltd, and IGEN LS LLC, or the License Agreement (Human IVD, Veterinary IVD, HLA Typing,

                                     A-14-21

     Paternity, DNA Manufacturing and Plasma Testing), dated as of the date hereof, by and between the Parties;

          (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

          (f) the term "include" or "including" shall mean "including without limitation";

          (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

          (h) the term "or" is not exclusive; and

          (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     12.16 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     12.17 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the Transaction Agreements (as defined in the Merger Agreement), embody the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto. In the event of any inconsistency between the terms of this Agreement and the Improvements License Agreement dated as of the date hereof, between Roche/Germany and IGEN International, Inc. (the "Improvements License Agreement") (e.g., if a product or service is licensed under the Improvements License Agreement and does not require the license under this this Agreement), then the terms of the Improvements License Agreement shall control.

     12.18  No Third Party Beneficiary Rights.  Except for the provisions of
Section 2.1 and 2.3 relating to license rights and performance by other laboratories and Article 6 relating to Indemnitees, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective Affiliates, successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

     12.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.20 Sales Tax. In the event any sales, use or similar tax (if any) is required to be collected or paid in connection with the performance of Licensed Services or Licensed Animal Services by IGEN and its Affiliates pursuant to this Agreement, IGEN shall pay the same and hold Roche harmless with respect thereto.

                    [Remainder of Page Intentionally Left Blank]

                                     A-14-22

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the Effective Time.

                                          IGEN INTEGRATED HEALTHCARE, LLC

                                          By: /s/ RICHARD J. MASSEY
                                            ------------------------------------
                                              Name: Richard Massey
                                              Title: President and Chief
                                              Operating Officer
                                              Date: July 24, 2003

                                          F. HOFFMANN-LA ROCHE LTD

                                          By: /s/ DR. FRANZ B. HUMER
                                            ------------------------------------
                                              Name: Franz B. Humer
                                              Title: Chairman and Chief
                                              Executive Officer
                                              Date: July 24, 2003

                                          By: /s/ ERICH HUNZIKER
                                            ------------------------------------
                                              Name: Erich Hunziker
                                              Title: Chief Financial Officer
                                              Date: July 24, 2003

                                          ROCHE DIAGNOSTICS GMBH

                                          By: /s/ C.J. RUETSCH
                                            ------------------------------------
                                              Name: Claus-Joerg Ruetsch
                                              Title: General Counsel

                                          By: /s/ HEINO VON PRONDZYNSKI
                                            ------------------------------------
                                              Name: Heino Von Prondzynski
                                              Date: July 24, 2003

                                     A-14-23

                                          ROCHE MOLECULAR SYSTEMS, INC.

                                          By: /s/ H. DREISMANN
                                              ----------------------------------
                                              Name: Heiner Dreismann
                                              Title: President, Roche Molecular
                                              Systems

                                     A-14-24

                                                                        ANNEX 15

                                                       LEHMAN BROTHERS

July 24, 2003

Board of Directors
IGEN International, Inc.
16020 Industrial Drive
Gaithersburg, MD 20877

Members of the Board:

     We understand that IGEN International, Inc. (the "Company") intends to enter into an agreement and plan of merger (the "Agreement") with Roche Holding Ltd ("Roche"), its subsidiary, 66 Acquisition Corporation II, and NewCo (as defined below), pursuant to which (1) Roche will purchase 100% of the outstanding common stock of the Company for $47.25 per share, and (2) a subsidiary ("NewCo") of the Company containing certain assets and liabilities of the Company will simultaneously be spun-off to IGEN stockholders in a taxable transaction ("the Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be received by such stockholders in the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and Roche that we believe to be relevant to our analysis; (3) financial and operating information with respect to the business, operations and prospects of the Company and NewCo furnished to us by the Company, including, without limitation, certain projections of future financial performance of the Company and NewCo prepared by the management of the Company; (4) a trading history of the Company's common stock from its initial public offering on February 3, 1994 to the present; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; and (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and NewCo, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and NewCo and that the Company and NewCo will perform substantially in accordance with such projections. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

                                      A-15-1

LEHMAN BROTHERS
IGEN International, Inc.
July 24, 2003
Page  2

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

     We are acting as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services in connection therewith. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the debt and equity securities of the Company and Roche for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is solely for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Proposed Transaction. This opinion is not intended to be, and does not constitute, a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                          By:      /s/ FREDERICK FRANK
                                            ------------------------------------
                                                       Vice Chairman

                                      A-15-2

                                                                        ANNEX 16

                              BIOVERIS CORPORATION

                           2003 STOCK INCENTIVE PLAN

     1.  Purpose

     The purpose of this 2003 Stock Incentive Plan (the "Plan") of BioVeris Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

     2.  Eligibility

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

     3.  Administration and Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"), which Committee will consist of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officers.

     (c) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).
                                      A-16-1

     4.  Stock Available for Awards

     (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,300,000 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

     5.  Stock Options

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of BioVeris Corporation, any of BioVeris Corporation's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding

                                      A-16-2
     or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by applicable law and the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

     (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

     (h) Repricing. In no event shall any Option be repriced at any time during the term of such Option (other than adjustments for stock splits, stock dividends, recapitalizations and similar events as provided herein and in the documents governing such Option), without the prior affirmative vote of a majority of outstanding shares of voting stock of the Company present at a stockholders' meeting in person or by proxy and entitled to vote thereon. "Repriced" means any of the following or any other action that has the same effect: (1) lowering the strike price of an option after it is granted, (2) any other action that is treated as a repricing under generally accepted accounting principles, or (3) canceling an option at a time when its strike price exceeds the fair market value of the underlying stock, in exchange for another option, share of restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Any amendment or repeal of this provision shall require the affirmative vote of a majority of outstanding shares of voting stock of the Company present at a stockholders' meeting in person or by proxy and entitled to vote thereon.

     (i) Director Grants. On the day following each Annual Stockholders Meeting, each non-employee director shall automatically be granted an option to purchase 4,000 shares of Common Stock. Any person who is appointed or elected as a non-employee director at any other time shall automatically be granted an option to purchase 4,000 shares of Common Stock on the date of such appointment or election. Notwithstanding anything herein to the contrary, each non-employee director of the Company who is serving at the closing of transactions contemplated by the Agreement and Plan of Merger entered into among Roche Holding Ltd, 66 Acquisition Corporation II, IGEN International, Inc. and the Company, shall receive an option to purchase 4,000 shares of Common Stock as of such closing date.

     6.  Restricted Stock

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

                                      A-16-3

     (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by the Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

     7.  Other Stock-Based Awards

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     8.  Adjustments for Changes in Common Stock and Certain Other Events

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option or other stock-based award, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and
Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other stock-based award granted under the Plan at the time of the grant.

     (c) Reorganization Events

     (1) Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

     (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a
                                      A-16-4
majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

     (3) Consequences of a Reorganization Event on Restricted Stock
Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

     9.  General Provisions Applicable to Awards

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. The Board, in its sole discretion, may take such further action, in respect of the Plan or any Award, as it, in its sole discretion, determines to be fair and equitable in light of the circumstances presented (including without limitation in the context of a reorganization event or any change in control of BioVeris) as long as such action would not materially and adversely affect the Participant.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a

                                      A-16-5

Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, at the Company's option, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

     10.  Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and
                                      A-16-6
until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                      A-16-7

                                                                        ANNEX 17

SECTION 262 Of The Delaware General Corporation Law

     sec. 262. Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                      A-17-1

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given,
                                      A-17-2
     provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may

                                      A-17-3
participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      A-17-4

                           [BACK COVER OF PROSPECTUS]

     Until           , 2003, all dealers that effect transactions in these
securities, whether or not participating in this distribution, may be required to deliver a prospectus.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware, or the Delaware Corporation Law, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     Article X of BioVeris's certificate of incorporation requires indemnification to the fullest extent authorized by Delaware law of any person who is or was a director or officer of BioVeris who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the BioVeris or was serving at the request of the BioVeris as a director, officer, employee or agent of any other enterprise.

     The right to indemnification under Article X of BioVeris's certificate of incorporation is not exclusive of any right to indemnification that any person may otherwise have. BioVeris will enter into separate indemnification agreements with Messrs. Samuel Wohlstadter, Richard Massey, Joop Sistermans, Anthony Rees, Robert Salsmans, George Migausky, Don Elsey and Daniel J. Abdun-Nabi and Mrs. Nadine Wohlstadter, pursuant to which BioVeris has agreed to indemnify such officers and directors to the fullest extent authorized by law, and to purchase and maintain insurance on behalf of such officers and directors.

     Section 145(g) of the Delaware Corporation Law and Article X of BioVeris's certificate of incorporation permit BioVeris to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. As authorized by Section 145(g) of the Delaware Corporation Law and Article X of BioVeris's certificate of incorporation, and as required by BioVeris's indemnification agreements, BioVeris has in effect directors' and officers' liability insurance policies for claims up to $30 million.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) See Exhibit Index.

     (b) Not applicable.

     (c) Opinion of Lehman Brothers (included as Annex 15 to the proxy statement/prospectus which is a part of this registration statement).

ITEM 22.  UNDERTAKINGS

     (a)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland on this 26 day of September, 2003.

                                          BIOVERIS CORPORATION,

                                          By:   /s/ SAMUEL J. WOHLSTADTER
                                            ------------------------------------
                                              Name: Samuel J. Wohlstadter
                                              Title:   Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Samuel J. Wohlstadter and Richard J. Massey, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and all documents relating thereto, including any subsequent registration statements pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                        TITLE                                 DATE
              ---------                                        -----                                 ----

      /s/ SAMUEL J. WOHLSTADTER                    Chairman, Board of Directors;              September 26, 2003
--------------------------------------                Chief Executive Officer
        Samuel J. Wohlstadter                      (Principal Executive Officer)

        /s/ GEORGE V. MIGAUSKY                   Vice President and Chief Financial           September 26, 2003
--------------------------------------            Officer (Principal Financial and
          George V. Migausky                            Accounting Officer)

        /s/ RICHARD J. MASSEY                   President, Chief Operating Officer;           September 26, 2003
--------------------------------------                        Director
          Richard J. Massey

           /s/ RICHARD CASS                                   Director                        September 26, 2003
--------------------------------------
             Richard Cass

           /s/ ANTHONY REES                                   Director                        September 26, 2003
--------------------------------------
             Anthony Rees

        /s/ ROBERT R. SALSMANS                                Director                        September 26, 2003
--------------------------------------
          Robert R. Salsmans

         /s/ JOOP SISTERMANS                                  Director                        September 26, 2003
--------------------------------------
           Joop Sistermans

                                 EXHIBIT INDEX

 EXHIBITS
 --------
  2.1         Agreement and Plan of and Merger dated as of July 24, 2003, among Roche Holding Ltd, 66 Acquisition Corporation II, IGEN
              International, Inc. and IGEN Integrated Healthcare, LLC
              (included as Annex 2 to the proxy statement/prospectus which is a part of this registration statement).
  3.1         Certificate of Incorporation of BioVeris Corporation.
  3.2(+)      Certificate of the Voting Powers, Designations, Preferences
              and Relative, Participating, Optional and Other Special
              Rights and Qualifications, Limitations or Restrictions of
              Series A Participating Cumulative Preferred Stock of
              BioVeris Corporation.
  3.3(+)      Certificate of Designation of Series B Preferred Stock of
              BioVeris Corporation.
  3.4         By-laws of BioVeris Corporation.
  4.1(+)      Rights Agreement dated as of         , 2003, between
              BioVeris and Equiserve Trust Company, N.A.
  4.2(+)      Form of Rights Certificate.
  5.1(+)      Opinion of Cravath, Swaine & Moore LLP regarding the
              legality of securities being issued.
 10.1         License Agreement dated as of July 24, 2003, by and between
              IGEN International, Inc. and IGEN LS LLC (included as Annex
              10 to the proxy statement/prospectus which is a part of this registration statement).
 10.2         Improvements License Agreement dated as of July 24, 2003, by and between Roche Diagnostics GmbH and IGEN International,
              Inc. (included as Annex 11 to the proxy statement/prospectus which is a part of this registration statement).
 10.3         Covenants Not to Sue dated as of July 24, 2003, among IGEN
              Integrated Healthcare, LLC, Meso Scale Diagnostics, LLC.,
              Meso Scale Technologies, LLC., Roche Diagnostics GmbH, Roche
              Holding Ltd and IGEN LS LLC (included as Annex 12 to the
              proxy statement/ prospectus which is a part of this
              registration statement).
 10.4         License Agreement (Human IVD, Veterinary IVD, HLA Typing,
              Paternity, DNA Manufacturing and Plasma Testing), dated as of July 24, 2003 among IGEN Integrated Healthcare, LLC, F.
              Hoffmann-La Roche Ltd, Roche Diagnostics GmbH and Roche
              Molecular Systems, Inc. (included as Annex 13 to the proxy statement/prospectus which is a part of this registration
              statement).
 10.5         License Agreement (Human IVD Services and Animal Diagnostic
              Services), dated as of July 24, 2003 among IGEN Integrated
              Healthcare, LLC, F. Hoffmann-La Roche Ltd, Roche Diagnostics
              GmbH and Roche Molecular Systems, Inc. (included as Annex 14 to the proxy statement/prospectus which is a part of this
              registration statement).
 10.6(1*)     Agreement dated May 25, 1990, between IGEN, Inc. and Eisai
              Co., Ltd.
 10.7(4)      Supplemental Agreement dated July 23, 1997, between IGEN,
              Inc. and Eisai Co., Ltd.
 10.8(6)      Extension Agreement dated July 11, 2002, between IGEN
              International, Inc. and Eisai Co., Ltd.
 10.9(1*)     License and Technology Development Agreement dated May 19,
              1993, between IGEN, Inc. and Organon Teknika B.V.
 10.10(1*)    Term Sheet for Consolidation of Research Projects dated
              December 14, 1993, between IGEN, Inc. and Proteinix
              Corporation.
 10.11(1*)    Term Sheet for Consolidation of Cancer Research Projects
              dated December 14, 1993 between IGEN, Inc. and Pro-Neuron,
              Inc.
 10.12(+)     Form of Indemnity Agreement entered into between BioVeris
              and its directors and officers.
 10.13+       BioVeris 2003 Stock Incentive Plan (included as Annex 16 to the proxy statement/prospectus which is a part of this
              registration statement).
 10.14(2)     Lease Agreement dated September 27, 1994, between IGEN
              International, Inc. and W-M 16020 Limited Partnership.
 10.15(3*)    Joint Venture Agreement dated as of November 30, 1995, among
              Meso Scale Diagnostics, LLC., Meso Scale Technologies, LLC.
              and IGEN, Inc.

 EXHIBITS
 --------
 10.16(3)     Limited Liability Company Agreement of Meso Scale
              Diagnostics, LLC. dated as of November 30, 1995, among Meso
              Scale Diagnostics, LLC., Meso Scale Technologies, LLC. and
              IGEN, Inc.
 10.17(3*)    IGEN/MSD License Agreement dated as of November 30, 1995,
              between Meso Scale Diagnostics, LLC. and IGEN, Inc.
 10.18(3+)    Indemnification Agreement dated as of November 30, 1995,
              between IGEN, Inc. and Jacob Wohlstadter.
 10.19(5)     Amendment No. 1 to Joint Venture Agreement dated August 15,
              2001, among Meso Scale Diagnostics, LLC., Meso Scale
              Technologies, LLC. and IGEN International, Inc.
 10.20(5)     First Amendment of Limited Liability Company Agreement of
              Meso Scale Diagnostics, LLC. dated August 15, 2001, between
              IGEN International, Inc. and Meso Scale Technologies, LLC.
 10.21(5*)    Amendment No. 1 to IGEN/MSD License Agreement dated August
              15, 2001, between Meso Scale Diagnostics, LLC. and IGEN
              International, Inc.
 10.22(5)     MSD/MST Sublicense Agreement dated November 30, 1995,
              between Meso Scale Diagnostics, LLC., Meso Scale
              Technologies, LLC. and IGEN, Inc.
 10.23(5*)    Amendment No. 1 to MSD/MST Sublicense Agreement dated August
              15, 2001, between Meso Scale Technologies, LLC., Meso Scale
              Diagnostics, LLC. and IGEN International, Inc.
 10.24(5+)    Consulting Agreement effective as of November 30, 1996,
              between IGEN International, Inc. and Jacob N. Wohlstadter.
 10.25(5+)    Indemnification Agreement dated as of November 30, 1996,
              among IGEN International, Inc., Jacob N. Wohlstadter and JW
              Consulting Services, LLC.
 10.26(5+*)   Employment Agreement dated August 15, 2001, among Meso Scale
              Diagnostics, LLC., IGEN International, Inc., Meso Scale
              Technologies, LLC. and Jacob N. Wohlstadter.
 10.27(8+)    Indemnification Agreement dated October 26, 2001, between
              IGEN International, Inc. and Jacob N. Wohlstadter.
 10.28(+)+    BioVeris Termination Protection Program.
 10.29(7)     Letter Agreement dated March 12, 2003, between IGEN
              International, Inc., Meso Scale Diagnostics, LLC., Meso
              Scale Technologies, LLC., and JW Consulting Services, L.L.C.
 23.1         Consent of Deloitte & Touche LLP.
 23.2         Consent of Deloitte & Touche LLP.
 23.3         Consent of Deloitte & Touche LLP.
 23.4(+)      Consent of Cravath, Swaine & Moore LLP.
 23.5         Consent of Lehman Brothers Inc.
 24.1         Power of Attorney (included on the signature page of this
              registration statement).
 99.1(+)      Form of Proxy Card of IGEN International, Inc.
 99.2         Opinion of Lehman Brothers, Inc. (included as Annex 15 to
              the proxy statement/prospectus which is a part of this
              registration statement).
 99.3         Restructuring Agreement dated as of July 24, 2003, between
              IGEN International, Inc. and IGEN Integrated Healthcare, LLC
              (included as Annex 1 to the proxy statement/prospectus which is a part of this registration statement).
 99.4         Post-Closing Covenants Agreement dated as of July 24, 2003 among Roche Holding Ltd, IGEN International, Inc. and IGEN
              Integrated Healthcare, LLC (included as Annex 3 to the proxy statement/prospectus which is a part of this registration
              statement).
 99.5         Tax Allocation Agreement dated as of July 24, 2003 among
              Roche Holding Ltd, 66 Acquisition Corporation II, IGEN
              International, Inc., and IGEN Integrated Healthcare, LLC
              (included as Annex 4 to the proxy statement/prospectus which is a part of this registration statement).

 EXHIBITS
 --------
 99.6         Ongoing Litigation Agreement dated July 24, 2003 by and
              between IGEN International, Inc., Roche Diagnostics GmbH and
              Roche Diagnostics Corporation (included as Annex 5 to the
              proxy statement/prospectus which is a part of this
              registration statement).
 99.7         Global Consent and Agreement dated as of July 24, 2003 among
              Roche Holding Ltd, IGEN International, Inc., IGEN Integrated
              Healthcare, LLC, Meso Scale Diagnostics, LLC., Meso Scale
              Technologies, LLC., Jacob Wohlstadter and JW Consulting
              Services, L.L.C. (included as Annex 6 to the proxy
              statement/prospectus which is a part of this registration
              statement).
 99.8         Limited Mutual Release and Agreement dated as of July 24,
              2003 among IGEN International, Inc., IGEN Integrated
              Healthcare, LLC, Hyperion Catalysis International, Wellstat
              Biologics Corporation, Wellstat Therapeutics Corporation,
              Proteinix Corporation and Integrated Chemical Synthesizers,
              Inc. (included as Annex 9 to the proxy statement/ prospectus which is a part of this registration statement).
 99.9(7)      Meso Scale Diagnostics, LLC., Financial Statements at
              December 31, 2002 and 2001, and for the three years ended
              December 31, 2002, 2001 and 2000, and Independent Auditor's
              Report.

---------------

(+)  To be filed by amendment.

 +   Denotes management contract or compensatory plan or arrangement.

 *   Denotes confidential treatment applied.

(1) Previously filed as an exhibit to IGEN, Inc.'s Registration Statement on Form S-1, as amended (Registration No. 33-72992), filed December 16, 1993.

(2) Previously filed as an exhibit to IGEN, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 1995, filed July 14, 1995.

(3) Previously filed as an exhibit to IGEN, Inc.'s Form 10-Q for the quarter ended December 31, 1995, filed February 14, 1996.

(4) Previously filed as an exhibit to IGEN International, Inc.'s Form 10-Q for the quarter ended September 30, 1997, filed November 14, 1997.

(5) Previously filed as an exhibit to IGEN International, Inc.'s Amendment to Form 8-K, filed September 5, 2001.

(6) Previously filed as an exhibit to IGEN International, Inc.'s Form 10-Q for the quarter ended June 30, 2002, filed August 14, 2002.

(7) Previously filed as an exhibit to IGEN International, Inc.'s Form 10-K for the fiscal year ended March 31, 2003, filed June 30, 2003.

(8) Previously filed as an exhibit to IGEN International, Inc.'s Form 10-Q for the quarter ended December 31, 2001, filed February 14, 2002.